PROSPECTUS SUPPLEMENT DATED MAY 16, 2007       (To Prospectus dated December 11,
                                                                           2006)

                                  $730,268,000
                                  (Approximate)

                Securitized Asset Backed Receivables LLC Trust 2007-BR2
                                 Issuing Entity
                    Securitized Asset Backed Receivables LLC
                                    Depositor
                               Sutton Funding LLC
                                     Sponsor
                                 HomEq Servicing
                                    Servicer
                  Mortgage Pass-Through Certificates, Series 2007-BR2

o Securitized Asset Backed Receivables LLC Trust 2007-BR2 is issuing certificates in 14 or more classes, but is offering only 7 classes through this prospectus supplement.


                                                                                Average Life to
        Expected Principal         Expected Ratings                             Call(3)/Maturity    Principal Payment Window to
Class      Amount(1)         (S&P/Moody's/Fitch/DBRS)    Pass-Through Rate(2)      (years)(4)           Call(3)/Maturity(4)
-----   ------------------   -------------------------   --------------------   ----------------   -----------------------------
A-2      $559,264,000              AAA/Aaa/AAA/AAA       1 mo. LIBOR + 0.230%      1.87 / 2.03     05/07 - 08/13 / 05/07 - 11/21
M-1       $46,188,000           AA+/Aa1/AA+/AA (high)    1 mo. LIBOR + 0.400%      5.02 / 5.53     07/11 - 08/13 / 07/11 - 06/20
M-2       $39,589,000           AA/Aa2/AA+/AA (high)     1 mo. LIBOR + 0.450%      4.71 / 5.21     03/11 - 08/13 / 03/11 - 11/19
M-3       $25,293,000               AA/Aa3/AA/AA         1 mo. LIBOR + 0.600%      4.57 / 5.06     12/10 - 08/13 / 12/10 - 05/19
M-4       $21,444,000            A+/A1/AA-/AA (low)      1 mo. LIBOR + 1.100%      4.49 / 4.97     11/10 - 08/13 / 11/10 - 12/18
M-5       $20,345,000             A+/A2/A+/A (high)      1 mo. LIBOR + 1.500%      4.45 / 4.91     10/10 - 08/13 / 10/10 - 07/18
M-6       $18,145,000                 A/A3/A/A           1 mo. LIBOR + 1.850%      4.41 / 4.85     09/10 - 08/13 / 09/10 - 02/18

---------------------

(1)  Subject to a variance of plus or minus 5%.
(2) The pass-through rate for each class of certificates will be equal to the sum of one month LIBOR plus a fixed margin, subject to a cap on those pass-through rates as described in this prospectus supplement under "Description of the Certificates--Distributions of Interest and Principal."
(3)  Pricing assumes 10% optional clean-up call is exercised.
(4)  Based on 100% of the applicable prepayment assumption.

Each class of certificates will receive monthly distributions of interest, principal or both, beginning on May 25, 2007.

Assets of the Issuing Entity--

o Closed end, adjustable- and fixed-rate subprime loans secured by first- or second-lien mortgages or deeds of trust on residential real properties.

Credit Enhancement--

o Subordination of the subordinated certificates to the senior certificates as described in this prospectus supplement under "Description of the Certificates--Distributions of Interest and Principal"; and

o Excess interest and overcollateralization as described in this prospectus supplement under "Description of the Certificates--Overcollateralization Provisions."

Interest Rate Support--

o An interest rate swap agreement with Barclays Bank PLC, as swap provider, for the benefit of the LIBOR certificates as described in this prospectus supplement under "Description of the Certificates--Interest Rate Swap Agreement."

o An interest rate cap agreement with Barclays Bank PLC, as cap provider, for the benefit of the LIBOR certificates as described in this prospectus supplement under "Description of the Certificates--Interest Rate Cap Agreement."

--------------------------------------------------------------------------------
    You should consider carefully the risk factors beginning on page S-22 of this prospectus supplement and page 16 in the prospectus.

    The certificates will not represent obligations of Securitized Asset Backed Receivables LLC or any of its affiliates. Neither the depositor, the sponsor, nor any of their respective affiliates, will insure or guarantee distributions on the certificates of any series. No governmental agency or any other person will insure the certificates or the collateral securing the certificates.

    You should consult with your own advisors to determine if the offered certificates are appropriate investments for you and to determine the applicable legal, tax, regulatory and accounting treatment of the offered certificates.
--------------------------------------------------------------------------------

    Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

    We will not list the offered certificates on any national securities exchange or on any automated quotation system.

    Barclays Capital Inc., the underwriter, will offer the offered certificates from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale plus accrued interest, if any, from the closing date. The proceeds to the depositor from the sale of the offered certificates will be approximately $725,603,562 before deducting expenses. The underwriter's commission will be the difference between the price it pays to the depositor for the offered certificates and the amount it receives from the sale of the offered certificates to the public. The offered certificates will be available for delivery to investors in book entry form through the facilities of The Depository Trust Company, Clearstream Banking, societe anonyme and Euroclear Bank, as operator of the Euroclear System, on or about May 17, 2007.

                                Barclays Capital

                                Table of Contents

Prospectus Supplement                                              Page
---------------------                                              ----

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS
   SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS.......................S-4
EUROPEAN ECONOMIC AREA..............................................S-5
UNITED KINGDOM......................................................S-5
NOTICE TO UNITED KINGDOM INVESTORS..................................S-6
SUMMARY.............................................................S-7
RISK FACTORS.......................................................S-22
THE MORTGAGE LOAN POOL.............................................S-39
  General..........................................................S-39
  Prepayment Premiums..............................................S-40
  Adjustable-Rate Mortgage Loans...................................S-40
  The Index........................................................S-42
  Junior Liens.....................................................S-42
  The Aggregate Mortgage Loans.....................................S-42
  The Group I Mortgage Loans.......................................S-43
  The Group II Mortgage Loans......................................S-44
  Credit Scores....................................................S-45
THE SPONSOR........................................................S-45
STATIC POOL INFORMATION............................................S-46
THE DEPOSITOR......................................................S-47
THE ISSUING ENTITY.................................................S-47
THE ORIGINAL LOAN SELLERS..........................................S-48
  WMC Mortgage Corp................................................S-48
  NC Capital Corporation...........................................S-61
THE SERVICER.......................................................S-77
  General..........................................................S-77
  HomEq Servicing..................................................S-78
  HomEq Servicing's Delinquency and Foreclosure Experience.........S-78
  HomEq Servicing's Policies and Procedures........................S-80
  Prior Securitizations............................................S-81
THE TRUSTEE........................................................S-82
THE CUSTODIAN......................................................S-82
  General..........................................................S-82
  Wells Fargo Bank.................................................S-82
THE SWAP PROVIDER AND THE INTEREST RATE CAP PROVIDER...............S-83
DESCRIPTION OF THE CERTIFICATES....................................S-84
  General..........................................................S-84
  Book Entry Registration..........................................S-85
  Definitive Certificates..........................................S-89
  Assignment of the Mortgage Loans.................................S-89
  Delivery of Mortgage Loan Documents..............................S-89
  Representations and Warranties Relating to the Mortgage Loans....S-91
  Payments on the Mortgage Loans...................................S-94
  Distributions....................................................S-95
  Administration Fees..............................................S-96
  Priority of Distributions Among Certificates.....................S-96
  Distributions of Interest and Principal..........................S-97
  Allocation of Principal Payments to Class A Certificates........S-104
  Supplemental Interest Account...................................S-104
  Calculation of One-Month LIBOR..................................S-105
  Excess Reserve Fund Account.....................................S-105
  Interest Rate Cap Agreement.....................................S-106
  Interest Rate Swap Agreement....................................S-108
  Overcollateralization Provisions................................S-110
  Reports to Certificateholders...................................S-112
THE POOLING AND SERVICING AGREEMENT...............................S-113
  Subservicers....................................................S-113
  Servicing, Trustee and Custodian Fees and Other Compensation and
    Payment of Expenses...........................................S-114
  P&I Advances and Servicing Advances.............................S-114
  Prepayment Interest Shortfalls..................................S-115
  Servicer Reports................................................S-116
  Collection and Other Servicing Procedures.......................S-117
  Hazard Insurance................................................S-117
  Realization Upon Defaulted Mortgage Loans.......................S-118
  Removal and Resignation of the Servicer.........................S-119
  Eligibility Requirements for Trustee; Resignation and Removal
    of Trustee....................................................S-120
  Termination; Optional Clean-up Call.............................S-121
  Certain Matters Regarding the Depositor, the Servicer, the Trustee
    and the Custodian.............................................S-122
  Amendment.......................................................S-123

PREPAYMENT AND YIELD CONSIDERATIONS...............................S-124
  Structuring Assumptions.........................................S-124
  Interest Accrual Period.........................................S-134
  Defaults........................................................S-134
  Prepayment Considerations and Risks.............................S-134
  Overcollateralization Provisions................................S-136
  Subordinated Certificates.......................................S-137
  Effect on Yields Due to Rapid Prepayments.......................S-137
  Weighted Average Lives of the LIBOR Certificates................S-138
  Decrement Tables................................................S-138
  Hypothetical Available Funds and Supplemental Interest Rate Cap
    Table.........................................................S-143
  Final Scheduled Distribution Date...............................S-147
FEDERAL INCOME TAX CONSIDERATIONS.................................S-147
  General.........................................................S-147
  Taxation of Regular Interests...................................S-148
  Status of the LIBOR Certificates................................S-148
  The Basis Risk Contract Component...............................S-149
  Backup Withholding and Withholding..............................S-150
STATE AND LOCAL TAXES.............................................S-151
ERISA CONSIDERATIONS..............................................S-151
LEGAL INVESTMENT..................................................S-153
UNDERWRITING......................................................S-154
LEGAL MATTERS.....................................................S-154
REPORTS TO CERTIFICATEHOLDERS.....................................S-154
RATINGS...........................................................S-155
GLOSSARY OF TERMS.................................................S-156
ANNEX I--CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION
   REQUIREMENTS.....................................................I-1
ANNEX II--INTEREST RATE SWAP NOTIONAL AMOUNT AMORTIZATION
   SCHEDULE........................................................II-1
ANNEX III--INTEREST RATE CAP SCHEDULE.............................III-1
SCHEDULE A--COLLATERAL TERM SHEET...................................A-1

 IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT AND
                           THE ACCOMPANYING PROSPECTUS

    We provide information about the offered certificates for the series 2007-BR2 in two separate documents that progressively include more detail:

o the accompanying prospectus dated December 11, 2006, which provides general information, some of which may not apply to the series 2007-BR2 certificates.

o this prospectus supplement, which describes the specific terms of the series 2007-BR2 certificates.

    Sales of the offered certificates may not be completed unless you have been given the opportunity to receive both this prospectus supplement and the prospectus. You are urged to read both this prospectus supplement and the prospectus in full.

    Cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials are included to assist in locating further related discussions. The preceding table of contents and the table of contents in the accompanying prospectus provide the pages on which these captions are located.

    In this prospectus supplement, the terms "depositor", "we", "us" and "our" refer to Securitized Asset Backed Receivables LLC.

    All annexes and schedules to this prospectus supplement are a part of this prospectus supplement.

                             EUROPEAN ECONOMIC AREA

        In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), the underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the "Relevant Implementation Date") it has not made and will not make an offer of certificates to the public in that Relevant Member State prior to the publication of a prospectus in relation to the certificates which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of certificates to the public in that Relevant Member State at any time:

(a) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than (euro)43,000,000 and (3) an annual net turnover of more than
    (euro)50,000,000, as shown in its last annual or consolidated accounts; or

(c) in any other circumstances which do not require the publication by the issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

    For the purposes of this provision, the expression an "offer of certificates to the public" in relation to any certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the certificates to be offered so as to enable an investor to decide to purchase or subscribe the certificates, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression "Prospectus Directive" means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

                                 UNITED KINGDOM

    The underwriter has represented and agreed that:

        (a) (i) it is a person whose ordinary activities involve it in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of its business and (ii) it has not offered or sold and will not offer or sell the certificates other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses where the issue of the certificates would otherwise constitute a contravention of Section 19 of the Financial Services and Markets Act 2000 ("FSMA");

        (b) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the certificates in circumstances in which Section 21(1) of the FSMA does not apply to the issuer; and

        (c) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the certificates in, from or otherwise involving the United Kingdom.

                       NOTICE TO UNITED KINGDOM INVESTORS

    The distribution of this prospectus supplement if made by a person who is not an authorized person under the FSMA, is being made only to, or directed only at persons who (1) are outside the United Kingdom, or (2) have professional experience in matters relating to investments, or (3) are persons falling within Articles 49(2)(a) through (d) ("high net worth companies, unincorporated associations, etc.") or 19 (Investment Professionals) of the Financial Services and Market Act 2000 (Financial Promotion) Order 2005 (all such persons together being referred to as the "Relevant Persons"). This prospectus supplement must not be acted on or relied on by persons who are not Relevant Persons. Any investment or investment activity to which this prospectus supplement relates, including the offered certificates, is available only to Relevant Persons and will be engaged in only with Relevant Persons.

    Potential investors in the United Kingdom are advised that all, or most, of the protections afforded by the United Kingdom regulatory system will not apply to an investment in the issuing entity and that compensation will not be available under the United Kingdom Financial Services Compensation Scheme.

                                     SUMMARY

    This summary highlights selected information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision. You should read this entire prospectus supplement and the accompanying prospectus carefully to understand all of the terms of the offering of the certificates.

Relevant Parties

Sponsor............................ Sutton Funding LLC, a Delaware limited liability company. The principal office of the sponsor is
                                    located at c/o Global Securitization Services,
                                    LLC, 445 Broad Hollow Road, Suite 239, Melville,
                                    New York 11747, and its telephone number is
                                    (631) 587-4700. Barclays Bank PLC is the
                                    administrator of the sponsor. For further
                                    information regarding the sponsor, see "The
                                    Sponsor" in this prospectus supplement.

Depositor.......................... Securitized Asset Backed Receivables LLC, the
                                    depositor, is a limited liability company
                                    organized under the laws of Delaware. The
                                    principal executive office of the depositor is
                                    located at 200 Park Avenue, New York, New York
                                    10166, and its telephone number is
                                    (212) 412-4000. The depositor is a direct
                                    wholly-owned subsidiary of Barclays Bank PLC. For
                                    further information regarding the depositor, see
                                    "The Depositor" in this prospectus supplement.

Issuing Entity..................... Securitized Asset Backed Receivables LLC Trust
                                    2007-BR2, a trust that will be formed pursuant to
                                    a pooling and servicing agreement, dated as of
                                    April 1, 2007, by and among the depositor, WMC
                                    Mortgage Corp., the servicer, the trustee and the
                                    custodian.

Original Loan Sellers.............. WMC Mortgage Corp., a California corporation. The principal executive office of WMC Mortgage Corp.
                                    is located at 3100 Thornton Avenue, Burbank,
                                    California 91504, and its telephone number is
                                    (800) 736-5000. See "The Original Loan
                                    Sellers--WMC Mortgage Corp." in this prospectus
                                    supplement.

                                    NC Capital Corporation, a California corporation.
                                    The principal executive office of NC Capital
                                    Corporation is located at 18400 Von Karman, Suite
                                    1000, Irvine, California 92612, and its telephone
                                    number is (949) 440-7030. See "The Original Loan
                                    Sellers--NC Capital Corporation" in this
                                    prospectus supplement.

Servicer........................... Barclays Capital Real Estate Inc. d/b/a HomEq
                                    Servicing, a Delaware corporation. The principal
                                    executive office of HomEq Servicing is located at
                                    1620 East Roseville Parkway, Suite 210, Second
                                    Floor, Roseville, California 95661, and its
                                    telephone number is (916) 339-6267. See "The
                                    Servicer" in this prospectus supplement.

                                      S-7

                                    HomEq Servicing will act as servicer of the mortgage loans and, in that capacity, will:

                                    (1)   provide customary servicing functions with
                                          respect to the mortgage loans pursuant to a
                                          pooling and servicing agreement among the
                                          depositor, the servicer, WMC Mortgage Corp.,
                                          the trustee and the custodian;

                                    (2)   provide certain reports to the trustee; and

                                    (3)   make certain advances.

Trustee............................ Deutsche Bank National Trust Company, a national banking association. The corporate trust office
                                    of the trustee is located at 1761 East St. Andrew
                                    Place, Santa Ana, California 92705, and its
                                    telephone number is (714) 247-6000. See "The
                                    Trustee" in this prospectus supplement.

Custodian.......................... Solely with respect to the mortgage loans purchased by the sponsor from WMC Mortgage Corp.,
                                    Wells Fargo Bank, N.A., a national banking
                                    association. The office of the custodian is
                                    located at 24 Executive Park, Suite 100, Irvine,
                                    California 92694, Attention: Document Custody,
                                    and its telephone number is (949) 757-5100. See
                                    "The Custodian" in this prospectus supplement.

                                    The trustee will have the custodial
                                    responsibilities solely with respect to the
                                    mortgage loans purchased by the sponsor from NC
                                    Capital Corporation.

Swap and Cap Provider.............. Barclays Bank PLC, a public limited company registered in England and Wales under number
                                    1026167. The registered head office of Barclays
                                    Bank PLC is located at 1 Churchill Place, London,
                                    E14 5HP. Barclays Bank PLC maintains a branch
                                    office at 200 Park Avenue, New York, New York
                                    10166. The telephone number of the New York
                                    branch is (212) 412-4000. See "The Swap Provider
                                    and the Interest Rate Cap Provider" in this
                                    prospectus supplement.

Rating Agencies.................... DBRS, Inc., Fitch, Inc., Moody's Investors
                                    Service, Inc. and Standard & Poor's Rating
                                    Services, a division of The McGraw-Hill
                                    Companies, Inc., will issue ratings with respect
                                    to the certificates.

                                      S-8

                                    The following diagram illustrates the various parties involved in the transaction and their functions.

                     --------------------------------------
                     |       WMC Mortgage Corp. and       |
                     |       NC Capital Corporation       |
                     |       (Original Loan Seller)       |
                     |                                    |
                     --------------------------------------
                                        |
                                        |  Loans
                                        |
                                       \|/
                     --------------------------------------
                     |         Sutton Funding LLC         |
                     |             (Sponsor)              |
                     |                                    |
                     --------------------------------------
                                        |
                                        |  Loans                        ---------------------------------
                                        |                               |         Deutsche Bank         |
                                       \|/                       |------|         Trust Company         |
                     --------------------------------------      |      |           (Trustee)           |
                     |         Securitized Asset          |      |      ---------------------------------
                     |       Backed Receivables LLC       |      |
                     |            (Depositor)             |      |      ---------------------------------
                     --------------------------------------      |      |        HomEq Servicing        |
                                        |                        |------|           (Servicer           |
                                        |  Loans                 |      |                               |
                                        |                        |      ---------------------------------
                                       \|/                       |
                     --------------------------------------      |      ---------------------------------
                     |      Securitized Asset Backed      |      |      |       Barclays Bank PLC       |
                     |   Receivables LLC Trust 2007-BR2   |-------------| (Interest Rate Swap Provider) |
                     |          (Issuing Entity)          |      |      |                               |
                     --------------------------------------      |      ---------------------------------
                                                                 |
                                                                 |      ---------------------------------
                                                                 |      |     Wells Fargo Bank, N.A.    |
                                                                 |------|          (Custodian)          |
                                                                        |                               |
                                                                        ---------------------------------



Relevant Dates

Cut-off Date....................... April 1, 2007.

Closing Date....................... On or about May 17, 2007.

Final Scheduled Distribution Date.. The distribution date occurring in February 2037.

Distribution Date.................. Distributions on the certificates will be made on the 25th day of each month, or, if the 25th day
                                    is not a business day, on the next business day,
                                    beginning in May 2007, to the holders of record
                                    on the preceding record date.

                                    The record date for the certificates will be the
                                    business day preceding the related distribution
                                    date, unless the certificates are issued in
                                    definitive form, in which case the record date
                                    will be the last business day of the month
                                    immediately preceding the related distribution
                                    date.

Assets of the Pool

The Mortgage Loans................. The mortgage loans to be included in the issuing entity will be adjustable- and fixed-rate
                                    subprime mortgage loans secured by first-lien and
                                    second-lien mortgages or deeds of trust on
                                    residential real properties. All of the mortgage
                                    loans were purchased by the sponsor from WMC
                                    Mortgage Corp. and NC Capital Corporation (which
                                    in turn acquired them from New Century Mortgage
                                    Corporation). WMC Mortgage Corp. will make
                                    certain representations and warranties relating
                                    to the mortgage loans it originated. Barclays
                                    Bank PLC will make certain representations and
                                    warranties relating to the mortgage loans
                                    purchased by the sponsor from NC Capital
                                    Corporation.

                                      S-9

                                    On the closing date, the sponsor will sell the
                                    mortgage loans to the depositor and the depositor
                                    will sell the mortgage loans to the issuing
                                    entity. The aggregate scheduled principal balance
                                    of the mortgage loans as of the cut-off date was
                                    approximately $1,099,706,087, of which
                                    approximately 80.95% of the mortgage loans are
                                    adjustable-rate mortgage loans and approximately
                                    19.05% are fixed-rate mortgage loans.
                                    Approximately 19.49% of the mortgage loans are
                                    interest-only.

                                    Approximately 91.27% of the mortgage loans are first-lien mortgage loans, and approximately
                                    8.73% of the mortgage loans are second-lien mortgage loans.

                                    The information regarding the mortgage loans set
                                    forth in this prospectus supplement that is based
                                    on the principal balance of the mortgage loans as
                                    of the cut-off date assumes the timely receipt of
                                    principal scheduled to be paid on the mortgage
                                    loans on or prior to the cut-off date, with the
                                    exception of mortgage loans that are 30 to 59
                                    days delinquent (as defined in this prospectus
                                    supplement) comprising approximately 0.91% of the
                                    mortgage loans.

                                    The mortgage loans have original terms to
                                    maturity of not greater than 360 months, have a
                                    weighted average remaining term to scheduled
                                    maturity of 355 months as of the cut-off date and
                                    have the following approximate characteristics as
                                    of the cut-off date:

                                    Range of mortgage rates:                           4.825%        to     12.900%
                                    Weighted average
                                    mortgage rate:                                     8.146%
                                    Range of gross margins of adjustable-rate
                                    mortgage loans:                                    2.500%        to      8.050%
                                    Weighted average gross margin of
                                    adjustable-rate mortgage loans:                    6.263%
                                    Range of minimum mortgage rates of
                                    adjustable-rate mortgage loans:                    4.825%        to     11.600%
                                    Weighted average minimum mortgage rate of
                                    adjustable-rate
                                    mortgage loans:                                    7.147%
                                    Range of maximum mortgage rates of
                                    adjustable-rate mortgage loans:                   11.325%        to     19.650%
                                    Weighted average maximum mortgage rate of
                                    adjustable-rate
                                    mortgage loans:                                   14.508%
                                    Range of principal balances:                      $13,589        to  $1,462,031
                                    Average principal balance:                       $200,530


                                      S-10

                                    Range of combined original loan-to-value
                                    ratios:                                            15.56%        to     100.00%
                                    Weighted average combined original
                                    loan-to-value ratio:                               83.49%
                                    Weighted average next rate adjustment date of
                                    adjustable-rate
                                    mortgage loans:                                  October 2009
                                    Geographic concentration in excess of 5%:
                                                                                     California:             36.52%
                                                                                     Florida:                 9.13%
                                                                                     New York:                8.04%

                                    For purposes of calculating principal
                                    distributions on the Class A certificates and for
                                    purposes of calculating the allocation of certain
                                    interest shortfalls to the LIBOR certificates, in
                                    each case as described in detail in this
                                    prospectus supplement, the mortgage loans will be
                                    divided into two subpools, designated as "group I
                                    mortgage loans" and as "group II mortgage
                                    loans."  The group I mortgage loans will consist
                                    only of mortgage loans with principal balances
                                    that conform to Freddie Mac and Fannie Mae
                                    guidelines. The group II mortgage loans will
                                    consist of all other remaining mortgage loans,
                                    which may or may not have principal balances that
                                    conform to Fannie Mae and Freddie Mac guidelines.
                                    Information about the characteristics of the
                                    mortgage loans in each group is described under
                                    "The Mortgage Loan Pool" in this prospectus
                                    supplement. The Class A-1 certificates generally
                                    represent interests in the group I mortgage
                                    loans. The Class A-2 certificates generally
                                    represent interests in the group II mortgage
                                    loans. The Class M-1, Class M-2, Class M-3,
                                    Class M-4, Class M-5, Class M-6, Class B-1,
                                    Class B-2 and Class B-3 certificates represent
                                    interests in all the mortgage loans.

                                    The interest rate on each six-month LIBOR indexed
                                    mortgage loan will adjust semi-annually on each
                                    adjustment date to equal the sum of six-month
                                    LIBOR and the gross margin for that mortgage
                                    loan, subject to periodic and lifetime
                                    limitations. See "The Mortgage Loan Pool--The
                                    Index" in this prospectus supplement.

                                    For the adjustable-rate mortgage loans, the first
                                    adjustment date generally will occur only after
                                    initial periods of approximately two years, three
                                    years, five years, seven years or ten years, as
                                    more fully described under "The Mortgage Loan
                                    Pool" in this prospectus supplement. For
                                    additional information regarding the mortgage
                                    loans, see "The Mortgage Loan Pool" in this
                                    prospectus supplement.

Description of the Certificates

Offered Certificates............... The Securitized Asset Backed Receivables LLC
                                    Trust 2007-BR2 will issue the Mortgage
                                    Pass-Through Certificates,



                                      S-11

                                    Series 2007-BR2. Seven classes of the
                                    certificates--the Class A-2, Class M-1, Class
                                    M-2, Class M-3, Class M-4, Class M-5 and Class
                                    M-6 certificates--are being offered to you by
                                    this prospectus supplement. The offered
                                    certificates, together with the Class A-1, Class
                                    B-1, Class B-2 and Class B-3 certificates, are
                                    referred to as the "LIBOR certificates" in this
                                    prospectus supplement.

                                    The certificates will represent beneficial
                                    ownership interests in the assets of the issuing
                                    entity, which consist primarily of the mortgage
                                    loans.

Other Certificates................. The issuing entity will also issue seven or more other classes of certificates--the Class A-1,
                                    Class B-1, Class B-2, Class B-3, Class X and
                                    Class P certificates and one or more classes of
                                    Class R certificates which will not be offered by
                                    this prospectus supplement.

                                    The Class A-1 certificates will have an initial
                                    aggregate principal balance of approximately
                                    $255,068,000. The Class A-1 certificates
                                    initially evidence an interest of approximately
                                    23.19% of the aggregate scheduled principal
                                    balance of the mortgage loans in the issuing
                                    entity.

                                    The Class B-1 certificates will have an initial
                                    aggregate principal balance of approximately
                                    $18,695,000. The Class B-1 certificates initially
                                    evidence an interest of approximately 1.70% of
                                    the aggregate scheduled principal balance of the
                                    mortgage loans in the issuing entity.

                                    The Class B-2 certificates will have an initial
                                    aggregate principal balance of approximately
                                    $17,045,000. The Class B-2 certificates initially
                                    evidence an interest of approximately 1.55% of
                                    the aggregate scheduled principal balance of the
                                    mortgage loans in the issuing entity.

                                    The Class B-3 certificates will have an initial
                                    aggregate principal balance of approximately
                                    $16,496,000. The Class B-3 certificates initially
                                    evidence an interest of approximately 1.50% of
                                    the aggregate scheduled principal balance of the
                                    mortgage loans in the issuing entity.

                                    The Class X certificates will have an initial
                                    aggregate principal balance of approximately
                                    $62,134,087 which is approximately equal to the
                                    initial overcollateralization required by the
                                    pooling and servicing agreement. The Class X
                                    certificates initially evidence an interest of
                                    approximately 5.65% of the aggregate scheduled
                                    principal balance of the mortgage loans in the
                                    issuing entity.

                                    The Class P certificates will not have an
                                    aggregate principal balance and will not be
                                    entitled to distributions in respect of principal
                                    or interest. The Class P certificates will be
                                    entitled to


                                        S-12

                                    all prepayment premiums or charges received in respect of the mortgage loans.

                                    The certificates will represent fractional
                                    undivided interests in the assets of the issuing
                                    entity, which consist primarily of the mortgage
                                    loans.

Structure.......................... The following chart illustrates the distribution priorities and the subordination features
                                    applicable to the LIBOR and Class X certificates.


                                                |   ----------------------------   ^
                                                |   |            |             |   |
                                                |   | Class A-1* | Class A-2*  |   |
                                                |   |            |             |   |
                                                |   |--------------------------|   |
                                                |   |        Class M-1         |   |
                                                |   |--------------------------|   |
                                                |   |        Class M-2         |   |
                                                |   |--------------------------|   |
                                                |   |        Class M-3         |   |
                                    Accrued     |   |--------------------------|   |
                                    certificate |   |        Class M-4         |   |Losses
                                    interest,   |   |--------------------------|   |
                                    then        |   |        Class M-5         |   |
                                    principal   |   |--------------------------|   |
                                                |   |        Class M-6         |   |
                                                |   |--------------------------|   |
                                                |   |        Class B-1         |   |
                                                |   |--------------------------|   |
                                                |   |        Class B-2         |   |
                                                |   |--------------------------|   |
                                                |   |         Class X          |   |
                                                v   ----------------------------   |

                                     --------------
                                     *  Interest and principal distributions will be
                                        allocated among the Class A certificates as
                                        further described in this prospectus
                                        supplement. Losses will not be allocated to
                                        the Class A certificates until the final
                                        distribution date.

Pass-Through Rates................. The pass-through rates for each class of LIBOR certificates will be equal to the sum of
                                    one-month LIBOR plus a fixed margin, subject to a
                                    cap on those pass-through rates as described
                                    under "Description of the
                                    Certificates--Distributions of Interest and
                                    Principal" in this prospectus supplement.

Interest Accrual Period............ Interest will accrue on the LIBOR certificates on the basis of a 360-day year and the actual number
                                    of days elapsed in the applicable interest
                                    accrual period, which, for any distribution date,
                                    will be the period from and including the
                                    preceding distribution date (or, in the case of
                                    the first distribution date, the closing date)
                                    through the day before the current distribution
                                    date.

Distribution Priorities............ Distributions are required to be made to certificateholders on a monthly basis on each
                                    distribution date. The available funds for any
                                    distribution date will consist of the total of
                                    all payments or other collections, or advances in
                                    lieu of the payments, on or in respect of the
                                    mortgage loans that are available for
                                    distributions of interest on and principal of the
                                    certificates, net of any fees and expenses of the
                                    servicer, the trustee and the custodian.

                                        S-13

                                    On each distribution date, the trustee will be required to apply the available funds for that date for the following purposes and in the following order of priority:

                                    (i) certain payments owed to the swap provider,
                                    to the supplemental interest account;

                                    (ii) from the portion of the available funds
                                    allocable to interest payments on the mortgage
                                    loans, (a) first, concurrently as further
                                    described in this prospectus supplement, to the
                                    Class A-1 certificates and the Class A-2
                                    certificates, their accrued certificate interest
                                    for the related interest accrual period and any
                                    unpaid interest amounts from prior distribution
                                    dates, and (b) second, to the Class M-1,
                                    Class M-2, Class M-3, Class M-4, Class M-5,
                                    Class M-6, Class B-1, Class B-2 and Class B-3
                                    certificates, in that order, their accrued
                                    certificate interest;

                                    (iii) (A) on each distribution date prior to the
                                    Stepdown Date or on which a Trigger Event is in
                                    effect, an amount equal to the principal
                                    distribution amount (as further described in
                                    "Description of the Certificates--Distributions of
                                    Interest and Principal" in this prospectus
                                    supplement) (a) first, to the Class A
                                    certificates, pursuant to the allocation
                                    described below, until their respective class
                                    certificate balances have been reduced to zero,
                                    and (b) second, to the Class M-1, Class M-2,
                                    Class M-3, Class M-4, Class M-5, Class M-6,
                                    Class B-1, Class B-2 and Class B-3 certificates,
                                    in that order, until their respective class
                                    certificate balances have been reduced to zero;

                                    (B) on each distribution date on and after the
                                    Stepdown Date and on which a Trigger Event is not
                                    in effect, (a) first, to the Class A
                                    certificates, pursuant to the allocation
                                    described below, the lesser of the principal
                                    distribution amount and an amount equal to the
                                    principal distribution entitlement for the
                                    Class A certificates (each as further described in
                                    "Description of the Certificates--Distributions of
                                    Interest and Principal" in this prospectus
                                    supplement), until their respective class
                                    certificate balances have been reduced to zero
                                    and (b) second, to the Class M-1, Class M-2,
                                    Class M-3, Class M-4, Class M-5, Class M-6,
                                    Class B-1, Class B-2 and Class B-3 certificates,
                                    in that order, in each case, the lesser of the
                                    remaining portion of the principal distribution
                                    amount and an amount equal to the principal
                                    distribution entitlement for that class of
                                    certificates (as further described in
                                    "Description of the Certificates--Distributions of
                                    Interest and Principal" in this prospectus
                                    supplement), until their respective class
                                    certificate balances have been reduced to zero;
                                    and

                                    (iv) any amount remaining after the distributions
                                    in clauses (i), (ii) and (iii) above, (a) first,
                                    to the Class M-1, Class M-2, Class M-3,
                                    Class M-4, Class M-5, Class M-6, Class B-1,
                                    Class B-2 and Class B-3 certificates, in that
                                    order, any unpaid interest amounts and principal
                                    amounts written down from prior


                                        S-14

                                    distribution dates for those classes, (b) second,
                                    to the excess reserve fund account, an amount
                                    equal to any Basis Risk Payment (as defined in
                                    the "Glossary of Terms" in this prospectus
                                    supplement) for that distribution date, (c)
                                    third, from funds on deposit in the excess
                                    reserve fund account, an amount equal to any
                                    unpaid basis risk carry forward amounts with
                                    respect to the LIBOR certificates for that
                                    distribution date in the same order and priority
                                    in which accrued certificate interest is
                                    allocated among those classes of certificates,
                                    with the allocation to the Class A certificates
                                    being pro rata first, based on their respective
                                    class certificate balances only with respect to
                                    the Class A certificates with an outstanding
                                    basis risk carry forward amount and then based on
                                    their respective basis risk carry forward
                                    amounts, and (d) fourth, to the swap provider or
                                    the Class X or Class R certificates, any
                                    remaining amounts.

                                    Principal payments on the Class A-1 certificates
                                    will generally be made from principal payments on
                                    the group I mortgage loans. Principal payments on
                                    the Class A-2 certificates will generally be made
                                    from the group II mortgage loans. However, on and
                                    after the distribution date on which the
                                    aggregate class certificates balances of the
                                    Class A certificates in either Class A certificate
                                    group are reduced to zero, the remaining amount
                                    of principal distributions distributable to the
                                    Class A certificates on that distribution date
                                    will be distributed to the holders of the Class A
                                    certificates in the other Class A certificate
                                    group remaining outstanding.

                                    "Stepdown Date" is defined in the "Glossary of
                                    Terms" included in this prospectus supplement and
                                    generally means the later to occur of (i) the
                                    earlier to occur of (a) the distribution date in
                                    May 2010 and (b) the distribution date following
                                    the distribution date on which the aggregate
                                    class certificate balances of the Class A
                                    certificates have been reduced to zero and
                                    (ii) the first distribution date on which the
                                    subordination below the Class A certificates is
                                    greater than or equal to approximately 51.90% of
                                    the aggregate stated principal balance of the
                                    mortgage loans for that distribution date.

                                    "Trigger Event" is defined in the "Glossary of
                                    Terms" included in this prospectus supplement and
                                    generally means either a "cumulative loss trigger
                                    event" or a "delinquency trigger event."  A
                                    "cumulative loss trigger event" with respect to
                                    any distribution date means the circumstances in
                                    which the aggregate amount of realized losses
                                    incurred since the cut-off date through the last
                                    day of the related due period divided by the
                                    aggregate stated principal balance of the
                                    mortgage loans as of the cut-off date exceeds the
                                    applicable cumulative loss percentages described
                                    in the definition of "Cumulative Loss Trigger
                                    Event" in the "Glossary of Terms" included in
                                    this prospectus supplement. A "delinquency
                                    trigger event" with respect to any distribution
                                    date means the circumstances in which the
                                    quotient (expressed as a



                                        S-15

                                    percentage) of (x) the rolling three-month
                                    average of the aggregate unpaid principal balance
                                    of mortgage loans that are 60 days or more
                                    delinquent (including mortgage loans in
                                    foreclosure, mortgage loans related to REO
                                    property, mortgage loans where the borrower has
                                    filed for bankruptcy and mortgage loans modified
                                    within 12 months of such distribution date) and
                                    (y) the aggregate unpaid principal balance of the
                                    mortgage loans, as of the last day of the related
                                    due period, equals or exceeds the applicable
                                    percentages described in the definition of
                                    "Delinquency Trigger Event" included in the
                                    "Glossary of Terms."

                                    In addition to the distributions set forth above,
                                    distributions will be required to be made to
                                    certificateholders from any payments received by
                                    the issuing entity under the interest rate swap
                                    agreement and the interest rate cap agreement.
                                    Such payments will be made in the order and
                                    priority described under "Description of the
                                    Certificates--Supplemental Interest Account" in
                                    this prospectus supplement.

Registration and
  Denominations
  of the Certificates.............. The LIBOR certificates initially will be issued in book-entry form, in minimum denominations of
                                    $25,000 and integral multiples of $1 in excess of
                                    that amount. However, one certificate of each
                                    class may be issued in a greater or lesser
                                    amount. The LIBOR certificates are sometimes
                                    referred to as book-entry certificates. No person
                                    acquiring an interest in the book-entry
                                    certificates will be entitled to receive a
                                    definitive certificate representing the person's
                                    interest in the issuing entity, except under
                                    limited circumstances as described in this
                                    prospectus supplement. Beneficial owners may
                                    elect to hold their interests through DTC, in the
                                    United States, or Clearstream Banking, societe
                                    anonyme or Euroclear Bank, as operator of the
                                    Euroclear System, in Europe. Transfers within
                                    DTC, Clearstream or Euroclear, as the case may
                                    be, will be in accordance with the usual rules
                                    and operating procedures of the relevant system.
                                    See "Description of the Certificates--Book-Entry
                                    Registration" in this prospectus supplement.

Credit Enhancement................. The credit enhancement provided for the benefit of the holders of the certificates consists
                                    solely of:

                                         o   overcollateralization in the initial
                                             amount of approximately 5.65% of the
                                             aggregate scheduled principal balance of
                                             the mortgage loans as of the cut-off
                                             date (subject to reduction in certain
                                             circumstances);

                                         o   the use of excess interest, after taking
                                             into account certain payments received
                                             or paid by the issuing entity pursuant
                                             to the interest rate swap agreement
                                             described below and received by the
                                             issuing entity pursuant to the interest
                                             rate cap agreement described below, to


                                        S-16

                                             cover losses on the mortgage loans and
                                             as a distribution of principal to
                                             maintain, or, in the case of net swap
                                             receipts or cap payments, restore the
                                             required level of overcollateralization;
                                             and

                                         o   the subordination of distributions on
                                             the more subordinate classes of
                                             certificates to the required
                                             distributions on the more senior classes
                                             of certificates, and the allocation of
                                             losses on the mortgage loans to the most
                                             subordinate classes of certificates.

Interest Rate Swap Agreement....... On the closing date, the issuing entity will enter into an interest rate swap agreement with
                                    Barclays Bank PLC, the swap provider. Barclays
                                    Bank PLC is rated "Aa1" by Moody's Investors
                                    Service, Inc., is rated "AA" by Standard & Poor's
                                    Ratings Services, a division of The McGraw-Hill
                                    Companies, Inc., and is rated "AA+" by Fitch,
                                    Inc. Under the interest rate swap agreement, with
                                    respect to the first 57 distribution dates the
                                    issuing entity will pay to the swap provider a
                                    fixed payment at a rate ranging from 4.2824% to
                                    5.2300% per annum and the swap provider will pay
                                    to the issuing entity a floating payment at a
                                    rate of one-month LIBOR (as determined pursuant
                                    to the interest rate swap agreement), in each
                                    case calculated on the applicable notional amount
                                    set forth on the schedule attached as Annex II to
                                    this prospectus supplement for that distribution
                                    date. To the extent that the fixed payment
                                    exceeds the floating payment payable with respect
                                    to any of the first 57 distribution dates,
                                    amounts otherwise available for payments on the
                                    certificates will be applied on the business day
                                    preceding such distribution date to make a net
                                    payment to the swap provider, and to the extent
                                    that the floating payment exceeds the fixed
                                    payment payable with respect to any of the first
                                    57 distribution dates, the swap provider will owe
                                    a net payment to the issuing entity on the
                                    business day preceding that distribution date.
                                    Any net amounts received by or paid out from the
                                    issuing entity under the interest rate swap
                                    agreement will either increase or reduce the
                                    amount available to make payments on the
                                    certificates, as described under "Description of
                                    the Certificates--Supplemental Interest Account"
                                    in this prospectus supplement. The interest rate
                                    swap agreement is scheduled to terminate
                                    following the distribution date in January 2012.

                                    For further information regarding the interest rate swap agreement, see "Description of the Certificates--Interest Rate Swap Agreement" in this prospectus supplement.

Interest Rate Cap Agreement........ The LIBOR certificates will have the benefit of an interest rate cap agreement provided by
                                    Barclays Bank PLC, as cap provider. All
                                    obligations of the issuing entity under the
                                    interest rate cap agreement will be paid on or
                                    prior to the closing date.

                                        S-17

                                    The interest rate cap agreement will have an
                                    initial notional amount of approximately $0. In
                                    connection with the first 51 distribution dates,
                                    the cap provider will be obligated under this
                                    interest rate cap agreement to pay to the trustee
                                    an amount equal to the product of (a) the excess,
                                    if any, of (i) the one-month LIBOR rate as of
                                    that distribution date over (ii) the cap strike
                                    rate of 5.3700% per annum and (b) an amount equal
                                    to the lesser of (x) the applicable cap notional
                                    amount set forth on the schedule attached as
                                    Annex III to this prospectus supplement and (y)
                                    the excess, if any, of (A) the aggregate class
                                    certificate balance of the LIBOR certificates
                                    over (B) the applicable swap notional amount set
                                    forth on the schedule attached as Annex II to
                                    this prospectus supplement, determined on an
                                    "actual/360" basis. Any amounts received by the
                                    issuing entity under the interest rate cap
                                    agreement will increase the amount available to
                                    make payments on the certificates, as described
                                    under "Description of the
                                    Certificates--Supplemental Interest Account" in
                                    this prospectus supplement. The cap provider's
                                    obligations under this interest rate cap
                                    agreement will terminate following the
                                    distribution date in July 2011.

                                    For further information regarding the interest
                                    rate cap agreement, see "Description of the
                                    Certificates--Interest Rate Cap Agreement" in this
                                    prospectus supplement.

Servicing Standard; Advances....... HomEq Servicing will act as servicer and will be obligated to service and administer the mortgage
                                    loans on behalf of the issuing entity. The
                                    servicer has agreed to service the loans on a
                                    "scheduled/scheduled" basis. This means the
                                    servicer is responsible for advancing scheduled
                                    payments of principal and interest in accordance
                                    with the pooling and servicing agreement. The
                                    servicer has also agreed to cause the loans to be
                                    serviced

                                         o   with the same care as it customarily
                                             employs in servicing and administering
                                             similar loans for its own account,

                                         o   in accordance with accepted mortgage
                                             servicing practices of prudent lending
                                             institutions and mortgage servicers that
                                             service similar mortgage loans and

                                         o   giving due consideration to the
                                             interests of holders of all classes of
                                             certificates.

                                    The servicer will be required to advance
                                    delinquent payments of principal and interest on
                                    the loans and advance any property protection
                                    expenses relating to the loans. The trustee
                                    solely in its capacity as successor servicer (and
                                    any other successor servicer) will advance its
                                    own funds to make advances if the servicer fails
                                    to do so (unless it deems the advances to be
                                    nonrecoverable) as required under the pooling and
                                    servicing agreement. These cash advances are only
                                    intended to maintain a regular flow of scheduled
                                    interest and principal payments on the
                                    certificates and



                                        S-18

                                    are not intended to guarantee or insure against
                                    losses. The servicer (and the trustee as
                                    successor servicer and any other successor
                                    servicer, if applicable) will not be required to
                                    make any advance that it determines would be
                                    nonrecoverable. The servicer will also be
                                    required to pay compensating interest to cover
                                    prepayment interest shortfalls to the extent of
                                    its servicing fee. See "The Servicer" in this
                                    prospectus supplement.



Servicer, Trustee and
  Custodian Fees................... The servicer is entitled, with respect to each mortgage loan, to a monthly servicing fee, which
                                    will be retained by the servicer from such
                                    mortgage loan or payable monthly from amounts on
                                    deposit in the collection account. For each
                                    distribution date and each mortgage loan, the
                                    servicing fee will be an amount equal to
                                    one-twelfth of a rate equal to 0.50% per annum
                                    multiplied by the stated principal balance of
                                    that mortgage loan.

                                    The trustee is entitled to retain any net interest or other income earned on deposits in the distribution account.

                                    Each of the trustee and the custodian is
                                    entitled, with respect to each mortgage loan for
                                    which it acts as custodian of the related
                                    mortgage loan files, to a monthly custodian fee,
                                    which will be retained by the trustee or remitted
                                    to the custodian monthly by the trustee, as
                                    applicable, from amounts on deposit in the
                                    distribution account. For each distribution date
                                    and each mortgage loan for which the trustee acts
                                    as custodian and each mortgage loan for which the
                                    custodian acts as custodian, the custodian fee
                                    will be an amount equal to one twelfth of a rate
                                    not greater than 0.005% per annum multiplied by
                                    the stated principal balance of that mortgage
                                    loan.

Optional Termination
  of the Issuing Entity............ Subject to the satisfaction of the conditions described under "The Pooling and Servicing
                                    Agreement--Termination; Optional Clean-up Call" in
                                    this prospectus supplement, the servicer may, at
                                    its option, purchase the mortgage loans and
                                    terminate the issuing entity on any distribution
                                    date when the aggregate stated principal balance,
                                    as further described in this prospectus
                                    supplement, of the mortgage loans as of the last
                                    day of the related due period is equal to or less
                                    than 10% of the aggregate stated principal
                                    balance of the mortgage loans as of the cut-off
                                    date. That purchase of the mortgage loans would
                                    result in the payment on that distribution date
                                    of the final distribution on the certificates.

                                        S-19

Required Purchase or
  Substitution of Mortgage Loans... WMC Mortgage Corp. will make certain representations and warranties relating to the
                                    mortgage loans it originated. Barclays Bank PLC
                                    will make certain representations and warranties
                                    relating to the mortgage loans purchased by the
                                    sponsor from NC Capital Corporation. If with
                                    respect to any mortgage loan any of these
                                    representations and warranties are breached in
                                    any material respect as of the date made, or
                                    there exists any uncured material document
                                    defect, WMC Mortgage Corp. or Barclays Bank PLC,
                                    as applicable, will be obligated to purchase, or
                                    substitute for, the mortgage loan as further
                                    described under "Description of the
                                    Certificates--Representations and Warranties
                                    Relating to the Mortgage Loans" and "--Delivery of
                                    Mortgage Loan Documents" in this prospectus
                                    supplement.

Federal Tax Aspects................ Cadwalader, Wickersham & Taft LLP is acting as tax counsel to the depositor and is of the
                                    opinion that:

                                         o   portions of the issuing entity will be
                                             treated as multiple real estate mortgage
                                             investment conduits, or REMICs, for
                                             federal income tax purposes and

                                         o   the LIBOR certificates will represent
                                             regular interests in a REMIC, which will
                                             be treated as debt instruments of a
                                             REMIC, and will represent interests in
                                             certain basis risk carry forward
                                             payments, pursuant to the payment
                                             priorities in the transaction. Basis
                                             risk carry forward payments will be
                                             treated as payments pursuant to a
                                             notional principal contract for federal
                                             income tax purposes.

ERISA Considerations............... Subject to the conditions described under "ERISA
                                    Considerations" in this prospectus supplement,
                                    the offered certificates may be purchased by an
                                    employee benefit plan or other retirement
                                    arrangement subject to Title I of ERISA or
                                    Section 4975 of the Internal Revenue Code.

                                    In making a decision regarding investing in any
                                    class of offered certificates, fiduciaries of
                                    such plans or arrangements should consider the
                                    additional requirements resulting from the
                                    interest rate swap agreement as discussed under
                                    "ERISA Considerations" in this prospectus
                                    supplement.

Legal Investment................... The offered certificates will not constitute
                                    "mortgage related securities" for purposes of the
                                    Secondary Mortgage Market Enhancement Act of
                                    1984, as amended. If your investment activities
                                    are subject to legal investment laws and
                                    regulations, regulatory capital requirements, or
                                    review by regulatory authorities, then you may be
                                    subject to restrictions on investment in the
                                    offered certificates. You should consult your own
                                    legal advisors for assistance in determining the
                                    suitability of and consequences to you of the
                                    purchase, ownership, and sale of the offered
                                    certificates. See "Risk Factors--Your Investment
                                    May



                                        S-20

                                    Not Be Liquid" in this prospectus supplement and
                                    "Legal Investment" in this prospectus supplement
                                    and in the prospectus.

Ratings............................ In order to be issued, the offered certificates must be assigned ratings not lower than the
                                    following by DBRS, Inc., Fitch, Inc., Moody's
                                    Investors Service, Inc. and Standard & Poor's
                                    Ratings Services, a division of The McGraw-Hill
                                    Companies, Inc.:

                                     Class     S&P    Moody's    Fitch      DBRS
                                     -----     ---    -------    -----    ---------
                                     A-2       AAA      Aaa       AAA        AAA
                                     M-1       AA+      Aa1       AA+     AA (high)
                                     M-2       AA       Aa2       AA+     AA (high)
                                     M-3       AA       Aa3        AA         AA
                                     M-4       A+        A1       AA-      AA (low)
                                     M-5       A+        A2        A+      A (high)
                                     M-6        A        A3        A          A

                                    A security rating is not a recommendation to buy,
                                    sell or hold securities. These ratings may be
                                    lowered or withdrawn at any time by any of the
                                    rating agencies.

                                  RISK FACTORS

    In addition to the risk factors discussed in the prospectus, prospective certificateholders should consider, among other things, the following additional factors in connection with the purchase of the certificates. Unless otherwise noted, all percentages are based upon the scheduled principal balances of the mortgage loans as of the cut-off date, which is April 1, 2007. Unless otherwise indicated in this prospectus supplement, the information regarding the mortgage loans set forth in this prospectus supplement that is based on the principal balance of the mortgage loans as of the cut-off date assumes the timely receipt of principal scheduled to be paid on the mortgage loans on or prior to the cut-off date, with the exception of mortgage loans that are 30 to 59 days delinquent (as defined in this prospectus supplement) comprising approximately 0.91% of the mortgage loans.

Less stringent underwriting standards and the resultant potential for delinquencies on the mortgage loans could lead to losses on your securities.

    The mortgage loans were made, in part, to borrowers who, for one reason or another, are not able, or do not wish, to obtain financing from traditional sources. These mortgage loans may be considered to be of a riskier nature than mortgage loans made by traditional sources of financing, so that the holders of the certificates may be deemed to be at greater risk than if the mortgage loans were made to other types of borrowers.

    The underwriting standards used in the origination of the mortgage loans held by the issuing entity are generally less stringent than those of Fannie Mae or Freddie Mac with respect to a borrower's credit history and in certain other respects. Borrowers on the mortgage loans may have an impaired or unsubstantiated credit history. As a result of this less stringent approach to underwriting, the mortgage loans purchased by the issuing entity will likely experience higher rates of delinquencies, defaults and foreclosures than mortgage loans underwritten in a manner which is more similar to the Fannie Mae and Freddie Mac guidelines.

    In addition, as described below under "--Recent developments regarding New Century Financial Corporation," New Century Financial Corporation and its subsidiaries (which include NC Capital Corporation, one of the original loan sellers) have been experiencing severe financial difficulties. These difficulties may have adversely affected NC Capital Corporation's application of its underwriting standards in a manner that would have an adverse effect on the default and loss experience of the mortgage loans in the future.

Recently, the subprime mortgage loan market has experienced increasing levels of delinquencies and defaults; increased use of new mortgage loan products by borrowers may result in higher levels of delinquencies and losses generally.

    In recent years, borrowers have increasingly financed their homes with new mortgage loan products including interest-only loans and negative amortization loans, which in many cases have allowed them to purchase homes that they might otherwise have been unable to afford. Many of these new products feature low monthly payments during the initial years of the loan that can increase (in some cases, significantly) over the loan term. There is little historical data with respect to the performance of these new mortgage loan products, especially during a period of increased delinquencies or defaults for such mortgage loan products. Consequently, as borrowers face potentially higher monthly payments for the remaining terms of their loans, it is possible that, combined with other economic conditions such as increasing interest rates and deterioration of home values, borrower delinquencies and defaults could exceed levels anticipated by you.

    Recently, the subprime mortgage loan market has experienced increasing levels of delinquencies and defaults, and we cannot assure you that this will not continue. The increased levels of delinquencies and defaults, as well as a deterioration in general real estate market conditions, have also resulted generally in loan originators being required to repurchase an increasingly greater number of mortgage loans pursuant to early payment default and representation and warranty provisions in their loan sale agreements. This has led to a deterioration in the financial performance of many subprime loan originators, and in some cases, has caused certain loan originators to cease operations or file for bankruptcy. As described below under "--Recent developments regarding New Century Financial Corporation," New Century Financial Corporation, the parent of NC Capital Corporation, one of the original loan sellers, has recently filed for bankruptcy after experiencing severe financial difficulties and becoming the subject of various legal and governmental investigations and proceedings. The bankruptcy filing and any such investigations or proceedings are likely to adversely affect the ability of NC Capital Corporation to perform any other obligations with respect to the mortgage loans and could possibly impact the ability of the servicer to collect or foreclose on the mortgage loans. In light of the foregoing, you should consider the heightened risks associated with investing in the offered certificates, and the risk that your investment in the offered certificates may perform worse than you anticipate.

Recent developments regarding New Century Financial Corporation.

    New Century Financial Corporation, parent of NC Capital Corporation, has recently experienced severe financial difficulties, and on April 2, 2007, New Century Financial Corporation filed a voluntary petition for reorganization under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware. New Century Financial Corporation previously announced that its lenders will no longer provide financing to it or its subsidiaries, that these lenders have also notified New Century Financial Corporation of certain events of default under various mortgage loan financing arrangements, and that, as a result, these lenders have sold or intend to sell any outstanding mortgage loans subject to these financing arrangements. In addition, New Century Financial Corporation announced that it and its subsidiaries have ceased selling mortgage loans to or servicing mortgage loans for Federal Home Loan Mortgage Corp. and Federal National Mortgage Association. New Century Financial Corporation also announced that it has received cease and desist orders from numerous states alleging violations of state laws. In addition, the Securities and Exchange Commission and the U.S. Attorney's office have commenced investigations into certain of New Century Financial Corporation's financial statements. New Century Financial Corporation and certain of its subsidiaries have recently entered into a Stipulated Preliminary Injunction with the Ohio Attorney General and the Ohio Department of Commerce, Division of Financial Institutions which, among other things, restricts New Century Financial Corporation, its subsidiaries and their respective agents, officers, employees and anyone acting in concert or participation with them from initiating new foreclosure actions or continuing to prosecute pending foreclosure actions or evicting consumers in Ohio without prior approval from the state of Ohio. See "The Original Loan Sellers--NC Capital Corporation--Recent Developments Regarding New Century" in this prospectus supplement for further information regarding these developments.

    As a result of the foregoing, we cannot assure you that these matters would not adversely affect the ability of the servicer to take actions (including foreclosure) that may be essential to preserve the value of the mortgage loans included in the issuing entity that were purchased by the sponsor from NC Capital Corporation.

Geographic concentration of the mortgage loans in particular jurisdictions may result in greater losses if those jurisdictions experience economic downturns.

    Different geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets, and, consequently, may experience higher rates of loss and delinquency on mortgage loans generally. Any concentration of the mortgage loans in a region may present risk considerations in addition to those generally present for similar mortgage-backed securities without that concentration. This may subject the mortgage loans held by the issuing entity to the risk that a downturn in the economy in this region of the country would more greatly affect the pool than if the pool were more diversified.

    In particular, the following approximate percentages of mortgage loans on the cut-off date were secured by mortgaged properties located in the following states:

Aggregate Mortgage Loans

   California              Florida       New York
   ----------              -------       --------
     36.52%                 9.13%         8.04%

Group I Mortgage Loans

   California              Florida        Illinois        Massachusetts
   ----------              -------        --------        -------------
     22.36%                 9.90%          8.16%              7.01%

    Maryland               New York      New Jersey
    --------               --------      ----------
      6.91%                 5.81%          5.19%

Group II Mortgage Loans

   California              New York       Florida
   ----------              --------       -------
     42.97%                 9.05%          8.78%

    Because of the relative geographic concentration of the mortgaged properties within certain states, losses on the mortgage loans may be higher than would be the case if the mortgaged properties were more geographically diversified. For example, some of the mortgaged properties may be more susceptible to certain types of special hazards, such as earthquakes, hurricanes, floods, wildfires and other natural disasters and major civil disturbances, than residential properties located in other parts of the country. In addition, the economies of the states with high concentrations of mortgaged properties may be adversely affected to a greater degree than the economies of other areas of the country by certain regional developments. If the residential real estate markets in an area of concentration experience an overall decline in property values after the dates of origination of the respective mortgage loans, then the rates of delinquencies, foreclosures and losses on the mortgage loans may increase and the increase may be substantial.

    Further, the concentration of the mortgage loans in one or more states would have a disproportionate effect on certificateholders if the regulatory authorities in any of those states take actions against the related originator or the servicer that impair the ability of the issuing entity to realize on those mortgage loans. See "--Violation of various federal, state and local laws may result in losses on the mortgage loans" below.

Effect on yields caused by prepayments, defaults and losses.

Borrowers may prepay their mortgage loans in whole or in part at any time. We cannot predict the rate at which borrowers will repay their mortgage loans. A prepayment of a mortgage loan generally will result in a prepayment on the certificates.

    o If you purchase your certificates at a discount and principal is repaid slower than you anticipate, then your yield may be lower than you expect.

    o If you purchase your certificates at a premium and principal is repaid faster than you anticipate, then your yield may be lower than you expect.

    o The rate of prepayments on the mortgage loans will be sensitive to prevailing interest rates. Generally, for fixed-rate mortgage loans, if prevailing interest rates decline significantly below the interest rates on the fixed-rate mortgage loans, the fixed-rate mortgage loans are more likely to prepay than if prevailing rates remain above the interest rates on the fixed-rate mortgage loans. Conversely, if prevailing interest rates rise significantly, prepayments on the fixed-rate mortgage loans may decrease.

    o The prepayment behavior of the adjustable-rate mortgage loans and of the fixed-rate mortgage loans may respond to different factors, or may respond differently to the same factors. If, at the time of their first adjustment, the interest rates on any of the adjustable-rate mortgage loans would be subject to adjustment to a rate higher than the then prevailing mortgage interest rates available to borrowers, the borrowers may prepay their adjustable-rate mortgage loans. The adjustable-rate mortgage loans may also suffer an increase in defaults and liquidations following upward adjustments of their interest rates, especially following their initial adjustments.

    o Approximately 58.03% of the group I mortgage loans and approximately 70.15% of the group II mortgage loans require the borrower to pay a prepayment premium in certain instances if the borrower prepays the mortgage loan during a stated period, which may be from one to three years after the mortgage loan was originated. A prepayment premium may or may not discourage a borrower from prepaying the related mortgage loan during the applicable period.

    o WMC Mortgage Corp. or Barclays Bank PLC, as applicable, may be required to purchase mortgage loans from the issuing entity in the event certain breaches of representations and warranties occur or certain material document defects occur, which in each case, have not been cured. These purchases will have the same effect on the holders of the LIBOR certificates as a prepayment of those mortgage loans.

    o The servicer may purchase all of the mortgage loans when the aggregate stated principal balance of the mortgage loans as of the last day of the related due period is equal to or less than 10% of the aggregate stated principal balance of the mortgage loans as of the cut-off date.

If the rate of default and the amount of losses on the mortgage loans is higher than you expect, then your yield may be lower than you expect.

    o As a result of the absorption of realized losses on the mortgage loans by excess interest and overcollateralization as described in this prospectus supplement, liquidations of defaulted mortgage loans, whether or not realized losses are incurred upon the liquidations, are likely to result in an earlier return of principal to the LIBOR certificates and are likely to influence the yield on the LIBOR certificates in a manner similar to the manner in which principal prepayments on the mortgage loans would influence the yield on the LIBOR certificates.

    o The overcollateralization provisions are intended to result in an accelerated rate of principal distributions to holders of the LIBOR certificates then entitled to principal distributions at any time that the overcollateralization provided by the mortgage loan pool falls below the required level. An earlier return of principal to the holders of the LIBOR certificates as a result of the overcollateralization provisions will influence the yield on the LIBOR certificates in a manner similar to the manner in which principal prepayments on the mortgage loans will influence the yield on the LIBOR certificates.

    o The multiple class structure of the LIBOR certificates causes the yield of certain classes of the LIBOR certificates to be particularly sensitive to changes in the rates of prepayments of mortgage loans. Because distributions of principal will be made to the classes of LIBOR certificates according to the priorities described in this prospectus supplement, the yield to maturity on those classes of LIBOR certificates will be sensitive to the rates of prepayment on the mortgage loans experienced both before and after the commencement of principal distributions on those classes. In particular, the Class M and Class B certificates generally are not entitled to receive (unless the aggregate principal balance of the Class A certificates has been reduced to zero) any portion of the amount of principal payable to the LIBOR certificates prior to the distribution date in May 2010. On and after such date, subject to the loss and delinquency performance of the mortgage loan pool, the Class M and Class B certificates may continue (unless the aggregate principal balance of the Class A certificates has been reduced to zero) to receive no portion of the amount of principal then payable to the LIBOR certificates. The weighted average lives of the Class M and Class B certificates will therefore be longer than would otherwise be the case. The effect on the market value of the Class M and Class B certificates of changes in market interest rates or market yields for similar securities may be greater than for the Class A certificates.

The value of your certificates may be reduced if the rate of default or the amount of losses is higher than expected.

    o If the performance of the mortgage loans is substantially worse than assumed by the rating agencies, the ratings of any class of the certificates may be lowered in the future. This may reduce the value of those certificates. No one will be required to supplement any credit enhancement or to take any other action to maintain any rating of the certificates.

Newly originated mortgage loans may be more likely to default, which may cause losses on the LIBOR certificates.

    o Defaults on mortgage loans tend to occur at higher rates during the early years of the mortgage loans. All of the mortgage loans were originated less than 13 months prior to their sale to the issuing entity. As a result, the issuing entity may experience higher rates of default than if the mortgage loans had been outstanding for a longer period of time.

The credit enhancement features may be inadequate to provide protection for the LIBOR certificates.

    o The credit enhancement features described in this prospectus supplement are intended to enhance the likelihood that holders of the Class A certificates, and to a limited extent, the holders of the Class M certificates and, to a lesser degree, the holders of the Class B certificates, will receive regular payments of interest and principal. However, we cannot assure you that the applicable credit enhancement will adequately cover any shortfalls in cash available to pay your certificates as a result of delinquencies or defaults on the mortgage loans. If delinquencies or defaults occur on the mortgage loans, the servicer will not advance scheduled monthly payments of interest and principal on delinquent or defaulted mortgage loans if the advances are not likely to be recovered.

    o If substantial losses occur as a result of defaults and delinquent payments on the mortgage loans, you may suffer losses, even if you own Class A certificates.

Interest generated by the mortgage loans may be insufficient to maintain the required level of overcollateralization.

    The weighted average of the net interest rates on the mortgage loans is expected to be higher than the weighted average of the pass-through rates on the LIBOR certificates. After taking into account certain payments received or paid by the issuing entity pursuant to the interest rate swap agreement and payments received pursuant to the interest rate cap agreement, the mortgage loans are expected to generate more interest than is needed to pay interest owed on the LIBOR certificates and to pay certain fees and expenses payable by the issuing entity. Any remaining interest generated by the mortgage loans will then be used to absorb losses that occur on the mortgage loans. After these financial obligations of the issuing entity are covered, the available excess interest generated by the mortgage loans will be used to maintain overcollateralization at the required level determined as provided in the pooling and servicing agreement. We cannot assure you, however, that enough excess interest will be generated to absorb losses or to maintain the required level of overcollateralization. The factors described below, as well as the factors described below under "--Effect of mortgage rates and other factors on the pass-through rates of the LIBOR certificates," will affect the amount of excess interest that the mortgage loans will generate:

    o Every time a mortgage loan is prepaid in full, excess interest may be reduced because the mortgage loan will no longer be outstanding and generating interest or, in the case of a partial prepayment, will be generating less interest.

    o Every time a mortgage loan is liquidated or written off, excess interest may be reduced because those mortgage loans will no longer be outstanding and generating interest.

    o If the rates of delinquencies, defaults or losses on the mortgage loans turn out to be higher than expected, excess interest will be reduced by the amount necessary to compensate for any shortfalls in cash available to make required distributions on the LIBOR certificates.

    o All of the adjustable-rate mortgage loans have interest rates that adjust based on an index that is different from the index used to determine the pass-through rates on the LIBOR certificates, and the fixed-rate mortgage loans have interest rates that do not adjust. In addition, the first adjustment of the interest rates for approximately 74.77% of the adjustable-rate mortgage loans will not occur until two years after the date of origination, the first adjustment of the interest rates for approximately 9.95% of the adjustable-rate mortgage loans will not occur until three years after the date of origination, the first adjustment of the interest rates for approximately 10.35% of the adjustable-rate mortgage loans will not occur until five years after the date of origination, the first adjustment of the interest rates for approximately 0.13% of the adjustable-rate mortgage loans will not occur until seven years after the date of origination and the first adjustment of the interest rates for approximately 4.80% of the adjustable-rate mortgage loans will not occur until ten years after the date of origination. As a result, the pass-through rates on the LIBOR certificates may increase relative to the weighted average of the interest rates on the mortgage loans, or the pass-through rate on the LIBOR certificates may remain constant as the weighted average of the interest rates on the mortgage loans declines. In either case, this would require that more of the interest generated by the mortgage loans be applied to cover interest on the LIBOR certificates. The pass-through rates on the LIBOR certificates cannot exceed the weighted average interest rate of the mortgage loans reduced for net payments to the swap provider in the applicable loan group less certain fees payable by the issuing entity, in the case of the Class A-1 and Class A-2 certificates, or the weighted average interest rate reduced for net payments to the swap provider of the subordinate portions of the mortgage loans in both mortgage loan groups less certain fees payable by the issuing entity, in the case of the Class M and Class B certificates.

    o If prepayments, defaults and liquidations occur more rapidly on the mortgage loans with relatively higher interest rates than on the mortgage loans with relatively lower interest rates, the amount of excess interest generated by the mortgage loans will be less than would otherwise be the case.

    o Investors in the LIBOR certificates, and particularly the Class B certificates, should consider the risk that the overcollateralization may not be sufficient to protect your certificates from losses.

Effect of mortgage rates and other factors on the pass-through rates of the LIBOR certificates.

    The LIBOR certificates accrue interest at pass-through rates based on the one-month LIBOR index plus specified margins, but are subject to certain limitations. Those limitations on the pass-through rates for the LIBOR certificates are, in part, based on the weighted average of the interest rates on the mortgage loans reduced for net payments to the swap provider and net of certain fees and expenses payable by the issuing entity.

    A variety of factors, in addition to those described above under "--Interest generated by the mortgage loans may be insufficient to maintain the required level of overcollateralization," could limit the pass-through rates and adversely affect the yield to maturity on the LIBOR certificates. Some of these factors are described below:

    o The interest rates on the fixed-rate mortgage loans will not adjust, and the interest rates on the adjustable-rate mortgage loans are based on a six-month LIBOR index. All of the adjustable-rate mortgage loans have periodic and maximum limitations on adjustments to their mortgage rates, and, as discussed above under "--Interest generated by the mortgage loans may be insufficient to maintain the required level of overcollateralization," all of the adjustable-rate mortgage loans will not have the first adjustment to their mortgage rates until two years, three years, five years, seven years or ten years after the origination of those mortgage loans. As a result of the limit on the pass-through rates for the LIBOR certificates, those certificates may accrue less interest than they would accrue if their pass-through rates were based solely on the one-month LIBOR index plus the specified margins.

    o Six-month LIBOR may change at different times and in different amounts than one-month LIBOR. As a result, it is possible that interest rates on certain of the adjustable-rate mortgage loans may decline while the pass-through rates on the LIBOR certificates are stable or rising. It is also possible that the interest rates on certain of the adjustable-rate mortgage loans and the pass-through rates for the LIBOR certificates may decline or increase during the same period, but that the pass-through rates on these certificates may decline more slowly or increase more rapidly.

o The pass-through rates for the LIBOR certificates adjust monthly and are subject to maximum interest rate caps while the interest rates on certain of the adjustable-rate mortgage loans adjust less frequently and are also subject to maximum interest rate caps and the interest rates on the fixed-rate mortgage loans do not adjust. Consequently, the limit on the pass-through rates for the LIBOR certificates may limit increases in the pass-through rates for those classes for extended periods in a rising interest rate environment.

    o If prepayments, defaults and liquidations occur more rapidly on the mortgage loans with relatively higher interest rates than on the mortgage loans with relatively lower interest rates, the pass-through rates on the LIBOR certificates are more likely to be limited.

    o If the pass-through rates on the LIBOR certificates are limited for any distribution date due to a cap based on the weighted average net interest rates of the mortgage loans, in the case of the Class M and Class B certificates, the weighted average net interest rates of the group II mortgage loans, in the case of the Class A-2 certificates, and the weighted average net interest rates of the group I mortgage loans, in the case of the Class A-1 certificates (in each case, reduced for net payments to the swap provider), the resulting interest shortfalls may be recovered by the holders of these certificates on the same distribution date or on future distribution dates on a subordinated basis to the extent that on that distribution date or future distribution dates there are available funds remaining after certain other distributions on the LIBOR certificates and the payment of certain fees and expenses of the issuing entity. In addition, these shortfalls may be recovered from net payments, if any, from the swap provider. These shortfalls suffered by the LIBOR certificates may also be covered by amounts payable under the interest rate cap agreement. However, we cannot assure you that these funds, if available, will be sufficient to fully cover these shortfalls.

Some of the mortgage loans have an initial interest-only period, which may result in increased delinquencies and losses.

    Approximately 0.06% of the mortgage loans have an initial interest-only period of three years, approximately 15.54% of the mortgage loans have an initial interest-only period of five years and approximately 3.89% of the mortgage loans have an initial interest-only period of ten years. During the interest-only period, the payment made by the related borrower will be less than it would be if the principal of the mortgage loan was required to amortize. In addition, the mortgage loan principal balance will not be reduced because there will be no scheduled monthly payments of principal during this period. As a result, no principal payments will be made on the offered certificates with respect to these mortgage loans during their interest-only period unless there is a principal prepayment.

    After the initial interest-only period, the scheduled monthly payment on these mortgage loans will increase, which may result in increased delinquencies by the related borrowers, particularly if interest rates have increased and the borrower is unable to refinance. In addition, losses may be greater on these mortgage loans as a result of there being no principal amortization during the early years of these mortgage loans. Although the amount of principal included in each scheduled monthly payment for a traditional mortgage loan is relatively small during the first few years after the origination of a mortgage loan, in the aggregate the amount can be significant. Any resulting delinquencies and losses, to the extent not covered by credit enhancement, will be allocated to the offered certificates.

    Mortgage loans with an initial interest-only period are relatively new in the subprime mortgage marketplace. The performance of these mortgage loans may be significantly different from mortgage loans that amortize from origination. In particular, there may be a greater expectation by these borrowers of refinancing their mortgage loans with a new mortgage loan, in particular, one with an initial interest-only period, which may result in higher or lower prepayment speeds than would otherwise be the case. In addition, the failure by the related borrower to build equity in the property may affect the delinquency, loss and prepayment experience with respect to these mortgage loans.

Payments in full of a balloon loan depend on the borrower's ability to refinance the balloon loan or sell the mortgaged property.

    Approximately 56.30% and 43.98% of the group I mortgage loans and the group II mortgage loans, respectively, will not be fully amortizing over their terms to maturity and, thus, will require substantial principal payments, i.e., balloon payments, at their stated maturity. Mortgage loans with balloon payments involve a greater degree of risk because the ability of a borrower to make a balloon payment typically will depend upon the borrower's ability either to timely refinance the loan or to timely sell the related mortgaged property. The ability of a borrower to accomplish either of these goals will be affected by a number of factors, including:

    o the level of available interest rates at the time of sale or refinancing;

    o   the borrower's equity in the related mortgaged property;

    o   the financial condition of the borrower;

    o   tax laws;

    o   prevailing general economic conditions; and

    o   the availability of credit for single family real properties generally.

Effect on yields due to rapid prepayments; no assurance of amounts received under the interest rate swap agreement.

    Any net payment payable to the swap provider under the terms of the interest rate swap agreement will reduce amounts available for distribution to certificateholders, and may reduce the pass-through rates on the LIBOR certificates. If the rate of prepayments on the mortgage loans is faster than anticipated, the amount on which payments under the interest rate swap agreement are calculated may exceed the aggregate scheduled principal balance of the mortgage loans in the pool, thereby increasing the relative proportion of interest collections on the mortgage loans that must be applied to make net payments to the swap provider. The combination of a rapid rate of prepayment and low prevailing interest rates could adversely affect the yields on the LIBOR certificates.

    In addition, certain swap termination payments arising under the interest rate swap agreement are payable to the swap provider on a senior basis and such payments may reduce amounts available for distribution to certificateholders.

    Any amounts received under the interest rate swap agreement will be applied as described in this prospectus supplement to pay certain interest shortfalls, restore the required level of overcollateralization as a result of losses, and cover losses. However, no amounts will be payable to the issuing entity by the swap provider unless the floating payment owed by the swap provider for a distribution date exceeds the fixed payment owed to the swap provider for that distribution date. This will not occur except in a period where one-month LIBOR (as determined pursuant to the interest rate swap agreement) exceeds 4.2824% to 5.2300% per annum. We cannot assure you that any amounts will be received under the interest rate swap agreement, or that any such amounts that are received will be sufficient to cover interest shortfalls or losses on the mortgage loans, or to maintain the required level of overcollateralization.

    See "Description of the Certificates--Distributions of Interest and Principal," "--Supplemental Interest Account" and "--Interest Rate Swap Agreement" in this prospectus supplement.

Prepayments on the mortgage loans could lead to shortfalls in the distribution of interest on your certificates.

    When a voluntary principal prepayment is made by the borrower on a mortgage loan (excluding any payments made upon liquidation of any mortgage loan), the borrower is charged interest on the amount of prepaid principal only up to the date of the prepayment, instead of for a full month. However, principal prepayments will only be passed through to the holders of the certificates once a month on the distribution date which follows the prepayment period in which the prepayment was received by the servicer. The servicer is obligated to pay an amount, without any right of reimbursement, for those shortfalls in interest collections payable on the certificates that are attributable to the difference between the interest paid by a borrower in connection with a voluntary principal prepayment in full and thirty days' interest on the amount of the prepayment, but only to the extent those shortfalls are not covered by prepayment interest excesses resulting from prepayments that occur from the first day of the distribution date month through the 15th day of that month and only to the extent of the servicing fees for that distribution date.

    If the servicer fails to make such compensating interest payments or the shortfall exceeds the sum of the servicing fees and prepayment interest excesses for any distribution date, there will be fewer funds available for the distribution of interest on the certificates. In addition, no such payments from the servicer or prepayment interest excesses will be available to cover prepayment interest shortfalls resulting from partial prepayments or involuntary prepayments such as a liquidation of a defaulted mortgage loan. Such shortfalls of interest, if they result in the inability of the issuing entity to pay the full amount of the current interest on the certificates, will result in a reduction of the yield on your certificates.

The weighted average lives and the yields to maturity on the Class M and Class B Certificates are sensitive to borrower defaults and losses on the mortgage loans.

    The weighted average lives of, and the yields to maturity on, the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2 and Class B-3 certificates will be progressively more sensitive, in that order, to the rate and timing of borrower defaults and the severity of ensuing losses on the mortgage loans. If the actual rate and severity of losses on the mortgage loans is higher than those assumed by an investor in such certificates, the actual yield to maturity of such certificates may be lower than the yield anticipated by such holder based on such assumption. The timing of losses on the mortgage loans will also affect an investor's actual yield to maturity, even if the rate of defaults and severity of losses over the life of the mortgage loans are consistent with an investor's expectations. In general, the earlier a loss occurs, the greater the effect on an investor's yield to maturity. Realized losses on the mortgage loans, to the extent they exceed the amount of overcollateralization following distributions on the related distribution date, will reduce the aggregate principal balance of the Class B-3, the Class B-2, the Class B-1, the Class M-6, the Class M-5, the Class M-4, the Class M-3, the Class M-2 and the Class M-1 certificates, in that order. As a result of such reductions, less interest will accrue on such class of certificates than would otherwise be the case. Once a realized loss is allocated to a certificate, no principal or interest will be distributable with respect to such written down amount, except to the extent of any subsequent recoveries received on liquidated mortgage loans after they are liquidated. However, the amount of any realized losses allocated to the Class M or Class B certificates may be paid to the holders of those certificates according to the priorities set forth under "Description of the Certificates--Overcollateralization Provisions" in this prospectus supplement.

    Unless the aggregate principal balances of the Class A certificates have been reduced to zero, the Class M and Class B certificates will not be entitled to any principal distributions until at least May 2010 or a later date as provided in this prospectus supplement, or during any period in which delinquencies or cumulative losses on the mortgage loans exceed certain levels. As a result, the weighted average lives of the Class M and Class B certificates will be longer than would otherwise be the case if distributions of principal were allocated among all of the certificates at the same time. As a result of the longer weighted average lives of the Class M and Class B certificates, the holders of such certificates have a greater risk of suffering a loss on their investments. Further, because such certificates might not receive any principal if certain delinquency levels occur, it is possible for such certificates to receive no principal distributions even if no losses have occurred on the mortgage loan pool.

    In addition, the multiple class structure of the Class M and Class B certificates causes the yield of such classes to be particularly sensitive to changes in the rates of prepayment of the mortgage loans. Because distributions of principal will be made to the holders of such certificates according to the priorities described in this prospectus supplement, the yield to maturity on such classes of certificates will be sensitive to the rates of prepayment on the mortgage loans experienced both before and after the commencement of principal distributions on such classes. The yield to maturity on such classes of certificates will also be extremely sensitive to losses due to defaults on the mortgage loans (and the timing of those losses), to the extent such losses are not covered by excess interest, after taking into account certain payments received or paid by the issuing entity pursuant to the interest rate swap agreement, payments received by the issuing entity pursuant to the interest rate cap agreement, the Class X certificates or a class of Class M and Class B certificates with a lower payment priority. Furthermore, as described in this prospectus supplement, the timing of receipt of principal and interest by the Class M and

Class B certificates may be adversely affected by losses even if such classes of certificates do not ultimately bear such loss.

Delay in receipt of liquidation proceeds; liquidation proceeds may be less than the mortgage loan balance.

    Substantial delays could be encountered in connection with the liquidation of delinquent mortgage loans. Further, reimbursement of advances made on a mortgage loan, liquidation expenses such as legal fees, real estate taxes, hazard insurance and maintenance and preservation expenses may reduce the portion of liquidation proceeds payable on the certificates. If a mortgaged property fails to provide adequate security for the mortgage loan, you will incur a loss on your investment if the credit enhancements are insufficient to cover the loss.

A portion of the mortgage loans are secured by subordinate mortgages; in the event of a default, these mortgage loans are more likely to experience losses.

    Approximately 8.73% of the mortgage loans as of the cut-off date are secured by second-lien mortgages which are subordinate to the rights of the holder of the related senior mortgages. As a result, the proceeds from any liquidation, insurance or condemnation proceedings will be available to satisfy the principal balance of the mortgage loan only to the extent that the claims, if any, of each related senior mortgagee are satisfied in full, including any related foreclosure costs. In addition, a holder of a subordinate or junior mortgage loan may not foreclose on the mortgaged property securing such mortgage loan unless it either pays the entire amount of the senior mortgage loan to the senior mortgage lender at or prior to the foreclosure sale or undertakes the obligation to make payments on the senior mortgage loan in the event of a default under the senior mortgage loan. The issuing entity will have no source of funds to satisfy any senior mortgage or make payments due to any senior mortgagee.

    An overall decline in the residential real estate markets could adversely affect the values of the mortgaged properties and cause the outstanding principal balances of the second-lien mortgage loans, together with the senior mortgage loans secured by the same mortgaged properties, to equal or exceed the value of the mortgaged properties. This type of a decline would adversely affect the position of a second mortgagee before having the same effect on the related first mortgagee. A rise in interest rates over a period of time and the general condition of a mortgaged property as well as other factors may have the effect of reducing the value of the mortgaged property from the appraised value at the time the mortgage loan was originated. If there is a reduction in value of the mortgaged property, the ratio of the amount of the mortgage loan to the value of the mortgaged property may increase over what it was at the time the mortgage loan was originated. This type of increase may reduce the likelihood of liquidation or other proceeds being sufficient to satisfy the second-lien mortgage loan after satisfaction of any senior liens.

Bankruptcy of the depositor or the sponsor may delay or reduce collections on loans.

    Each of the depositor and the sponsor may be eligible to become a debtor under the United States Bankruptcy Code. If the depositor or the sponsor were to become a debtor under the United States Bankruptcy Code, the bankruptcy court could be asked to determine whether the mortgage loans that support the certificates constitute property of the debtor, or whether they constitute property of the issuing entity. If the bankruptcy court were to determine that the mortgage assets constitute property of the estate of the debtor, there could be delays in payments to certificateholders of collections on the mortgage assets and/or reductions in the amount of the payments paid to certificateholders. The mortgage assets would not constitute property of the estate of the depositor or of the sponsor if the transfer of the mortgage assets from the sponsor to the depositor and from the depositor to the issuing entity are treated as true sales, rather than pledges, of the mortgage assets.

    The transactions contemplated by this prospectus supplement and the related prospectus will be structured so that, if there were to be a bankruptcy proceeding with respect to the sponsor or the depositor, the transfers should be treated as true sales, and not as pledges. The mortgage assets should accordingly be treated as property of the issuing entity and not as part of the bankruptcy estate of the depositor or sponsor. In addition, the depositor is operated in a manner that should make it unlikely that it would become the subject of a bankruptcy filing.

    However, we cannot assure you that a bankruptcy court would not recharacterize the transfers as borrowings of the depositor or the sponsor secured by pledges of the mortgage assets. Any request by the debtor (or any of its creditors) for such a recharacterization of these transfers, if successful, could result in delays in payments of collections on the mortgage assets and/or reductions in the amount of the payments paid to certificateholders, which could result in losses on the certificates. Even if a request to recharacterize the transfers were to be denied, delays in payments on the mortgage assets and resulting delays or losses on the certificates could result.

Bankruptcy of borrowers may adversely affect distributions on certificates.

    The application of federal and state laws, including bankruptcy and debtor relief laws, may interfere with or adversely affect the ability to realize on the properties, enforce deficiency judgments or pursue collection litigation with respect to defaulted loans. As a consequence, borrowers who have defaulted on their loans and sought, or are considering seeking, relief under bankruptcy or debtor relief laws will have substantially less incentive to repay their loans. As a result, these loans will likely experience more severe losses, which may be total losses and could therefore increase the risk that you will suffer losses.

Bankruptcy of other parties may adversely affect distributions on certificates.

    The depositor intends to treat the transfer of the loans to the issuing entity as an absolute transfer and not as a secured lending arrangement. In this event, the loans would not be part of the depositor's bankruptcy estate if a bankruptcy occurred and would not be available to the depositor's creditors. If the depositor becomes insolvent, it is possible that the bankruptcy trustee or a creditor of the depositor may attempt to recharacterize the sale of the loans as a borrowing by the depositor, secured by a pledge of the loans. This position, if accepted by a court, could prevent timely distributions of amounts due on the certificates and result in a reduction of distributions on the certificates.

    If a bankruptcy or insolvency of the servicer occurs, the bankruptcy trustee or receiver may have the power to prevent the trustee or the depositor from appointing a successor servicer.

    In addition, federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured lender to realize on its security. See "Certain Legal Aspects of Residential Loans" in the prospectus.

The sponsor and its affiliates may have conflicts of interest.

    Recent developments in the subprime mortgage market have led to a deterioration in the financial performance of many subprime loan originators. See "--Recently, the subprime mortgage loan market has experienced increasing levels of delinquencies and defaults; increased use of new mortgage products by borrowers may result in higher levels of delinquencies and losses generally" above. Due to these developments affecting these subprime loan originators, including NC Capital Corporation, certain conflicts of interest may exist or may arise as a result of transactions or relationships that the sponsor and its affiliates may have or may enter into in the future with one or more of these loan sellers.

    In taking any actions or engaging in other transactions with the those loan sellers, the sponsor and its affiliates are not required to take into account the effect of such actions or transactions on the issuing entity or the certificateholders. Among other things, the sponsor and its affiliates may purchase, as principal, loans originated or sold by such loan sellers that are not included in the issuing entity, and may seek to enforce against such loan sellers any remedies they may have if a breach of representation and warranty occurs with respect to such other mortgage loans. The sponsor or its affiliates may provide secured or unsecured financing to one or more loan sellers, and may seek to enforce remedies against such loan seller if an event of default occurs in respect of that financing. The sponsor and its affiliates will not have any obligation to account to the issuing entity for any amounts they collect in respect of any loans, financing or other transactions they may have with any loan seller, and the sponsor and its affiliates will have no obligation to pursue any claims against such loan sellers on behalf of the issuing entity or with respect to loans included in the issuing entity.

High loan-to-value ratios increase risk of loss.

    Mortgage loans with higher loan-to-value ratios may present a greater risk of loss than mortgage loans with loan-to-value ratios of 80% or below. Approximately 45.50% and 43.88% of the group I mortgage loans and the group II mortgage loans, respectively, had loan-to-value ratios at origination or, with respect to second-lien mortgage loans, combined loan-to-value ratios at origination, in excess of 80% but not more than 100%.

    Additionally, the determination of the value of a mortgaged property used in the calculation of the loan-to-value ratios of the mortgage loans may differ from the appraised value of such mortgaged properties or the actual value of such mortgaged properties.

Violation of various federal, state and local laws may result in losses on the mortgage loans.

    There has been a continuing focus by state and federal banking regulatory agencies, state attorneys general offices, the Federal Trade Commission, the U.S. Department of Justice, the U.S. Department of Housing and Urban Development and state and local governmental authorities on certain lending practices by some companies in the subprime industry, sometimes referred to as "predatory lending" practices. Sanctions have been imposed by state, local and federal governmental agencies for practices including, but not limited to, charging borrowers excessive fees, imposing higher interest rates than the borrower's credit risk warrants and failing to adequately disclose the material terms of loans to the borrowers.

    Applicable state and local laws generally regulate interest rates and other charges, require certain disclosure, and require licensing of the originators. In addition, other state and local laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the mortgage loans.

    The mortgage loans are also subject to federal laws, including:

    o the Federal Truth in Lending Act and Regulation Z promulgated under that Act, which require certain disclosures to the borrowers regarding the terms of the mortgage loans;

    o the Equal Credit Opportunity Act and Regulation B promulgated under that Act, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and

    o the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience.

    Violations of certain provisions of these federal, state and local laws, as well as actions by governmental agencies, authorities and attorneys general, may limit the ability of the servicer to collect all or part of the principal of, or interest on, the mortgage loans and in addition could subject the issuing entity to damages and administrative enforcement (including disgorgement of prior interest and fees paid). In particular, an originator's failure to comply with certain requirements of these federal and state laws could subject the issuing entity (and other assignees of the mortgage loans) to monetary penalties, and result in the obligors' rescinding the mortgage loans against either the issuing entity or subsequent holders of the mortgage loans.

    WMC Mortgage Corp. will represent that each mortgage loan sold by it and Barclays Bank PLC will represent that each mortgage loan sold by NC Capital Corporation is in compliance with applicable federal and state laws and regulations. In addition, WMC Mortgage Corp. will represent that none of the mortgage loans sold by it and Barclays Bank PLC will represent that none of the mortgage loans sold by NC Capital Corporation is covered by the Home Ownership and Equity Protection Act of 1994 or is classified as a "high cost home," "threshold," "covered," "high risk home," "predatory" or similar loan under any other applicable federal, state or local law. In the event of a breach of any of such representations, WMC Mortgage Corp. or Barclays Bank PLC, as applicable, will be obligated to cure such breach or purchase or replace the affected mortgage loan, in the manner and to the extent described in this prospectus supplement.

    As described above under "Recent Developments Regarding New Century Financial Corporation," a number of state regulatory authorities have taken action against New Century Financial Corporation and its subsidiaries, including NC Capital Corporation, for alleged violations of state laws. Certain of those actions prohibit New Century Financial Corporation from pursuing foreclosure actions, and in the future one or more additional states could seek similar limitations on the servicer's ability to take actions (such as pursuing foreclosures) that may be essential to preserve the value of the mortgage loans on behalf of the issuing entity. Any such limitations could adversely affect the issuing entity's ability to realize on the mortgage loans.

WMC Mortgage Corp. may not be able to purchase defective mortgage loans.

    WMC Mortgage Corp. will make various representations and warranties related to the mortgage loans it originated. Those representations are summarized in "Description of the Certificates--Representations and Warranties Relating to the Mortgage Loans" in this prospectus supplement.

    If WMC Mortgage Corp. fails to cure a material breach of its representations and warranties with respect to any mortgage loan it originated in a timely manner, then WMC Mortgage Corp. would be required to purchase or substitute for the defective mortgage loan. It is possible that WMC Mortgage Corp. may not be capable of purchasing or substituting any defective mortgage loans, for financial or other reasons. The inability of WMC Mortgage Corp. to purchase or substitute for defective mortgage loans would likely cause the mortgage loans to experience higher rates of delinquencies, defaults and losses. As a result, shortfalls in the distributions due on the certificates could occur.

Failure of servicer to perform may adversely affect distributions on certificates.

    The amount and timing of distributions on the certificates generally will be dependent on the servicer to perform its servicing obligations in an adequate and timely manner. See "The Servicer" in this prospectus supplement. If the servicer fails to perform its servicing obligations, this failure may result in the termination of the servicer. That termination with its transfer of daily collection activities will likely increase the rates of delinquencies, defaults and losses on the loans. As a result, shortfalls in the distributions due on your certificates could occur.

The interest rate swap agreement and the interest rate cap agreement are subject to counterparty risk.

    The assets of the issuing entity will include an interest rate swap agreement that will require the swap provider to make certain payments for the benefit of the holders of the LIBOR certificates and an interest rate cap agreement that will require the cap provider to make certain payments for the benefit of the holders of the LIBOR certificates. To the extent that payments on the offered certificates depend in part on payments to be received by the trustee under these agreements, the ability of the trustee to make such payments on such classes of certificates will be subject to the credit risk of the swap provider and the cap provider.

The credit rating of the swap provider could affect the rating of the LIBOR certificates.

    Barclays Bank PLC, the swap provider under the interest rate swap agreement, is rated "AA+" by Fitch, Inc., "AA" by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and "Aa1" by Moody's Investors Service, Inc. The ratings on the LIBOR certificates are dependent in part upon the credit ratings of the swap provider. If a credit rating of the swap provider is qualified, reduced or withdrawn and a substitute counterparty is not obtained in accordance with the terms of the interest rate swap agreement, the ratings of the LIBOR certificates may be qualified, reduced or withdrawn. As a result, the value and marketability of the LIBOR certificates may be adversely affected. See "The Swap Provider and the Interest Rate Cap Provider" in this prospectus supplement.

External events may increase the risk of loss on the mortgage loans.

    In response to previously executed and threatened terrorist attacks in the United States and foreign countries, the United States has initiated military operations and has placed a substantial number of armed forces reservists and members of the National Guard on active duty status. It is possible that the number of reservists and members of the National Guard placed on active duty status in the near future may increase. To the extent that a member of the military, or a member of the armed forces reserves or National Guard who is called to active duty is a borrower of a mortgage loan in the issuing entity, the interest rate limitation of the Servicemembers Civil Relief Act and any comparable state law will apply. Substantially all of the mortgage loans have mortgage interest rates which exceed such limitation, if applicable. The servicer will not be obligated to cover shortfalls in interest collections arising from the application of the Servicemembers Civil Relief Act or any comparable state laws. This may result in interest shortfalls on the mortgage loans, which may result in shortfalls of interest on your certificates. None of the depositor, the underwriter, the trustee, the servicer, the original loan sellers or any other party has taken any action to determine whether any of the mortgage loans would be affected by such interest rate limitation. See "Description of the Certificates--Distributions of Interest and Principal" in this prospectus supplement and "Material Legal Aspects of the Loans--Servicemembers Civil Relief Act and the California Military and Veterans Code" in the prospectus.

Drug, RICO and money laundering violations could lead to property forfeitures.

    Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

    In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, did not know or was reasonably without cause to believe that the property was subject to forfeiture. However, there is no assurance that such a defense would be successful.

The certificates are obligations of the issuing entity only.

    The certificates will not represent an interest in or obligation of the depositor, the sponsor, the underwriter, the servicer, the original loan sellers, the trustee or any of their respective affiliates. Neither the LIBOR certificates nor the underlying mortgage loans will be guaranteed or insured by any governmental agency or instrumentality or by the depositor, the sponsor, the underwriter, the servicer, the original loan sellers, the trustee or any of their respective affiliates. Proceeds of the assets included in the issuing entity (including the interest rate cap agreement and the interest rate swap agreement) will be the sole source of payments on the LIBOR certificates, and there will be no recourse to the depositor, the sponsor, the underwriter, the servicer, the original loan sellers, the trustee or any other entity in the event that such proceeds are insufficient or otherwise unavailable to make all payments provided for under the LIBOR certificates.

Your investment may not be liquid.

    The underwriter intends to make a secondary market in the LIBOR certificates, but it will have no obligation to do so. We cannot assure you that such a secondary market will develop or, if it develops, that it will continue. Consequently, you may not be able to sell your certificates readily or at prices that will enable you to realize your desired yield. The market values of the certificates are likely to fluctuate; these fluctuations may be significant and could result in significant losses to you.

    The secondary markets for asset backed securities have experienced periods of illiquidity and can be expected to do so in the future. Illiquidity means that there may not be any purchasers for the certificates you may purchase. Although any class of certificates may experience illiquidity, it is more likely that classes of certificates that are more sensitive to prepayment, credit or interest rate risk or that have been structured to meet the investment requirements of limited categories of investors, will experience illiquidity. You should consider that illiquidity may also result from legal or regulatory changes, or from the adoption or change of accounting rules, that affect some or all of the classes of the certificates generally or particular types of investors. Illiquidity can have a severely adverse effect on the prices of securities.

    The offered certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. Accordingly, many institutions that lack the legal authority to invest in securities that do not constitute "mortgage related securities" will not be able to invest in the offered certificates, thereby limiting the market for those certificates. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. See "Legal Investment" in this prospectus supplement and in the prospectus.

    You should consult your own financial, tax, accounting and legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of the offered certificates.

The ratings on your certificates could be reduced or withdrawn.

    Each rating agency rating the LIBOR certificates may change or withdraw its initial ratings at any time in the future if, in its judgment, circumstances warrant a change. No person is obligated to maintain the ratings at their initial levels. If a rating agency qualifies, reduces or withdraws its rating on one or more classes of the LIBOR certificates, the liquidity and market value of the affected certificates is likely to be reduced.

LIBOR certificates may not be suitable investments.

    The LIBOR certificates are not suitable investments for any investor that requires a regular or predictable schedule of monthly payments or payment on any specific date. The LIBOR certificates are complex investments that should be considered only by investors who, either alone or with their financial, tax, accounting and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment and the interaction of these factors.

                             THE MORTGAGE LOAN POOL

    The statistical information presented in this prospectus supplement concerning the mortgage loans is based on the pool of mortgage loans as of the cut-off date, which is April 1, 2007. Unless otherwise indicated in this prospectus supplement, the information regarding the mortgage loans set forth in this prospectus supplement that is based on the principal balance of the mortgage loans as of the cut-off date assumes the timely receipt of principal scheduled to be paid on the mortgage loans on or prior to the cut-off date, with the exception of the delinquencies referred to under "--General" below. It is possible that principal prepayments in part or in full may occur between the cut-off date and the closing date. Moreover, certain mortgage loans included in the mortgage loan pool as of the cut-off date may not be included in the final mortgage loan pool due to prepayments in full, or as a result of not meeting the eligibility requirements for the final mortgage loan pool, and certain other mortgage loans may be included in the final mortgage loan pool. As a result of the foregoing, the statistical distribution of characteristics as of the cut-off date and as of the closing date for the final mortgage loan pool may vary somewhat from the statistical distribution of such characteristics as of the cut-off date as presented in this prospectus supplement, although such variance should not be material. In addition, the final mortgage loan pool may vary plus or minus 5% from the cut-off pool of mortgage loans described in this prospectus supplement.

General

    The assets of the issuing entity will primarily consist of approximately 5,484 conventional, subprime, adjustable- and fixed-rate, first-lien and second-lien residential mortgage loans with original terms to maturity from the first scheduled payment due date of not more than 30 years, having an aggregate scheduled principal balance of approximately $1,099,706,087 as of the cut-off date. All the mortgage loans in the issuing entity were acquired by the sponsor from WMC Mortgage Corp. (approximately 61.45%) and NC Capital Corporation (which in turn acquired them from New Century Mortgage Corporation) (approximately 38.55%).

    The mortgage loans were originated or acquired generally in accordance with the underwriting guidelines described in this prospectus supplement. See "The Original Loan Sellers--WMC Mortgage Corp.--Underwriting Guidelines" and "The Original Loan Sellers--NC Capital Corporation--Underwriting Guidelines" below for a summary of the underwriting guidelines for the original loan sellers. Because, in general, such underwriting guidelines do not conform to Fannie Mae or Freddie Mac guidelines, the mortgage loans are likely to experience higher rates of delinquency, foreclosure and bankruptcy than if they had been underwritten to a higher standard.

    Approximately 19.05% of the mortgage loans in the issuing entity are fixed-rate mortgage loans and approximately 80.95% are adjustable-rate mortgage loans, as described in more detail under "--Adjustable-Rate Mortgage Loans" below. Interest on the mortgage loans accrues on the basis of a 360-day year consisting of twelve 30-day months.

    All of the mortgage loans are secured by first or second mortgages, deeds of trust or similar security instruments creating first liens or second liens on residential properties consisting of one-to-four family dwelling units, individual condominium units or individual units in planned unit developments.

    Pursuant to its terms, each mortgage loan, other than a loan secured by a condominium unit, is required to be covered by a standard hazard insurance policy in an amount equal to the lower of the unpaid principal amount of that mortgage loan or the replacement value of the improvements on the related mortgaged property.

    Generally, a condominium association is responsible for maintaining hazard insurance covering the entire building.

    Approximately 44.39% of the mortgage loans have original loan-to-value ratios at origination, or with respect to second- lien mortgage loans, combined loan-to-value ratios at origination, in excess of 80%. The "loan-to-value ratio" of a mortgage loan at any time is defined generally as the ratio of the principal balance of such mortgage loan at the date of determination to (a) in the case of a purchase, the least of the sale price of the mortgaged property, its appraised value at the time of sale and its appraisal review value or (b) in the case of a refinancing or modification, the lesser of the appraised value of the mortgaged property at the time of the refinancing or modification and its appraisal review value.

    The "combined loan-to-value ratio" of a mortgage loan at any time is defined generally as the ratio of the principal balance of the second-lien mortgage loan, together with the outstanding balance of the related first-lien mortgage loan, at the date of determination to (a) in the case of a purchase, the lesser of the sale price of the mortgaged property, the appraisal review value and its appraised value at the time of sale, or (b) in the case of a refinancing or modification, the lesser of the appraisal review value and the appraised value of the mortgaged property at the time of the refinancing or modification.

    As of the cut-off date, not more than approximately 0.91% of the mortgage loans were 30 to 59 days Delinquent with respect to their scheduled monthly payments. "Delinquent," with respect to any mortgage loan, means any monthly payment due on a due date that is not made by the close of business on the next scheduled due date for that mortgage loan.

    Approximately 52.16% of the mortgage loans are fully amortizing, and approximately 47.84% of the mortgage loans are balloon mortgage loans.

Prepayment Premiums

    Approximately 66.36% of the mortgage loans provide for payment by the borrower of a prepayment premium or charge (each, a "Prepayment Premium") in connection with certain full or partial prepayments of principal. Generally, each such mortgage loan provides for payment of a Prepayment Premium in connection with certain voluntary, full or partial prepayments made within the period of time specified in the related mortgage note, ranging from one to three years from the date of origination of such mortgage loan, or the penalty period, as described in this prospectus supplement. The amount of the applicable Prepayment Premium, to the extent permitted under applicable federal or state law, is as provided in the related mortgage note. No mortgage loan imposes a Prepayment Premium for a term in excess of three years. Prepayment Premiums collected from borrowers will be paid to the holders of the Class P certificates and will not be available for payment to the LIBOR certificates.

    The servicer may waive (or permit a subservicer to waive) a Prepayment Premium in accordance with the pooling and servicing agreement if such waiver would, in the servicer's judgment, maximize recoveries on the related mortgage loan or the Prepayment Premium is not permitted to be collected under applicable law.

Adjustable-Rate Mortgage Loans

    All of the adjustable-rate mortgage loans provide for semi-annual adjustment of the related mortgage rate based on the Six-Month LIBOR Loan Index (as described below under "--The Index") as specified in the related mortgage note, and for corresponding adjustments to the monthly payment amount, in each case on each applicable adjustment date (each such date, an "Adjustment Date").

    The first adjustment of the interest rates for approximately 74.77% of the adjustable-rate mortgage loans will occur after an initial period of approximately two years following origination (the "2/28

Adjustable Rate Mortgage Loans") or in the case of approximately 9.95% of the adjustable-rate mortgage loans, approximately three years following origination (the "3/27 Adjustable Rate Mortgage Loans") or in the case of approximately 10.35% of the adjustable-rate mortgage loans, approximately five years following origination (the "5/25 Adjustable Rate Mortgage Loans") or in the case of approximately 0.13% of the adjustable-rate mortgage loans, approximately seven years following origination (the "7/23 Adjustable Rate Mortgage Loans") or in the case of approximately 4.80% of the adjustable-rate mortgage loans, approximately ten years following origination (the "10/20 Adjustable Rate Mortgage Loans"). In addition, approximately 0.07% of the adjustable-rate mortgage loans are interest-only loans for the first three years and have their first adjustment of interest rates after an initial period of approximately five years (the "5/25 3-Year Interest-Only Loans"), approximately 12.57% of the adjustable-rate mortgage loans are interest-only loans for the first five years and have their first adjustment of interest rates after an initial period of approximately two years (the "2/28 5-Year Interest-Only Loans"), approximately 2.76% of the adjustable-rate mortgage loans are interest-only mortgage loans for the first five years and have their first adjustment of interest rates after an initial period of approximately three years (the "3/27 5-Year Interest-Only Loans"), approximately 3.78% of the adjustable-rate mortgage loans are interest-only mortgage loans for the first five years and have their first adjustment of interest rates after an initial period of approximately five years (the "5/25 5-Year Interest-Only Loans"), approximately 0.09% of the adjustable-rate mortgage loans are interest-only mortgage loans for the first five years and have their first adjustment of interest rates after an initial period of approximately ten years (the "10/20 5-Year Interest-Only Loans"), approximately 0.49% of the adjustable-rate mortgage loans are interest-only mortgage loans for the first ten years and have their first adjustment of interest rates after an initial period of approximately two years (the "2/28 10-Year Interest-Only Loans"), approximately 0.05% of the adjustable-rate mortgage loans are interest-only mortgage loans for the first ten years and have their first adjustment of interest rates after an initial period of approximately three years (the "3/27 10-Year Interest-Only Loans"), approximately 1.01% of the adjustable-rate mortgage loans are interest-only mortgage loans for the first ten years and have their first adjustment of interest rates after an initial period of approximately five years (the "5/25 10-Year Interest-Only Loans"), approximately 0.07% of the adjustable-rate mortgage loans are interest-only mortgage loans for the first ten years and have their first adjustment of interest rates after an initial period of approximately seven years (the "7/23 10-Year Interest-Only Loans")and approximately 3.16% of the adjustable-rate mortgage loans are interest-only mortgage loans for the first ten years and have their first adjustment of interest rates after an initial period of approximately ten years (the "10/20 10-Year Interest-Only Loans"). On each Adjustment Date for an adjustable-rate mortgage loan, the mortgage rate will be adjusted to equal the sum, rounded generally to the nearest multiple of 1/8% of the Loan Index and a fixed percentage amount (the "Gross Margin"). However, all the mortgage rates on each such adjustable-rate mortgage loan will not increase or decrease by more than a fixed percentage specified in the related mortgage note (the "Periodic Cap"). On any related Adjustment Date, the Periodic Cap ranges from 1.000% to 2.000% for all adjustable rate mortgage loans except in the case of the first such Adjustment Date, and will not exceed a specified maximum mortgage rate over the life of such mortgage loan (the "Maximum Rate") or be less than a specified minimum mortgage rate over the life of such mortgage loan (the "Minimum Rate"). The mortgage rate will not increase or decrease on the first Adjustment Date by more than a fixed percentage specified in the related mortgage note (the "Initial Cap"). The Initial Caps range from 1.000% to 5.000% for all of the adjustable-rate mortgage loans. Effective with the first monthly payment due on each adjustable-rate mortgage loan after each related Adjustment Date, or following the interest-only period in the case of the interest-only loans, the monthly payment amount will be adjusted to an amount that will amortize fully the outstanding principal balance of the related mortgage loan over its remaining term, and pay interest at the mortgage rate as so adjusted. Due to the application of the Initial Caps, Periodic Caps and Maximum Rates, the mortgage rate on each such adjustable-rate mortgage loan, as adjusted on any related Adjustment Date, may be less than the sum of the Loan Index and the related Gross Margin, rounded as described in this prospectus supplement. See "--The Index" below. The adjustable-rate mortgage loans generally do not permit the related borrowers to convert their adjustable mortgage rate to a fixed mortgage rate.

The Index

    The Loan Index used in determining the related interest rates on all of the adjustable-rate mortgage loans is the average of the interbank offered rates for six-month United States dollar deposits in the London market, calculated as provided in the related mortgage note (the "Six-Month LIBOR Loan Index"), as most recently available either as of (1) the first business day occurring in a specified period of time prior to such Adjustment Date, (2) the first business day of the month preceding the month of such Adjustment Date or (3) the last business day of the second month preceding the month in which such Adjustment Date occurs, as specified in the related mortgage note. In the event that the Loan Index becomes unavailable or otherwise unpublished, the servicer will select a comparable alternative index over which it has no direct control and which is readily verifiable.

Junior Liens

    Approximately 8.73% of the mortgage loans are secured by second liens on the related mortgaged properties. The range of combined loan-to-value ratios at origination of these second-lien mortgage loans is approximately 84.40% to 100.00%, and the weighted average combined loan-to-value ratio at origination of these second-lien mortgage loans is approximately 99.71%. The range of credit scores at origination of these second-lien mortgage loans is 500 to 805 and the weighted average credit score at origination of these second-lien mortgage loans is approximately 651.

        The Aggregate Mortgage Loans

    The mortgage loans are expected to have the following approximate aggregate characteristics as of the cut-off date:

Principal balance of mortgage loans.....................................           $1,099,706,087
Principal balance of fixed-rate mortgage loans..........................             $209,441,038
Principal balance of adjustable-rate mortgage loans.....................             $890,265,049
    Mortgage Rates:
      Weighted average..................................................                   8.146%
      Range.............................................................        4.825% to 12.900%
    Margin:
      Weighted average of the adjustable-rate mortgage loans............                   6.263%
      Range.............................................................         2.500% to 8.050%
Weighted average months to roll of adjustable-rate mortgage loans (in months)                  30
Weighted average remaining term to maturity (in months).................                      355
Weighted average remaining interest-only term of interest-only loans (in months)               68
Silent Seconds(1).......................................................                   18.18%

--------

(1) Represents percentage of mortgage loans in the mortgage loan pool as to which a second-lien mortgage loan secured by the related mortgaged property was originated in connection with the origination of the first-lien mortgage loan in the mortgage loan pool and the second-lien mortgage loan is not included in the mortgage loan pool.

    The scheduled principal balances of the mortgage loans range from approximately $13,589 to approximately $1,462,031. The mortgage loans had an average scheduled principal balance of approximately $200,530.

    The weighted average loan-to-value ratio (or with respect to second-lien mortgage loans, the combined loan-to-value ratio) at origination of the mortgage loans is approximately 83.49% and approximately 44.39% of the mortgage loans have loan-to-value ratios (or with respect to second-lien mortgage loans, combined loan-to-value ratios) at origination exceeding 80%.

    Approximately 91.27% of the mortgage loans are secured by first liens. Approximately 8.73% of the mortgage loans are secured by second liens.

    As of the cut-off date, approximately 0.91% of the mortgage loans were 30 to 59 days Delinquent with respect to their scheduled monthly payments.

    No more than approximately 0.53% of the mortgage loans are secured by mortgaged properties located in any one zip code area.

    WMC Mortgage Corp. and Barclays Bank PLC will each represent that

    o none of the mortgage loans is (a) covered by the Home Ownership and Equity Protection Act of 1994 or (b) classified as a "high cost home," "threshold," "covered," "high risk home," "predatory" or similar loan under any other applicable federal, state or local law;

    o none of the mortgage loans had a prepayment penalty period at origination in excess of three years;

    o none of the mortgage loans originated on or after October 1, 2002 and on or prior to March 6, 2003 is governed by the Georgia Fair Lending Act; and

    o in connection with the origination of the mortgage loans, no proceeds from a mortgage loan were used to purchase a single-premium credit life insurance policy.

    See "Description of the Certificates--Representations and Warranties Relating to the Mortgage Loans" in this prospectus supplement.

    The tables on Schedule A attached to this prospectus supplement set forth certain statistical information with respect to the mortgage loans. Due to rounding, the percentages shown may not precisely total 100.00%.

        The Group I Mortgage Loans

    The group I mortgage loans are expected to have the following approximate aggregate characteristics as of the cut-off date:

Principal balance of group I mortgage loans.............................              $344,454,129
Principal balance of group I fixed-rate mortgage loans..................               $62,152,475
Principal balance of group I adjustable-rate mortgage loans.............              $282,301,654
    Mortgage Rates:
      Weighted average..................................................                    8.107%
      Range.............................................................         5.125% to 12.900%
    Margin:
      Weighted average of the adjustable-rate mortgage loans............                    6.337%
      Range.............................................................          3.500% to 7.990%
Weighted average months to roll of adjustable-rate mortgage loans (in months)                   33
Weighted average remaining term to maturity (in months).................                       355
Weighted average remaining interest-only term of interest-only loans (in months)                83
Silent Seconds(1).......................................................                     1.56%

--------
(1) Represents percentage of mortgage loans in the group I mortgage loan pool as to which a second-lien mortgage loan secured by the related mortgaged property was originated in connection with the origination of the first-lien mortgage loan in the group I mortgage loan pool and the second-lien mortgage loan is not included in the group I mortgage loan pool.

    The scheduled principal balances of the group I mortgage loans range from approximately $14,902 to approximately $639,604. The group I mortgage loans had an average scheduled principal balance of approximately $161,261.

    The weighted average loan-to-value ratio (or with respect to second-lien mortgage loans, the combined loan-to-value ratio) at origination of the group I mortgage loans is approximately 82.87% and approximately 45.50% of the group I mortgage loans have loan-to-value ratios (or with respect to second-lien mortgage loans, combined loan-to-value ratios) at origination exceeding 80%.

    Approximately 93.57% of the group I mortgage loans are secured by first liens. Approximately 6.43% of the group I mortgage loans are secured by second liens.

    As of the cut-off date, approximately 0.32% of the group I mortgage loans were 30 to 59 days Delinquent with respect to their scheduled monthly payments.

    No more than approximately 0.44% of the group I mortgage loans are secured by mortgaged properties located in any one zip code area.

    The tables on Schedule A attached to this prospectus supplement set forth certain statistical information with respect to the group I mortgage loans. Due to rounding, the percentages shown may not precisely total 100%.

        The Group II Mortgage Loans

    The group II mortgage loans are expected to have the following approximate aggregate characteristics as of the cut-off date:

Principal balance of group II mortgage loans............................             $755,251,958
Principal balance of group II fixed-rate mortgage loans.................             $147,288,563
Principal balance of group II adjustable-rate mortgage loans............             $607,963,395
    Mortgage Rates:
      Weighted average..................................................                   8.164%
      Range.............................................................        4.825% to 12.900%
    Margin:
      Weighted average of the adjustable-rate mortgage loans............                   6.228%
      Range.............................................................         2.500% to 8.050%
Weighted average months to roll of adjustable-rate mortgage loans (in months)                  29
Weighted average remaining term to maturity (in months).................                      355
Weighted average remaining interest-only term of interest-only loans (in months)               65
Silent Seconds(1).......................................................                   25.76%

--------

(1) Represents percentage of mortgage loans in the group II mortgage loan pool as to which a second-lien mortgage loan secured by the related mortgaged property was originated in connection with the origination of the first-lien mortgage loan in the group II mortgage loan pool and the second-lien mortgage loan is not included in the group II mortgage loan pool.

    The scheduled principal balances of the group II mortgage loans range from approximately $13,589 to approximately $1,462,031. The group II mortgage loans had an average scheduled principal balance of approximately $225,583.

    The weighted average loan-to-value ratio (or with respect to second-lien mortgage loans, the combined loan-to-value ratio) at origination of the group II mortgage loans is approximately 83.77% and approximately 43.88% of the group II mortgage loans have loan-to-value ratios (or with respect to second-lien mortgage loans, combined loan-to-value ratios) at origination exceeding 80%.

    Approximately 90.21% of the group II mortgage loans are secured by first liens. Approximately 9.79% of the group II mortgage loans are secured by second liens.

    As of the cut-off date, approximately 1.17% of the group II mortgage loans were 30 to 59 days Delinquent with respect to their scheduled monthly payments.

    No more than approximately 0.72% of the group II mortgage loans are secured by mortgaged properties located in any one zip code area.

    The tables on Schedule A attached to this prospectus supplement set forth certain statistical information with respect to the group II mortgage loans. Due to rounding, the percentages shown may not precisely total 100%.

Credit Scores

    Credit scores are obtained by many lenders in connection with mortgage loan applications to help them assess a borrower's creditworthiness (the "Credit Scores"). Credit Scores are generated by models developed by a third party which analyzed data on consumers in order to establish patterns which are believed to be indicative of the borrower's probability of default. The Credit Score is based on a borrower's historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit Scores range from approximately 250 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a Credit Score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. Lenders have varying ways of analyzing Credit Scores and, as a result, the analysis of Credit Scores across the industry is not consistent. In addition, it should be noted that Credit Scores were developed to indicate a level of default probability over a two-year period, which does not correspond to the life of a mortgage loan. Furthermore, Credit Scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general, and assess only the borrower's past credit history. Therefore, a Credit Score does not take into consideration the effect of mortgage loan characteristics (which may differ from consumer loan characteristics) on the probability of repayment by the borrower. There can be no assurance that the Credit Scores of the borrowers will be an accurate predictor of the likelihood of repayment of the related mortgage loans.

    The tables on Schedule A attached to this prospectus supplement set forth certain information as to the Credit Scores of the related borrowers obtained in connection with the origination of each mortgage loan.

                                   THE SPONSOR

    The sponsor is Sutton Funding LLC, a Delaware limited liability company ("Sutton"). Sutton, a special purpose entity, was formed in December 2005 for the purpose of acquiring, holding, disposing of and making loans secured by mortgage loans and related assets. Sutton's sole equity member is GSS Holdings (Sutton), Inc., a Delaware corporation ("GSS Sutton"). An affiliate of GSS Sutton, Global Securitization Services, LLC, a Delaware limited liability company, provides limited liability company management services to Sutton pursuant to a management agreement with Sutton. Pursuant to an administration agreement between Sutton and Barclays Bank PLC ("Barclays"), Sutton engages Barclays, as administrator, to manage Sutton's mortgage loan acquisition business as further described below. The registered head office of Sutton is located at 2711 Centreville Road, Suite 400, City of Wilmington, County of New Castle, Delaware 19808. Barclays, in its role as administrator for Sutton, maintains a branch office at 200 Park Avenue, New York, New York 10166, and its telephone number is (212) 412-4000.

    As a result of Barclays' administration of Sutton, Sutton may be deemed to be an affiliate of Barclays, the counterparty under the interest rate swap agreement and the interest rate cap agreement, and of the depositor and Barclays Capital Inc., the underwriter.

    Sutton purchases closed, first- and subordinate-lien residential mortgage loans for securitization or resale. Sutton does not currently service mortgage loans. Instead, Sutton contracts with other entities to service the mortgage loans on its behalf.

    Sutton acquires residential mortgage loans through bulk purchases, generally consisting of mortgage loan pools greater than $200 million. Sutton arranges financing to fund its acquisition of mortgage loan pools on a pool by pool basis. Barclays, as administrator, manages Sutton's operations in connection with the purchase and disposition of mortgage loan assets and arranges financing from lenders to fund Sutton's acquisition of mortgage loan assets. Barclays does not provide financing to Sutton to fund Sutton's acquisition of mortgage loan assets.

    Prior to acquiring any residential mortgage loans, Barclays, as administrator for Sutton, conducts a review of the related mortgage loan seller that is based upon the credit quality of the selling institution. Barclays' review process may include reviewing select financial information for credit and risk assessment and conducting an underwriting guideline review, senior level management discussion and/or background checks. The scope of the loan due diligence varies based on the credit quality of the mortgage loans.

    The underwriting guideline review entails a review of the mortgage loan origination processes and systems. In addition, such review may involve a consideration of corporate policy and procedures relating to state and federal predatory lending, origination practices by jurisdiction, historical loan level loss experience, quality control practices, significant litigation and/or material investors.

    As a sponsor, Sutton acquires mortgage loans and initiates their securitization by transferring the mortgage loans to the depositor or another entity that acts in a similar capacity as the depositor, which loans will ultimately be transferred to the issuing entity for the related securitization. Barclays, who acts as Sutton's administrator, was the sponsor of several securitizations backed by residential mortgage loans, including subprime mortgage loans, from 2004 through May 2006. Sutton has been the sponsor of several securitizations of subprime mortgage loans in 2006 and 2007. The following table describes the approximate initial principal amount of securities issued in subprime mortgage loan securitizations sponsored by Barclays and Sutton since 2004.

                         Approximate Principal Amount of    Approximate Principal Amount of
       Year             Securities Sponsored by Barclays     Securities Sponsored by Sutton
-------------------     --------------------------------    -------------------------------
       2004                  $  8.19 billion                         $ 0
       2005                  $ 10.07 billion                         $ 0
       2006                  $  2.97 billion                         $ 9.32 billion
2007 (year to date)          $  0                                    $ 3.57 billion

                        STATIC POOL INFORMATION

    Barclays, who acts as Sutton's administrator, was the sponsor of several securitizations backed by residential mortgage loans, including subprime mortgage loans, from 2004 through May 2006. Sutton has been the sponsor of several securitizations of subprime mortgage loans in 2006 and 2007. The following information describes the mortgage loans previously acquired by Barclays for the period prior to May 2006, and by Sutton for the period thereafter.

    Information concerning fixed- and adjustable-rate subprime mortgage loans purchased by Barclays or Sutton and that are secured by first- or second-lien mortgages or deeds of trust in residential real properties is available on the internet at Barclays' website, http://www.sabrllc.com/. On this website, listed under the heading "Please select a deal:", you can view for each of these securitizations, summary pool information as of the applicable securitization cut-off date and delinquency, cumulative loss, and prepayment information as of each distribution date by securitization, since the applicable securitization closing date. Each of these mortgage loan securitizations is unique, and the characteristics of each securitized mortgage loan pool varies from each other as well as from the mortgage loans to be included in the issuing entity that will issue the certificates offered by this prospectus supplement. In addition, the performance information relating to the prior securitizations described above may have been influenced by factors beyond the sponsor's control, such as housing prices and market interest rates. Therefore, the performance of these prior mortgage loan securitizations is likely not to be indicative of the future performance of the mortgage loans to be included in the issuing entity related to this offering.

    Information concerning certain of WMC Mortgage Corp.'s prior residential mortgage loan securitizations involving fixed- and adjustable-rate subprime mortgage loans secured by first or second lien mortgages or deeds of trust in residential real properties sold into a securitization sponsored by an affiliate of WMC Mortgage Corp. is also available on the internet at http://sabrllc.com/originator?wmc.

    Information concerning certain of NC Capital Corporation's prior residential mortgage loan securitizations involving fixed- and adjustable-rate subprime mortgage loans secured by first or second lien mortgages or deeds of trust in residential real properties sold into a securitization by NC Capital Corporation is also available on the internet at http://sabrllc.com/originator?newcentury. To the extent this information includes interest-only loans information, it may include a description of both interest-only adjustable-rate mortgage loans and interest-only fixed-rate mortgage loans.

    In the event any changes or updates are made to the information available on the website, the depositor will provide to any person a copy of the information as it existed as of the date of this prospectus supplement upon request who writes or calls the depositor at 200 Park Avenue, New York, New York 10166,
Attention: Ray Vohra, telephone number (212) 412-4000.

    The information available on the website relating to any mortgage loan purchased by Barclays prior to January 1, 2006 is not deemed to be part of this prospectus supplement, the accompanying prospectus or the depositor's registration statement.

                                  THE DEPOSITOR

    The depositor is Securitized Asset Backed Receivables LLC, a Delaware limited liability company. The depositor is an indirect, wholly-owned subsidiary, and thus an affiliate, of Barclays and is an affiliate, through common parent ownership, of Barclays Capital Inc. The depositor will not have any business operations other than securitizing mortgage assets and related activities. After the issuance of the certificates, the depositor will have certain limited obligations with respect to the issuing entity, which include, without limitation, appointing a successor trustee if the trustee resigns or is otherwise removed and preparing or, or causing to be prepared, certain reports filed under the Securities Exchange Act of 1934, as amended. As a result of Barclays' administration of Sutton, the depositor may be deemed to be an affiliate of the sponsor.

                               THE ISSUING ENTITY

    Securitized Asset Backed Receivables LLC Trust 2007-BR2, the issuing entity, will be formed on the closing date pursuant to the pooling and servicing agreement. The pooling and servicing agreement may be amended in certain circumstances. See "The Pooling and Servicing Agreement--Amendment" in this prospectus supplement. The issuing entity will be a New York common law trust with no officers or directors and no continuing duties other than to hold and service the mortgage loans and related assets and issue the certificates. The fiscal year end for the issuing entity will be December 31, commencing with December 31, 2007.

                            THE ORIGINAL LOAN SELLERS

        WMC Mortgage Corp.

    The information set forth under this heading "The Original Loan Sellers--WMC Mortgage Corp." has been provided by WMC Mortgage Corp. ("WMCMC") and relates solely to the mortgage loans acquired from WMCMC.

        Underwriting Guidelines

    General. WMCMC is a mortgage banking company incorporated in the State of California. Established in 1955, WMCMC has developed a national mortgage origination franchise, with special emphasis on originating single-family, alternative non-prime mortgage loans in each of the regions in which it competes. WMCMC historically originated both prime-quality mortgage loans and non-prime-quality mortgage loans. WMCMC sold its prime mortgage loan origination business in 1998 and, since April of 2000, originates prime mortgage loans only on a very limited basis. WMCMC was owned by a subsidiary of Weyerhaeuser Company until May 1997 when it was sold to WMC Finance Co., a company owned principally by affiliates of a private investment firm. On June 14, 2004, a subsidiary of the General Electric Company ("GE") acquired WMC Finance Co.

    Until March 2000, WMCMC originated mortgage loans through both wholesale and retail channels, with wholesale originations accounting for approximately 85% of total origination volume prior to March 2000. As of March 2000, WMCMC changed its business model to underwrite and process 100% of its loans on the Internet via "WMC Direct" resulting in a substantial reduction in employees, underwriting centers and closing centers, and the elimination of all retail branches. In April 2005, WMCMC's headquarters relocated to Burbank, California from Woodland Hills, California. A majority of its business operations are presently conducted at Burbank. WMCMC's originations came primarily through its broker relationships. In 2004, 2005 and 2006, WMCMC originated $19,127,701,750, $31,794,995,806 and $33,169,005,879 of non-prime mortgage loans, respectively, including loans acquired by WMCMC from correspondent lenders.

    As of January 1, 2007, WMCMC assigned substantially all of its mortgage origination operations, including its broker relationships to GE Money Bank and transferred all of its employees to WMC-GEMB Mortgage Corp., a wholly owned operating subsidiary of GE Money Bank. On January 2, 2007, GE Money Bank commenced doing business as "WMC Mortgage" and began originating and acquiring mortgage loans. Such mortgage loans will be sold by GE Money Bank to WMCMC from time to time, but no less than once per month. WMCMC will sell or securitize such mortgage loans. WMCMC continues to originate or acquire a small amount of mortgage loans through its broker network. GE Money Bank and WMCMC originate or acquire mortgage loans based on the same underwriting guidelines. On March 8, 2007, in response to market conditions, (i) GE Money Bank reduced the number of its regional offices from eight to four, with locations in Addison, Texas,

Orangeburg, New York, Costa Mesa, California, and San Ramon, California remaining open, in addition to its headquarters in Burbank, California, and (ii) WMC-GEMB Mortgage Corp. reduced its workforce by approximately 450 people. On March 22, 2007 and April 19, 2007, WMC-GEMB Mortgage Corp. reduced its workforce further by approximately 280 people and 770 people, respectively. GE Money Bank's offices in Addison, Texas, Costa Mesa, California, and San Ramon, California were also closed on April 19, 2007. As of April 20, 2007, WMC-GEMB Mortgage Corp. had approximately 600 employees. There can be no assurance that WMC-GEMB Mortgage Corp. will not further reduce its operations and/or workforce in response to competitive pressures in the subprime mortgage segment, a future decline in mortgage origination volumes at GE Money Bank or WMCMC or other market factors.

    GE Money Bank is an FDIC-insured federal savings bank that is regulated, supervised and examined by the Office of Thrift Supervision. The predecessor to GE Money Bank, GE Capital Consumer Card Co., was established in 1988 as a limited purpose credit card bank and converted to a federal savings bank in 2003. On February 7, 2005, Monogram Credit Card Bank of Georgia was merged with and into GE Capital Consumer Card Co., and the surviving entity changed its name to GE Money Bank. On February 5, 2006, all of the common stock of GE Money Bank was contributed by General Electric Capital Corporation to GE Consumer Finance, Inc., a newly created holding company. In addition to its mortgage activities, GE Money Bank is engaged in various other consumer lending activities including retail sales financing programs, private label credit cards, bank cards, consumer installment loans, and home improvement loans. In addition, GE Money Bank provides small business lines of credit to several of its retail clients. GE Money Bank is a wholly owned subsidiary of GE Consumer Finance, Inc., which is in turn a wholly owned subsidiary of General Electric Capital Corporation, which is in turn a wholly owned subsidiary of GE.

    As used in the description of the Underwriting Standards below, "WMC" shall refer collectively to GE Money Bank and WMCMC.

    Underwriting Standards. The mortgage loans have been either (i) originated generally in accordance with the underwriting guidelines established by WMC (collectively, the "Underwriting Guidelines") or (ii) purchased by GE Money Bank or WMCMC after re-underwriting the mortgage loans generally in accordance with the Underwriting Guidelines. WMC also originates certain other mortgage loans that are underwritten to the guidelines of specific investors, however, such mortgage loans are not included among those sold to the issuing entity as described herein. The Underwriting Guidelines are primarily intended to (a) determine that the borrower has the ability to repay the mortgage loan in accordance with its terms and (b) determine that the related mortgaged property will provide sufficient value to recover the investment if the borrower defaults. On a case-by-case basis WMC may determine that, based upon compensating factors, a prospective borrower not strictly qualifying under the underwriting risk category or other guidelines described below warrants an underwriting exception. Compensating factors may include, but are not limited to, low debt-to-income ratio ("Debt Ratio"), good mortgage payment history, an abundance of cash reserves, excess disposable income, stable employment and time in residence at the applicant's current address. It is expected that a substantial number of the mortgage loans to be included in the issuing entity will represent such underwriting exceptions.

    On July 15, 2005, WMCMC launched a program called WMC Select. Using new credit matrices, WMC Select allows a borrower to choose loan features (such as rate, term, prepayment options, and other important features) based on the borrower's mortgage/housing history, credit depth, loan-to-value ratio ("LTV") and Debt Ratio. WMC Select allows WMC greater flexibility in qualifying the borrower for a loan since the borrower selects the loan features most important to him. WMC Select is offered by GE Money Bank.

    The mortgage loans in the issuing entity will fall within the following documentation categories established by WMC: Full Documentation, Full-Alternative Documentation, Limited Documentation, Lite Documentation, Stated Income Documentation and Stated Income/Verified Assets (Streamlined) Documentation. In addition to single-family residences, certain of the mortgage loans will have been underwritten (in many cases, as described above, subject to exceptions for compensating factors) in accordance with programs established by WMC for the origination of mortgage loans secured by

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mortgages on condominiums, vacation and second homes, manufactured housing, two-
to four-family properties and other property types. In addition, WMC has established specific parameters for jumbo loans, which are designated in the Underwriting Guidelines as mortgage loans with original principal balances in excess of $650,000 ($850,000 under WMC Select). However, WMC sometimes increases the original principal balance limits if borrowers meet other compensating credit factors.

    Under the Underwriting Guidelines, WMC verifies the loan applicant's eligible sources of income for all products, calculates the amount of income from eligible sources indicated on the loan application, reviews the credit and mortgage payment history of the applicant and calculates the Debt Ratio to determine the applicant's ability to repay the loan, and reviews the mortgaged property for compliance with the Underwriting Guidelines. The Underwriting Guidelines are applied in accordance with a procedure which complies with applicable federal and state laws and regulations and require, among other things, (1) an appraisal of the mortgaged property which conforms to Uniform Standards of Professional Appraisal Practice and (2) an audit of such appraisal by a WMC-approved appraiser or by WMC's in-house collateral auditors (who may be licensed appraisers) and such audit may in certain circumstances consist of a second appraisal, a field review, a desk review or an automated valuation model.

    The Underwriting Guidelines permit mortgage loans with LTVs and CLTVs (in the case of mortgaged properties which secure more than one mortgage loan) of up to 100% (which is subject to reduction depending upon credit-grade, loan amount and property type). In general, loans with greater documentation standards are eligible for higher LTV and CLTV limits across all risk categories. Under the Underwriting Guidelines, cash out on refinance mortgage loans is generally available, but the amount is restricted for C grade loans and stated income interest only loans.

    All mortgage loans originated or purchased under the Underwriting Guidelines are based on loan application packages submitted through mortgage brokerage companies or on loan files (which include loan application documentation) submitted by correspondents. Loan application packages submitted through mortgage brokerage companies, containing in each case relevant credit, property and underwriting information on the loan request, are compiled by the applicable mortgage brokerage company and submitted to WMC for approval and funding. The mortgage brokerage companies receive a portion of the loan origination fee charged to the borrower at the time the loan is made and/or a yield-spread premium for services provided to the borrower. No single mortgage brokerage company accounts for more than 3%, measured by outstanding principal balance, of the mortgage loans originated by WMC

    The Underwriting Guidelines require that the documentation accompanying each mortgage loan application include, among other things, a tri-merge credit report on the related applicant from a credit reporting company aggregator. The report typically contains information relating to such matters as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcy, repossession, suits or judgments. In most instances, WMC obtains a tri-merge credit score independent from the mortgage loan application from a credit reporting company aggregator. In the case of purchase money mortgage loans, WMC generally validates the source of funds for the down payment. In the case of mortgage loans originated under the Full Documentation category, the Underwriting Guidelines require documentation of income (which may consist of (1) a verification of employment form covering a specified time period which varies with LTV, (2) two most recent pay stubs and two years of tax returns or W-2s, (3) verification of deposits and/or (4) bank statements) and telephonic verification. Under the Full-Alternative Documentation category, only 24 months of bank statements are required (depending upon the LTV) and telephonic verification of employment, under the Limited Documentation category only 12 months of bank statements (or a W-2 for the most current year and a current pay stub) are required, and under the Lite Documentation category only six months of bank statements (or a current pay stub covering the six month period) are required. For mortgage loans originated under the Stated Income/Verified Assets (Streamlined) Documentation category, WMC requires verification of funds equal to two months of principal, interest, taxes and insurance, sourced and

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seasoned for at least sixty days. In the case of mortgage loans originated under the Stated Income Documentation and Stated Income/Verified Assets (Streamlined) Documentation categories, the Underwriting Guidelines require (1) that income be stated on the application, accompanied by proof of self employment in the case of self-employed individuals, (2) that a WMC pre-funding auditor conduct telephonic verification of employment, or in the case of self-employed individuals, telephonic verification of business line and (3) that stated income be consistent with type of work listed on the application.

    The general collateral requirements in the Underwriting Guidelines specify that a mortgaged property not have a condition rating of lower than "average." Each appraisal includes a market data analysis based on recent sales of comparable homes in the area. The general collateral requirements in the Underwriting Guidelines specify conditions and parameters relating to zoning, land-to-improvement ratio, special hazard zones, neighborhood property value trends, whether the property site is too isolated, whether the property site is too close to commercial businesses, whether the property site is rural, city or suburban, whether the property site is typical for the neighborhood in which it is located and whether the property site is sufficient in size and shape to support all improvements.

    The Underwriting Guidelines are less stringent than the standards generally acceptable to Fannie Mae and Freddie Mac with regard to the borrower's credit standing, Debt Ratios, documentation programs, and in certain other respects. Borrowers who qualify under the Underwriting Guidelines may have payment histories and Debt Ratios that would not satisfy Fannie Mae and Freddie Mac underwriting guidelines and may have a record of major derogatory credit items such as outstanding judgments or prior bankruptcies. The Underwriting Guidelines establish the maximum permitted LTV for each loan type based upon these and other risk factors.

    WMC requires that mortgage loans have title insurance (which can be a short form title insurance policy for certain second lien mortgage loans acquired from correspondent lenders) and be secured by liens on real property. Some second lien mortgage loans purchased from correspondent lenders and which have an original principal balance of $50,000 or less do not have title insurance. WMC also requires that fire and extended coverage casualty insurance be maintained on the mortgaged property in an amount equal to the greater of full replacement or the amount of all mortgage liens on such mortgaged property. In addition, flood insurance is obtained where applicable and a tax service is used to monitor the payment of property taxes on all loans.

    Risk Categories. Under the Underwriting Guidelines, various risk categories are used to grade the likelihood that the borrower will satisfy the repayment conditions of the mortgage loan. These risk categories establish the maximum permitted LTV, maximum loan amount and the allowed use of loan proceeds given the borrower's mortgage payment history, the borrower's consumer credit history, the borrower's liens/charge-offs/bankruptcy history, the borrower's Debt Ratio, the borrower's use of proceeds (purchase or refinance), the documentation type and other factors. In general, higher credit risk mortgage loans are graded in categories that require lower Debt Ratios and permit more (or more recent) major derogatory credit items such as outstanding judgments or prior bankruptcies. Tax liens are not considered in determining risk category (but must be paid off or subordinated by the taxing authority in all circumstances); and derogatory medical collections are not considered in determining risk category and are not required to be paid off. The Underwriting Guidelines specify the following risk categories and associated criteria for grading the potential likelihood that an applicant will satisfy the repayment obligations of a mortgage loan. However, as described above, the following are guidelines only, and exceptions are made on a case-specific basis. In addition, variations of the following criteria are applicable under the programs established by WMC for the origination of jumbo loans in excess of $650,000 ($850,000 under WMC Select (for other than interest only loans); $950,000 for interest only loans under WMC Select) and for the origination of mortgage loans secured by mortgages on condominiums, vacation and second homes, manufactured housing and two- to four-family properties. Jumbo loans are originated under all documentation programs to borrowers with minimum Credit Scores of 620 (600 under WMC Select), a maximum Debt Ratio of 50% and who satisfy other requirements as set forth in the Underwriting Guidelines. WMC sometimes has special loan programs which increase the maximum principal balance limit for jumbo loans provided the borrowers meet other credit criteria.

    The Underwriting Guidelines described below are a summary of the guidelines as in effect as of December 31, 2006. The mortgage loans included in this transaction which were originated or acquired by WMCMC may have been originated under a prior set of Underwriting Guidelines.

    Risk Category "AA".

    Maximum loan amount:

        o $650,000 ($850,000 for WMC Select; $950,000 for Interest Only Full Documentation, Full- Alternative, Limited Documentation and Lite Documentation) for Full Documentation, Full-Alternative Documentation, and Limited Documentation (owner-occupied mortgaged property);

        o $550,000 ($850,000 for WMC Select) for Lite Documentation (owner-occupied mortgaged property);

        o $500,000 ($850,000 for WMC Select) for Stated Income Documentation (Self-Employed) and Stated Income Documentation (Wage Earner) (owner-occupied mortgaged property);

        o $550,000 ($700,000 for WMC Select) for Full Documentation and Full-Alternative Documentation (non-owner-occupied mortgaged property);

        o $500,000 ($650,000 for WMC Select) for Limited Documentation (non-owner-occupied mortgaged property);

        o $450,000 ($650,000 for WMC Select) for Lite Documentation (non-owner-occupied mortgaged property); and

        o $400,000 for Stated Income Documentation (Self-Employed) and Stated Income (Wage Earner) Documentation (non-owner-occupied mortgaged property).

        o Stated Income Documentation is not available for borrowers classified as "First time Homebuyers" with less than a 600 credit score.

        o WMC Select is not available for non-owner-occupied mortgaged properties under the Stated Income Documentation program.

    Mortgage payment history: No delinquency during the preceding 12 months.

    Consumer credit history: Minimum Credit Score of 640 (500 for WMC Select), minimum 2 year credit history with activity on at least one trade account in the last 12 months. First time Homebuyers require additional consumer credit requirements for 80/20 and 80/15 combo loans as follows:

        o 1 account with $5,000 high credit or 3 accounts, 1 with $3,000 high credit and

        o funds to cover at least 2 months of principal, interest, tax and insurance payments ("PITI") (sourced & seasoned) unless there is less than 50 % payment shock.

    Liens/charge-offs: If any individual derogatory credit item, judgment, or state and federal lien is over $5,000, including collections and charge-offs, and is dated within the 24 months prior to the date that the credit report is pulled, such item, judgment or lien must be paid (or $10,000 with a Credit Score of 660 or above). All adverse items on title must be paid at or prior to closing.

    Bankruptcy: Permitted if discharged two years or more prior to loan application (for borrowers with a Credit Score above 660, a shorter bankruptcy seasoning period is allowed). Under WMC Select, a prior bankruptcy is permitted if it was discharged 12 months or more prior to loan application and the LTV of the mortgage loan will be 85% or less. Under WMC Select, a prior bankruptcy is permitted if it was discharged 18 months or more prior to loan application and the LTV of the mortgage loan will be more than 85%.

    Notice of default ("NOD")/foreclosures: Permitted if discharged or cured two years or more prior to loan application. Under WMC Select, a prior NOD or foreclosure is permitted if it was discharged 12 months or more prior to loan application and the LTV of the mortgage loan will be 85% or less. Under WMC Select, a prior NOD or foreclosure is permitted if it was discharged 18 months or more prior to loan application and the LTV of the mortgage loan will be more than 85%.

    Maximum LTV:

        o 100% for Full Documentation and Full-Alternative Documentation with a maximum loan amount of $500,000 and a Credit Score of 620 and above (owner-occupied Single Family Residence mortgaged property);

        o 100% for Limited Documentation, Lite Documentation and Express Documentation with a maximum loan amount of $333,700 ($337,000 for WMC Select) and a Credit Score of 640 and above (500 and above for WMC Select) (owner-occupied Single Family Residence mortgaged property);

        o 100% for Stated Income Documentation (Self-Employed) and Stated Income Documentation (Wage Earner) with a maximum loan amount of $333,700 ($337,000 for WMC Select) and a Credit Score of 660 and above (owner-occupied Single Family Residence mortgaged property);

        o 95% for Full Documentation, Full-Alternative Documentation, Limited Documentation and Lite Documentation with a maximum loan amount of $650,000 ($700,000 for WMC Select) and a minimum Credit Score of 640 (owner-occupied mortgaged property);

        o 95% for Stated Income Documentation (Self-Employed) and 90% for Stated Income Documentation (Wage Earner) with a maximum loan amount of $500,000 ($700,000 for WMC Select) and a minimum Credit Score of 640 (500 and above for WMC Select) (owner-occupied mortgaged property);

        o 90% for Full Documentation and Full-Alternative Documentation (non-owner-occupied mortgaged property);

        o 85% for Limited Documentation (non-owner-occupied mortgaged property); and

        o 80% (85% for WMC Select for Lite Documentation) for Lite Documentation and Stated Income Documentation (Self-Employed).

        o Stated Income Documentation (Wage Earner) is not available on non-owner-occupied mortgaged property.

        o WMC Select is not available for non-owner-occupied mortgaged properties under the Stated Income Documentation program.

    Maximum debt ratio: Limited to 55% for all documentation types except Stated Income Documentation, which is limited to 50%.

    Risk Category "A".

    Maximum loan amount:

        o $650,000 ($850,000 for WMC Select) for Full Documentation and Full-Alternative Documentation (owner-occupied mortgaged property);

        o $550,000 ($850,00 for WMC Select) for Limited Documentation (owner-occupied mortgaged property);

        o $500,000 ($850,000 for WMC Select) for Lite Documentation (owner-occupied mortgaged property);

        o $450,000 ($850,000 for WMC Select) for Stated Income Documentation (Self-Employed) and Stated Income Documentation (Wage Earner) (owner-occupied mortgaged property);

        o $375,000 ($650,000 for WMC Select) for Full Documentation and Full-Alternative Documentation (non-owner-occupied mortgaged property);

        o $325,000 ($600,000 for WMC Select) for Limited Documentation (non-owner-occupied mortgaged property);

        o $300,000 ($600,000 for WMC Select) for Lite Documentation (non-owner-occupied mortgaged property); and

        o $200,000 for Stated Income Documentation (Self-Employed) (non-owner-occupied mortgaged property).

        o Stated Income Documentation (Wage Earner) is not permitted for non-owner-occupied mortgaged property.

        o Stated Income Documentation is not available for borrowers classified as "First-time Homebuyers" with less than a 600 credit score.

        o WMC Select is not available for non-owner-occupied mortgaged properties under the Stated Income Documentation program.

    Mortgage payment history: Not more than one 30-day delinquency during the preceding 12 months, and no 60-day delinquencies during the preceding 12 months (no 30-day delinquencies during preceding 12 months permitted for LTV of 95% or greater). For WMC Select, not more than one 30-day delinquency during the preceding 12 months, and no 60-day delinquencies during the preceding 12 months (no 30-day delinquencies during preceding 12 months permitted for a LTV of 90% or greater).

    Consumer credit history: Minimum Credit Score of 600 (500 for WMC Select), minimum 2 year credit history with activity on at least one trade account in the last 12 months. For loans with a LTV over 90%, at least three reported tradelines with one open account must be active in the last 12 months. First time Homebuyers require additional consumer credit requirements for 80/20 and 80/15 combo loans as follows:

        o 1 account with $5,000 high credit or 3 accounts, 1 with $3,000 high credit and

        o funds to cover at least 2 months of PITI (sourced & seasoned) unless there is less than 50 % payment shock.

    Liens/charge-offs: If any individual derogatory credit item, judgment, or state and federal lien is over $5,000, including collections and charge-offs, and is dated within the 24 months prior to the date that the credit report is pulled, such item, judgment or lien must be paid (or $10,000 with a Credit Score of 660 or above). All adverse items on title must be paid at or prior to closing.

    Bankruptcy: Permitted if discharged two years or more prior to loan application (for borrowers with a Credit Score above 660, a shorter bankruptcy seasoning period is permitted). Under WMC Select, a prior bankruptcy is permitted if it was discharged 12 months or more prior to loan application and the LTV of the mortgage loan will be 85% or less. Under WMC Select, a prior bankruptcy is permitted if it was discharged 18 months or more prior to loan application and the LTV of the mortgage loan will be more than 85%.

    NODs/foreclosures: Permitted if discharged or cured two years or more prior to loan application. Under WMC Select, a prior NOD or foreclosure is permitted if it was discharged 12 months or more prior to loan application and the LTV of the mortgage loan will be 85% or less. Under WMC Select, a prior NOD or foreclosure is permitted if it was discharged 18 months or more prior to loan application and the LTV of the mortgage loan will be more than 85%.

    Maximum LTV:

        o 95% (90% for WMC Select) for Full Documentation, Full-Alternative Documentation and Limited Documentation, (owner-occupied mortgaged property);

        o 90% for Lite Documentation, Stated Income Documentation (Self-Employed) (owner-occupied mortgaged property);

        o 80% (75% for WMC Select) Stated Income Documentation (Wage Earner) (owner-occupied mortgaged property);

        o 85% for Full Documentation, Express Documentation, Full-Alternative Documentation and Limited Documentation (non-owner-occupied mortgaged property);

        o   85% for Lite Documentation (non-owner-occupied mortgaged property);
            and

        o   75% for Stated Income Documentation (Self-Employed)
            (non-owner-occupied mortgaged property).

        o Stated Income Documentation (Wage Earner) is not permitted on non-owner-occupied mortgaged property.

        o WMC Select is not available for non-owner-occupied mortgaged properties under the Stated Income Documentation program.

    Maximum debt ratio: Limited to 55% for all documentation types except Stated Income Documentation, which is limited to 50%.

    Risk Category "A-".

    Maximum loan amount:

        o $650,000 ($550,000 for WMC Select) for Full Documentation, Full-Alternative Documentation (owner-occupied mortgaged property);

        o $475,000 ($550,000 for WMC Select) for Limited Documentation (owner-occupied mortgaged property);

        o $450,000 ($550,000 for WMC Select) for Lite Documentation (owner-occupied mortgaged property);

        o $400,000 ($550,000 for WMC Select) for Stated Income Documentation (Self-Employed) and Stated Income Documentation (Wage Earner) (owner-occupied mortgaged property);

        o $350,000 ($475,000 for WMC Select) for Full Documentation and Full-Alternative Documentation (non-owner-occupied mortgaged property);

        o $325,000 ($425,000 for WMC Select) for Limited Documentation (non-owner-occupied mortgaged property);

        o $300,000 ($425,000 for WMC Select) for Lite Documentation (non-owner-occupied mortgaged property); and

        o $200,000 for Stated Income Documentation (Self-Employed) (non-owner-occupied mortgaged property).

        o WMC Select is not available for non-owner-occupied mortgaged properties under the Stated Income Documentation program.

    Mortgage payment history: Not more than two 30-day delinquencies during the preceding 12 months (a rolling 30-day delinquency counts as only one such delinquency). No 30-day delinquencies permitted for LTVs of 90% or higher. For WMC Select, not more than two 30-day delinquencies during the preceding 12 months, and no 60-day delinquencies during the preceding 12 months for a mortgage loan with a LTV of 90% or greater.

    Consumer credit history: Minimum Credit Score of 580 (500 for WMC Select); minimum 2 year credit history with activity on at least one trade account in the last 12 months.

    Liens/charge-offs: If any individual derogatory credit item, judgment, or state and federal lien is over $5,000, including collections and charge-offs, and is dated within the 12 months prior to the date that the credit report is pulled, such item, judgment or lien must be paid (or $10,000 with a Credit Score of 660 or above). All adverse items on title must be paid at or prior to closing.

    Bankruptcy: Permitted if discharged two years or more prior to loan application (for borrowers with a Credit Score above 660, a shorter bankruptcy seasoning period is allowed).

    NODs/foreclosures: Permitted if discharged or cured two years or more prior to application.

    Maximum LTV:

        o 95% (90% for WMC Select) for Full Documentation and Full-Alternative Documentation (owner-occupied mortgaged property);

        o 95% (90% for WMC Select) for Limited Documentation (owner-occupied mortgaged property);

        o 90% (90% for WMC Select also) for Lite Documentation (owner-occupied mortgaged property);

        o 80% (80% for WMC Select also) for Stated Income Documentation (Self-Employed) (owner-occupied mortgaged property);

        o 70% (70% for WMC Select also) for Stated Income Documentation (Wage Earner) (owner-occupied mortgaged property);

        o   80% (80% for WMC Select also) for Full Documentation,
            Full-Alternative Documentation and Limited Documentation (non-owner-occupied mortgaged property);

        o   80% (80% for WMC Select also) for Lite Documentation
            (non-owner-occupied mortgaged property); and

        o   75% for Stated Income Documentation (Self-Employed)
            (non-owner-occupied mortgaged property).

        o Stated Income Documentation (Wage Earner) is not permitted for non-owner-occupied mortgaged property.

        o WMC Select is not available for non-owner-occupied mortgaged properties under the Stated Income Documentation program.

    Maximum debt ratio: Limited to 55% for all documentation types except Stated Income Documentation, which is limited to 50%.

    Risk Category "B+".

    Maximum loan amount:

        o $650,000 ($525,000 for WMC Select) for Full Documentation, Express Documentation, and Full-Alternative Documentation (owner-occupied mortgaged property);

        o $425,000 ($525,000 for WMC Select) for Limited Documentation (owner-occupied mortgaged property);

        o $375,000 ($525,000 for WMC Select) for Lite Documentation (owner-occupied mortgaged property);

        o $350,000 ($525,000 for WMC Select) for Stated Income Documentation (Self Employed) and Stated Income Documentation (Wage Earner) (owner-occupied mortgaged property);

        o $300,000 ($425,000 for WMC Select) for Full Documentation and Full-Alternative Documentation (non-owner-occupied mortgaged property);

        o $250,000 ($375,000 for WMC Select) for Limited Documentation (non-owner-occupied mortgaged property);

        o $225,000 ($375,000 for WMC Select) for Lite Documentation (non-owner-occupied mortgaged property); and

        o $200,000 for Stated Income Documentation (Self-Employed) (non-owner-occupied mortgaged property).

        o Stated Income Documentation (Wage Earner) is not permitted for non-owner-occupied mortgaged property.

        o WMC Select is not available for non-owner-occupied mortgaged properties under the Stated Income Documentation program.

    Mortgage payment history: Not more than three 30-day delinquencies during the preceding 12 months (a rolling 30-day delinquency counts as only one such delinquency). For any loan with an LTV of 85% or greater, no 30-day delinquencies during the preceding 12 months is permitted. For WMC Select, not more than three 30-day delinquencies during the preceding 12 months, and no 60-day delinquencies during the preceding 12 months for a mortgage loan with a LTV of 85% or greater.

    Consumer credit history: Minimum Credit Score of 550 (500 for WMC Select), minimum 2 year credit history with activity on at least one trade account in the last 12 months.

    Liens/charge-offs: If any individual derogatory credit item, judgment, or state and federal lien is over $5,000, including collections and charge-offs, and is dated within the 12 months prior to the date that the credit report is pulled, such item, judgment or lien must be paid (or $10,000 with a Credit Score of 660 or above). All adverse items on title must be paid at or prior to closing.

    Bankruptcy: Permitted if discharged 18 months or more prior to loan application.

    NODs/foreclosures: Permitted if cured or discharged 18 months or more prior to application.

    Maximum LTV:

        o 90% (85% for WMC Select) for Full Documentation, Full-Alternative Documentation, and Limited Documentation (owner-occupied mortgaged property);

        o 80% (85% for WMC Select) for Lite Documentation (owner-occupied mortgaged property);

        o 75% (70% for WMC Select also) for Stated Income Documentation (Self-Employed) (owner-occupied mortgaged property);

        o 70% (70% for WMC Select also) Stated Income Documentation (Wage Earner) (owner-occupied mortgaged property);

        o   75% (75% for WMC Select also) for Full Documentation,
            Full-Alternative Documentation and Limited Documentation (non-owner-occupied mortgaged property);

        o 70% (75% for WMC Select) for Lite Documentation (non-owner-occupied mortgaged property); and

        o 65% for Stated Income Documentation and Stated Income/Verified Assets (Streamlined) Documentation (non-owner-occupied mortgaged property).

        o WMC Select is not available for non-owner-occupied mortgaged properties under the Stated Income Documentation program.

    Maximum debt ratio: Limited to 55% for all documentation types except Stated Income Documentation, which is limited to 50%.

    Risk Category "B".

    Maximum loan amount:

        o $500,000 for Full Documentation and Full-Alternative Documentation (owner-occupied mortgaged property);

        o $375,000 ($500,000 for WMC Select) for Limited Documentation (owner-occupied mortgaged property);

        o $350,000 ($500,000 for WMC Select) for Lite Documentation (owner-occupied mortgaged property);

        o $335,000 ($500,000 for WMC Select) for Stated Income Documentation (Self-Employed) (owner-occupied mortgaged property);

        o $275,000 for Full Documentation and Full-Alternative Documentation (non-owner-occupied mortgaged property);

        o $225,000 for Limited Documentation (non-owner-occupied mortgaged property); and

        o $200,000 for Lite Documentation and Stated Income Documentation (Self-Employed) (non-owner-occupied mortgaged property).

        o Stated Income Documentation (Wage Earner) is not permitted for owner or non-owner-occupied mortgaged property.

        o WMC Select is not available for non-owner-occupied mortgaged properties under any documentation program.

    Mortgage payment history: One 60-day delinquency during the preceding 12 months. For WMC Select, not more than four 30-day delinquencies during the preceding 12 months, and one 60-day delinquency during the preceding 12 months.

    Consumer credit history: Minimum Credit Score of 500 with a minimum credit history of 2 years and minimum of one reported trade account with activity in last 12 months (minimum score of 520 required for LTVs of 85%). For WMC Select, the borrower must have a minimum Credit Score of 520 with a minimum credit history of 2 years and a minimum of one reported trade account with activity in last 12 months.

    Liens/charge-offs: If any individual derogatory credit item, judgment, or state and federal lien is over $5,000, including collections and charge-offs, and is dated within the 12 months prior to the date that the credit report is pulled, such item, judgment or lien must be paid (or $10,000 with a Credit Score of 660 or above). All adverse items on title must be paid at or prior to closing.

    Bankruptcy: Permitted if discharged 12 months or more prior to loan application.

    NODs/foreclosures: Permitted if cured or discharged 12 months or more prior to loan application.

    Maximum LTV:

        o   80% (80% for WMC Select also) for Full Documentation,
            Full-Alternative Documentation and Limited Documentation (85% maximum LTV if the borrower has no 60-day late payments on a mortgage loan in the preceding 12 months and a minimum Credit Score of 520) (owner-occupied mortgaged property);

        o 80% (80% for WMC Select also) for Lite Documentation (owner-occupied mortgaged property);

        o 75% (70% for WMC Select) for Stated Income Documentation (Self-Employed) only (owner-occupied mortgaged property);

        o 70% for Full Documentation, Full-Alternative Documentation and Limited Documentation (non-owner-occupied mortgaged property); and

        o   65% for Lite Documentation (non-owner-occupied mortgaged property).

        o Stated Income Documentation (Self-Employed) and Stated Income Documentation (Wage Earner) are not available on non-owner-occupied mortgaged property.

        o WMC Select is not available for non-owner-occupied mortgaged properties under any documentation program.

    Maximum debt ratio: Limited to 55% for all documentation types except Stated Income Documentation, which is limited to 50%.

    Risk Category "C".

    Maximum Loan Amount:

        o $500,000 ($350,000 for WMC Select) for Full Documentation and Full-Alternative Documentation (owner-occupied mortgaged property);

        o $335,000 ($350,000 for WMC Select) for Limited Documentation, Lite Documentation and Stated Income Documentation (Self-Employed) (owner-occupied mortgaged property);

        o $250,000 for Full Documentation and Full-Alternative Documentation (non-owner-occupied mortgaged property); and

        o $200,000 for Limited Documentation and Lite Documentation (non-owner-occupied mortgaged property).

        o No Stated Income Documentation (Wage Earner) or Stated Income/Verified Assets (Streamlined) Documentation program is available for non-owner-occupied mortgaged property.

    Mortgage payment history: No more than two 60-day delinquencies and one 90-day delinquency are allowed in the preceding 12 months (rolling 30-day lates are accepted). For WMC Select, not more than two 60-day delinquencies during the preceding 12 months or one 90-day delinquency are allowed in the preceding 12 months.

    Consumer credit history: Minimum Credit Score of 500 with 2 year credit history and one reported trade account with activity in the last 12 months.

    Liens/charge-offs: If any individual derogatory credit item, judgment, or state and federal lien is over $5,000, including collections and charge-offs, and is dated within the 12 months prior to the date that the credit report is pulled, such item, judgment or lien must be paid (or $10,000 with a Credit Score of 660 or above). All adverse items on title must be paid at or prior to closing.

    Bankruptcy: Permitted if discharged 12 months or more prior to loan application.

    NODs/foreclosures: Permitted if discharged or cured 12 months or more prior to loan application.

    Maximum LTV:

        o 85% (80% for WMC Select) for Full Documentation, Full-Alternative Documentation and Limited Documentation (80% maximum LTV if the borrower has no 90-day late payments and no more than two 60-day late payments on a mortgage loan in the preceding 12 months) (owner-occupied mortgaged property);

        o 80% (80% for WMC Select also) for Lite Documentation (owner-occupied mortgaged property),

        o 75% (70% for WMC Select) for Stated Income Documentation (Self-Employed) (owner-occupied mortgaged property);

        o 70% for Full Documentation, Full-Alternative Documentation and Limited Documentation (non-owner-occupied mortgaged property); and

        o   60% for Lite Documentation (non-owner-occupied mortgaged property).

        o No Stated Income Documentation (Wage Earner) or Stated Income/Verified Assets (Streamlined) Documentation program is available for non-owner-occupied mortgaged property.

        o WMC Select is not available for non-owner-occupied mortgaged properties under any documentation program.

    Maximum debt ratio: Limited to 55% for all documentation types except Stated Income Documentation, which is limited to 50%.

    The Underwriting Guidelines described above are a general summary of WMC's underwriting guidelines and do not purport to be a complete description of the underwriting standards of WMC.

NC Capital Corporation

    The information set forth under this heading "The Original Loan Sellers--NC Capital Corporation" has been provided by NC Capital Corporation ("NC Capital") and relates solely to the mortgage loans acquired from NC Capital.

    General

    New Century Mortgage Corporation transferred the mortgage loans to its affiliate, NC Capital, which, in turn, sold the mortgage loans to an affiliate of the depositor. New Century Mortgage Corporation is a wholly-owned operating subsidiary of New Century Financial Corporation, a publicly traded company ("New Century"). New Century is a real estate investment trust founded in 1995 and headquartered in

Irvine, California. Subject to the discussion under "--Recent Developments Regarding New Century" below, New Century offers a broad range of mortgage products.

    Subject to the discussion under "--Recent Developments Regarding New Century" below, New Century Mortgage Corporation is a consumer finance and mortgage banking company that originates, purchases, sells and services first lien and second lien mortgage loans and other consumer loans. New Century Mortgage Corporation emphasizes the origination of mortgage loans commonly referred to as non-conforming "B&C" mortgage loans or subprime mortgage loans.

    As of September 30, 2006, New Century employed approximately 7,100 associates and originated loans through its wholesale network of more than 55,000 independent mortgage brokers through 33 regional processing centers operating in 19 states. Its retail network operates through 235 sales offices in 36 states. For the nine months ending September 30, 2006, New Century originated $45.4 billion in mortgage loans.

    The following table describes the size, composition and growth of New Century's total residential mortgage loan production over the periods indicated.


                                    September 2006        December 31, 2005        December 31, 2004         December 31, 2003
                                ---------------------   ----------------------   ----------------------  ------------------------
                                           Total                     Total                   Total                     Total
                                          Mortgage                 Mortgage                Mortgage                   Mortgage
                                            Loan                     Loan                    Loan                       Loan
                                 Number  Production($)   Number   Production($)    Number  Production($)     Number  Production($)
                                 ---------------------   ----------------------   ----------------------   -----------------------
Residential Mortgage Loans....   245,839    45,443,272   310,389     56,108,241   242,877     42,199,640    164,373    27,382,838

    Recent Developments Regarding New Century

    Pursuant to a Form 8-K filed on February 7, 2007 (the "February 7th Announcement"), New Century, the parent of NC Capital, announced that it would restate its consolidated financial statements for the quarters ended March 31, June 30 and September 30, 2006 (collectively, the "Interim Financial Statements") to correct errors New Century discovered in the application of generally accepted accounting principles regarding its allowance for mortgage loan repurchase losses. Specifically, New Century announced that it did not include the expected discount upon disposition of such mortgage loans when estimating its allowance for loan repurchase losses. In addition, New Century stated that its methodology for estimating the volume of repurchase claims to be included in the repurchase calculation did not properly consider, in each of the first three quarters of 2006, the growing volume of repurchase claims outstanding that resulted from the increasing pace of repurchase requests that occurred in 2006. As a result of the foregoing, New Century announced that it expects that, once restated, its net earnings for each of the first three quarters of 2006 will be reduced.

    Pursuant to a Form 12b-25 filed on March 2, 2007 (the "March 2nd Announcement"), New Century stated that it had previously reported that it had been served with a complaint for a purported securities class action and was aware of nine additional purported class action lawsuits that had been filed against it and certain of its officers and directors alleging certain violations of federal securities laws.

    According to the March 2nd Announcement, New Century stated that since that time, it has become aware of four related derivative complaints against certain of its directors and officers, making essentially the same allegations as the federal securities cases relating to New Century's restatements. New Century stated that it believes that the derivative cases have been or will be filed in Orange County Superior Court, and that it anticipates that similar actions may be filed in the future.

    New Century also announced that it was delaying the filing of its Annual Report on Form 10-K for the fiscal year ended December 31, 2006.

    New Century announced that, although a full review is ongoing, it expects that the modifications to the allowance for loan repurchase losses will result in restated net income for the first three quarters of 2006 that is significantly lower than previously reported in New Century's 2006 interim financial statements.

    In addition, New Century announced that although New Century's mortgage loan origination volume increased in 2006 when compared to 2005, New Century's results of operations for the quarter and year ended December 31, 2006 will reflect declines in earnings and profitability when compared to the same periods in 2005. New Century currently expects that it will report a pretax loss for both the fourth quarter and the full year ended December 31, 2006.

    According to the March 2nd Announcement, in the event New Century is unable to obtain satisfactory amendments to and/or waivers of the covenants in its financing arrangements from a sufficient number of its lenders, or obtain alternative funding sources, New Century's auditor, KPMG LLP ("KPMG"), has informed New Century's Audit Committee that its report on New Century's financial statements will include an explanatory paragraph indicating that substantial doubt exists as to New Century's ability to continue as a going concern.

    Pursuant to a Form 8-K filed on March 8, 2007 by New Century, New Century stated that as a result of its current constrained funding capacity, New Century elected to cease accepting loan applications from prospective borrowers effective immediately while it sought to obtain additional funding capacity.

    Pursuant to a Form 8-K filed on March 13, 2007 (the "March 13th Announcement"), by New Century, New Century received a letter from the staff of the Pacific Regional Office of the Securities Exchange Commission ("SEC") on March 12, 2007, stating that the staff was conducting a preliminary investigation involving New Century and requesting production of certain documents. In addition, New Century stated that the staff of the SEC had also previously requested a meeting with New Century to discuss the events leading up to the announcement by New Century of the restatement of its financial statements and New Century intends to comply with the SEC's request.

    In addition, New Century stated in the March 13th Announcement that, on February 28, 2007, New Century received a letter from the United States Attorney's Office for the Central District of California ("U.S. Attorney's Office") indicating that it was conducting a criminal inquiry under the federal securities laws in connection with trading in New Century's securities, as well as accounting errors regarding New Century's allowance for repurchase losses. New Century also stated that it has subsequently received a grand jury subpoena requesting production of certain documents. New Century stated that it intends to cooperate with the requests of the U.S. Attorney's Office.

    Pursuant to a Form 8-K/A filed on March 13, 2007 (the "March 13th Form 8-K/A Announcement") by New Century, New Century stated that as of March 9, 2007, all of New Century's lenders under its short-term repurchase agreements and aggregation credit facilities had discontinued their financing with New Century or had notified New Century of their intent to do so. It further stated in the March 13th Form 8-K/A Announcement that New Century has received notices from certain of its lenders asserting that New Century and/or its subsidiaries have violated their respective obligations under certain of these financing arrangements and that such violations amount to events of default. According to the March 13th Form 8-K/A Announcement, certain of these lenders have further advised New Century that they are accelerating New Century's obligation to repurchase all outstanding mortgage loans financed under the applicable agreements.

    Pursuant to a Form 8-K filed on March 14, 2007 (the "March 14th Announcement") by New Century, New Century stated that the staff of the New York Stock Exchange ("NYSE") issued a press release, dated March 13, 2007, announcing its determination that New Century's common stock is no longer suitable for continued listing on the NYSE and will be suspended immediately. New Century announced that the NYSE's press release cited New Century's recent disclosures regarding its liquidity position, as well as New Century's prior announcement regarding the need to restate certain of its historical financial statements, in support of its determination that New Century's common stock and preferred stock are no longer suitable for continued listing on the NYSE.

    In addition, New Century announced that the NYSE's press release also stated that an application to the SEC to delist New Century's stock from the NYSE is pending the completion of the applicable procedures, including any appeal by New Century of the NYSE staff's decision. New Century stated that it is reviewing the NYSE staff's decision and accordingly has not yet determined whether it will appeal the staff's decision to delist New Century's stock.

    According to the March 14th Announcement, New Century has been engaged in recent ongoing discussions with its state regulators regarding New Century's funding constraints and the impact on consumers who are in various stages of the loan origination process with New Century. New Century stated that it has advised these regulators that it has ceased accepting loan applications and that as of March 14, 2007, New Century and its subsidiaries are unable to fund any mortgage loans, including mortgage loans for those consumers who were already in the loan origination process with New Century.

    According to the March 14th Announcement, on March 13, 2007, New Century and certain of its subsidiaries received cease and desist orders from regulators in the States of Massachusetts, New Hampshire, New Jersey and New York. New Century stated that the cease and desist orders contain allegations that certain of New Century's subsidiaries have engaged in violations of applicable state law, including, among other things, failure to fund mortgage loans after a mortgage closing, failure to meet certain financial requirements, including net worth and available liquidity, and failure to timely notify the state regulators of defaults and terminations under certain of its financing arrangements.

    According to the March 14th Announcement, the cease and desist orders seek to restrain the New Century subsidiaries from taking certain actions, including, among other things, engaging in further violations of state law, taking new applications for mortgage loans in the relevant jurisdiction, and paying dividends or bonuses to officers, directors or shareholders of the applicable subsidiaries. In addition, the cease and desist orders also seek to cause the New Century subsidiaries to affirmatively take certain actions, including the creation of escrow accounts to hold fees relating to pending mortgage applications, the transfer to other lenders of the outstanding mortgage applications and unfunded mortgage loans held by the New Century subsidiaries, and the provision of regular information to the state regulators regarding the New Century subsidiaries' activities in the applicable state, including the status of all outstanding mortgage applications and unfunded mortgage loans in that state. Furthermore, certain of the cease and desist orders also require one or more of the New Century subsidiaries to show cause why their license should not be revoked or why administrative penalties should not be assessed.

    According to the March 14th Announcement, the cease and desist orders generally become permanent if not promptly appealed by the applicable subsidiaries. New Century stated that it is reviewing these orders and accordingly has not yet determined whether it will appeal all or any portion of any of the orders. New Century announced that, subject to its funding limitations, it intends to comply with the orders pending any such appeal.

    Pursuant to a Form 8-K filed on March 19, 2007 (the "March 19th Announcement") by New Century, New Century stated that on March 14, 2007 and March 15, 2007, it received additional cease and desist orders from the States of Connecticut, Maryland, Rhode Island and Tennessee (collectively, the

"March 14-15 Orders"). New Century stated that the cease and desist orders contain allegations that certain of New Century's subsidiaries have engaged in violations of applicable state law, including, among other things, failure to fund mortgage loans after a mortgage closing. Additionally, New Century stated that on March 14, 2007, certain of New Century's subsidiaries, entered into a Consent Agreement and Order, dated March 14, 2007, with the Commonwealth of Pennsylvania Department of Banking, Bureau of Supervision and Enforcement (the "Consent Agreement").

    The March 19th Announcement indicated that the March 14-15 Orders and the Consent Agreement seek to restrain New Century's subsidiaries from taking certain actions, including, among other things, engaging in alleged violations of applicable state law and taking new applications for mortgage loans in the relevant jurisdiction. New Century stated that the March 14-15 Orders and the Consent Agreement also seek to cause the subsidiaries to affirmatively take certain actions, including the creation of escrow accounts to hold fees relating to pending mortgage applications, the transfer to other lenders of the outstanding mortgage applications and unfunded mortgage loans held by the subsidiaries, and the provision of regular information to the state regulators regarding the subsidiaries' activities in the applicable state, including the status of all outstanding mortgage applications and unfunded mortgage loans in that state. According to New Century, certain of the March 14-15 Orders also seek to revoke the licenses of one or more of New Century's subsidiaries or assess administrative penalties.

    According to the March 19th Announcement, the March 14-15 Orders generally become permanent if not promptly appealed by the applicable subsidiaries. New Century and its subsidiaries are reviewing the March 14-15 Orders and accordingly have not yet determined whether they will appeal all or any portion of the March 14-15 Orders.

    According to the March 19th Announcement, on March 14, 2007, in connection with a civil action filed against New Century and certain of its subsidiaries in an Ohio state court (the "Ohio Complaint") by the Attorney General of Ohio and the Ohio Division of Commerce, Division of Financial Institutions, such Ohio state court issued a temporary restraining order, which was subsequently modified by the court on March 16, 2007, against New Century (as modified, the "Ohio TRO"). New Century stated that the Ohio Complaint and the Ohio TRO contain allegations that New Century has engaged in violations of applicable Ohio state law, including, among other things, failure to fund mortgage loans after closing. New Century stated that the Ohio TRO restrains New Century from taking certain actions, including, among other things, (i) engaging in violations of Ohio state law, (ii) soliciting applicants and taking new applications for mortgage loans in Ohio and (iii) initiating, prosecuting or enforcing foreclosure actions in Ohio. New Century announced that the Ohio TRO also requires New Century to confer with the Ohio Attorney General and Division of Commerce by March 22, 2007 regarding the treatment of Ohio loans that are more than 60 days delinquent and are held for sale. New Century stated that the restraints imposed by the Ohio TRO could further harm New Century's business. In addition, New Century announced that it is reviewing the Ohio Complaint and the Ohio TRO and accordingly has not yet determined whether it will appeal all or any portion of the Ohio TRO. Subject to its funding limitations, New Century stated that it intends to comply with the Ohio TRO pending any appeal.

    Pursuant to a Form 8-K filed on March 20, 2007 (the "March 20th Announcement") by New Century, New Century stated that it received a Notice of Breach and Termination of Mortgage Selling and Servicing Contract, dated March 14, 2007, from the Federal National Mortgage Association ("Fannie Mae"). New Century stated that the Fannie Mae notice purports to terminate its mortgage selling and servicing contract (the "Fannie Mae Contract") with New Century Mortgage Corporation ("NCMC"), a subsidiary of New Century, for cause, based on alleged breaches of the Fannie Mae Contract as well as alleged breaches by NCMC under other contracts with Fannie Mae. New Century stated that as a result of the purported termination, New Century and its subsidiaries are no longer able to sell mortgage loans directly to Fannie Mae or act as the primary servicer of any mortgage loans for Fannie Mae.

    In addition, according to the March 20th announcement, on March 16, 2007, New Century received additional cease and desist orders from the State of California (the "California Orders") and certain of New Century's subsidiaries entered into consent agreements with the State of Florida's Office of Financial Regulation and the State of Washington's Department of Financial Institutions, respectively, each dated March 16, 2007 (the "March 16 Agreements," and together with the California Orders, the "March 16 Orders and Consent Agreements").

    According to the March 20th Announcement, consistent with certain other previous consent agreements, the March 16 Orders and Consent Agreements contain allegations that certain of New Century's subsidiaries have engaged in violations of state law, including, among other things, failure to fund mortgage loans after closing. New Century stated that consistent with certain other previous consent agreements, the March 16 Orders and Consent Agreements seek to restrain New Century's subsidiaries from taking certain actions, including, among other things, engaging in alleged violations of state law and taking new applications for mortgage loans in the relevant jurisdiction. New Century announced that the March 16 Orders and Consent Agreements also seek to cause the New Century subsidiaries to affirmatively take certain actions, including the creation of escrow accounts to hold fees relating to pending mortgage applications, the transfer to other lenders of the outstanding mortgage applications and unfunded mortgage loans held by the New Century subsidiaries, and the provision of regular information to the state regulators regarding the New Century subsidiaries' activities in the applicable state, including the status of all outstanding mortgage applications and unfunded mortgage loans in that state. New Century stated that the California Orders become permanent if not promptly appealed by the applicable subsidiaries. According to the March 20th Announcement, New Century and its subsidiaries are reviewing the California Orders and accordingly have not yet determined whether they will appeal all or any portion of the California Orders.

    Pursuant to a Form 8-K filed on March 22, 2007 (the "March 22nd Announcement") by New Century, New Century announced that it had received notices from Barclays Bank PLC ("Barclays"), in which Barclays alleged that certain events of default had occurred, as defined in that certain Master Repurchase Agreement, dated as of March 31, 2006 (as amended to date), by and among New Century, certain of New Century's subsidiaries, Barclays and Sheffield Receivables Corporation (the "Barclays Agreement"), and purported to accelerate to March 14, 2007 the obligation of New Century's subsidiaries to repurchase all outstanding mortgage loans financed under the Barclays Agreement and to terminate the Barclays Agreement as of that same date. New Century estimated that the aggregate repurchase obligation (the outstanding mortgage loans financed) of its subsidiaries under the Barclays Agreement was approximately $0.9 billion as of March 12, 2007.

    According to the March 22nd Announcement, on March 16, 2007, the parties to the Barclays Agreement entered into a letter agreement (the "Barclays Letter Agreement") pursuant to which Barclays and Sheffield Receivables Corporation agreed to release New Century and its subsidiaries from its aggregate repurchase obligation under the Barclays Agreement and New Century and its subsidiaries agreed to release their rights to outstanding mortgage loans that had been financed under the Barclays Agreement. New century stated that the effectiveness of the releases in the Barclays Letter Agreement is subject to the satisfaction of certain preconditions, including that (i) New Century and its subsidiaries shall have made certain payments to Barclays, including forwarding to Barclays all amounts received by New Century and its subsidiaries after March 1, 2007 with respect to the mortgage loans under the Barclays Agreement, and (ii) New Century and its subsidiaries shall have taken certain actions to facilitate the transfer of the servicing function with respect to the mortgage loans under the Barclays Agreement to a third party appointed by Barclays. New Century stated that as of March 22, 2007, New Century was still in the process of satisfying these preconditions.

    According to the March 22nd Announcement, the Barclays Letter Agreement provides that the outstanding mortgage loans financed under the Barclays Agreement are being transferred to Barclays "as is", without any representations or warranties by New Century or its subsidiaries, and without any holdback by Barclays. New Century stated that New Century and its subsidiaries have agreed, that if they enter into a settlement or release with any of New Century's other lenders and any such release contains materially more favorable terms for the benefit of any such lender than those in the Barclays Letter Agreement, then Barclays will be entitled to such more favorable terms. According to the March 22nd Announcement, New Century stated that the Barclays Letter Agreement provides that a release with another lender will not be deemed to have terms that are materially more favorable to that lender from an economic standpoint if the terms of such release do not provide for more to such lender than the amount of the outstanding mortgage loans financed by such lender, plus accrued price differential or interest and the transmittal of the principal portion of any loan payments received. New Century stated that the continuing effectiveness of the release by Barclays under the Barclays Letter Agreement is subject to New Century's compliance with this provision. According to New Century, upon the effectiveness of the releases contemplated by the Barclays Letter Agreement, the aggregate repurchase obligation (the outstanding mortgage loans financed) of New Century under its credit facilities will be reduced by approximately $0.9 billion and New Century will have realized a loss from this transaction of approximately $46 million.

    In addition, according to the March 22nd Announcement, New Century has received cease and desist orders from several states and entered into consent agreements with several states (the "Previous Orders and Consent Agreements"), and on March 20, 2007, certain of New Century's subsidiaries entered into a consent agreement with the State of Maine's Office of Consumer Credit Regulation, respectively (the "March 20 Consent Agreement").

    According to the March 22nd Announcement, consistent with the Previous Orders and Consent Agreements, the March 20 Consent Agreement contains allegations that certain of New Century's subsidiaries have engaged in violations of state law, including, among other things, failure to fund mortgage loans after closing. Consistent with the Previous Orders and Consent Agreements, the March 20 Consent Agreement seeks to restrain New Century's subsidiaries from taking certain actions, including, among other things, engaging in alleged violations of state law and taking new applications for mortgage loans in the relevant jurisdiction. The March 20 Consent Agreement also seeks to cause the New Century subsidiaries to affirmatively take certain actions, including the creation of escrow accounts to hold fees relating to pending mortgage applications, the transfer to other lenders of the outstanding mortgage applications and unfunded mortgage loans held by the subsidiaries, and the provision of regular information to the state regulators regarding the subsidiaries' activities in the applicable state, including the status of all outstanding mortgage applications and unfunded mortgage loans in that state.

    Pursuant to a Form 8-K filed on March 28, 2007 (the "March 28th Announcement"), New Century stated that on March 26, 2007, New Century notified the Federal Home Loan Mortgage Corp. ("Freddie Mac"), that it was voluntarily terminating its eligibility with Freddie Mac. New Century stated that as a result of this termination, New Century and its subsidiaries are no longer able to sell mortgage loans directly to Freddie Mac or act as the primary servicer of any mortgage loans for Freddie Mac.

    According to the March 28th Announcement, several of New Century's lenders have notified New Century of their intent to sell the outstanding mortgage loans that have been financed by the respective lender and offset the proceeds from such sale against the New Century's obligations to the lender, while reserving their rights to seek recovery of any remaining deficiency from New Century. New Century stated that it has notified these lenders of its concerns that any such sale be conducted in an appropriate manner, in accordance with applicable law and in accordance with the terms of the applicable financing agreement between the parties.

    According to the March 28th Announcement, on March 27, 2007, New Century announced that it had signed consent agreements with the State of Idaho's Department of Finance, the State of Iowa's

Superintendent of Banking, the State of Michigan's Office of Financial and Insurance Services and the State of Wyoming's Banking Commissioner (the "March 27th Consent Agreements"). New Century stated that although it has signed the March 27th Consent Agreements and expects to comply with their terms, New Century has not yet received counterpart signatures from the respective states, and accordingly, such March 27th Consent Agreements may not be binding on the respective states. According to New Century, the March 27th Consent Agreements contain allegations that certain of New Century's subsidiaries have engaged in violations of state law, including, among other things, failure to fund mortgage loans after closing. The March 27th Consent Agreements restrain New Century's subsidiaries from taking certain actions, including, among other things, engaging in alleged violations of state law and taking new applications for mortgage loans in the relevant jurisdiction.

    In addition, according to the March 28th Announcement, the March 27th Consent Agreements also compel New Century's subsidiaries to affirmatively take certain actions, including the creation of escrow accounts to hold any up front fees collected in connection with pending mortgage applications, the transfer to other lenders of the outstanding mortgage applications and unfunded mortgage loans held by the subsidiaries, and the provision of regular information to the state regulators regarding the subsidiaries' activities in the applicable state, including the status of all outstanding mortgage applications and unfunded mortgage loans in that state.

    According to the March 28th Announcement, New Century anticipates that cease and desist orders will continue to be received by New Century and its subsidiaries from additional states in the future and that New Century and its subsidiaries may enter into additional consent agreements similar to the consent agreements already entered into by New Century. New Century stated that it intends to continue to cooperate with its regulators in order to mitigate the impact on consumers resulting from New Century's funding constraints.

    Pursuant to a Form 8-K filed on March 30, 2007 (the "March 30th Announcement"), New Century announced that it and certain of its subsidiaries, including NCMC (collectively, the "New Century Defendants"), filed a motion for dissolution of modified temporary restraining order and motion for an emergency hearing, and opposition to a preliminary injunction in connection with the Ohio Complaint. New Century announced that on March 28, 2007, the Defendants and the State of Ohio reached agreement on a stipulated preliminary injunction effective for 90 days (the "Ohio SPI"), which was entered by the Ohio court. New Century stated that the Ohio SPI replaces the Ohio TRO and provides for a stay of the litigation for 90 days. New Century stated that the Ohio SPI restrains the New Century Defendants from taking certain actions, including, among other things, engaging in alleged violations of Ohio state law and taking new applications for mortgage loans.

    According to the March 30th Announcement, New Century announced that the Ohio SPI also compels the New Century Defendants to take certain actions, including the transfer to other lenders of any outstanding mortgage applications and unfunded mortgage loans, the placement in escrow of any upfront fees collected in connection with pending mortgage applications, and the provision of regular information to the state regarding New Century's activities in Ohio, including the status of all outstanding mortgage applications and unfunded mortgage loans. New Century announced that the Ohio SPI also requires the New Century Defendants to submit certain categories of mortgage loans (and related information) as to which it intends to foreclose to the State of Ohio for the State of Ohio to review. New Century announced that the State of Ohio may object for cause to the New Century proceeding with a particular foreclosure and if New Century is unable to convince the State of Ohio to permit it to proceed, the foreclosure will not proceed for the duration of the Ohio SPI. In addition, New Century announced that the Ohio SPI also provides for the State of Ohio to review and object for cause to the New Century Defendants selling, transferring or assigning certain categories of mortgage loans that are more than 60 days delinquent.

    In addition, according to the March 30th Announcement, New Century announced that in the event that the State of Ohio or the New Century Defendants believe the other is not acting in good faith, the Ohio SPI provides that the complaining party should notify the other of such concern and if the concern is not resolved, then either party may notify the other of their intent to file a motion with the court to terminate the Ohio SPI and request to reschedule the previously canceled preliminary injunction hearing. In addition, New Century announced that the Ohio SPI provides that in such event neither party will object to the scheduling of a prompt preliminary injunction hearing or the termination of the Ohio SPI at such a preliminary injunction hearing.

    Pursuant to a Form 8-K filed on April 6, 2007 (the "April 6th Announcement"), New Century announced that on April 2, 2007, New Century and certain of its subsidiaries, including NC Capital, filed voluntary petitions for reorganization (the "Bankruptcy Filings") under Chapter 11 of the United States Bankruptcy Code (the "Bankruptcy Code") in the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court"). The Bankruptcy Filings are being jointly administered by the Honorable Kevin J. Carey under the caption "In re New Century TRS Holdings, Inc., et al., Case No. 07-10416." According to the April 6th Announcement, New Century and its subsidiaries will continue to operate their businesses as "debtors-in-possession" under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court.

    According to the April 6th Announcement, in connection with the Bankruptcy Filings, New Century and certain of its subsidiaries reduced their workforce by a total of approximately 3,200 people nationwide (approximately 54% of their total aggregate workforce). New Century announced that although estimates are subject to change as additional information becomes available, New Century expects to incur severance pay expenses and make related cash expenditures of approximately $4.6 million in connection with the reduction in its workforce.

    According to the April 6th Announcement, New Century and NCMC entered into an agreement with Carrington Capital Management, LLC ("CCM") and its affiliate (collectively, "Carrington") for the sale of its servicing assets and servicing platform to Carrington for approximately $133 million based on mortgage servicing rights and advances outstanding at the time of the execution of that agreement. New Century announced that it owns a 36.75% interest in CCM and, as of February 28, 2007, an approximate 4.2% interest in Carrington Investment Partners, LP, a fund managed by CCM, through New Century's investments in Carrington Investment Partners (US), LP. New Century stated that the consummation of the transaction is subject to higher and better bids, approval by the Bankruptcy Court and other customary closing conditions.

    According to the April 6th Announcement, New Century and certain of its subsidiaries entered into an asset purchase agreement with Greenwich Capital Financial Products, Inc. ("Greenwich") to sell certain mortgage loans originated by New Century as well as residual interests in certain securitization trusts owned by New Century for approximately $50 million (the "Greenwich Agreement"). New Century stated that the consummation of the transaction is subject to higher and better bids and approval by the Bankruptcy Court.

    According to the April 6th Announcement, New Century announced that it obtained a commitment from The CIT Group/Business Credit, Inc. ("CIT Group") and Greenwich (together with CIT Group, the "Lenders") to provide New Century with up to $150 million in debtor-in-possession financing (the "DIP Credit Facility"), subject to Bankruptcy Court approval. New Century subsequently received interim approval from the Bankruptcy Court on April 5, 2007, to enter into the DIP Credit Facility. In addition, New Century announced that as of April 3, 2007, New Century has disposed of all of the mortgage loans in its inventory.

    Pursuant to a Form 8-K filed on April 26, 2007 (the "April 26th Announcement"), New Century announced that on April 20, 2007, it executed the DIP Credit Facility, with an effective date of April 13, 2007, to borrow up to $150 million from the Lenders and any other lenders thereafter becoming a party to the DIP Credit Facility.

    According to the April 26th Announcement, the DIP Credit Facility consists of one tranche under which New Century may borrow up to $50 million for general corporate purposes and to fund an orderly Section 363 sales process ("Tranche A") and may include a second tranche under which New Century will be advanced up to $50 million to repay that certain Servicer Advance Financing Facility Agreement by and between New Century and Citigroup Global Markets Realty Corp. and to fund new qualifying servicing advances ("Tranche B"). The April 26th Announcement further stated that outstanding advances under the DIP Credit Facility may not exceed $50 million, provided that the Lenders may in their sole discretion increase the maximum amounts that may be advanced to $100 million by either increasing Tranche A by up to $50 million and/or making advances available under Tranche B. According to the April 26th Announcement, if New Century and the Lenders agree, the maximum amounts that may be advanced under the DIP Credit Facility may be further increased to $150 million.

    According to the April 26th Announcement, each of New Century and its direct or indirect subsidiaries that is a debtor in the previously disclosed Chapter 11 bankruptcy proceeding is a joint and several obligor under the DIP Credit Facility. The April 26th Announcement further stated that pursuant to the DIP Credit Facility each obligor granted a first priority lien on its unencumbered assets and a junior lien on its encumbered assets as security for its obligations under the DIP Credit Facility.

    Pursuant to a Form 8-K filed on May 3, 2007 (the "May 3rd Announcement"), New Century announced that on April 27, 2007, the chairman of the New Century's Audit Committee received notification from KPMG that KPMG had resigned and received a letter from KPMG in which KPMG stated that the client-auditor relationship between New Century and KPMG had ceased.

    According to the May 3rd Announcement, New Century announced that the audit reports of KPMG on New Century's consolidated financial statements as of and for the years ended December 31, 2005 and 2004, did not contain any adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles. In addition, New Century announced that the audit reports of KPMG on management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of December 31, 2005 and 2004 did not contain any adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles, except as described in the following paragraph.

    According to the May 3rd Announcement, New Century announced that KPMG's report on management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of December 31, 2005, contains an explanatory paragraph that states that New Century acquired certain assets and assumed certain liabilities of RBC Mortgage Company during 2005, and management excluded from its assessment of the effectiveness of New Century's internal control over financial reporting as of December 31, 2005, RBC Mortgage Company's internal control over financial reporting associated with total assets of $1.2 billion and total revenues of $59.6 million included in New Century's consolidated financial statements as of and for the year ended December 31, 2005. In addition, New Century announced that KPMG's audit of internal control over financial reporting of New Century also excluded an evaluation of the internal control over financial reporting of RBC Mortgage Company.

    According to the May 3rd Announcement, the audit of New Century's financial statements for the fiscal year ended December 31, 2006 has not been completed.

    In addition, according to the May 3rd Announcement, New Century announced that during the period from January 1, 2005 through April 27, 2007, there were no reportable events, as such term is defined in Item 304 of Regulation S-K, except as described in the following paragraph.

    According to the May 3rd Announcement, New Century announced that pursuant to the February 7th Announcement, New Century's Audit Committee, on the advice of its independent counsel, initiated its own independent investigation into the issues giving rise to the New Century's need to restate the Interim Financial Statements, and subsequently expanded the investigation, at the request of KPMG, to include issues pertaining to New Century's valuation of residual interests in securitizations in 2006 and prior periods (the "Internal Investigation"). New Century stated that its Audit Committee retained independent counsel, forensic accountants and other professionals to assist it in connection with the Internal Investigation.

    According to the May 3rd Announcement, New Century announced that subsequent to New Century's discovery of the accounting errors and initiation of the Internal Investigation, KPMG communicated to New Century that as a result of the Internal Investigation, KPMG would likely need to reassess its audit plan, and perform additional audit procedures, in order to obtain sufficient evidence concerning any conclusions reached by the investigating team. New Century stated that KPMG also communicated to it that (i) the pending regulatory investigations into the matters under investigation in connection with the Internal Investigation or (ii) the pendency of the Internal Investigation itself, could also impact KPMG's ability to conclude on the financial statement implications of the matters under investigation, including whether or not KPMG would be able to continue to rely on representations from management. New Century also announced that as of April 27, 2007, the date of KPMG's resignation, the Internal Investigation was ongoing and accordingly New Century had not received from KPMG its determination on these matters. New Century stated that it has also been advised by KPMG that it expects that the evaluation of the impact of this matter on New Century's internal control over financial reporting and disclosure controls and procedures for the applicable periods could constitute a material weakness in New Century's internal control over financial reporting.

    According to the May 3rd Announcement, New Century announced that if it retains a successor independent accounting firm, it will authorize KPMG to respond fully to any inquiries of the successor accounting firm concerning the foregoing matters.

    Pursuant to a Form 8-K filed on May 4, 2007 (the "May 4th Announcement"), New Century announced that on April 25, 2007, the Bankruptcy Court approved an order setting bidding procedures in connection with a potential auction of the loan origination platform assets (the "Loan Origination Platform Assets") of New Century. New Century stated that the deadline for bids on the Loan Origination Platform Assets expired on May 2, 2007. New Century also stated that no bids on the Loan Origination Platform Assets were received by this deadline.

    According to the May 4th Announcement, New Century announced that as a result of a lack of bids to purchase the Loan Origination Platform Assets as a continuing business, New Century, NCMC, and Home123 Corporation announced on May 3, 2007 a reduction in their aggregate workforce by a total of approximately 2,000 people (approximately 73% of their total aggregate workforce immediately prior to this workforce reduction) nationwide. New Century stated that this reduction in workforce is effective May 4, 2007.

    According to the May 4th Announcement, New Century announced that it expects to incur severance pay expenses and make related cash expenditures of approximately $7 million in connection with the reduction in its workforce.

    Pursuant to a Form 8-K filed on May 10, 2007 (the "May 10th Announcement"), New Century announced that on May 2, 2007, in accordance with the procedures previously approved by the Bankruptcy Court, it held an auction for its mortgage assets. New Century stated that Ellington Management Group, L.L.C. on behalf of its client funds ("Ellington"), made the highest and best bid of approximately $58 million. New Century stated that on May 4, 2007 it entered into an asset purchase agreement to sell the mortgage assets to Ellington (the "Ellington Agreement").

    According to the May 10th Announcement, New Century announced that the Ellington Agreement provides that $3,000,000 of the approximately $58,000,000 purchase price will be placed into an escrow account to be used to indemnify Ellington for claims made under the Ellington Agreement. New Century stated that the balance of the escrow account after reimbursement of any claims submitted by Ellington will be paid to New Century ninety days after the closing date of the mortgage assets sale. New Century stated that on May 7, 2007, the Bankruptcy Court approved the Ellington Agreement, and the sale of the mortgage assets contemplated in the Ellington Agreement. New Century stated that the closing of the sale of the mortgage assets is expected to take place following the satisfaction of certain customary conditions that are set forth in the Ellington Agreement, including the entry of a sale order by the Bankruptcy Court and that New Century expected the closing to occur in May 2007.

    According to the May 10th Announcement, New Century also announced that in connection with entering into the Ellington Agreement, New Century terminated the Greenwich Agreement and will be required to pay Greenwich a $945,000 termination fee upon the closing of the sale of the mortgage assets to Ellington.

    Underwriting Guidelines

    The mortgage loans originated or acquired by NCMC were done so in accordance with the underwriting guidelines established by it (collectively, the "New Century Underwriting Guidelines"). The following is a general summary of the New Century Underwriting Guidelines believed to be generally applied, with some variation, by NCMC. This summary does not purport to be a complete description of the underwriting standards of NCMC.

    The New Century Underwriting Guidelines are primarily intended to assess the borrower's ability to repay the mortgage loan, to assess the value of the mortgaged property and to evaluate the adequacy of the property as collateral for the mortgage loan. All of the mortgage loans in the mortgage pool were also underwritten with a view toward the resale of the mortgage loans in the secondary mortgage market. While NCMC's primary consideration in underwriting a mortgage loan is the value of the mortgaged property, NCMC also considers, among other things, a borrower's credit history, repayment ability and debt service-to-income ratio, as well as the type and use of the mortgaged property. The mortgage loans, in most cases, bear higher rates of interest than mortgage loans that are originated in accordance with Fannie Mae and Freddie Mac standards, which is likely to result in rates of delinquencies and foreclosures that are higher, and that may be substantially higher, than those experienced by portfolios of mortgage loans underwritten in a more traditional manner. As a result of NCMC's underwriting criteria, changes in the values of the related mortgaged properties may have a greater effect on the delinquency, foreclosure and loss experience on the mortgage loans than these changes would be expected to have on mortgage loans that are originated in a more traditional manner. No assurance can be given that the values of the related mortgaged properties have remained or will remain at the levels in effect on the dates of origination of the related mortgage loans. In addition, there can be no assurance that the value of the related mortgaged property estimated in any appraisal or review is equal to the actual value of that mortgaged property at the time of that appraisal or review.

    The mortgage loans will have been originated in accordance with the New Century Underwriting Guidelines. On a case-by-case basis, exceptions to the New Century Underwriting Guidelines are made where compensating factors exist. It is expected that a substantial portion of the mortgage loans in the mortgage pool will represent these exceptions.

    Each applicant completes an application that includes information with respect to the applicant's liabilities, income, credit history, employment history and personal information. The New Century Underwriting Guidelines require a credit report on each applicant from a credit reporting company. The report typically contains information relating to matters such as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcies, repossessions or judgments. Mortgaged properties that are to secure mortgage loans generally are appraised by qualified independent appraisers. These appraisers inspect and appraise the subject property and verify that the property is in acceptable condition. Following each appraisal, the appraiser prepares a report that includes a market value analysis based on recent sales of comparable homes in the area and, when deemed appropriate, replacement cost analysis based on the current cost of constructing a similar home. All appraisals are required to conform to the Uniform Standards of Professional Appraisal Practice adopted by the Appraisal Standards Board of the Appraisal Foundation and are generally on forms acceptable to Fannie Mae and Freddie Mac. The New Century Underwriting Guidelines require a review of the appraisal by a qualified employee of NCMC or by an appraiser retained by NCMC. NCMC uses the value as determined by the review in computing the loan-to-value ratio of the related mortgage loan if the appraised value of a mortgaged property, as determined by a review, is (i) more than 10% greater but less than or equal to 25% lower than the value as determined by the appraisal for mortgage loans having a loan-to-value ratio or a combined loan-to-value ratio of up to 90%, and (ii) more than 5% greater but less than or equal to 25% lower than the value as determined by the appraisal for mortgage loans having a loan-to-value ration or a combined loan-to-value ratio of between 91-95%. For mortgage loans having a loan-to-value ratio or a combined loan-to-value ratio greater than 95%, the appraised value as determined by the review is used in computing the loan-to-value ratio of the related mortgage loan. If the appraised value of a mortgaged property as determined by a review is 25% or more lower than the value as determined by the appraisal, then NCMC obtains a new appraisal and repeats the review process.

    The mortgage loans were originated consistent with and generally conform to the New Century Underwriting Guidelines' full documentation, limited documentation and stated income documentation residential loan programs. Under each of the programs, NCMC reviews the applicant's source of income, calculates the amount of income from sources indicated on the loan application or similar documentation, reviews the credit history of the applicant, calculates the debt service-to-income ratio to determine the applicant's ability to repay the loan, reviews the type and use of the property being financed, and reviews the property. In determining the ability of the applicant to repay the loan, a qualifying rate has been created under the New Century Underwriting Guidelines that generally is equal to the interest rate on that loan. The New Century Underwriting Guidelines require that mortgage loans be underwritten in a standardized procedure which complies with applicable federal and state laws and regulations and requires New Century's underwriters to be satisfied that the value of the property being financed, as indicated by an appraisal and a review of the appraisal, currently supports the outstanding loan balance. In general, the maximum loan amount for mortgage loans originated under the programs is $1,500,000 (additional requirements may be imposed in connection with mortgage loans in excess of $1,500,000). The New Century Underwriting Guidelines generally permit loans on one- to four-family residential properties to have a loan-to-value ratio at origination of up to 95% with respect to first liens loans. The maximum loan-to-value ratio depends on, among other things, the purpose of the mortgage loan, a borrower's credit history, home ownership history, mortgage payment history or rental payment history, repayment ability and debt service-to-income ratio, as well as the type and use of the property. With respect to mortgage loans secured by mortgaged properties acquired by a borrower under a "lease option purchase," the loan-to-value ratio of the related mortgage loan is based on the appraised value at the time of origination of the mortgage loan.

    The New Century Underwriting Guidelines require that the income of each applicant for a mortgage loan under the full documentation program be verified. The specific income documentation required for NCMC's various programs is as follows: under the full documentation program, applicants usually are required to submit one written form of verification of stable income for at least 12 months from the applicant's employer for salaried employees and 24 months for self-employed applicants; under the limited documentation program, applicants usually are required to submit verification of stable income for at least 6 months, such as 6 consecutive months of complete personal checking account bank statements, and under the stated income documentation program, an applicant may be qualified based upon monthly income as stated on the mortgage loan application if the applicant meets certain criteria. All the foregoing programs require that, with respect to salaried employees, there be a telephone verification of the applicant's employment. Verification of the source of funds, if any, that are required to be deposited by the applicant into escrow in the case of a purchase money loan is required.

    In evaluating the credit quality of borrowers, NCMC utilizes credit bureau risk scores, or a FICO score, a statistical ranking of likely future credit performance developed by Fair, Isaac & Company and the three national credit data repositories: Equifax, TransUnion and Experian.

    The New Century Underwriting Guidelines have the following categories and criteria for grading the potential likelihood that an applicant will satisfy the repayment obligations of a mortgage loan:

    "AA" Risk. Under the "AA" risk category, the applicant must have a FICO score of 500, or greater, based on loan-to-value ratio and loan amount. Two or more tradelines (one of which with 24 months history and no late payments) are required for loan-to-value ratios above 90%. The borrower must have no late mortgage payments within the last 12 months on an existing mortgage loan. An existing mortgage loan must be less than 30 days late at the time of funding of the loan. No bankruptcy may have occurred during the preceding year for borrowers with a FICO score of less than 550; provided, however, that a Chapter 7 bankruptcy for a borrower with a FICO score in excess of 550 (or 580 under the stated income documentation program) may have occurred as long as such bankruptcy is discharged at least one day prior to funding of the loan. A maximum loan-to-value ratio of 95% is permitted with respect to borrowers with a FICO score less than or equal to 550 (or 580 with respect to stated income documentation programs) with Chapter 7 bankruptcy, which Chapter 7 bankruptcy is discharged at least one day prior to loan funding. A borrower in Chapter 13 bankruptcy may discharge such bankruptcy with the proceeds of the borrower's loan (any such loan may not exceed a 90% loan-to-value ratio), provided that such borrower has a FICO score of at least 550, or 80% loan-to-value ratio provided that such borrower has a FICO score of less than 550). No notice of default filings or foreclosures (or submission of deeds in lieu of foreclosure) may have occurred during the preceding two years. The mortgaged property must be in at least average condition. A maximum loan-to-value ratio of 95% is permitted for a mortgage loan on an owner occupied single family or two unit property. A maximum loan-to-value ratio of 90% is permitted for a mortgage loan on a non-owner occupied single family or two unit property or a three to four family residential property. The maximum loan-to-value ratio for owner occupied rural, remote or unique properties and non-owner occupied three to four family residential properties or high-rise condominiums is 85%. The maximum loan-to-value ratio for non-owner occupied rural, remote or unique properties is 80%. The maximum combined loan-to-value ratio, including any related subordinate lien, is 100%, for either a refinance loan or a purchase money loan. The maximum debt service-to-income ratio is usually 50% unless the loan-to-value ratio is reduced.

    "A+" Risk. Under the "A+" risk category, the applicant must have a FICO score of 500, or greater, based on loan-to-value ratio and loan amount. Two or more tradelines (one of which with 24 months history and no late payments), are required for loan-to-value ratios above 90%. A maximum of one 30 day late payment within the last 12 months is acceptable on an existing mortgage loan. An existing mortgage loan must be less than 60 days late at the time of funding of the loan. No bankruptcy may have occurred during the preceding year for borrowers with FICO scores of less than 550; provided, however, that a Chapter 7 bankruptcy for a borrower with a FICO score in excess of 550 (or 580 under the stated income documentation program) may have occurred as long as such bankruptcy is discharged at least one day prior to funding of the loan. A maximum loan-to-value ratio of 95% is permitted with respect to borrowers with a FICO score less than or equal to 550 (or 580 with respect to stated income documentation programs) with Chapter 7 bankruptcy, which Chapter 7 bankruptcy is discharged at least one day prior to loan funding. A borrower in Chapter 13 bankruptcy may discharge such bankruptcy with the proceeds of the borrower's loan (any such loan may not exceed a 90% loan-to-value ratio), provided that such borrower has a FICO score of at least 550 or 80% loan-to-value ratio provided that such borrower has a FICO score of less than 550). No notice of default filings or foreclosures (or submission of deeds in lieu of foreclosure) may have occurred during the preceding two years. The mortgaged property must be in at least average condition. A maximum loan-to-value ratio of 95% (or 90% for mortgage loans originated under the stated income documentation program) is permitted for a mortgage loan on an owner occupied single family or two-unit property. A maximum loan-to-value ratio of 90% (or 85% for mortgage loans originated under the stated income documentation program) is permitted for a mortgage loan on a non-owner occupied property single family or two unit property or a three to four family residential property. The maximum loan-to-value ratio for owner occupied rural, remote or unique properties and a non-owner occupied three to four family residential property is 85% (or 80% for mortgage loans originated under the stated income documentation program). The maximum loan-to-value ratio for non-owner occupied rural, remote or unique properties is 80% (or 75% for mortgage loans originated under the stated income documentation program). The maximum combined loan-to-value ratio, including any related subordinate lien, is 100%, for either a refinance loan or a purchase money loan. The maximum debt service-to-income ratio is usually 50% unless the loan-to-value ratio is reduced.

    "A-" Risk. Under the "A-" risk category, an applicant must have a FICO score of 500, or greater, based on loan-to-value ratio and loan amount. A maximum of three 30 day late payments within the last 12 months is acceptable on an existing mortgage loan. An existing mortgage loan must be less than 60 days late at the time of funding of the loan. No bankruptcy may have occurred during the preceding year for borrowers with FICO scores of less than 550; provided, however, that a Chapter 7 bankruptcy for a borrower with a FICO score in excess of 550 (or 580 under the stated income documentation program) may have occurred as long as such bankruptcy is discharged at least one day prior to funding of the loan. A maximum loan-to-value ratio of 95% is permitted with respect to borrowers with a FICO score less than or equal to 550 (or 580 with respect to stated income documentation programs) with Chapter 7 bankruptcy, which Chapter 7 bankruptcy is discharged at least one day prior to loan funding. A borrower in Chapter 13 bankruptcy may discharge such bankruptcy with the proceeds of the borrower's loan (any such loan may not exceed a 90% loan-to-value ratio), provided that such borrower has a FICO score of at least 550 or 80% loan-to-value ratio provided that such borrower has a FICO score of less than
550). No notice of default filings or foreclosures (or submission of deeds in lieu of foreclosure) may have occurred during the preceding two years. The mortgaged property must be in at least average condition. A maximum loan-to-value ratio of 95% (or 85% for mortgage loans originated under the stated income documentation program) is permitted for a mortgage loan on an owner occupied single family or two unit property. A maximum loan-to-value ratio of 90% (or 80% for mortgage loans originated under the stated income documentation program) is permitted for a mortgage loan on a non-owner occupied single family or two unit property or three to four family residential property. The maximum loan-to-value ratio for owner occupied rural, remote, or unique properties, and non-owner occupied three to four family residential properties is 85% (or 80% for mortgage loans originated under the stated income documentation program). The maximum loan-to-value ratio for a non-owner occupied rural, remote or unique property is 80% (or 70% for mortgage loans originated under the stated income documentation program). The maximum combined loan-to-value ratio, including any related subordinate lien, is 100%, for a refinance loan and 100%, for a purchase money loan. The maximum debt service-to-income ratio is usually 50% unless the loan-to-value ratio is reduced.

    "B" Risk. Under the "B" risk category, an applicant must have a FICO score of 500, or greater, based on loan-to-value ratio and loan amount. Unlimited 30 day late payments and a maximum of one 60 day late payment within the last 12 months is acceptable on an existing mortgage loan. An existing mortgage loan must be less than 90 days late at the time of funding of the loan. No bankruptcy may have occurred during the preceding year for borrowers with a FICO score less than or equal to 550; provided, however, that a Chapter 7 bankruptcy for a borrower with a FICO score in excess of 550 may have occurred as long as such bankruptcy has been discharged at least one day prior to funding of the loan. A borrower in Chapter 13 bankruptcy may discharge such bankruptcy with the proceeds of the borrower's loan (such loan may not exceed an 90% loan-to-value ratio for borrowers with a FICO score of less than 550). No notice of default filings or foreclosures (or submission of deeds in lieu of foreclosure) may have occurred during the preceding 18 months. The mortgaged property must be in at least average condition. A maximum loan-to-value ratio of 90% (or 80% for mortgage loans originated under the stated income documentation program), is permitted for a mortgage loan on an owner occupied singe family or two unit property. A maximum loan-to-value ratio of 85% (or 75% for mortgage loans originated under the stated income documentation program) is permitted for a mortgage loan on a non-owner occupied single family or two unit property or a three to four family residential property. The maximum loan-to-value ratio for owner occupied rural, remote or unique properties, and a non-owner occupied three to four family property is 80% (or 70% for mortgage loans originated under the stated income documentation program). The maximum loan-to-value ratio for a non-owner occupied rural, remote or unique property is 75% (or 65% for mortgage loans originated under the stated income documentation program). The maximum combined loan-to-value ratio, including any related subordinate lien, is 100%, for a refinance loan and for a purchase money loan. The maximum debt service-to-income ratio is usually 50%, unless the loan-to-value ratio is reduced.

    "C" Risk. Under the "C" risk category, an applicant must have a FICO score of 500, or greater, based on loan-to-value ratio and loan amount. Unlimited 30 day and 60 day late payments and a maximum of one 90 day late payment within the last 12 months is acceptable on an existing mortgage loan. An existing mortgage loan must be less than 120 days late at the time of funding of the loan. All bankruptcies must be discharged at least one day prior to funding of the loan; provided, however, that Chapter 13 bankruptcies may be discharged with loan proceeds. No notice of default filings may have occurred during the preceding 12 months. The mortgaged property must be in at least average condition. In most cases, a maximum loan-to-value ratio of 80% (or 75% for mortgage loans originated under the stated income documentation program) for a mortgage loan on an owner occupied single family or two unit property is permitted. A maximum loan-to-value ratio of 75% is permitted for a mortgage loan on a non-owner occupied single family or 2 unit property (refinance only), three to four family residential property (or 70% for mortgage loans originated under the stated income documentation program). The maximum loan-to-value ratio for owner occupied rural, remote or unique properties, and non-owner occupied three to four family residential properties 70% (or 65% for mortgages originated under the stated income documentation program). The maximum loan-to-value ratio for a non-owner occupied rural, remote or unique property (refinance only) is 65% (or 60% for mortgage loans originated under the stated income documentation program). The maximum combined loan-to-value ratio, including any related subordinate lien, is 85% for a refinance loan and for a purchase money loan. The maximum debt service-to-income ratio is usually 50% unless the loan-to-value ratio is reduced.

    "C-" Risk. Under the "C-" risk category, an applicant must have a FICO score of 500, or greater. Unlimited 30, 60 and 90 day late payments and a maximum of one 120 day late payment is acceptable on an existing mortgage loan. An existing mortgage loan must be less than 150 days late at the time of funding of the loan. There may be no current notice of default and all bankruptcies must be discharged at least one day prior to funding of the loan; provided, however, that Chapter 13 bankruptcies may be discharged with loan proceeds. The mortgaged property must be in at least average condition. A maximum loan-to-value ratio of 70% (55% for mortgage loans originated under the stated income documentation program), is permitted for a mortgage loan on a owner occupied single family or two unit property. A maximum loan-to-value ratio of 65% is permitted for a mortgage loan on a non-owner occupied property single family or two unit property (refinance only), or a three to four family residential property (50% for a mortgage loan on a non-owner occupied property, or a three to four family residential property originated under the stated income documentation program). Rural, remote or unique properties are not allowed. The maximum combined loan-to-value ratio, including any related subordinate lien, is 80% for a refinance loan and 80% for a purchase money loan. The maximum debt service-to-income ratio is usually 55%.

    Special Programs. NCMC originates loans which it calls "special programs" to enable borrowers with higher FICO scores and good mortgage histories the ability to obtain larger loan amounts or higher loan-to-value ratios. Special programs extend loan-to-value ratios to a maximum of 100%, and combined 80/20 (first/second) loan combinations to 100% combined loan-to-value ratios and loan amounts to $1,500,000 with higher minimum FICO scores and paid-as-agreed minimum tradeline requirements. No bankruptcy filing may have occurred during the preceding two years for borrowers with FICO scores less than 600, under the full income documentation program, or 620, under the limited income, and 640 under the stated income documentation programs (Chapter 13 bankruptcies may not be paid off with loan proceeds) for combined 80%/20% (first/second) loan combinations. For first mortgage loans having 100% loan-to-value ratios, no bankruptcy filing may have occurred during the preceding two years. No notice of default filings may have occurred during the preceding two years. The mortgaged property must be in at least average condition. The maximum combined loan-to-value ratio, including any related subordinate lien, is 100%, for either a refinance loan or a purchase money loan. The maximum debt service-to-income ratio is usually 50%.

    Exceptions. As described above, the foregoing categories and criteria are guidelines only. On a case by case basis, it may be determined that an applicant warrants a debt service-to-income ratio exception, a pricing exception, a loan-to-value ratio exception, an exception from certain requirements of a particular risk category, etc. An exception may be allowed if the application reflects compensating factors, such as: low loan-to-value ratio; a maximum of one 30 day late payment on all mortgage loans during the last 12 months; and stable employment or ownership of current residence of four or more years. An exception may also be allowed if the applicant places a down payment through escrow of at least 20% of the purchase price of the mortgaged property or if the new loan reduces the applicant's monthly aggregate mortgage payment by 25% or more. Accordingly, a borrower may qualify in a more favorable risk category than, in the absence of compensating factors, would satisfy only the criteria of a less favorable risk category. It is expected that a substantial portion of the mortgage loans will represent these kinds of exceptions.

                                  THE SERVICER

    General

    Effective as of November 1, 2006, Barclays acquired substantially all of the assets relating to the U.S. subprime residential mortgage servicing business of HomEq Servicing Corporation ("Old HomEq"). As a result of the acquisition (the "Transaction"), Barclays Capital Real Estate Inc. d/b/a HomEq Servicing ("HomEq Servicing") replaced Old HomEq. There have been no material changes to the management or servicing platforms of HomEq Servicing in relation to Old HomEq and accordingly the information provided below regarding HomEq Servicing reflects the cumulative experience of Old HomEq and its predecessors. References below to HomEq Servicing's servicing experience and servicing portfolio will reflect the experience and portfolio acquired by HomEq Servicing as a result of the Transaction with Old HomEq.

HomEq Servicing

    HomEq Servicing is a nationwide consumer loan servicing company, primarily involved in mortgage loan servicing, with facilities in North Highlands, California, Raleigh, North Carolina and Boone, North Carolina. HomEq Servicing is an indirect, wholly-owned subsidiary of Barclays, a public limited company registered in England and Wales under number 1026167. Barclays and its subsidiary undertakings (taken together, the "Group") is a major global financial services provider engaged in retail and commercial banking, credit cards, investment banking, wealth management and investment management services. Based on the Group's audited financial information for the year ended December 31, 2006, the Group had total assets of (pound)996,503 million (2005:
(pound)924,170 million). Barclays, the swap provider and cap provider, is an affiliate of the depositor and Barclays Capital Inc., the underwriter, and may be deemed to be an affiliate of Sutton, the sponsor. See "The Sponsor" and "The Depositor" in this prospectus supplement.

    HomEq Servicing's residential subprime and alternative servicing operations are currently rated as "Strong" by Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc. Fitch, Inc. has rated HomEq Servicing "RPS1" as a primary servicer of residential Alt-A and subprime products, and "RSS1" as a special servicer. Moody's Investors Service currently rates HomEq Servicing "SQ1-" as a primary servicer of residential subprime mortgage loans. HomEq Servicing is an approved Freddie Mac and Fannie Mae servicer.

    Although HomEq Servicing did not have any significant residential mortgage loan servicing experience prior to the Transaction, Old HomEq and its predecessors have been servicing residential mortgage loans since 1967. At the end of 2002, HomEq Servicing began acquiring servicing from third parties, and currently a substantial majority of the loans in HomEq Servicing's servicing portfolio are serviced for third parties, including loans in over 100 residential mortgage-backed securities transactions. HomEq Servicing has serviced prime, and non-prime mortgage loans and has experience acting as a special servicer performing collections, loss mitigation, default reporting, bankruptcy, foreclosure and REO property management.

    Currently, substantially all of HomEq Servicing's servicing portfolio consists of non-prime mortgage loans, represented by fixed-rate and adjustable-rate, first- and second-lien conventional mortgage loans. The following table reflects the size and composition of HomEq Servicing's servicing portfolio as of the end of each indicated period. Totals in the table that follows may not sum due to rounding.

                   HomEq Servicing Mortgage Loan Servicing Portfolio
                              Composition and Size

                                         Aggregate Principal   Aggregate Principal   Aggregate Principal   Aggregate Principal
                                            Balance as of         Balance as of         Balance as of         Balance as of
                                          December 31, 2006     December 31, 2005     December 31, 2004     December 31, 2003
                                          -----------------     -----------------     -----------------     -----------------
Product Type
  Fixed Rate 1st Lien......                 $10,968,244,499       $11,234,562,133       $15,826,596,449       $13,548,719,060
  Fixed Rate 2nd Lien......                   2,603,188,030         1,916,187,771         2,448,415,562         2,294,855,204
  ARM 1st Lien.............                  30,852,849,610        31,639,566,303        24,343,482,623         8,109,636,856
  Real Estate Owned (REO)..                   1,048,780,492           434,583,520           190,081,298           160,333,648
                                          -----------------     -----------------     -----------------     -----------------
    Total..................                 $45,473,062,631       $45,224,899,727       $42,808,575,933       $24,113,544,768
                                          =================     =================     =================     =================


HomEq Servicing's Delinquency and Foreclosure Experience

    The following tables set forth the delinquency and foreclosure experience of the mortgage loans serviced by HomEq Servicing at the end of the indicated periods. The indicated periods of delinquency are based on the number of days past due on a contractual basis. No mortgage loan is considered Delinquent for these purposes until it has not been paid by the next scheduled due date. See the definition of "Delinquent" in the "Glossary of Terms" in this prospectus supplement. HomEq Servicing's portfolio may differ significantly from the mortgage loans in the mortgage loan pool in terms of interest rates, principal balances, geographic distribution, types of properties, lien priority, origination and underwriting criteria, prior servicer performance and other possibly relevant characteristics. There can be no assurance, and no representation is made, that the delinquency and foreclosure experience with respect to the mortgage loans in the mortgage loan pool will be similar to that reflected in the table below, nor is any representation made as to the rate at which losses may be experienced on liquidation of defaulted mortgage loans in the mortgage loan pool. The actual delinquency experience with respect to the mortgage loans in the mortgage loan pool will depend, among other things, upon the value of the real estate securing such mortgage loans in the mortgage loan pool and the ability of the related borrower to make required payments. It should be noted that if the residential real estate market should experience an overall decline in property values, the actual rates of delinquencies and foreclosures could be higher than those previously experienced by HomEq Servicing. In addition, adverse economic conditions may affect the timely payment by borrowers of scheduled payments of principal and interest on the mortgage loans in the mortgage loan pool and, accordingly, the actual rates of delinquencies and foreclosures with respect to the mortgage loan pool. Finally, the statistics shown below represent the delinquency experience for HomEq Servicing's mortgage servicing portfolio only for the periods presented, whereas the aggregate delinquency experience with respect to the mortgage loans comprising the mortgage loan pool will depend on the results obtained over the life of the mortgage loan pool. Totals in the tables that follow may not sum due to rounding.

                   HomEq Servicing Mortgage Loan Servicing Portfolio
                         Delinquencies and Foreclosures
                          (Dollar Amounts in Thousands)


                                         As of December 31, 2006
                                 ------------------------------------
                                                           Percent by
                                 Number of     Principal   Principal
                                   Loans        Balance     Balance
                                 ---------   -----------   ----------
Current Loans.........            240,551    $34,573,771       76.03%
Period of Delinquency
   30 to 59 days......             28,590      4,184,590        9.20%
   60 to 89 days......             10,565      1,644,686        3.62%
   90 days or more....              9,023      1,208,714        2.66%
Total Delinquencies...             48,178      7,037,990       15.48%
Foreclosures..........             12,232      1,946,799        4.28%
Bankruptcies..........              9,583        865,722        1.90%
Total Foreclosures and
Bankruptcies..........             21,815      2,812,521        6.19%
Real Estate Owned                   8,301      1,048,780        2.31%
                                 ---------   -----------   ----------
Total Portfolio                   318,845    $45,473,063      100.00%
                                 =========   ===========   ==========



                                         As of December 31, 2005
                                 ------------------------------------
                                                           Percent by
                                 Number of     Principal   Principal
                                   Loans        Balance     Balance
                                 ---------   -----------   ----------
Current Loans.........            265,153    $37,124,345       82.09%
Period of Delinquency
   30 to 59 days......             26,380      3,446,717        7.62%
   60 to 89 days......              8,885      1,204,065        2.66%
   90 days or more....              6,101        688,152        1.52%
Total Delinquencies...             41,366      5,338,935       11.81%
Foreclosures..........              9,674      1,255,477        2.78%
Bankruptcies..........             13,092      1,071,560        2.37%
Total Foreclosures and
Bankruptcies..........             22,766      2,327,037        5.15%
Real Estate Owned                   4,395        434,584        0.96%
                                 ---------   -----------   ----------
Total Portfolio                   333,680    $45,224,900      100.00%
                                 =========   ===========   ==========



                                         As of December 31, 2004
                                 ------------------------------------
                                                           Percent by
                                 Number of     Principal   Principal
                                   Loans        Balance     Balance
                                 ---------   -----------   ----------
Current Loans.........            301,208    $37,671,124       88.00%
Period of Delinquency
   30 to 59 days......             20,831      2,378,568       5.56%
   60 to 89 days......              6,575        761,639       1.78%
   90 days or more....              3,285        324,419       0.76%
Total Delinquencies...             30,691      3,464,625       8.09%
Foreclosures..........              7,006        703,929       1.64%
Bankruptcies..........             12,181        778,816       1.82%
Total Foreclosures and
Bankruptcies..........             19,187      1,482,745       3.46%
Real Estate Owned                   2,528        190,081       0.44%
                                 ---------   -----------   ----------
Total Portfolio                   353,614    $42,808,576     100.00%
                                 =========   ===========   ==========


                                         As of December 31, 2003
                                 ------------------------------------
                                                           Percent by
                                 Number of     Principal   Principal
                                   Loans        Balance     Balance
                                 ---------   -----------   ----------
Current Loans.........            234,635    $21,488,618       89.11%
Period of Delinquency
   30 to 59 days......             13,709      1,029,985        4.27%
   60 to 89 days......              3,838        276,720        1.15%
   90 days or more....              2,775        185,249        0.77%
Total Delinquencies...             20,322      1,491,954        6.19%
Foreclosures..........              5,101        363,205        1.51%
Bankruptcies..........             11,322        609,434        2.53%
Total Foreclosures and
Bankruptcies..........             16,423        972,639        4.03%
Real Estate Owned                   2,597        160,334        0.66%
                                 ---------   -----------   ----------
Total Portfolio                   273,977    $24,113,545      100.00%
                                 =========   ===========   ==========

HomEq Servicing's Policies and Procedures

    Upon the acquisition of servicing rights, HomEq Servicing coordinates with the prior servicer of the mortgage loans to achieve a transfer of servicing activities with minimal impact to borrowers. The transfer and boarding process involves notifying the borrowers of the servicing transfer, transferring electronic files containing loan set up information and a payment history, if applicable. In addition, loan documents are stored either in hard copy or electronically imaged form for future review and reference. All boarding activities are regularly reviewed to assure best practices are employed throughout the boarding process.

    Once a mortgage loan has been boarded, HomEq Servicing begins to collect mortgage payments in adherence to the applicable servicing agreement and customary industry standards. HomEq Servicing's collections strategy is based on a predictive behavioral scoring system that enables collection efforts to be focused on mortgage loans that represent the greatest risks within the servicing portfolio and is intended to address potential collection problems as soon as possible before they migrate into more costly delinquency, foreclosure and REO status. The predictive behavioral scoring system is integrated with a predictive dialer and phone switch to facilitate incoming and outgoing calls with borrowers. Outgoing calls range from an introduction of HomEq Servicing as servicer to advanced collection activities. Incoming calls are directed by the phone switch based upon the status of the loan to the appropriate customer service or collections representative.

    In the event collection efforts are not successful, HomEq Servicing determines whether foreclosure proceedings are appropriate. HomEq Servicing considers a number of factors, including the related borrower's payment history, such borrower's ability and willingness to pay, the condition and occupancy of the related property, the lien position of the mortgage loan and the amount of equity in the property. HomEq Servicing also considers the costs associated with taking possession, interest and expense carry, repairs and marketing. Unless impractical, HomEq Servicing seeks to reduce the cycle time and loss severity of foreclosure actions in a manner that meets or exceeds published Fannie Mae timelines.

    If a borrower goes into bankruptcy, HomEq Servicing will pursue appropriate steps to process the case quickly in an effort to increase monthly cash flows and reduce loss severity, duration and servicing costs. HomEq Servicing maintains internal controls to monitor the status of all bankruptcies, whether handled internally or through a multi-state network of attorneys specializing in bankruptcy proceedings in the state of the mortgaged property. HomEq Servicing utilizes electronic notifications and case management tools in connection with its bankruptcy account management.

    When HomEq Servicing acquires title to a mortgaged property through foreclosure proceedings, it ascertains property occupancy, obtains appraisals and broker price opinions, determines property condition and whether the costs necessary to preserve or enhance property marketability are justified, lists the property for sale and oversees the final disposition of the property.

    HomEq Servicing provides full escrow services, including property tax, hazard insurance, flood insurance and lender-placed insurance services. Most of these services are provided through third-party vendors that specialize in these service areas. HomEq Servicing conducts the initial and annual escrow analysis functions internally. HomEq Servicing monitors escrow activities on an ongoing basis.

    There have been no material changes in HomEq Servicing's servicing policies and procedures during the past three years.

Prior Securitizations

    During the three years preceding the date of this prospectus supplement, HomEq Servicing has not been terminated as a servicer in a residential mortgage loan securitization due to a servicing default or application of a servicing performance test or trigger. During such time, HomEq Servicing also neither has failed to make any required advance with respect to any issuance of residential mortgage backed securities nor disclosed material noncompliance with the servicing criteria applicable to any such securitization.

                                   THE TRUSTEE

    Deutsche Bank National Trust Company ("DBNTC") is a national banking association and has an office in Santa Ana, California. DBNTC has previously been appointed to the role of trustee for numerous mortgage-backed transactions in which residential mortgages comprised the asset pool and has significant experience in this area. As trustee, DBNTC will be calculating certain items and reporting as set forth in the pooling and servicing agreement. DBNTC has acted as calculation agent and paying agent in numerous mortgage-backed transactions since 1991. In its capacity as trustee, DBNTC will also act as custodian of the mortgage files with respect to certain of the mortgage loans pursuant to the pooling and servicing agreement. DBNTC has performed this custodial role in numerous mortgage backed transactions since 1991. DBNTC will maintain the mortgage files in secure, fire resistant facilities. DBNTC will not physically segregate the mortgage files from other mortgage files in DBNTC's custody which will be kept in shared facilities. However, DBNTC's proprietary document tracking system will show the location within DBNTC's facilities of each mortgage file and will show that the mortgage loan documents are held by the trustee on behalf of the issuing entity. DBNTC has no pending legal proceedings that would materially affect its ability to perform its duties as trustee on behalf of the certificateholders. DBNTC may perform certain of its obligations through one or more third party vendors. However, DBNTC shall remain liable for the duties and obligations required of it under the pooling and servicing agreement.

    DBNTC is providing the information in the foregoing paragraph at the depositor's request in order to assist the depositor with the preparation of this prospectus supplement. Otherwise, DBNTC has not participated in the preparation of the prospectus supplement and assumes no responsibility or liability for its contents.

    The trustee will perform administrative functions on behalf of the issuing entity and for the benefit of the certificateholders pursuant to the terms of the pooling and servicing agreement. The trustee's duties are limited solely to its express obligations under the pooling and servicing agreement. For information, with respect to the trustee's liability under the pooling and servicing agreement and any indemnification that the trustee will be entitled to from the issuing entity, see "The Pooling and Servicing Agreement--Certain Matters Regarding the Depositor, the Servicer, the Trustee and the Custodian" in this prospectus supplement.

                                  THE CUSTODIAN

General

    Pursuant to the pooling and servicing agreement, Wells Fargo Bank, N.A. ("Wells Fargo Bank") will act as custodian of the mortgage loans purchased by the sponsor from WMCMC and the trustee will act as custodian of the mortgage loans purchased by the sponsor from NC Capital. Set forth below is certain information relating to Wells Fargo Bank, which will act as custodian of 20% or more of the mortgage loans as of the cut-off date.

Wells Fargo Bank

    Wells Fargo Bank is acting as custodian of the mortgage loan files for the mortgage loans purchased by the sponsor from WMCMC pursuant to the pooling and servicing agreement. In that capacity, Wells Fargo Bank is responsible to hold and safeguard the mortgage notes and other contents of the mortgage files for the mortgage loans purchased by the sponsor from WMCMC on behalf of the trustee and the certificateholders. Wells Fargo Bank maintains each mortgage loan file in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management. Files are segregated by transaction or investor. Wells Fargo Bank has been engaged in the mortgage document custody business for more than 25 years. Wells Fargo Bank maintains document custody facilities in its Minneapolis, Minnesota headquarters and in three regional offices located in Richfield, Minnesota, Irvine, California, and Salt Lake City, Utah. As of December 31, 2006, Wells Fargo Bank maintains mortgage custody vaults in each of those locations with an aggregate capacity of over eleven million files.

    Wells Fargo Bank serves or may have served within the past two years as loan file custodian for various mortgage loans owned by WMCMC and anticipates that one or more of those mortgage loans may be included in the issuing entity. The terms of the custodial agreement under which those services are provided by Wells Fargo are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

              THE SWAP PROVIDER AND THE INTEREST RATE CAP PROVIDER

    The interest rate swap agreement and the interest rate cap agreement will be provided by Barclays. See "Description of the Certificates--Interest Rate Swap Agreement" and "--Interest Rate Cap Agreement" in this prospectus supplement. Barclays is a public limited company registered in England and Wales under number 1026167. The liability of the members of Barclays is limited. It has its registered head office at 1 Churchill Place, London, E14 5HP. Barclays was incorporated on August 7, 1925 under the Colonial Bank Act 1925 and on October 4, 1971 was registered as a company limited by shares under the Companies Act 1948 to 1967. Pursuant to The Barclays Bank Act 1984, on January 1, 1985, Barclays was re-registered as a public limited company and its name was changed from "Barclays Bank International Limited" to "Barclays Bank PLC."

    Barclays and its subsidiary undertakings (taken together, the "Group") is a major global financial services provider engaged in retail and commercial banking, credit cards, investment banking, wealth management and investment management services. The whole of the issued ordinary share capital of Barclays is beneficially owned by Barclays PLC, which is the ultimate holding company of the Group and one of the largest financial services companies in the world by market capitalization.

    The short term unsecured obligations of Barclays are rated "A-1+" by S&P, "P-1" by Moody's and "F1+" by Fitch and the long-term obligations of Barclays are rated "AA" by S&P, "Aa1" by Moody's and "AA+" by Fitch.

    Based on the Group's audited financial information for the year ended December 31, 2006, the Group had total assets of (pound)996,503 million (2005:
(pound)924,170 million), total net loans and advances(1) of (pound)313,226 million (2005: (pound)300,001 million), total deposits(2) of (pound)336,316 million (2005: (pound)313,811 million), and total shareholders' equity of (pound)27,106 million (2005: (pound)24,243 million) (including minority interests of (pound)1,685 million (2005: (pound)1,578 million)). The profit before tax of the Group for the year ended December 31, 2006 was (pound)7,197 million (2005: (pound)5,311 million) after impairment charges on loans and advances and other credit provisions of (pound)2,154 million (2005: (pound)1,571 million). The financial information in this paragraph is extracted from the audited Annual Report of the Group for the year ended December 31, 2006.

------------------------
(1) Total net loans and advances include balances relating to both bank and customer accounts.

(2) Total deposits include deposits from bank and customer accounts.

    Barclays is the parent of the depositor and is an affiliate of Barclays Capital Inc., the underwriter, through common parent ownership. Barclays may be deemed to be an affiliate of the sponsor. See "The Sponsor" in this prospectus supplement.

                         DESCRIPTION OF THE CERTIFICATES

General

    On the closing date, the issuing entity will be created and the depositor will cause the issuing entity to issue the certificates. The certificates will be issued in fourteen or more classes--the Class A-1, Class A-2, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2, Class B-3, Class P and Class X certificates and one or more classes of Class R certificates. Only the Class A-2, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 certificates, collectively, the "Offered Certificates," will be offered under this prospectus supplement. The Offered Certificates, together with the Class A-1, Class B-1, Class B-2 and Class B-3 certificates, will be referred to as the "LIBOR Certificates" in this prospectus supplement. The certificates will collectively represent the entire undivided ownership interest in the issuing entity created and held under the pooling and servicing agreement, subject to the limits and priority of distribution provided for in that agreement.

    The issuing entity will consist of:

    o the mortgage loans, together with the related mortgage files and all related collections and proceeds due and collected after the cut-off date;

    o such assets as from time to time are identified as REO property and related collections and proceeds;

    o assets that are deposited in the accounts, and invested in accordance with the pooling and servicing agreement;

    o   an interest rate swap agreement; and

    o   an interest rate cap agreement.

    The LIBOR Certificates will be issued and available only in book-entry form, in denominations of $25,000 initial principal balance and integral multiples of $1 in excess of $25,000, except that one certificate of each class may be issued in an amount greater or less than $25,000. For information regarding the issuance of certificates in book-entry form, see "--Book-Entry Registration" below.

    Voting rights will be allocated among holders of the certificates in proportion to the Class Certificate Balances of their respective certificates on such date, except that the Class X and Class P certificates will each be allocated 1% of the voting rights. The Class X and Class P certificates will initially be held by the depositor for transfer to a trust or other entity that will issue, in a private placement, securities backed by the Class X and Class P certificates.

    The Class A-1 certificates generally represent interests in the group I mortgage loans. The Class A-2 certificates generally represent interest in the group II mortgage loans. The Class M and Class B certificates represent interests in all of the mortgage loans.

    The following chart illustrates generally the distribution priorities and subordination features applicable to the LIBOR Certificates and the Class X certificates.


                            |   ----------------------------   ^
                            |   |            |             |   |
                            |   | Class A-1* | Class A-2*  |   |
                            |   |            |             |   |
                            |   |--------------------------|   |
                            |   |        Class M-1         |   |
                            |   |--------------------------|   |
                            |   |        Class M-2         |   |
                            |   |--------------------------|   |
                            |   |        Class M-3         |   |
                Accrued     |   |--------------------------|   |
                certificate |   |        Class M-4         |   |Losses
                interest,   |   |--------------------------|   |
                then        |   |        Class M-5         |   |
                principal   |   |--------------------------|   |
                            |   |        Class M-6         |   |
                            |   |--------------------------|   |
                            |   |        Class B-1         |   |
                            |   |--------------------------|   |
                            |   |        Class B-2         |   |
                            |   |--------------------------|   |
                            |   |         Class X          |   |
                            v   ----------------------------   |


----------
* Interest and principal distributions will be allocated among the Class A certificates as further described in this prospectus supplement. Losses will not be allocated to the Class A certificates until the final distribution date.

     Book Entry Registration

    The LIBOR Certificates are sometimes referred to in this prospectus supplement as "book-entry certificates." No person acquiring an interest in the book-entry certificates will be entitled to receive a definitive certificate representing an obligation of the issuing entity, except under the limited circumstances described in this prospectus supplement. Beneficial owners may elect to hold their interests through DTC, in the United States, or Clearstream Banking, societe anonyme or Euroclear Bank, as operator of the Euroclear System, in Europe. Transfers within DTC, Clearstream or Euroclear, as the case may be, will be in accordance with the usual rules and operating procedures of the relevant system. So long as the LIBOR Certificates are book-entry certificates, such certificates will be evidenced by one or more certificates registered in the name of Cede & Co., which will be the "holder" of such certificates, as the nominee of DTC or one of the relevant depositories. Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and counterparties holding directly or indirectly through Clearstream or Euroclear, on the other, will be effected in DTC through the relevant depositories of Clearstream or Euroclear, respectively, and each a participating member of DTC. The interests of the beneficial owners of interests in the LIBOR Certificates will be represented by book-entries on the records of DTC and its participating members. All references in this prospectus supplement to the LIBOR Certificates reflect the rights of beneficial owners only as such rights may be exercised through DTC and its participating organizations for so long as such certificates are held by DTC.

    The beneficial owners of the LIBOR Certificates may elect to hold their certificates through DTC in the United States, or Clearstream or Euroclear, if they are participants in such systems, or indirectly through organizations which are participants in such systems. The LIBOR Certificates will be issued in one or more certificates which in the aggregate equal the outstanding principal of the related class of certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers securities accounts in Clearstream's and Euroclear's names on the books of their respective depositories which in turn will hold such positions in customers' securities accounts in the depositories names on the books of DTC. Except as described below, no beneficial owner will be entitled to receive a physical or definitive certificates. Unless and until definitive certificates are issued, it is anticipated that the only holder of the LIBOR Certificates will be Cede & Co., as nominee of DTC. Beneficial owners will not be holders or certificateholders as those terms are used in the pooling and servicing agreement. Beneficial owners are only permitted to exercise their rights indirectly through participants and DTC.

    The beneficial owner's ownership of a book-entry certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary that maintains the beneficial owner's account for such purpose. In turn, the financial intermediary's ownership of such book-entry certificate will be recorded on the records of DTC or on the records of a participating firm that acts as agent for the financial intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's financial intermediary is not a DTC participant and on the records of Clearstream or Euroclear, as appropriate.

    DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a clearing corporation within the meaning of the New York UCC and a "clearing agency" registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book-entries, thus eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, including underwriters, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly through indirect participants.

    Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers of book-entry certificates, such as the LIBOR Certificates, among participants on whose behalf it acts with respect to the book-entry certificates and to receive and transmit distributions of principal of and interest on the book-entry certificates. Participants and indirect participants with which beneficial owners have accounts with respect to the book-entry certificates similarly are required to make book-entry transfers and receive and transmit such distributions on behalf of their respective beneficial owners.

    Beneficial owners that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, book-entry certificates may do so only through participants and indirect participants. In addition, beneficial owners will receive all distributions of principal and interest from the trustee, or a paying agent on behalf of the trustee, through DTC participants. DTC will forward such distributions to its participants, which thereafter will forward them to indirect participants or beneficial owners. Beneficial owners will not be recognized by the trustee or any paying agent as holders of the LIBOR Certificates, and beneficial owners will be permitted to exercise the rights of the holders of the LIBOR Certificates only indirectly through DTC and its participants.

    Because of time zone differences, it is possible that credits of securities received in Clearstream or Euroclear as a result of a transaction with a participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream participant or Euroclear participant to a DTC participant will be received with value on the DTC settlement date but, due to time zone differences, may be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

    Transfers between participants will occur in accordance with DTC rules. Transfers between Clearstream participants and Euroclear participants will occur in accordance with their respective rules and operating procedures.

    Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant depositary, each of which is a participating member of DTC. However, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving distribution in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to the relevant depositories for Clearstream or Euroclear.

    Clearstream holds securities for its participant organizations and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, thus eliminating the need for physical movement of securities. Transactions may be settled through Clearstream in many currencies, including United States dollars. Clearstream provides to its Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly.

    Euroclear was created to hold securities for its participants and to clear and settle transactions between its participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. The Euroclear System is owned by Euroclear plc and operated through a license agreement by Euroclear Bank S.A./N.V., a bank incorporated under the laws of the Kingdom of Belgium (the "Euroclear Operator"). The Euroclear Operator holds securities and book-entry interests in securities for participating organizations and facilitates the clearance and settlement of securities transactions between Euroclear participants, and between Euroclear participants and participants of certain other securities intermediaries through electronic book-entry changes in accounts of such participants or other securities intermediaries. Non-participants of Euroclear may hold and transfer book-entry interests in the LIBOR Certificates through accounts with a direct participant of Euroclear or any other securities intermediary that holds a book-entry interest in the LIBOR Certificates through one or more securities intermediaries standing between such other securities intermediary and the Euroclear Operator. Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

    Distributions on the book-entry certificates will be made on each distribution date by the trustee to Cede & Co., as nominee of DTC. DTC will be responsible for crediting the amount of such distributions to the accounts of the applicable DTC participants in accordance with DTC's normal procedures. Each DTC participant will be responsible for disbursing such distribution to the beneficial owners of the book-entry certificates that it represents and to each financial intermediary for which it acts as agent. Each such financial intermediary will be responsible for disbursing funds to the beneficial owners of the book-entry certificates that it represents.

    Under a book-entry format, beneficial owners of the book-entry certificates may experience some delay in their receipt of distributions, since such distributions will be forwarded by the trustee to Cede & Co., as nominee of DTC. Distributions with respect to certificates held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream participants or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by the relevant depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of financial intermediaries, the ability of a beneficial owner to pledge book-entry certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such book-entry certificates, may be limited due to the lack of physical certificates for such book-entry certificates. In addition, issuance of the book-entry certificates in book-entry form may reduce the liquidity of such certificates in the secondary market since certain potential investors may be unwilling to purchase certificates for which they cannot obtain physical certificates.

    Monthly and annual reports on the issuing entity provided or made available over its website by the trustee to Cede & Co., as nominee of DTC, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting DTC, and to the financial intermediaries to whose DTC accounts the book-entry certificates of such beneficial owners are credited.

    DTC has advised the depositor that it will take any action permitted to be taken by a holder of the LIBOR Certificates under the pooling and servicing agreement only at the direction of one or more participants to whose accounts with DTC the book-entry certificates are credited. Additionally, DTC has advised the depositor that it will take such actions with respect to specified percentages of voting rights only at the direction of and on behalf of participants whose holdings of book-entry certificates evidence such specified percentages of voting rights. DTC may take conflicting actions with respect to percentages of voting rights to the extent that participants whose holdings of book-entry certificates evidence such percentages of voting rights authorize divergent action.

    None of the issuing entity, the sponsor, the depositor, the servicer or the trustee will have any responsibility for any aspect of the records relating to or distributions made on account of beneficial ownership interests of the book-entry certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or transfers of them.

    Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of certificates among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. See "Description of the Securities--Book-Entry Registration of Securities" in the prospectus.

    See also the attached Annex I for certain information regarding U.S. federal income tax documentation requirements for investors holding certificates through Clearstream or Euroclear (or through DTC if the holder has an address outside the United States).

Definitive Certificates

    The LIBOR Certificates, which will be issued initially as book-entry certificates, will be converted to definitive certificates and reissued to beneficial owners or their nominees, rather than to DTC or its nominee, only if
(a) DTC or the depositor advises the trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to the book-entry certificates and the trustee or the depositor is unable to locate a qualified successor or (b) the depositor, at its option (but with the trustee's consent), notifies DTC of its intent to terminate the book-entry system through DTC and, upon receipt of notice of such intent from DTC, the DTC participants holding beneficial interests in the certificates agree to initiate such termination.

    Upon the occurrence of any event described in the immediately preceding paragraph, the trustee will be required to notify all participants of the availability through DTC of definitive certificates. Upon delivery of definitive certificates, the trustee will reissue the book-entry certificates as definitive certificates to beneficial owners. Distributions of principal of, and interest on, the book-entry certificates will thereafter be made by the trustee, or a paying agent on behalf of the trustee, directly to holders of definitive certificates in accordance with the procedures set forth in the pooling and servicing agreement.

    Definitive certificates will be transferable and exchangeable at the offices of the trustee, its agent or the certificate registrar designated from time to time for those purposes. As of the closing date, the trustee designates its offices located at DB Services Tennessee, 648 Grassmere Park Road, Nashville, Tennessee 37211-3658, Attention: Transfer Unit for those purposes. No service charge will be imposed for any registration of transfer or exchange, but the trustee may require distribution of a sum sufficient to cover any tax or other governmental charge imposed in connection with the transfer or exchange.

Assignment of the Mortgage Loans

    Pursuant to mortgage loan purchase and warranties agreements, WMCMC and NC Capital sold substantially all the mortgage loans, without recourse, to Sutton, and Sutton will sell, transfer, assign, set over and otherwise convey the mortgage loans, including all principal outstanding as of, and interest due and accruing after, the close of business on the cut-off date, without recourse, to the depositor on the closing date. Pursuant to the pooling and servicing agreement, the depositor will sell, without recourse, to the issuing entity, all right, title and interest in and to each mortgage loan, including all principal outstanding as of, and interest due after, the close of business on the cut-off date. Each such transfer will convey all right, title and interest in and to (a) principal outstanding as of the close of business on the cut-off date (after giving effect to payments of principal due on that date, whether or not received) and (b) interest due and accrued on each such mortgage loan after the cut-off date. However, Sutton will not convey to the depositor, and will retain all of its right, title and interest in and to (x) principal due on each mortgage loan on or prior to the cut-off date and principal prepayments in full and curtailments (i.e., partial prepayments) received on each such mortgage loan prior to the cut-off date and (y) interest due and accrued on each mortgage loan on or prior to the cut-off date.

Delivery of Mortgage Loan Documents

  In connection with the transfer and assignment of each mortgage loan to the issuing entity, the depositor will cause to be delivered to (i) Wells Fargo Bank, as custodian on behalf of the trustee with respect to the mortgage loans purchased by the sponsor from WMCMC and (ii) the trustee with respect to the mortgage loans purchased by the sponsor from NC Capital, on or before the closing date, the following documents with respect to each mortgage loan which constitute the mortgage file:

    (a) the original mortgage note, endorsed without recourse in blank by the last endorsee, including all intervening endorsements showing a complete chain of endorsement from the originator to the last endorsee;

    (b) the original of any guaranty executed in connection with the mortgage note (if provided);

    (c) the related original mortgage and evidence of its recording or, in certain limited circumstances, a copy of the mortgage certified by the originator, escrow company, title company, or closing attorney;

    (d) originals of all assumption, modification, consolidation and extension agreements, with evidence of recording on them, if provided;

    (e) the mortgage assignment(s), or copies of them certified by the applicable originator, escrow company, title company, or closing attorney, if any, showing a complete chain of assignment from the originator of the related mortgage loan to the last endorsee--which assignment may, at the originator's option, be combined with the assignment referred to in clause (f) below;

    (f) a mortgage assignment in recordable form, which, if acceptable for recording in the relevant jurisdiction, may be included in a blanket assignment or assignments, of each mortgage from the last endorsee in blank;

    (g) an original mortgagee title insurance policy or, in the event the original policy is unavailable, a certified true copy of the related policy binder or commitment for title certified to be true and complete by the title insurance company; and

    (h) the original of any security agreement, chattel mortgage or equivalent document executed in connection with the mortgage (if provided).

    Pursuant to the pooling and servicing agreement, the trustee and the custodian will agree to execute and deliver on or prior to the closing date an acknowledgment of receipt of the original mortgage note, item (a) above, with respect to each of the mortgage loans delivered to it, with any exceptions noted. The trustee and the custodian will agree, for the benefit of the holders of the certificates, to review, or cause to be reviewed, each mortgage file within ninety days after the closing date--or, with respect to any Substitute Mortgage Loan delivered to the trustee or the custodian, as applicable, within 30 days after the receipt of the mortgage file by the trustee or the custodian, as applicable--and to deliver a certification generally to the effect that, as to each mortgage loan listed in the schedule of mortgage loans,

    o all documents required to be reviewed by it pursuant to the pooling and servicing agreement are in its possession;

    o each such document has been reviewed by it and appears regular on its face and relates to such mortgage loan;

    o based on its examination and only as to the foregoing documents, certain information set forth on the schedule of mortgage loans accurately reflects the information set forth in the mortgage file delivered on such date; and

    o each mortgage note has been endorsed as provided in the pooling and servicing agreement.

    If the trustee or the custodian, as applicable, during the process of reviewing the mortgage files, finds any document constituting a part of a mortgage file that is not executed, has not been received or is unrelated to the mortgage loans, or that any mortgage loan does not conform to the review criteria set forth in the pooling and servicing agreement, the trustee or the custodian, as applicable, is required to promptly so notify WMCMC or Barclays, as applicable, the servicer, the trustee and the depositor in writing. WMCMC or Barclays, as applicable, will be required to use reasonable efforts to cause to be remedied a material defect in a document constituting part of a mortgage file of which it is so notified by the trustee or the custodian, as applicable. If, however, within thirty days after the depositor's notice of the defect, WMCMC or Barclays, as applicable, has not caused the defect to be remedied, WMCMC or Barclays, as applicable, will be required to either (a) substitute a Substitute Mortgage Loan for the defective mortgage loan, or (b) purchase the defective mortgage loan. The substitution or purchase is required to be effected in the same manner as a substitution or purchase for a material breach of a mortgage loan representation and warranty, as described below under "--Representations and Warranties Relating to the Mortgage Loans." With respect to mortgage loans sold by WMCMC, the obligation of WMCMC to cure the defect or to substitute or purchase the defective mortgage loan and to indemnify for such breach will constitute the sole remedies available to the holders of the certificates and the trustee relating to the defect. With respect to mortgage loans sold by NC Capital, the obligation of Barclays to cure the defect or to substitute or purchase the defective mortgage loan will constitute the sole remedies available to the holders of the certificates and the trustee relating to the defect.

Representations and Warranties Relating to the Mortgage Loans

  Pursuant to the pooling and servicing agreement, WMCMC will make representations and warranties with respect to each mortgage loan it sold to the sponsor, as of the closing date, the servicing transfer date (March 1, 2007) or another date as specified below and pursuant to the representations and warranties agreement (the "Barclays Representation Agreement"), Barclays will make representations and warranties with respect to each mortgage loan NC Capital sold to the sponsor as of the closing date, including, but not limited to:

    (1) As of the servicing transfer date, except with respect to the Delinquent mortgage loans described under "The Mortgage Loan Pool--General" in this prospectus supplement, no payment required under the mortgage loan is 30 days or more Delinquent nor has any payment under the mortgage loan been 30 days or more Delinquent at any time since the origination of the mortgage loan;

    (2) As of the servicing transfer date, except as described in clause (1) above with respect to certain Delinquent mortgage loans, there are no defaults in complying with the terms of the mortgage, and all taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid, or an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable;

    (3) As of the servicing transfer date, the terms of the mortgage note and mortgage have not been impaired, waived, altered or modified in any respect from the date of origination, except by a written instrument which has been recorded, if necessary to protect the interests of the depositor;

    (4) The mortgage loan is not subject to any right of rescission, set off, counterclaim or defense, including, without limitation, the defense of usury, nor will the operation of any of the terms of the mortgage note or the mortgage, or the exercise of any right under the mortgage note or the mortgage, render either the mortgage note or the mortgage unenforceable, in whole or in part, and no such right of rescission, set off, counterclaim or defense has been asserted with respect to the mortgage note or the mortgage;

    (5) As of the servicing transfer date, pursuant to the terms of the mortgage, all buildings or other improvements upon the mortgaged property are insured against loss by fire and hazards of extended coverage;

    (6) Any and all requirements of any federal, state or local law including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity, disclosure and all predatory, abusive and fair lending laws applicable to the mortgage loan, including, without limitation, any provisions relating to prepayment charges have been complied with;

    (7) As of the servicing transfer date, (i) each mortgage is a valid, subsisting and enforceable first or second lien on the mortgaged property, including all buildings and improvements on the mortgaged property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems located in or annexed to such buildings, and all additions, alterations and replacements made at any time with respect to the foregoing and (ii) the lien of the mortgage is subject only to:

        (i) with respect to any second-lien mortgage loan, the lien of the first mortgage on the related mortgaged property;

        (ii) the lien of current real property taxes and assessments not yet due and payable;

        (iii) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording acceptable to prudent mortgage lending institutions generally and specifically referred to in the lender's title insurance policy delivered to the originator of the mortgage loan and which do not adversely affect the appraised value of the mortgaged property set forth in such appraisal; and

        (iv) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the mortgage or the use, enjoyment, value or marketability of the related mortgaged property;

    (8) The mortgage note and the mortgage and any other agreement executed and delivered by a borrower in connection with a mortgage loan are genuine, and each is the legal, valid and binding obligation of the signatory enforceable in accordance with its terms (including, without limitation, any provisions relating to prepayment charges). All parties to the mortgage note, the mortgage and any other such related agreement had legal capacity to enter into the mortgage loan and to execute and deliver the mortgage note, the mortgage and any such agreement, and the mortgage note, the mortgage and any other such related agreement have been duly and properly executed by other such related parties;

    (9) As of the servicing transfer date, the mortgage loan is covered by an American Land Title Association lender's title insurance policy, or with respect to any mortgage loan for which the related mortgaged property is located in California a California Land Title Association lender's title insurance policy, or other generally acceptable form of policy or insurance and each such title insurance policy is issued by a title insurer qualified to do business in the jurisdiction where the mortgaged property is located, insuring the applicable original loan seller, its successors and assigns, as to the first priority lien or second priority lien, as applicable, of the mortgage in the original principal amount of the mortgage loan, subject only to the exceptions contained in clauses (i), (ii) and (iii) of representation 7 above;

    (10) The mortgage contains customary and enforceable provisions that render the rights and remedies of the holder of the mortgage adequate for the realization against the mortgaged property of the benefits of the security provided by the mortgaged property, including, (i) in the case of a mortgage designated as a deed of trust, by trustee's sale, and (ii) otherwise by judicial foreclosure;

    (11) As of the servicing transfer date, (i) there is no proceeding pending or threatened for the total or partial condemnation of the mortgaged property,
(ii) the mortgaged property is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty so as to affect adversely the value of the mortgaged property as security for the mortgage loan or the use for which the premises were intended and (iii) there have not been any condemnation proceedings with respect to the mortgaged property;

    (12) None of the mortgage loans is (a) covered by the Home Ownership and Equity Protection Act of 1994 or (b) classified as a "high cost home," "threshold," "covered," "high risk home," "predatory" or similar loan under any other applicable federal, state or local law (or a similarly classified loan using different terminology under a law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees); no mortgage loan originated on or after October 1, 2002 through March 6, 2003 is governed by the Georgia Fair Lending Act;

    (13) None of the mortgage loans has a prepayment penalty period at origination in excess of three years;

    (14) No borrower was required to purchase any single premium credit insurance policy (e.g., life, mortgage, property, disability, accident, unemployment or health insurance product) as a condition of obtaining the extension of credit. No borrower obtained a prepaid single-premium credit life, property, disability, accident, unemployment or health insurance policy in connection with the origination of the mortgage loan. No proceeds from any mortgage loan were used to purchase single-premium credit insurance policies or debt cancellation agreements as part of the origination of, or as a condition to closing, such mortgage loan; and

    (15) No mortgage loan originated on or after August 1, 2004 requires the related borrower to submit to arbitration to resolve any dispute arising out of or relating in any way to the mortgage loan transaction.

    Pursuant to the pooling and servicing agreement or the Barclays Representation Agreement, as applicable, within sixty days of the earlier to occur of the representing party's discovery or its receipt of notice that any of the representations and warranties contained in the pooling and servicing agreement or the Barclays Representation Agreement, as applicable, have been breached in any material respect as of the date made, with the result that the value of, or the interests of the issuing entity or the holders of the certificates in the related mortgage loan were materially and adversely affected, the applicable representing party will be required to:

    o   cure such breach in all material respects,

    o if prior to the second anniversary of the closing date, remove each mortgage loan which has given rise to the requirement for action by the applicable representing party, substitute one or more Substitute Mortgage Loans and, if the outstanding principal balance of such Substitute Mortgage Loans as of the date of such substitution is less than the outstanding principal balance, of the replaced mortgage loans as of the date of substitution, deliver to the issuing entity as part of the amounts remitted by the servicer on such distribution date the amount of such shortfall (a "Substitution Adjustment Amount"), or

    o purchase such mortgage loan at a price equal to the unpaid principal balance of such mortgage loan as of the date of purchase, plus all related accrued and unpaid interest, plus the amount of any unreimbursed servicing advances made by the servicer or other expenses of the servicer or the trustee in connection with the mortgage loan or the purchase.

Notwithstanding the foregoing, in the event of discovery (i) that a mortgage loan does not constitute a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code resulting from a breach of any representation or warranty contained in the pooling and servicing agreement or the Barclays Representation Agreement, as applicable, or (ii) of a breach of the representations and warranties listed as number (6), (12), (13), (14) or (15) in the second preceding paragraph, the applicable representing party will be required to purchase the related mortgage loan at the purchase price within 60 days of such discovery or receipt of notice. The purchase price with respect to such mortgage loan will be required to be deposited into the distribution account on the next succeeding Servicer Remittance Date after deducting any amounts received in respect of such purchased mortgage loan or mortgage loans and being held in the distribution account for future distribution to the extent such amounts have not yet been applied to principal or interest on such mortgage loan.

    In addition, WMCMC is obligated to indemnify the depositor and any of its affiliates, the servicer and the trustee for any third-party claims arising out of a breach by WMCMC of representations or warranties regarding the mortgage loans. The obligations of WMCMC to cure such breach or to substitute or purchase any applicable mortgage loan and to indemnify for such breach constitute the sole remedies with respect to a material breach of any such representation or warranty available to the holders of the certificates, the servicer, the trustee, the depositor and any of its affiliates.

    The obligations of Barclays to cure such breach or to substitute or purchase the applicable mortgage loan will constitute the sole remedies respecting a material breach of any such representation or warranty to the holders of the certificates, the servicer, the trustee, the depositor and any of its affiliates.

Payments on the Mortgage Loans

    The pooling and servicing agreement provides that the servicer is required to establish and maintain the collection account. The pooling and servicing agreement permits the servicer to direct any depository institution maintaining the collection account to invest the funds in the collection account in one or more eligible investments that mature, unless payable on demand, no later than the business day preceding the Servicer Remittance Date, as described below.

    The servicer is obligated to deposit or cause to be deposited in the collection account within two business days after deposit of such funds into the clearing account, amounts representing the following payments and other collections received by it on or with respect to the mortgage loans after the cut-off date, other than in respect of monthly payments on the mortgage loans due and accrued on each mortgage loan up to and including any due date occurring prior to the cut-off date:

    o all payments on account of principal, including prepayments of principal on the mortgage loans;

    o all payments on account of interest, net of the servicing fee, on the mortgage loans;

    o all Insurance Proceeds and Condemnation Proceeds to the extent such Insurance Proceeds and Condemnation Proceeds are not to be applied to the restoration of the related mortgaged property or released to the related borrower in accordance with the express requirements of law or in accordance with the servicer's customary servicing practices, Liquidation Proceeds and Subsequent Recoveries;

    o any amounts required to be deposited in connection with any losses realized on investments of funds in the collection account; and

    o all other amounts required to be deposited in the collection account pursuant to the pooling and servicing agreement.

    The servicer is not permitted to commingle funds in the collection account with any other funds or assets.

    The trustee will be obligated to set up a distribution account with respect to the certificates into which the servicer will be required to deposit or cause to be deposited the funds required to be remitted by the servicer on the Servicer Remittance Date. The pooling and servicing agreement permits but does not require the trustee to invest the funds in the distribution account in one or more eligible investments that mature on or prior to the next distribution date.

    The funds required to be remitted by the servicer for a Servicer Remittance Date will be equal to the sum, without duplication, of:

    o all collections of scheduled principal and interest on the mortgage loans, received by the servicer on or prior to the related Determination Date;

    o all principal prepayments, Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds and Subsequent Recoveries, if any, collected by the servicer during the related Prepayment Period;

    o all P&I Advances made by the servicer with respect to payments due to be received on the mortgage loans on the related due date but not received by the related Determination Date; and

    o any other amounts required to be placed in the collection account by the servicer pursuant to the pooling and servicing agreement;

    but excluding the following:

        (a) for any mortgage loan with respect to which the servicer has previously made an unreimbursed P&I Advance, amounts received on such mortgage loan which represent late payments of principal and interest, Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds or Subsequent Recoveries, to the extent of such unreimbursed P&I Advance;

        (b) amounts received on a particular mortgage loan with respect to which the servicer has previously made an unreimbursed servicing advance, to the extent of such unreimbursed servicing advance;

        (c) for such Servicer Remittance Date, the aggregate servicing fee;

        (d) Prepayment Interest Excesses;

        (e) all amounts recovered by the servicer in respect of late fees, assumption fees and similar fees;

        (f) for all mortgage loans for which P&I Advances or servicing advances are determined to be non-recoverable, all amounts equal to unreimbursed P&I Advances and servicing advances for such mortgage loans;

        (g) certain other amounts which are reimbursable to the depositor or the servicer, as provided in the pooling and servicing agreement; and

        (h) all collections of principal and interest not required to be remitted on each Servicer Remittance Date.

    The amounts described in clauses (a) through (h) above may be withdrawn by the servicer from the collection account on or prior to each Servicer Remittance Date.

Distributions

    Distributions on the certificates will be required to be made by the trustee on the 25th day of each month, or, if that day is not a business day, on the first business day thereafter (referred to as a distribution date), commencing in May 2007, to the persons in whose names the certificates are registered on the related Record Date.

    Distributions on each distribution date will be made by check mailed to the address of the person entitled to the distribution as it appears on the applicable certificate register or, in the case of a certificateholder who has so notified the trustee in writing in accordance with the pooling and servicing agreement, by wire transfer in immediately available funds to the account of the certificateholder at a bank or other entity having appropriate wire transfer facilities. However, the final distribution in retirement of the certificates will be made only upon presentment and surrender of those certificates at the office of the trustee designated from time to time for those purposes. Initially, the trustee designates its offices located at DB Services Tennessee, 648 Grassmere Park Road, Nashville, Tennessee 37211-3658, Attention: Transfer Unit.

Administration Fees

    As described under the definition of "Available Funds" included in the "Glossary of Terms" in this prospectus supplement, funds collected on the mortgage loans that are available for distribution to certificateholders will be net of the servicing fee and the custodian fee payable on each mortgage loan. On each distribution date, the servicer, the trustee and the custodian will be entitled to their fee prior to the certificateholders receiving any distributions. The servicing fee and the custodian fee for any distribution date for any mortgage loan will be an amount equal to one-twelfth of the servicing fee rate or custodian fee rate, as applicable, on the Stated Principal Balance of such mortgage loan as of the first day of the related Due Period (or as of the cut-off date, in the case of the first distribution date). The following table identifies the per annum fee rate applicable in calculating the servicing fee and the custodian fee.

     Fee                       Per Annum Fee Rate
-------------      --------------------------------------
Servicing Fee      0.50% per annum
Custodian Fee      less than or equal to 0.005% per annum

    In addition to the custodian fee for each mortgage loan for which the trustee acts as custodian for the related mortgage loan files, the trustee will also be entitled to retain any net interest or other income earned on deposits in the distribution account.

    In addition to these fees, funds collected on the mortgage loans that are available for distribution to the certificateholders will also be net of any indemnification payments made to the depositor, the servicer, the trustee or the custodian, as described under "The Pooling and Servicing Agreement--Certain Matters Regarding the Depositor, the Servicer, the Trustee and the Custodian" in this prospectus supplement and "Description of the Securities--Certain Matters Regarding the Master Servicer, the Depositor and the Trustee" in the accompanying prospectus, and reimbursements for certain unanticipated expenses borne by the depositor, the servicer, the trustee or the custodian, as described in this prospectus supplement and the accompanying prospectus.

Priority of Distributions Among Certificates

  As more fully described in this prospectus supplement, distributions on the certificates will be made monthly on each distribution date from Available Funds and will be made to the classes of certificates and to the Supplemental Interest Account and the Excess Reserve Fund Account generally in the following order of priority:

        (i) to make certain payments to the Supplemental Interest Account for the benefit of the swap provider, as further described below under "--Distributions of Interest and Principal";

        (ii) from the interest portion of Available Funds, to interest on each class of LIBOR Certificates, in the order and subject to the priorities set forth below under "--Distributions of Interest and Principal";

        (iii) from the principal portion of Available Funds plus any remaining interest portion of Available Funds, to principal on the classes of LIBOR Certificates then entitled to receive distributions of principal, in the order and subject to the priorities set forth below under "--Distributions of Interest and Principal";

        (iv) from remaining Available Funds, to unpaid interest and Unpaid Realized Loss Amounts on the other classes of certificates, in the order and subject to the priorities described below under "--Distributions of Interest and Principal"; and

        (v) to deposit into the Excess Reserve Fund Account to cover any Basis Risk Carry Forward Amounts on the classes of certificates, and, after making certain termination payments, if any, to the Supplemental Interest Account for the benefit of the swap provider, finally to be released to the Class X certificates, in each case subject to certain limitations set forth below under "--Distributions of Interest and Principal."

Distributions of Interest and Principal

  For any distribution date, the "Pass-Through Rate" for each class of LIBOR Certificates will be as set forth below:

        (a) for the Class A-1 certificates, a per annum rate equal to the lesser of (1) One-Month LIBOR plus the related fixed margin for that class and that distribution date and (2) the Group I Loan Cap (as defined below);

        (b) for the Class A-2 certificates, a per annum rate equal to the lesser of (1) One-Month LIBOR plus the related fixed margin for the applicable class and that distribution date and (2) the Group II Loan Cap (as defined below); and

        (c) for the Class M and Class B certificates, a per annum rate equal to the lesser of (1) One-Month LIBOR plus the related fixed margin for the applicable class and that distribution date and (2) the Pool Cap (as defined below).

    The fixed margin for each class of LIBOR Certificates is as follows: Class A-1, 0.180%; Class A-2, 0.230%; Class M-1, 0.400%; Class M-2, 0.450%; Class M-3,
0.600%; Class M-4, 1.100%; Class M-5, 1.500%; Class M-6, 1.850%; Class B-1,
2.250%; Class B-2, 2.250%; and Class B-3, 2.250%. On the distribution date immediately following the distribution date on which the majority holders in the aggregate of the Class X certificates have the right to purchase all of the mortgage loans as described under "The Pooling and Servicing Agreement--Termination; Optional Clean-up Call" in this prospectus supplement and each distribution date thereafter the fixed margin for each class of LIBOR Certificates will increase to the following: Class A-1, 0.360%; Class A-2, 0.460%; Class M-1, 0.600%; Class M-2, 0.675%; Class M-3, 0.900%; Class M-4,
1.650%; Class M-5, 2.250%; Class M-6, 2.775%; Class B-1, 3.375%; Class B-2,
3.375%; and Class B-3, 3.375%.

    The "Group I Loan Cap" is the product of (i) the weighted average of the mortgage rates for each group I mortgage loan (in each case, less the applicable Expense Fee Rate) then in effect on the beginning of the related Due Period minus the product of (A) the Net Swap Payment plus any Swap Termination Payment (other than a Defaulted Swap Termination Payment), if any, made to the swap provider from

Available Funds, expressed as a percentage equal to a fraction, the numerator of which is equal to the Net Swap Payment plus any Swap Termination Payment (other than a Defaulted Swap Termination Payment) made to the swap provider from Available Funds and the denominator of which is equal to the aggregate Stated Principal Balance of the mortgage loans at the beginning of that Due Period and
(B) 12 and (ii) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related Interest Accrual Period.

    The "Group II Loan Cap" is the product of (i) the weighted average of the mortgage rates for each group II mortgage loan (in each case, less the applicable Expense Fee Rate) then in effect on the beginning of the related Due Period minus the product of (A) the Net Swap Payment plus any Swap Termination Payment (other than a Defaulted Swap Termination Payment), if any, made to the swap provider from Available Funds, expressed as a percentage equal to a fraction, the numerator of which is equal to the Net Swap Payment plus any Swap Termination Payment (other than a Defaulted Swap Termination Payment) made to the swap provider from Available Funds and the denominator of which is equal to the aggregate Stated Principal Balance of the mortgage loans at the beginning of that Due Period and (B) 12 and (ii) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related Interest Accrual Period.

    The "Pool Cap" is the weighted average of (x) the Group I Loan Cap and (y) the Group II Loan Cap, in each case weighted on the basis of the related Group Subordinated Amount.

    The "Group Subordinated Amount" for any distribution date (i) for the group I mortgage loans, will be equal to the excess of the aggregate Stated Principal Balance of the group I mortgage loans as of the beginning of the related Due Period over the Class Certificate Balance of the Class A-1 certificates immediately prior to such distribution date and (ii) for the group II mortgage loans, will be equal to the excess of the aggregate Stated Principal Balance of the group II mortgage loans as of the beginning of the related Due Period over the aggregate Class Certificate Balance of the Class A-2 certificates immediately prior to such distribution date.

    On each distribution date, distributions in reduction of the Class Certificate Balance of the certificates entitled to receive distributions of principal are required to be made in an amount equal to the Principal Distribution Amount. The "Principal Distribution Amount" for each distribution date will equal the sum of (i) the Basic Principal Distribution Amount for that distribution date and (ii) the Extra Principal Distribution Amount for that distribution date.

    Distributions will be determined in part based on the performance of individual loan groups and for such purpose any Net Swap Payments, Net Swap Receipts or Swap Termination Payments will be allocated between loan groups based on the respective aggregate Stated Principal Balance of the mortgage loans in each loan group, unless otherwise described in this prospectus supplement.

    On each distribution date, the trustee will be required to make the disbursements and transfers specified below from the Available Funds then on deposit in the distribution account in the following order of priority:

        (i) to the holders of each class of LIBOR Certificates and to the Supplemental Interest Account in the following order of priority:

            (a) to the Supplemental Interest Account, the sum of (x) all Net Swap Payments and (y) any Swap Termination Payment (to the extent not previously received by the swap provider from a replacement swap provider), other than a Defaulted Swap Termination Payment, owed to the swap provider for that distribution date;

            (b) concurrently, (1) from the Interest Remittance Amount related to the group I mortgage loans, to the Class A-1 certificates, the related Accrued Certificate Interest and Unpaid Interest Amount for that class of certificates, and (2) from the Interest Remittance Amount related to the group II mortgage loans, to the Class A-2 certificates, the related Accrued Certificate Interest and Unpaid Interest Amounts for that class of certificates; provided, that if the Interest Remittance Amount for any group is insufficient to make the related payments set forth in clauses (1) or (2) above, any Interest Remittance Amount relating to the other group remaining after payment of the related Accrued Certificate Interest and Unpaid Interest Amounts will be available to cover that shortfall in the order described in clauses (1) or (2);

            (c) from any remaining Interest Remittance Amounts, to the Class M-1 certificates, the Accrued Certificate Interest for that class on that distribution date;

            (d) from any remaining Interest Remittance Amounts, to the Class M-2 certificates, the Accrued Certificate Interest for that class on that distribution date;

            (e) from any remaining Interest Remittance Amounts, to the Class M-3 certificates, the Accrued Certificate Interest for that class on that distribution date;

            (f) from any remaining Interest Remittance Amounts, to the Class M-4 certificates, the Accrued Certificate Interest for that class on that distribution date;

            (g) from any remaining Interest Remittance Amounts, to the Class M-5 certificates, the Accrued Certificate Interest for that class on that distribution date;

            (h) from any remaining Interest Remittance Amounts, to the Class M-6 certificates, the Accrued Certificate Interest for that class on that distribution date;

            (i) from any remaining Interest Remittance Amounts, to the Class B-1 certificates, the Accrued Certificate Interest for that class on that distribution date;

            (j) from any remaining Interest Remittance Amounts, to the Class B-2 certificates, the Accrued Certificate Interest for that class on that distribution date; and

            (k) from any remaining Interest Remittance Amounts, to the Class B-3 certificates, the Accrued Certificate Interest for that class on that distribution date.

        (ii) (A) on each distribution date prior to the Stepdown Date or on which a Trigger Event is in effect, to the holders of the class or classes of LIBOR Certificates then entitled to distributions of principal as set forth below, an amount equal to the Principal Distribution Amount in the following order of priority:

            (a) to the Class A certificates, allocated among those classes as described under "--Allocation of Principal Payments to Class A Certificates" below until their respective Class Certificate Balances are reduced to zero; and

            (b) sequentially to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2 and Class B-3 certificates, in that order, until their respective Class Certificate Balances are reduced to zero.

    (B) on each distribution date on and after the Stepdown Date and as long as a Trigger Event is not in effect, to the holders of the class or classes of LIBOR Certificates then entitled to distribution of principal an amount equal to the Principal Distribution Amount in the following amounts and order of priority:

            (a) to the Class A certificates, the lesser of (x) the Principal Distribution Amount and (y) the Class A Principal Distribution Amount, allocated among those classes as described under "--Allocation of Principal Payments to Class A Certificates" below until their respective Class Certificate Balances are reduced to zero;

            (b)  to the Class M-1 certificates, the lesser of (x) the excess of
                 (i) the Principal Distribution Amount over (ii) the amounts distributed to the Class A certificateholders in clause
                 (ii)(B)(a) above and (y) the Class M-1 Principal Distribution Amount, until their Class Certificate Balance has been reduced to zero;

            (c)  to the Class M-2 certificates, the lesser of (x) the excess of
                 (i) the Principal Distribution Amount over (ii) the amounts distributed to the Class A certificateholders in clause
                 (ii)(B)(a) above and to the Class M-1 certificateholders in clause (ii)(B)(b) above and (y) the Class M-2 Principal Distribution Amount, until their Class Certificate Balance has been reduced to zero;

            (d)  to the Class M-3 certificates, the lesser of (x) the excess of
                 (i) the Principal Distribution Amount over (ii) the amounts distributed to the Class A certificateholders in clause
                 (ii)(B)(a) above, to the Class M-1 certificateholders in clause
                 (ii)(B)(b) above and to the Class M-2 certificateholders in clause (ii)(B)(c) above and (y) the Class M-3 Principal Distribution Amount, until their Class Certificate Balance has been reduced to zero;

            (e)  to the Class M-4 certificates, the lesser of (x) the excess of
                 (i) the Principal Distribution Amount over (ii) the amounts distributed to the Class A certificateholders in clause
                 (ii)(B)(a) above, to the Class M-1 certificateholders in clause
                 (ii)(B)(b) above, to the Class M-2 certificateholders in clause
                 (ii)(B)(c) above and to the Class M-3 certificateholders in clause (ii)(B)(d) above and (y) the Class M-4 Principal Distribution Amount, until their Class Certificate Balance has been reduced to zero;

            (f)  to the Class M-5 certificates, the lesser of (x) the excess of
                 (i) the Principal Distribution Amount over (ii) the amounts distributed to the Class A certificateholders in clause
                 (ii)(B)(a) above, to the Class M-1 certificateholders in clause
                 (ii)(B)(b) above, to the Class M-2 certificateholders in clause
                 (ii)(B)(c) above, to the Class M-3 certificateholders in clause
                 (ii)(B)(d) above and to the Class M-4 certificateholders in clause (ii)(B)(e) above and (y) the Class M-5 Principal Distribution Amount, until their Class Certificate Balance has been reduced to zero;

            (g)  to the Class M-6 certificates, the lesser of (x) the excess of
                 (i) the Principal Distribution Amount over (ii) the amounts distributed to the Class A certificateholders in clause
                 (ii)(B)(a) above, to the Class M-1 certificateholders in clause
                 (ii)(B)(b) above, to the Class M-2 certificateholders in clause
                 (ii)(B)(c) above, to the Class M-3 certificateholders in clause
                 (ii)(B)(d) above, to the Class M-4 certificateholders in clause
                 (ii)(B)(e) above and to the Class M-5 certificateholders in clause (ii)(B)(f) above and (y) the Class M-6 Principal Distribution Amount, until their Class Certificate Balance has been reduced to zero;

            (h)  to the Class B-1 certificates, the lesser of (x) the excess of
                 (i) the Principal Distribution Amount over (ii) the amounts distributed to the Class A certificateholders in clause
                 (ii)(B)(a) above, to the Class M-1 certificateholders in clause
                 (ii)(B)(b) above, to the Class M-2 certificateholders in clause
                 (ii)(B)(c) above, to the Class M-3 certificateholders in clause
                 (ii)(B)(d) above, to the Class M-4 certificateholders in clause
                 (ii)(B)(e) above, to the Class M-5 certificateholders in clause
                 (ii)(B)(f) above and to the Class M-6 certificateholders in clause (ii)(B)(g) above and (y) the Class B-1 Principal Distribution Amount, until their Class Certificate Balance has been reduced to zero;

            (i)  to the Class B-2 certificates, the lesser of (x) the excess of
                 (i) the Principal Distribution Amount over (ii) the amounts distributed to the Class A certificateholders in clause
                 (ii)(B)(a) above, to the Class M-1 certificateholders in clause
                 (ii)(B)(b) above, to the Class M-2 certificateholders in clause
                 (ii)(B)(c) above, to the Class M-3 certificateholders in clause
                 (ii)(B)(d) above, to the Class M-4 certificateholders in clause
                 (ii)(B)(e) above, to the Class M-5 certificateholders in clause
                 (ii)(B)(f) above, to the Class M-6 certificateholders in clause
                 (ii)(B)(g) above and to the Class B-1 certificateholders in clause (ii)(B)(h) above and (y) the Class B-2 Principal Distribution Amount, until their Class Certificate Balance has been reduced to zero; and

            (j)  to the Class B-3 certificates, the lesser of (x) the excess of
                 (i) the Principal Distribution Amount over (ii) the amounts distributed to the Class A certificateholders in clause
                 (ii)(B)(a) above, to the Class M-1 certificateholders in clause
                 (ii)(B)(b) above, to the Class M-2 certificateholders in clause
                 (ii)(B)(c) above, to the Class M-3 certificateholders in clause
                 (ii)(B)(d) above, to the Class M-4 certificateholders in clause
                 (ii)(B)(e) above, to the Class M-5 certificateholders in clause
                 (ii)(B)(f) above, to the Class M-6 certificateholders in clause
                 (ii)(B)(g) above, to the Class B-1 certificateholders in clause
                 (ii)(B)(h) above and to the Class B-2 certificateholders in clause (ii)(B)(i) above and (y) the Class B-3 Principal Distribution Amount, until their Class Certificate Balance has been reduced to zero;

        (iii) any amount remaining after the distributions in clauses (i) and
    (ii) above is required to be distributed in the following order of priority with respect to the certificates:

            (a) to the holders of the Class M-1 certificates, any Unpaid Interest Amount for that class;

            (b) to the holders of the Class M-1 certificates, any Unpaid Realized Loss Amount for that class;

            (c) to the holders of the Class M-2 certificates, any Unpaid Interest Amount for that class;

            (d) to the holders of the Class M-2 certificates, any Unpaid Realized Loss Amount for that class;

            (e) to the holders of the Class M-3 certificates, any Unpaid Interest Amount for that class;

            (f) to the holders of the Class M-3 certificates, any Unpaid Realized Loss Amount for that class;

            (g) to the holders of the Class M-4 certificates, any Unpaid Interest Amount for that class;

            (h) to the holders of the Class M-4 certificates, any Unpaid Realized Loss Amount for that class;

            (i) to the holders of the Class M-5 certificates, any Unpaid Interest Amount for that class;

            (j) to the holders of the Class M-5 certificates, any Unpaid Realized Loss Amount for that class;

            (k) to the holders of the Class M-6 certificates, any Unpaid Interest Amount for that class;

            (l) to the holders of the Class M-6 certificates, any Unpaid Realized Loss Amount for that class;

            (m) to the holders of the Class B-1 certificates, any Unpaid Interest Amount for that class;

            (n) to the holders of the Class B-1 certificates, any Unpaid Realized Loss Amount for that class;

            (o) to the holders of the Class B-2 certificates, any Unpaid Interest Amount for that class;

            (p) to the holders of the Class B-2 certificates, any Unpaid Realized Loss Amount for that class;

            (q) to the holders of the Class B-3 certificates, any Unpaid Interest Amount for that class;

            (r) to the holders of the Class B-3 certificates, any Unpaid Realized Loss Amount for that class;

            (s) to the Excess Reserve Fund Account, the amount of any Basis Risk Payment for that distribution date;

            (t) from funds on deposit in the Excess Reserve Fund Account with respect to that distribution date, an amount equal to any remaining unpaid Basis Risk Carry Forward Amount with respect to the LIBOR Certificates for that distribution date to the LIBOR Certificates in the same order and priority in which Accrued Certificate Interest is allocated among those classes of certificates except that the Class A certificates will be paid (a) first, pro rata, based on their respective Class Certificate Balances but only with respect to those Class A certificates with an outstanding Basis Risk Carry Forward Amount and (b) second, pro rata, based on any remaining unpaid Basis Risk Carry Forward Amounts;

            (u) to the Supplemental Interest Account, the amount of any Defaulted Swap Termination Payment owed to the swap provider;

            (v) to the holders of the Class X certificates, those amounts as set forth in the pooling and servicing agreement; and

            (w) to the holders of the Class R certificates, any remaining amount.

    In addition, notwithstanding the foregoing, on any distribution date after the distribution date on which the Class Certificate Balance of a class of certificates has been reduced to zero, that class of certificates will be retired and will no longer be entitled to distributions, including distributions in respect of Unpaid Interest Amounts, unpaid remaining Basis Risk Carry Forward Amounts or Unpaid Realized Loss Amounts.

    On each distribution date, prior to any distribution on any other class of certificates, the trustee is required to distribute to the holders of the Class P certificates all amounts representing Prepayment Premiums in respect of the mortgage loans received during the related Prepayment Period.

    If on any distribution date, after giving effect to all distributions of principal as described above and allocations of payments from the Supplemental Interest Account to pay principal as described under "--Supplemental Interest Account" below, the aggregate Class Certificate Balances of the LIBOR Certificates exceeds the aggregate Stated Principal Balance of the mortgage loans for that distribution date, the Class Certificate Balance of the Class B-3, Class B-2, Class B-1, Class M-6, Class M-5, Class M-4, Class M-3, Class M-2 or Class M-1 certificates will be reduced, in inverse order of seniority (beginning with the Class B-3 certificates) by an amount equal to that excess, until that Class Certificate Balance is reduced to zero. That reduction of a Class Certificate Balance is referred to as an "Applied Realized Loss Amount." In the event Applied Realized Loss Amounts are allocated to any class of certificates, their Class Certificate Balances will be reduced by the amount so allocated, and no funds will be distributable with respect to interest or Basis Risk Carry Forward Amounts on the amounts written down on that distribution date or any future distribution dates, even if funds are otherwise available for distribution. Notwithstanding the foregoing, if after an Applied Realized Loss Amount is allocated to reduce the Class Certificate Balance of any class of Subordinated Certificates, amounts are received with respect to any mortgage loan or related mortgaged property that had previously been liquidated or otherwise disposed of (any such amount being referred to as a "Subsequent Recovery"), the Class Certificate Balance of each class of Subordinated Certificates that has been previously reduced by Applied Realized Loss Amounts will be increased, in order of seniority, by the amount of the Subsequent Recoveries (but not in excess of the Unpaid Realized Loss Amount for the applicable Class of Subordinated Certificates for the related distribution date). Any Subsequent Recovery that is received during a Prepayment Period will be included as part of the Principal Remittance Amount for the related distribution date.

    On any distribution date, any shortfalls resulting from the application of the Relief Act and any prepayment interest shortfalls not covered by Prepayment Interest Excesses or Compensating Interest payments from the servicer (as further described in "The Pooling and Servicing Agreement--Prepayment Interest Shortfalls" in this prospectus supplement) will be allocated first to reduce the amounts of interest otherwise distributable on the Class X certificates, and thereafter as a reduction to the Accrued Certificate Interest for the LIBOR Certificates on a pro rata basis based on the respective amounts of interest accrued on those certificates for that distribution date. The holders of the LIBOR Certificates will not be entitled to reimbursement for the allocation of any Relief Act shortfalls or prepayment interest shortfalls described in the preceding sentence.

Allocation of Principal Payments to Class A Certificates

    All principal distributions to the holders of the Class A certificates on any distribution date will be allocated concurrently, between the Class A-1 certificates (the "Group I Class A Certificates"), on the one hand, and the Class A-2 certificates (the "Group II Class A Certificates"), on the other hand, based on the Class A Principal Allocation Percentage for the Group I Class A Certificates and the Group II Class A Certificates, as applicable, for that distribution date. The Group I Class A Certificates and the Group II Class A Certificates are each a "Class A Certificate Group." However, if the Class Certificate Balances of the Class A certificates in either Class A Certificate Group are reduced to zero, then the remaining amount of principal distributions distributable to the Class A certificates on that distribution date, and the amount of those principal distributions distributable on all subsequent distribution dates, will be distributed to the holders of the Class A certificates in the other Class A Certificate Group remaining outstanding, in accordance with the principal distribution allocations described in this section, until their Class Certificate Balance has been reduced to zero. Any distributions of principal to the Group I Class A Certificates will be made first from payments relating to the group I mortgage loans, and any distributions of principal to the Group II Class A Certificates will be made first from payments relating to the group II mortgage loans.

Supplemental Interest Account

  On any distribution date, Swap Termination Payments, Net Swap Payments owed to the swap provider, Net Swap Receipts and payments required to be made by the cap provider under the interest rate cap agreement rate ("Cap Payments") for that distribution date will be deposited into a trust account (the "Supplemental Interest Account") established by the trustee as part of the assets of the issuing entity. Funds in the Supplemental Interest Account will be distributed in the following order of priority:

                (A) to the swap provider, the sum of (x) all Net Swap Payments and (y) any Swap Termination Payment (to the extent not previously received by the swap provider as a replacement swap provider payment), other than a Defaulted Swap Termination Payment, to the swap provider, if any, owed for that distribution date;

                (B) to the Class A certificates, to pay Accrued Certificate Interest and, if applicable, any Unpaid Interest Amounts as described in clause (i) in the ninth full paragraph of "--Distributions of Interest and Principal" above, to the extent unpaid from Available Funds;

                (C) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2 and Class B-3 certificates, in that order, to pay Accrued Certificate Interest and, if applicable, Unpaid Interest Amounts as described in clauses (i) and
        (iii) in the ninth full paragraph of "--Distributions of Interest and Principal" above, to the extent unpaid from Available Funds;

                (D) to the LIBOR Certificates, to pay any Basis Risk Carry Forward Amounts as described, and in the same manner and priority as set forth, in clause (iii)(t) in the ninth full paragraph of "--Distributions of Interest and Principal" above, to the extent unpaid from Available Funds (including funds on deposit in the Excess Reserve Fund Account);

                (E) sequentially, to the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2 and Class B-3 certificates, in that order, to pay principal as described, and in the same manner and order of priority as set forth, in clause (ii)(A) or clause (ii)(B), as applicable, in the ninth full paragraph of "--Distributions of Interest and Principal" above, but only to the extent necessary to restore the Subordinated Amount to the Specified Subordinated Amount as a result of current or prior Realized Losses not previously reimbursed, after giving effect to payments and distributions from Available Funds;

                (F) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2 and Class B-3 certificates, in that order, to pay any Unpaid Realized Loss Amounts as described, and in the same manner and priority as set forth, in clause
        (iii) in the ninth full paragraph of "--Distributions of Interest and Principal" above, to the extent unpaid from Available Funds;

                (G) to the swap provider, any Defaulted Swap Termination Payment owed to the swap provider for that distribution date; and

                (H) to the holders of the Class X certificates, any remaining amounts.

    Notwithstanding the foregoing, in the event that the issuing entity receives a Swap Termination Payment (as defined below), and a successor swap provider cannot be obtained, then the trustee will be required to deposit the Swap Termination Payment into the reserve account that is a part of the Supplemental Interest Account. On each subsequent distribution date (so long as funds are available in the reserve account), the trustee will be required to withdraw from the reserve account and deposit into the Supplemental Interest Account an amount equal to the amount of any Net Swap Receipt due the issuing entity (calculated in accordance with the terms of the original interest rate swap agreement) and treat such amount as a Net Swap Receipt for purposes of determining the distributions from the Supplemental Interest Account. The remaining amount in the reserve account will remain in that account and not treated as a Swap Termination Payment for purposes of determining the distributions from the Supplemental Interest Account until the final distribution date. We cannot assure you that the amount of the Swap Termination Payment deposited into the reserve account will be sufficient to enable the trustee to pay each Net Swap Receipt that would have otherwise been payable by the swap provider on each subsequent distribution date.

    The Supplemental Interest Account will not be an asset of any REMIC.

Calculation of One-Month LIBOR

    On each LIBOR Determination Date, the trustee will be required to determine One-Month LIBOR for the next Interest Accrual Period for the LIBOR Certificates.

Excess Reserve Fund Account

    The "Basis Risk Payment" for any distribution date will be the aggregate of the Basis Risk Carry Forward Amounts for that date. However, the payment with respect to any distribution date cannot exceed the amount otherwise distributable on the Class X certificates or amounts payable from the Supplemental Interest Account.

    The "Basis Risk Carry Forward Amount" on any distribution date and for any class of LIBOR Certificates is the sum of, if applicable, (x) the excess of (i) the amount of Accrued Certificate Interest that would otherwise have been distributable on that distribution date had the Pass-Through Rate not been subject to the Group I Loan Group Cap, the Group II Loan Group Cap or the Pool Cap, as applicable, over (ii) the amount of Accrued Certificate Interest distributable on such class of certificates on that distribution date based on the Group I Loan Group Cap, the Group II Loan Group Cap or the Pool Cap, as applicable, and (y) the unpaid portion of any such excess described in clause (x) from prior distribution dates (and related accrued interest at the then applicable Pass-Through Rate on that class of certificates, without giving effect to the Group I Loan Group Cap, the Group II Loan Group Cap or the Pool Cap, as applicable). Any Basis Risk Carry Forward Amount on any class of certificates will be paid on that distribution date or future distribution dates from and to the extent of funds available for distribution to that class of certificates in the Excess Reserve Fund Account and in the Supplemental Interest Account with respect to such distribution date for payment of Basis Risk Carry Forward Amounts. The ratings on the certificates do not address the likelihood of the payment of any Basis Risk Carry Forward Amount.

    Pursuant to the pooling and servicing agreement, an account (referred to as the "Excess Reserve Fund Account") will be established, which is held in issuing entity, as part of the assets of the issuing entity, by the trustee. Amounts on deposit in the Excess Reserve Fund Account will not be invested. The Excess Reserve Fund Account will not be an asset of any REMIC. Holders of each of the LIBOR Certificates will be entitled to receive payments from the Excess Reserve Fund Account pursuant to the pooling and servicing agreement in an amount equal to any Basis Risk Carry Forward Amount for that class of certificates. See "Description of the Certificates--Distributions of Interest and Principal" in this prospectus supplement. The Excess Reserve Fund Account is required to be funded from amounts otherwise to be paid to the Class X certificates from remaining Available Funds. Any distribution by the trustee from amounts in the Excess Reserve Fund Account is required to be made on the applicable distribution date. Any Basis Risk Carry Forward Amounts remaining after amounts in the Excess Reserve Fund Account are used are payable from the Supplemental Interest Account in the priority specified in "--Supplemental Interest Account" above.

Interest Rate Cap Agreement

    The LIBOR Certificates will have the benefit of an interest rate cap agreement provided by Barclays, as cap provider. All obligations of the issuing entity under the interest rate cap agreement will be paid on or prior to the closing date.

    The interest rate cap agreement will have an initial notional amount of approximately $0 provided by the cap provider. In connection with the first 51 distribution dates, the cap provider will be obligated under this interest rate cap agreement to pay to the trustee, for deposit into the Supplemental Interest Account, an amount equal to the product of (a) the excess, if any, of (i) the one month LIBOR rate (as determined pursuant to the interest rate cap agreement) as of that distribution date over (ii) the cap strike rate of 5.3700% per annum and (b) an amount equal to the lesser of (x) the applicable cap notional balance set forth on the schedule attached as Annex III to this prospectus supplement and (y) the excess, if any, of (A) the aggregate Class Certificate Balance of the LIBOR Certificates over (B) the applicable swap notional amount set forth on the schedule attached as Annex II to this prospectus supplement, determined on an "actual/360" basis. The cap provider's obligations under this interest rate cap agreement will terminate following the distribution date in July 2011.

        In addition to certain termination events specified in the interest rate cap agreement, it will be an additional termination event under the interest rate cap agreement, (such event, an "Interest Rate Cap First Trigger Ratings Termination Event") if (x) any of the rating agencies downgrades the cap provider (or its guarantor) below the First Trigger Ratings Threshold or Fitch withdraws its ratings of the cap provider and (y) at least one of the following events has not occurred (except to the extent otherwise approved by the rating agencies):

        (1) within the time period specified in the interest rate cap agreement with respect to such downgrade, the cap provider (or its guarantor) transfers the interest rate cap agreement, in whole, but not in part, to a counterparty that satisfies the Second Trigger Ratings Threshold or whose present and future obligations under the interest rate cap agreement are guaranteed by a guarantor that satisfies the Second Trigger Ratings Threshold, subject to certain other conditions set forth in the interest rate cap agreement;

        (2) within the time period specified in the interest rate cap agreement with respect to such downgrade, the cap provider (or its guarantor) collateralizes its exposure to the issuing entity pursuant to the ISDA Credit Support Annex entered into on the closing date by the cap provider and the issuing entity (the "Interest Rate Cap ISDA Credit Support Annex"); or

        (3) within the time period specified in the interest rate cap agreement with respect to such downgrade, the obligations of the cap provider (or its guarantor) under the interest rate cap agreement are guaranteed by a person or entity that satisfies the First Trigger Ratings Threshold, subject to certain other conditions set forth in the interest rate cap agreement.

    It will also be an additional termination event under the interest rate cap agreement (such event an "Interest Rate Cap Second Trigger Ratings Termination Event") if (x) any of the rating agencies downgrades the cap provider (or its guarantor) below the Second Trigger Ratings Threshold or the cap provider (or its guarantor) has its rating by S&P or Moody's withdrawn and (y) at least one of the following events has not occurred (except to the extent otherwise approved by the rating agencies): (1) within the time period specified in the interest rate cap agreement with respect to such downgrade, the cap provider (or its guarantor) at its sole cost and expense transfers the interest rate cap agreement, in whole, but not in part, to a counterparty that satisfies the Second Trigger Ratings Threshold or whose present and future obligations under the interest rate cap agreement are guaranteed by a guarantor that satisfies the Second Trigger Ratings Threshold, subject to certain other conditions set forth in the interest rate cap agreement; or (2) within the time period specified in the interest rate cap agreement with respect to such downgrade, the obligations of the cap provider (or its guarantor) under the interest rate cap agreement are guaranteed by a person or entity that satisfies the Second Trigger Ratings Threshold, subject to certain other conditions set forth in the interest rate cap agreement. Within the time period specified in the interest rate cap agreement and pending compliance with (1) or (2), the cap provider (or its guarantor) will be required to collateralize its exposure to the issuing entity pursuant to the Interest Rate Cap ISDA Credit Support Annex.

    On or after the closing date, and so long as the Rating Agency Condition has been satisfied with respect to S&P and Fitch and reasonable notice has been given to Moody's and the status of the related portion of the issuing entity as a grantor trust is not adversely affected, (i) the issuing entity may, with the consent of the cap provider, assign or transfer all or a portion of the interest rate cap agreement, (ii) the cap provider may assign or transfer all or a portion of the interest rate cap agreement to any institution provided that certain conditions set forth in the interest rate cap agreement are met, and
(iii) the interest rate cap agreement may be amended or terminated.

    The specified cap notional amounts for the interest rate cap agreement are set forth on Annex III to this prospectus supplement.

    Amounts, if any, payable under the interest rate cap agreement with respect to any distribution date will be applied as set forth under "--Supplemental Interest Account" above.

    The interest rate cap agreement will be governed by and construed in accordance with the law of the State of New York. The obligations of the cap provider are limited to those specifically set forth in the interest rate cap agreement.

    We believe that the maximum probable exposure under the interest rate cap agreement to be less than 10% (the significance percentage) of the aggregate initial Class Certificate Balance of the LIBOR Certificates.

Interest Rate Swap Agreement

    On the closing date, the issuing entity will enter into an interest rate swap agreement with Barclays as swap provider. Under the interest rate swap agreement, with respect to the first 57 distribution dates, the issuing entity will pay to the swap provider fixed payments at a rate ranging from 4.2824% to 5.2300% per annum, and the swap provider will pay to the issuing entity, floating payments at a rate of one-month LIBOR (as determined pursuant to the interest rate swap agreement), in each case calculated on the applicable notional amount set forth on the schedule attached as Annex II to this prospectus supplement for that distribution date. To the extent that a fixed payment exceeds the floating payment payable with respect to any of the first 57 distribution dates, amounts otherwise available to certificateholders will be applied on the business day preceding such distribution date to make a net payment to the swap provider (each, a "Net Swap Payment"), and to the extent that the floating payment exceeds the fixed payment payable with respect to any of the first 57 distribution dates, the swap provider will owe a net payment to the issuing entity on the business day preceding such distribution date (each, a "Net Swap Receipt").

    All payments due to the swap provider under the interest rate swap agreement shall be payable from funds on deposit in the Supplemental Interest Account on each applicable distribution date in accordance with the priority of payments described under "--Supplemental Interest Account" above. Any Swap Termination Payment (as defined below) other than a Defaulted Swap Termination Payment (as defined below) due to the swap provider will be payable on a senior basis on each applicable distribution date in accordance with the priority of payments, and any Defaulted Swap Termination Payment owed by the issuing entity to the swap provider will be payable by the issuing entity on a subordinated basis. However, to the extent any payments are received by the issuing entity as a result of entering into replacement transaction(s), the swap provider that is being replaced shall have first priority to those payments over certificateholders, the servicer, the trustee and the custodian, and the issuing entity shall pay to the swap provider the lesser of (x) the amount so received and (y) any Swap Termination Payment owed to the swap provider (to the extent not already paid by the issuing entity) that is being replaced immediately upon receipt. However, to the extent such payment received by the swap provider is less than the Swap Termination Payment owed to the swap provider, any remaining amounts will be paid to the swap provider on the subsequent distribution date in accordance with the priority of payments described under "--Supplemental Interest Account" above.

    A "Swap Termination Payment" is a termination payment required to be made by either the issuing entity or the swap provider pursuant to the interest rate swap agreement as a result of termination of the interest rate swap agreement.

    The interest rate swap agreement can be terminated upon an event of default under that agreement or a termination event under that agreement. Events of default under the interest rate swap agreement include, among other things, the following:

    o   failure to pay,

    o   bankruptcy and insolvency events, and

    o a merger by the swap provider without an assumption of its obligations under the interest rate swap agreement.

Termination events under the interest rate swap agreement include, among other things:

    o illegality (which generally relates to changes in law causing it to become unlawful for either party (or its guarantor, if applicable) to perform its obligations under the interest rate swap agreement or guaranty, as applicable),

    o a tax event (which generally relates to certain changes in law that result in one party receiving a payment under the interest rate swap agreement from which an amount has been deducted or withheld for or on account of taxes and for which that party is not grossed up, or with respect to which the other party is required to pay additional amounts),

    o a tax event upon merger (which generally relates to certain taxes being deducted or withheld from payments to either party following a merger of either party),

    o the pooling and servicing agreement is amended without the consent of the swap provider and the amendment materially and adversely affects the rights or interests of the swap provider,

    o upon the irrevocable direction to dissolve or otherwise terminate the issuing entity following which all assets of the issuing entity will be liquidated and the proceeds of such liquidation will be distributed to certificateholders, and

    o   upon the exercise of the optional clean-up call.

    "Defaulted Swap Termination Payment" means any termination payment required to be made by the issuing entity to the swap provider pursuant to the interest rate swap agreement as a result of an event of default under the interest rate swap agreement with respect to which the swap provider is the defaulting party or a termination event under that agreement (other than illegality or a tax event of the swap provider) with respect to which the swap provider is the sole affected party.

        In addition to the termination events specified above, it will be an additional termination event under the interest rate swap agreement, (such event, a "Swap First Trigger Ratings Termination Event") if (x) any of the rating agencies downgrades the swap provider (or its guarantor) below the First Trigger Ratings Threshold or Fitch withdraws its ratings of the swap provider and (y) at least one of the following events has not occurred (except to the extent otherwise approved by the rating agencies):

        (1) within the time period specified in the interest rate swap agreement with respect to such downgrade, the swap provider (or its guarantor) transfers the interest rate swap agreement, in whole, but not in part, to a counterparty that satisfies the Second Trigger Ratings Threshold or whose present and future obligations under the interest rate swap agreement are guaranteed by a guarantor that satisfies the Second Trigger Ratings Threshold, subject to certain other conditions set forth in the interest rate swap agreement;

        (2) within the time period specified in the interest rate swap agreement with respect to such downgrade, the swap provider (or its guarantor) collateralizes its exposure to the issuing entity pursuant to the ISDA Credit Support Annex entered into on the closing date by the swap provider and the issuing entity (the "Swap ISDA Credit Support Annex"); or

        (3) within the time period specified in the interest rate swap agreement with respect to such downgrade, the obligations of the swap provider (or its guarantor) under the interest rate swap agreement are guaranteed by a person or entity that satisfies the First Trigger Ratings Threshold, subject to certain other conditions set forth in the interest rate swap agreement.

    It will also be an additional termination event under the interest rate swap agreement (such event a "Swap Second Trigger Ratings Termination Event") if (x) any of the rating agencies downgrades the swap provider (or its guarantor) below the Second Trigger Ratings Threshold or the swap provider (or its guarantor) has its rating by S&P or Moody's withdrawn and (y) at least one of the following events has not occurred (except to the extent otherwise approved by the rating agencies): (1) within the time period specified in the interest rate swap agreement with respect to such downgrade, the swap provider (or its guarantor) at its sole cost and expense transfers the interest rate swap agreement, in whole, but not in part, to a counterparty that satisfies the Second Trigger Ratings Threshold or whose present and future obligations under the interest rate swap agreement are guaranteed by a guarantor that satisfies the Second Trigger Ratings Threshold, subject to certain other conditions set forth in the interest rate swap agreement; or (2) within the time period specified in the interest rate swap agreement with respect to such downgrade, the obligations of the swap provider (or its guarantor) under the interest rate swap agreement are guaranteed by a person or entity that satisfies the Second Trigger Ratings Threshold, subject to certain other conditions set forth in the interest rate swap agreement. Within the time period specified in the interest rate swap agreement and pending compliance with (1) or (2), the swap provider (or its guarantor) will be required to collateralize its exposure to the issuing entity pursuant to the Swap ISDA Credit Support Annex.

    The swap provider is an affiliate of the depositor and Barclays Capital Inc. is the underwriter, which arrangement may create certain conflicts of interest.

    If the issuing entity is unable to or, if applicable, chooses not to obtain a substitute interest rate swap agreement in the event that the interest rate swap agreement is terminated, interest distributable on the certificates will be paid from amounts received on the mortgage loans without the benefit of an interest rate swap agreement or a substitute interest rate swap agreement.

    On or after the closing date, and so long as the Rating Agency Condition has been satisfied with respect to S&P and Fitch and reasonable notice has been given to Moody's and the status of the related portion of the issuing entity as a grantor trust is not adversely affected, (i) the issuing entity may, with the consent of the swap provider, assign or transfer all or a portion of the interest rate swap agreement, (ii) the swap provider may assign or transfer all or a portion of the interest rate swap agreement to any institution provided that certain conditions set forth in the interest rate swap agreement are met, and (iii) the interest rate swap agreement may be amended or terminated.

    The interest rate swap agreement is scheduled to terminate by its terms following the distribution date in January 2012 and upon termination of the interest rate swap agreement no further amounts will be paid to the swap provider by the issuing entity and no further amounts will be paid to the issuing entity by the swap provider.

    We believe that the maximum probable exposure under the interest rate swap agreement is less than 10% (the significance percentage) of the aggregate Stated Principal Balance of the mortgage loans as of the cut-off date.

Overcollateralization Provisions

    The pooling and servicing agreement requires that the Total Monthly Excess Spread, if any, on each distribution date be applied as an accelerated payment of principal of the LIBOR Certificates, but only to the limited extent described below.

    The application of Total Monthly Excess Spread to the payment of Extra Principal Distribution Amount to the class or classes of certificates then entitled to distributions of principal has the effect of accelerating the amortization of those certificates relative to the amortization of the mortgage loans. The portion, if any, of the Available Funds not required to be distributed to holders of the LIBOR Certificates or paid to the Supplemental Interest Account as described above on any distribution date will be paid to the holders of the Class X certificates and will not be available on any future distribution date to cover Extra Principal Distribution Amounts, Unpaid Interest Amounts, Unpaid Realized Loss Amounts or Basis Risk Carry Forward Amounts.

    With respect to any distribution date, the excess, if any, of (a) the aggregate Stated Principal Balance of the mortgage loans for that distribution date over (b) the aggregate Class Certificate Balance of the LIBOR Certificates as of that date (after taking into account the distribution of the Principal Remittance Amount on those certificates on that distribution date) is the "Subordinated Amount" as of that distribution date. The pooling and servicing agreement requires that the Total Monthly Excess Spread be applied as an accelerated payment of principal on the certificates then entitled to receive distributions of principal to the extent that the Specified Subordinated Amount exceeds the Subordinated Amount as of that distribution date (the excess is referred to as a "Subordination Deficiency"). Any amount of Total Monthly Excess Spread actually applied as an accelerated payment of principal is an "Extra Principal Distribution Amount." The required level of the Subordinated Amount with respect to a distribution date is the "Specified Subordinated Amount" and is set forth in the definition of Specified Subordinated Amount in the "Glossary of Terms" in this prospectus supplement. On or after the Stepdown Date, the Specified Subordinated Amount may decrease, subject to a floor and certain triggers. If a Trigger Event (as defined in the "Glossary of Terms" in this prospectus supplement) exists, the Specified Subordinated Amount may not "step down." Total Monthly Excess Spread will then be applied to the payment of principal of the class or classes of certificates then entitled to distributions of principal during the period that a Trigger Event is in effect, to the extent necessary to maintain the Subordinated Amount at the Specified Subordinated Amount.

    In the event that a Specified Subordinated Amount is permitted to decrease or "step down" on a distribution date in the future, the pooling and servicing agreement provides that some or all of the principal which would otherwise be distributed to the holders of the LIBOR Certificates on that distribution date will be distributed to the holders of the Class X certificates on that distribution date (to the extent not required to pay Unpaid Interest Amounts, Unpaid Realized Loss Amounts or Basis Risk Carry Forward Amounts to the LIBOR Certificates or a Defaulted Swap Termination Payment owed to the swap provider) until the Excess Subordinated Amount is reduced to zero. This has the effect of decelerating the amortization of the LIBOR Certificates relative to the amortization of the mortgage loans, and of reducing the related Subordinated Amount. With respect to any distribution date, the excess, if any, of (a) the Subordinated Amount on that distribution date over (b) the Specified Subordinated Amount is the "Excess Subordinated Amount" with respect to that distribution date. If, on any distribution date on or after the Stepdown Date on which a Trigger Event does not exist, the Excess Subordinated Amount is, after taking into account all other distributions to be made on that distribution date, greater than zero (i.e., the related Subordinated Amount is or would be greater than the related Specified Subordinated Amount), then any amounts relating to principal which would otherwise be distributed to the holders of the LIBOR Certificates on that distribution date will instead be distributed to the holders of the Class X certificates (to the extent not required to pay Unpaid Interest Amounts, Unpaid Realized Loss Amounts or Basis Risk Carry Forward Amounts to the LIBOR Certificates or a Defaulted Swap Termination Payment to the swap provider) in an amount equal to the lesser of (x) the Excess Subordinated Amount and (y) the Net Monthly Excess Cash Flow (referred to as the "Subordination Reduction Amount" for that distribution date). The "Net Monthly Excess Cash Flow" is the amount of Available Funds remaining on a distribution date after taking into account the amount necessary to make all payments of interest and principal to the LIBOR Certificates and all amounts required to be paid to the swap provider from Available Funds on that distribution date (other than Defaulted Swap Termination Payments).

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Reports to Certificateholders

    On each distribution date the trustee will make available via its internet website to each holder of a LIBOR Certificate, based on information provided to the trustee by the servicer, a statement containing the following:

    o the amount of the distribution allocable to principal, separately identifying the aggregate amount of any principal prepayments and Liquidation Proceeds in that distribution;

    o the amount of the distribution allocable to interest, any Unpaid Interest Amounts included in such distribution and any remaining Unpaid Interest Amounts after giving effect to such distribution, any Basis Risk Carry Forward Amount for such distribution date and the amount of all Basis Risk Carry Forward Amounts covered by withdrawals from the Excess Reserve Fund Account or the Supplemental Interest Account on such distribution date;

    o if the distribution to the holders of such class of certificates is less than the full amount that would be distributable to such holders if there were sufficient funds available for such distribution, the amount of the shortfall and the allocation of the shortfall as between principal and interest, including any Basis Risk Carry Forward Amount not covered by amounts in the Excess Reserve Fund Account or Supplemental Interest Account;

    o the Class Certificate Balance of each class of certificates after giving effect to the distribution of principal on such distribution date;

    o the aggregate Stated Principal Balance of the mortgage loans for the following distribution date;

    o the amount of the expenses and fees paid to or retained by the servicer and paid to or retained by the trustee and the custodian with respect to such distribution date, in each case, identifying the general purpose of such fees;

    o the Pass-Through Rate for each such class of certificates with respect to such distribution date

    o the amount of advances included in the distribution on such distribution date and the aggregate amount of advances reported by the servicer (and the trustee as successor servicer and any other successor servicer, if applicable) as outstanding as of the close of business on the Determination Date immediately preceding such distribution date;

    o the number and aggregate outstanding principal balances of mortgage loans (1) as to which the scheduled payment is Delinquent 31 to 60 days, 61 to 90 days and 91 or more days, (2) that have become REO property,
        (3) that are in foreclosure and (4) that are in bankruptcy, in each case as of the close of business on the last business day of the immediately preceding month;

    o with respect to all mortgage loans that became REO properties during the preceding calendar month, the aggregate number of such mortgage loans and the aggregate Stated Principal Balance of such mortgage loans as of the close of business on the Determination Date preceding such distribution date of the REO properties;

    o the total number and principal balance of any REO properties (and market value, if available) as of the close of business on the Determination Date preceding such distribution date;

    o whether a Trigger Event has occurred and is continuing (including the calculation demonstrating the existence of the Trigger Event);

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    o   the amount on deposit in each of the Excess Reserve Fund Account and the
        Supplemental Interest Account (after giving effect to distributions on such distribution date);

    o in the aggregate and for each class of certificates, the aggregate amount of Applied Realized Loss Amounts incurred during the preceding calendar month and aggregate Applied Realized Loss Amounts through such distribution date;

    o the amount of any Net Monthly Excess Cash Flow on such distribution date and the allocation of it to the certificateholders with respect to Unpaid Interest Amounts;

    o   the Subordinated Amount and Specified Subordinated Amount;

    o   Prepayment Premiums collected by the servicer;

    o the percentage equal to the aggregate realized losses divided by the aggregate Stated Principal Balance of the mortgage loans as of the cut-off date;

    o   the amount distributed on the Class X certificates;

    o   the amount of any Subsequent Recoveries for such distribution date;

    o   the Record Date for such distribution date; and

    o updated mortgage loan information, such as weighted average interest rate, and weighted average remaining term.

    The trustee will make available the monthly distribution report via the trustee's internet website. The trustee's website will initially be located at https://www.tss.db.com/invr and assistance in using the website can be obtained by calling the trustee's investor relations desk at 1-800-735-7777. Reports on Forms 10-D, 10-K and 8-K that have been filed with respect to the issuing entity through the EDGAR system will not be made available on the website of any party to this transaction. However, the trustee will provide electronic copies of those filings free of charge upon request.

                       THE POOLING AND SERVICING AGREEMENT

    The pooling and servicing agreement will be entered into among the depositor, the servicer, the trustee, the custodian and WMCMC. The pooling and servicing agreement will govern the rights and responsibilities of the parties responsible for administering the issuing entity.

    HomEq Servicing will act as the servicer of the mortgage loans. See "The Servicer" in this prospectus supplement. In servicing the mortgage loans, the servicer will be required to use the same care as it customarily employs in servicing and administering similar mortgage loans for its own account, in accordance with customary and standard mortgage servicing practices of mortgage lenders and loan servicers administering similar mortgage loans and in accordance with the pooling and servicing agreement.

Subservicers

    The servicer may enter into subservicing agreements with subservicers for the servicing and administration of the mortgage loans. However, no subservicing agreement will take effect until 30 days after written notice is received by both the trustee and the depositor. The terms of any subservicing agreement may not be inconsistent with any of the provisions of the pooling and servicing agreement. Any subservicing agreement will include the provision that such agreement may be immediately

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terminated by the depositor or the trustee without fee, in accordance with the terms of the pooling and servicing agreement, in the event that the servicer, for any reason, is no longer the servicer (including termination due to a servicer event of default).

    The servicer will remain obligated and primarily liable to the issuing entity and the trustee on behalf of the certificateholders for the servicing and administering of the mortgage loans in accordance with the provisions of the pooling and servicing agreement without diminution of such obligation or liability by virtue of the subservicing agreements or arrangements or by virtue of indemnification from the subservicer and to the same extent and under the same terms and conditions as if the servicer alone were servicing and administering the mortgage loans. The servicer will be solely liable for all fees owed by it to any subservicer, regardless of whether the servicer's compensation is sufficient to pay the subservicer fees.

Servicing, Trustee and Custodian Fees and Other Compensation and Payment of Expenses

    As compensation for its activities as servicer under the pooling and servicing agreement, the servicer is entitled with respect to each mortgage loan to the servicing fee, which will be retained by the servicer or payable monthly from amounts on deposit in the collection account. The servicing fee for each distribution date will be an amount equal to one-twelfth of the servicing fee rate on the Stated Principal Balance of each mortgage loan as of the first day of the related Due Period (or as of the cut-off date, in the case of the first distribution date). See "Description of the Certificates--Administration Fees" in this prospectus supplement. In addition, the servicer will be entitled to receive, as additional servicing compensation, to the extent permitted by applicable law and the related mortgage notes, any late payment charges, modification fees, assumption fees, fees associated with non-sufficient funds checks, and other similar items. The servicer will also be entitled to withdraw from any escrow account (to the extent permitted by applicable law and the mortgage loan documents) any net interest or other income earned on deposits in those accounts. In addition, the servicer will be entitled to retain any net Prepayment Interest Excesses related to the mortgage loans serviced by it for any distribution date to the extent they are not required to offset prepayment interest shortfalls resulting from principal prepayments in full that are received during the related Prepayment Period. See "--Prepayment Interest Shortfalls" below. The servicer is required to pay all expenses incurred by it in connection with its servicing activities under the pooling and servicing agreement and is not entitled to reimbursement for such expenses except as specifically provided in the pooling and servicing agreement.

    As compensation for its activities under the pooling and servicing agreement, each of the trustee and the custodian will be entitled, with respect to each mortgage loan for which it acts as custodian, to a custodian fee. The fees to the trustee and the custodian will be required to be retained by the trustee or remitted monthly by the trustee to the custodian, as applicable, from amounts on deposit in the distribution account. The custodian fee for each distribution date will be an amount equal to one-twelfth of the custodian fee rate for each mortgage loan on the Stated Principal Balance of such mortgage loan as of the first day of the related Due Period (or as of the cut-off date, in the case of the first distribution date). See "Description of the Certificates--Administration Fees" in this prospectus supplement.

    The trustee will also be entitled to retain any net interest or other income earned on deposits in the distribution account.

P&I Advances and Servicing Advances

    P&I Advances. The servicer (including the trustee as successor servicer and any other successor servicer, if applicable) is required to make P&I Advances on each Servicer Remittance Date with respect to each mortgage loan, subject to its determination in its good faith business judgment that such advance would be recoverable. The servicer will not be required, however, to make any P&I Advances with

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respect to reductions in the amount of the monthly payments due on the mortgage loans as a result of bankruptcy proceedings or the application of the Relief Act. With respect to any balloon payment on a balloon mortgage loan, the servicer will only be obligated to advance the assumed monthly payment that would have been due on the related due date based on the original principal amortization schedule for such balloon mortgage loan with interest at the mortgage rate net of the servicing fee rate. Such P&I Advances by the servicer are reimbursable to the servicer subject to certain conditions and restrictions, and are intended to provide sufficient funds for the payment of interest to the holders of the certificates. Notwithstanding the servicer's determination in its good faith business judgment that a P&I Advance was recoverable when made, if a P&I Advance becomes a nonrecoverable advance, the servicer will be entitled to reimbursement for that advance from the assets of the issuing entity. The trustee, acting solely as successor servicer, will advance its own funds to make P&I Advances if the servicer fails to do so, subject to its own recoverability determination and as required under the pooling and servicing agreement. See "Description of the Certificates--Payments on the Mortgage Loans" in this prospectus supplement.

    Servicing Advances. The servicer is required to advance amounts with respect to the mortgage loans, subject to its determination that such advance would be recoverable, constituting "out-of-pocket" costs and expenses relating to:

    o the preservation, restoration, inspection and protection of the mortgaged property,

    o enforcement or judicial proceedings, including foreclosures and litigation, and

    o certain other customary amounts described in the pooling and servicing agreement.

    These servicing advances by the servicer are reimbursable to the servicer subject to certain conditions and restrictions. In the event that, notwithstanding the servicer's good faith determination at the time the servicing advance was made, that it would be recoverable, the servicing advance becomes a nonrecoverable advance, the servicer will be entitled to reimbursement for that advance from the assets of the issuing entity.

    Recovery of Advances. The servicer may recover P&I Advances and servicing advances to the extent permitted by the pooling and servicing agreement, including from the collection of principal and interest on the mortgage loans that is not required to be remitted in the month of receipt on the Servicer Remittance Date, or, if not recovered from such collections or from the borrower on whose behalf such servicing advance or P&I Advance was made, from late collections on the related mortgage loan, including Liquidation Proceeds, Subsequent Recoveries, Condemnation Proceeds, Insurance Proceeds and such other amounts as may be collected by the servicer from the borrower or otherwise relating to the mortgage loan. In the event a P&I Advance or a servicing advance becomes a nonrecoverable advance, the servicer may be reimbursed for such advance from the collection account.

    The servicer will not be required to make any P&I Advance or servicing advance which it determines would be a nonrecoverable P&I Advance or nonrecoverable servicing advance. A P&I Advance or servicing advance is "nonrecoverable" if in the good faith business judgment of the servicer (as stated in an officer's certificate of the servicer delivered to the trustee), that P&I Advance or servicing advance would not ultimately be recoverable.

Prepayment Interest Shortfalls

    In the event of any voluntary principal prepayments in full on any mortgage loans (excluding any payments made upon liquidation of any mortgage loan) during the portion of the applicable Prepayment Period that ends on the last calendar day of the month prior to the related Servicer Remittance Date, the servicer will be obligated to pay, by no later than that Servicer Remittance Date, compensating interest, without any right of reimbursement, for the net amount of those shortfalls in interest collections resulting from those voluntary principal prepayments in full. The amount of those shortfalls--equal to the difference between the interest paid by the applicable borrowers for the month in which the prepayments occur (for those mortgage loans that prepay from the 16th day of the month preceding the month in which the applicable distribution date occurs through the end of that preceding month) on the amount of the principal prepayment and thirty days' interest on that amount--will be first netted against the amount of interest received on mortgage loans that prepay from the 1st day of the month in which the distribution date occurs through the 15th day of that month representing interest that accrued on those mortgage loans during that period ("Prepayment Interest Excesses"). If there still remains a net shortfall, then the servicer will be obligated to pay by no later than the Servicer Remittance Date preceding the applicable distribution date, without any right of reimbursement, compensating interest in an amount equal to the lesser of that net shortfall and the servicing fee payable for that distribution date ("Compensating Interest").

Servicer Reports

    As set forth in the pooling and servicing agreement, on a date preceding the applicable distribution date, the servicer is required to deliver to the depositor and the trustee a servicer remittance report setting forth certain information necessary for the trustee to make the distributions set forth under "Description of the Certificates--Distributions of Interest and Principal" in this prospectus supplement and containing certain information to be included in the distribution report for that distribution date delivered by the trustee.

    The servicer is required to deliver to the depositor, the trustee and the rating agencies, in March of each year, starting in 2008, an officer's certificate stating that,

    o a review of the activities of the servicer during the preceding calendar year and of performance under the pooling and servicing agreement has been made under such officer's supervision; and

    o to the best of such officer's knowledge, based on such review, the servicer has fulfilled all of its obligations under the pooling and servicing agreement in all material respects for such year, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status of such failure.

    In addition, in March of each year, commencing in March 2008, the servicer, the trustee and the custodian will be required to deliver to the depositor and the trustee an assessment of compliance with servicing criteria that contains the following:

    o a statement of the party's responsibility for assessing compliance with the servicing criteria applicable to it;

    o a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

    o the party's assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar year, setting forth any material instance of noncompliance identified by the party; and

    o a statement that a registered public accounting firm has issued an attestation report on the party's assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar year.

    Each party that is required to deliver an assessment of compliance with servicing criteria will also be required to simultaneously deliver an attestation report of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party's assessment of compliance with the applicable servicing criteria. You may obtain copies of these statements and reports without charge upon written request to the trustee at the address provided in this prospectus supplement.

Collection and Other Servicing Procedures

    The servicer will be responsible for making reasonable efforts to collect all payments called for under the mortgage loans and will, consistent with the provisions of the pooling and servicing agreement, follow such collection procedures as it follows with respect to loans held for its own account that are comparable to the mortgage loans. Consistent with the above, the servicer may
(i) waive any late payment charge or, if applicable, any penalty interest, or
(ii) employ loss mitigation strategies including, but not limited to, forbearance plans and repayment options provided they are in accordance with accepted servicing practices as set forth in the pooling and servicing agreement.

    The servicer will be required to act with respect to mortgage loans in default, or as to which default is reasonably foreseeable, in accordance with procedures set forth in the pooling and servicing agreement. These procedures among other things, may result in (i) foreclosing on the mortgage loan, (ii) accepting the deed to the related mortgaged property in lieu of foreclosure,
(iii) granting the borrower under the mortgage loan a modification or forbearance, which may consist of waiving, modifying or varying any term of such mortgage loan (including modifications that would change the mortgage interest rate, forgive the payment of principal or interest, or extend the final maturity date of such mortgage loan) or (iv) accepting payment from the borrower of an amount less than the principal balance of the mortgage loan in final satisfaction of the mortgage loan. In addition, the final maturity date of any mortgage loan may not be extended beyond the final scheduled distribution date for the offered certificates.

    The servicer will be required to accurately and fully report its borrower payment histories to all three credit repositories in a timely manner with respect to each mortgage loan.

    If a mortgaged property has been or is about to be conveyed by the borrower, the servicer will be obligated to accelerate the maturity of the mortgage loan, unless the servicer, in its sole business judgment, believes it is unable to enforce that mortgage loan's "due-on-sale" clause under applicable law or that such enforcement is not in the best interest of the issuing entity. If it reasonably believes it may be restricted for any reason from enforcing such a "due-on-sale" clause or that such enforcement is not in the best interest of the issuing entity, the servicer may enter into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the mortgage note.

    Any fee collected by the servicer for entering into an assumption agreement will be retained by the servicer as additional servicing compensation. In connection with any such assumption, the mortgage interest rate borne by the mortgage note relating to each mortgage loan may not be decreased. For a description of circumstances in which the servicer may be unable to enforce "due-on-sale" clauses, see "Material Legal Aspects of the Loans--Due-on-Sale Clauses" in the accompanying prospectus.

Hazard Insurance

    The servicer is required to cause to be maintained for each mortgaged property a hazard insurance policy with coverage which contains a standard mortgagee's clause in an amount equal to the least of (a) the outstanding principal balance of such mortgage loan, but in no event may such amount be less than is necessary to prevent the borrower from becoming a coinsurer under the policy,
(b) the amount necessary to fully compensate for any damage or loss to the improvements that are a part of such property on a replacement cost basis and
(c) the maximum insurable value of the improvements which are a part of such mortgaged property. As set forth above, all amounts collected by the servicer under any hazard policy, except for amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with the servicer's normal servicing procedures, will ultimately be deposited in the collection account. The ability of the servicer to assure that hazard insurance proceeds are appropriately applied may be dependent on its being named as an additional insured under any hazard insurance policy, or upon the extent to which information in this regard is furnished to the servicer by a borrower. The pooling and servicing agreement provides that the servicer may satisfy its obligation to cause hazard policies to be maintained by maintaining a blanket policy issued by an insurer acceptable to the rating agencies, insuring against losses on the mortgage loans. If such blanket policy contains a deductible clause, the servicer is obligated to deposit in the collection account the sums which would have been deposited in the collection account but for such clause.

    In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the mortgage loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms and therefore will not contain identical terms and conditions, the terms of the policies are dictated by respective state laws, and most such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other weather-related causes, earth movement, including earthquakes, landslides and mudflows, nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive.

    The hazard insurance policies covering the mortgaged properties typically contain a co-insurance clause which in effect requires the insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause generally provides that the insurer's liability in the event of partial loss does not exceed the greater of (x) the replacement cost of the improvements less physical depreciation or (y) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

    Since residential properties, generally, have historically appreciated in value over time, if the amount of hazard insurance maintained on the improvements securing the mortgage loans were to decline as the principal balances owing on the improvements decreased, hazard insurance proceeds could be insufficient to restore fully the damaged property in the event of a partial loss.

Realization Upon Defaulted Mortgage Loans

    The servicer will be required to foreclose upon, or otherwise comparably convert to ownership, mortgaged properties securing such of the mortgage loans as come into default when, in the opinion of the servicer, no satisfactory arrangements can be made for the collection of delinquent payments. In connection with such foreclosure or other conversion, the servicer will follow such practices as it deems necessary or advisable and as are in keeping with the servicer's general loan servicing activities and the pooling and servicing agreement; provided, that in the case of any mortgaged property damaged from an uninsured cause, the servicer will not be required to expend its own funds toward the restoration of that property unless the servicer believes such restoration will increase net Liquidation Proceeds and that such expenses will be recoverable by the servicer.

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Removal and Resignation of the Servicer

  The trustee may, and, at the direction of the majority of voting rights in the certificates, is required to, remove the servicer upon the occurrence and continuation beyond the applicable cure period of an event described in clauses
(a), (b), (c), (d), (e), (f) and (g) below. Each of the following constitutes a "servicer event of default":

        (a) any failure by the servicer to remit to the trustee any payment required to be made by the servicer under the terms of the pooling and servicing agreement, which continues unremedied for one business day after the date upon which written notice of such failure, requiring the same to be remedied, is given to the servicer by the depositor or by the trustee, or to the servicer, the depositor and the trustee by the holders of certificates entitled to at least 25% of the voting rights in the certificates; or

        (b) any failure on the part of the servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the servicer contained in the pooling and servicing agreement, which continues unremedied for a period of 45 days (except that such number of days will be 10 in the case of a failure to observe or perform the obligation to deliver the officer's certificate or the accountant's statement described under "--Servicer Reports" in this prospectus supplement) after the earlier of (i) the date on which written notice of such failure requiring the same to be remedied is given to the servicer by the depositor or by the trustee, or to the servicer, the depositor and the trustee by any holders of certificates entitled to at least 25% of the voting rights in the certificates and (ii) actual knowledge of such failure by a servicing officer of the servicer; or

        (c) a decree or order of a court or agency or supervisory authority having jurisdiction in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, is entered against the servicer and such decree or order remains in force, undischarged or unstayed for a period of 60 consecutive days; or

        (d) the servicer consents to the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the servicer or of or relating to all or substantially all of the servicer's property; or

        (e) the servicer admits in writing its inability generally to pay its debts as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations; or

        (f) any breach of a representation and warranty of the servicer, which materially and adversely affects the interests of the certificateholders and which continues unremedied for a period of 30 days after the date upon which written notice of such breach is given to the servicer by the trustee or by the depositor, or to the servicer, the trustee or the depositor by the holders of certificates entitled to at least 25% of the voting rights in the certificates; or

        (g) Fitch reduces its servicer rating of HomEq Servicing to "RPS2-" or lower, Moody's reduces its servicer rating of HomEq Servicing to "SQ3" or lower, or S&P reduces its servicer rating of HomEq Servicing to "Average" or lower.

    Except to permit subservicers as provided under the pooling and servicing agreement to act as subservicers, the servicer may not assign its obligations under the pooling and servicing agreement nor resign from the obligations and duties imposed on it by the pooling and servicing agreement except by mutual consent of the servicer, the depositor and the trustee or upon the determination that the servicer's duties under the pooling and servicing agreement are no longer permissible under applicable law and such incapacity cannot be cured by the servicer without the incurrence of unreasonable expense. No such resignation will become effective until a successor has assumed the servicer's responsibilities and obligations in accordance with the pooling and servicing agreement.

    Upon removal or resignation of the servicer, in accordance with the pooling and servicing agreement, the trustee will be the successor servicer or will appoint a successor servicer. The trustee, as successor servicer (and any other successor servicer), will be obligated to make P&I Advances and servicing advances and certain other advances unless it determines reasonably and in good faith that such advances would not be recoverable. If, however, the trustee is unwilling or unable to act as successor servicer, or if the holders of certificates entitled to at least a majority of the voting rights in the certificates so request, the trustee is required to appoint, or petition a court of competent jurisdiction to appoint, in accordance with the provisions of the pooling and servicing agreement, any established mortgage loan servicing institution acceptable to the rating agencies as the successor servicer in the assumption of all or any part of the responsibilities, duties or liabilities of the predecessor servicer.

    Any successor to the servicer as servicer will be required to give notice to the borrowers of such change of servicer, in accordance with applicable federal and state law, and will be required, during the term of its service as servicer, to maintain in force the insurance policy or policies that the servicer is required to maintain.

    The servicer and any successor servicer will at all times be required to be a Fannie Mae-approved and Freddie Mac-approved seller/servicer in good standing, maintain a net worth of at least $30,000,000 (as determined in accordance with generally accepted accounting principles), and maintain its license to do business or service residential mortgage loans in any jurisdictions in which the mortgaged properties are located.

    The trustee (if the successor servicer) and any other successor servicer in such capacity is entitled to the same reimbursement for advances and no more than the same servicing compensation as the servicer or such greater compensation if consented to by the rating agencies rating the LIBOR Certificates and a majority of the certificateholders. See "--Servicing, Trustee and Custodian Fees and Other Compensation and Payment of Expenses" above.

    Notwithstanding any termination of the activities of the servicer under the pooling and servicing agreement, the servicer will be entitled to receive from the issuing entity, prior to transfer of its servicing obligations, payment of all accrued and unpaid servicing fees and reimbursement for all outstanding P&I Advances and servicing advances.

Eligibility Requirements for Trustee; Resignation and Removal of Trustee

    The trustee must be a corporation or association organized and doing business under the laws of a state or the United States of America, authorized under such laws to exercise corporate trust powers. The trustee must have a combined capital and surplus of at least $50,000,000, be subject to supervision or examination by federal or state authority and have a credit rating that would not cause any of the rating agencies to reduce their respective then current ratings of the certificates. In case at any time the trustee ceases to be eligible, the trustee will resign in the manner and with the effect as specified below.

    The trustee may at any time resign as trustee by giving written notice of resignation to the depositor, the servicer and each rating agency not less than 60 days before the date specified in such notice, when such resignation is to take effect, and acceptance by a successor trustee meeting the trustee eligibility requirements. If no successor trustee meeting the eligibility requirements has been so appointed and has accepted appointment within 30 days after the giving of such notice or resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

    If at any time the trustee ceases to meet the eligibility requirements and fails to resign after written request by the depositor, or if at any time the trustee becomes incapable of acting, or is adjudged as bankrupt or insolvent, or a receiver of the trustee or of its property is appointed, or any public officer takes charge or control of the trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or a tax is imposed with respect to the issuing entity by any state in which the trustee or the issuing entity is located and the imposition of such tax would be avoided by the appointment of a different trustee, then the depositor or the servicer may remove the trustee and appoint a successor trustee.

    The holders of certificates entitled to a majority of the voting rights may at any time remove the trustee and appoint a successor trustee by written instrument or instruments, signed by such holders or their attorneys-in-fact duly authorized.

    Any resignation or removal of the trustee and appointment of a successor trustee will become effective upon acceptance of appointment by the successor trustee.

Termination; Optional Clean-up Call

    The servicer may, at its option, purchase all of the mortgage loans and REO properties and terminate the issuing entity on any distribution date when the aggregate Stated Principal Balance of the mortgage loans, as of the last day of the related Due Period, is equal to or less than 10% of the aggregate Stated Principal Balance of the mortgage loans as of the cut-off date. The purchase price for the mortgage loans will be an amount equal to the sum of (i) 100% of the unpaid principal balance of each mortgage loan (other than mortgage loans related to any REO property) plus accrued and unpaid interest on those mortgage loans at the applicable mortgage rate, (ii) the lesser of (x) the appraised value of any REO property, as determined by the higher of two appraisals completed by two independent appraisers selected by the servicer at its expense and (y) the unpaid principal balance of each mortgage loan related to any REO property plus accrued and unpaid interest on those mortgage loans at the applicable mortgage rate, (iii) all unreimbursed P&I Advances, servicing advances and indemnification payments payable to the servicer, (iv) any unreimbursed indemnification payments payable to the trustee or the custodian under the pooling and servicing agreement, and (v) any Swap Termination Payment owed to the swap provider or the custodian (to the extent not received by the swap provider as a replacement swap provider payment). That purchase of the mortgage loans and REO properties would result in the final distribution on the LIBOR Certificates on that distribution date.

    Notwithstanding the foregoing, if any rating agency has rated a class of debt securities ("Net Interest Margin Securities") then outstanding that is backed by the Class X and Class P certificates, pursuant to the pooling and servicing agreement, the servicer will be permitted to exercise its option to purchase the mortgage loans only if one of the following conditions is met: (i) after distribution of the proceeds of that purchase to the certificateholders (other than the holders of the Class X, Class P and Class R certificates), the distribution of the remaining proceeds to the Class X and Class P certificates will be sufficient to pay the outstanding principal amount of, and accrued and unpaid interest on, the Net Interest Margin Securities, or (ii) (A) prior to that purchase, the servicer remits to the trustee an amount that, together with the purchase price, will be sufficient to pay the outstanding principal amount of, and accrued and unpaid interest on, the Net Interest Margin Securities, and
(B) the trustee remits that amount directly to the indenture trustee under the indenture creating the Net Interest Margin Securities.

    The issuing entity also is required to terminate upon notice to the trustee of either the later of: (i) the distribution to certificateholders of the final payment or collection with respect to the last mortgage loan

(or P&I Advances of same by the servicer), or (ii) the disposition of all funds with respect to the last mortgage loan and the remittance of all funds due under the pooling and servicing agreement; provided, however, that in no event will the issuing entity terminate later than twenty-one years after the death of the last surviving lineal descendant of the person named in the pooling and servicing agreement.

    The pooling and servicing agreement requires the servicer to direct the trustee to send a notice of final distribution to each certificateholder in the event that there are no outstanding mortgage loans and no other funds or assets in the issuing entity other than the funds in the collection account. The trustee will be required to promptly send the notice of final distribution by letter to certificateholders mailed within the month of such final distribution. Any such notice of final distribution will be required to specify (a) the distribution date upon which final distribution on the certificates will be made upon presentation and surrender of certificates at the office designated in the notice, (b) the amount of such final distribution, (c) the location of the office or agency at which such presentation and surrender must be made, and (d) that the Record Date otherwise applicable to such distribution date is not applicable, distributions being made only upon presentation and surrender of the certificates at the office specified in the notice.

    In the event a notice of final distribution is given, the servicer will be required to remit all funds in the collection account not permitted to be withdrawn or retained to the trustee for deposit in the distribution account on the business day prior to the applicable distribution date in an amount equal to the final distribution in respect of the certificates. Upon final deposit with respect to the issuing entity and the receipt by the trustee or the custodian, as applicable, of a request for release of the mortgage loan files, the trustee or the custodian, as applicable, will be required to promptly release to the servicer or its designee the mortgage loan files.

    Upon presentation and surrender of the certificates, the trustee will be required to cause to be distributed to the certificateholders of each class (after reimbursement of all amounts due to the servicer, the depositor and the trustee pursuant to the pooling and servicing agreement and to the extent funds are available for such distribution) (i) its Class Certificate Balance plus accrued interest in the case of an interest bearing certificate and all other amounts to which such classes are entitled and (ii) as to the Class R certificateholders, the amount, if any, which remains on deposit in the distribution account (other than the amounts retained to meet claims) after application pursuant to clause (i) above.

    In the event that any affected certificateholder does not surrender certificates for cancellation within six months after the date specified in the notice of final distribution, the trustee will be required to give a second written notice to the remaining certificateholders to surrender their certificates for cancellation and receive the final distribution. If within six months after the second notice all the applicable certificates have been surrendered for cancellation, the trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining certificateholders concerning surrender of their certificates, and the related costs will be paid out of the funds and other assets which remain a part of the issuing entity. If within one year after the second notice all certificates have not been surrendered for cancellation, the Class R certificateholders will be entitled to all unclaimed funds and other assets of the issuing entity.

Certain Matters Regarding the Depositor, the Servicer, the Trustee and the Custodian

    The pooling and servicing agreement provides that none of the depositor, the servicer, the trustee, the custodian or any of their respective directors, officers, employees or agents will be under any liability to the certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the pooling and servicing agreement, or for errors in judgment. However, none of the depositor, the servicer, the trustee or the custodian will be protected against liability arising from any breach of representations or warranties made by it or from any liability which may be imposed by reason of the depositor's, the servicer's, the trustee's or the custodian's, as the case may be, willful misfeasance, bad faith or negligence (or gross negligence in the case of the depositor) in the performance of its duties or by reason of its reckless disregard of its obligations and duties under the pooling and servicing agreement.

    The depositor, the servicer, the trustee, the custodian and their respective directors, officers, employees or agents will be indemnified by the issuing entity and held harmless against any loss, liability or expense incurred in connection with (i) any audit, controversy or judicial proceeding relating to a governmental taxing authority or any legal action relating to the pooling and servicing agreement or (ii) the performance of their respective duties pursuant to the pooling and servicing agreement or the certificates, other than any loss, liability or expense incurred by reason of the depositor's, the servicer's or the trustee's, as the case may be, willful misfeasance, bad faith or negligence (or gross negligence in the case of the depositor) in the performance of its duties or by reason of its reckless disregard of its obligations and duties under the pooling and servicing agreement.

    None of the depositor, the servicer, the trustee or the custodian is obligated under the pooling and servicing agreement to appear in, prosecute or defend any legal action that is not incidental to its respective duties which in its opinion may involve it in any expense or liability, provided that, in accordance with the provisions of the pooling and servicing agreement, the depositor, the servicer, the trustee and the custodian, as applicable, may undertake any action any of them deem necessary or desirable in respect of (i) the rights and duties of the parties to the pooling and servicing agreement and
(ii) with respect to actions taken by the depositor, the interests of the trustee and the certificateholders. In the event the depositor, the servicer, the trustee or the custodian undertakes any such action, the legal expenses and costs of such action and any resulting liability will be expenses, costs and liabilities of the issuing entity, and the depositor, the servicer, the trustee and the custodian will be entitled to be reimbursed for such expenses, costs and liabilities out of the issuing entity.

Amendment

    The pooling and servicing agreement may be amended from time to time by the depositor, WMCMC, the servicer, the trustee and the custodian by written agreement, without notice to, or consent of, the holders of the LIBOR Certificates, to cure any ambiguity or mistake, to correct any defective provision or supplement any provision in the pooling and servicing agreement which may be inconsistent with any other provision, to add to the duties of the depositor or the servicer, or to comply with any requirements in the Code. The pooling and servicing agreement may also be amended to add any other provisions with respect to matters or questions arising under the pooling and servicing agreement or to modify, alter, amend, add to or rescind any of the terms or provisions contained in the pooling and servicing agreement; provided, that such action will not adversely affect in any material respect the interest of any holder of the LIBOR Certificates, as evidenced by (i) an opinion of counsel delivered to, but not obtained at the expense of, the trustee, confirming that the amendment will not adversely affect in any material respect the interests of any holder of the LIBOR Certificates or (ii) a letter from each rating agency confirming that such amendment will not cause the reduction, qualification or withdrawal of the then-current ratings of the certificates. However, any amendment to the pooling and servicing agreement that would otherwise require the consent of holders of the certificates is required to be made as described in the next paragraph.

    The pooling and servicing agreement may be amended from time to time by the depositor, WMCMC, the servicer, the trustee and the custodian and with the consent of the holders of certificates evidencing percentage interests aggregating not less than 66-2/3% of each class of certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the pooling and servicing agreement or of modifying in any manner the rights of the holders of the certificates; provided, however, that no such amendment will (i) reduce in any manner the amount of, or delay the timing of, payments required to be distributed on any certificate without the consent of the holder of that certificate, (ii) adversely affect in any material respect the interests of the holders of any class of certificates in a manner other than as described in clause (i) above without the consent of the holders of certificates of that class evidencing percentage interests aggregating not less than 66-2/3% of that class, or (iii) reduce the percentage of the certificates whose holders are required to consent to any such amendment without the consent of the holders of 100% of the certificates then outstanding.

    In addition, any amendment to the pooling and servicing agreement will require the prior written consent of the swap provider if the amendment would materially and adversely affect the rights or interests of the swap provider.

                       PREPAYMENT AND YIELD CONSIDERATIONS

Structuring Assumptions

    The prepayment model used in this prospectus supplement represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of those mortgage loans. The prepayment assumption does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the related mortgage loans. With respect to the fixed-rate mortgage loans, the 7/23 Adjustable Rate Mortgage Loans and the 10/20 Adjustable Rate Mortgage Loans, the prepayment assumption assumes a constant prepayment rate of 4.6% per annum in the first month of the life of the related mortgage loans and an additional approximately 1.6727% per annum (precisely 18.4%/11) in each month until the twelfth month. Beginning in the twelfth month and in each month thereafter, the prepayment assumption assumes a constant prepayment rate of 23% per annum. The prepayment assumption with respect to the adjustable-rate mortgage loans (other than the 7/23 Adjustable Rate Mortgage Loans and the 10/20 Adjustable Rate Mortgage Loans) assumes a constant prepayment rate of 2% per annum in the first month of the life of the related mortgage loans building linearly to a constant prepayment rate of 30% per annum (rounded to the nearest hundredth of a percent) in the twelfth month, and remaining at 30% per annum until the twenty-second month. Beginning in the twenty-third month, the prepayment assumption assumes a constant prepayment rate of 50% per annum, and remaining 50% per annum until the twenty-seventh month. Beginning in the twenty-eighth month and each month thereafter, the prepayment assumption assumes a constant prepayment rate of 35% per annum each month.

    Since the tables were prepared on the basis of the assumptions in the following paragraph, there are discrepancies between the characteristics of the actual mortgage loans and the characteristics of the mortgage loans assumed in preparing the tables. Any discrepancy may have an effect upon the percentages of the Class Certificate Balances outstanding and weighted average lives of the Offered Certificates set forth in the tables. In addition, since the actual mortgage loans in the issuing entity have characteristics which differ from those assumed in preparing the tables set forth below, the distributions of principal on the Offered Certificates may be made earlier or later than as indicated in the tables.

    Unless otherwise specified, the information in the tables in this prospectus supplement has been prepared on the basis of the following assumed characteristics of the mortgage loans and the following additional assumptions which collectively are the structuring assumptions:

    o   the closing date for the certificates occurs on May 17, 2007;

    o distributions on the certificates are made on the 25th day of each month, commencing in May 2007, in accordance with the priorities described in this prospectus supplement;

    o the mortgage loan prepayment rates with respect to the assumed mortgage loans are a multiple of the applicable prepayment assumption as stated in the table under the heading "Prepayment Scenarios" under "--Decrement Tables" below;

    o   prepayments include 30 days' interest on the related mortgage loan;

    o the optional clean-up call is not exercised (except with respect to the weighted average life to call);

    o the Specified Subordinated Amount is initially as specified in this prospectus supplement and thereafter decreases in accordance with the provisions in this prospectus supplement;

    o with respect to each adjustable-rate mortgage loan, (a) the mortgage rate for each mortgage loan is adjusted on its next rate Adjustment Date (and on subsequent Adjustment Dates, if necessary) to a rate equal to the Gross Margin plus the Loan Index (subject to the applicable periodic rate cap and minimum and maximum interest rate), (b) the Six-Month LIBOR Loan Index remains constant at 5.36%, and (c) the scheduled monthly payment on the mortgage loans is adjusted to equal a fully amortizing payment (except with respect to mortgage loans that are interest-only for a period of time);

    o   One-Month LIBOR remains constant at 5.32%;

    o no delinquencies or defaults in the payment by borrowers of principal of and interest on the mortgage loans are experienced;

    o scheduled payments of interest and/or principal on the mortgage loans are received on the first day of each month commencing in May 2007 and are computed prior to giving effect to prepayments received on the last day of the prior month;

    o The mortgage loans prepay for each type of mortgage loan, as indicated in the prepayment curves as described above (with no substitutions of mortgage loans) with a maximum of 90% constant prepayment rate;

    o prepayments represent prepayments in full of individual mortgage loans and are received on the last day of each month, commencing in April 2007;

    o the initial Class Certificate Balance of each class of certificates is as set forth on the cover page of this prospectus supplement;

    o interest accrues on each class of certificates at the applicable Pass-Through Rate set forth or described in this prospectus supplement;

    o the servicing fee rate with respect to each mortgage loan is 0.50% per annum;

    o   the custodian fee rate is a rate of 0.01% per annum or less;

    o   no Swap Termination Payments are paid or received by the issuing entity;
        and

    o the assumed mortgage loans have the approximate initial characteristics described below:


                                            Cut-off
                               Cut-off        Date      Remaining     Remaining   Original      Initial        Remaining
                                Date         Gross     Amortization    Term to    Term to    Interest-Only   Interest-Only   Gross
                              Principal     Interest       Term       Maturity    Maturity      Period          Period       Margin
Group   Type   Index Name    Balance ($)    Rate (%)   (Months)(1)    (Months)    (Months)     (Months)        (Months)       (%)
-----   ----   ----------   -------------   --------   ------------   ---------   --------   -------------   -------------   ------
    1   ARM    LIBOR_6MO     1,268,901.99      6.928            357         357        360             N/A             N/A    6.718
    1   ARM    LIBOR_6MO       930,959.33      8.251            357         357        360             N/A             N/A    6.543
    1   ARM    LIBOR_6MO       145,417.16      8.175            356         356        360             N/A             N/A    7.625
    1   ARM    LIBOR_6MO       201,430.27      6.275            356         356        360             N/A             N/A    5.250
    1   ARM    LIBOR_6MO        99,792.18      7.875            357         357        360             N/A             N/A    6.250
    1   ARM    LIBOR_6MO       630,559.90      8.428            356         356        360             N/A             N/A    7.136
    1   ARM    LIBOR_6MO       994,200.13      6.601            477         357        360             N/A             N/A    5.684
    1   ARM    LIBOR_6MO       913,342.54      8.424            476         356        360             N/A             N/A    6.279
    1   ARM    LIBOR_6MO       247,781.39      7.935            477         357        360             N/A             N/A    7.000
    1   ARM    LIBOR_6MO       801,361.83      6.392            476         356        360             N/A             N/A    5.736
    1   ARM    LIBOR_6MO       891,611.03      7.843            477         357        360             N/A             N/A    6.797
    1   ARM    LIBOR_6MO       288,304.85      6.875            597         357        360             N/A             N/A    6.500
    1   ARM    LIBOR_6MO       399,498.25      6.580            594         357        360             N/A             N/A    6.500
    1   ARM    LIBOR_6MO       186,830.01      5.625            597         357        360             N/A             N/A    5.000
    1   ARM    LIBOR_6MO       216,247.92      5.750            596         356        360             N/A             N/A    6.250
    1   ARM    LIBOR_6MO       809,653.70      7.120            596         356        360             N/A             N/A    6.018
    1   ARM    LIBOR_6MO     2,207,481.75      6.129            240         357        360             120             117    6.178
    1   ARM    LIBOR_6MO       386,800.00      6.990            240         357        360             120             117    7.250
    1   ARM    LIBOR_6MO       328,000.00      7.250            240         357        360             120             117    5.250
    1   ARM    LIBOR_6MO       248,000.00      7.175            240         356        360             120             116    6.375
    1   ARM    LIBOR_6MO       229,472.31      6.725            240         357        360             120             117    6.125
    1   ARM    LIBOR_6MO     6,244,022.61      5.961            240         357        360             120             117    5.646
    1   ARM    LIBOR_6MO       877,432.00      7.163            240         356        360             120             116    6.598
    1   ARM    LIBOR_6MO       356,249.99      6.650            300         356        360              60              56    7.000
    1   ARM    LIBOR_6MO     2,441,766.00      7.667            356         356        360             N/A             N/A    6.057
    1   ARM    LIBOR_6MO    22,422,211.00      8.695            356         356        359             N/A             N/A    6.192
    1   ARM    LIBOR_6MO       698,472.49      9.124            357         357        360             N/A             N/A    6.915
    1   ARM    LIBOR_6MO     1,644,336.07      9.500            356         356        360             N/A             N/A    6.507
    1   ARM    LIBOR_6MO       414,867.01      7.686            356         356        360             N/A             N/A    5.686
    1   ARM    LIBOR_6MO       295,372.35      7.775            357         357        360             N/A             N/A    6.000
    1   ARM    LIBOR_6MO     1,064,497.41      8.763            356         356        360             N/A             N/A    6.243
    1   ARM    LIBOR_6MO       505,833.59      7.036            357         357        360             N/A             N/A    6.790
    1   ARM    LIBOR_6MO       279,963.52      9.356            356         356        360             N/A             N/A    6.392
    1   ARM    LIBOR_6MO       199,140.59      8.846            356         356        360             N/A             N/A    7.075
    1   ARM    LIBOR_6MO     1,770,051.87      9.009            356         356        360             N/A             N/A    6.568
    1   ARM    LIBOR_6MO     2,723,293.15      7.693            356         356        360             N/A             N/A    6.348
    1   ARM    LIBOR_6MO    16,193,355.05      8.606            356         356        360             N/A             N/A    6.484
    1   ARM    LIBOR_6MO       101,770.10      9.990            355         355        360             N/A             N/A    6.500
    1   ARM    LIBOR_6MO     5,061,942.40      7.471            476         357        360             N/A             N/A    6.095
    1   ARM    LIBOR_6MO    31,958,670.49      8.383            476         356        360             N/A             N/A    6.176
    1   ARM    LIBOR_6MO       739,168.71      8.522            477         357        360             N/A             N/A    5.971
    1   ARM    LIBOR_6MO     1,001,924.81      8.428            476         356        360             N/A             N/A    6.327
    1   ARM    LIBOR_6MO       489,895.70      8.012            477         357        360             N/A             N/A    6.765
    1   ARM    LIBOR_6MO       295,581.30      6.250            477         357        360             N/A             N/A    5.350
    1   ARM    LIBOR_6MO       476,405.14      8.163            477         357        360             N/A             N/A    7.271
    1   ARM    LIBOR_6MO     4,127,911.32      8.005            477         357        360             N/A             N/A    6.893
    1   ARM    LIBOR_6MO       119,062.38      6.985            477         357        360             N/A             N/A    5.750
    1   ARM    LIBOR_6MO       664,076.86      9.473            476         356        360             N/A             N/A    6.633
    1   ARM    LIBOR_6MO     3,215,569.94      7.115            476         356        360             N/A             N/A    6.206
    1   ARM    LIBOR_6MO    28,238,472.72      8.062            476         356        360             N/A             N/A    6.564
    1   ARM    LIBOR_6MO       143,456.63      7.500            477         357        360             N/A             N/A    7.575
    1   ARM    LIBOR_6MO        57,909.35      9.700            476         356        360             N/A             N/A    6.550
    1   ARM    LIBOR_6MO     2,750,696.50      7.884            594         357        360             N/A             N/A    6.830
    1   ARM    LIBOR_6MO    18,938,139.59      8.301            595         357        360             N/A             N/A    6.297
    1   ARM    LIBOR_6MO       449,130.98      8.107            597         357        360             N/A             N/A    6.980
    1   ARM    LIBOR_6MO     1,530,753.49      8.620            597         357        360             N/A             N/A    6.957
    1   ARM    LIBOR_6MO     1,317,786.01      8.620            596         357        360             N/A             N/A    6.572
    1   ARM    LIBOR_6MO       395,780.66      7.000            597         357        360             N/A             N/A    5.000
    1   ARM    LIBOR_6MO       351,732.07      7.875            596         356        360             N/A             N/A    7.500
    1   ARM    LIBOR_6MO       606,328.20      7.919            596         356        360             N/A             N/A    6.491



          Next       Rate
          Rate       Reset
         Reset     Frequency   Minimum    Maximum    Initial   Periodic
Group   (Months)   (Months)    Rate (%)   Rate (%)   Cap (%)   Cap (%)
-----   --------   ---------   --------   --------   -------   --------
    1        117           6      6.928     13.428     5.000      1.000
    1        117           6      8.251     14.751     5.000      1.000
    1        116           6      8.175     14.675     5.000      1.000
    1        116           6      6.275     12.775     5.000      1.000
    1        117           6      7.875     14.375     5.000      1.000
    1        116           6      8.428     14.928     5.000      1.000
    1        117           6      6.601     13.101     5.000      1.000
    1        116           6      8.424     14.924     4.556      1.000
    1        117           6      7.935     14.435     5.000      1.000
    1        116           6      6.392     12.892     5.000      1.000
    1        117           6      7.843     14.343     5.000      1.000
    1        117           6      6.875     13.375     5.000      1.000
    1        117           6      6.580     13.080     5.000      1.000
    1        117           6      5.625     12.125     5.000      1.000
    1        116           6      5.750     12.250     5.000      1.000
    1        116           6      7.120     13.620     5.000      1.000
    1        117           6      6.129     12.629     5.000      1.000
    1        117           6      6.990     13.490     5.000      1.000
    1        117           6      7.250     13.750     5.000      1.000
    1        116           6      7.175     13.675     5.000      1.000
    1        117           6      6.725     13.225     5.000      1.000
    1        117           6      5.961     12.461     5.000      1.000
    1        116           6      7.163     13.663     5.000      1.000
    1        116           6      6.650     13.150     5.000      1.000
    1         20           6      7.667     14.167     3.000      1.000
    1         21           6      8.695     15.164     2.960      1.000
    1         21           6      9.124     15.624     3.000      1.000
    1         20           6      9.500     16.000     3.000      1.000
    1         20           6      7.686     14.186     3.000      1.000
    1         21           6      7.775     14.275     3.000      1.000
    1         20           6      8.763     15.263     3.000      1.000
    1         21           6      7.036     13.536     3.000      1.000
    1         20           6      9.356     15.856     3.000      1.000
    1         20           6      8.846     15.346     3.000      1.000
    1         20           6      9.009     15.509     3.000      1.000
    1         20           6      7.693     14.193     2.968      1.000
    1         20           6      8.606     15.099     2.971      1.000
    1         19           6      9.990     15.990     3.000      1.000
    1         21           6      7.471     13.971     3.000      1.000
    1         20           6      8.375     14.872     2.980      1.000
    1         21           6      8.522     15.022     3.000      1.000
    1         20           6      8.428     14.928     2.848      1.000
    1         21           6      8.012     14.512     3.000      1.000
    1         21           6      6.250     12.750     3.000      1.000
    1         21           6      8.163     14.663     3.000      1.000
    1         21           6      8.025     14.505     2.908      1.000
    1         21           6      6.985     13.485     3.000      1.000
    1         20           6      9.473     15.973     3.000      1.000
    1         20           6      7.115     13.615     3.000      1.000
    1         20           6      8.062     14.547     2.997      1.000
    1         21           6      7.500     14.000     3.000      1.000
    1         20           6      9.700     16.200     3.000      1.000
    1         21           6      7.884     14.384     3.000      1.000
    1         21           6      8.301     14.794     3.000      1.000
    1         21           6      8.107     14.607     3.000      1.000
    1         21           6      8.620     15.120     3.000      1.000
    1         21           6      8.620     15.120     3.000      1.000
    1         21           6      7.000     13.500     3.000      1.000
    1         20           6      7.875     14.375     3.000      1.000
    1         20           6      8.582     15.082     3.000      1.000


                                            Cut-off
                               Cut-off        Date      Remaining     Remaining   Original      Initial        Remaining
                                Date         Gross     Amortization    Term to    Term to    Interest-Only   Interest-Only   Gross
                              Principal     Interest       Term       Maturity    Maturity      Period          Period       Margin
Group   Type   Index Name    Balance ($)    Rate (%)   (Months)(1)    (Months)    (Months)     (Months)        (Months)       (%)
-----   ----   ----------   -------------   --------   ------------   ---------   --------   -------------   -------------   ------
    1   ARM    LIBOR_6MO       397,361.64      8.990            596         356        360             N/A             N/A    6.250
    1   ARM    LIBOR_6MO       108,560.34      9.110            592         356        360             N/A             N/A    7.225
    1   ARM    LIBOR_6MO     4,397,294.49      7.184            597         357        360             N/A             N/A    6.773
    1   ARM    LIBOR_6MO    39,247,422.57      7.965            596         357        360             N/A             N/A    6.559
    1   ARM    LIBOR_6MO       215,907.70      7.695            597         357        360             N/A             N/A    7.250
    1   ARM    LIBOR_6MO       399,000.00      6.500            240         357        360             120             117    5.500
    1   ARM    LIBOR_6MO       120,000.00      8.060            240         357        360             120             117    6.600
    1   ARM    LIBOR_6MO       285,000.00      6.900            240         357        360             120             117    7.000
    1   ARM    LIBOR_6MO       310,000.00      6.450            240         357        360             120             117    5.250
    1   ARM    LIBOR_6MO       316,000.00      6.510            240         357        360             120             117    5.600
    1   ARM    LIBOR_6MO       480,997.00      7.098            300         356        360              60              56    6.000
    1   ARM    LIBOR_6MO     1,153,204.98      7.278            300         356        360              60              56    6.038
    1   ARM    LIBOR_6MO       109,725.00      7.625            300         357        360              60              57    7.125
    1   ARM    LIBOR_6MO       113,997.25      9.550            300         356        360              60              56    6.550
    1   ARM    LIBOR_6MO     3,556,691.93      6.815            300         357        360              60              57    5.990
    1   ARM    LIBOR_6MO     3,877,238.16      7.101            300         357        360              60              57    6.420
    1   ARM    LIBOR_6MO       156,749.99      7.820            300         356        360              60              56    6.000
    1   ARM    LIBOR_6MO       524,993.82      6.900            356         356        360             N/A             N/A    5.751
    1   ARM    LIBOR_6MO     3,194,649.18      8.130            356         356        360             N/A             N/A    6.295
    1   ARM    LIBOR_6MO        59,858.54     11.390            353         353        360             N/A             N/A    7.000
    1   ARM    LIBOR_6MO     1,296,208.36      7.680            357         357        360             N/A             N/A    6.309
    1   ARM    LIBOR_6MO     2,889,004.44      7.976            476         356        360             N/A             N/A    6.140
    1   ARM    LIBOR_6MO       238,169.63      8.800            474         354        360             N/A             N/A    6.800
    1   ARM    LIBOR_6MO       186,407.70      9.950            475         355        360             N/A             N/A    6.300
    1   ARM    LIBOR_6MO       331,688.11      7.774            477         357        360             N/A             N/A    5.890
    1   ARM    LIBOR_6MO       198,371.48      8.990            477         357        360             N/A             N/A    7.225
    1   ARM    LIBOR_6MO       182,220.47      7.550            477         357        360             N/A             N/A    6.750
    1   ARM    LIBOR_6MO     1,009,639.68      8.302            476         356        360             N/A             N/A    6.493
    1   ARM    LIBOR_6MO     1,791,406.23      7.999            596         357        360             N/A             N/A    6.399
    1   ARM    LIBOR_6MO       144,812.11      7.450            597         357        360             N/A             N/A    6.225
    1   ARM    LIBOR_6MO     1,339,608.54      8.120            597         357        360             N/A             N/A    6.383
    1   ARM    LIBOR_6MO       130,000.00      6.620            300         357        360              60              57    5.975
    1   ARM    LIBOR_6MO       252,000.00      7.925            300         355        360              60              55    6.425
    1   ARM    LIBOR_6MO     4,074,582.17      7.063            356         356        360             N/A             N/A    6.360
    1   ARM    LIBOR_6MO     1,067,411.09      7.859            350         350        354             N/A             N/A    6.049
    1   ARM    LIBOR_6MO       180,526.47      6.990            357         357        360             N/A             N/A    6.500
    1   ARM    LIBOR_6MO        75,838.05      7.750            357         357        360             N/A             N/A    7.750
    1   ARM    LIBOR_6MO     1,590,430.21      6.993            356         356        359             N/A             N/A    5.938
    1   ARM    LIBOR_6MO     1,160,869.29      7.181            357         357        360             N/A             N/A    5.609
    1   ARM    LIBOR_6MO     3,368,938.31      6.807            477         357        360             N/A             N/A    6.402
    1   ARM    LIBOR_6MO       494,532.55      7.695            477         357        360             N/A             N/A    6.250
    1   ARM    LIBOR_6MO       372,039.52      6.500            457         356        360             N/A             N/A    6.625
    1   ARM    LIBOR_6MO     2,342,784.07      6.997            477         357        360             N/A             N/A    6.697
    1   ARM    LIBOR_6MO       714,681.04      7.270            477         357        360             N/A             N/A    6.245
    1   ARM    LIBOR_6MO     3,707,670.81      7.096            597         357        360             N/A             N/A    6.333
    1   ARM    LIBOR_6MO     3,914,216.80      6.798            597         357        360             N/A             N/A    6.158
    1   ARM    LIBOR_6MO       417,848.06      7.545            591         357        360             N/A             N/A    6.358
    1   ARM    LIBOR_6MO     1,492,755.25      6.790            240         356        360             120             116    5.976
    1   ARM    LIBOR_6MO       486,000.00      6.595            240         357        360             120             117    5.250
    1   ARM    LIBOR_6MO       300,000.00      6.300            240         357        360             120             117    5.625
    1   ARM    LIBOR_6MO     1,933,415.50      6.790            240         357        360             120             117    6.223
    1   ARM    LIBOR_6MO     1,519,171.87      6.131            300         356        360              60              56    5.802
    1   ARM    LIBOR_6MO       355,500.00      7.295            300         357        360              60              57    6.725
    1   ARM    LIBOR_6MO       265,500.00      7.375            300         357        360              60              57    5.750
    1   ARM    LIBOR_6MO       340,000.00      7.500            300         356        360              60              56    6.475
    1   ARM    LIBOR_6MO     1,011,000.00      6.507            300         357        360              60              57    5.078
    1   ARM    LIBOR_6MO       199,463.99      6.400            300         357        360              60              57    6.750
    1   ARM    LIBOR_6MO       294,500.00      6.150            300         357        360              60              57    7.750
    1   ARM    LIBOR_6MO     7,083,738.73      6.129            300         357        360              60              57    5.814
    1   ARM    LIBOR_6MO       243,200.00      6.635            300         356        360              60              56    6.225



          Next       Rate
          Rate       Reset
         Reset     Frequency   Minimum    Maximum    Initial   Periodic
Group   (Months)   (Months)    Rate (%)   Rate (%)   Cap (%)   Cap (%)
-----   --------   ---------   --------   --------   -------   --------
    1         20           6      8.990     15.490     3.000      1.000
    1         20           6      9.110     15.610     3.000      1.000
    1         21           6      7.184     13.668     3.000      1.000
    1         21           6      7.965     14.464     3.000      1.000
    1         21           6      7.695     14.195     3.000      1.000
    1         21           6      6.500     13.000     3.000      1.000
    1         21           6      8.060     14.560     3.000      1.000
    1         21           6      6.900     13.400     3.000      1.000
    1         21           6      6.450     12.950     3.000      1.000
    1         21           6      6.510     13.010     3.000      1.000
    1         20           6      7.098     13.598     3.000      1.000
    1         20           6      7.278     13.778     3.000      1.000
    1         21           6      7.625     14.125     3.000      1.000
    1         20           6      9.550     15.550     3.000      1.000
    1         21           6      6.815     13.315     3.000      1.000
    1         21           6      7.101     13.601     2.932      1.000
    1         20           6      7.820     14.320     3.000      1.000
    1         32           6      6.900     13.400     2.627      1.000
    1         32           6      8.130     14.630     2.917      1.000
    1         29           6     11.390     17.390     3.000      1.000
    1         33           6      7.680     14.180     3.000      1.000
    1         32           6      7.976     14.476     2.876      1.000
    1         30           6      8.800     15.300     2.000      1.000
    1         31           6      9.950     16.950     3.000      1.000
    1         33           6      7.774     14.274     3.000      1.000
    1         33           6      8.990     15.490     3.000      1.000
    1         33           6      7.550     14.050     3.000      1.000
    1         32           6      8.302     14.802     2.851      1.000
    1         33           6      7.999     14.499     3.000      1.000
    1         33           6      7.450     13.950     3.000      1.000
    1         33           6      8.120     14.620     3.000      1.000
    1         33           6      6.620     13.120     3.000      1.000
    1         31           6      6.425     13.925     2.000      1.000
    1         56           6      7.063     13.563     3.000      1.000
    1         56           6      7.859     14.359     3.000      1.000
    1         57           6      6.990     13.490     3.000      1.000
    1         57           6      7.750     14.250     3.000      1.000
    1         57           6      6.993     13.493     3.000      1.000
    1         57           6      7.181     13.681     2.763      1.000
    1         57           6      6.807     13.307     3.000      1.000
    1         57           6      7.695     14.195     3.000      1.000
    1         56           6      6.500     13.000     3.000      1.000
    1         57           6      6.997     13.497     3.000      1.000
    1         57           6      7.270     13.770     3.000      1.000
    1         57           6      7.096     13.596     3.000      1.000
    1         57           6      6.798     13.298     3.000      1.000
    1         57           6      7.545     14.045     3.000      1.000
    1         56           6      6.790     13.290     5.000      1.000
    1         57           6      6.595     13.095     5.000      1.000
    1         57           6      6.300     12.800     5.000      1.000
    1         57           6      6.790     13.290     5.000      1.000
    1         56           6      6.131     12.631     5.000      1.000
    1         57           6      7.295     13.795     5.000      1.000
    1         57           6      7.375     13.875     5.000      1.000
    1         56           6      7.500     14.000     5.000      1.000
    1         57           6      6.507     13.007     5.000      1.000
    1         57           6      6.400     12.900     5.000      1.000
    1         57           6      6.150     12.650     5.000      1.000
    1         57           6      6.129     12.629     5.000      1.000
    1         56           6      6.635     13.135     5.000      1.000


                                            Cut-off
                               Cut-off        Date      Remaining     Remaining   Original      Initial        Remaining
                                Date         Gross     Amortization    Term to    Term to    Interest-Only   Interest-Only   Gross
                              Principal     Interest       Term       Maturity    Maturity      Period          Period       Margin
Group   Type   Index Name    Balance ($)    Rate (%)   (Months)(1)    (Months)    (Months)     (Months)        (Months)       (%)
-----   ----   ----------   -------------   --------   ------------   ---------   --------   -------------   -------------   ------
    1   ARM    LIBOR_6MO       274,448.34      8.050            357         357        360             N/A             N/A    6.375
    1   ARM    LIBOR_6MO       256,675.83      7.700            476         356        360             N/A             N/A    6.250
    1   ARM    LIBOR_6MO       161,050.00      6.865            240         357        360             120             117    6.000
    2   ARM    LIBOR_6MO       574,120.87      6.908            356         356        360             N/A             N/A    6.188
    2   ARM    LIBOR_6MO       657,878.57      5.929            357         357        360             N/A             N/A    4.712
    2   ARM    LIBOR_6MO       309,475.13      6.370            476         357        360             N/A             N/A    2.850
    2   ARM    LIBOR_6MO     1,496,255.41      8.321            477         357        360             N/A             N/A    6.825
    2   ARM    LIBOR_6MO       135,010.04      6.275            477         357        360             N/A             N/A    5.600
    2   ARM    LIBOR_6MO       836,059.40      6.739            597         357        360             N/A             N/A    6.106
    2   ARM    LIBOR_6MO       751,401.34      6.000            597         357        360             N/A             N/A    5.600
    2   ARM    LIBOR_6MO     1,571,300.00      6.091            240         357        360             120             117    6.202
    2   ARM    LIBOR_6MO     1,459,966.29      7.039            240         357        360             120             117    6.663
    2   ARM    LIBOR_6MO       548,000.00      6.250            240         357        360             120             117    2.750
    2   ARM    LIBOR_6MO     1,219,500.00      7.494            240         357        360             120             117    6.679
    2   ARM    LIBOR_6MO    11,845,622.31      5.730            240         357        360             120             117    5.012
    2   ARM    LIBOR_6MO       982,239.33      6.160            240         357        360             120             117    6.036
    2   ARM    LIBOR_6MO       480,999.63      6.750            300         357        360              60              57    6.375
    2   ARM    LIBOR_6MO     7,966,891.92      8.401            357         357        360             N/A             N/A    6.531
    2   ARM    LIBOR_6MO    27,505,270.32      8.829            356         356        360             N/A             N/A    6.293
    2   ARM    LIBOR_6MO       399,182.48      9.375            356         356        360             N/A             N/A    7.725
    2   ARM    LIBOR_6MO       570,492.82      8.726            357         357        360             N/A             N/A    6.050
    2   ARM    LIBOR_6MO       233,470.91      9.975            355         355        360             N/A             N/A    6.300
    2   ARM    LIBOR_6MO       111,816.95      9.075            357         357        360             N/A             N/A    6.300
    2   ARM    LIBOR_6MO     1,269,905.55      7.549            357         357        360             N/A             N/A    6.845
    2   ARM    LIBOR_6MO     2,838,179.93      8.468            356         356        360             N/A             N/A    6.327
    2   ARM    LIBOR_6MO       237,566.55      8.463            356         356        360             N/A             N/A    6.212
    2   ARM    LIBOR_6MO     5,454,331.12      9.040            356         356        360             N/A             N/A    6.140
    2   ARM    LIBOR_6MO       987,413.50      7.586            357         357        360             N/A             N/A    5.703
    2   ARM    LIBOR_6MO       175,611.09      9.000            356         356        360             N/A             N/A    6.050
    2   ARM    LIBOR_6MO       516,823.83      7.813            357         357        360             N/A             N/A    6.352
    2   ARM    LIBOR_6MO     3,073,304.67      8.945            356         356        360             N/A             N/A    6.221
    2   ARM    LIBOR_6MO       503,769.98      7.996            356         356        360             N/A             N/A    6.201
    2   ARM    LIBOR_6MO       640,356.71      8.235            357         357        360             N/A             N/A    6.223
    2   ARM    LIBOR_6MO       119,612.73      7.125            356         356        360             N/A             N/A    5.950
    2   ARM    LIBOR_6MO       208,268.74      8.089            356         356        360             N/A             N/A    6.186
    2   ARM    LIBOR_6MO     3,039,499.38      8.372            356         356        360             N/A             N/A    6.386
    2   ARM    LIBOR_6MO     7,946,886.80      7.754            356         356        360             N/A             N/A    6.221
    2   ARM    LIBOR_6MO    33,877,648.39      8.318            356         356        360             N/A             N/A    6.219
    2   ARM    LIBOR_6MO       158,079.00      8.000            357         357        360             N/A             N/A    5.900
    2   ARM    LIBOR_6MO       924,485.33      9.409            356         356        360             N/A             N/A    6.211
    2   ARM    LIBOR_6MO    10,044,830.23      8.000            476         356        360             N/A             N/A    6.328
    2   ARM    LIBOR_6MO    46,524,359.57      8.676            476         356        360             N/A             N/A    6.395
    2   ARM    LIBOR_6MO       244,808.51      8.350            477         357        360             N/A             N/A    6.050
    2   ARM    LIBOR_6MO     1,720,035.01      8.667            476         356        360             N/A             N/A    6.345
    2   ARM    LIBOR_6MO     2,171,636.89      8.496            476         356        360             N/A             N/A    6.383
    2   ARM    LIBOR_6MO     3,445,314.50      9.339            476         356        360             N/A             N/A    6.600
    2   ARM    LIBOR_6MO       451,086.45      8.439            475         355        360             N/A             N/A    6.166
    2   ARM    LIBOR_6MO     2,115,498.99      9.202            476         356        360             N/A             N/A    6.129
    2   ARM    LIBOR_6MO     1,465,523.56      8.530            476         356        360             N/A             N/A    6.096
    2   ARM    LIBOR_6MO     1,628,090.37      7.586            475         355        360             N/A             N/A    6.803
    2   ARM    LIBOR_6MO     2,514,151.11      8.245            476         356        360             N/A             N/A    6.258
    2   ARM    LIBOR_6MO       477,596.24      7.995            476         356        360             N/A             N/A    5.995
    2   ARM    LIBOR_6MO       632,881.84     10.177            476         356        360             N/A             N/A    6.281
    2   ARM    LIBOR_6MO     1,051,727.75      8.968            477         357        360             N/A             N/A    7.168
    2   ARM    LIBOR_6MO       153,794.22     10.970            474         354        360             N/A             N/A    6.927
    2   ARM    LIBOR_6MO       209,400.11      8.105            477         357        360             N/A             N/A    6.205
    2   ARM    LIBOR_6MO     2,809,383.59      8.367            476         356        360             N/A             N/A    6.312
    2   ARM    LIBOR_6MO    16,708,464.07      7.354            476         356        360             N/A             N/A    6.316
    2   ARM    LIBOR_6MO    58,302,620.85      8.058            476         356        360             N/A             N/A    6.340
    2   ARM    LIBOR_6MO       310,293.48      8.900            477         357        360             N/A             N/A    6.300



          Next       Rate
          Rate       Reset
         Reset     Frequency   Minimum    Maximum    Initial   Periodic
Group   (Months)   (Months)    Rate (%)   Rate (%)   Cap (%)   Cap (%)
-----   --------   ---------   --------   --------   -------   --------
    1         81           6      8.050     14.550     5.000      1.000
    1         80           6      7.700     14.200     5.000      1.000
    1         81           6      6.865     13.365     5.000      1.000
    2        116           6      6.908     13.408     5.000      1.000
    2        117           6      5.929     12.429     5.000      1.000
    2        117           6      6.370     12.870     5.000      1.000
    2        117           6      8.321     14.821     5.000      1.000
    2        117           6      6.275     12.775     5.000      1.000
    2        117           6      6.739     13.239     5.000      1.000
    2        117           6      6.000     12.500     5.000      1.000
    2        117           6      6.091     12.591     5.000      1.000
    2        117           6      7.039     13.539     5.000      1.000
    2        117           6      6.250     12.750     5.000      1.000
    2        117           6      7.494     13.994     5.000      1.000
    2        117           6      5.730     12.230     5.000      1.000
    2        117           6      6.160     12.660     5.000      1.000
    2        117           6      6.750     13.250     5.000      1.000
    2         21           6      7.179     15.110     2.357      1.247
    2         20           6      6.849     15.693     2.224      1.374
    2         20           6      9.375     15.875     3.000      1.000
    2         21           6      6.050     15.726     2.000      1.500
    2         19           6      6.300     16.975     2.000      1.500
    2         21           6      6.300     16.075     2.000      1.500
    2         21           6      7.441     14.164     2.771      1.115
    2         20           6      6.682     15.360     2.216      1.392
    2         20           6      6.212     15.463     2.000      1.500
    2         20           6      6.346     16.023     2.035      1.493
    2         21           6      7.335     14.242     2.687      1.156
    2         20           6      6.050     16.000     2.000      1.500
    2         21           6      6.749     14.545     2.536      1.232
    2         20           6      6.717     15.838     2.215      1.392
    2         20           6      6.201     14.996     2.000      1.500
    2         21           6      6.223     15.235     2.000      1.500
    2         20           6      5.950     14.125     2.000      1.500
    2         20           6      6.186     15.089     2.000      1.500
    2         20           6      7.064     15.236     2.272      1.364
    2         20           6      6.808     14.542     2.424      1.288
    2         20           6      6.927     15.131     2.370      1.314
    2         21           6      5.900     15.000     2.000      1.500
    2         20           6      6.211     16.409     2.000      1.500
    2         20           6      6.709     14.891     2.217      1.391
    2         20           6      7.178     15.483     2.374      1.313
    2         21           6      6.050     15.350     2.000      1.500
    2         20           6      6.345     15.667     2.000      1.500
    2         20           6      6.641     15.340     2.313      1.344
    2         20           6      7.818     16.106     2.467      1.267
    2         19           6      6.166     15.439     2.000      1.500
    2         20           6      6.308     16.159     2.087      1.457
    2         20           6      6.096     15.530     2.000      1.500
    2         19           6      7.416     14.312     2.548      1.331
    2         20           6      6.424     15.125     2.240      1.380
    2         20           6      5.995     14.995     2.000      1.500
    2         20           6      6.281     17.177     2.000      1.500
    2         21           6      8.968     15.468     3.000      1.000
    2         18           6      9.271     17.668     2.605      1.198
    2         21           6      6.205     15.105     2.000      1.500
    2         20           6      6.285     15.367     2.000      1.500
    2         20           6      6.511     14.206     2.267      1.366
    2         20           6      6.774     14.908     2.300      1.355
    2         21           6      6.300     15.900     2.000      1.500


                                            Cut-off
                               Cut-off        Date      Remaining     Remaining   Original      Initial        Remaining
                                Date         Gross     Amortization    Term to    Term to    Interest-Only   Interest-Only   Gross
                              Principal     Interest       Term       Maturity    Maturity      Period          Period       Margin
Group   Type   Index Name    Balance ($)    Rate (%)   (Months)(1)    (Months)    (Months)     (Months)        (Months)       (%)
-----   ----   ----------   -------------   --------   ------------   ---------   --------   -------------   -------------   ------
    2   ARM    LIBOR_6MO       745,739.98      7.926            477         357        360             N/A             N/A    6.005
    2   ARM    LIBOR_6MO     5,234,094.80      7.638            597         357        360             N/A             N/A    6.578
    2   ARM    LIBOR_6MO    12,202,896.54      8.474            596         357        360             N/A             N/A    6.369
    2   ARM    LIBOR_6MO     1,041,581.20      8.102            597         357        360             N/A             N/A    6.462
    2   ARM    LIBOR_6MO     1,709,874.09      8.643            596         356        360             N/A             N/A    7.153
    2   ARM    LIBOR_6MO       495,560.57      7.625            594         354        360             N/A             N/A    7.500
    2   ARM    LIBOR_6MO       656,063.52      9.108            597         357        360             N/A             N/A    6.678
    2   ARM    LIBOR_6MO       310,276.07      7.875            597         357        360             N/A             N/A    6.975
    2   ARM    LIBOR_6MO       949,014.43      7.313            597         357        360             N/A             N/A    6.609
    2   ARM    LIBOR_6MO    17,580,067.93      7.275            597         357        360             N/A             N/A    6.424
    2   ARM    LIBOR_6MO    56,773,517.45      7.822            596         357        360             N/A             N/A    6.587
    2   ARM    LIBOR_6MO       379,839.51      8.490            596         356        360             N/A             N/A    7.990
    2   ARM    LIBOR_6MO       716,232.59      6.585            596         356        360             N/A             N/A    5.791
    2   ARM    LIBOR_6MO       749,525.08      6.635            597         357        360             N/A             N/A    7.500
    2   ARM    LIBOR_6MO       597,359.68      7.047            240         357        360             120             117    6.964
    2   ARM    LIBOR_6MO       109,596.79      7.685            240         357        360             120             117    5.725
    2   ARM    LIBOR_6MO       639,999.99      7.490            240         357        360             120             117    6.375
    2   ARM    LIBOR_6MO       599,999.99      6.550            240         356        360             120             116    5.000
    2   ARM    LIBOR_6MO       968,199.99      6.900            240         357        360             120             117    5.907
    2   ARM    LIBOR_6MO     5,004,264.97      7.544            300         356        360              60              56    6.230
    2   ARM    LIBOR_6MO    14,904,431.49      7.869            300         356        360              60              56    6.086
    2   ARM    LIBOR_6MO       114,256.68      8.000            300         356        360              60              56    6.050
    2   ARM    LIBOR_6MO     6,234,059.95      7.127            300         355        360              60              55    6.083
    2   ARM    LIBOR_6MO     4,520,498.10      8.064            300         356        360              60              56    6.064
    2   ARM    LIBOR_6MO       491,909.99      8.668            300         356        360              60              56    6.117
    2   ARM    LIBOR_6MO       195,760.00      8.195            300         357        360              60              57    5.700
    2   ARM    LIBOR_6MO       809,574.96      6.963            300         356        360              60              56    5.950
    2   ARM    LIBOR_6MO       585,839.96      7.150            300         356        360              60              56    5.923
    2   ARM    LIBOR_6MO       842,521.40      8.075            300         356        360              60              56    6.214
    2   ARM    LIBOR_6MO       420,198.08      7.148            300         357        360              60              57    6.001
    2   ARM    LIBOR_6MO     1,677,417.96      8.053            300         356        360              60              56    6.358
    2   ARM    LIBOR_6MO    24,544,591.48      7.121            300         356        360              60              56    6.045
    2   ARM    LIBOR_6MO    40,473,650.96      7.271            300         356        360              60              56    6.127
    2   ARM    LIBOR_6MO     1,462,030.86      7.650            300         354        360              60              54    5.950
    2   ARM    LIBOR_6MO       219,600.00      8.325            300         357        360              60              57    5.950
    2   ARM    LIBOR_6MO     2,222,176.41      7.249            356         356        360             N/A             N/A    6.071
    2   ARM    LIBOR_6MO    10,276,906.76      8.154            356         356        360             N/A             N/A    6.322
    2   ARM    LIBOR_6MO       270,199.52      9.400            356         356        360             N/A             N/A    6.300
    2   ARM    LIBOR_6MO       275,454.68      8.125            357         357        360             N/A             N/A    6.150
    2   ARM    LIBOR_6MO     1,978,989.03      7.899            356         356        360             N/A             N/A    6.070
    2   ARM    LIBOR_6MO        50,922.54      9.400            357         357        360             N/A             N/A    5.950
    2   ARM    LIBOR_6MO       823,578.92      9.732            356         356        360             N/A             N/A    6.399
    2   ARM    LIBOR_6MO       167,534.15      7.888            356         356        360             N/A             N/A    5.900
    2   ARM    LIBOR_6MO       478,739.02      7.174            356         356        360             N/A             N/A    5.994
    2   ARM    LIBOR_6MO       453,527.47      8.751            356         356        360             N/A             N/A    6.094
    2   ARM    LIBOR_6MO       222,928.50      8.119            356         356        360             N/A             N/A    6.118
    2   ARM    LIBOR_6MO     1,269,822.99      8.141            356         356        360             N/A             N/A    6.123
    2   ARM    LIBOR_6MO     2,741,470.21      8.527            356         356        360             N/A             N/A    6.087
    2   ARM    LIBOR_6MO       271,229.07      7.831            356         356        360             N/A             N/A    6.050
    2   ARM    LIBOR_6MO     1,080,998.09      8.537            476         356        360             N/A             N/A    6.266
    2   ARM    LIBOR_6MO     7,614,263.57      8.387            476         356        360             N/A             N/A    6.231
    2   ARM    LIBOR_6MO       185,160.27      8.400            475         355        360             N/A             N/A    6.050
    2   ARM    LIBOR_6MO     1,143,462.46      7.731            476         356        360             N/A             N/A    6.178
    2   ARM    LIBOR_6MO     6,025,862.01      8.246            476         356        360             N/A             N/A    6.107
    2   ARM    LIBOR_6MO       410,277.90      8.539            476         357        360             N/A             N/A    6.162
    2   ARM    LIBOR_6MO       363,773.04      8.285            476         356        360             N/A             N/A    6.204
    2   ARM    LIBOR_6MO       575,444.12      8.625            476         356        360             N/A             N/A    6.150
    2   ARM    LIBOR_6MO     1,153,730.95      7.586            476         356        360             N/A             N/A    6.054
    2   ARM    LIBOR_6MO     9,559,051.92      7.788            476         356        360             N/A             N/A    6.269
    2   ARM    LIBOR_6MO       419,816.40      7.635            597         357        360             N/A             N/A    5.100



          Next       Rate
          Rate       Reset
         Reset     Frequency   Minimum    Maximum    Initial   Periodic
Group   (Months)   (Months)    Rate (%)   Rate (%)   Cap (%)   Cap (%)
-----   --------   ---------   --------   --------   -------   --------
    2         21           6      6.005     14.926     2.000      1.500
    2         21           6      7.638     14.181     2.914      1.043
    2         21           6      8.474     14.974     3.000      1.000
    2         21           6      8.102     14.602     3.000      1.000
    2         20           6      8.643     15.143     3.000      1.000
    2         18           6      7.625     14.125     3.000      1.000
    2         21           6      9.108     15.608     3.000      1.000
    2         21           6      7.875     14.375     3.000      1.000
    2         21           6      7.313     13.813     3.000      1.000
    2         21           6      7.275     13.775     3.000      1.000
    2         21           6      7.815     14.329     2.985      1.007
    2         20           6      8.490     14.990     3.000      1.000
    2         20           6      6.585     13.085     3.000      1.000
    2         21           6      6.635     13.135     3.000      1.000
    2         21           6      7.047     13.547     3.000      1.000
    2         21           6      7.685     14.185     3.000      1.000
    2         21           6      7.490     13.990     3.000      1.000
    2         20           6      6.550     13.050     3.000      1.000
    2         21           6      6.900     13.400     3.000      1.000
    2         20           6      6.127     14.495     2.097      1.452
    2         20           6      6.389     14.734     2.212      1.385
    2         20           6      6.050     15.000     2.000      1.500
    2         19           6      6.196     14.058     2.137      1.432
    2         20           6      6.258     15.012     2.102      1.449
    2         20           6      7.901     15.668     2.000      1.500
    2         21           6      8.195     14.695     3.000      1.000
    2         20           6      5.950     13.963     2.000      1.500
    2         20           6      5.923     14.150     2.000      1.500
    2         20           6      6.214     15.075     2.000      1.500
    2         21           6      6.001     14.148     2.000      1.500
    2         20           6      6.358     15.053     2.000      1.500
    2         20           6      6.181     14.043     2.155      1.423
    2         20           6      6.352     14.163     2.216      1.392
    2         18           6      5.950     14.650     2.000      1.500
    2         21           6      5.950     15.325     2.000      1.500
    2         32           6      6.071     14.249     2.000      1.500
    2         32           6      6.437     15.062     2.111      1.424
    2         32           6      6.300     16.400     2.000      1.500
    2         33           6      6.150     15.125     2.000      1.500
    2         32           6      6.070     14.899     2.000      1.500
    2         33           6      5.950     16.400     2.000      1.500
    2         32           6      6.399     16.732     2.000      1.500
    2         32           6      5.900     14.888     2.000      1.500
    2         32           6      5.994     14.174     2.000      1.500
    2         32           6      6.094     15.751     2.000      1.500
    2         32           6      6.118     15.119     2.000      1.500
    2         32           6      6.123     15.141     2.000      1.500
    2         32           6      6.429     15.431     2.054      1.438
    2         32           6      6.050     14.831     2.000      1.500
    2         32           6      7.033     15.167     2.469      1.265
    2         32           6      6.492     15.369     2.013      1.517
    2         31           6      6.050     15.400     2.000      1.500
    2         32           6      6.178     14.731     2.000      1.500
    2         32           6      6.222     15.246     2.000      1.500
    2         33           6      7.639     15.539     2.000      1.647
    2         32           6      6.204     15.285     2.000      1.500
    2         32           6      6.150     15.625     2.000      1.500
    2         32           6      6.054     14.586     2.000      1.500
    2         32           6      6.568     14.768     2.039      1.480
    2         33           6      7.635     14.135     3.000      1.000


                                            Cut-off
                               Cut-off        Date      Remaining     Remaining   Original      Initial        Remaining
                                Date         Gross     Amortization    Term to    Term to    Interest-Only   Interest-Only   Gross
                              Principal     Interest       Term       Maturity    Maturity      Period          Period       Margin
Group   Type   Index Name    Balance ($)    Rate (%)   (Months)(1)    (Months)    (Months)     (Months)        (Months)       (%)
-----   ----   ----------   -------------   --------   ------------   ---------   --------   -------------   -------------   ------
    2   ARM    LIBOR_6MO       235,087.24      7.585            597         357        360             N/A             N/A    5.850
    2   ARM    LIBOR_6MO       427,404.99      6.770            240         357        360             120             117    6.850
    2   ARM    LIBOR_6MO       580,617.91      7.091            300         356        360              60              56    6.000
    2   ARM    LIBOR_6MO     6,172,577.62      7.963            300         356        360              60              56    6.027
    2   ARM    LIBOR_6MO       594,931.64      6.775            300         356        360              60              56    5.900
    2   ARM    LIBOR_6MO     2,810,647.63      6.882            300         357        360              60              57    5.970
    2   ARM    LIBOR_6MO        92,149.97     10.363            300         357        360              60              57    6.050
    2   ARM    LIBOR_6MO       487,999.96      7.876            300         356        360              60              56    6.143
    2   ARM    LIBOR_6MO       443,700.00      5.850            300         356        360              60              56    5.950
    2   ARM    LIBOR_6MO       696,197.97      7.706            300         356        360              60              56    6.050
    2   ARM    LIBOR_6MO     3,268,442.01      7.595            300         356        360              60              56    6.060
    2   ARM    LIBOR_6MO     8,871,581.71      7.043            300         356        360              60              56    6.055
    2   ARM    LIBOR_6MO       132,000.00      6.875            300         356        360              60              56    5.900
    2   ARM    LIBOR_6MO     4,352,972.10      7.967            356         356        360             N/A             N/A    6.827
    2   ARM    LIBOR_6MO       779,042.98      9.547            356         356        360             N/A             N/A    8.000
    2   ARM    LIBOR_6MO       538,316.48      5.800            357         357        360             N/A             N/A    7.750
    2   ARM    LIBOR_6MO     1,627,051.06      6.970            357         357        360             N/A             N/A    5.720
    2   ARM    LIBOR_6MO     4,255,221.33      7.150            477         357        360             N/A             N/A    6.212
    2   ARM    LIBOR_6MO       339,779.83      8.990            477         357        360             N/A             N/A    7.850
    2   ARM    LIBOR_6MO       865,810.07      6.363            477         357        360             N/A             N/A    6.819
    2   ARM    LIBOR_6MO     3,374,118.09      6.621            477         357        360             N/A             N/A    5.378
    2   ARM    LIBOR_6MO       819,795.15      6.760            476         356        360             N/A             N/A    6.735
    2   ARM    LIBOR_6MO     2,270,931.17      7.835            597         357        360             N/A             N/A    6.683
    2   ARM    LIBOR_6MO       813,999.03      7.500            596         356        360             N/A             N/A    6.250
    2   ARM    LIBOR_6MO       262,140.81      9.351            597         357        360             N/A             N/A    7.875
    2   ARM    LIBOR_6MO       722,097.68      6.990            597         357        360             N/A             N/A    6.350
    2   ARM    LIBOR_6MO     3,791,612.41      7.075            596         357        360             N/A             N/A    6.646
    2   ARM    LIBOR_6MO       553,145.01      6.600            597         357        360             N/A             N/A    6.000
    2   ARM    LIBOR_6MO       125,900.99      6.400            240         357        360             120             117    5.125
    2   ARM    LIBOR_6MO       212,500.00      6.575            240         357        360             120             117    6.125
    2   ARM    LIBOR_6MO       637,200.00      6.590            240         357        360             120             117    5.500
    2   ARM    LIBOR_6MO     3,800,944.25      5.910            240         357        360             120             117    4.303
    2   ARM    LIBOR_6MO       655,499.98      8.775            324         357        360              36              33    5.950
    2   ARM    LIBOR_6MO     1,976,225.58      6.700            300         357        360              60              57    6.544
    2   ARM    LIBOR_6MO     1,825,199.98      6.854            300         357        360              60              57    6.636
    2   ARM    LIBOR_6MO       350,100.00      6.745            300         356        360              60              56    6.000
    2   ARM    LIBOR_6MO       807,999.80      6.231            300         356        360              60              56    4.879
    2   ARM    LIBOR_6MO    15,982,969.61      6.195            300         357        360              60              57    5.150
    2   ARM    LIBOR_6MO     1,355,921.91      6.509            300         357        360              60              57    5.503
    2   ARM    LIBOR_6MO       450,000.00      7.175            240         356        360             120             116    7.375
    1   FRM       N/A           84,272.76      7.375            355         175        180             N/A             N/A      N/A
    1   FRM       N/A          525,507.20      6.910            476         357        360             N/A             N/A      N/A
    1   FRM       N/A        4,034,841.42      8.271            475         356        360             N/A             N/A      N/A
    1   FRM       N/A           75,974.41     11.145            477         357        360             N/A             N/A      N/A
    1   FRM       N/A          420,326.24      7.789            471         355        360             N/A             N/A      N/A
    1   FRM       N/A          343,365.92      7.320            475         355        360             N/A             N/A      N/A
    1   FRM       N/A          112,398.39      7.850            477         357        360             N/A             N/A      N/A
    1   FRM       N/A          341,576.12      7.682            476         356        360             N/A             N/A      N/A
    1   FRM       N/A        4,218,300.70      8.449            476         356        360             N/A             N/A      N/A
    1   FRM       N/A          743,353.51      8.622            597         357        360             N/A             N/A      N/A
    1   FRM       N/A          130,284.38      7.125            595         355        360             N/A             N/A      N/A
    1   FRM       N/A          141,236.09      8.900            595         355        360             N/A             N/A      N/A
    1   FRM       N/A          369,603.91      9.595            596         356        360             N/A             N/A      N/A
    1   FRM       N/A          182,264.42      6.990            596         356        360             N/A             N/A      N/A
    1   FRM       N/A          114,339.88      7.990            596         356        360             N/A             N/A      N/A
    1   FRM       N/A          220,592.30      6.500            592         356        360             N/A             N/A      N/A
    1   FRM       N/A        4,589,533.25      7.683            596         357        360             N/A             N/A      N/A
    1   FRM       N/A          271,812.86      5.642            177         177        180             N/A             N/A      N/A
    1   FRM       N/A          239,658.98      8.467            175         175        180             N/A             N/A      N/A
    1   FRM       N/A           49,623.11      9.645            177         177        180             N/A             N/A      N/A



          Next       Rate
          Rate       Reset
         Reset     Frequency   Minimum    Maximum    Initial   Periodic
Group   (Months)   (Months)    Rate (%)   Rate (%)   Cap (%)   Cap (%)
-----   --------   ---------   --------   --------   -------   --------
    2         33           6      7.585     14.085     3.000      1.000
    2         33           6      6.770     13.270     3.000      1.000
    2         32           6      6.000     14.091     2.000      1.500
    2         32           6      6.138     14.927     2.071      1.464
    2         32           6      5.900     13.775     2.000      1.500
    2         33           6      6.019     13.832     2.099      1.451
    2         33           6      6.050     17.363     2.000      1.500
    2         32           6      6.143     14.876     2.000      1.500
    2         32           6      5.850     12.850     2.000      1.500
    2         32           6      6.050     14.706     2.000      1.500
    2         32           6      5.991     14.595     2.000      1.500
    2         32           6      6.006     14.043     2.000      1.500
    2         32           6      5.900     13.875     2.000      1.500
    2         56           6      7.967     14.467     3.000      1.000
    2         56           6      9.547     16.047     3.000      1.000
    2         57           6      5.800     12.300     3.000      1.000
    2         57           6      6.970     13.470     3.000      1.000
    2         57           6      7.150     13.650     3.000      1.000
    2         57           6      8.990     15.490     3.000      1.000
    2         57           6      6.363     12.863     3.000      1.000
    2         57           6      6.621     13.121     3.000      1.000
    2         56           6      6.760     13.260     3.000      1.000
    2         57           6      7.835     14.335     3.000      1.000
    2         56           6      7.500     14.000     3.000      1.000
    2         57           6      9.351     15.851     3.000      1.000
    2         57           6      6.990     13.490     3.000      1.000
    2         57           6      7.075     13.575     3.000      1.000
    2         57           6      6.600     13.100     3.000      1.000
    2         57           6      6.400     12.900     5.000      1.000
    2         57           6      6.575     13.075     5.000      1.000
    2         57           6      6.590     13.090     5.000      1.000
    2         57           6      5.910     12.410     5.000      1.000
    2         57           6      8.775     15.775     2.000      2.000
    2         57           6      6.700     13.200     5.000      1.000
    2         57           6      6.854     13.354     5.000      1.000
    2         56           6      6.745     13.245     5.000      1.000
    2         56           6      6.231     12.731     5.000      1.000
    2         57           6      6.195     12.695     5.000      1.000
    2         57           6      6.509     13.009     5.000      1.000
    2         80           6      7.175     13.675     5.000      1.000
    1        N/A         N/A        N/A        N/A       N/A        N/A
    1        N/A         N/A        N/A        N/A       N/A        N/A
    1        N/A         N/A        N/A        N/A       N/A        N/A
    1        N/A         N/A        N/A        N/A       N/A        N/A
    1        N/A         N/A        N/A        N/A       N/A        N/A
    1        N/A         N/A        N/A        N/A       N/A        N/A
    1        N/A         N/A        N/A        N/A       N/A        N/A
    1        N/A         N/A        N/A        N/A       N/A        N/A
    1        N/A         N/A        N/A        N/A       N/A        N/A
    1        N/A         N/A        N/A        N/A       N/A        N/A
    1        N/A         N/A        N/A        N/A       N/A        N/A
    1        N/A         N/A        N/A        N/A       N/A        N/A
    1        N/A         N/A        N/A        N/A       N/A        N/A
    1        N/A         N/A        N/A        N/A       N/A        N/A
    1        N/A         N/A        N/A        N/A       N/A        N/A
    1        N/A         N/A        N/A        N/A       N/A        N/A
    1        N/A         N/A        N/A        N/A       N/A        N/A
    1        N/A         N/A        N/A        N/A       N/A        N/A
    1        N/A         N/A        N/A        N/A       N/A        N/A
    1        N/A         N/A        N/A        N/A       N/A        N/A


                                            Cut-off
                               Cut-off        Date      Remaining     Remaining   Original      Initial        Remaining
                                Date         Gross     Amortization    Term to    Term to    Interest-Only   Interest-Only   Gross
                              Principal     Interest       Term       Maturity    Maturity      Period          Period       Margin
Group   Type   Index Name    Balance ($)    Rate (%)   (Months)(1)    (Months)    (Months)     (Months)        (Months)       (%)
-----   ----   ----------   -------------   --------   ------------   ---------   --------   -------------   -------------   ------
    1   FRM       N/A          241,473.70      8.571            177         177        180             N/A             N/A    N/A
    1   FRM       N/A           69,327.54      6.895            177         177        180             N/A             N/A    N/A
    1   FRM       N/A          472,221.70      7.263            176         176        180             N/A             N/A    N/A
    1   FRM       N/A          410,182.04      7.618            357         357        360             N/A             N/A    N/A
    1   FRM       N/A        7,067,025.69      8.538            356         356        360             N/A             N/A    N/A
    1   FRM       N/A          475,296.51      8.133            354         354        357             N/A             N/A    N/A
    1   FRM       N/A        1,045,725.85      8.053            357         357        360             N/A             N/A    N/A
    1   FRM       N/A          588,504.88      7.715            300         300        304             N/A             N/A    N/A
    1   FRM       N/A          375,378.53      8.995            357         357        360             N/A             N/A    N/A
    1   FRM       N/A          275,041.91      8.874            357         357        360             N/A             N/A    N/A
    1   FRM       N/A          126,067.63      8.945            356         356        360             N/A             N/A    N/A
    1   FRM       N/A          155,741.09      8.990            357         357        360             N/A             N/A    N/A
    1   FRM       N/A          169,610.13      8.820            356         356        360             N/A             N/A    N/A
    1   FRM       N/A          139,489.58      8.874            356         356        359             N/A             N/A    N/A
    1   FRM       N/A          803,737.88      8.933            356         356        360             N/A             N/A    N/A
    1   FRM       N/A        1,785,042.57      7.268            356         356        359             N/A             N/A    N/A
    1   FRM       N/A        8,600,465.93      8.315            356         356        360             N/A             N/A    N/A
    1   FRM       N/A          224,517.40     11.490            351         175        180             N/A             N/A    N/A
    1   FRM       N/A          107,801.07     12.201            357         177        180             N/A             N/A    N/A
    1   FRM       N/A           70,780.20     12.300            177         177        180             N/A             N/A    N/A
    1   FRM       N/A           74,428.48     11.303            177         177        180             N/A             N/A    N/A
    1   FRM       N/A           62,386.66     11.125            177         177        180             N/A             N/A    N/A
    1   FRM       N/A           44,202.22     11.000            176         176        180             N/A             N/A    N/A
    1   FRM       N/A        2,716,760.93     10.572            356         356        359             N/A             N/A    N/A
    1   FRM       N/A        9,917,614.22     11.241            355         355        358             N/A             N/A    N/A
    1   FRM       N/A           50,499.83     10.600            355         355        360             N/A             N/A    N/A
    1   FRM       N/A           36,746.68      9.625            357         357        360             N/A             N/A    N/A
    1   FRM       N/A           66,558.30     12.277            356         356        360             N/A             N/A    N/A
    1   FRM       N/A          103,821.13     11.250            355         355        360             N/A             N/A    N/A
    1   FRM       N/A          208,535.70     11.581            356         356        359             N/A             N/A    N/A
    1   FRM       N/A          236,473.54     12.373            356         356        360             N/A             N/A    N/A
    1   FRM       N/A          147,822.42     10.513            357         357        360             N/A             N/A    N/A
    1   FRM       N/A           66,743.97     12.362            357         357        360             N/A             N/A    N/A
    1   FRM       N/A          196,080.23     11.815            356         356        360             N/A             N/A    N/A
    1   FRM       N/A          578,698.34     11.899            347         347        350             N/A             N/A    N/A
    1   FRM       N/A          167,283.19     11.557            356         356        360             N/A             N/A    N/A
    1   FRM       N/A          297,840.64     12.156            356         356        359             N/A             N/A    N/A
    1   FRM       N/A           69,806.86     12.160            356         356        360             N/A             N/A    N/A
    1   FRM       N/A          240,813.86     11.798            356         356        359             N/A             N/A    N/A
    1   FRM       N/A          120,691.83     10.433            356         356        360             N/A             N/A    N/A
    1   FRM       N/A        1,850,839.81     10.598            357         357        360             N/A             N/A    N/A
    1   FRM       N/A        4,251,913.87     11.462            356         356        359             N/A             N/A    N/A
    1   FRM       N/A           31,547.02     11.375            355         355        360             N/A             N/A    N/A
    1   FRM       N/A          202,067.66     10.382            356         356        360             N/A             N/A    N/A
    2   FRM       N/A        1,397,851.08      7.988            476         356        360             N/A             N/A    N/A
    2   FRM       N/A        3,734,335.99      8.402            477         357        360             N/A             N/A    N/A
    2   FRM       N/A          334,773.32      8.896            477         357        360             N/A             N/A    N/A
    2   FRM       N/A        1,370,699.70      7.713            477         357        360             N/A             N/A    N/A
    2   FRM       N/A        2,649,418.90      7.737            477         357        360             N/A             N/A    N/A
    2   FRM       N/A          119,926.96      9.200            477         357        360             N/A             N/A    N/A
    2   FRM       N/A          107,800.10      7.800            474         354        360             N/A             N/A    N/A
    2   FRM       N/A          764,750.99      8.657            477         357        360             N/A             N/A    N/A
    2   FRM       N/A          456,908.63      7.584            476         356        360             N/A             N/A    N/A
    2   FRM       N/A          650,282.89      8.140            476         357        360             N/A             N/A    N/A
    2   FRM       N/A        3,838,375.56      7.492            476         356        360             N/A             N/A    N/A
    2   FRM       N/A       11,031,491.40      7.524            476         356        360             N/A             N/A    N/A
    2   FRM       N/A          552,726.55      7.560            597         357        360             N/A             N/A    N/A
    2   FRM       N/A        1,133,178.12      8.376            597         357        360             N/A             N/A    N/A
    2   FRM       N/A          256,419.81      6.793            162         162        165             N/A             N/A    N/A
    2   FRM       N/A          354,046.94      7.976            177         177        180             N/A             N/A    N/A



          Next       Rate
          Rate       Reset
         Reset     Frequency   Minimum    Maximum    Initial   Periodic
Group   (Months)   (Months)    Rate (%)   Rate (%)   Cap (%)   Cap (%)
-----   --------   ---------   --------   --------   -------   --------
    1     N/A         N/A        N/A        N/A        N/A       N/A
    1     N/A         N/A        N/A        N/A        N/A       N/A
    1     N/A         N/A        N/A        N/A        N/A       N/A
    1     N/A         N/A        N/A        N/A        N/A       N/A
    1     N/A         N/A        N/A        N/A        N/A       N/A
    1     N/A         N/A        N/A        N/A        N/A       N/A
    1     N/A         N/A        N/A        N/A        N/A       N/A
    1     N/A         N/A        N/A        N/A        N/A       N/A
    1     N/A         N/A        N/A        N/A        N/A       N/A
    1     N/A         N/A        N/A        N/A        N/A       N/A
    1     N/A         N/A        N/A        N/A        N/A       N/A
    1     N/A         N/A        N/A        N/A        N/A       N/A
    1     N/A         N/A        N/A        N/A        N/A       N/A
    1     N/A         N/A        N/A        N/A        N/A       N/A
    1     N/A         N/A        N/A        N/A        N/A       N/A
    1     N/A         N/A        N/A        N/A        N/A       N/A
    1     N/A         N/A        N/A        N/A        N/A       N/A
    1     N/A         N/A        N/A        N/A        N/A       N/A
    1     N/A         N/A        N/A        N/A        N/A       N/A
    1     N/A         N/A        N/A        N/A        N/A       N/A
    1     N/A         N/A        N/A        N/A        N/A       N/A
    1     N/A         N/A        N/A        N/A        N/A       N/A
    1     N/A         N/A        N/A        N/A        N/A       N/A
    1     N/A         N/A        N/A        N/A        N/A       N/A
    1     N/A         N/A        N/A        N/A        N/A       N/A
    1     N/A         N/A        N/A        N/A        N/A       N/A
    1     N/A         N/A        N/A        N/A        N/A       N/A
    1     N/A         N/A        N/A        N/A        N/A       N/A
    1     N/A         N/A        N/A        N/A        N/A       N/A
    1     N/A         N/A        N/A        N/A        N/A       N/A
    1     N/A         N/A        N/A        N/A        N/A       N/A
    1     N/A         N/A        N/A        N/A        N/A       N/A
    1     N/A         N/A        N/A        N/A        N/A       N/A
    1     N/A         N/A        N/A        N/A        N/A       N/A
    1     N/A         N/A        N/A        N/A        N/A       N/A
    1     N/A         N/A        N/A        N/A        N/A       N/A
    1     N/A         N/A        N/A        N/A        N/A       N/A
    1     N/A         N/A        N/A        N/A        N/A       N/A
    1     N/A         N/A        N/A        N/A        N/A       N/A
    1     N/A         N/A        N/A        N/A        N/A       N/A
    1     N/A         N/A        N/A        N/A        N/A       N/A
    1     N/A         N/A        N/A        N/A        N/A       N/A
    1     N/A         N/A        N/A        N/A        N/A       N/A
    1     N/A         N/A        N/A        N/A        N/A       N/A
    2     N/A         N/A        N/A        N/A        N/A       N/A
    2     N/A         N/A        N/A        N/A        N/A       N/A
    2     N/A         N/A        N/A        N/A        N/A       N/A
    2     N/A         N/A        N/A        N/A        N/A       N/A
    2     N/A         N/A        N/A        N/A        N/A       N/A
    2     N/A         N/A        N/A        N/A        N/A       N/A
    2     N/A         N/A        N/A        N/A        N/A       N/A
    2     N/A         N/A        N/A        N/A        N/A       N/A
    2     N/A         N/A        N/A        N/A        N/A       N/A
    2     N/A         N/A        N/A        N/A        N/A       N/A
    2     N/A         N/A        N/A        N/A        N/A       N/A
    2     N/A         N/A        N/A        N/A        N/A       N/A
    2     N/A         N/A        N/A        N/A        N/A       N/A
    2     N/A         N/A        N/A        N/A        N/A       N/A
    2     N/A         N/A        N/A        N/A        N/A       N/A
    2     N/A         N/A        N/A        N/A        N/A       N/A


                                            Cut-off
                               Cut-off        Date      Remaining     Remaining   Original      Initial        Remaining
                                Date         Gross     Amortization    Term to    Term to    Interest-Only   Interest-Only   Gross
                              Principal     Interest       Term       Maturity    Maturity      Period          Period       Margin
Group   Type   Index Name    Balance ($)    Rate (%)   (Months)(1)    (Months)    (Months)     (Months)        (Months)       (%)
-----   ----   ----------   -------------   --------   ------------   ---------   --------   -------------   -------------   ------
    2   FRM       N/A          111,088.62      9.750            175         175        180             N/A             N/A    N/A
    2   FRM       N/A           49,549.78      8.320            177         177        180             N/A             N/A    N/A
    2   FRM       N/A          470,017.76      9.225            176         176        180             N/A             N/A    N/A
    2   FRM       N/A        1,862,339.99      8.519            356         356        360             N/A             N/A    N/A
    2   FRM       N/A        8,586,165.74      9.099            349         349        352             N/A             N/A    N/A
    2   FRM       N/A          287,461.95      8.400            357         357        360             N/A             N/A    N/A
    2   FRM       N/A          573,166.18      6.939            356         356        360             N/A             N/A    N/A
    2   FRM       N/A        5,032,710.31      8.154            357         357        360             N/A             N/A    N/A
    2   FRM       N/A          370,983.86      7.185            357         357        360             N/A             N/A    N/A
    2   FRM       N/A           55,200.47     11.850            357         357        360             N/A             N/A    N/A
    2   FRM       N/A        1,042,728.51      7.702            356         356        360             N/A             N/A    N/A
    2   FRM       N/A        2,074,344.12      9.569            353         353        356             N/A             N/A    N/A
    2   FRM       N/A          533,427.92      6.969            357         357        360             N/A             N/A    N/A
    2   FRM       N/A          630,979.81      7.467            356         356        360             N/A             N/A    N/A
    2   FRM       N/A          186,556.16      6.800            356         356        360             N/A             N/A    N/A
    2   FRM       N/A        1,089,380.51      8.328            357         357        360             N/A             N/A    N/A
    2   FRM       N/A          296,508.65      8.990            357         357        360             N/A             N/A    N/A
    2   FRM       N/A           55,261.34      8.950            356         356        360             N/A             N/A    N/A
    2   FRM       N/A          244,471.00      8.599            357         357        360             N/A             N/A    N/A
    2   FRM       N/A        1,656,870.74      8.302            356         356        360             N/A             N/A    N/A
    2   FRM       N/A        5,192,636.65      7.243            344         344        348             N/A             N/A    N/A
    2   FRM       N/A       13,806,920.06      8.123            355         355        359             N/A             N/A    N/A
    2   FRM       N/A          170,132.93      9.250            357         357        360             N/A             N/A    N/A
    2   FRM       N/A          128,000.00      7.420            240         357        360             120             117    N/A
    2   FRM       N/A          125,000.00      8.345            240         356        360             120             116    N/A
    2   FRM       N/A           76,534.11     10.165            340         171        180             N/A             N/A    N/A
    2   FRM       N/A          200,234.05     12.563            318         172        180             N/A             N/A    N/A
    2   FRM       N/A           65,537.29     12.875            356         176        180             N/A             N/A    N/A
    2   FRM       N/A          115,792.17     10.000            356         176        180             N/A             N/A    N/A
    2   FRM       N/A          247,568.05     11.207            345         173        180             N/A             N/A    N/A
    2   FRM       N/A           32,971.66     12.375            357         177        180             N/A             N/A    N/A
    2   FRM       N/A           19,683.28     10.750            350         171        180             N/A             N/A    N/A
    2   FRM       N/A           54,819.68     10.500            352         172        180             N/A             N/A    N/A
    2   FRM       N/A          311,736.90     11.400            349         174        180             N/A             N/A    N/A
    2   FRM       N/A           78,300.42     12.875            177         177        180             N/A             N/A    N/A
    2   FRM       N/A          227,500.35     11.324            177         177        180             N/A             N/A    N/A
    2   FRM       N/A           32,815.76     12.875            177         177        180             N/A             N/A    N/A
    2   FRM       N/A           59,793.01     11.375            177         177        180             N/A             N/A    N/A
    2   FRM       N/A           80,269.19     10.875            176         176        180             N/A             N/A    N/A
    2   FRM       N/A       11,493,817.98     11.041            356         356        360             N/A             N/A    N/A
    2   FRM       N/A       18,490,058.18     11.433            356         356        360             N/A             N/A    N/A
    2   FRM       N/A        1,791,396.96     11.291            355         355        359             N/A             N/A    N/A
    2   FRM       N/A          997,052.26     11.694            356         356        360             N/A             N/A    N/A
    2   FRM       N/A           54,932.42     10.400            357         357        360             N/A             N/A    N/A
    2   FRM       N/A           78,522.67     11.459            357         357        360             N/A             N/A    N/A
    2   FRM       N/A          255,599.56     10.600            356         356        360             N/A             N/A    N/A
    2   FRM       N/A          180,804.59     12.332            356         356        360             N/A             N/A    N/A
    2   FRM       N/A          277,590.25     11.778            356         356        360             N/A             N/A    N/A
    2   FRM       N/A        1,131,889.72     12.128            353         353        357             N/A             N/A    N/A
    2   FRM       N/A          558,344.22     10.470            351         351        354             N/A             N/A    N/A
    2   FRM       N/A          459,569.47     11.304            356         356        360             N/A             N/A    N/A
    2   FRM       N/A          275,223.82     12.371            356         356        359             N/A             N/A    N/A
    2   FRM       N/A          266,298.50     10.546            356         356        360             N/A             N/A    N/A
    2   FRM       N/A          460,600.47     11.351            356         356        360             N/A             N/A    N/A
    2   FRM       N/A           83,420.45      9.995            356         356        359             N/A             N/A    N/A
    2   FRM       N/A       12,120,903.20     10.630            356         356        360             N/A             N/A    N/A
    2   FRM       N/A       16,477,607.44     11.190            356         356        360             N/A             N/A    N/A
    2   FRM       N/A           78,505.15     10.230            357         357        360             N/A             N/A    N/A
    2   FRM       N/A          297,909.56     10.327            355         355        360             N/A             N/A    N/A
    2   FRM       N/A          117,797.77      9.857            356         356        360             N/A             N/A    N/A



          Next       Rate
          Rate       Reset
         Reset     Frequency   Minimum    Maximum    Initial   Periodic
Group   (Months)   (Months)    Rate (%)   Rate (%)   Cap (%)   Cap (%)
-----   --------   ---------   --------   --------   -------   --------
    2     N/A         N/A        N/A        N/A        N/A       N/A
    2     N/A         N/A        N/A        N/A        N/A       N/A
    2     N/A         N/A        N/A        N/A        N/A       N/A
    2     N/A         N/A        N/A        N/A        N/A       N/A
    2     N/A         N/A        N/A        N/A        N/A       N/A
    2     N/A         N/A        N/A        N/A        N/A       N/A
    2     N/A         N/A        N/A        N/A        N/A       N/A
    2     N/A         N/A        N/A        N/A        N/A       N/A
    2     N/A         N/A        N/A        N/A        N/A       N/A
    2     N/A         N/A        N/A        N/A        N/A       N/A
    2     N/A         N/A        N/A        N/A        N/A       N/A
    2     N/A         N/A        N/A        N/A        N/A       N/A
    2     N/A         N/A        N/A        N/A        N/A       N/A
    2     N/A         N/A        N/A        N/A        N/A       N/A
    2     N/A         N/A        N/A        N/A        N/A       N/A
    2     N/A         N/A        N/A        N/A        N/A       N/A
    2     N/A         N/A        N/A        N/A        N/A       N/A
    2     N/A         N/A        N/A        N/A        N/A       N/A
    2     N/A         N/A        N/A        N/A        N/A       N/A
    2     N/A         N/A        N/A        N/A        N/A       N/A
    2     N/A         N/A        N/A        N/A        N/A       N/A
    2     N/A         N/A        N/A        N/A        N/A       N/A
    2     N/A         N/A        N/A        N/A        N/A       N/A
    2     N/A         N/A        N/A        N/A        N/A       N/A
    2     N/A         N/A        N/A        N/A        N/A       N/A
    2     N/A         N/A        N/A        N/A        N/A       N/A
    2     N/A         N/A        N/A        N/A        N/A       N/A
    2     N/A         N/A        N/A        N/A        N/A       N/A
    2     N/A         N/A        N/A        N/A        N/A       N/A
    2     N/A         N/A        N/A        N/A        N/A       N/A
    2     N/A         N/A        N/A        N/A        N/A       N/A
    2     N/A         N/A        N/A        N/A        N/A       N/A
    2     N/A         N/A        N/A        N/A        N/A       N/A
    2     N/A         N/A        N/A        N/A        N/A       N/A
    2     N/A         N/A        N/A        N/A        N/A       N/A
    2     N/A         N/A        N/A        N/A        N/A       N/A
    2     N/A         N/A        N/A        N/A        N/A       N/A
    2     N/A         N/A        N/A        N/A        N/A       N/A
    2     N/A         N/A        N/A        N/A        N/A       N/A
    2     N/A         N/A        N/A        N/A        N/A       N/A
    2     N/A         N/A        N/A        N/A        N/A       N/A
    2     N/A         N/A        N/A        N/A        N/A       N/A
    2     N/A         N/A        N/A        N/A        N/A       N/A
    2     N/A         N/A        N/A        N/A        N/A       N/A
    2     N/A         N/A        N/A        N/A        N/A       N/A
    2     N/A         N/A        N/A        N/A        N/A       N/A
    2     N/A         N/A        N/A        N/A        N/A       N/A
    2     N/A         N/A        N/A        N/A        N/A       N/A
    2     N/A         N/A        N/A        N/A        N/A       N/A
    2     N/A         N/A        N/A        N/A        N/A       N/A
    2     N/A         N/A        N/A        N/A        N/A       N/A
    2     N/A         N/A        N/A        N/A        N/A       N/A
    2     N/A         N/A        N/A        N/A        N/A       N/A
    2     N/A         N/A        N/A        N/A        N/A       N/A
    2     N/A         N/A        N/A        N/A        N/A       N/A
    2     N/A         N/A        N/A        N/A        N/A       N/A
    2     N/A         N/A        N/A        N/A        N/A       N/A
    2     N/A         N/A        N/A        N/A        N/A       N/A
    2     N/A         N/A        N/A        N/A        N/A       N/A
    2     N/A         N/A        N/A        N/A        N/A       N/A


                                            Cut-off
                               Cut-off        Date      Remaining     Remaining   Original      Initial        Remaining
                                Date         Gross     Amortization    Term to    Term to    Interest-Only   Interest-Only   Gross
                              Principal     Interest       Term       Maturity    Maturity      Period          Period       Margin
Group   Type   Index Name    Balance ($)    Rate (%)   (Months)(1)    (Months)    (Months)     (Months)        (Months)       (%)
-----   ----   ----------   -------------   --------   ------------   ---------   --------   -------------   -------------   ------
    2   FRM       N/A           81,922.33     11.600            357         357        360             N/A             N/A    N/A
    2   FRM       N/A          121,752.23     10.650            355         355        359             N/A             N/A    N/A
    2   FRM       N/A          150,504.10     11.066            356         356        360             N/A             N/A    N/A
    2   FRM       N/A           84,283.23     11.216            356         356        360             N/A             N/A    N/A
    2   FRM       N/A        2,809,255.11     10.279            356         356        360             N/A             N/A    N/A
    2   FRM       N/A        2,981,400.41     11.040            356         356        360             N/A             N/A    N/A
    2   FRM       N/A           88,548.79     10.235            356         356        360             N/A             N/A    N/A
    2   FRM       N/A           34,605.88     10.235            357         357        360             N/A             N/A    N/A


          Next       Rate
          Rate       Reset
         Reset     Frequency   Minimum    Maximum    Initial   Periodic
Group   (Months)   (Months)    Rate (%)   Rate (%)   Cap (%)   Cap (%)
-----   --------   ---------   --------   --------   -------   --------
    2     N/A         N/A        N/A        N/A        N/A       N/A
    2     N/A         N/A        N/A        N/A        N/A       N/A
    2     N/A         N/A        N/A        N/A        N/A       N/A
    2     N/A         N/A        N/A        N/A        N/A       N/A
    2     N/A         N/A        N/A        N/A        N/A       N/A
    2     N/A         N/A        N/A        N/A        N/A       N/A
    2     N/A         N/A        N/A        N/A        N/A       N/A
    2     N/A         N/A        N/A        N/A        N/A       N/A



--------

(1) With respect to the assumed mortgage loans with an interest-only period, the remaining amortization period will not commence until the interest-only period has ended.

While it is assumed that each of the mortgage loans prepays at the specified constant percentages of the prepayment assumption, this is not likely to be the case. Moreover, discrepancies exist between the characteristics of the actual mortgage loans that will be delivered to the trustee or the custodian and characteristics of the mortgage loans assumed in preparing the tables in this prospectus supplement.

Interest Accrual Period

    Each Interest Accrual Period for the LIBOR Certificates will consist of the actual number of days elapsed from the distribution date preceding the month of the applicable distribution date (or, in the case of the first Interest Accrual Period, from the closing date) through the day before the applicable distribution date.

Defaults

    The yield to maturity of the LIBOR Certificates, and particularly the Class B and Class M certificates, will be sensitive to defaults on the mortgage loans. If a purchaser of a LIBOR Certificate calculates its anticipated yield based on an assumed rate of default and amount of losses that is lower than the default rate and amount of losses actually incurred, its actual yield to maturity will be lower than that so calculated. Holders of the LIBOR Certificates may not receive reimbursement for Applied Realized Loss Amounts in the months following the occurrence of those losses. In general, the earlier a loss occurs, the greater is the effect on an investor's yield to maturity. There can be no assurance as to the delinquency, foreclosure or loss experience with respect to the mortgage loans. Because the mortgage loans were underwritten in accordance with standards less stringent than those generally acceptable to Fannie Mae and Freddie Mac with regard to a borrower's credit standing and repayment ability, the risk of delinquencies with respect to, and losses on, the mortgage loans will be greater than that of mortgage loans underwritten in accordance with Fannie Mae and Freddie Mac standards.

Prepayment Considerations and Risks

    The rate of principal payments on the LIBOR Certificates, the aggregate amount of distributions on the LIBOR Certificates and the yields to maturity of the LIBOR Certificates will be related to the rate and timing of payments of principal on the mortgage loans in the related loan group. The rate of principal payments on the mortgage loans will in turn be affected by the amortization schedules of the mortgage loans and by the rate of principal prepayments (including for this purpose prepayments resulting from refinancing, liquidations of the mortgage loans due to defaults, casualties or condemnations and purchases by WMCMC or Barclays, as applicable, or purchases pursuant to the optional clean-up call, as described in this prospectus supplement). Because certain of the mortgage loans contain Prepayment Premiums, the rate of principal payments may be less than the rate of principal payments for mortgage loans which did not have Prepayment Premiums. The mortgage loans are subject to the "due-on-sale" provisions included in the mortgage loans. See "The Mortgage Loan Pool" in this prospectus supplement.

    Prepayments, liquidations and purchases of the mortgage loans (including any optional repurchase of the remaining mortgage loans in the issuing entity in connection with the termination of the issuing entity, in each case as described in this prospectus supplement) will result in distributions on the LIBOR Certificates of principal amounts which would otherwise be distributed over the remaining terms of the mortgage loans. Since the rate of payment of principal on the mortgage loans will depend on future events and a variety of other factors, no assurance can be given as to that rate or the rate of principal prepayments. The extent to which the yield to maturity of a class of LIBOR Certificates may vary from the anticipated yield will depend upon the degree to which that LIBOR Certificate is purchased at a discount or premium, and the degree to which the timing of payments on that LIBOR Certificate is sensitive to prepayments, liquidations and purchases of the mortgage loans. Further, an investor should consider the risk that, in the case of any LIBOR Certificate purchased at a discount, a slower than anticipated rate of principal payments (including prepayments) on the mortgage loans could result in an actual yield to that investor that is lower than the anticipated yield and, in the case of any LIBOR Certificate purchased at a premium, a faster than anticipated rate of principal payments on the mortgage loans could result in an actual yield to that investor that is lower than the anticipated yield.

    The rate of principal payments (including prepayments) on pools of mortgage loans may vary significantly over time and may be influenced by a variety of economic, geographic, social and other factors, including changes in borrowers' housing needs, job transfers, unemployment, borrowers' net equity in the mortgaged properties and servicing decisions. In general, if prevailing interest rates were to fall significantly below the interest rates on the fixed-rate mortgage loans, the mortgage loans could be subject to higher prepayment rates than if prevailing interest rates were to remain at or above the interest rates on the mortgage loans. Conversely, if prevailing interest rates were to rise significantly, the rate of prepayments on the fixed-rate mortgage loans would generally be expected to decrease. No assurances can be given as to the rate of prepayments on the mortgage loans in stable or changing interest rate environments.

    As is the case with fixed-rate mortgage loans, the adjustable-rate mortgage loans, or ARMs, may be subject to a greater rate of principal prepayments in a low interest rate environment. For example, if prevailing interest rates were to fall, borrowers with ARMs may be inclined to refinance their ARMs with a fixed rate loan to "lock in" a lower interest rate. The existence of the applicable periodic rate cap and Maximum Rate also may affect the likelihood of prepayments resulting from refinancings. In addition, the delinquency and loss experience of the ARMs may differ from that on the fixed rate mortgage loans because the amount of the monthly payments on the ARMs are subject to adjustment on each Adjustment Date. In addition, a substantial majority of the ARMs (the 2/28 Adjustable Rate Mortgage Loans, the 3/27 Adjustable Rate Mortgage Loans, the 5/25 Adjustable Rate Mortgage Loans, the 7/23 Adjustable Rate Mortgage Loans and the 10/20 Adjustable Rate Mortgage Loans) will not have their initial Adjustment Date until two years, three years, five years, seven years or ten years after their origination. The prepayment experience of the 2/28 Adjustable Rate Mortgage Loans, the 3/27 Adjustable Rate Mortgage Loans, the 5/25 Adjustable Rate Mortgage Loans, the 7/23 Adjustable Rate Mortgage Loans and the 10/20 Adjustable Rate Mortgage Loans may differ from that of the other ARMs. The 2/28 Adjustable Rate Mortgage Loans, the 3/27 Adjustable Rate Mortgage Loans, the 5/25 Adjustable Rate Mortgage Loans, the 7/23 Adjustable Rate Mortgage Loans and the 10/20 Adjustable Rate Mortgage Loans may be subject to greater rates of prepayments as they approach their initial Adjustment Dates even if market interest rates are only slightly higher or lower than the interest rates on the 2/28 Adjustable Rate Mortgage Loans, the 3/27 Adjustable Rate Mortgage Loans, the 5/25 Adjustable Rate Mortgage Loans, the 7/23 Adjustable Rate Mortgage Loans or the 10/20 Adjustable Rate Mortgage Loans (as the case may be) as borrowers seek to avoid changes in their monthly payments.

    The timing of changes in the rate of prepayments on the mortgage loans may significantly affect an investor's actual yield to maturity, even if the average rate of principal payments is consistent with an investor's expectation. In general, the earlier a prepayment of principal on the mortgage loans, the greater the effect on an investor's yield to maturity. The effect on an investor's yield as a result of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the LIBOR Certificates may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

    When a borrower prepays a mortgage loan in whole or in part prior to the due date in the related Prepayment Period for the mortgage loan, the borrower pays interest on the amount prepaid only to the date of prepayment instead of for the entire month. Absent sufficient Compensating Interest (to the extent available as described in this prospectus supplement to cover prepayment interest shortfalls resulting from voluntary principal prepayments in full), a shortfall will occur in the amount due to certificateholders since the certificateholders are generally entitled to receive a full month of interest. Also, when a borrower prepays a mortgage loan in part together with the scheduled payment for a month on or after the related due date, the principal balance of the mortgage loan is reduced by the amount in excess of the scheduled payment as of that due date, but the principal is not distributed to certificateholders until the distribution date in the next month; therefore, up to one month of interest shortfall accrues on the amount of such excess.

    To the extent that the amount of Compensating Interest is insufficient to cover the deficiency in interest payable as a result of the timing of a voluntary prepayment, the remaining deficiency will be allocated to the Offered Certificates, pro rata, according to the amount of interest to which each class of Offered Certificates would otherwise be entitled in reduction of that amount.

    The Pass-Through Rate for each class of LIBOR Certificates will be adjusted by reference to One-Month LIBOR, subject to the effects of the applicable limitations described in this prospectus supplement.

    The Pass-Through Rate for each class of LIBOR Certificates may be calculated by reference to the net interest rates of the mortgage loans, which, in the case of the adjustable rate mortgage loans, are based on the Loan Index. If the adjustable rate mortgage loans bearing higher interest rates, either through higher margins or an increase in the Loan Index (and consequently, higher net interest rates), were to prepay, the weighted average net interest rate would be lower than otherwise would be the case. Changes in One-Month LIBOR may not correlate with changes in the Loan Index. It is possible that a decrease in the Loan Index, which would be expected to result in faster prepayments, could occur simultaneously with an increased level of One-Month LIBOR. If the sum of One-Month LIBOR plus the applicable pass-through margin for a class or classes of LIBOR Certificates were to be higher than the Group I Loan Group Cap, the Group II Loan Group Cap or the Pool Cap, as applicable, the Pass-Through Rate on the related LIBOR Certificates would be lower than otherwise would be the case. Although holders of the LIBOR Certificates are entitled to receive any Basis Risk Carry Forward Amount from and to the extent of funds available for that purpose in the Excess Reserve Fund Account and the Supplemental Interest Account, there is no assurance that those funds will be available or sufficient for those purposes. The ratings of the LIBOR Certificates do not address the likelihood of the payment of any Basis Risk Carry Forward Amount.

Overcollateralization Provisions

    The operation of the overcollateralization provisions of the pooling and servicing agreement will affect the weighted average lives of the LIBOR Certificates and consequently the yields to maturity of those certificates. If at any time the Subordinated Amount is less than the Specified Subordinated Amount, Total Monthly Excess Spread and certain amounts available in the Supplemental Interest Account, if any, will be applied as distributions of principal of the class or classes of certificates then entitled to distributions of principal, thus reducing the weighted average lives of those certificates. The actual Subordinated Amount may change from distribution date to distribution date producing uneven distributions of Total Monthly Excess Spread. There can be no assurance that the Subordinated Amount will never be less than the Specified Subordinated Amount.

    Total Monthly Excess Spread generally is a function of the excess of interest collected or advanced on the mortgage loans over the interest required to pay interest on the LIBOR Certificates and expenses at the Expense Fee Rate, as well as Net Swap Payments. Mortgage loans with higher net interest rates will contribute more interest to the Total Monthly Excess Spread. Mortgage loans with higher net interest rates may prepay faster than mortgage loans with relatively lower net interest rates in response to a given change in market interest rates. Any disproportionate prepayments of mortgage loans with higher net interest rates may adversely affect the amount of Total Monthly Excess Spread available to make accelerated payments of principal of the LIBOR Certificates.

    As a result of the interaction of the foregoing factors, the effect of the overcollateralization provisions on the weighted average lives of the LIBOR Certificates may vary significantly over time and from class to class.

Subordinated Certificates

    Each class of Class M and Class B certificates provides credit enhancement for certain other classes of LIBOR Certificates that have a higher payment priority, and each class of Class M and Class B certificates may absorb losses on the mortgage loans. The weighted average lives of, and the yields to maturity on, the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2 and Class B-3 certificates will be progressively more sensitive, in that order, to the rate and timing of borrower defaults and the severity of ensuing losses on the mortgage loans. If the actual rate and severity of losses on the mortgage loans is higher than those assumed by a holder of a related Class M or Class B certificate, the actual yield to maturity on such holder's certificate may be lower than the yield expected by such holder based on that assumption. Realized Losses on the mortgage loans will reduce the Class Certificate Balance of the class of the related Class M and Class B certificates then outstanding with the lowest relative payment priority if and to the extent that the aggregate Class Certificate Balances of all classes of certificates, following all distributions on a distribution date exceeds the aggregate Stated Principal Balances of the mortgage loans. As a result of such a reduction of the Class Certificate Balance of a class of Subordinated Certificates, less interest will accrue on those classes than would otherwise be the case.

    The Principal Distribution Amount to be made to the holders of the LIBOR Certificates includes the net proceeds in respect of principal received upon the liquidation of a related mortgage loan. If such net proceeds are less than the unpaid principal balance of the liquidated mortgage loan, the total aggregate Stated Principal Balances of the mortgage loans will decline more than the aggregate Class Certificate Balances of the LIBOR Certificates, thus reducing the amount of the overcollateralization. If such difference is not covered by the amount of the overcollateralization, excess interest or payments received from the cap provider and after taking into account certain payments received or paid by the issuing entity pursuant to the interest rate swap agreement, the class of Class M and Class B certificates then outstanding with the lowest relative payment priority will bear such loss. In addition, the Class M and Class B certificates will generally not be entitled to any principal distributions prior to the related Stepdown Date or during the continuation of a Trigger Event (unless all of the certificates with a higher relative payment priority have been paid in full). Because a Trigger Event may be based on the delinquency, as opposed to the loss, experience on the mortgage loans, a holder of a Class M or Class B certificate may not receive distributions of principal for an extended period of time, even if the rate, timing and severity of Realized Losses on the applicable mortgage loans is consistent with such holder's expectations. Because of the disproportionate distribution of principal of the Class A certificates, depending on the timing of Realized Losses, the Class M and Class B certificates may bear a disproportionate percentage of the Realized Losses on the mortgage loans.

    For all purposes, the Class B-3 certificates will have the lowest payment priority of any class of Subordinated Certificates.

Effect on Yields Due to Rapid Prepayments

    Any net payment payable to the swap provider under the terms of the interest rate swap agreement will reduce amounts available for distribution to certificateholders, and may reduce the Pass-Through Rates on the LIBOR Certificates.

Weighted Average Lives of the LIBOR Certificates

    The weighted average life of a LIBOR Certificate is determined by (a) multiplying the amount of the reduction, if any, of the Class Certificate Balance of the certificate on each distribution date by the number of years from the date of issuance to that distribution date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in Class Certificate Balance of the certificate referred to in clause (a).

    For a discussion of the factors which may influence the rate of payments (including prepayments) of the mortgage loans, see "--Prepayment Considerations and Risks" above and "Yield and Prepayment Considerations" in the prospectus.

    In general, the weighted average lives of the LIBOR Certificates will be shortened if the level of prepayments of principal of the mortgage loans increases. However, the weighted average lives of the LIBOR Certificates will depend upon a variety of other factors, including the timing of changes in the rate of principal payments and the priority sequence of distributions of principal of the classes of certificates. See "Description of the Certificates--Distributions of Interest and Principal" in this prospectus supplement.

    The interaction of the foregoing factors may have different effects on various classes of LIBOR Certificates and the effects on any class may vary at different times during the life of that class. Accordingly, no assurance can be given as to the weighted average life of any class of LIBOR Certificates. Further, to the extent the prices of the LIBOR Certificates represent discounts or premiums to their respective original Class Certificate Balances, variability in the weighted average lives of those classes of LIBOR Certificates will result in variability in the related yields to maturity. For an example of how the weighted average lives of the classes of Offered Certificates may be affected at various constant percentages of the prepayment assumption, see "--Decrement Tables" below.

Decrement Tables

    The following tables indicate the percentages of the initial Class Certificate Balances of the classes of Offered Certificates that would be outstanding after each of the distribution dates shown at various constant percentages of the applicable prepayment assumption and the corresponding weighted average lives of those classes. The tables have been prepared on the basis of the structuring assumptions. It is not likely that (i) all of the mortgage loans will have the characteristics assumed, (ii) all of the mortgage loans will prepay at the constant percentages of the applicable prepayment assumption specified in the tables or at any other constant rate or (iii) all of the mortgage loans will prepay at the same rate. Moreover, the diverse remaining terms to maturity and interest rates of the mortgage loans could produce slower or faster principal distributions than indicated in the tables at the specified constant percentages of the applicable prepayment assumption, even if the weighted average remaining term to maturity and weighted average interest rates of the mortgage loans are consistent with the remaining terms to maturity and interest rates of the mortgage loans specified in the structuring assumptions.

                              Prepayment Scenarios

                         SCENARIO I     SCENARIO II   SCENARIO III   SCENARIO IV   SCENARIO V
                         ----------     -----------   ------------   -----------   ----------
% of Prepayment
Assumption...........         50%            75%           100%          125%          150%

              Percent of Initial Class Certificate Balance Outstanding(1)

                                                     Class A-2                                  Class M-1
      DISTRIBUTION DATE                         PREPAYMENT SCENARIO                        PREPAYMENT SCENARIO
-------------------------------    -----------------------------------------     ---------------------------------------
                                    I        II       III       IV        V       I       II       III       IV       V
                                   ---       ---      ---       ---      ---     ---      ---      ---       ---     ---
Initial Percentage.............    100       100      100       100      100     100      100       100      100     100
April 2008.....................     84        77       69        61       53     100      100       100      100     100
April 2009.....................     63        47       32        18        5     100      100       100      100     100
April 2010.....................     47        27       10         0        0     100      100       100       76      91
April 2011.....................     34        23       10         0        0     100       70       100       76      91
April 2012.....................     28        17       10         0        0      85       53        32       76      67
April 2013.....................     23        13        7         0        0      72       41        22       76      39
April 2014.....................     19        10        5         0        0      60       31        15       50      23
April 2015.....................     16         8        3         0        0      50       24        11       32      12
April 2016.....................     14         6        2         0        0      42       18         8       21       3
April 2017.....................     11         4        2         0        0      35       14         5       13       0
April 2018.....................      9         3        1         0        0      30       11         4        4       0
April 2019.....................      8         3        1         0        0      25        8         3        0       0
April 2020.....................      7         2        1         0        0      21        6         0        0       0
April 2021.....................      6         2        0         0        0      17        5         0        0       0
April 2022.....................      5         1        0         0        0      14        4         0        0       0
April 2023.....................      4         1        0         0        0      12        3         0        0       0
April 2024.....................      3         1        0         0        0      10        2         0        0       0
April 2025.....................      3         0        0         0        0       8        0         0        0       0
April 2026.....................      2         0        0         0        0       7        0         0        0       0
April 2027.....................      2         0        0         0        0       6        0         0        0       0
April 2028.....................      1         0        0         0        0       5        0         0        0       0
April 2029.....................      1         0        0         0        0       4        0         0        0       0
April 2030.....................      1         0        0         0        0       3        0         0        0       0
April 2031.....................      1         0        0         0        0       2        0         0        0       0
April 2032.....................      1         0        0         0        0       0        0         0        0       0
April 2033.....................      0         0        0         0        0       0        0         0        0       0
April 2034.....................      0         0        0         0        0       0        0         0        0       0
April 2035.....................      0         0        0         0        0       0        0         0        0       0
April 2036.....................      0         0        0         0        0       0        0         0        0       0
April 2037.....................      0         0        0         0        0       0        0         0        0       0
Weighted Average Life to
Maturity (years)(2)............   4.40      2.94     2.03      1.28     1.07    9.55     6.37      5.53     6.77    5.74
Weighted Average Life to Call
(years)(2)(3)..................   4.10      2.72     1.87      1.28     1.07    8.61     5.69      5.02     4.30    3.63

--------

(1)  Rounded to the nearest whole percentage.

(2)  The weighted average life of a certificate of any class is determined by
     (i) multiplying the net reduction, if any, of the Class Certificate Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing them by the aggregate of the net reductions of the Class Certificate Balance described in clause (i).

(3) Calculation assumes the exercise of the optional clean-up call on the earliest possible date.

              Percent of Initial Class Certificate Balance Outstanding(1)

                                                   Class M-2                                    Class M-3
      DISTRIBUTION DATE                        PREPAYMENT SCENARIO                         PREPAYMENT SCENARIO
-------------------------------    -----------------------------------------     ---------------------------------------
                                    I        II       III       IV        V       I       II       III       IV       V
                                   ---       ---      ---       ---      ---     ---      ---      ---       ---     ---
Initial Percentage.............    100       100      100       100      100     100      100       100      100     100
April 2008.....................    100       100      100       100      100     100      100       100      100     100
April 2009.....................    100       100      100       100      100     100      100       100      100     100
April 2010.....................    100       100      100       100      100     100      100       100      100     100
April 2011.....................    100        70       75       100       50     100       70        46      100      18
April 2012.....................     85        53       32        74       10      85       53        32       18      10
April 2013.....................     72        41       22        14        6      72       41        22       12       6
April 2014.....................     60        31       15         7        3      60       31        15        7       3
April 2015.....................     50        24       11         5        0      50       24        11        5       0
April 2016.....................     42        18        8         3        0      42       18         8        3       0
April 2017.....................     35        14        5         0        0      35       14         5        0       0
April 2018.....................     30        11        4         0        0      30       11         4        0       0
April 2019.....................     25         8        3         0        0      25        8         0        0       0
April 2020.....................     21         6        0         0        0      21        6         0        0       0
April 2021.....................     17         5        0         0        0      17        5         0        0       0
April 2022.....................     14         4        0         0        0      14        4         0        0       0
April 2023.....................     12         3        0         0        0      12        2         0        0       0
April 2024.....................     10         0        0         0        0      10        0         0        0       0
April 2025.....................      8         0        0         0        0       8        0         0        0       0
April 2026.....................      7         0        0         0        0       7        0         0        0       0
April 2027.....................      6         0        0         0        0       6        0         0        0       0
April 2028.....................      5         0        0         0        0       5        0         0        0       0
April 2029.....................      4         0        0         0        0       4        0         0        0       0
April 2030.....................      3         0        0         0        0       2        0         0        0       0
April 2031.....................      1         0        0         0        0       0        0         0        0       0
April 2032.....................      0         0        0         0        0       0        0         0        0       0
April 2033.....................      0         0        0         0        0       0        0         0        0       0
April 2034.....................      0         0        0         0        0       0        0         0        0       0
April 2035.....................      0         0        0         0        0       0        0         0        0       0
April 2036.....................      0         0        0         0        0       0        0         0        0       0
April 2037.....................      0         0        0         0        0       0        0         0        0       0
Weighted Average Life to
Maturity (years)(2)............   9.54      6.34     5.21      5.56     4.20    9.52     6.32      5.06     4.87    3.74
Weighted Average Life to Call
(years)(2)(3)..................   8.61      5.67     4.71      4.77     3.73    8.61     5.67      4.57     4.49    3.44

--------

(1)  Rounded to the nearest whole percentage.

(2)  The weighted average life of a certificate of any class is determined by
     (i) multiplying the net reduction, if any, of the Class Certificate Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing them by the aggregate of the net reductions of the Class Certificate Balance described in clause (i).

(3) Calculation assumes the exercise of the optional clean-up call on the earliest possible date.

              Percent of Initial Class Certificate Balance Outstanding(1)

                                                    Class M-4                                    Class M-5
      DISTRIBUTION DATE                         PREPAYMENT SCENARIO                          PREPAYMENT SCENARIO
-------------------------------     -----------------------------------------     ---------------------------------------
                                     I        II       III       IV        V       I       II       III       IV       V
                                    ---       ---      ---       ---      ---     ---      ---      ---       ---     ---
Initial Percentage.............     100       100      100       100      100      100      100       100      100    100
April 2008.....................     100       100      100       100      100      100      100       100      100    100
April 2009.....................     100       100      100       100      100      100      100       100      100    100
April 2010.....................     100       100      100       100       97      100      100       100      100     32
April 2011.....................     100        70       46        79       18      100       70        46       29     18
April 2012.....................      85        53       32        18       10       85       53        32       18     10
April 2013.....................      72        41       22        12        6       72       41        22       12      6
April 2014.....................      60        31       15         7        2       60       31        15        7      0
April 2015.....................      50        24       11         5        0       50       24        11        5      0
April 2016.....................      42        18        8         0        0       42       18         8        0      0
April 2017.....................      35        14        5         0        0       35       14         5        0      0
April 2018.....................      30        11        4         0        0       30       11         2        0      0
April 2019.....................      25         8        0         0        0       25        8         0        0      0
April 2020.....................      21         6        0         0        0       21        6         0        0      0
April 2021.....................      17         5        0         0        0       17        5         0        0      0
April 2022.....................      14         4        0         0        0       14        2         0        0      0
April 2023.....................      12         0        0         0        0       12        0         0        0      0
April 2024.....................      10         0        0         0        0       10        0         0        0      0
April 2025.....................       8         0        0         0        0        8        0         0        0      0
April 2026.....................       7         0        0         0        0        7        0         0        0      0
April 2027.....................       6         0        0         0        0        6        0         0        0      0
April 2028.....................       5         0        0         0        0        5        0         0        0      0
April 2029.....................       4         0        0         0        0        1        0         0        0      0
April 2030.....................       0         0        0         0        0        0        0         0        0      0
April 2031.....................       0         0        0         0        0        0        0         0        0      0
April 2032.....................       0         0        0         0        0        0        0         0        0      0
April 2033.....................       0         0        0         0        0        0        0         0        0      0
April 2034.....................       0         0        0         0        0        0        0         0        0      0
April 2035.....................       0         0        0         0        0        0        0         0        0      0
April 2036.....................       0         0        0         0        0        0        0         0        0      0
April 2037.....................       0         0        0         0        0        0        0         0        0      0
Weighted Average Life to
Maturity (years)(2)............    9.50      6.29     4.97      4.59     3.54     9.47     6.28      4.91     4.40   3.41
Weighted Average Life to Call
(years)(2)(3)..................    8.61      5.66     4.49      4.22     3.25     8.61     5.66      4.45     4.04   3.12

--------

(1)  Rounded to the nearest whole percentage.

(2)  The weighted average life of a certificate of any class is determined by
     (i) multiplying the net reduction, if any, of the Class Certificate Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing them by the aggregate of the net reductions of the Class Certificate Balance described in clause (i).

(3) Calculation assumes the exercise of the optional clean-up call on the earliest possible date.

              Percent of Initial Class Certificate Balance Outstanding(1)

                                                  Class M-6
      DISTRIBUTION DATE                       PREPAYMENT SCENARIO
-------------------------------    ----------------------------------------
                                    I        II       III       IV       V
                                   ---       ---      ---       ---     ---
Initial Percentage.............    100       100      100       100     100
April 2008.....................    100       100      100       100     100
April 2009.....................    100       100      100       100     100
April 2010.....................    100       100      100       100      32
April 2011.....................    100        70       46        29      18
April 2012.....................     85        53       32        18      10
April 2013.....................     72        41       22        12       6
April 2014.....................     60        31       15         7       0
April 2015.....................     50        24       11         4       0
April 2016.....................     42        18        8         0       0
April 2017.....................     35        14        5         0       0
April 2018.....................     30        11        0         0       0
April 2019.....................     25         8        0         0       0
April 2020.....................     21         6        0         0       0
April 2021.....................     17         5        0         0       0
April 2022.....................     14         0        0         0       0
April 2023.....................     12         0        0         0       0
April 2024.....................     10         0        0         0       0
April 2025.....................      8         0        0         0       0
April 2026.....................      7         0        0         0       0
April 2027.....................      6         0        0         0       0
April 2028.....................      4         0        0         0       0
April 2029.....................      0         0        0         0       0
April 2030.....................      0         0        0         0       0
April 2031.....................      0         0        0         0       0
April 2032.....................      0         0        0         0       0
April 2033.....................      0         0        0         0       0
April 2034.....................      0         0        0         0       0
April 2035.....................      0         0        0         0       0
April 2036.....................      0         0        0         0       0
April 2037.....................      0         0        0         0       0
Weighted Average Life to
Maturity (years)(2)............   9.44      6.25     4.85      4.26    3.30
Weighted Average Life to Call
(years)(2)(3)..................   8.61      5.66     4.41      3.92    3.03

--------

(1)  Rounded to the nearest whole percentage.

(2)  The weighted average life of a certificate of any class is determined by
     (i) multiplying the net reduction, if any, of the Class Certificate Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing them by the aggregate of the net reductions of the Class Certificate Balance described in clause (i).

(3) Calculation assumes the exercise of the optional clean-up call on the earliest possible date.

                         Schedule of Available Funds and
         Supplemental Interest Rate Cap Rates (Cash Cap)(1)(2) (cont'd)


        Hypothetical Available Funds and Supplemental Interest Rate Cap Table

    Assuming that prepayments on the mortgage loans occur at 100% of the applicable fixed-rate or adjustable-rate prepayment assumption (i.e., Scenario
III), that no losses are experienced with respect to the mortgage loans, that One-Month LIBOR and the Six-Month LIBOR Loan Index each remains constant at 20% and that the optional clean-up call is not exercised, the following table indicates the Available Funds and Supplemental Interest Rate Cap that would result for indicated distribution dates under an assumed hypothetical scenario. It is highly unlikely, however, that prepayments on the mortgage loans will occur at a constant rate of 100% of the applicable prepayment assumption or at any other constant percentage. There is no assurance, therefore, of whether or to what extent the actual interest rates on the mortgage loans on any distribution date will conform to the corresponding rate set forth for that distribution date in the following table.

                         Schedule of Available Funds and
              Supplemental Interest Rate Cap Rates (Cash Cap)(1)(2)


                               Class A-2    Class M-1    Class M-2    Class M-3    Class M-4    Class M-5    Class M-6
       Distribution             Cap (%)      Cap (%)      Cap (%)      Cap (%)      Cap (%)      Cap (%)      Cap (%)
           Date                Actual/360   Actual/360   Actual/360   Actual/360   Actual/360   Actual/360   Actual/360
----------------------------   ----------   ----------   ----------   ----------   ----------   ----------   ----------
May 2007                            20.23        20.40        20.45        20.60        21.10        21.50        21.85
June 2007                           20.23        20.40        20.45        20.60        21.10        21.50        21.85
July 2007                           20.23        20.40        20.45        20.60        21.10        21.50        21.85
August 2007                         20.23        20.40        20.45        20.60        21.10        21.50        21.85
September 2007                      20.23        20.40        20.45        20.60        21.10        21.50        21.85
October 2007                        20.23        20.40        20.45        20.60        21.10        21.50        21.85
November 2007                       20.23        20.40        20.45        20.60        21.10        21.50        21.85
December 2007                       20.23        20.40        20.45        20.60        21.10        21.50        21.85
January 2008                        20.23        20.40        20.45        20.60        21.10        21.50        21.85
February 2008                       20.23        20.40        20.45        20.60        21.10        21.50        21.85
March 2008                          20.23        20.40        20.45        20.60        21.10        21.50        21.85
April 2008                          20.23        20.40        20.45        20.60        21.10        21.50        21.85
May 2008                            20.23        20.40        20.45        20.60        21.10        21.50        21.85
June 2008                           20.23        20.40        20.45        20.60        21.10        21.50        21.85
July 2008                           20.23        20.40        20.45        20.60        21.10        21.50        21.85
August 2008                         20.23        20.40        20.45        20.60        21.10        21.50        21.85
September 2008                      20.23        20.40        20.45        20.60        21.10        21.50        21.85
October 2008                        20.23        20.40        20.45        20.60        21.10        21.50        21.85
November 2008                       20.23        20.40        20.45        20.60        21.10        21.50        21.85
December 2008                       20.23        20.40        20.45        20.60        21.10        21.50        21.85
January 2009                        20.23        20.40        20.45        20.60        21.10        21.50        21.85
February 2009                       20.23        20.40        20.45        20.60        21.10        21.50        21.85
March 2009                          20.23        20.40        20.45        20.60        21.10        21.50        21.85
April 2009                          20.23        20.40        20.45        20.60        21.10        21.50        21.85
May 2009                            20.23        20.40        20.45        20.60        21.10        21.50        21.85
June 2009                           20.23        20.40        20.45        20.60        21.10        21.50        21.85
July 2009                           20.23        20.40        20.45        20.60        21.10        21.50        21.85
August 2009                         20.23        20.40        20.45        20.60        21.10        21.50        21.85
September 2009                      20.23        20.40        20.45        20.60        21.10        21.50        21.85
October 2009                        20.23        20.40        20.45        20.60        21.10        21.50        21.85
November 2009                       20.23        20.40        20.45        20.60        21.10        21.50        21.85
December 2009                       20.23        20.40        20.45        20.60        21.10        21.50        21.85
January 2010                        20.23        20.40        20.45        20.60        21.10        21.50        21.85
February 2010                       20.23        20.40        20.45        20.60        21.10        21.50        21.85
March 2010                          20.23        20.40        20.45        20.60        21.10        21.50        21.85
April 2010                          20.23        20.40        20.45        20.60        21.10        21.50        21.85
May 2010                            20.23        20.40        20.45        20.60        21.10        21.50        21.85
June 2010                           20.23        20.40        20.45        20.60        21.10        21.50        21.85

-------------
(1) Annualized interest rate based on total interest paid to the applicable class of certificates including Accrued Certificate Interest, Unpaid Interest Amounts and Basis Risk Carry Forward Amounts divided by the assumed Class Certificate Balance. This includes any payments made from the interest rate swap agreement and the interest rate cap agreement.
(2) Assumes 100% prepayment assumption, no losses, One-Month LIBOR of 20% and Six-Month LIBOR Loan Index of 20%. Assumes the optional clean-up call is not exercised.

                         Schedule of Available Funds and
         Supplemental Interest Rate Cap Rates (Cash Cap)(1)(2) (cont'd)

                               Class A-2    Class M-1    Class M-2    Class M-3    Class M-4    Class M-5    Class M-6
       Distribution             Cap (%)      Cap (%)      Cap (%)      Cap (%)      Cap (%)      Cap (%)      Cap (%)
           Date                Actual/360   Actual/360   Actual/360   Actual/360   Actual/360   Actual/360   Actual/360
----------------------------   ----------   ----------   ----------   ----------   ----------   ----------   ----------
July 2010                           20.23        20.40        20.45        20.60        21.10        21.50        21.85
August 2010                         20.23        20.40        20.45        20.60        21.10        21.50        21.85
September 2010                      20.23        20.40        20.45        20.60        21.10        21.50        21.85
October 2010                        20.23        20.40        20.45        20.60        21.10        21.50        21.85
November 2010                       20.23        20.40        20.45        20.60        21.10        21.50        21.85
December 2010                       20.23        20.40        20.45        20.60        21.10        21.50        21.85
January 2011                        20.23        20.40        20.45        20.60        21.10        21.50        21.85
February 2011                       20.23        20.40        20.45        20.60        21.10        21.50        21.85
March 2011                          20.23        20.40        20.45        20.60        21.10        21.50        21.85
April 2011                          20.23        20.40        20.45        20.60        21.10        21.50        21.85
May 2011                            20.23        20.40        20.45        20.60        21.10        21.50        21.85
June 2011                           20.23        20.40        20.45        20.60        21.10        21.50        21.85
July 2011                           20.23        20.40        20.45        20.60        21.10        21.50        21.85
August 2011                         20.23        20.40        20.45        20.60        21.10        21.50        21.85
September 2011                      20.23        20.40        20.45        20.60        21.10        21.50        21.85
October 2011                        20.23        20.40        20.45        20.60        21.10        21.50        21.85
November 2011                       20.23        20.40        20.45        20.60        21.10        21.50        21.85
December 2011                       20.23        20.40        20.45        20.60        21.10        21.50        21.85
January 2012                        20.23        20.40        20.45        20.60        21.10        21.50        21.85
February 2012                       20.23        20.40        14.49        11.35        11.35        11.35        11.35
March 2012                          20.23        20.40        26.22        12.11        12.11        12.11        12.11
April 2012                          20.23        20.40        14.07        11.32        11.32        11.32        11.32
May 2012                            20.23        20.40        19.59        11.68        11.68        11.68        11.68
June 2012                           20.23        20.40        13.59        11.28        11.28        11.28        11.28
July 2012                           20.23        20.40        19.20        11.65        11.65        11.65        11.65
August 2012                         20.23        20.40        13.74        11.31        11.31        11.31        11.31
September 2012                      20.23        20.40        13.49        11.30        11.30        11.30        11.30
October 2012                        20.23        20.40        18.97        11.65        11.65        11.65        11.65
November 2012                       20.23        20.40        12.98        11.26        11.26        11.26        11.26
December 2012                       20.23        20.40        18.45        11.62        11.62        11.62        11.62
January 2013                        20.23        20.40        12.57        11.24        11.24        11.24        11.24
February 2013                       20.23        20.40        12.70        11.26        11.26        11.26        11.26
March 2013                          20.23        20.40        30.79        12.44        12.44        12.44        12.44
April 2013                          20.23        20.40        12.18        11.22        11.22        11.22        11.22
May 2013                            20.23        20.40        17.62        11.58        11.58        11.58        11.58
June 2013                           20.23        20.40        11.66        11.18        11.18        11.18        11.18
July 2013                           20.23        20.40        17.16        11.55        11.55        11.55        11.55
August 2013                         20.23        20.40        11.47        11.18        11.18        11.18        11.18
September 2013                      20.46        19.21        11.16        11.16        11.16        11.16        11.16
October 2013                        20.46        22.10        13.19        11.52        11.52        11.52        11.52
November 2013                       20.46        18.79        11.13        11.13        11.13        11.13        11.13
December 2013                       20.46        22.56        12.12        11.48        11.48        11.48        11.48
January 2014                        20.46        18.46        11.10        11.10        11.10        11.10        11.10
February 2014                       20.46        18.37        11.10        11.10        11.10        11.10        11.10
March 2014                          20.46        25.79        20.25        12.27        12.27        12.27        12.27
April 2014                          20.46        17.95        11.06        11.06        11.06        11.06        11.06
May 2014                            20.46        22.23        11.41        11.41        11.41        11.41        11.41
June 2014                           20.46        17.53        11.02        11.02        11.02        11.02        11.02
July 2014                           20.46        21.81        11.37        11.37        11.37        11.37        11.37
August 2014                         20.46        17.13        10.99        10.99        10.99        10.99        10.99
September 2014                      20.46        16.92        10.97        10.97        10.97        10.97        10.97
October 2014                        20.46        21.16        11.32        11.32        11.32        11.32        11.32
November 2014                       20.46        16.50        10.94        10.94        10.94        10.94        10.94
December 2014                       20.46        20.73        11.28        11.28        11.28        11.28        11.28
January 2015                        20.46        16.09        10.90        10.90        10.90        10.90        10.90
February 2015                       20.46        15.88        10.88        10.88        10.88        10.88        10.88
March 2015                          20.46        29.88        12.03        12.03        12.03        12.03        12.03
April 2015                          20.46        15.47        10.85        10.85        10.85        10.85        10.85
May 2015                            20.46        19.66        11.19        11.19        11.19        11.19        11.19
--------

(1) Annualized interest rate based on total interest paid to the applicable class of certificates including Accrued Certificate Interest, Unpaid Interest Amounts and Basis Risk Carry Forward Amounts divided by the assumed Class Certificate Balance. This includes any payments made from the interest rate swap agreement and the interest rate cap agreement.
(2) Assumes 100% prepayment assumption, no losses, One-Month LIBOR of 20% and Six-Month LIBOR Loan Index of 20%. Assumes the optional clean-up call is not exercised.

                         Schedule of Available Funds and
         Supplemental Interest Rate Cap Rates (Cash Cap)(1)(2) (cont'd)

                               Class A-2    Class M-1    Class M-2    Class M-3    Class M-4    Class M-5    Class M-6
       Distribution             Cap (%)      Cap (%)      Cap (%)      Cap (%)      Cap (%)      Cap (%)      Cap (%)
           Date                Actual/360   Actual/360   Actual/360   Actual/360   Actual/360   Actual/360   Actual/360
----------------------------   ----------   ----------   ----------   ----------   ----------   ----------   ----------
June 2015                           20.46        15.05        10.81        10.81        10.81        10.81        10.81
July 2015                           20.46        19.23        11.15        11.15        11.15        11.15        11.15
August 2015                         20.46        14.63        10.78        10.78        10.78        10.78        10.78
September 2015                      20.46        14.43        10.76        10.76        10.76        10.76        10.76
October 2015                        20.46        18.59        11.10        11.10        11.10        11.10        11.10
November 2015                       20.46        14.01        10.72        10.72        10.72        10.72        10.72
December 2015                       15.32        11.06        11.06        11.06        11.06        11.06        11.06
January 2016                        13.39        10.69        10.69        10.69        10.69        10.69        10.69
February 2016                       13.44        10.67        10.67        10.67        10.67        10.67        10.67
March 2016                          14.42        11.39        11.39        11.39        11.39        11.39        11.39
April 2016                          13.55        10.63        10.63        10.63        10.63        10.63        10.63
May 2016                            14.06        10.97        10.97        10.97        10.97        10.97        10.97
June 2016                           13.67        10.60        10.60        10.60        10.60        10.60        10.60
July 2016                           14.19        10.93        10.93        10.93        10.93        10.93        10.93
August 2016                         13.80        10.56        10.56        10.56        10.56        10.56        10.56
September 2016                      13.86        10.55        10.55        10.55        10.55        10.55        10.55
October 2016                        14.40        10.88        10.88        10.88        10.88        10.88        10.88
November 2016                       14.01        10.51        10.51        10.51        10.51        10.51        10.51
December 2016                       14.55        10.84        10.84        10.84        10.84        10.84        10.84
January 2017                        14.18        10.53        10.53        10.53        10.53        10.53        10.53
February 2017                       14.81        10.96        10.96        10.96        10.96        10.96        10.96
March 2017                          16.50        12.11        12.11        12.11        12.11        12.11        12.11
April 2017                          15.00        10.93        10.93        10.93        10.93        10.93        10.93
May 2017                            15.60        11.28        11.28        11.28        11.28        11.28        11.28
June 2017                           15.19        10.90        10.90        10.90        10.90        10.90        10.90
July 2017                           15.81        11.26        11.26        11.26        11.26        11.26        11.26
August 2017                         15.53        10.97        10.97        10.97        10.97        10.97        10.97
September 2017                      15.64        10.96        10.96        10.96        10.96        10.96        10.96
October 2017                        16.28        11.31        11.31        11.31        11.31        11.31        11.31
November 2017                       15.87        10.93        10.93        10.93        10.93        10.93        10.93
December 2017                       16.52        11.28        11.28        11.28        11.28        11.28        11.28
January 2018                        16.12        10.91        10.91        10.91        10.91        10.91        10.91
February 2018                       16.31        10.94        10.94        10.94        10.94        10.94        10.94
March 2018                          18.20        12.10        12.10        12.10        12.10        12.10            -
April 2018                          16.58        10.92        10.92        10.92        10.92        10.92            -
May 2018                            17.28        11.27        11.27        11.27        11.27        11.27            -
June 2018                           16.86        10.89        10.89        10.89        10.89        10.89            -
July 2018                           17.58        11.24        11.24        11.24        11.24        11.24            -
August 2018                         17.17        10.87        10.87        10.87        10.87            -            -
September 2018                      17.32        10.85        10.85        10.85        10.85            -            -
October 2018                        18.07        11.20        11.20        11.20        11.20            -            -
November 2018                       17.65        10.83        10.83        10.83        10.83            -            -
December 2018                       18.42        11.18        11.18        11.18        11.18            -            -
January 2019                        18.00        10.80        10.80        10.80            -            -            -
February 2019                       18.18        10.79        10.79        10.79            -            -            -
March 2019                          20.33        11.93        11.93        11.93            -            -            -
April 2019                          18.56        10.77        10.77        10.77            -            -            -
May 2019                            19.38        11.11        11.11        11.11            -            -            -
June 2019                           18.96        10.74        10.74            -            -            -            -
July 2019                           19.80        11.09        11.09            -            -            -            -
August 2019                         19.38        10.72        10.72            -            -            -            -
September 2019                      19.60        10.71        10.71            -            -            -            -
October 2019                        20.48        11.05        11.05            -            -            -            -
November 2019                       20.06        10.68        10.68            -            -            -            -
December 2019                       20.97        11.03        11.03            -            -            -            -
January 2020                        20.54        10.66            -            -            -            -            -
February 2020                       20.79        10.65            -            -            -            -            -
March 2020                          22.50        11.37            -            -            -            -            -
April 2020                          21.31        10.62            -            -            -            -            -
--------

(1) Annualized interest rate based on total interest paid to the applicable class of certificates including Accrued Certificate Interest, Unpaid Interest Amounts and Basis Risk Carry Forward Amounts divided by the assumed Class Certificate Balance. This includes any payments made from the interest rate swap agreement and the interest rate cap agreement.
(2) Assumes 100% prepayment assumption, no losses, One-Month LIBOR of 20% and Six-Month LIBOR Loan Index of 20%. Assumes the optional clean-up call is not exercised.

                         Schedule of Available Funds and
         Supplemental Interest Rate Cap Rates (Cash Cap)(1)(2) (cont'd)


                               Class A-2    Class M-1    Class M-2    Class M-3    Class M-4    Class M-5    Class M-6
       Distribution             Cap (%)      Cap (%)      Cap (%)      Cap (%)      Cap (%)      Cap (%)      Cap (%)
           Date                Actual/360   Actual/360   Actual/360   Actual/360   Actual/360   Actual/360   Actual/360
----------------------------   ----------   ----------   ----------   ----------   ----------   ----------   ----------
May 2020                            22.31        10.97            -            -            -            -            -
June 2020                           21.87        10.60            -            -            -            -            -
July 2020                           23.07            -            -            -            -            -            -
August 2020                         23.01            -            -            -            -            -            -
September 2020                      23.76            -            -            -            -            -            -
October 2020                        25.40            -            -            -            -            -            -
November 2020                       25.49            -            -            -            -            -            -
December 2020                       27.39            -            -            -            -            -            -
January 2021                        27.63            -            -            -            -            -            -
February 2021                       28.90            -            -            -            -            -            -
March 2021                          33.59            -            -            -            -            -            -
April 2021                          31.97            -            -            -            -            -            -
May 2021                            34.98            -            -            -            -            -            -
June 2021                           36.03            -            -            -            -            -            -
July 2021                           39.87            -            -            -            -            -            -
August 2021                         41.65            -            -            -            -            -            -
September 2021                      45.44            -            -            -            -            -            -
October 2021                        51.80            -            -            -            -            -            -
November 2021                       56.15            -            -            -            -            -            -
December 2021 and thereafter            -            -            -            -            -            -            -















--------

(1) Annualized interest rate based on total interest paid to the applicable class of certificates including Accrued Certificate Interest, Unpaid Interest Amounts and Basis Risk Carry Forward Amounts divided by the assumed Class Certificate Balance. This includes any payments made from the interest rate swap agreement and the interest rate cap agreement.
(2) Assumes 100% prepayment assumption, no losses, One-Month LIBOR of 20% and Six-Month LIBOR Loan Index of 20%. Assumes the optional clean-up call is not exercised.

        Final Scheduled Distribution Date

    The final scheduled distribution date for each class of LIBOR Certificates is the distribution date occurring in February 2037.

    The final scheduled distribution date for each class of LIBOR Certificates is the date on which the initial Class Certificate Balance set forth on the cover page of this prospectus supplement for that class would be reduced to zero. The final scheduled distribution dates for all classes have been calculated as the distribution date occurring in the month following the latest maturity date of any mortgage loan.

    Since the rate of distributions in reduction of the Class Certificate Balance of each class of LIBOR Certificates will depend on the rate of payment (including prepayments) of the mortgage loans, the Class Certificate Balance of each class could be reduced to zero significantly earlier or later than the final scheduled distribution date. The rate of payments on the mortgage loans will depend on their particular characteristics, as well as on prevailing interest rates from time to time and other economic factors, and no assurance can be given as to the actual payment experience of the mortgage loans. See "--Prepayment Considerations and Risks" and "--Weighted Average Lives of the LIBOR Certificates" above in this prospectus supplement and "Yield and Prepayment Considerations" in the prospectus.

                        FEDERAL INCOME TAX CONSIDERATIONS

    The discussion in this section and in the section "Federal Income Tax Consequences" in the prospectus is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. The discussion below and in the prospectus does not purport to deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules. Investors may wish to consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the LIBOR Certificates. References in this section and in the "ERISA Considerations" sections of this prospectus supplement to the "Code" and "Sections" are to the Internal Revenue Code of 1986, as amended.

General

    The pooling and servicing agreement provides that the issuing entity (exclusive of the interest rate swap agreement, the interest rate cap agreement, the assets held in the Excess Reserve Fund Account and the Supplemental Interest Account and the right of each class of LIBOR Certificates to receive Basis Risk Carry Forward Amounts) will comprise multiple REMICs (the "Trust REMICs") organized in a tiered REMIC structure. Each class of LIBOR Certificates (exclusive of the right to receive Basis Risk Carry Forward Amounts) represents ownership of a regular interest (a "Regular Interest") in a Trust REMIC. The Class R certificates will represent ownership of the sole class of residual interest in each of the Trust REMICs. In addition, each class of LIBOR Certificates will represent a beneficial interest in the right to receive payments of Basis Risk Carry Forward Amounts from the Excess Reserve Fund Account and the Supplemental Interest Account. Elections will be made to treat each of the Trust REMICs as a REMIC for federal income tax purposes.

    Upon the issuance of the LIBOR Certificates, Cadwalader, Wickersham & Taft LLP ("Tax Counsel") will deliver its opinion to the effect that, assuming compliance with the pooling and servicing agreement, for federal income tax purposes, the Trust REMICs will each qualify as a REMIC within the meaning of
Section 860D of the Code, and the portion of the issuing entity exclusive of the Trust REMICs will be treated as a grantor trust for federal income tax purposes.

Taxation of Regular Interests

    A holder of a class of LIBOR Certificates will be treated for federal income tax purposes as owning an interest in the corresponding class of regular interests in a Trust REMIC. In addition, as described under "--The Basis Risk Contract Component" below, the pooling and servicing agreement provides that each holder of a LIBOR Certificate will be treated as owning an interest in a limited recourse notional principal contract (the "Basis Risk Contracts"), representing the right to receive Basis Risk Carry Forward Amounts from the Excess Reserve Fund Account and the Supplemental Interest Account. The Regular Interest component of a LIBOR Certificate will be entitled to receive interest and principal payments at the times and in the amounts equal to those made on the LIBOR Certificate to which it corresponds, except that (i) the maximum interest rate of that Regular Interest component will equal the Group I Loan Group Cap, the Group II Loan Group Cap or the Pool Cap, as applicable, computed for this purpose without regard to any Swap Termination Payment, and (ii) any Swap Termination Payment payable from Available Funds will be treated as being payable first from Net Monthly Excess Cash Flow and second from amounts distributed on the Regular Interests. As a result of the foregoing, the amount of distributions on the Regular Interest component of a LIBOR Certificate may exceed the actual amount of distributions on the LIBOR Certificate.

    A holder of a LIBOR Certificate must allocate its purchase price for the LIBOR Certificate between its Regular Interest component and the Basis Risk Contract component. To the extent the Basis Risk Contract component has significant value, the Regular Interest component will be viewed as having been issued with a lesser premium or an additional amount of original issue discount ("OID") (which could cause the total amount of OID to exceed a statutorily defined de minimis amount). See "Federal Income Tax Consequences--Taxation of Owners of Regular Securities--Original Issue Discount" in the prospectus.

    Upon the sale, exchange, or other disposition of a LIBOR Certificate, the holder must allocate the amount realized between the components of the LIBOR Certificate based on the relative fair market values of those components at the time of sale. Assuming that a LIBOR Certificate is held as a "capital asset" within the meaning of Section 1221 of the Code, gain or loss on the disposition of an interest in the Basis Risk Contract component should be capital gain or loss and gain or loss on the Regular Interest component will be treated as described in the prospectus under "Federal Income Tax Consequences--Taxation of Owners of Regular Securities--Sale or Exchange of Regular Securities."

    Interest on the Regular Interest component of a LIBOR Certificate must be included in income by a holder under the accrual method of accounting, regardless of the holder's regular method of accounting. In addition, the Regular Interest components of the LIBOR Certificates could be considered to have been issued with OID. See "Federal Income Tax Consequences--Taxation of Owners of Regular Securities--Original Issue Discount" in the prospectus. The prepayment assumption that will be used in determining the accrual of any OID, market discount, or bond premium, if any, will be a rate equal to 100% of the applicable prepayment assumption. No representation is made that the mortgage loans will prepay at such a rate or at any other rate. OID must be included in income as it accrues on a constant yield method, regardless of whether the holder receives currently the cash attributable to such OID.

Status of the LIBOR Certificates

    The Regular Interest components of the LIBOR Certificates will be treated as assets described in Section 7701(a)(19)(C) of the Code for a "domestic building and loan association" and as "real estate assets" under Section 856(c)(5)(B) of the Code for a "real estate investment trust" ("REIT"), generally, in the same proportion that the assets of the issuing entity, exclusive of the Excess Reserve Fund Account and the Supplemental Interest Account, would be so treated. In addition, to the extent the Regular Interest component of a LIBOR Certificate represents real estate assets under Section 856(c)(5)(B) of the Code, the interest derived from that component would be interest on obligations secured by interests in real property for purposes of Section 856(c)(3)(B) of the Code for a REIT. The Basis Risk Contract components of the LIBOR Certificates will not, however, qualify as assets described in Section 7701(a)(19)(C) of the Code or as real estate assets under Section 856(c)(5)(B) of the Code.

The Basis Risk Contract Component

    Each holder of a LIBOR Certificate will be treated for federal income tax purposes as having entered into a notional principal contract pursuant to its rights to receive payment with respect to the Basis Risk Contract component on the date it purchases its certificate. The Basis Risk Contract components are beneficially owned by the holders of the LIBOR Certificates in the portion of the issuing entity, exclusive of the REMICs, which is treated as a grantor trust for federal income tax purposes. The Internal Revenue Service (the "IRS") has issued final regulations under Section 446 of the Code relating to notional principal contracts (the "Notional Principal Contract Regulations").

    As indicated above, holders of the LIBOR Certificates must allocate the price they pay for such certificates between the Regular Interest component and the Basis Risk Contract component based on their relative fair market values. To the extent the Basis Risk Contract component is determined to have a value on the closing date that is greater than zero, a portion of such purchase price will be allocable to such rights, and such portion will be treated as a cap premium (the "Cap Premium") paid by holders of the LIBOR Certificates. A holder of a LIBOR Certificate will be required to amortize the Cap Premium under a level payment method as if the Cap Premium represented the present value of a series of equal payments made over the life of the Basis Risk Contract (adjusted to take into account decreases in notional principal amount), discounted at a rate equal to the rate used to determine the amount of the Cap Premium (or some other reasonable rate). Holders are urged to consult their tax advisors concerning the appropriate method of amortizing any Cap Premium. The Notional Principal Contract Regulations treat a nonperiodic payment made under a cap contract as a loan for federal income tax purposes if the payment is "significant." It is not known whether any Cap Premium would be treated in part as a loan under the Notional Principal Contract Regulations.

    Under the Notional Principal Contract Regulations (i) all taxpayers must recognize periodic payments with respect to a notional principal contract under the accrual method of accounting, and (ii) any periodic payments received under the applicable Basis Risk Contract must be netted against payments, if any, deemed made as a result of the Cap Premiums over the recipient's taxable year, rather than accounted for on a gross basis. Net income or deduction with respect to net payments under a Basis Risk Contract for a taxable year should constitute ordinary income or ordinary deduction. The IRS could contend the amount is capital gain or loss, but such treatment is unlikely, at least in the absence of further regulations. Any regulations requiring capital gain or loss treatment presumably would apply only prospectively.

    In addition, any amounts payable on a Regular Interest component in excess of the amount of payments on the LIBOR Certificates to which it relates as a result of certain Swap Termination Payments or Net Swap Payments not payable from Net Monthly Cash Flow will be treated as having been received by the beneficial owners of such LIBOR Certificates and then paid by such owners to the Supplemental Interest Account pursuant to the Basis Risk Contract, and such excess may be treated as a payment on a notional principal contract that is made by the beneficial owner during the applicable taxable year and that is taken into account in determining the beneficial owner's net income or net deduction with respect to the Basis Risk Contract for such taxable year. Although not clear, net income or a net deduction with respect to the Basis Risk Contract should be treated as ordinary income or as an ordinary deduction. Alternatively, such payments by beneficial owners of the LIBOR Certificates may be treated as a guarantee of the obligation of the holder of the Class X certificates to make payments under the interest rate swap agreement.

    Any amount of proceeds from the sale, redemption or retirement of a LIBOR Certificate that is considered to be allocated to the holder's rights under the applicable Basis Risk Contract would be considered a "termination payment" under the Notional Principal Contract Regulations allocable to that LIBOR Certificate. A holder of such LIBOR Certificate will have gain or loss from such a termination of a Basis Risk Contract equal to (i) any termination payment it received or is deemed to have received minus (ii) the unamortized portion of any Cap Premium paid (or deemed paid) by the beneficial owner upon entering into or acquiring its interest in a Basis Risk Contract.

    Gain or loss realized upon the termination of a Basis Risk Contract will generally be treated as capital gain or loss. Moreover, in the case of a bank or thrift institution, Section 582(c) of the Code would likely not apply to treat such gain or loss as ordinary.

    As of the closing date, the Basis Risk Contract components are expected to have a de minimis value.

    A beneficial owner's ability to recognize a net deduction with respect to the Basis Risk Contract component of a LIBOR Certificate or any such guarantee payment may be limited under Sections 67 and/or 68 of the Code in the case of
(1) estates and trusts and (2) individuals owning an interest in such component directly or through a "pass-through entity" (other than in connection with such individual's trade or business). Pass-through entities include partnerships, S corporations, grantor trusts and non-publicly offered regulated investment companies, but do not include estates, nongrantor trusts, cooperatives, real estate investment trusts and publicly offered regulated investment companies. Further, such a beneficial owner will not be able to recognize a net deduction with respect to the Basis Risk Contract component or any such guarantee payment in computing the beneficial owner's alternative minimum tax liability. Because a beneficial owner of a LIBOR Certificate will be required to include in income the amount deemed to have been paid by such owner pursuant to the Basis Risk Contract or such guarantee but may not be able to deduct that amount from income, a beneficial owner of a LIBOR Certificate may have income that exceeds cash distributions on the LIBOR Certificate, in any period and over the term of the LIBOR Certificate. As a result, the LIBOR Certificates may not be a suitable investment for any taxpayer whose net deduction with respect to the Basis Risk Contract or guarantee would be subject to the limitations described above. Subject to the foregoing, if for any year the amount of that year's amortized cost exceeds the sum of the periodic payments, such excess is allowable as an ordinary deduction.

Backup Withholding and Withholding

    Pursuant to the pooling and servicing agreement (i) the trustee shall deliver or cause to be delivered the federal taxpayer identification number of the grantor trust on an IRS Form W-9 of the grantor trust to the swap provider and cap provider at the time the interest rate swap agreement and interest rate cap agreement are entered into and, if requested by the swap provider or cap provider, an applicable IRS Form W-8IMY, (ii) the trustee shall request each Certificateholder, as required under the pooling and servicing agreement, to provide applicable certification to the trustee (with copies directly to the swap provider and cap provider) to enable the trustee to make payments to the Certificateholder without federal withholding or backup withholding, and (iii) as authorized by the Certificateholders under the pooling and servicing agreement, the trustee may forward any such certification received to the swap provider and cap provider. If the above obligations are satisfied, under current law, no U.S. federal withholding or backup withholding taxes will be required to be deducted or withheld from payments by the swap provider or cap provider to the issuing entity. For a discussion of information reporting, backup withholding and taxation of foreign investors in the LIBOR Certificates, see "Federal Income Tax Consequences--Administrative Matters" and "--Taxation of Certain Foreign Investors" in the prospectus.

    Under current law, no U.S. federal withholding or backup withholding taxes will be required to be deducted or withheld from payments by the issuing entity to the swap provider and cap provider.

                              STATE AND LOCAL TAXES

    The depositor makes no representations regarding the tax consequences of purchase, ownership or disposition of the LIBOR Certificates under the tax laws of any state or local jurisdiction. Investors considering an investment in the LIBOR Certificates may wish to consult their own tax advisors regarding these tax consequences.

                              ERISA CONSIDERATIONS

    The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Code, impose requirements on employee benefit plans subject to Title I of ERISA, and on certain other retirement plans and arrangements, including individual retirement accounts and annuities and Keogh plans, as well as on collective investment funds, separate accounts and other entities in which such plans, accounts or arrangements are invested (collectively, the "Plans") and on persons who bear certain relationships to such Plans. See "ERISA Considerations" in the prospectus.

    The U.S. Department of Labor (the "DOL") has granted to Barclays Capital Inc. an administrative exemption (Final Authorization Number 2004-03E (2004)) (the "Exemption") from certain of the prohibited transaction rules of ERISA with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates representing interests in asset-backed pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption. The receivables covered by the Exemption include secured residential, commercial, and home equity loans such as the mortgage loans in the issuing entity. The Exemption provides exemptive relief to certificates, including Subordinated Certificates, rated in the four highest generic rating categories in certain designated transactions, provided the conditions of the Exemption are met. The Exemption will apply to the acquisition, holding and resale of the Offered Certificates (the "ERISA Eligible Certificates") by a Plan (subject to the discussion below concerning the interest rate swap agreement), provided that specific conditions (certain of which are described below) are met.

    Among the conditions which must be satisfied for the Exemption, as amended, to apply to the ERISA Eligible Certificates are the following:

            (i) The acquisition of the ERISA Eligible Certificates by a Plan is on terms (including the price for the ERISA Eligible Certificates) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

            (ii) The ERISA Eligible Certificates acquired by the Plan have received a rating at the time of such acquisition that is one of the four highest generic rating categories from Fitch, Moody's, S&P, DBRS or DBRS Limited;

            (iii) The trustee is not an affiliate of any other member of the Restricted Group (as defined below), other than an underwriter;

            (iv) The sum of all payments made to and retained by the underwriter in connection with the distribution of the ERISA Eligible Certificates represents not more than reasonable compensation for underwriting the ERISA Eligible Certificates. The sum of all payments made to and retained by the depositor pursuant to the sale of the mortgage loans to the issuing entity represents not more than the fair market value of such mortgage loans. The sum of all payments made to and retained by the servicer represents not more than reasonable compensation for the servicer's services under the pooling and servicing agreement and reimbursement of the servicer's reasonable expenses in connection with its services; and

            (v) The Plan investing in the ERISA Eligible Certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

    Moreover, the Exemption would provide relief from certain self-dealing/conflict of interest prohibited transactions that may arise when a Plan fiduciary causes a Plan to acquire certificates in an issuing entity containing receivables on which the fiduciary (or its affiliate) is an obligor only if, among other requirements, (i) in the case of the acquisition of ERISA Eligible Certificates in connection with the initial issuance, at least 50% of each class of ERISA Eligible Certificates and at least 50% of the aggregate interests in the issuing entity are acquired by persons independent of the Restricted Group (as defined below), (ii) the Plan's investment in ERISA Eligible Certificates does not exceed 25% of each class of ERISA Eligible Certificates outstanding at the time of the acquisition, (iii) immediately after the acquisition, no more than 25% of the assets of any Plan for which the fiduciary has discretionary authority or renders investment advice are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity, and (iv) the fiduciary or its affiliate is an obligor with respect to obligations representing no more than 5% of the fair market value of the obligations in the issuing entity. This relief is not available to Plans sponsored by the depositor, any underwriter, the trustee, the servicer, the cap provider, the swap provider, any obligor with respect to mortgage loans included in the issuing entity constituting more than 5% of the aggregate unamortized principal balance of the assets of the issuing entity, or any affiliate of such parties (the "Restricted Group").

    Except as provided below with respect to the interest rate swap agreement, the depositor believes that the Exemption will apply to the acquisition and holding by Plans of the ERISA Eligible Certificates sold by the underwriter and that all conditions of the Exemption other than those within the control of the investors have been met. In addition, as of the date of this prospectus supplement, there is no obligor with respect to mortgage loans included in the issuing entity constituting more than 5% of the aggregate unamortized principal balance of the assets in the issuing entity.

    Each purchaser that is a Plan or that is investing on behalf of or with plan assets of a Plan in reliance on the Exemption will be deemed to represent that it qualifies as an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act.

    The rating of a certificate may change. If a class of certificates no longer has a rating of at least BBB- or its equivalent, then certificates of that class will no longer be eligible for relief under the Exemption, and consequently may not be purchased by or sold to a Plan (although a Plan that had purchased the certificates when it had a permitted rating would not be required by the Exemption to dispose of it).

    The interest rate swap agreement does not meet all of the requirements for an "eligible swap" under the Exemption, and consequently is not eligible for the exemptive relief available under the Exemption. For ERISA purposes, an interest in a class of LIBOR Certificates should represent beneficial interest in two assets, (i) the right to receive payments with respect to the applicable class without taking into account payments made or received with respect to the interest rate swap agreement and (ii) the rights and obligations under the interest rate swap agreement. A Plan's purchase and holding of an ERISA Eligible Certificate could constitute or otherwise result in a prohibited transaction under ERISA and Section 4975 of the Code between the Plan and the swap provider unless an exemption is available.

    Accordingly, as long as the interest rate swap agreement is in effect, no Plan or other person using Plan assets may acquire or hold any interest in an ERISA Eligible Certificate unless such acquisition or holding is eligible for the exemptive relief available under Department of Labor Prohibited Transaction Class Exemption ("PTE") 84-14 (for transactions by independent "qualified professional asset managers"), PTE 91-38 (for transactions by bank collective investment funds), PTE 90-1 (for transactions by insurance company pooled separate accounts), PTE 95-60 (for transactions by insurance company

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general accounts) or PTE 96-23 (for transactions effected by "in-house asset managers") or similar exemption under similar law (collectively, the "Investor-Based Exemptions"). It should be noted, however, that even if the conditions specified in one or more of the Investor-Based Exemptions are met, the scope of relief provided by the Investor-Based Exemptions may not necessarily cover all acts that might be construed as prohibited transactions. Plan fiduciaries should consult their legal counsel concerning these issues. As long as the interest rate swap agreement is in effect, each beneficial owner of an ERISA Eligible Certificate, or any interest in an ERISA Eligible Certificate, shall be deemed to have represented that either (i) it is not a Plan or person using Plan assets or (ii) the acquisition and holding of the offered certificate are eligible for the exemptive relief available under at least one of the Investor-Based Exemptions.

    Employee benefit plans that are governmental plans (as defined in section 3(32) of ERISA) and certain church plans (as defined in section 3(33) of ERISA) are not subject to ERISA requirements. However, such plans may be subject to applicable provisions of other federal and state laws materially similar to the provisions of ERISA or the Code (any such applicable law, "Similar Law").

    Any Plan fiduciary who proposes to cause a Plan to purchase ERISA Eligible Certificates should consult with its own counsel with respect to the potential consequences under ERISA and the Code of the Plan's acquisition and ownership of ERISA Eligible Certificates. Assets of a Plan or individual retirement account should not be invested in the ERISA Eligible Certificates unless it is clear that the assets in the issuing entity will not be plan assets or unless it is clear that the Exemption and, as long as the interest rate swap agreement is in effect, one or more of the Investor-Based Exemptions will apply and exempt all potential prohibited transactions.

    The recently enacted Pension Protection Act of 2006 makes significant changes to ERISA rules relating to prohibited transactions and plan assets, among other areas. Potential investors should consult with their advisors regarding the consequences of these changes.

                                LEGAL INVESTMENT

    The Offered Certificates will not constitute "mortgage related securities" for purposes of SMMEA. The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the Offered Certificates, is subject to significant interpretive uncertainties.

    No representations are made as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity of the Offered Certificates.

     Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether, and to what extent, the Offered Certificates will constitute legal investments for them or are subject to investment, capital or other restrictions.

    See "Legal Investment" in the prospectus.

                                  UNDERWRITING

    Subject to the terms and conditions of the underwriting agreement, dated May 16, 2007, between the depositor and the underwriter, the depositor has agreed to sell to the underwriter and the underwriter has agreed to purchase from the depositor all of the Offered Certificates.

    The depositor is obligated to sell, and the underwriter is obligated to purchase, all of the certificates offered under this prospectus supplement if any are purchased.

    The underwriter has advised the depositor that it proposes to offer the Offered Certificates purchased by the underwriter for sale from time to time in one or more negotiated transactions or otherwise, at market prices prevailing at the time of sale, at prices related to such market prices or at negotiated prices. The underwriter may effect such transactions by selling such certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriter or purchasers of the Offered Certificates for whom they may act as agent. Any dealers that participate with the underwriter in the distribution of the Offered Certificates purchased by the underwriter may be deemed to be an underwriter, and any discounts or commissions received by them or the underwriter and any profit on the resale of Offered Certificates by them or the underwriter may be deemed to be underwriting discounts or commissions under the Securities Act of 1933.

    The depositor has been advised by the underwriter that the underwriter presently intends to make a market in the Offered Certificates, as permitted by applicable laws and regulations. The underwriter is not obligated to make a market in the Offered Certificates and any market making may be discontinued at any time at the sole discretion of the underwriter. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the Offered Certificates.

    For further information regarding any offer or sale of the Offered Certificates pursuant to this prospectus supplement and the accompanying prospectus, see "Method of Distribution" in the prospectus.

    The underwriting agreement provides that the depositor will indemnify the underwriter or contribute to losses arising out of certain liabilities, including liabilities under the Securities Act.

    Barclays Capital Inc. is an affiliate, through common parent ownership, of the depositor and Barclays, and may be deemed to be an affiliate of the sponsor. See "The Sponsor" in this prospectus supplement.

                                  LEGAL MATTERS

    The validity of the certificates and certain federal income tax matters will be passed upon for the depositor and the underwriter by Cadwalader, Wickersham & Taft LLP, New York, New York.

                          REPORTS TO CERTIFICATEHOLDERS

    The trustee or such other party that may be identified in this prospectus supplement will prepare monthly distribution reports for the issuing entity, as is described in this prospectus supplement. See "Description of the Certificates--Reports to Certificateholders" in this prospectus supplement. Copies of these statements will be filed with the SEC through its EDGAR system located at "http://www.sec.gov" under the name of "Securitized Asset Backed Receivables LLC Trust 2007-BR2" as an exhibit to the Form 10-D for the certificates for so long as the issuing entity is subject to the reporting requirement of the Securities Exchange Act of 1934, as amended. In addition, the servicer will be required to furnish to the trustee or the depositor, as applicable, the compliance statements, assessments of compliance with servicer's criteria and related accountants' attestation reports detailed under "The Pooling and Servicing Agreement--Servicer Reports" in this prospectus supplement. Copies of these statements and reports will be filed with the SEC under the name of the issuing entity as an exhibit to the issuing entity's annual statement on Form 10-K for the Offered Certificates.

                                     RATINGS

    In order to be issued, the Offered Certificates must be assigned ratings not lower than the following by DBRS, Fitch, Moody's and S&P:

                   Class   S&P   Moody's   Fitch     DBRS
                   -----   ---   -------   -----   ---------
                   A-2     AAA   Aaa       AAA       AAA
                   M-1     AA+   Aa1       AA+     AA (high)
                   M-2     AA    Aa2       AA+     AA (high)
                   M-3     AA    Aa3       AA         AA
                   M-4     A+    A1        AA-     AA (low)
                   M-5     A+    A2        A+      A (high)
                   M-6     A     A3        A          A

    A securities rating addresses the likelihood of the receipt by a certificateholder of distributions on the mortgage loans. The rating takes into consideration the characteristics of the mortgage loans and the structural, legal and tax aspects associated with the certificates. The ratings on the Offered Certificates do not, however, constitute statements regarding the likelihood or frequency of prepayments on the mortgage loans, the payment of the Basis Risk Carry Forward Amount or the possibility that a holder of an Offered Certificate might realize a lower than anticipated yield. Explanations of the significance of such ratings may be obtained from DBRS, Inc., 140 Broadway, 35th Floor, New York, New York 10005, Fitch, Inc., One State Street Plaza, New York, New York 10004, Moody's Investors Service, Inc., 99 Church Street, New York, New York 10007, and Standard & Poor's Ratings Services, 55 Water Street, New York, New York 10041.

    A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. DBRS, Fitch, Moody's and S&P will monitor the ratings assigned to the Offered Certificates while the Offered Certificates remain outstanding. In the event that the ratings initially assigned to any of the Offered Certificates by DBRS, Fitch, Moody's or S&P are subsequently lowered for any reason, no person or entity is obligated to provide any additional support or credit enhancement with respect to such Offered Certificates.

                                GLOSSARY OF TERMS

    The following terms have the meanings given below when used in this prospectus supplement.

    "Accrued Certificate Interest" means, for each class of LIBOR Certificates on any distribution date, the amount of interest accrued during the related Interest Accrual Period on the related Class Certificate Balance immediately prior to such distribution date at the related Pass-Through Rate, as reduced by that class's share of net prepayment interest shortfalls and any shortfalls resulting from the application of the Relief Act, as described in "Description of the Certificates--Distributions of Interest and Principal" in this prospectus supplement.

    "Adjustment Date" has the meaning set forth in "The Mortgage Loan Pool--Adjustable-Rate Mortgage Loans" in this prospectus supplement.

    "Applied Realized Loss Amount" has the meaning set forth in "Description of the Certificates--Distributions of Interest and Principal" in this prospectus supplement.

    "Available Funds" means, with respect to any distribution date, the sum of the following amounts, to the extent received by the trustee, with respect to the mortgage loans, net of amounts payable or reimbursable to the depositor, the servicer, the trustee and the custodian: (i) the aggregate amount of monthly payments on the mortgage loans due on the related due date and received by the servicer on or prior to the related Determination Date, after deduction of the servicing fee and the custodian fee payable with respect to that distribution date, together with any related P&I Advance; (ii) certain unscheduled payments in respect of the mortgage loans received by the servicer during the related Prepayment Period, including prepayments, Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds and Subsequent Recoveries, but excluding Prepayment Premiums; (iii) Compensating Interest payments from the servicer to the trustee in respect of prepayment interest shortfalls for that distribution date resulting from voluntary principal prepayments in full; (iv) the proceeds from purchases of mortgage loans, and any Substitution Adjustment Amounts received in connection with substitutions for mortgage loans, with respect to that distribution date; and (v) the proceeds of any optional clean-up call. The holders of the Class P certificates will be entitled to all Prepayment Premiums received on the mortgage loans and such amounts will not be part of Available Funds or available for distribution to the holders of the LIBOR Certificates.

    "Barclays" means Barclays Bank PLC.

    "Basic Principal Distribution Amount" means, with respect to any distribution date, the excess of (i) the aggregate Principal Remittance Amount for that distribution date over (ii) the Excess Subordinated Amount, if any, for that distribution date.

    "Basis Risk Carry Forward Amount" has the meaning set forth in "Description of the Certificates--Excess Reserve Fund Account" in this prospectus supplement.

    "Basis Risk Contracts" has the meaning set forth in "Federal Income Tax Considerations--Taxation of Regular Interests" in this prospectus supplement.

    "Basis Risk Payment" has the meaning set forth in "Description of the Certificates--Excess Reserve Fund Account" in this prospectus supplement.

    "Cap Payment" has the meaning set forth in "Description of the Certificates--Supplemental Interest Account" in this prospectus supplement.

    "Cap Premium" has the meaning set forth in "Federal Income Tax Considerations--The Basis Risk Contract Component" in this prospectus supplement.

    "Class A" means, collectively, the Class A-1 and Class A-2 certificates.

    "Class A Certificate Group" means either the Group I Class A Certificates or the Group II Class A Certificates, as applicable.

        "Class A Principal Allocation Percentage" for any distribution date is the percentage equivalent of a fraction, determined as follows:

            (i) with respect to the Group I Class A Certificates, a fraction, the numerator of which is the portion of the Principal Remittance Amount for that distribution date that is attributable to the principal received or advanced on the group I mortgage loans and the denominator of which is the Principal Remittance Amount for that distribution date; and

            (ii) with respect to the Group II Class A Certificates, a fraction, the numerator of which is the portion of the Principal Remittance Amount for that distribution date that is attributable to the principal received or advanced on the group II mortgage loans and the denominator of which is the Principal Remittance Amount for that distribution date.

    "Class A Principal Distribution Amount" with respect to any distribution date is the excess, if any, of (a) the aggregate Class Certificate Balance of the Class A certificates immediately prior to that distribution date over (b) the lesser of (x) approximately 48.10% of the aggregate Stated Principal Balance of the mortgage loans for that distribution date and (y) the excess, if any, of the aggregate Stated Principal Balance of the mortgage loans for that distribution date over $5,498,530.

    "Class B" means, collectively, the Class B-1, Class B-2 and Class B-3 certificates.

    "Class B-1 Principal Distribution Amount" with respect to any distribution date is the excess, if any, of (i) the sum of (a) the aggregate Class Certificate Balance of the Class A certificates (after taking into account the distribution of the Class A Principal Distribution Amount for that distribution date), (b) the Class Certificate Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount for that distribution date), (c) the Class Certificate Balance of the Class M-2 certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount for that distribution date), (d) the Class Certificate Balance of the Class M-3 certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount for that distribution date), (e) the Class Certificate Balance of the Class M-4 certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount for that distribution date), (f) the Class Certificate Balance of the Class M-5 certificates (after taking into account the distribution of the Class M-5 Principal Distribution Amount for that distribution date), (g) the Class Certificate Balance of the Class M-6 certificates (after taking into account the distribution of the Class M-6 Principal Distribution Amount for that distribution date) and (h) the Class Certificate Balance of the Class B-1 certificates immediately prior to that distribution date over (ii) the lesser of (a) approximately 82.60% of the aggregate Stated Principal Balance of the mortgage loans for that distribution date and (b) the excess, if any, of the aggregate Stated Principal Balance of the mortgage loans for that distribution date over $5,498,530.

    "Class B-2 Principal Distribution Amount" with respect to any distribution date is the excess, if any, of (i) the sum of (a) the aggregate Class Certificate Balance of the Class A certificates (after taking into account the distribution of the Class A Principal Distribution Amount for that distribution date), (b) the Class Certificate Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount for that distribution date), (c) the Class Certificate Balance of the Class M-2 certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount for that distribution date), (d) the Class Certificate Balance of the Class M-3 certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount for that distribution date), (e) the Class Certificate Balance of the Class M-4 certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount for that distribution date), (f) the Class Certificate Balance of the Class M-5 certificates (after taking into account the distribution of the Class M-5 Principal Distribution Amount for that distribution date), (g) the Class Certificate Balance of the Class M-6 certificates (after taking into account the distribution of the Class M-6 Principal Distribution Amount for that distribution date), (h) the Class Certificate Balance of the Class B-1 certificates (after taking into account the distribution of the Class B-1 Principal Distribution Amount for that distribution date) and (i) the Class Certificate Balance of the Class B-2 certificates immediately prior to that distribution date over (ii) the lesser of
(a) approximately 85.70% of the aggregate Stated Principal Balance of the mortgage loans for that distribution date and (b) the excess, if any, of the aggregate Stated Principal Balance of the mortgage loans for that distribution date over $5,498,530.

    "Class B-3 Principal Distribution Amount" with respect to any distribution date is the excess, if any, of (i) the sum of (a) the aggregate Class Certificate Balance of the Class A certificates (after taking into account the distribution of the Class A Principal Distribution Amount for that distribution date), (b) the Class Certificate Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount for that distribution date), (c) the Class Certificate Balance of the Class M-2 certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount for that distribution date), (d) the Class Certificate Balance of the Class M-3 certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount for that distribution date), (e) the Class Certificate Balance of the Class M-4 certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount for that distribution date), (f) the Class Certificate Balance of the Class M-5 certificates (after taking into account the distribution of the Class M-5 Principal Distribution Amount for that distribution date), (g) the Class Certificate Balance of the Class M-6 certificates (after taking into account the distribution of the Class M-6 Principal Distribution Amount for that distribution date), (h) the Class Certificate Balance of the Class B-1 certificates (after taking into account the distribution of the Class B-1 Principal Distribution Amount for that distribution date), (i) the Class Certificate Balance of the Class B-2 certificates (after taking into account the distribution of the Class B-2 Principal Distribution Amount for that distribution date) and (j) the Class Certificate Balance of the Class B-3 certificates immediately prior to that distribution date over (ii) the lesser of (a) approximately 88.70% of the aggregate Stated Principal Balance of the mortgage loans for that distribution date and (b) the excess, if any, of the aggregate Stated Principal Balance of the mortgage loans for that distribution date over $5,498,530.

    "Class Certificate Balance" means, with respect to any class of LIBOR Certificates as of any distribution date, the aggregate principal amount of that class upon initial issuance on the closing date reduced by the sum of (i) all amounts previously distributed to holders of certificates of that class as distributions of principal and (ii) in the case of any class of Subordinated Certificates, the amount of any Applied Realized Loss Amounts previously allocated to that class of Subordinated Certificates; provided, however, that immediately following the distribution date on which a Subsequent Recovery is distributed, the Class Certificate Balance of any class or classes of Subordinated Certificates that have been previously reduced by Applied Realized Loss Amounts will be increased, in order of seniority, by the amount of any Subsequent Recoveries distributed on such distribution date (up to the amount of Unpaid Realized Loss Amount for such class or classes for that distribution date).

    "Class M" means, collectively, the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 certificates.

    "Class M-1 Principal Distribution Amount" with respect to any distribution date is the excess, if any, of (i) the sum of (a) the aggregate Class Certificate Balance of the Class A certificates (after taking into account the distribution of the Class A Principal Distribution Amount for that distribution date) and (b) the Class Certificate Balance of the Class M-1 certificates immediately prior to that distribution date over (ii) the lesser of (a) approximately 56.50% of the aggregate Stated Principal Balance of the mortgage loans for that distribution date and (b) the excess, if any, of the aggregate Stated Principal Balance of the mortgage loans for that distribution date over $5,498,530.

    "Class M-2 Principal Distribution Amount" with respect to any distribution date is the excess, if any, of (i) the sum of (a) the aggregate Class Certificate Balance of the Class A certificates (after taking into account the distribution of the Class A Principal Distribution Amount for that distribution date), (b) the Class Certificate Balance of the Class M-1 certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount for that distribution date) and (c) the Class Certificate Balance of the Class M-2 certificates immediately prior to that distribution date over (ii) the lesser of (a) approximately 63.70% of the aggregate Stated Principal Balance of the mortgage loans for that distribution date and (b) the excess, if any, of the aggregate Stated Principal Balance of the mortgage loans for that distribution date over $5,498,530.

    "Class M-3 Principal Distribution Amount" with respect to any distribution date is the excess, if any, of (i) the sum of (a) the aggregate Class Certificate Balance of the Class A certificates (after taking into account the distribution of the Class A Principal Distribution Amount for that distribution date), (b) the Class Certificate Balance of the Class M-1 certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount for that distribution date), (c) the Class Certificate Balance of the Class M-2 certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount for that distribution date) and (d) the Class Certificate Balance of the Class M-3 certificates immediately prior to that distribution date over (ii) the lesser of (a) approximately 68.30% of the aggregate Stated Principal Balance of the mortgage loans for that distribution date and (b) the excess, if any, of the aggregate Stated Principal Balance of the mortgage loans for that distribution date over $5,498,530.

    "Class M-4 Principal Distribution Amount" with respect to any distribution date is the excess, if any, of (i) the sum of (a) the aggregate Class Certificate Balance of the Class A certificates (after taking into account the distribution of the Class A Principal Distribution Amount for that distribution date), (b) the Class Certificate Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount for that distribution date), (c) the Class Certificate Balance of the Class M-2 certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount for that distribution date), (d) the Class Certificate Balance of the Class M-3 certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount for that distribution date), and (e) the Class Certificate Balance of the Class M-4 certificates immediately prior to that distribution date over (ii) the lesser of
(a) approximately 72.20% of the aggregate Stated Principal Balance of the mortgage loans for that distribution date and (b) the excess, if any, of the aggregate Stated Principal Balance of the mortgage loans for that distribution date over $5,498,530.

    "Class M-5 Principal Distribution Amount" with respect to any distribution date is the excess, if any, of (i) the sum of (a) the aggregate Class Certificate Balance of the Class A certificates (after taking into account the distribution of the Class A Principal Distribution Amount for that distribution date), (b) the Class Certificate Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount for that distribution date), (c) the Class Certificate Balance of the Class M-2 certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount for that distribution date), (d) the Class Certificate Balance of the Class M-3 certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount for that distribution date), (e) the Class Certificate Balance of the Class M-4 certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount for that distribution date) and (f) the Class Certificate Balance of the Class M-5 certificates immediately prior to that distribution date over (ii) the lesser of (a) approximately 75.90% of the aggregate Stated Principal Balance of the mortgage loans for that distribution date and (b) the excess, if any, of the aggregate Stated Principal Balance of the mortgage loans for that distribution date over $5,498,530.

    "Class M-6 Principal Distribution Amount" with respect to any distribution date is the excess, if any, of (i) the sum of (a) the aggregate Class Certificate Balance of the Class A certificates (after taking into account the distribution of the Class A Principal Distribution Amount for that distribution date), (b) the Class Certificate Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount for that distribution date), (c) the Class Certificate Balance of the Class M-2 certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount for that distribution date), (d) the Class Certificate Balance of the Class M-3 certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount for that distribution date), (e) the Class Certificate Balance of the Class M-4 certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount for that distribution date), (f) the Class Certificate Balance of the Class M-5 certificates (after taking into account the distribution of the Class M-5 Principal Distribution Amount for that distribution date) and (g) the Class Certificate Balance of the Class M-6 certificates immediately prior to that distribution date over (ii) the lesser of
(a) approximately 79.20% of the aggregate Stated Principal Balance of the mortgage loans for that distribution date and (b) the excess, if any, of the aggregate Stated Principal Balance of the mortgage loans for that distribution date over $5,498,530.

    "Code" has the meaning set forth in "Federal Income Tax Considerations" in this prospectus supplement.

    "Combined loan-to-value ratio" has the meaning set forth in "The Mortgage Loan Pool--General" in this prospectus supplement.

    "Compensating Interest" has the meaning set forth in "The Pooling and Servicing Agreement--Prepayment Interest Shortfalls" in this prospectus supplement.

    "Condemnation Proceeds" means all awards or settlements in respect of a mortgaged property, whether permanent or temporary, partial or entire, by exercise of the power of eminent domain or condemnation.

    "Credit Scores" has the meaning set forth in "The Mortgage Loan Pool--Credit Scores" in this prospectus supplement.

    "Cumulative Loss Percentage" means, with respect to any distribution date, the percentage equivalent of a fraction, the numerator of which is the aggregate amount of Realized Losses incurred from the cut-off date to the last day of the calendar month preceding the month in which such distribution date occurs and the denominator of which is the cut-off date pool principal balance of the mortgage loans.

    "Cumulative Loss Trigger Event" means, with respect to any distribution date indicated below, the circumstances in which the aggregate amount of Realized Losses incurred since the cut-off date through the last day of the related Due Period divided by the aggregate Stated Principal Balance of the mortgage loans as of the cut-off date exceeds the applicable percentages described below with respect to such distribution date:


Distribution Date Occurring In                        Loss Percentage
------------------------------   --------------------------------------------------------
May 2009 through April 2010      1.900% for the first month, plus an additional 1/12th of
                                 2.350% for each month thereafter
May 2010 through April 2011      4.250% for the first month, plus an additional 1/12th of
                                 2.350% for each month thereafter
May 2011 through April 2012      6.600% for the first month, plus an additional 1/12th of
                                 1.950% for each month thereafter
May 2012 through April 2013      8.550% for the first month, plus an additional 1/12th of
                                 0.950% for each month thereafter
May 2013 through April 2014      9.500% for the first month, plus an additional 1/12th of
                                 0.050% for each month thereafter
May 2014 and thereafter          9.550%

    "Defaulted Swap Termination Payment" has the meaning set forth in "Description of the Certificates--Interest Rate Swap Agreement" in this prospectus supplement.

    "Delinquency Trigger Event," with respect to any distribution date means the circumstances in which the quotient (expressed as a percentage) of (x) the rolling three month average of the aggregate unpaid principal balance of mortgage loans that are 60 days or more Delinquent (including mortgage loans in foreclosure, mortgage loans related to REO property, mortgage loans where the borrower has filed for bankruptcy and mortgage loans modified within 12 months of such distribution date) and (y) the aggregate unpaid principal balance of the mortgage loans, as of the last day of the related Due Period, equals or exceeds 30.80% of the prior period's Senior Enhancement Percentage.

    "Delinquent" has the meaning set forth in "The Mortgage Loan Pool--General" in this prospectus supplement.

    "Determination Date" means, with respect to each Servicer Remittance Date, the 15th day (or if that day is not a business day, the immediately preceding business day) in the calendar month in which that Servicer Remittance Date occurs.

    "DOL" has the meaning set forth in "ERISA Considerations" in this prospectus supplement.

    "Due Period" means, with respect to any distribution date, the period commencing on the second day of the calendar month preceding the month in which that distribution date occurs and ending on the first day of the calendar month in which that distribution date occurs.

    "ERISA" has the meaning set forth in "ERISA Considerations" in this prospectus supplement.

    "ERISA Eligible Certificates" has the meaning set forth in "ERISA Considerations" in this prospectus supplement.

    "Excess Reserve Fund Account" has the meaning set forth in "Description of the Certificates--Excess Reserve Fund Account" in this prospectus supplement.

    "Excess Subordinated Amount" is described in "Description of the Certificates--Overcollateralization Provisions" in this prospectus supplement.

    "Exemption" has the meaning set forth in "ERISA Considerations" in this prospectus supplement.

    "Expense Fee Rate" means, with respect to any mortgage loan, a per annum rate equal to the sum of the servicing fee rate and the custodian fee rate. See "Description of the Certificates--Administration Fees" and "The Pooling and Servicing Agreement--Servicing, Trustee and Custodian Fees and Other Compensation and Payment of Expenses" in this prospectus supplement.

    "Extra Principal Distribution Amount" means, as of any distribution date, the lesser of (x) the related Total Monthly Excess Spread for that distribution date and (y) the related Subordination Deficiency for that distribution date.

    "First Trigger Ratings Threshold" means, with respect to a counterparty or entity guaranteeing the obligations of such counterparty, (x) either (i) if such counterparty or entity has only a long-term senior, unsecured debt obligation rating, credit rating or other similar rating (as the case may be, the "Long-Term Rating") by Moody's, a Long-Term Rating of at least "A1" by Moody's or (ii) if such counterparty or entity has both a Long-Term Rating and a short-term senior, unsecured debt obligation rating, credit rating or other similar rating (as the case may be, the "Short-Term Rating") by Moody's, a Long-Term Rating of at least "A2" by Moody's and a Short-Term Rating of at least "P-1" by Moody's; (y) (i) a Short-Term Rating of at least "A-1" by S&P or (ii) if such counterparty or entity does not have a Short-Term Rating by S&P, a Long-Term Rating of at least "A+" by S&P; and (z) Short-Term Rating of at least "F1" by Fitch and a Long-Term Rating of at least "A" by Fitch.

    "Fitch" means Fitch, Inc.

    "Gross Margin" has the meaning set forth in "The Mortgage Loan Pool--Adjustable-Rate Mortgage Loans" in this prospectus supplement.

    "Group I Class A Certificates" means the Class A-1 certificates.

    "Group I Loan Cap" has the meaning set forth in "Description of the Certificates--Distributions of Interest and Principal" in this prospectus supplement.

    "Group II Class A Certificates" means the Class A-2 certificates.

    "Group II Loan Cap" has the meaning set forth in "Description of the Certificates--Distributions of Interest and Principal" in this prospectus supplement.

    "Group Subordinated Amount" has the meaning set forth in "Description of the Certificates--Distributions of Interest and Principal" in this prospectus supplement.

    "HomEq Servicing" means Barclays Capital Real Estate Inc. d/b/a HomEq Servicing.

    "Initial Cap" has the meaning set forth in "The Mortgage Loan
Pool--Adjustable-Rate Mortgage Loans" in this prospectus supplement.

    "Insurance Proceeds" means, with respect to each mortgage loan, proceeds of insurance policies insuring the mortgage loan or the related mortgaged property.

    "Interest Accrual Period" means, for any distribution date, the period commencing on the immediately preceding distribution date (or, for the initial distribution date, the closing date) and ending on the day immediately preceding the current distribution date.

    "Interest Rate Cap First Trigger Ratings Termination Event" has the meaning set forth in "Description of the Certificates--Interest Rate Cap Agreement" in this prospectus supplement.

    "Interest Rate Cap Second Trigger Ratings Termination Event" has the meaning set forth in "Description of the Certificates--Interest Rate Cap Agreement" in this prospectus supplement.

    "Interest Remittance Amount" means, with respect to any distribution date and the mortgage loans in a loan group, that portion of Available Funds attributable to interest received or advanced on the mortgage loans in that loan group, net of any Net Swap Payments and Swap Termination Payments, other than Defaulted Swap Termination Payments, payable to the swap provider from Available Funds attributable to that loan group with respect to that distribution date.

    "Investor-Based Exemptions" has the meaning set forth in "ERISA Considerations" in this prospectus supplement.

    "IRS" means the Internal Revenue Service.

    "LIBOR Certificates" means, collectively, the Offered Certificates, Class A-1, Class B-1, Class B-2 and Class B-3 certificates.

    "LIBOR Determination Date" means, with respect to any Interest Accrual Period, the second London business day preceding the commencement of that Interest Accrual Period. For purposes of determining One-Month LIBOR, a "London business day" is any day on which dealings in deposits of United States dollars are transacted in the London interbank market.

    "Liquidation Proceeds" means any cash received in connection with the liquidation of a defaulted mortgage loan, whether through a trustee's sale, foreclosure sale or otherwise.

    "Loan Index" means the Six-Month LIBOR Loan Index.

    "Loan-to-value ratio" has the meaning set forth in "The Mortgage Loan Pool--General" in this prospectus supplement.

    "Maximum Rate" has the meaning set forth in "The Mortgage Loan Pool--Adjustable-Rate Mortgage Loans" in this prospectus supplement.

    "Minimum Rate" has the meaning set forth in "The Mortgage Loan Pool--Adjustable-Rate Mortgage Loans" in this prospectus supplement.

    "Moody's" means Moody's Investors Service, Inc.

    "Net Interest Margin Securities" has the meaning set forth in "The Pooling and Servicing Agreement--Termination; Optional Clean-up Call" in this prospectus supplement.

    "Net Monthly Excess Cash Flow" has the meaning set forth in "Description of the Certificates--Overcollateralization Provisions" in this prospectus supplement.

    "Net Swap Payment" has the meaning set forth in "Description of the Certificates--Interest Rate Swap Agreement" in this prospectus supplement.

    "Net Swap Receipt" has the meaning set forth in "Description of the Certificates--Interest Rate Swap Agreement" in this prospectus supplement.

    "Notional Principal Contract Regulations" has the meaning set forth in "Federal Income Tax Considerations--The Basis Risk Contract Component" in this prospectus supplement.

    "Offered Certificates" has the meaning set forth in "Description of the Certificates" in this prospectus supplement.

    "OID" has the meaning set forth in "Federal Income Tax
Considerations--Taxation of Regular Interests" in this prospectus supplement.

    "One-Month LIBOR" means, as of any LIBOR Determination Date, the London interbank offered rate for one-month United States dollar deposits which appears on Reuters Page LIBOR01 as of 11:00 a.m., London time, on that date. If the rate does not appear on Reuters Page LIBOR01, the rate for that day will be determined on the basis of the rates at which deposits in United States dollars were offered by the Reference Banks at approximately 11:00 a.m. (London time) on that day to prime banks in the London interbank market. The trustee will be required to request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two quotations are provided, the rate for that day will be the arithmetic mean of the quotations (rounded upwards if necessary to the nearest whole multiple of 1/16%). If fewer than two quotations are provided as requested, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the trustee, after consultation with the depositor, at approximately 11:00 a.m. (New York City time) on that day for loans in United States dollars to leading European banks.

    "P&I Advances" means advances made by the servicer (including the trustee as successor servicer or any other successor servicer) on each distribution date with respect to delinquent payments of interest and principal on the mortgage loans, less the servicing fee.

    "Pass-Through Rate" has the meaning set forth in "Description of Certificates--Distributions of Interest and Principal" in this prospectus supplement.

    "Periodic Cap" has the meaning set forth in "The Mortgage Loan Pool--Adjustable-Rate Mortgage Loans" in this prospectus supplement.

    "Plan" has the meaning set forth in "ERISA Considerations" in this prospectus supplement.

    "Pool Cap" has the meaning set forth in "Description of the Certificates--Distributions of Interest and Principal" in this prospectus supplement.

    "Prepayment Interest Excess" has the meaning set forth in "The Pooling and Servicing Agreement--Prepayment Interest Shortfalls" in this prospectus supplement.

    "Prepayment Period" means, with respect to any distribution date, either (i) the period commencing on the 16th day of the month preceding the month in which such distribution date occurs (or in the case of the first distribution date, commencing on the cut-off date) and ending on the 15th day of the month in which that distribution date occurs, with respect to any principal prepayments in full, or (ii) the calendar month prior to that distribution date, with respect to partial principal prepayments.

    "Prepayment Premium" has the meaning set forth in "The Mortgage Loan Pool--Prepayment Premiums" in this prospectus supplement.

    "Principal Distribution Amount" has the meaning set forth in "Description of the Certificates--Distributions of Interest and Principal" in this prospectus supplement.

    "Principal Remittance Amount" means, with respect to any distribution date, to the extent of funds available for distribution as described in this prospectus supplement, the amount equal to the sum of the following amounts (without duplication) with respect to the related Due Period: (i) each scheduled payment of principal on a mortgage loan due during the related Due Period and received by the servicer on or prior to the related Determination Date or advanced by the servicer for the related Servicer

Remittance Date; (ii) all full and partial principal prepayments received during the related Prepayment Period; (iii) all net Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds and Subsequent Recoveries received on the mortgage loans and allocable to principal; (iv) the portion allocable to principal of the proceeds from the purchases of mortgage loans that are distributable on that distribution date; (v) the Substitution Adjustment Amounts received in connection with the substitution of any mortgage loan as of that distribution date; and (vi) the allocable portion of the proceeds received with respect to any optional clean-up call (to the extent they relate to principal).

    "PTE" has the meaning set forth in "ERISA Considerations" in this prospectus supplement.

    "Rating Agency Condition" means, with respect to any action to which a Rating Agency Condition applies, that each rating agency shall have been given ten calendar days (or such shorter period as is acceptable to each rating agency) prior notice of that action and that each of the trustee, the servicer and the depositor has received from the rating agencies confirmation in writing that such action will not result in a reduction, qualification or withdrawal of the then current rating of the certificates.

    "Realized Loss" is the excess of the scheduled principal balance of a defaulted mortgage loan over the net Liquidation Proceeds with respect to that mortgage loan that are allocated to principal.

    "Record Date" means, with respect to the LIBOR Certificates, the business day immediately preceding the related distribution date, unless the LIBOR Certificates are issued in definitive form, in which case the Record Date will be the last business day of the month immediately preceding the related distribution date.

    "Reference Banks" means leading banks selected by the trustee, after consultation with the depositor, and engaged in transactions in Eurodollar deposits in the international Eurocurrency market.

    "Regular Interest" has the meaning set forth in "Federal Income Tax Considerations--General" in this prospectus supplement.

    "REIT" has the meaning set forth in "Federal Income Tax
Considerations--Status of the LIBOR Certificates" in this prospectus supplement.

    "Relief Act" means the Servicemembers Civil Relief Act and any similar state statutes.

    "Restricted Group" has the meaning set forth in "ERISA Considerations" in this prospectus supplement.

    "Reuters Page LIBOR01" the display page currently so designated on the Reuters Xtra 3000 Service (or such other page as may replace that page on that service or any successor service for displaying comparable rates or prices).

    "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

    "Second Trigger Ratings Threshold" means, with respect to a counterparty or entity guaranteeing the obligations of such counterparty, (x) either (i) if such counterparty or entity has only a Long-Term Rating by Moody's, a Long-Term Rating of at least "A3" by Moody's or (ii) if such counterparty or entity has both a Long-Term Rating and a Short-Term Rating by Moody's, a Long-Term Rating of at least "A3" by Moody's and a Short-Term Rating of at least "P-2" by Moody's; (y) a Long-Term Rating of at least "BBB+" by S&P; and (z) (i) a Long-Term Rating of at least "BBB-" or a Short Term Rating of "F3", if applicable, by Fitch.

    "Senior Enhancement Percentage" means, for any distribution date, the percentage obtained by dividing (x) the sum of (i) the aggregate Class Certificate Balances of the Class M and Class B certificates and (ii) the Subordinated Amount (in each case after taking into account the distributions of the related Principal Distribution Amount for that distribution date) by (y) the aggregate Stated Principal Balance of the mortgage loans for that distribution date.

    "Senior Specified Enhancement Percentage" on any date of determination is approximately 51.90%.

    "Servicer Remittance Date" will be the second business day immediately preceding each distribution date.

    "Similar Law" has the meaning set forth in "ERISA Considerations" in this prospectus supplement.

    "Six-Month LIBOR Loan Index" has the meaning set forth in "The Mortgage Loan Pool--The Index" in this prospectus supplement.

    "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984, as amended.

    "Specified Subordinated Amount" means, prior to the Stepdown Date, an amount equal to 5.65% of the aggregate Stated Principal Balance of the mortgage loans as of the cut-off date. On and after the Stepdown Date, an amount equal to 11.30% of the aggregate Stated Principal Balance of the mortgage loans for that distribution date, subject to a minimum amount equal to 0.50% of the aggregate Stated Principal Balance of the mortgage loans as of the cut-off date; provided, however, that if, on any distribution date, a Trigger Event exists, the Specified Subordinated Amount will not be reduced to the applicable percentage of the then Stated Principal Balance of the mortgage loans but instead remain the same as the prior period's Specified Subordinated Amount until the distribution date on which a Trigger Event no longer exists. When the Class Certificate Balance of each class of LIBOR Certificates has been reduced to zero, the Specified Subordinated Amount will thereafter equal zero.

    "Stated Principal Balance" means, as to any mortgage loan and as of any date of determination, (i) the principal balance of the mortgage loan at the cut-off date after giving effect to payments of principal due on or before such date (whether or not received), minus (ii) all amounts previously remitted to the trustee with respect to the related mortgage loan representing payments or recoveries of principal, including advances in respect of scheduled payments of principal. For purposes of any distribution date, the Stated Principal Balance of any mortgage loan will give effect to any scheduled payments of principal received by the servicer on or prior to the related Determination Date or advanced by the servicer for the related Servicer Remittance Date and any unscheduled principal payments and other unscheduled principal collections received during the related Prepayment Period, and the Stated Principal Balance of any mortgage loan that has prepaid in full or has been liquidated during the related Prepayment Period will be zero.

    "Stepdown Date" means the later to occur of (i) the earlier to occur of (a) the distribution date in May 2010 and (b) the distribution date following the distribution date on which the aggregate Class Certificate Balances of the Class A certificates have been reduced to zero and (ii) the first distribution date on which the Senior Enhancement Percentage (calculated for this purpose only after taking into account payments of principal applied to reduce the Stated Principal Balance of the mortgage loans for that distribution date but prior to any applications of Principal Distribution Amount to the certificates on that distribution date) is greater than or equal to the Senior Specified Enhancement Percentage.

    "Subordinated Amount" is described in "Description of the Certificates--Overcollateralization Provisions" in this prospectus supplement.

    "Subordinated Certificates" means, collectively, the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2 and Class B-3 certificates.

    "Subordination Deficiency" has the meaning set forth in "Description of the Certificates--Overcollateralization Provisions" in this prospectus supplement.

    "Subordination Reduction Amount" is described in "Description of the Certificates--Overcollateralization Provisions" in this prospectus supplement.

    "Subsequent Recovery" has the meaning set forth in "Description of the Certificates--Distributions of Interest and Principal" in this prospectus supplement.

    "Substitute Mortgage Loan" means a mortgage loan substituted by a representing party for a mortgage loan that is in breach of such representing party's representations and warranties regarding the mortgage loans, which must, on the date of such substitution (i) have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of the outstanding principal balance of the mortgage loan in breach;
(ii) be accruing interest at a rate equal to that of the mortgage loan in breach; (iii) have a remaining term to maturity not greater than and not more than one year less than that of the mortgage loan in breach; (iv) be of the same type as the mortgage loan in breach; and (v) comply with each representation and warranty made by such representing party.

    "Substitution Adjustment Amount" has the meaning set forth in "Description of the Certificates--Representations and Warranties Relating to the Mortgage Loans" in this prospectus supplement.

    "Supplemental Interest Account" has the meaning set forth in "Description of the Certificates--Supplemental Interest Account" in this prospectus supplement.

    "Sutton" means Sutton Funding LLC.

    "Swap First Trigger Ratings Termination Event" has the meaning set forth in "Description of the Certificates--Interest Rate Swap Agreement" in this prospectus supplement.

    "Swap Second Trigger Ratings Termination Event" has the meaning set forth in "Description of the Certificates--Interest Rate Swap Agreement" in this prospectus supplement.

    "Swap Termination Payment" has the meaning set forth in "Description of the Certificates--Interest Rate Swap Agreement" in this prospectus supplement.

    "Tax Counsel" has the meaning set forth in "Federal Income Tax Considerations--General" in this prospectus supplement.

    "Total Monthly Excess Spread" as to any distribution date equals the excess, if any, of (a) the interest on the mortgage loans received by the servicer on or prior to the related Determination Date (exclusive of Prepayment Interest Excesses) or advanced by the servicer for the related Servicer Remittance Date, net of the servicing fee and the custodian fee, over (b) the sum of (x) the amounts paid to the classes of certificates pursuant to clause (i) in the ninth full paragraph of "Description of the Certificates--Distributions of Interest and Principal" in this prospectus supplement, (y) any Net Swap Payments to the swap provider and (z) any Swap Termination Payment (other than a Defaulted Swap Termination Payment) payable to the swap provider from Available Funds.

    "Trigger Event" means either a Cumulative Loss Trigger Event or a Delinquency Trigger Event.

    "Trust REMICs" has the meaning set forth in "Federal Income Tax Considerations--General" in this prospectus supplement.

    "Unpaid Interest Amount" for any class of certificates and any distribution date will equal the sum of (a) the portion of Accrued Certificate Interest from distribution dates prior to the current distribution date remaining unpaid immediately prior to the current distribution date, and
(b) interest on the amount in clause (a) above at the applicable Pass-Through Rate (to the extent permitted by applicable law).

    "Unpaid Realized Loss Amount" means, with respect to any class of Class M or Class B certificates and as to any distribution date, the excess of (i) the Applied Realized Loss Amounts with respect to that class over (ii) the sum of
(a) all distributions in reduction of Applied Realized Loss Amounts on all previous distribution dates, and (b) the amount by which the Class Certificate Balance of such class has been increased due to the receipt and distribution of any Subsequent Recoveries on all previous distribution dates. Any amounts distributed to a class of Subordinated Certificates in respect of any Unpaid Realized Loss Amount will not be applied to reduce the Class Certificate Balance of that class.

                                     ANNEX I

           CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

    A holder that is not a "United States person" (a "U.S. person") within the meaning of Section 7701(a)(30) of the Internal Revenue Code (a "non-U.S. holder") holding a book-entry certificate through Clearstream, societe anonyme, Euroclear or DTC may be subject to U.S. withholding tax unless such holder provides certain documentation to the issuer of such holder's book-entry certificate, the paying agent or any other entity required to withhold tax (any of the foregoing, a "U.S. withholding agent") establishing an exemption from withholding. A non-U.S. holder may be subject to withholding unless each U.S. withholding agent receives:

    1. from a non-U.S. holder that is classified as a corporation for U.S. federal income tax purposes or is an individual, and is eligible for the benefits of the portfolio interest exemption or an exemption (or reduced rate) based on a treaty, a duly completed and executed IRS Form W-8BEN (or any successor form);

    2. from a non-U.S. holder that is eligible for an exemption on the basis that the holder's income from the LIBOR Certificate is effectively connected to its U.S. trade or business, a duly completed and executed IRS Form W-8ECI (or any successor form);

    3. from a non-U.S. holder that is classified as a partnership for U.S. federal income tax purposes, a duly completed and executed IRS Form W-8IMY (or any successor form) with all supporting documentation (as specified in the U.S. Treasury Regulations) required to substantiate exemptions from withholding on behalf of its partners; certain partnerships may enter into agreements with the IRS providing for different documentation requirements and it is recommended that such partnerships consult their tax advisors with respect to these certification rules;

    4. from a non-U.S. holder that is an intermediary (i.e., a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a LIBOR Certificate):

        (a) if the intermediary is a "qualified intermediary" within the meaning of section 1.1441-1(e)(5)(ii) of the U.S. Treasury Regulations (a "qualified intermediary"), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)--

               (i) stating the name, permanent residence address and qualified intermediary employer identification number of the qualified intermediary and the country under the laws of which the qualified intermediary is created, incorporated or governed,

               (ii) certifying that the qualified intermediary has provided, or will provide, a withholding statement as required under section 1.1441-1(e)(5)(v) of the U.S. Treasury
                      Regulations,

               (iii) certifying that, with respect to accounts it identifies on its withholding statement, the qualified intermediary is not acting for its own account but is acting as a qualified intermediary, and

               (iv) providing any other information, certifications, or statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information and certifications described in section 1.1441-1(e)(3)(ii) or 1.1441-1(e)(5)(v) of the
                      U.S. Treasury Regulations; or

        (b) if the intermediary is not a qualified intermediary (a "nonqualified intermediary"), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)--

               (i) stating the name and permanent residence address of the nonqualified intermediary and the country under the laws of which the nonqualified intermediary is created, incorporated or governed,

               (ii) certifying that the nonqualified intermediary is not acting for its own account,

               (iii) certifying that the nonqualified intermediary has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of such nonqualified intermediary's beneficial owners, and

               (iv) providing any other information, certifications or statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information, certifications, and statements described in section 1.1441-1(e)(3)(iii) or (iv) of the U.S. Treasury Regulations; or

    5. from a non-U.S. holder that is a trust, depending on whether the trust is classified for U.S. federal income tax purposes as the beneficial owner of the LIBOR Certificate, either an IRS Form W-8BEN or W-8IMY; any non-U.S. holder that is a trust should consult its tax advisors to determine which of these forms it should provide.

    All non-U.S. holders will be required to update the above-listed forms and any supporting documentation in accordance with the requirements under the U.S. Treasury Regulations. These forms generally remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect. Under certain circumstances, an IRS Form W-8BEN, if furnished with a taxpayer identification number, remains in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect.

    In addition, all holders, including holders that are U.S. persons, holding book-entry certificates through Clearstream, societe anonyme, Euroclear or DTC may be subject to backup withholding unless the holder--

               (i) provides the appropriate IRS Form W-8 (or any successor or substitute form), duly completed and executed, if the holder is a non-U.S. holder;

               (ii) provides a duly completed and executed IRS Form W-9, if the holder is a U.S. person; or

               (iii) can be treated as an "exempt recipient" within the meaning of section 1.6049-4(c)(1)(ii) of the U.S. Treasury Regulations (e.g., a corporation or a financial institution such as a bank).

    This summary does not deal with all of the aspects of U.S. federal income tax withholding or backup withholding that may be relevant to investors that are non-U.S. holders. Such holders are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of book-entry certificates.

                                    ANNEX II

            INTEREST RATE SWAP NOTIONAL AMOUNT AMORTIZATION SCHEDULE


                     Interest Rate
                     Swap Notional
Distribution Date      Amount ($)       Rate (%)
-----------------   ----------------   --------
May 2007            1,028,225,000.00    5.23000%
June 2007           1,004,055,877.24    5.21308%
July 2007             979,089,115.48    5.19616%
August 2007           953,390,695.21    5.17924%
September 2007        927,028,994.86    5.16232%
October 2007          900,074,486.95    5.14540%
November 2007         872,599,419.05    5.12848%
December 2007         844,334,978.12    5.11156%
January 2008          815,710,381.34    5.09463%
February 2008         786,802,139.07    5.07771%
March 2008            757,689,832.34    5.06079%
April 2008            728,462,272.43    5.04387%
May 2008              699,922,382.99    5.02695%
June 2008             672,510,095.87    5.01003%
July 2008             646,179,915.69    4.99311%
August 2008           620,888,236.79    4.97619%
September 2008        596,593,246.07    4.95927%
October 2008          573,253,182.07    4.94235%
November 2008         550,767,464.50    4.92543%
December 2008         528,445,939.88    4.90851%
January 2009          493,575,962.17    4.89159%
February 2009         453,520,866.89    4.87467%
March 2009            416,949,166.85    4.85774%
April 2009            383,538,880.15    4.84082%
May 2009              353,018,887.75    4.82390%
June 2009             325,868,862.34    4.80698%
July 2009             302,044,491.14    4.79006%
August 2009           281,013,223.41    4.77314%
September 2009        262,343,415.65    4.75622%
October 2009          245,684,425.94    4.73930%
November 2009         230,749,495.71    4.72238%
December 2009         217,301,917.74    4.70546%
January 2010          205,144,849.54    4.68854%
February 2010         194,109,666.29    4.67162%
March 2010            184,052,274.36    4.65470%
April 2010            174,855,577.09    4.63778%
May 2010              166,417,831.00    4.62086%
June 2010             158,472,163.67    4.60393%
July 2010             150,872,405.13    4.58701%
August 2010           143,603,915.65    4.57009%
September 2010        136,651,574.12    4.55317%
October 2010          130,001,315.86    4.53625%
November 2010         123,639,841.65    4.51933%
December 2010         117,828,556.75    4.50241%
January 2011          112,269,025.45    4.48549%
February 2011         106,950,282.76    4.46857%
March 2011            101,861,661.67    4.45165%
April 2011             96,993,075.86    4.43473%
May 2011               92,334,880.39    4.41781%
June 2011              87,877,858.44    4.40089%
July 2011              83,613,203.00    4.38397%
August 2011            79,532,618.11    4.36704%
September 2011         75,627,982.70    4.35012%
October 2011           71,891,545.62    4.33320%
November 2011          68,315,960.26    4.31628%
December 2011          65,099,746.44    4.29936%
January 2012           62,021,358.09    4.28244%
February 2012 and                  -          -
thereafter

                                    ANNEX III

                           INTEREST RATE CAP SCHEDULE

                     Interest Rate
                      Cap Notional     Cap Strike
Distribution Date      Amount ($)          (%)
-----------------   ----------------   ----------
May 2007                           -          -
June 2007               7,277,590.95     5.37000%
July 2007              11,316,921.55     5.37000%
August 2007            15,395,182.77     5.37000%
September 2007         19,489,653.08     5.37000%
October 2007           23,577,152.50     5.37000%
November 2007          27,634,193.75     5.37000%
December 2007          31,613,295.08     5.37000%
January 2008           35,512,569.20     5.37000%
February 2008          39,308,432.63     5.37000%
March 2008             42,977,188.13     5.37000%
April 2008             46,494,157.32     5.37000%
May 2008               49,716,869.62     5.37000%
June 2008              52,579,913.98     5.37000%
July 2008              55,104,891.49     5.37000%
August 2008            57,312,287.45     5.37000%
September 2008         59,221,528.46     5.37000%
October 2008           60,851,368.47     5.37000%
November 2008          62,231,373.24     5.37000%
December 2008          63,375,684.78     5.37000%
January 2009           66,779,366.24     5.37000%
February 2009          70,649,722.65     5.37000%
March 2009             73,243,963.81     5.37000%
April 2009             74,732,951.52     5.37000%
May 2009               75,270,154.19     5.37000%
June 2009              74,881,549.78     5.37000%
July 2009              73,726,419.53     5.37000%
August 2009            72,036,311.74     5.37000%
September 2009         69,981,263.08     5.37000%
October 2009           67,687,424.05     5.37000%
November 2009          65,248,688.01     5.37000%
December 2009          62,734,710.30     5.37000%
January 2010           60,197,027.48     5.37000%
February 2010          57,675,121.47     5.37000%
March 2010             55,194,859.78     5.37000%
April 2010             52,775,601.45     5.37000%
May 2010               61,213,347.54     5.37000%
June 2010              69,159,014.87     5.37000%
July 2010              76,758,773.41     5.37000%
August 2010            75,156,187.17     5.37000%
September 2010         69,505,850.02     5.37000%
October 2010           63,555,829.03     5.37000%
November 2010          57,319,470.68     5.37000%
December 2010          50,535,418.74     5.37000%
January 2011           43,502,158.56     5.37000%
February 2011          36,231,756.72     5.37000%
March 2011             28,734,016.28     5.37000%
April 2011             21,018,822.80     5.37000%
May 2011               13,095,870.90     5.37000%
June 2011               7,305,844.92     5.37000%
July 2011               1,325,701.10     5.37000%
August 2011 and                    -           -
thereafter


                                     III-1

Securitized Asset Backed Receivables LLC Trust 2007-BR2              SCHEDULE A
All records
================================================================================

Summary Statistics
As-of / Cut-off Date: 2007-04-01
Number of Mortgage Loans: 5,484
Aggregate Principal Balance ($): 1,099,706,087
Weighted Average Current Mortgage Rate (%): 8.146
Non-Zero Weighted Average Margin (%): 6.263
Non-Zero Weighted Average Maximum Rate (%): 14.508
Non-Zero Weighted Average Months to Roll: 30
Weighted Average Stated Original Term (months): 359
Weighted Average Stated Remaining Term (months): 355
Weighted Average Combined Original LTV (%): 83.49
Weighted Average Combined Original LTV Incl Simultaneous Seconds (%): 90.68 % Loans with Simultaneous Seconds: 37.29
% First Liens: 91.27
% Owner Occupied: 94.72
% Purchase: 39.00
% Full Documentation: 41.24
% Full-12mos Bank Statements: 12.95
Non-Zero Weighted Average FICO Score: 633



                                                     % of Mortgage    Weighted     Weighted
                                                      Loan Pool by     Average      Average       Weighted    Non-Zero   Non-Zero
                Number of            Aggregate           Aggregate       Gross    Remaining        Average    Weighted   Weighted
                 Mortgage         Cut-off Date        Cut-off Date    Interest         Term       Combined     Average    Average
Originator          Loans    Principal Balance   Principal Balance        Rate     (months)   Original LTV        FICO        DTI
-------------   ---------    -----------------   -----------------    --------    ---------   ------------    --------   --------
NC                  2,019         $423,914,399               38.55%      8.253%         355          83.34%        626      41.91
WMC                 3,465          675,791,688               61.45       8.079          356          83.58         638      41.67
-------------   ---------    -----------------   -----------------    --------    ---------   ------------    --------   --------
Total:              5,484       $1,099,706,087              100.00%      8.146%         355          83.49%        633      41.76

--------------------------------------------------------------------------------

Securitized Asset Backed Receivables LLC Trust 2007-BR2
All records
================================================================================


                                                                        % of Mortgage    Weighted     Weighted
                                                                         Loan Pool by     Average      Average       Weighted
                                   Number of            Aggregate           Aggregate       Gross    Remaining        Average
Product                             Mortgage         Cut-off Date        Cut-off Date    Interest         Term       Combined
Type                                   Loans    Principal Balance   Principal Balance        Rate     (months)   Original LTV
--------------------------------   ---------    -----------------   -----------------    --------    ---------   ------------
Fixed - 10 Year                            1              $63,874                0.01%      7.125%         117          27.08%
Fixed - 15 Year                           38            3,251,843                0.30       8.737          176          76.68
Fixed - 20 Year                           11            1,502,919                0.14       7.640          236          82.33
Fixed - 25 Year                            1               75,717                0.01       7.015          297          76.77
Fixed - 30 Year                        1,856          158,046,197               14.37       9.979          356          91.44
Balloon - 15/30                           27            1,541,468                0.14      11.246          174          99.45
Balloon - 30/40                          172           36,528,906                3.32       7.897          356          79.01
ARM - 2 Year/6 Month - 5 Yr IO           306          111,949,211               10.18       7.366          356          82.97
ARM - 3 Year/6 Month - 5 Yr IO            79           24,532,846                2.23       7.356          356          83.09
ARM - 5 Year/6 Month - 5 Yr IO            88           33,610,491                3.06       6.310          357          81.75
ARM - 2 Year/6 Month - 10 Yr IO           13            4,345,156                0.40       6.913          357          83.65
ARM - 3 Year/6 Month - 10 Yr IO            1              427,405                0.04       6.770          357          95.00
ARM - 5 Year/6 Month - 10 Yr IO           25            8,988,716                0.82       6.366          357          85.52
ARM - 5 Year/6 Month - 3 Yr IO             1              655,500                0.06       8.775          357          95.00
ARM - 7 Year/6 Month - 10 Yr IO            2              611,050                0.06       7.093          356          85.17
ARM - 10 Year/6 Month - 5 Yr IO            2              837,250                0.08       6.707          357          89.77
ARM - 10 Year/6 Month - 10 Yr IO          73           28,147,837                2.56       6.103          357          76.95
ARM - 10 Year/6 Month                     21            4,509,060                0.41       7.295          357          79.41
ARM - 2 Year/6 Month/40-30 Yr
Balloon                                  881          230,317,285               20.94       8.210          356          82.08
ARM - 2 Year/6 Month/50-30 Yr
Balloon                                  528          169,505,438               15.41       7.896          357          82.11
ARM - 3 Year/6 Month/40-30 Yr
Balloon                                  118           33,147,526                3.01       8.114          356          82.82
ARM - 5 Year/6 Month/40-30 Yr
Balloon                                   51           16,947,700                1.54       6.940          357          83.65
ARM - 10 Year/6 Month/40-30 Yr
Balloon                                   22            5,789,038                0.53       7.533          357          82.95
ARM - 2 Year/6 Month                     851          149,513,799               13.60       8.519          356          82.82
ARM - 3 Year/6 Month                     139           26,579,189                2.42       8.105          356          81.41
ARM - 5 Year/6 Month                      55           15,447,040                1.40       7.449          356          84.66
ARM - 10 Year/6 Month/50-30 Yr
Balloon                                   11            3,487,995                0.32       6.540          357          79.75
ARM - 3 Year/6 Month/50-30 Yr
Balloon                                   18            3,930,731                0.36       7.957          357          80.05
ARM - 5 Year/6 Month/50-30 Yr
Balloon                                   48           16,453,662                1.50       7.168          357          83.01
ARM - 7 Year/6 Month/40-30 Yr
Balloon                                    1              256,676                0.02       7.700          356          91.79
ARM - 7 Year/6 Month                       1              274,448                0.02       8.050          357          59.14
Balloon - 30/50                           41            8,177,112                0.74       7.912          357          78.75
Fixed - 30 Year - 10 Yr IO                 2              253,000                0.02       7.877          357          73.86
--------------------------------   ---------    -----------------   -----------------    --------    ---------   ------------
Total:                                 5,484       $1,099,706,087              100.00%      8.146%         355          83.49%




                                   Non-Zero   Non-Zero
                                   Weighted   Weighted
Product                             Average    Average
Type                                   FICO        DTI
--------------------------------   --------   --------
Fixed - 10 Year                         697      27.73
Fixed - 15 Year                         633      39.60
Fixed - 20 Year                         630      41.86
Fixed - 25 Year                         642      23.93
Fixed - 30 Year                         636      41.58
Balloon - 15/30                         633      41.93
Balloon - 30/40                         623      42.52
ARM - 2 Year/6 Month - 5 Yr IO          652      41.55
ARM - 3 Year/6 Month - 5 Yr IO          637      42.34
ARM - 5 Year/6 Month - 5 Yr IO          713      33.76
ARM - 2 Year/6 Month - 10 Yr IO         670      40.17
ARM - 3 Year/6 Month - 10 Yr IO         618      44.70
ARM - 5 Year/6 Month - 10 Yr IO         717      32.15
ARM - 5 Year/6 Month - 3 Yr IO          600      48.59
ARM - 7 Year/6 Month - 10 Yr IO         743      41.46
ARM - 10 Year/6 Month - 5 Yr IO         649      38.52
ARM - 10 Year/6 Month - 10 Yr IO        706      32.20
ARM - 10 Year/6 Month                   670      37.39
ARM - 2 Year/6 Month/40-30 Yr
Balloon                                 615      43.12
ARM - 2 Year/6 Month/50-30 Yr
Balloon                                 621      44.32
ARM - 3 Year/6 Month/40-30 Yr
Balloon                                 603      43.16
ARM - 5 Year/6 Month/40-30 Yr
Balloon                                 697      39.54
ARM - 10 Year/6 Month/40-30 Yr
Balloon                                 659      36.83
ARM - 2 Year/6 Month                    610      41.63
ARM - 3 Year/6 Month                    616      39.93
ARM - 5 Year/6 Month                    694      39.76
ARM - 10 Year/6 Month/50-30 Yr
Balloon                                 666      43.41
ARM - 3 Year/6 Month/50-30 Yr
Balloon                                 607      42.26
ARM - 5 Year/6 Month/50-30 Yr
Balloon                                 689      43.69
ARM - 7 Year/6 Month/40-30 Yr
Balloon                                 528      33.99
ARM - 7 Year/6 Month                    573      36.49
Balloon - 30/50                         607      42.50
Fixed - 30 Year - 10 Yr IO              629      37.16
--------------------------------   --------   --------
Total:                                  633      41.76


--------------------------------------------------------------------------------

Securitized Asset Backed Receivables LLC Trust 2007-BR2
All records
================================================================================



                                                         % of Mortgage    Weighted     Weighted
                                                          Loan Pool by     Average      Average       Weighted    Non-Zero  Non-Zero
Gross               Number of            Aggregate           Aggregate       Gross    Remaining        Average    Weighted  Weighted
Interest             Mortgage         Cut-off Date        Cut-off Date    Interest         Term       Combined     Average   Average
Rate (%)                Loans    Principal Balance   Principal Balance        Rate     (months)   Original LTV        FICO       DTI
-----------------   ---------    -----------------   -----------------    --------    ---------   ------------    --------  --------
4.000% - 4.999%             3           $1,159,698                0.11%      4.825%         357          62.94%        737      0.29
5.000% - 5.999%           119           46,690,339                4.25       5.673          356          75.86         715     31.34
6.000% - 6.999%           628          203,662,664               18.52       6.635          356          81.72         661     41.11
7.000% - 7.999%         1,235          341,544,633               31.06       7.570          356          81.33         636     43.16
8.000% - 8.999%         1,149          260,685,815               23.71       8.519          356          82.67         615     42.26
9.000% - 9.999%           888          128,217,237               11.66       9.511          355          85.86         594     42.00
10.000% - 10.999%         649           62,372,351                5.67      10.562          354          92.70         615     41.58
11.000% - 11.999%         480           36,688,825                3.34      11.427          353          97.70         633     42.00
12.000% - 12.999%         333           18,684,525                1.70      12.446          348          99.16         631     43.66
-----------------   ---------    -----------------   -----------------    --------    ---------   ------------    --------  --------
Total:                  5,484       $1,099,706,087              100.00%      8.146%         355          83.49%        633     41.76

Minimum: 4.825%
Maximum: 12.900%
Weighted Average: 8.146%


--------------------------------------------------------------------------------

Securitized Asset Backed Receivables LLC Trust 2007-BR2
All records
================================================================================


                                                                 % of Mortgage    Weighted     Weighted
                                                                  Loan Pool by     Average      Average       Weighted
Cut-off                     Number of            Aggregate           Aggregate       Gross    Remaining        Average
Date Principal               Mortgage         Cut-off Date        Cut-off Date    Interest         Term       Combined
Balance ($)                     Loans    Principal Balance   Principal Balance        Rate     (months)   Original LTV
-------------------------   ---------    -----------------   -----------------    --------    ---------   ------------
$1 - $25,000                      159           $3,192,871                0.29%     10.833%         349          99.54%
$25,001 - $50,000                 512           19,510,170                1.77      10.980          350          98.21
$50,001 - $75,000                 624           38,962,113                3.54      10.444          350          91.09
$75,001 - $100,000                556           48,271,144                4.39       9.960          352          89.55
$100,001 - $125,000               481           54,250,032                4.93       9.279          355          86.21
$125,001 - $150,000               426           58,146,192                5.29       8.813          355          83.76
$150,001 - $175,000               320           52,044,565                4.73       8.447          355          81.45
$175,001 - $200,000               284           53,169,129                4.83       8.129          355          81.32
$200,001 - $225,000               273           58,209,933                5.29       8.054          356          81.73
$225,001 - $250,000               210           49,847,927                4.53       8.058          356          82.47
$250,001 - $275,000               184           48,330,933                4.39       7.989          356          81.28
$275,001 - $300,000               213           61,319,615                5.58       7.691          356          80.64
$300,001 - $325,000               182           56,930,935                5.18       7.644          356          82.11
$325,001 - $350,000               136           45,763,036                4.16       7.802          355          82.59
$350,001 - $375,000               128           46,322,670                4.21       7.560          356          82.01
$375,001 - $400,000               121           46,969,230                4.27       7.573          356          81.91
$400,001 - $425,000               103           42,596,080                3.87       7.603          356          83.02
$425,001 - $450,000               111           48,709,522                4.43       7.578          356          81.21
$450,001 - $475,000                79           36,529,271                3.32       7.312          356          84.15
$475,001 - $500,000                77           37,613,730                3.42       7.291          356          81.40
$500,001 - $750,000               267          158,626,167               14.42       7.640          356          83.89
$750,001 - $1,000,000              32           26,862,730                2.44       7.572          356          83.49
$1,000,001 >=                       6            7,528,091                0.68       7.702          356          76.96
-------------------------   ---------    -----------------   -----------------    --------    ---------   ------------
Total:                          5,484       $1,099,706,087              100.00%      8.146%         355          83.49%




                            Non-Zero   Non-Zero
Cut-off                     Weighted   Weighted
Date Principal               Average    Average
Balance ($)                     FICO        DTI
-------------------------   --------   --------
$1 - $25,000                     619      39.75
$25,001 - $50,000                634      42.41
$50,001 - $75,000                622      40.38
$75,001 - $100,000               620      40.46
$100,001 - $125,000              620      41.35
$125,001 - $150,000              617      41.27
$150,001 - $175,000              619      41.84
$175,001 - $200,000              620      42.19
$200,001 - $225,000              622      42.19
$225,001 - $250,000              619      42.57
$250,001 - $275,000              623      42.28
$275,001 - $300,000              636      41.85
$300,001 - $325,000              636      42.23
$325,001 - $350,000              628      42.34
$350,001 - $375,000              639      43.16
$375,001 - $400,000              641      42.32
$400,001 - $425,000              635      42.55
$425,001 - $450,000              642      43.63
$450,001 - $475,000              641      42.72
$475,001 - $500,000              646      42.65
$500,001 - $750,000              652      41.00
$750,001 - $1,000,000            659      36.03
$1,000,001 >=                    659      39.09
-------------------------   --------   --------
Total:                           633      41.76

Minimum: $13,589
Maximum: $1,462,031
Average: $200,530


                                                        % of Mortgage    Weighted     Weighted
                                                         Loan Pool by     Average      Average       Weighted    Non-Zero   Non-Zero
Original           Number of            Aggregate           Aggregate       Gross    Remaining        Average    Weighted   Weighted
Term                Mortgage         Cut-off Date        Cut-off Date    Interest         Term       Combined     Average    Average
(months)               Loans    Principal Balance   Principal Balance        Rate     (months)   Original LTV        FICO        DTI
----------------   ---------    -----------------   -----------------    --------    ---------   ------------    --------   --------
120                        1              $63,874                0.01%      7.125%         117          27.08%        697      27.73
180                       65            4,793,311                0.44       9.544          176          84.01         633      40.35
240                       11            1,502,919                0.14       7.640          236          82.33         630      41.86
300                        2              193,648                0.02       8.218          297          87.63         590      28.88
360                    5,405        1,093,152,334               99.40       8.141          356          83.49         633      41.77
----------------   ---------    -----------------   -----------------    --------    ---------   ------------    --------   --------
Total:                 5,484       $1,099,706,087              100.00%      8.146%         355          83.49%        633      41.76

Minimum: 120
Maximum: 360
Weighted Average: 359

--------------------------------------------------------------------------------

Securitized Asset Backed Receivables LLC Trust 2007-BR2
All records
================================================================================


                                                       % of Mortgage    Weighted     Weighted
                                                        Loan Pool by     Average      Average       Weighted    Non-Zero   Non-Zero
Remaining         Number of            Aggregate           Aggregate       Gross    Remaining        Average    Weighted   Weighted
Term               Mortgage         Cut-off Date        Cut-off Date    Interest         Term       Combined     Average    Average
(months)              Loans    Principal Balance   Principal Balance        Rate     (months)   Original LTV        FICO        DTI
---------------   ---------    -----------------   -----------------    --------    ---------   ------------    --------   --------
61 - 120                  1              $63,874                0.01%      7.125%         117          27.08%        697      27.73
121 - 180                65            4,793,311                0.44       9.544          176          84.01         633      40.35
181 - 240                11            1,502,919                0.14       7.640          236          82.33         630      41.86
241 - 300                 2              193,648                0.02       8.218          297          87.63         590      28.88
301 - 360             5,405        1,093,152,334               99.40       8.141          356          83.49         633      41.77
---------------   ---------    -----------------   -----------------    --------    ---------   ------------    --------   --------
Total:                5,484       $1,099,706,087              100.00%      8.146%         355          83.49%        633      41.76

Minimum: 117
Maximum: 357
Weighted Average: 355


                                                         % of Mortgage    Weighted     Weighted
                                                          Loan Pool by     Average      Average      Weighted    Non-Zero   Non-Zero
Combined             Number of            Aggregate          Aggregate       Gross    Remaining       Average    Weighted   Weighted
Original              Mortgage         Cut-off Date       Cut-off Date    Interest         Term      Combined     Average    Average
LTV Ratio (%)            Loans    Principal Balance  Principal Balance        Rate     (months)  Original LTV        FICO        DTI
------------------   ---------    -----------------  -----------------    --------    ---------  ------------    --------   --------
15.01% - 20.00%              4             $369,344               0.03%      8.809%         357         17.69%        600      31.30
20.01% - 25.00%              3              423,939               0.04       8.730          327         21.79         573      45.03
25.01% - 30.00%              7              592,852               0.05       7.673          316         28.95         632      40.77
30.01% - 35.00%              4            1,123,194               0.10       6.027          357         33.94         706      16.77
35.01% - 40.00%             15            2,510,912               0.23       6.551          342         37.86         693      33.68
40.01% - 45.00%             19            4,155,075               0.38       6.969          357         42.87         667      26.50
45.01% - 50.00%             27            6,165,037               0.56       7.270          355         48.30         640      33.97
50.01% - 55.00%             31            6,097,509               0.55       7.354          355         53.06         626      41.22
55.01% - 60.00%             70           14,978,717               1.36       7.623          354         57.98         614      36.61
60.01% - 65.00%             71           17,419,297               1.58       7.426          355         63.16         613      40.24
65.01% - 70.00%            132           29,750,590               2.71       7.830          356         68.62         607      40.11
70.01% - 75.00%            190           49,370,430               4.49       7.787          354         73.96         608      43.80
75.01% - 80.00%          1,909          478,579,397              43.52       7.753          356         79.87         641      42.54
80.01% - 85.00%            370           88,784,615               8.07       8.102          356         84.31         605      42.33
85.01% - 90.00%            619          163,206,477              14.84       8.007          356         89.51         630      40.23
90.01% - 95.00%            572          137,648,148              12.52       8.217          356         94.61         629      41.67
95.01% - 100.00%         1,441           98,530,555               8.96      10.922          352         99.92         652      42.34
------------------   ---------    -----------------  -----------------    --------    ---------  ------------    --------   --------
Total:                   5,484       $1,099,706,087             100.00%      8.146%         355         83.49%        633      41.76

Minimum: 15.56%
Maximum: 100.00%
Weighted Average: 83.49%

--------------------------------------------------------------------------------

Securitized Asset Backed Receivables LLC Trust 2007-BR2
All records
================================================================================


                                                        % of Mortgage    Weighted     Weighted
                                                         Loan Pool by     Average      Average       Weighted    Non-Zero   Non-Zero
                   Number of            Aggregate           Aggregate       Gross    Remaining        Average    Weighted   Weighted
Gross               Mortgage         Cut-off Date        Cut-off Date    Interest         Term       Combined     Average    Average
Margin (%)             Loans    Principal Balance   Principal Balance        Rate     (months)   Original LTV        FICO        DTI
----------------   ---------    -----------------   -----------------    --------    ---------   ------------    --------   --------
Fixed Rate Loans       2,149         $209,441,038               19.05%      9.504%         351          88.50%        632      41.74
0.001% - 3.500%           24           11,300,196                1.03       5.715          357          79.89         735       1.21
3.501% - 4.000%            3              977,429                0.09       6.193          356          75.93         710      15.55
4.001% - 4.500%            3              562,806                0.05       7.543          356          82.54         596      44.12
4.501% - 5.000%           83           23,273,595                2.12       6.674          357          73.71         673      41.01
5.001% - 5.500%          236           63,694,671                5.79       7.290          357          81.13         648      42.25
5.501% - 6.000%          622          175,770,311               15.98       7.422          356          81.98         639      41.37
6.001% - 6.500%        1,413          371,669,713               33.80       7.982          356          82.80         627      42.59
6.501% - 7.000%          501          128,339,340               11.67       8.038          356          83.06         630      42.81
7.001% - 7.500%          267           64,670,238                5.88       8.392          357          83.23         615      42.31
7.501% - 8.000%          182           49,899,147                4.54       8.547          357          82.93         627      43.09
8.001% - 8.500%            1              107,603                0.01       9.300          353          61.71         514      24.18
----------------   ---------    -----------------   -----------------    --------    ---------   ------------    --------   --------
Total:                 5,484       $1,099,706,087              100.00%      8.146%         355          83.49%        633      41.76

Non-Zero Minimum: 2.500%
Maximum: 8.050%
Non-Zero Weighted Average: 6.263%


                                                        % of Mortgage    Weighted     Weighted
                                                         Loan Pool by     Average      Average       Weighted    Non-Zero   Non-Zero
Minimum             Number of            Aggregate          Aggregate       Gross    Remaining        Average    Weighted   Weighted
Mortgage             Mortgage         Cut-off Date       Cut-off Date    Interest         Term       Combined     Average    Average
Rate (%)                Loans    Principal Balance  Principal Balance        Rate     (months)   Original LTV        FICO        DTI
-----------------   ---------    -----------------  -----------------    --------    ---------   ------------    --------   --------
Fixed Rate Loans        2,149         $209,441,038              19.05%      9.504%         351          88.50%        632      41.74
4.501% - 5.000%             4            1,291,544               0.12       5.420          357          64.17         715       3.28
5.001% - 5.500%            20            8,648,417               0.79       5.357          357          68.82         715      24.16
5.501% - 6.000%           355          112,028,657              10.19       6.997          356          81.32         665      38.69
6.001% - 6.500%           991          259,039,509              23.56       7.840          356          82.86         633      41.61
6.501% - 7.000%           322          103,810,804               9.44       7.177          357          83.31         647      42.74
7.001% - 7.500%           305           89,759,140               8.16       7.422          357          81.68         641      42.88
7.501% - 8.000%           425          115,743,298              10.52       7.786          357          81.36         633      43.97
8.001% - 8.500%           254           63,096,728               5.74       8.291          357          82.32         619      42.59
8.501% - 9.000%           289           67,991,052               6.18       8.776          356          82.75         608      43.02
9.001% - 9.500%           154           31,747,110               2.89       9.293          356          82.95         584      41.81
9.501% - 10.000%          132           24,573,311               2.23       9.803          356          85.17         569      42.94
10.001% - 10.500%          38            7,415,676               0.67      10.285          356          86.96         560      39.26
10.501% - 11.000%          38            4,181,379               0.38      10.684          356          86.75         543      40.11
11.001% - 11.500%           7              869,006               0.08      11.163          356          82.60         546      30.89
11.501% - 12.000%           1               69,418               0.01      11.600          352          80.00         518      44.78
-----------------   ---------    -----------------  -----------------    --------    ---------   ------------    --------   --------
Total:                  5,484       $1,099,706,087             100.00%      8.146%         355          83.49%        633      41.76

Non-Zero Minimum: 4.825%
Maximum: 11.600%
Non-Zero Weighted Average: 7.147%

--------------------------------------------------------------------------------

Securitized Asset Backed Receivables LLC Trust 2007-BR2
All records
================================================================================


                                                        % of Mortgage    Weighted     Weighted
                                                         Loan Pool by     Average      Average       Weighted    Non-Zero   Non-Zero
Maximum             Number of            Aggregate          Aggregate       Gross    Remaining        Average    Weighted   Weighted
Mortgage             Mortgage         Cut-off Date       Cut-off Date    Interest         Term       Combined     Average    Average
Rate (%)                Loans    Principal Balance  Principal Balance        Rate     (months)   Original LTV        FICO        DTI
-----------------   ---------    -----------------  -----------------    --------    ---------   ------------    --------   --------
Fixed Rate Loans        2,149         $209,441,038              19.05%      9.504%         351          88.50%        632      41.74
11.001% - 11.500%           3            1,159,698               0.11       4.825          357          62.94         737       0.29
11.501% - 12.000%          17            7,825,230               0.71       5.303          357          68.16         721      21.77
12.001% - 12.500%          81           30,613,866               2.78       5.770          357          77.60         724      32.65
12.501% - 13.000%         157           55,708,927               5.07       6.209          357          81.09         686      37.67
13.001% - 13.500%         297           99,509,186               9.05       6.726          357          83.11         658      42.29
13.501% - 14.000%         388          120,270,183              10.94       7.165          356          81.81         647      42.53
14.001% - 14.500%         569          160,323,190              14.58       7.648          356          81.38         634      43.86
14.501% - 15.000%         467          122,328,877              11.12       8.045          356          82.12         627      42.51
15.001% - 15.500%         470          115,939,167              10.54       8.550          356          82.44         614      42.12
15.501% - 16.000%         364           86,805,703               7.89       8.976          356          84.55         600      42.67
16.001% - 16.500%         240           43,747,387               3.98       9.571          356          85.39         579      42.64
16.501% - 17.000%         149           28,272,937               2.57       9.897          356          85.90         579      41.77
17.001% - 17.500%          89           12,673,730               1.15      10.389          356          86.05         568      42.26
17.501% - 18.000%          31            3,835,893               0.35      10.804          356          85.45         576      37.33
18.001% - 18.500%           6              545,641               0.05      11.281          356          80.93         530      38.89
18.501% - 19.000%           6              643,879               0.06      11.862          355          75.80         521      40.79
19.501% - 20.000%           1               61,553               0.01      12.650          357          70.00         507      22.64
-----------------   ---------    -----------------  -----------------    --------    ---------   ------------    --------   --------
Total:                  5,484       $1,099,706,087             100.00%      8.146%         355          83.49%        633      41.76

Non-Zero Minimum: 11.325%
Maximum: 19.650%
Non-Zero Weighted Average: 14.508%


                                                        % of Mortgage    Weighted     Weighted
                                                         Loan Pool by     Average      Average       Weighted    Non-Zero   Non-Zero
                   Number of            Aggregate           Aggregate       Gross    Remaining        Average    Weighted   Weighted
                    Mortgage         Cut-off Date        Cut-off Date    Interest         Term       Combined     Average    Average
Initial Cap (%)        Loans    Principal Balance   Principal Balance        Rate     (months)   Original LTV        FICO        DTI
----------------   ---------    -----------------   -----------------    --------    ---------   ------------    --------   --------
Fixed Rate Loans       2,149         $209,441,038               19.05%      9.504%         351          88.50%        632      41.74
1.000%                    15            2,351,161                0.21       8.275          356          78.06         617      38.53
2.000%                 1,278          333,865,332               30.36       8.045          356          82.80         624      42.15
3.000%                 1,797          467,738,791               42.53       7.931          357          82.32         627      42.95
5.000%                   245           86,309,766                7.85       6.403          357          80.49         702      33.95
----------------   ---------    -----------------   -----------------    --------    ---------   ------------    --------   --------
Total:                 5,484       $1,099,706,087              100.00%      8.146%         355          83.49%        633      41.76

Non-Zero Minimum: 1.000%
Maximum: 5.000%
Non-Zero Weighted Average: 2.814%

--------------------------------------------------------------------------------

Securitized Asset Backed Receivables LLC Trust 2007-BR2
All records
================================================================================


                                                        % of Mortgage    Weighted     Weighted
                                                         Loan Pool by     Average      Average       Weighted    Non-Zero   Non-Zero
                   Number of            Aggregate           Aggregate       Gross    Remaining        Average    Weighted   Weighted
Periodic            Mortgage         Cut-off Date        Cut-off Date    Interest         Term       Combined     Average    Average
Cap (%)                Loans    Principal Balance   Principal Balance        Rate     (months)   Original LTV        FICO        DTI
----------------   ---------    -----------------   -----------------    --------    ---------   ------------    --------   --------
Fixed Rate Loans       2,149         $209,441,038               19.05%      9.504%         351          88.50%        632      41.74
1.000%                 2,076          560,026,415               50.93       7.698          357          82.04         639      41.53
1.500%                 1,247          327,325,873               29.76       8.038          356          82.72         624      42.17
2.000%                    12            2,912,761                0.26       8.750          355          88.38         589      43.32
----------------   ---------    -----------------   -----------------    --------    ---------   ------------    --------   --------
Total:                 5,484       $1,099,706,087              100.00%      8.146%         355          83.49%        633      41.76

Non-Zero Minimum: 1.000%
Maximum: 2.000%
Non-Zero Weighted Average: 1.187%


                                                        % of Mortgage    Weighted     Weighted
Next                                                     Loan Pool by     Average      Average       Weighted    Non-Zero   Non-Zero
Rate               Number of            Aggregate           Aggregate       Gross    Remaining        Average    Weighted   Weighted
Adjustment          Mortgage         Cut-off Date        Cut-off Date    Interest         Term       Combined     Average    Average
Date                   Loans    Principal Balance   Principal Balance        Rate     (months)   Original LTV        FICO        DTI
----------------   ---------    -----------------   -----------------    --------    ---------   ------------    --------   --------
Fixed Rate Loans       2,149         $209,441,038               19.05%      9.504%         351          88.50%        632      41.74
April 2008                 1              261,025                0.02       7.850          348          87.33         581      52.99
June 2008                  1              131,207                0.01       8.700          350          80.00         627      49.89
July 2008                 10            1,912,101                0.17       8.584          351          82.17         615      42.28
August 2008                6            1,101,684                0.10       8.814          352          83.97         614      41.73
September 2008            20            4,610,467                0.42       8.769          353          84.18         623      38.88
October 2008              66           19,933,816                1.81       8.259          354          83.93         627      43.93
November 2008            186           49,596,476                4.51       8.404          355          85.04         623      43.37
December 2008            878          227,882,327               20.72       8.048          356          82.13         626      42.64
January 2009           1,411          360,201,787               32.75       7.975          357          82.12         619      42.82
August 2009                1               69,418                0.01      11.600          352          80.00         518      44.78
September 2009             3              907,920                0.08       7.151          353          85.75         627      43.40
October 2009               3              495,544                0.05       8.476          354          83.90         647      30.82
November 2009             48           12,237,851                1.11       7.917          355          84.77         606      42.95
December 2009            191           47,847,487                4.35       7.955          356          82.47         617      42.30
January 2010             109           27,059,475                2.46       7.761          357          81.10         620      40.98
November 2011              6            1,332,343                0.12       6.466          355          81.05         681      46.40
December 2011             74           27,875,307                2.53       6.925          356          84.96         706      38.81
January 2012             188           62,895,460                5.72       6.742          357          82.57         701      36.81
December 2013              2              706,676                0.06       7.366          356          90.65         657      39.91
January 2014               2              435,498                0.04       7.612          357          63.77         649      36.45
November 2016              3            1,130,195                0.10       6.379          355          75.78         717      45.16
December 2016             27            7,881,824                0.72       6.744          356          81.88         677      39.44
January 2017              99           33,759,160                3.07       6.408          357          77.80         694      32.88
----------------   ---------    -----------------   -----------------    --------    ---------   ------------    --------   --------
Total:                 5,484       $1,099,706,087              100.00%      8.146%         355          83.49%        633      41.76

Non-Zero Weighted Average: 2009-10-01

--------------------------------------------------------------------------------

Securitized Asset Backed Receivables LLC Trust 2007-BR2
All records
================================================================================


                                                      % of Mortgage    Weighted     Weighted
                                                       Loan Pool by     Average      Average       Weighted    Non-Zero   Non-Zero
                 Number of            Aggregate           Aggregate       Gross    Remaining        Average    Weighted   Weighted
Geographical      Mortgage         Cut-off Date        Cut-off Date    Interest         Term       Combined     Average    Average
Distribution         Loans    Principal Balance   Principal Balance        Rate     (months)   Original LTV        FICO        DTI
--------------   ---------    -----------------   -----------------    --------    ---------   ------------    --------   --------
California           1,331         $401,558,518               36.52%      7.746%         356          82.74%        647      41.18
Florida                539          100,438,844                9.13       8.309          356          82.66         622      42.28
New York               318           88,393,264                8.04       8.037          356          83.00         644      42.80
New Jersey             220           52,966,366                4.82       8.312          356          82.92         627      42.00
Maryland               250           50,654,192                4.61       8.326          356          83.14         612      42.95
Texas                  501           47,035,873                4.28       8.758          351          82.82         612      39.68
Massachusetts          214           46,197,753                4.20       7.997          356          84.24         646      43.47
Illinois               290           44,135,584                4.01       8.567          356          85.73         624      42.00
Washington             157           27,766,101                2.52       8.049          355          84.73         628      42.91
Virginia               121           24,515,595                2.23       8.329          351          84.68         630      42.96
Arizona                165           24,248,694                2.21       8.350          356          84.41         628      42.38
Other                1,378          191,795,302               17.44       8.608          355          84.99         617      41.50
--------------   ---------    -----------------   -----------------    --------    ---------   ------------    --------   --------
Total:               5,484       $1,099,706,087              100.00%      8.146%         355          83.49%        633      41.76

Number of States Represented: 51


                                                      % of Mortgage    Weighted     Weighted
                                                       Loan Pool by     Average      Average       Weighted    Non-Zero   Non-Zero
                 Number of            Aggregate           Aggregate       Gross    Remaining        Average    Weighted   Weighted
                  Mortgage         Cut-off Date        Cut-off Date    Interest         Term       Combined     Average    Average
Occupancy            Loans    Principal Balance   Principal Balance        Rate     (months)   Original LTV        FICO        DTI
--------------   ---------    -----------------   -----------------    --------    ---------   ------------    --------   --------
Primary              5,185       $1,041,608,471               94.72%      8.130%         355          83.42%        631      41.84
Investment             169           32,528,106                2.96       8.822          355          85.64         642      40.57
Second Home            130           25,569,510                2.33       7.931          355          83.63         681      40.05
--------------   ---------    -----------------   -----------------    --------    ---------   ------------    --------   --------
Total:               5,484       $1,099,706,087              100.00%      8.146%         355          83.49%        633      41.76



                                                       % of Mortgage    Weighted     Weighted
                                                        Loan Pool by     Average      Average       Weighted    Non-Zero   Non-Zero
                  Number of            Aggregate           Aggregate       Gross    Remaining        Average    Weighted   Weighted
Property           Mortgage         Cut-off Date        Cut-off Date    Interest         Term       Combined     Average    Average
Types                 Loans    Principal Balance   Principal Balance        Rate     (months)   Original LTV        FICO        DTI
---------------   ---------    -----------------   -----------------    --------    ---------   ------------    --------   --------
Single Family
Residence             3,913         $770,041,449               70.02%      8.156%         355          83.16%        629      41.75
Planned Unit
Development             781          152,934,636               13.91       8.173          355          84.50         635      41.95
2-4 Family              375          101,012,292                9.19       8.130          356          83.95         652      42.50
Condo                   415           75,717,709                6.89       8.015          356          84.16         647      40.51
---------------   ---------    -----------------   -----------------    --------    ---------   ------------    --------   --------
Total:                5,484       $1,099,706,087              100.00%      8.146%         355          83.49%        633      41.76

--------------------------------------------------------------------------------

Securitized Asset Backed Receivables LLC Trust 2007-BR2
All records
================================================================================



                                                       % of Mortgage    Weighted     Weighted
                                                        Loan Pool by     Average      Average       Weighted    Non-Zero   Non-Zero
                  Number of            Aggregate           Aggregate       Gross    Remaining        Average    Weighted   Weighted
Loan               Mortgage         Cut-off Date        Cut-off Date    Interest         Term       Combined     Average    Average
Purpose               Loans    Principal Balance   Principal Balance        Rate     (months)   Original LTV        FICO        DTI
---------------   ---------    -----------------   -----------------    --------    ---------   ------------    --------   --------
Refinance -
Cashout               2,442         $592,095,487               53.84%      7.968%         356          82.43%        625      41.31
Purchase              2,729          428,932,143               39.00       8.463          355          84.87         643      42.55
Refinance -
Rate Term               313           78,678,456                7.15       7.755          355          83.96         638      40.89
---------------   ---------    -----------------   -----------------    --------    ---------   ------------    --------   --------
Total:                5,484       $1,099,706,087              100.00%      8.146%         355          83.49%        633      41.76



                                                                        % of Mortgage    Weighted     Weighted
                                                                         Loan Pool by     Average      Average       Weighted
                                   Number of            Aggregate           Aggregate       Gross    Remaining        Average
Documentation                       Mortgage         Cut-off Date        Cut-off Date    Interest         Term       Combined
Level                                  Loans    Principal Balance   Principal Balance        Rate     (months)   Original LTV
--------------------------------   ---------    -----------------   -----------------    --------    ---------   ------------
Full Documentation                     2,668         $453,433,349               41.23%      8.037%         355          84.05%
Stated Documentation                   2,001          448,914,457               40.82       8.486          356          82.95
Full-12mos Bank Statements               595          142,396,551               12.95       7.649          356          83.71
Lite Documentation                       184           40,537,387                3.69       8.132          356          84.06
No Income Verified Assets                 28           11,111,825                1.01       6.105          357          88.52
No Income No Assets                        7            3,278,779                0.30       5.260          357          45.93
Full-Alternate                             1               33,739                0.00       9.990          356         100.00
--------------------------------   ---------    -----------------   -----------------    --------    ---------   ------------
Total:                                 5,484       $1,099,706,087              100.00%      8.146%         355          83.49%



                                   Non-Zero   Non-Zero
                                   Weighted   Weighted
Documentation                       Average    Average
Level                                  FICO        DTI
--------------------------------   --------   --------
Full Documentation                      614      42.15
Stated Documentation                    647      43.17
Full-12mos Bank Statements              636      40.27
Lite Documentation                      630      41.66
No Income Verified Assets               735       0.65
No Income No Assets                     752       1.36
Full-Alternate                          593      34.73
--------------------------------   --------   --------
Total:                                  633      41.76




                                                       % of Mortgage    Weighted     Weighted
Original                                                Loan Pool by     Average      Average       Weighted    Non-Zero   Non-Zero
Prepayment        Number of            Aggregate           Aggregate       Gross    Remaining        Average    Weighted   Weighted
Penalty            Mortgage         Cut-off Date        Cut-off Date    Interest         Term       Combined     Average    Average
Term (months)         Loans    Principal Balance   Principal Balance        Rate     (months)   Original LTV        FICO        DTI
---------------   ---------    -----------------   -----------------    --------    ---------   ------------    --------   --------
None                  2,083         $369,968,790               33.64%      8.563%         355          84.37%        629      42.31
12                      204           63,196,698                5.75       8.184          356          82.86         640      41.95
24                    2,296          469,751,262               42.72       8.144          356          83.98         626      42.61
36                      901          196,789,338               17.89       7.355          355          80.86         655      38.67
---------------   ---------    -----------------   -----------------    --------    ---------   ------------    --------   --------
Total:                5,484       $1,099,706,087              100.00%      8.146%         355          83.49%        633      41.76

Non-Zero Minimum: 12
Maximum: 36
Non-Zero Weighted Average: 26

--------------------------------------------------------------------------------

Securitized Asset Backed Receivables LLC Trust 2007-BR2
All records
================================================================================


                                                    % of Mortgage    Weighted     Weighted
                                                     Loan Pool by     Average      Average       Weighted    Non-Zero   Non-Zero
               Number of            Aggregate           Aggregate       Gross    Remaining        Average    Weighted   Weighted
Lien            Mortgage         Cut-off Date        Cut-off Date    Interest         Term       Combined     Average    Average
Position           Loans    Principal Balance   Principal Balance        Rate     (months)   Original LTV        FICO        DTI
------------   ---------    -----------------   -----------------    --------    ---------   ------------    --------   --------
1st Lien           4,005       $1,003,659,138               91.27%      7.860%         356          81.94%        631      41.69
2nd Lien           1,479           96,046,949                8.73      11.136          352          99.71         651      42.48
------------   ---------    -----------------   -----------------    --------    ---------   ------------    --------   --------
Total:             5,484       $1,099,706,087              100.00%      8.146%         355          83.49%        633      41.76



                                                     % of Mortgage    Weighted     Weighted
                                                      Loan Pool by     Average      Average       Weighted    Non-Zero   Non-Zero
                Number of            Aggregate           Aggregate       Gross    Remaining        Average    Weighted   Weighted
FICO             Mortgage         Cut-off Date        Cut-off Date    Interest         Term       Combined     Average    Average
Score               Loans    Principal Balance   Principal Balance        Rate     (months)   Original LTV        FICO        DTI
-------------   ---------    -----------------   -----------------    --------    ---------   ------------    --------   --------
481 - 500              13           $1,471,918                0.13%      9.799%         355          75.72%        500      40.84
501 - 520             150           26,205,820                2.38       9.451          356          78.97         510      43.30
521 - 540             179           31,790,041                2.89       9.133          355          80.06         530      42.86
541 - 560             260           51,225,720                4.66       8.808          355          80.54         551      41.77
561 - 580             372           68,690,532                6.25       8.785          355          82.68         570      41.05
581 - 600             725          115,634,121               10.52       8.534          356          83.59         590      43.32
601 - 620             871          161,215,368               14.66       8.235          356          84.61         610      42.52
621 - 640             862          173,378,078               15.77       8.170          355          84.16         630      42.83
641 - 660             709          151,493,160               13.78       8.081          355          84.52         651      41.98
661 - 680             495          113,222,158               10.30       7.850          356          83.97         670      42.64
681 - 700             300           71,022,230                6.46       7.690          356          84.19         690      42.13
701 - 720             240           55,956,702                5.09       7.310          356          83.70         710      38.72
721 - 740             150           37,036,219                3.37       7.078          356          83.70         730      36.04
741 - 760              77           20,684,773                1.88       7.344          356          82.88         750      39.71
761 - 780              49           11,727,108                1.07       6.880          354          76.13         769      32.26
781 - 800              23            5,942,733                0.54       6.557          351          79.62         788      23.83
801 >=                  9            3,009,407                0.27       6.048          356          76.48         803      32.29
-------------   ---------    -----------------   -----------------    --------    ---------   ------------    --------   --------
Total:              5,484       $1,099,706,087              100.00%      8.146%         355          83.49%        633      41.76

Non-Zero Minimum: 500
Maximum: 809
Non-Zero Weighted Average: 633


                                                         % of Mortgage   Weighted     Weighted
                                                          Loan Pool by    Average      Average       Weighted    Non-Zero   Non-Zero
                     Number of            Aggregate          Aggregate      Gross    Remaining        Average    Weighted   Weighted
Delinquency Days      Mortgage         Cut-off Date       Cut-off Date   Interest         Term       Combined     Average    Average
(OTS Convention)         Loans    Principal Balance  Principal Balance       Rate     (months)   Original LTV        FICO        DTI
------------------   ---------    -----------------  -----------------   --------    ---------   ------------    --------   --------
0 - 29                   5,441       $1,089,739,823              99.09%     8.140%         355          83.48%        633      41.74
30 - 59                     43            9,966,264               0.91      8.806          354          84.57         632      44.46
------------------   ---------    -----------------  -----------------   --------    ---------   ------------    --------   --------
Total:                   5,484       $1,099,706,087             100.00%     8.146%         355          83.49%        633      41.76

--------------------------------------------------------------------------------

Securitized Asset Backed Receivables LLC Trust 2007-BR2
Group 1
================================================================================

Summary Statistics
As-of / Cut-off Date: 2007-04-01
Number of Mortgage Loans: 2,136
Aggregate Principal Balance ($): 344,454,129
Weighted Average Current Mortgage Rate (%): 8.107
Non-Zero Weighted Average Margin (%): 6.337
Non-Zero Weighted Average Maximum Rate (%): 14.347
Non-Zero Weighted Average Months to Roll: 33
Weighted Average Stated Original Term (months): 359
Weighted Average Stated Remaining Term (months): 355
Weighted Average Combined Original LTV (%): 82.87
Weighted Average Combined Original LTV Incl Simultaneous Seconds (%): 89.00 % Loans with Simultaneous Seconds: 32.01
% First Liens: 93.57
% Owner Occupied: 97.85
% Purchase: 19.89
% Full Documentation: 42.69
% Full-12mos Bank Statements: 20.99
Non-Zero Weighted Average FICO Score: 625



                                                      % of Mortgage    Weighted     Weighted
                                                       Loan Pool by     Average      Average       Weighted    Non-Zero   Non-Zero
                 Number of            Aggregate           Aggregate       Gross    Remaining        Average    Weighted   Weighted
                  Mortgage         Cut-off Date        Cut-off Date    Interest         Term       Combined     Average    Average
Originator           Loans    Principal Balance   Principal Balance        Rate     (months)   Original LTV        FICO        DTI
--------------   ---------    -----------------   -----------------    --------    ---------   ------------    --------   --------
WMC                  2,136         $344,454,129              100.00%      8.107%         355          82.87%        625      42.80
--------------   ---------    -----------------   -----------------    --------    ---------   ------------    --------   --------
Total:               2,136         $344,454,129              100.00%      8.107%         355          82.87%        625      42.80

--------------------------------------------------------------------------------

Securitized Asset Backed Receivables LLC Trust 2007-BR2
Group 1
================================================================================


                                                                        % of Mortgage    Weighted     Weighted
                                                                         Loan Pool by     Average      Average       Weighted
                                   Number of            Aggregate           Aggregate       Gross    Remaining        Average
Product                             Mortgage         Cut-off Date        Cut-off Date    Interest         Term       Combined
Type                                   Loans    Principal Balance   Principal Balance        Rate     (months)   Original LTV
--------------------------------   ---------    -----------------   -----------------    --------    ---------   ------------
Fixed - 15 Year                           20           $1,595,915                0.46%      8.090%         176          71.81%
Fixed - 20 Year                            1              277,089                0.08       6.950          235          90.00
Fixed - 30 Year                          685           43,299,382               12.57       9.756          356          89.00
Balloon - 15/30                            9              416,591                0.12      10.841          175          97.98
Balloon - 30/40                           57           10,072,290                2.92       8.219          356          78.03
ARM - 2 Year/6 Month - 5 Yr IO            38            9,448,604                2.74       7.062          357          84.56
ARM - 3 Year/6 Month - 5 Yr IO             2              382,000                0.11       7.481          356          83.29
ARM - 5 Year/6 Month - 5 Yr IO            42           11,312,075                3.28       6.286          357          82.90
ARM - 2 Year/6 Month - 10 Yr IO            5            1,430,000                0.42       6.702          357          83.28
ARM - 5 Year/6 Month - 10 Yr IO           14            4,212,171                1.22       6.733          357          84.50
ARM - 7 Year/6 Month - 10 Yr IO            1              161,050                0.05       6.865          357          71.67
ARM - 10 Year/6 Month - 5 Yr IO            1              356,250                0.10       6.650          356          95.00
ARM - 10 Year/6 Month - 10 Yr IO          36           10,521,209                3.05       6.220          357          77.42
ARM - 10 Year/6 Month                     16            3,277,061                0.95       7.637          357          84.74
ARM - 2 Year/6 Month/40-30 Yr
Balloon                                  359           76,590,048               22.24       8.127          356          82.24
ARM - 2 Year/6 Month/50-30 Yr
Balloon                                  284           70,706,894               20.53       8.031          357          81.97
ARM - 3 Year/6 Month/40-30 Yr
Balloon                                   24            5,035,502                1.46       8.165          356          88.09
ARM - 5 Year/6 Month/40-30 Yr
Balloon                                   29            7,292,975                2.12       6.958          357          83.61
ARM - 10 Year/6 Month/40-30 Yr
Balloon                                   17            3,848,297                1.12       7.364          357          80.22
ARM - 2 Year/6 Month                     340           50,754,930               14.73       8.584          356          82.12
ARM - 3 Year/6 Month                      29            5,075,710                1.47       7.926          356          81.24
ARM - 5 Year/6 Month                      36            8,149,657                2.37       7.175          356          84.11
ARM - 10 Year/6 Month/50-30 Yr
Balloon                                    8            1,900,535                0.55       6.666          357          82.05
ARM - 3 Year/6 Month/50-30 Yr
Balloon                                   16            3,275,827                0.95       8.024          357          80.06
ARM - 5 Year/6 Month/50-30 Yr
Balloon                                   30            8,039,736                2.33       6.974          357          81.66
ARM - 7 Year/6 Month/40-30 Yr
Balloon                                    1              256,676                0.07       7.700          356          91.79
ARM - 7 Year/6 Month                       1              274,448                0.08       8.050          357          59.14
Balloon - 30/50                           35            6,491,208                1.88       7.861          357          78.09
--------------------------------   ---------    -----------------   -----------------    --------    ---------   ------------
Total:                                 2,136         $344,454,129              100.00%      8.107%         355          82.87%



                                   Non-Zero   Non-Zero
                                   Weighted   Weighted
Product                             Average    Average
Type                                   FICO        DTI
--------------------------------   --------   --------
Fixed - 15 Year                         651      40.91
Fixed - 20 Year                         624      52.40
Fixed - 30 Year                         623      43.07
Balloon - 15/30                         623      43.15
Balloon - 30/40                         612      42.69
ARM - 2 Year/6 Month - 5 Yr IO          665      40.34
ARM - 3 Year/6 Month - 5 Yr IO          659      39.72
ARM - 5 Year/6 Month - 5 Yr IO          716      39.90
ARM - 2 Year/6 Month - 10 Yr IO         666      36.87
ARM - 5 Year/6 Month - 10 Yr IO         692      41.17
ARM - 7 Year/6 Month - 10 Yr IO         778      36.38
ARM - 10 Year/6 Month - 5 Yr IO         665      46.13
ARM - 10 Year/6 Month - 10 Yr IO        719      37.92
ARM - 10 Year/6 Month                   653      44.43
ARM - 2 Year/6 Month/40-30 Yr
Balloon                                 608      44.21
ARM - 2 Year/6 Month/50-30 Yr
Balloon                                 606      43.94
ARM - 3 Year/6 Month/40-30 Yr
Balloon                                 606      40.76
ARM - 5 Year/6 Month/40-30 Yr
Balloon                                 693      41.43
ARM - 10 Year/6 Month/40-30 Yr
Balloon                                 666      38.87
ARM - 2 Year/6 Month                    599      42.60
ARM - 3 Year/6 Month                    603      39.72
ARM - 5 Year/6 Month                    680      40.41
ARM - 10 Year/6 Month/50-30 Yr
Balloon                                 647      42.69
ARM - 3 Year/6 Month/50-30 Yr
Balloon                                 601      41.40
ARM - 5 Year/6 Month/50-30 Yr
Balloon                                 693      44.85
ARM - 7 Year/6 Month/40-30 Yr
Balloon                                 528      33.99
ARM - 7 Year/6 Month                    573      36.49
Balloon - 30/50                         607      41.72
--------------------------------   --------   --------
Total:                                  625      42.80

--------------------------------------------------------------------------------

Securitized Asset Backed Receivables LLC Trust 2007-BR2
Group 1
================================================================================




                                                         % of Mortgage   Weighted     Weighted
                                                          Loan Pool by    Average      Average       Weighted    Non-Zero   Non-Zero
Gross                Number of            Aggregate          Aggregate      Gross    Remaining        Average    Weighted   Weighted
Interest              Mortgage         Cut-off Date       Cut-off Date   Interest         Term       Combined     Average    Average
Rate (%)                 Loans    Principal Balance  Principal Balance       Rate     (months)   Original LTV        FICO        DTI
------------------   ---------    -----------------  -----------------   --------    ---------   ------------    --------   --------
5.000% - 5.999%             47          $13,520,473               3.93%     5.710%         354          76.92%        728      38.76
6.000% - 6.999%            254           65,432,675              19.00      6.649          356          81.83         664      42.72
7.000% - 7.999%            505          111,985,563              32.51      7.573          355          81.53         633      43.89
8.000% - 8.999%            455           81,655,893              23.71      8.562          356          81.47         602      42.36
9.000% - 9.999%            379           42,950,477              12.47      9.532          355          84.81         573      42.23
10.000% - 10.999%          208           15,741,236               4.57     10.574          355          91.27         588      42.39
11.000% - 11.999%          133            6,772,420               1.97     11.432          352          96.35         614      42.04
12.000% - 12.999%          155            6,395,393               1.86     12.452          349          99.51         622      44.47
------------------   ---------    -----------------  -----------------   --------    ---------   ------------    --------   --------
Total:                   2,136         $344,454,129             100.00%     8.107%         355          82.87%        625      42.80

Minimum: 5.125%
Maximum: 12.900%
Weighted Average: 8.107%


                                                          % of Mortgage    Weighted     Weighted
                                                           Loan Pool by     Average      Average      Weighted   Non-Zero   Non-Zero
Cut-off                Number of           Aggregate          Aggregate       Gross    Remaining       Average   Weighted   Weighted
Date Principal          Mortgage        Cut-off Date       Cut-off Date    Interest         Term      Combined    Average    Average
Balance ($)                Loans   Principal Balance  Principal Balance        Rate     (months)  Original LTV       FICO        DTI
--------------------   ---------   -----------------  -----------------    --------    ---------  ------------   --------   --------
$1 - $25,000                 128          $2,568,564               0.75%     10.800%         352         99.57%       616      41.13
$25,001 - $50,000            288          10,715,566               3.11      11.070          352         98.02        628      44.11
$50,001 - $75,000            217          13,396,750               3.89      10.352          349         90.27        616      41.69
$75,001 - $100,000           178          15,388,692               4.47       9.379          352         84.26        608      41.46
$100,001 - $125,000          162          18,310,741               5.32       8.545          355         80.47        602      41.52
$125,001 - $150,000          165          22,516,304               6.54       8.246          354         80.90        613      42.30
$150,001 - $175,000          152          24,654,738               7.16       8.083          355         80.06        619      43.11
$175,001 - $200,000          143          26,858,949               7.80       7.855          355         79.56        626      42.70
$200,001 - $225,000          124          26,492,703               7.69       7.972          357         83.38        621      43.71
$225,001 - $250,000           86          20,487,711               5.95       8.024          356         81.81        616      42.86
$250,001 - $275,000           87          22,765,102               6.61       7.950          356         80.66        618      42.55
$275,001 - $300,000           90          26,002,386               7.55       7.550          355         82.05        639      41.70
$300,001 - $325,000           94          29,456,663               8.55       7.479          357         82.60        635      42.48
$325,001 - $350,000           62          20,942,696               6.08       7.553          356         82.39        629      42.95
$350,001 - $375,000           57          20,612,515               5.98       7.458          357         82.89        641      43.39
$375,001 - $400,000           46          17,846,585               5.18       7.540          357         82.24        637      44.02
$400,001 - $425,000           31          12,698,149               3.69       7.552          356         83.54        631      44.52
$425,001 - $450,000            8           3,498,820               1.02       7.261          357         77.25        648      43.60
$450,001 - $475,000            4           1,860,604               0.54       7.613          357         87.11        613      47.36
$475,001 - $500,000            9           4,435,892               1.29       7.279          357         86.94        645      42.08
$500,001 - $750,000            5           2,944,000               0.85       7.869          357         87.84        650      45.30
--------------------   ---------   -----------------  -----------------    --------    ---------  ------------   --------   --------
Total:                     2,136        $344,454,129             100.00%      8.107%         355         82.87%       625      42.80

Minimum: $14,902
Maximum: $639,604
Average: $161,261

--------------------------------------------------------------------------------

Securitized Asset Backed Receivables LLC Trust 2007-BR2
Group 1
================================================================================


                                                  % of Mortgage    Weighted     Weighted
                                                   Loan Pool by     Average      Average       Weighted    Non-Zero   Non-Zero
Original     Number of            Aggregate           Aggregate       Gross    Remaining        Average    Weighted   Weighted
Term          Mortgage         Cut-off Date        Cut-off Date    Interest         Term       Combined     Average    Average
(months)         Loans    Principal Balance   Principal Balance        Rate     (months)   Original LTV        FICO        DTI
----------   ---------    -----------------   -----------------    --------    ---------   ------------    --------   --------
180                 29           $2,012,507                0.58%      8.660%         176          77.23%        646      41.38
240                  1              277,089                0.08       6.950          235          90.00         624      52.40
300                  1              117,931                0.03       8.990          297          94.60         556      32.06
360              2,105          342,046,603               99.30       8.104          357          82.89         625      42.81
----------   ---------    -----------------   -----------------    --------    ---------   ------------    --------   --------
Total:           2,136         $344,454,129              100.00%      8.107%         355          82.87%        625      42.80

Minimum: 180
Maximum: 360
Weighted Average: 359


                                                        % of Mortgage    Weighted     Weighted
                                                         Loan Pool by     Average      Average       Weighted    Non-Zero   Non-Zero
Remaining          Number of            Aggregate           Aggregate       Gross    Remaining        Average    Weighted   Weighted
Term                Mortgage         Cut-off Date        Cut-off Date    Interest         Term       Combined     Average    Average
(months)               Loans    Principal Balance   Principal Balance        Rate     (months)   Original LTV        FICO        DTI
----------------   ---------    -----------------   -----------------    --------    ---------   ------------    --------   --------
121 - 180                 29           $2,012,507                0.58%      8.660%         176          77.23%        646      41.38
181 - 240                  1              277,089                0.08       6.950          235          90.00         624      52.40
241 - 300                  1              117,931                0.03       8.990          297          94.60         556      32.06
301 - 360              2,105          342,046,603               99.30       8.104          357          82.89         625      42.81
----------------   ---------    -----------------   -----------------    --------    ---------   ------------    --------   --------
Total:                 2,136         $344,454,129              100.00%      8.107%         355          82.87%        625      42.80

Minimum: 172
Maximum: 357
Weighted Average: 355

--------------------------------------------------------------------------------

Securitized Asset Backed Receivables LLC Trust 2007-BR2
Group 1
================================================================================



                                                        % of Mortgage    Weighted     Weighted
                                                         Loan Pool by     Average      Average       Weighted    Non-Zero   Non-Zero
Combined           Number of            Aggregate           Aggregate       Gross    Remaining        Average    Weighted   Weighted
Original            Mortgage         Cut-off Date        Cut-off Date    Interest         Term       Combined     Average    Average
LTV Ratio (%)          Loans    Principal Balance   Principal Balance        Rate     (months)   Original LTV        FICO        DTI
----------------   ---------    -----------------   -----------------    --------    ---------   ------------    --------   --------
15.01% - 20.00%            2             $244,524                0.07%      8.290%         357          17.86%        635      23.53
20.01% - 25.00%            1               69,382                0.02       7.870          177          24.14         550      48.95
25.01% - 30.00%            4              399,172                0.12       7.367          335          29.52         642      45.20
30.01% - 35.00%            2              268,673                0.08       8.010          357          34.49         570      40.24
35.01% - 40.00%           12            1,885,970                0.55       6.802          337          37.58         679      38.39
40.01% - 45.00%            9            1,588,339                0.46       7.577          356          42.44         643      37.60
45.01% - 50.00%           14            2,792,089                0.81       7.697          357          48.28         616      40.94
50.01% - 55.00%           15            2,988,469                0.87       7.548          356          53.55         634      44.52
55.01% - 60.00%           31            6,663,247                1.93       7.577          354          58.05         625      40.40
60.01% - 65.00%           23            4,512,436                1.31       8.047          352          63.16         595      38.46
65.01% - 70.00%           65           13,712,854                3.98       8.144          357          68.63         589      41.92
70.01% - 75.00%           72           15,843,679                4.60       7.776          354          73.89         608      42.25
75.01% - 80.00%          721          136,741,750               39.70       7.829          356          79.84         633      43.49
80.01% - 85.00%          131           28,506,889                8.28       8.036          355          84.30         606      42.98
85.01% - 90.00%          227           52,443,706               15.23       7.794          355          89.42         630      42.27
90.01% - 95.00%          276           51,165,975               14.85       8.256          356          94.48         616      42.79
95.01% - 100.00%         531           24,626,976                7.15      10.691          353          99.76         642      43.05
----------------   ---------    -----------------   -----------------    --------    ---------   ------------    --------   --------
Total:                 2,136         $344,454,129              100.00%      8.107%         355          82.87%        625      42.80

Minimum: 16.00%
Maximum: 100.00%
Weighted Average: 82.87%


                                                        % of Mortgage    Weighted     Weighted
                                                         Loan Pool by     Average      Average       Weighted    Non-Zero   Non-Zero
                   Number of            Aggregate           Aggregate       Gross    Remaining        Average    Weighted   Weighted
Gross               Mortgage         Cut-off Date        Cut-off Date    Interest         Term       Combined     Average    Average
Margin (%)             Loans    Principal Balance   Principal Balance        Rate     (months)   Original LTV        FICO        DTI
----------------   ---------    -----------------   -----------------    --------    ---------   ------------    --------   --------
Fixed Rate Loans         807          $62,152,475               18.04%      9.261%         350          85.71%        620      42.85
0.001% - 3.500%            1               87,866                0.03       9.375          357          80.00         503      38.83
3.501% - 4.000%            1              275,029                0.08       5.700          355          65.52         609      54.07
4.001% - 4.500%            3              562,806                0.16       7.543          356          82.54         596      44.12
4.501% - 5.000%           60           14,248,798                4.14       6.758          357          74.63         665      40.84
5.001% - 5.500%          162           34,957,015               10.15       7.621          357          81.64         634      42.48
5.501% - 6.000%          226           47,085,522               13.67       7.443          357          80.68         631      42.31
6.001% - 6.500%          337           76,261,757               22.14       7.820          357          82.29         625      43.66
6.501% - 7.000%          284           56,773,059               16.48       8.033          356          84.99         624      43.08
7.001% - 7.500%          179           35,547,413               10.32       8.484          357          84.40         611      42.41
7.501% - 8.000%           76           16,502,390                4.79       8.666          357          80.56         605      42.09
----------------   ---------    -----------------   -----------------    --------    ---------   ------------    --------   --------
Total:                 2,136         $344,454,129              100.00%      8.107%         355          82.87%        625      42.80

Non-Zero Minimum: 3.500%
Maximum: 7.990%
Non-Zero Weighted Average: 6.337%

--------------------------------------------------------------------------------

Securitized Asset Backed Receivables LLC Trust 2007-BR2
Group 1
================================================================================



                                                        % of Mortgage    Weighted     Weighted
                                                         Loan Pool by     Average      Average       Weighted    Non-Zero   Non-Zero
Minimum            Number of            Aggregate           Aggregate       Gross    Remaining        Average    Weighted   Weighted
Mortgage            Mortgage         Cut-off Date        Cut-off Date    Interest         Term       Combined     Average    Average
Rate (%)               Loans    Principal Balance   Principal Balance        Rate     (months)   Original LTV        FICO        DTI
-----------------  ---------    -----------------   -----------------    --------    ---------   ------------    --------   --------
Fixed Rate Loans         807          $62,152,475               18.04%      9.261%         350          85.71%        620      42.85
5.001% - 5.500%            6            1,799,866                0.52       5.264          356          66.27         745      39.45
5.501% - 6.000%           43           12,477,276                3.62       5.823          357          79.30         719      39.42
6.001% - 6.500%           72           19,519,596                5.67       6.344          357          80.89         686      40.80
6.501% - 7.000%          151           39,289,522               11.41       6.814          357          84.11         659      43.36
7.001% - 7.500%          172           40,479,424               11.75       7.299          357          81.93         643      43.44
7.501% - 8.000%          261           57,146,052               16.59       7.781          357          81.75         625      44.27
8.001% - 8.500%          158           31,695,462                9.20       8.309          357          82.20         607      42.45
8.501% - 9.000%          197           38,408,486               11.15       8.783          356          81.72         594      42.53
9.001% - 9.500%          116           19,105,264                5.55       9.303          356          82.57         565      42.46
9.501% - 10.000%          98           15,014,977                4.36       9.808          356          85.13         560      42.44
10.001% - 10.500%         23            4,188,010                1.22      10.256          356          88.69         553      43.12
10.501% - 11.000%         27            2,498,422                0.73      10.696          356          84.99         542      39.34
11.001% - 11.500%          5              679,296                0.20      11.154          356          79.13         544      32.50
-----------------  ---------    -----------------   -----------------    --------    ---------   ------------    --------   --------
Total:                 2,136         $344,454,129              100.00%      8.107%         355          82.87%        625      42.80

Non-Zero Minimum: 5.125%
Maximum: 11.390%
Non-Zero Weighted Average: 7.852%



                                                        % of Mortgage    Weighted     Weighted
                                                         Loan Pool by     Average      Average       Weighted    Non-Zero   Non-Zero
Maximum              Number of          Aggregate           Aggregate       Gross    Remaining        Average    Weighted   Weighted
Mortgage              Mortgage       Cut-off Date        Cut-off Date    Interest         Term       Combined     Average    Average
Rate (%)                 Loans  Principal Balance   Principal Balance        Rate     (months)   Original LTV        FICO        DTI
------------------   ---------  -----------------   -----------------    --------    ---------   ------------    --------   --------
Fixed Rate Loans           807        $62,152,475               18.04%      9.261%         350          85.71%        620      42.85
11.501% - 12.000%            6          1,799,866                0.52       5.264          356          66.27         745      39.45
12.001% - 12.500%           42         12,373,498                3.59       5.803          357          79.30         720      39.33
12.501% - 13.000%           71         19,267,596                5.59       6.323          357          80.90         686      40.83
13.001% - 13.500%          153         39,727,435               11.53       6.819          357          84.09         659      43.37
13.501% - 14.000%          174         40,694,719               11.81       7.309          357          81.89         644      43.38
14.001% - 14.500%          261         57,197,426               16.61       7.785          357          81.79         625      44.30
14.501% - 15.000%          160         31,852,761                9.25       8.315          357          81.82         607      42.40
15.001% - 15.500%          196         38,565,050               11.20       8.796          356          82.05         593      42.36
15.501% - 16.000%          116         18,802,034                5.46       9.304          356          82.63         567      42.72
16.001% - 16.500%           97         15,405,079                4.47       9.829          356          85.08         560      42.61
16.501% - 17.000%           23          3,684,463                1.07      10.273          356          88.67         549      42.53
17.001% - 17.500%           27          2,402,409                0.70      10.757          356          85.59         543      39.58
17.501% - 18.000%            3            529,320                0.15      11.133          357          76.33         536      33.21
------------------   ---------   ----------------   -----------------    --------    ---------   ------------    --------   --------
Total:                   2,136       $344,454,129              100.00%      8.107%         355          82.87%        625      42.80

Non-Zero Minimum: 11.625%
Maximum: 17.770%
Non-Zero Weighted Average: 14.347%

--------------------------------------------------------------------------------

Securitized Asset Backed Receivables LLC Trust 2007-BR2
Group 1
================================================================================


                                                         % of Mortgage    Weighted     Weighted
                                                          Loan Pool by     Average      Average       Weighted    Non-Zero  Non-Zero
                    Number of            Aggregate           Aggregate       Gross    Remaining        Average    Weighted  Weighted
                     Mortgage         Cut-off Date        Cut-off Date    Interest         Term       Combined     Average   Average
Initial Cap (%)         Loans    Principal Balance   Principal Balance        Rate     (months)   Original LTV        FICO       DTI
-----------------   ---------    -----------------   -----------------    --------    ---------   ------------    --------  --------
Fixed Rate Loans          807          $62,152,475               18.04%      9.261%         350          85.71%        620     42.85
1.000%                      8              916,978                0.27       8.846          356          78.13         596     39.73
2.000%                     15            2,898,693                0.84       7.986          355          86.53         624     41.01
3.000%                  1,170          242,569,008               70.42       8.034          357          82.36         615     43.26
5.000%                    136           35,916,975               10.43       6.591          357          81.22         697     39.87
-----------------   ---------    -----------------   -----------------    --------    ---------   ------------    --------  --------
Total:                  2,136         $344,454,129              100.00%      8.107%         355          82.87%        625     42.80

Non-Zero Minimum: 1.000%
Maximum: 5.000%
Non-Zero Weighted Average: 3.238%


                                                         % of Mortgage    Weighted    Weighted
                                                          Loan Pool by     Average     Average       Weighted    Non-Zero   Non-Zero
                     Number of            Aggregate          Aggregate       Gross   Remaining        Average    Weighted   Weighted
Periodic              Mortgage         Cut-off Date       Cut-off Date    Interest        Term       Combined     Average    Average
Cap (%)                  Loans    Principal Balance  Principal Balance        Rate    (months)   Original LTV        FICO        DTI
------------------   ---------    -----------------  -----------------    --------   ---------   ------------    --------   --------
Fixed Rate Loans           807          $62,152,475              18.04%      9.261%        350          85.71%        620      42.85
1.000%                   1,329          282,301,654              81.96       7.852         357          82.25         626      42.79
------------------   ---------    -----------------  -----------------    --------   ---------   ------------    --------   --------
Total:                   2,136         $344,454,129             100.00%      8.107%        355          82.87%        625      42.80

Non-Zero Minimum: 1.000%
Maximum: 1.000%
Non-Zero Weighted Average: 1.000%

--------------------------------------------------------------------------------

Securitized Asset Backed Receivables LLC Trust 2007-BR2
Group 1
================================================================================


                                                         % of Mortgage    Weighted     Weighted
Next                                                     Loan Pool by     Average      Average       Weighted    Non-Zero   Non-Zero
Rate               Number of            Aggregate           Aggregate       Gross    Remaining        Average    Weighted   Weighted
Adjustment          Mortgage         Cut-off Date        Cut-off Date    Interest         Term       Combined     Average    Average
Date                   Loans    Principal Balance   Principal Balance        Rate     (months)   Original LTV        FICO        DTI
----------------   ---------    -----------------   -----------------    --------    ---------   ------------    --------   --------
Fixed Rate Loans         807          $62,152,475               18.04%      9.261%         350          85.71%        620      42.85
April 2008                 1              261,025                0.08       7.850          348          87.33         581      52.99
July 2008                  1              195,000                0.06       8.120          351          85.00         557      48.87
September 2008             7              674,410                0.20       9.163          353          87.02         598      36.20
October 2008              14            2,316,004                0.67       9.341          354          87.63         569      42.82
November 2008             61           10,789,016                3.13       8.791          355          85.79         588      44.24
December 2008            315           61,959,507               17.99       8.284          356          81.78         609      42.16
January 2009             627          132,735,516               38.54       8.007          357          82.02         610      44.09
September 2009             1               59,859                0.02      11.390          353          80.00         554      28.08
October 2009               1              238,170                0.07       8.800          354          90.00         651      21.74
November 2009             12            2,413,199                0.70       8.297          355          83.33         613      37.99
December 2009             15            2,420,213                0.70       8.271          356          83.24         602      42.49
January 2010              42            8,637,598                2.51       7.835          357          83.50         603      41.25
November 2011              5              958,131                0.28       6.571          355          81.46         664      43.19
December 2011             38           10,958,171                3.18       6.753          356          85.67         699      41.12
January 2012             108           27,090,312                7.86       6.809          357          82.26         697      41.52
December 2013              1              256,676                0.07       7.700          356          91.79         528      33.99
January 2014               2              435,498                0.13       7.612          357          63.77         649      36.45
November 2016              2              517,295                0.15       6.740          355          58.94         698      39.98
December 2016             22            5,517,208                1.60       6.793          356          80.17         677      40.22
January 2017              54           13,868,848                4.03       6.697          357          80.61         695      39.59
----------------   ---------    -----------------   -----------------    --------    ---------   ------------    --------   --------
Total:                  2,136        $344,454,129              100.00%      8.107%         355          82.87%        625      42.80

Non-Zero Weighted Average: 2010-01-02



                                                        % of Mortgage    Weighted     Weighted
                                                         Loan Pool by     Average      Average       Weighted    Non-Zero   Non-Zero
                   Number of            Aggregate           Aggregate       Gross    Remaining        Average    Weighted   Weighted
Geographical        Mortgage         Cut-off Date        Cut-off Date    Interest         Term       Combined     Average    Average
Distribution           Loans    Principal Balance   Principal Balance        Rate     (months)   Original LTV        FICO        DTI
----------------   ---------    -----------------   -----------------    --------    ---------   ------------    --------   --------
California               307          $77,011,409               22.36%      7.461%         356          79.50%        636      42.47
Florida                  208           34,099,198                9.90       8.231          356          81.47         615      43.26
Illinois                 191           28,114,825                8.16       8.449          356          85.05         624      42.70
Massachusetts            125           24,144,017                7.01       7.655          356          84.06         658      43.26
Maryland                 141           23,816,898                6.91       8.399          356          83.99         614      43.97
New York                  82           20,019,579                5.81       7.781          355          81.21         631      43.22
New Jersey                74           17,862,644                5.19       7.937          356          80.61         620      42.67
Texas                    230           17,153,367                4.98       8.896          351          82.84         602      41.45
Washington                89           13,627,104                3.96       8.013          354          85.37         635      43.92
Arizona                   77           10,328,120                3.00       8.284          357          84.22         642      43.21
Virginia                  57           10,287,335                2.99       8.216          351          84.47         629      43.18
Other                    555           67,989,632               19.74       8.608          355          85.82         610      42.32
----------------   ---------    -----------------   -----------------    --------    ---------   ------------    --------   --------
Total:                 2,136         $344,454,129              100.00%      8.107%         355          82.87%        625      42.80

Number of States Represented: 48

--------------------------------------------------------------------------------

Securitized Asset Backed Receivables LLC Trust 2007-BR2
Group 1
================================================================================



                                                      % of Mortgage    Weighted     Weighted
                                                       Loan Pool by     Average      Average       Weighted    Non-Zero   Non-Zero
                 Number of            Aggregate           Aggregate       Gross    Remaining        Average    Weighted   Weighted
                  Mortgage         Cut-off Date        Cut-off Date    Interest         Term       Combined     Average    Average
Occupancy            Loans    Principal Balance   Principal Balance        Rate     (months)   Original LTV        FICO        DTI
--------------   ---------    -----------------   -----------------    --------    ---------   ------------    --------   --------
Primary              2,103         $337,042,744               97.85%      8.111%         355          82.88%        624      42.81
Investment              22            4,753,275                1.38       7.937          357          82.61         650      44.60
Second Home             11            2,658,110                0.77       7.845          356          81.73         658      38.89
--------------   ---------    -----------------   -----------------    --------    ---------   ------------    --------   --------
Total:               2,136         $344,454,129              100.00%      8.107%         355          82.87%        625      42.80



                                                       % of Mortgage    Weighted     Weighted
                                                        Loan Pool by     Average      Average       Weighted    Non-Zero   Non-Zero
                  Number of            Aggregate           Aggregate       Gross    Remaining        Average    Weighted   Weighted
Property           Mortgage         Cut-off Date        Cut-off Date    Interest         Term       Combined     Average    Average
Types                 Loans    Principal Balance   Principal Balance        Rate     (months)   Original LTV        FICO        DTI
---------------   ---------    -----------------   -----------------    --------    ---------   ------------    --------   --------
Single Family
Residence             1,526         $240,182,023               69.73%      8.170%         355          82.69%        619      42.44
Planned Unit
Development             287           43,463,248               12.62       8.153          355          84.23         628      44.26
2-4 Family              124           31,224,186                9.06       7.761          355          82.04         647      43.82
Condo                   199           29,584,672                8.59       7.886          356          83.23         642      42.48
---------------   ---------    -----------------   -----------------    --------    ---------   ------------    --------   --------
Total:                2,136         $344,454,129              100.00%      8.107%         355          82.87%        625      42.80



                                                        % of Mortgage    Weighted     Weighted
                                                         Loan Pool by     Average      Average       Weighted    Non-Zero   Non-Zero
                   Number of            Aggregate           Aggregate       Gross    Remaining        Average    Weighted   Weighted
Loan                Mortgage         Cut-off Date        Cut-off Date    Interest         Term       Combined     Average    Average
Purpose                Loans    Principal Balance   Principal Balance        Rate     (months)   Original LTV        FICO        DTI
----------------   ---------    -----------------   -----------------    --------    ---------   ------------    --------   --------
Refinance -
Cashout                1,224         $251,963,040               73.15%      7.978%         356          82.03%        623      42.60
Purchase                 789           68,494,910               19.89       8.728          355          85.17         624      44.24
Refinance -
Rate Term                123           23,996,179                6.97       7.685          354          85.18         642      40.80
----------------   ---------    -----------------   -----------------    --------    ---------   ------------    --------   --------
Total:                 2,136         $344,454,129              100.00%      8.107%         355          82.87%        625      42.80



                                                                        % of Mortgage    Weighted     Weighted
                                                                         Loan Pool by     Average      Average       Weighted
                                   Number of            Aggregate           Aggregate       Gross    Remaining        Average
Documentation                       Mortgage         Cut-off Date        Cut-off Date    Interest         Term       Combined
Level                                  Loans    Principal Balance   Principal Balance        Rate     (months)   Original LTV
--------------------------------   ---------    -----------------   -----------------    --------    ---------   ------------
Full Documentation                     1,071         $147,043,840               42.69%      8.141%         355          84.80%
Stated Documentation                     611          110,366,372               32.04       8.290          356          80.29
Full-12mos Bank Statements               373           72,284,649               20.99       7.768          356          83.11
Lite Documentation                        81           14,759,268                4.28       8.046          357          81.72
--------------------------------   ---------    -----------------   -----------------    --------    ---------   ------------
Total:                                 2,136         $344,454,129              100.00%      8.107%         355          82.87%




                                   Non-Zero   Non-Zero
                                   Weighted   Weighted
Documentation                       Average    Average
Level                                  FICO        DTI
--------------------------------   --------   --------
Full Documentation                      613      43.53
Stated Documentation                    640      42.67
Full-12mos Bank Statements              628      41.44
Lite Documentation                      620      43.20
--------------------------------   --------   --------
Total:                                  625      42.80

--------------------------------------------------------------------------------

Securitized Asset Backed Receivables LLC Trust 2007-BR2
Group 1
================================================================================



                                                       % of Mortgage    Weighted     Weighted
Original                                                Loan Pool by     Average      Average       Weighted    Non-Zero   Non-Zero
Prepayment        Number of            Aggregate           Aggregate       Gross    Remaining        Average    Weighted   Weighted
Penalty            Mortgage         Cut-off Date        Cut-off Date    Interest         Term       Combined     Average    Average
Term (months)         Loans    Principal Balance   Principal Balance        Rate     (months)   Original LTV        FICO        DTI
---------------   ---------    -----------------   -----------------    --------    ---------   ------------    --------   --------
None                    956         $144,557,914               41.97%      8.330%         355          83.94%        623      42.79
12                       32            6,010,210                1.74       8.584          357          80.81         607      44.43
24                      817          131,949,581               38.31       8.204          356          83.36         615      43.32
36                      331           61,936,425               17.98       7.331          354          79.55         652      41.57
---------------   ---------    -----------------   -----------------    --------    ---------   ------------    --------   --------
Total:                2,136         $344,454,129              100.00%      8.107%         355          82.87%        625      42.80

Non-Zero Minimum: 12
Maximum: 36
Non-Zero Weighted Average: 27



                                                        % of Mortgage    Weighted     Weighted
                                                         Loan Pool by     Average      Average       Weighted    Non-Zero   Non-Zero
                   Number of            Aggregate           Aggregate       Gross    Remaining        Average    Weighted   Weighted
Lien                Mortgage         Cut-off Date        Cut-off Date    Interest         Term       Combined     Average    Average
Position               Loans    Principal Balance   Principal Balance        Rate     (months)   Original LTV        FICO        DTI
-----------------  ---------    -----------------   -----------------    --------    ---------   ------------    --------   --------
1st Lien               1,590         $322,310,853               93.57%      7.894%         356          81.73%        624      42.72
2nd Lien                 546           22,143,276                6.43      11.204          352          99.53         635      44.01
-----------------  ---------    -----------------   -----------------    --------    ---------   ------------    --------   --------
Total:                 2,136         $344,454,129              100.00%      8.107%         355          82.87%        625      42.80

--------------------------------------------------------------------------------

Securitized Asset Backed Receivables LLC Trust 2007-BR2
Group 1
================================================================================



                                                       % of Mortgage    Weighted     Weighted
                                                        Loan Pool by     Average      Average       Weighted    Non-Zero   Non-Zero
                  Number of            Aggregate           Aggregate       Gross    Remaining        Average    Weighted   Weighted
FICO               Mortgage         Cut-off Date        Cut-off Date    Interest         Term       Combined     Average    Average
Score                 Loans    Principal Balance   Principal Balance        Rate     (months)   Original LTV        FICO        DTI
---------------   ---------    -----------------   -----------------    --------    ---------   ------------    --------   --------
481 - 500                 9           $1,090,758                0.32%      9.606%         355          73.41%        500      42.02
501 - 520                60           10,518,203                3.05       9.444          356          81.03         511      43.09
521 - 540                73           12,538,611                3.64       9.204          356          77.75         529      42.29
541 - 560               103           20,049,304                5.82       8.926          355          82.05         551      43.11
561 - 580               174           28,387,991                8.24       8.841          355          83.07         571      41.06
581 - 600               358           41,800,174               12.14       8.613          356          82.87         590      43.80
601 - 620               374           58,081,722               16.86       8.155          356          84.00         611      43.63
621 - 640               316           47,002,187               13.65       8.154          354          83.02         630      43.12
641 - 660               232           40,018,867               11.62       7.870          355          84.05         650      42.92
661 - 680               156           28,828,259                8.37       7.502          356          83.88         669      43.82
681 - 700                83           17,029,593                4.94       7.312          356          83.58         689      44.08
701 - 720                93           15,952,508                4.63       7.116          356          83.14         711      42.14
721 - 740                49           10,246,407                2.97       6.549          357          81.54         729      39.95
741 - 760                26            6,689,006                1.94       6.667          357          81.76         750      37.97
761 - 780                20            3,738,916                1.09       6.469          350          80.29         769      38.97
781 - 800                 8            1,932,355                0.56       6.012          338          67.08         786      31.91
801 >=                    2              549,268                0.16       6.323          357          84.53         803      32.11
---------------   ---------    -----------------   -----------------    --------    ---------   ------------    --------   --------
Total:                2,136         $344,454,129              100.00%      8.107%         355          82.87%        625      42.80

Non-Zero Minimum: 500
Maximum: 804
Non-Zero Weighted Average: 625


                                                        % of Mortgage    Weighted     Weighted
                                                         Loan Pool by     Average      Average       Weighted    Non-Zero   Non-Zero
                     Number of           Aggregate          Aggregate       Gross    Remaining        Average    Weighted   Weighted
Delinquency Days      Mortgage        Cut-off Date       Cut-off Date    Interest         Term       Combined     Average    Average
(OTS Convention)         Loans   Principal Balance  Principal Balance        Rate     (months)   Original LTV        FICO        DTI
------------------   ---------   -----------------  -----------------    --------    ---------   ------------    --------   --------
0 - 29                   2,129        $343,344,331              99.68%      8.104%         355          82.88%        625      42.81
30 - 59                      7           1,109,798               0.32       9.017          355          80.99         578      41.17
------------------   ---------   -----------------  -----------------    --------    ---------   ------------    --------   --------
Total:                   2,136        $344,454,129             100.00%      8.107%         355          82.87%        625      42.80

--------------------------------------------------------------------------------

Securitized Asset Backed Receivables LLC Trust 2007-BR2
Group 2
================================================================================


Summary Statistics
As-of / Cut-off Date: 2007-04-01
Number of Mortgage Loans: 3,348
Aggregate Principal Balance ($): 755,251,958
Weighted Average Current Mortgage Rate (%): 8.164
Non-Zero Weighted Average Margin (%): 6.228
Non-Zero Weighted Average Maximum Rate (%): 14.583
Non-Zero Weighted Average Months to Roll: 29
Weighted Average Stated Original Term (months): 359
Weighted Average Stated Remaining Term (months): 355
Weighted Average Combined Original LTV (%): 83.77
Weighted Average Combined Original LTV Incl Simultaneous Seconds (%): 91.45 % Loans with Simultaneous Seconds: 39.69
% First Liens: 90.21
% Owner Occupied: 93.29
% Purchase: 47.72
% Full Documentation: 40.57
% Full-12mos Bank Statements: 9.28
Non-Zero Weighted Average FICO Score: 637



                                                        % of Mortgage    Weighted     Weighted
                                                         Loan Pool by     Average      Average       Weighted    Non-Zero   Non-Zero
                   Number of            Aggregate           Aggregate       Gross    Remaining        Average    Weighted   Weighted
                    Mortgage         Cut-off Date        Cut-off Date    Interest         Term       Combined     Average    Average
Originator             Loans    Principal Balance   Principal Balance        Rate     (months)   Original LTV        FICO        DTI
-----------------  ---------    -----------------   -----------------    --------    ---------   ------------    --------   --------
NC                     2,019         $423,914,399               56.13%      8.253%         355          83.34%        626      41.91
WMC                    1,329          331,337,559               43.87       8.050          356          84.33         651      40.50
-----------------  ---------    -----------------   -----------------    --------    ---------   ------------    --------   --------
Total:                 3,348         $755,251,958              100.00%      8.164%         355          83.77%        637      41.29

--------------------------------------------------------------------------------

Securitized Asset Backed Receivables LLC Trust 2007-BR2
Group 2
================================================================================



                                                                        % of Mortgage    Weighted     Weighted
                                                                         Loan Pool by     Average      Average       Weighted
                                   Number of            Aggregate           Aggregate       Gross    Remaining        Average
Product                             Mortgage         Cut-off Date        Cut-off Date    Interest         Term       Combined
Type                                   Loans    Principal Balance   Principal Balance        Rate     (months)   Original LTV
--------------------------------   ---------    -----------------   -----------------    --------    ---------   ------------
Fixed - 10 Year                            1              $63,874                0.01%      7.125%         117          27.08%
Fixed - 15 Year                           18            1,655,927                0.22       9.361          176          81.38
Fixed - 20 Year                           10            1,225,831                0.16       7.796          236          80.60
Fixed - 25 Year                            1               75,717                0.01       7.015          297          76.77
Fixed - 30 Year                        1,171          114,746,816               15.19      10.063          356          92.37
Balloon - 15/30                           18            1,124,877                0.15      11.396          174         100.00
Balloon - 30/40                          115           26,456,616                3.50       7.774          357          79.38
ARM - 2 Year/6 Month - 5 Yr IO           268          102,500,607               13.57       7.394          356          82.83
ARM - 3 Year/6 Month - 5 Yr IO            77           24,150,846                3.20       7.354          356          83.09
ARM - 5 Year/6 Month - 5 Yr IO            46           22,298,417                2.95       6.322          357          81.16
ARM - 2 Year/6 Month - 10 Yr IO            8            2,915,156                0.39       7.017          357          83.84
ARM - 3 Year/6 Month - 10 Yr IO            1              427,405                0.06       6.770          357          95.00
ARM - 5 Year/6 Month - 10 Yr IO           11            4,776,545                0.63       6.043          357          86.43
ARM - 5 Year/6 Month - 3 Yr IO             1              655,500                0.09       8.775          357          95.00
ARM - 7 Year/6 Month - 10 Yr IO            1              450,000                0.06       7.175          356          90.00
ARM - 10 Year/6 Month - 5 Yr IO            1              481,000                0.06       6.750          357          85.89
ARM - 10 Year/6 Month - 10 Yr IO          37           17,626,628                2.33       6.033          357          76.67
ARM - 10 Year/6 Month                      5            1,231,999                0.16       6.385          357          65.24
ARM - 2 Year/6 Month/40-30 Yr
Balloon                                  522          153,727,237               20.35       8.251          356          81.99
ARM - 2 Year/6 Month/50-30 Yr
Balloon                                  244           98,798,544               13.08       7.800          357          82.22
ARM - 3 Year/6 Month/40-30 Yr
Balloon                                   94           28,112,024                3.72       8.105          356          81.88
ARM - 5 Year/6 Month/40-30 Yr
Balloon                                   22            9,654,724                1.28       6.926          357          83.68
ARM - 10 Year/6 Month/40-30 Yr
Balloon                                    5            1,940,741                0.26       7.868          357          88.35
ARM - 2 Year/6 Month                     511           98,758,869               13.08       8.486          356          83.18
ARM - 3 Year/6 Month                     110           21,503,479                2.85       8.147          356          81.45
ARM - 5 Year/6 Month                      19            7,297,383                0.97       7.754          356          85.28
ARM - 10 Year/6 Month/50-30 Yr
Balloon                                    3            1,587,461                0.21       6.389          357          76.99
ARM - 3 Year/6 Month/50-30 Yr
Balloon                                    2              654,904                0.09       7.617          357          80.00
ARM - 5 Year/6 Month/50-30 Yr
Balloon                                   18            8,413,926                1.11       7.353          357          84.30
Balloon - 30/50                            6            1,685,905                0.22       8.108          357          81.26
Fixed - 30 Year - 10 Yr IO                 2              253,000                0.03       7.877          357          73.86
--------------------------------   ---------    -----------------   -----------------    --------    ---------   ------------
Total:                                 3,348         $755,251,958              100.00%      8.164%         355          83.77%



                                   Non-Zero   Non-Zero
                                   Weighted   Weighted
Product                             Average    Average
Type                                   FICO        DTI
--------------------------------   --------   --------
Fixed - 10 Year                         697      27.73
Fixed - 15 Year                         615      38.34
Fixed - 20 Year                         632      39.48
Fixed - 25 Year                         642      23.93
Fixed - 30 Year                         640      41.02
Balloon - 15/30                         636      41.47
Balloon - 30/40                         627      42.46
ARM - 2 Year/6 Month - 5 Yr IO          651      41.66
ARM - 3 Year/6 Month - 5 Yr IO          637      42.38
ARM - 5 Year/6 Month - 5 Yr IO          712      30.64
ARM - 2 Year/6 Month - 10 Yr IO         672      41.78
ARM - 3 Year/6 Month - 10 Yr IO         618      44.70
ARM - 5 Year/6 Month - 10 Yr IO         740      24.20
ARM - 5 Year/6 Month - 3 Yr IO          600      48.59
ARM - 7 Year/6 Month - 10 Yr IO         730      43.28
ARM - 10 Year/6 Month - 5 Yr IO         638      32.88
ARM - 10 Year/6 Month - 10 Yr IO        698      28.80
ARM - 10 Year/6 Month                   717      18.66
ARM - 2 Year/6 Month/40-30 Yr
Balloon                                 618      42.57
ARM - 2 Year/6 Month/50-30 Yr
Balloon                                 632      44.59
ARM - 3 Year/6 Month/40-30 Yr
Balloon                                 602      43.59
ARM - 5 Year/6 Month/40-30 Yr
Balloon                                 700      38.12
ARM - 10 Year/6 Month/40-30 Yr
Balloon                                 643      32.76
ARM - 2 Year/6 Month                    616      41.14
ARM - 3 Year/6 Month                    619      39.98
ARM - 5 Year/6 Month                    710      39.04
ARM - 10 Year/6 Month/50-30 Yr
Balloon                                 688      44.27
ARM - 3 Year/6 Month/50-30 Yr
Balloon                                 634      46.58
ARM - 5 Year/6 Month/50-30 Yr
Balloon                                 686      42.58
Balloon - 30/50                         609      45.52
Fixed - 30 Year - 10 Yr IO              629      37.16
--------------------------------   --------   --------
Total:                                  637      41.29

--------------------------------------------------------------------------------

Securitized Asset Backed Receivables LLC Trust 2007-BR2
Group 2
================================================================================



                                                        % of Mortgage    Weighted     Weighted
                                                         Loan Pool by     Average      Average       Weighted    Non-Zero   Non-Zero
Gross               Number of            Aggregate          Aggregate       Gross    Remaining        Average    Weighted   Weighted
Interest             Mortgage         Cut-off Date       Cut-off Date    Interest         Term       Combined     Average    Average
Rate (%)                Loans    Principal Balance  Principal Balance        Rate     (months)   Original LTV        FICO        DTI
-----------------   ---------    -----------------  -----------------    --------    ---------   ------------    --------   --------
4.000% - 4.999%             3           $1,159,698               0.15%      4.825%         357          62.94%        737       0.29
5.000% - 5.999%            72           33,169,865               4.39       5.658          357          75.43         709      28.32
6.000% - 6.999%           374          138,229,989              18.30       6.628          356          81.67         660      40.35
7.000% - 7.999%           730          229,559,070              30.40       7.569          356          81.23         638      42.80
8.000% - 8.999%           694          179,029,923              23.70       8.499          356          83.21         621      42.21
9.000% - 9.999%           509           85,266,760              11.29       9.501          355          86.39         604      41.88
10.000% - 10.999%         441           46,631,115               6.17      10.557          354          93.19         624      41.30
11.000% - 11.999%         347           29,916,406               3.96      11.425          353          98.01         637      41.99
12.000% - 12.999%         178           12,289,132               1.63      12.443          348          98.98         635      43.24
-----------------   ---------    -----------------  -----------------    --------    ---------   ------------    --------   --------
Total:                  3,348         $755,251,958             100.00%      8.164%         355          83.77%        637      41.29

Minimum: 4.825%
Maximum: 12.900%
Weighted Average: 8.164%

--------------------------------------------------------------------------------

Securitized Asset Backed Receivables LLC Trust 2007-BR2
Group 2
================================================================================



                                                          % of Mortgage   Weighted     Weighted
                                                           Loan Pool by    Average      Average       Weighted   Non-Zero   Non-Zero
Cut-off                 Number of          Aggregate          Aggregate      Gross    Remaining        Average   Weighted   Weighted
Date Principal           Mortgage       Cut-off Date       Cut-off Date   Interest         Term       Combined    Average    Average
Balance ($)                 Loans  Principal Balance  Principal Balance       Rate     (months)   Original LTV       FICO        DTI
---------------------   ---------  -----------------  -----------------   --------    ---------   ------------   --------   --------
$1 - $25,000                   31           $624,308               0.08%    10.969%         337          99.41%       632      34.09
$25,001 - $50,000             224          8,794,604               1.16     10.870          348          98.43        642      40.34
$50,001 - $75,000             407         25,565,364               3.39     10.491          351          91.52        625      39.69
$75,001 - $100,000            378         32,882,452               4.35     10.232          351          92.02        625      39.99
$100,001 - $125,000           319         35,939,290               4.76      9.654          355          89.13        628      41.26
$125,001 - $150,000           261         35,629,888               4.72      9.172          356          85.57        620      40.62
$150,001 - $175,000           168         27,389,827               3.63      8.775          355          82.70        618      40.69
$175,001 - $200,000           141         26,310,180               3.48      8.408          355          83.12        613      41.67
$200,001 - $225,000           149         31,717,230               4.20      8.123          356          80.36        624      40.91
$225,001 - $250,000           124         29,360,215               3.89      8.082          356          82.94        622      42.36
$250,001 - $275,000            97         25,565,831               3.39      8.023          356          81.84        628      42.04
$275,001 - $300,000           123         35,317,229               4.68      7.795          356          79.60        634      41.97
$300,001 - $325,000            88         27,474,272               3.64      7.819          354          81.59        636      41.96
$325,001 - $350,000            74         24,820,340               3.29      8.013          355          82.77        627      41.83
$350,001 - $375,000            71         25,710,154               3.40      7.641          356          81.31        638      42.99
$375,001 - $400,000            75         29,122,646               3.86      7.594          356          81.70        643      41.28
$400,001 - $425,000            72         29,897,931               3.96      7.625          356          82.80        636      41.71
$425,001 - $450,000           103         45,210,702               5.99      7.602          356          81.52        641      43.63
$450,001 - $475,000            75         34,668,668               4.59      7.296          356          83.99        642      42.47
$475,001 - $500,000            68         33,177,838               4.39      7.293          356          80.66        646      42.72
$500,001 - $750,000           262        155,682,167              20.61      7.636          356          83.81        652      40.92
$750,001 - $1,000,000          32         26,862,730               3.56      7.572          356          83.49        659      36.03
$1,000,001 >=                   6          7,528,091               1.00      7.702          356          76.96        659      39.09
---------------------   ---------  -----------------  -----------------   --------    ---------   ------------   --------   --------
Total:                      3,348       $755,251,958             100.00%     8.164%         355          83.77%       637      41.29

Minimum: $13,589
Maximum: $1,462,031
Average: $225,583



                                                      % of Mortgage    Weighted     Weighted
                                                       Loan Pool by     Average      Average       Weighted    Non-Zero   Non-Zero
Original         Number of            Aggregate           Aggregate       Gross    Remaining        Average    Weighted   Weighted
Term              Mortgage         Cut-off Date        Cut-off Date    Interest         Term       Combined     Average    Average
(months)             Loans    Principal Balance   Principal Balance        Rate     (months)   Original LTV        FICO        DTI
--------------   ---------    -----------------   -----------------    --------    ---------   ------------    --------   --------
120                      1              $63,874                0.01%      7.125%         117          27.08%        697      27.73
180                     36            2,780,804                0.37      10.184          175          88.91         624      39.61
240                     10            1,225,831                0.16       7.796          236          80.60         632      39.48
300                      1               75,717                0.01       7.015          297          76.77         642      23.93
360                  3,300          751,105,731               99.45       8.157          356          83.76         637      41.30
--------------   ---------    -----------------   -----------------    --------    ---------   ------------    --------   --------
Total:               3,348         $755,251,958              100.00%      8.164%         355          83.77%        637      41.29

Minimum: 120
Maximum: 360
Weighted Average: 359

--------------------------------------------------------------------------------

Securitized Asset Backed Receivables LLC Trust 2007-BR2
Group 2
================================================================================


                                                       % of Mortgage    Weighted     Weighted
                                                        Loan Pool by     Average      Average       Weighted    Non-Zero   Non-Zero
Remaining         Number of            Aggregate           Aggregate       Gross    Remaining        Average    Weighted   Weighted
Term               Mortgage         Cut-off Date        Cut-off Date    Interest         Term       Combined     Average    Average
(months)              Loans    Principal Balance   Principal Balance        Rate     (months)   Original LTV        FICO        DTI
---------------   ---------    -----------------   -----------------    --------    ---------   ------------    --------   --------
61 - 120                  1              $63,874                0.01%      7.125%         117          27.08%        697      27.73
121 - 180                36            2,780,804                0.37      10.184          175          88.91         624      39.61
181 - 240                10            1,225,831                0.16       7.796          236          80.60         632      39.48
241 - 300                 1               75,717                0.01       7.015          297          76.77         642      23.93
301 - 360             3,300          751,105,731               99.45       8.157          356          83.76         637      41.30
---------------   ---------    -----------------   -----------------    --------    ---------   ------------    --------   --------
Total:                3,348         $755,251,958              100.00%      8.164%         355          83.77%        637      41.29

Minimum: 117
Maximum: 357
Weighted Average: 355



                                                        % of Mortgage    Weighted     Weighted
                                                         Loan Pool by     Average      Average       Weighted    Non-Zero   Non-Zero
Combined           Number of            Aggregate           Aggregate       Gross    Remaining        Average    Weighted   Weighted
Original            Mortgage         Cut-off Date        Cut-off Date    Interest         Term       Combined     Average    Average
LTV Ratio (%)          Loans    Principal Balance   Principal Balance        Rate     (months)   Original LTV        FICO        DTI
----------------   ---------    -----------------   -----------------    --------    ---------   ------------    --------   --------
15.01% - 20.00%            2             $124,820                0.02%      9.827%         356          17.35%        532      46.51
20.01% - 25.00%            2              354,557                0.05       8.898          356          21.33         577      44.26
25.01% - 30.00%            3              193,680                0.03       8.304          277          27.80         612      31.63
30.01% - 35.00%            2              854,522                0.11       5.403          357          33.77         749       9.39
35.01% - 40.00%            3              624,942                0.08       5.793          357          38.72         735      19.47
40.01% - 45.00%           10            2,566,736                0.34       6.593          357          43.14         682      19.63
45.01% - 50.00%           13            3,372,948                0.45       6.917          354          48.31         660      28.20
50.01% - 55.00%           16            3,109,040                0.41       7.167          355          52.59         618      38.04
55.01% - 60.00%           39            8,315,469                1.10       7.660          354          57.93         605      33.58
60.01% - 65.00%           48           12,906,861                1.71       7.209          355          63.16         619      40.86
65.01% - 70.00%           67           16,037,736                2.12       7.562          355          68.61         623      38.56
70.01% - 75.00%          118           33,526,751                4.44       7.791          355          73.99         608      44.53
75.01% - 80.00%        1,188          341,837,647               45.26       7.723          356          79.89         644      42.17
80.01% - 85.00%          239           60,277,727                7.98       8.133          356          84.32         605      42.03
85.01% - 90.00%          392          110,762,771               14.67       8.108          356          89.55         630      39.27
90.01% - 95.00%          296           86,482,173               11.45       8.194          356          94.68         637      41.01
95.01% - 100.00%         910           73,903,579                9.79      10.999          352          99.97         656      42.11
----------------   ---------    -----------------   -----------------    --------    ---------   ------------    --------   --------
Total:                 3,348         $755,251,958              100.00%      8.164%         355          83.77%        637      41.29

Minimum: 15.56%
Maximum: 100.00%
Weighted Average: 83.77%

--------------------------------------------------------------------------------

Securitized Asset Backed Receivables LLC Trust 2007-BR2
Group 2
================================================================================


                                                        % of Mortgage    Weighted     Weighted
                                                         Loan Pool by     Average      Average       Weighted    Non-Zero   Non-Zero
                    Number of            Aggregate          Aggregate       Gross    Remaining        Average    Weighted   Weighted
Gross                Mortgage         Cut-off Date       Cut-off Date    Interest         Term       Combined     Average    Average
Margin (%)              Loans    Principal Balance  Principal Balance        Rate     (months)   Original LTV        FICO        DTI
-----------------   ---------    -----------------  -----------------    --------    ---------   ------------    --------   --------
Fixed Rate Loans        1,342         $147,288,563              19.50%      9.607%         352          89.68%        637      41.27
0.001% - 3.500%            23           11,212,331               1.48       5.687          357          79.89         737       0.92
3.501% - 4.000%             2              702,400               0.09       6.386          357          80.00         750       0.46
4.501% - 5.000%            23            9,024,797               1.19       6.542          357          72.27         684      41.26
5.001% - 5.500%            74           28,737,656               3.81       6.887          357          80.52         665      41.98
5.501% - 6.000%           396          128,684,789              17.04       7.415          356          82.46         642      41.03
6.001% - 6.500%         1,076          295,407,956              39.11       8.024          356          82.93         628      42.32
6.501% - 7.000%           217           71,566,281               9.48       8.043          356          81.53         634      42.59
7.001% - 7.500%            88           29,122,825               3.86       8.278          357          81.80         620      42.19
7.501% - 8.000%           106           33,396,757               4.42       8.488          357          84.11         638      43.59
8.001% - 8.500%             1              107,603               0.01       9.300          353          61.71         514      24.18
-----------------   ---------    -----------------  -----------------    --------    ---------   ------------    --------   --------
Total:                  3,348         $755,251,958             100.00%      8.164%         355          83.77%        637      41.29

Non-Zero Minimum: 2.500%
Maximum: 8.050%
Non-Zero Weighted Average: 6.228%



                                                         % of Mortgage   Weighted     Weighted
                                                          Loan Pool by    Average      Average       Weighted    Non-Zero   Non-Zero
Minimum              Number of            Aggregate          Aggregate      Gross    Remaining        Average    Weighted   Weighted
Mortgage              Mortgage         Cut-off Date       Cut-off Date   Interest         Term       Combined     Average    Average
Rate (%)                 Loans    Principal Balance  Principal Balance       Rate     (months)   Original LTV        FICO        DTI
------------------   ---------    -----------------  -----------------   --------    ---------   ------------    --------   --------
Fixed Rate Loans         1,342         $147,288,563              19.50%     9.607%         352          89.68%        637      41.27
4.501% - 5.000%              4            1,291,544               0.17      5.420          357          64.17         715       3.28
5.001% - 5.500%             14            6,848,551               0.91      5.381          357          69.48         707      20.14
5.501% - 6.000%            312           99,551,381              13.18      7.144          356          81.57         658      38.59
6.001% - 6.500%            919          239,519,913              31.71      7.962          356          83.02         629      41.68
6.501% - 7.000%            171           64,521,281               8.54      7.399          357          82.82         640      42.37
7.001% - 7.500%            133           49,279,716               6.52      7.522          356          81.48         639      42.42
7.501% - 8.000%            164           58,597,245               7.76      7.791          357          80.97         641      43.67
8.001% - 8.500%             96           31,401,266               4.16      8.273          357          82.44         632      42.74
8.501% - 9.000%             92           29,582,566               3.92      8.768          357          84.09         625      43.65
9.001% - 9.500%             38           12,641,847               1.67      9.278          357          83.51         614      40.82
9.501% - 10.000%            34            9,558,335               1.27      9.794          356          85.22         583      43.71
10.001% - 10.500%           15            3,227,667               0.43     10.322          356          84.71         569      34.25
10.501% - 11.000%           11            1,682,956               0.22     10.667          356          89.36         544      41.24
11.001% - 11.500%            2              189,709               0.03     11.194          353          95.00         555      25.15
11.501% - 12.000%            1               69,418               0.01     11.600          352          80.00         518      44.78
------------------   ---------    -----------------  -----------------   --------    ---------   ------------    --------   --------
Total:                   3,348         $755,251,958             100.00%     8.164%         355          83.77%        637      41.29

Non-Zero Minimum: 4.825%
Maximum: 11.600%
Non-Zero Weighted Average: 6.820%

--------------------------------------------------------------------------------

Securitized Asset Backed Receivables LLC Trust 2007-BR2
Group 2
================================================================================



                                                        % of Mortgage    Weighted     Weighted
                                                         Loan Pool by     Average      Average       Weighted    Non-Zero   Non-Zero
Maximum              Number of           Aggregate          Aggregate       Gross    Remaining        Average    Weighted   Weighted
Mortgage              Mortgage        Cut-off Date       Cut-off Date    Interest         Term       Combined     Average    Average
Rate (%)                 Loans   Principal Balance  Principal Balance        Rate     (months)   Original LTV        FICO        DTI
------------------   ---------   -----------------  -----------------    --------    ---------   ------------    --------   --------
Fixed Rate Loans         1,342        $147,288,563              19.50%      9.607%         352          89.68%        637      41.27
11.001% - 11.500%            3           1,159,698               0.15       4.825          357          62.94         737       0.29
11.501% - 12.000%           11           6,025,364               0.80       5.315          357          68.73         714      16.49
12.001% - 12.500%           39          18,240,369               2.42       5.748          357          76.44         726      28.12
12.501% - 13.000%           86          36,441,331               4.83       6.149          357          81.19         686      36.00
13.001% - 13.500%          144          59,781,751               7.92       6.664          357          82.46         658      41.57
13.501% - 14.000%          214          79,575,465              10.54       7.091          356          81.77         649      42.09
14.001% - 14.500%          308         103,125,764              13.65       7.572          356          81.15         639      43.62
14.501% - 15.000%          307          90,476,116              11.98       7.949          356          82.23         634      42.55
15.001% - 15.500%          274          77,374,118              10.24       8.427          356          82.64         624      42.00
15.501% - 16.000%          248          68,003,669               9.00       8.886          356          85.08         609      42.65
16.001% - 16.500%          143          28,342,308               3.75       9.430          356          85.56         590      42.66
16.501% - 17.000%          126          24,588,474               3.26       9.841          356          85.49         583      41.66
17.001% - 17.500%           62          10,271,321               1.36      10.304          356          86.16         573      42.89
17.501% - 18.000%           28           3,306,574               0.44      10.751          356          86.91         583      38.00
18.001% - 18.500%            6             545,641               0.07      11.281          356          80.93         530      38.89
18.501% - 19.000%            6             643,879               0.09      11.862          355          75.80         521      40.79
19.501% - 20.000%            1              61,553               0.01      12.650          357          70.00         507      22.64
------------------   ---------   -----------------  -----------------    --------    ---------   ------------    --------   --------
Total:                   3,348        $755,251,958             100.00%      8.164%         355          83.77%        637      41.29

Non-Zero Minimum: 11.325%
Maximum: 19.650%
Non-Zero Weighted Average: 14.583%



                                                         % of Mortgage    Weighted    Weighted
                                                          Loan Pool by     Average     Average       Weighted    Non-Zero   Non-Zero
                     Number of           Aggregate           Aggregate       Gross   Remaining        Average    Weighted   Weighted
                      Mortgage        Cut-off Date        Cut-off Date    Interest        Term       Combined     Average    Average
Initial Cap (%)          Loans   Principal Balance   Principal Balance        Rate    (months)   Original LTV        FICO        DTI
------------------   ---------   -----------------   -----------------    --------   ---------   ------------    --------   --------
Fixed Rate Loans         1,342        $147,288,563               19.50%      9.607%        352          89.68%        637      41.27
1.000%                       7           1,434,183                0.19       7.911         357          78.02         631      37.76
2.000%                   1,263         330,966,639               43.82       8.045         356          82.77         624      42.16
3.000%                     627         225,169,782               29.81       7.820         357          82.28         640      42.63
5.000%                     109          50,392,790                6.67       6.270         357          79.97         706      29.74
------------------   ---------   -----------------   -----------------    --------   ---------   ------------    --------   --------
Total:                   3,348        $755,251,958              100.00%      8.164%        355          83.77%        637      41.29

Non-Zero Minimum: 1.000%
Maximum: 5.000%
Non-Zero Weighted Average: 2.617%

--------------------------------------------------------------------------------

Securitized Asset Backed Receivables LLC Trust 2007-BR2
Group 2
================================================================================


                                                        % of Mortgage    Weighted     Weighted
                                                         Loan Pool by     Average      Average       Weighted    Non-Zero   Non-Zero
                     Number of           Aggregate          Aggregate       Gross    Remaining        Average    Weighted   Weighted
Periodic              Mortgage        Cut-off Date       Cut-off Date    Interest         Term       Combined     Average    Average
Cap (%)                  Loans   Principal Balance  Principal Balance        Rate     (months)   Original LTV        FICO        DTI
------------------   ---------   -----------------  -----------------    --------    ---------   ------------    --------   --------
Fixed Rate Loans         1,342        $147,288,563              19.50%      9.607%         352          89.68%        637      41.27
1.000%                     747         277,724,762              36.77       7.541          357          81.84         652      40.24
1.500%                   1,247         327,325,873              43.34       8.038          356          82.72         624      42.17
2.000%                      12           2,912,761               0.39       8.750          355          88.38         589      43.32
------------------   ---------   -----------------  -----------------    --------    ---------   ------------    --------   --------
Total:                   3,348        $755,251,958             100.00%      8.164%         355          83.77%        637      41.29

Non-Zero Minimum: 1.000%
Maximum: 2.000%
Non-Zero Weighted Average: 1.274%



                                                        % of Mortgage    Weighted     Weighted
Next                                                     Loan Pool by     Average      Average       Weighted    Non-Zero   Non-Zero
Rate                 Number of           Aggregate          Aggregate       Gross    Remaining        Average    Weighted   Weighted
Adjustment            Mortgage        Cut-off Date       Cut-off Date    Interest         Term       Combined     Average    Average
Date                     Loans   Principal Balance  Principal Balance        Rate     (months)   Original LTV        FICO        DTI
------------------   ---------   -----------------  -----------------    --------    ---------   ------------    --------   --------
Fixed Rate Loans         1,342        $147,288,563              19.50%      9.607%         352          89.68%        637      41.27
June 2008                    1             131,207               0.02       8.700          350          80.00         627      49.89
July 2008                    9           1,717,101               0.23       8.637          351          81.85         621      41.53
August 2008                  6           1,101,684               0.15       8.814          352          83.97         614      41.73
September 2008              13           3,936,057               0.52       8.701          353          83.70         627      39.34
October 2008                52          17,617,812               2.33       8.117          354          83.44         635      44.08
November 2008              125          38,807,460               5.14       8.296          355          84.83         632      43.13
December 2008              563         165,922,821              21.97       7.960          356          82.27         633      42.82
January 2009               784         227,466,271              30.12       7.956          357          82.17         624      42.08
August 2009                  1              69,418               0.01      11.600          352          80.00         518      44.78
September 2009               2             848,062               0.11       6.852          353          86.16         633      44.48
October 2009                 2             257,375               0.03       8.175          354          78.26         643      39.23
November 2009               36           9,824,652               1.30       7.824          355          85.13         604      44.17
December 2009              176          45,427,274               6.01       7.938          356          82.43         618      42.29
January 2010                67          18,421,878               2.44       7.726          357          79.97         627      40.85
November 2011                1             374,212               0.05       6.200          355          80.00         726      54.62
December 2011               36          16,917,136               2.24       7.037          356          84.51         711      37.32
January 2012                80          35,805,148               4.74       6.690          357          82.81         704      33.24
December 2013                1             450,000               0.06       7.175          356          90.00         730      43.28
November 2016                1             612,900               0.08       6.075          355          90.00         733      49.53
December 2016                5           2,364,616               0.31       6.630          356          85.89         676      37.62
January 2017                45          19,890,312               2.63       6.207          357          75.85         693      28.20
------------------   ---------   -----------------  -----------------    --------    ---------   ------------    --------   --------
Total:                   3,348        $755,251,958             100.00%      8.164%         355          83.77%        637      41.29

Non-Zero Weighted Average: 2009-08-20

--------------------------------------------------------------------------------

Securitized Asset Backed Receivables LLC Trust 2007-BR2
Group 2
================================================================================



                                                      % of Mortgage    Weighted     Weighted
                                                       Loan Pool by     Average      Average       Weighted    Non-Zero   Non-Zero
                 Number of            Aggregate           Aggregate       Gross    Remaining        Average    Weighted   Weighted
Geographical      Mortgage         Cut-off Date        Cut-off Date    Interest         Term       Combined     Average    Average
Distribution         Loans    Principal Balance   Principal Balance        Rate     (months)   Original LTV        FICO        DTI
--------------   ---------    -----------------   -----------------    --------    ---------   ------------    --------   --------
California           1,024         $324,547,109               42.97%      7.814%         356          83.51%        649      40.88
New York               236           68,373,684                9.05       8.112          356          83.52         647      42.68
Florida                331           66,339,646                8.78       8.349          356          83.27         626      41.78
New Jersey             146           35,103,723                4.65       8.503          356          84.09         630      41.66
Texas                  271           29,882,505                3.96       8.678          350          82.81         618      38.66
Maryland               109           26,837,294                3.55       8.262          355          82.38         610      42.05
Massachusetts           89           22,053,736                2.92       8.372          356          84.44         633      43.71
Illinois                99           16,020,759                2.12       8.775          356          86.93         625      40.77
Virginia                64           14,228,259                1.88       8.411          351          84.83         631      42.80
Washington              68           14,138,998                1.87       8.083          357          84.11         621      41.93
Arizona                 88           13,920,574                1.84       8.399          355          84.55         617      41.76
Other                  823          123,805,670               16.39       8.608          355          84.53         621      41.05
--------------   ---------    -----------------   -----------------    --------    ---------   ------------    --------   --------
Total:               3,348         $755,251,958              100.00%      8.164%         355          83.77%        637      41.29

Number of States Represented: 51



                                                     % of Mortgage    Weighted     Weighted
                                                      Loan Pool by     Average      Average       Weighted    Non-Zero   Non-Zero
                Number of            Aggregate           Aggregate       Gross    Remaining        Average    Weighted   Weighted
                 Mortgage         Cut-off Date        Cut-off Date    Interest         Term       Combined     Average    Average
Occupancy           Loans    Principal Balance   Principal Balance        Rate     (months)   Original LTV        FICO        DTI
-------------   ---------    -----------------   -----------------    --------    ---------   ------------    --------   --------
Primary             3,082         $704,565,727               93.29%      8.139%         355          83.68%        635      41.38
Investment            147           27,774,831                3.68       8.973          355          86.15         641      39.89
Second Home           119           22,911,400                3.03       7.941          355          83.85         683      40.19
-------------   ---------    -----------------   -----------------    --------    ---------   ------------    --------   --------
Total:              3,348         $755,251,958              100.00%      8.164%         355          83.77%        637      41.29



                                                                        % of Mortgage    Weighted     Weighted
                                                                         Loan Pool by     Average      Average       Weighted
                                   Number of            Aggregate           Aggregate       Gross    Remaining        Average
Property                            Mortgage         Cut-off Date        Cut-off Date    Interest         Term       Combined
Types                                  Loans    Principal Balance   Principal Balance        Rate     (months)   Original LTV
--------------------------------   ---------    -----------------   -----------------    --------    ---------   ------------
Single Family Residence                2,387         $529,859,426               70.16%      8.149%         355          83.38%
Planned Unit Development                 494          109,471,389               14.49       8.180          355          84.61
2-4 Family                               251           69,788,107                9.24       8.295          356          84.81
Condo                                    216           46,133,037                6.11       8.097          356          84.76
--------------------------------   ---------    -----------------   -----------------    --------    ---------   ------------
Total:                                 3,348         $755,251,958              100.00%      8.164%         355          83.77%


                                   Non-Zero   Non-Zero
                                   Weighted   Weighted
Property                            Average    Average
Types                                  FICO        DTI
--------------------------------   --------   --------
Single Family Residence                 633      41.44
Planned Unit Development                637      41.03
2-4 Family                              655      41.91
Condo                                   651      39.25
--------------------------------   --------   --------
Total:                                  637      41.29

--------------------------------------------------------------------------------

Securitized Asset Backed Receivables LLC Trust 2007-BR2
Group 2
================================================================================



                                                                        % of Mortgage    Weighted     Weighted
                                                                         Loan Pool by     Average      Average       Weighted
                                   Number of            Aggregate           Aggregate       Gross    Remaining        Average
Loan                                Mortgage         Cut-off Date        Cut-off Date    Interest         Term       Combined
Purpose                                Loans    Principal Balance   Principal Balance        Rate     (months)   Original LTV
--------------------------------   ---------    -----------------   -----------------    --------    ---------   ------------
Purchase                               1,940         $360,437,233               47.72%      8.413%         355          84.81%
Refinance - Cashout                    1,218          340,132,448               45.04       7.960          355          82.73
Refinance - Rate Term                    190           54,682,277                7.24       7.786          355          83.43
--------------------------------   ---------    -----------------   -----------------    --------    ---------   ------------
Total:                                 3,348         $755,251,958              100.00%      8.164%         355          83.77%


                                   Non-Zero   Non-Zero
                                   Weighted   Weighted
Loan                                Average    Average
Purpose                                FICO        DTI
--------------------------------   --------   --------
Purchase                                647      42.23
Refinance - Cashout                     626      40.35
Refinance - Rate Term                   637      40.93
--------------------------------   --------   --------
Total:                                  637      41.29



                                                                        % of Mortgage    Weighted     Weighted
                                                                         Loan Pool by     Average      Average       Weighted
                                   Number of            Aggregate           Aggregate       Gross    Remaining        Average
Documentation                       Mortgage         Cut-off Date        Cut-off Date    Interest         Term       Combined
Level                                  Loans    Principal Balance   Principal Balance        Rate     (months)   Original LTV
--------------------------------   ---------    -----------------   -----------------    --------    ---------   ------------
Stated Documentation                   1,390         $338,548,084               44.83%      8.550%         356          83.82%
Full Documentation                     1,597          306,389,510               40.57       7.987          355          83.69
Full-12mos Bank Statements               222           70,111,902                9.28       7.526          356          84.32
Lite Documentation                       103           25,778,119                3.41       8.182          356          85.39
No Income Verified Assets                 28           11,111,825                1.47       6.105          357          88.52
No Income No Assets                        7            3,278,779                0.43       5.260          357          45.93
Full-Alternate                             1               33,739                0.00       9.990          356         100.00
--------------------------------   ---------    -----------------   -----------------    --------    ---------   ------------
Total:                                 3,348         $755,251,958              100.00%      8.164%         355          83.77%




                                   Non-Zero   Non-Zero
                                   Weighted   Weighted
Documentation                       Average    Average
Level                                  FICO        DTI
--------------------------------   --------   --------
Stated Documentation                    650      43.34
Full Documentation                      615      41.48
Full-12mos Bank Statements              645      39.07
Lite Documentation                      636      40.78
No Income Verified Assets               735       0.65
No Income No Assets                     752       1.36
Full-Alternate                          593      34.73
--------------------------------   --------   --------
Total:                                  637      41.29




                                                       % of Mortgage    Weighted     Weighted
Original                                                Loan Pool by     Average      Average       Weighted    Non-Zero   Non-Zero
Prepayment        Number of            Aggregate           Aggregate       Gross    Remaining        Average    Weighted   Weighted
Penalty            Mortgage         Cut-off Date        Cut-off Date    Interest         Term       Combined     Average    Average
Term (months)         Loans    Principal Balance   Principal Balance        Rate     (months)   Original LTV        FICO        DTI
---------------   ---------    -----------------   -----------------    --------    ---------   ------------    --------   --------
None                  1,127         $225,410,876               29.85%      8.712%         355          84.65%        633      42.00
12                      172           57,186,488                7.57       8.142          356          83.08         643      41.69
24                    1,479          337,801,681               44.73       8.121          356          84.22         630      42.33
36                      570          134,852,913               17.86       7.365          355          81.47         656      37.33
---------------   ---------    -----------------   -----------------    --------    ---------   ------------    --------   --------
Total:                3,348         $755,251,958              100.00%      8.164%         355          83.77%        637      41.29

Non-Zero Minimum: 12
Maximum: 36
Non-Zero Weighted Average: 26

--------------------------------------------------------------------------------

Securitized Asset Backed Receivables LLC Trust 2007-BR2
Group 2
================================================================================


                                                       % of Mortgage    Weighted     Weighted
                                                        Loan Pool by     Average      Average       Weighted    Non-Zero   Non-Zero
                  Number of            Aggregate           Aggregate       Gross    Remaining        Average    Weighted   Weighted
Lien               Mortgage         Cut-off Date        Cut-off Date    Interest         Term       Combined     Average    Average
Position              Loans    Principal Balance   Principal Balance        Rate     (months)   Original LTV        FICO        DTI
---------------   ---------    -----------------   -----------------    --------    ---------   ------------    --------   --------
1st Lien              2,415         $681,348,285               90.21%      7.844%         356          82.04%        635      41.21
2nd Lien                933           73,903,673                9.79      11.115          352          99.76         655      42.02
---------------   ---------    -----------------   -----------------    --------    ---------   ------------    --------   --------
Total:                3,348         $755,251,958              100.00%      8.164%         355          83.77%        637      41.29


                                                        % of Mortgage    Weighted     Weighted
                                                         Loan Pool by     Average      Average       Weighted    Non-Zero   Non-Zero
                   Number of            Aggregate           Aggregate       Gross    Remaining        Average    Weighted   Weighted
FICO                Mortgage         Cut-off Date        Cut-off Date    Interest         Term       Combined     Average    Average
Score                  Loans    Principal Balance   Principal Balance        Rate     (months)   Original LTV        FICO        DTI
----------------   ---------    -----------------   -----------------    --------    ---------   ------------    --------   --------
481 - 500                  4             $381,160                0.05%     10.354%         356          82.32%        500      37.47
501 - 520                 90           15,687,618                2.08       9.457          356          77.58         509      43.44
521 - 540                106           19,251,430                2.55       9.086          354          81.56         530      43.23
541 - 560                157           31,176,416                4.13       8.732          355          79.57         552      40.90
561 - 580                198           40,302,541                5.34       8.746          356          82.41         570      41.04
581 - 600                367           73,833,947                9.78       8.489          355          84.00         590      43.05
601 - 620                497          103,133,646               13.66       8.280          356          84.96         610      41.90
621 - 640                546          126,375,891               16.73       8.176          356          84.58         630      42.72
641 - 660                477          111,474,293               14.76       8.156          355          84.69         651      41.65
661 - 680                339           84,393,899               11.17       7.969          355          84.00         670      42.23
681 - 700                217           53,992,636                7.15       7.809          355          84.38         690      41.52
701 - 720                147           40,004,194                5.30       7.387          356          83.92         709      37.35
721 - 740                101           26,789,812                3.55       7.281          356          84.53         730      34.54
741 - 760                 51           13,995,767                1.85       7.667          356          83.42         750      40.55
761 - 780                 29            7,988,192                1.06       7.072          357          74.19         769      29.12
781 - 800                 15            4,010,377                0.53       6.819          357          85.67         789      19.93
801 >=                     7            2,460,139                0.33       5.987          356          74.68         803      32.33
----------------   ---------    -----------------   -----------------    --------    ---------   ------------    --------   --------
Total:                 3,348         $755,251,958              100.00%      8.164%         355          83.77%        637      41.29

Non-Zero Minimum: 500
Maximum: 809
Non-Zero Weighted Average: 637



                                                        % of Mortgage    Weighted     Weighted
                                                         Loan Pool by     Average      Average       Weighted    Non-Zero   Non-Zero
                   Number of            Aggregate           Aggregate       Gross    Remaining        Average    Weighted   Weighted
Delinquency Days    Mortgage         Cut-off Date        Cut-off Date    Interest         Term       Combined     Average    Average
(OTS Convention)       Loans    Principal Balance   Principal Balance        Rate     (months)   Original LTV        FICO        DTI
----------------   ---------    -----------------   -----------------    --------    ---------   ------------    --------   --------
0 - 29                 3,312         $746,395,492               98.83%      8.157%         355          83.76%        637      41.25
30 - 59                   36            8,856,466                1.17       8.780          354          85.01         639      44.87
----------------   ---------    -----------------   -----------------    --------    ---------   ------------    --------   --------
Total:                 3,348         $755,251,958              100.00%      8.164%         355          83.77%        637      41.29

--------------------------------------------------------------------------------

PROSPECTUS
December 11, 2006

                    Securitized Asset Backed Receivables LLC
                                    Depositor

                             Asset-Backed Securities
                (Issuable in Series by Separate Issuing Entities)

   Securitized Asset Backed Receivables LLC from time to time will offer asset-backed pass-through certificates or asset-backed notes. We will offer the certificates or notes through this prospectus and a separate prospectus supplement for each series.

   For each series we will establish a trust fund consisting primarily of:

   o a segregated pool of various types of single-family and multifamily residential mortgage loans, home equity loans and home improvement contracts, cooperative apartment loans or manufactured housing conditional sales contracts and installment loan agreements or beneficial interests in them; or

   o pass-through certificates or collateralized mortgage obligations that may or may not be issued or guaranteed by the Government National Mortgage Association, the Federal National Mortgage Association or the Federal Home Loan Mortgage Corporation.

   The certificates of a series will evidence beneficial ownership interests in the trust fund. The notes of a series will evidence indebtedness of the trust fund. The certificates or notes of a series may be divided into two or more classes which may have different interest rates and which may receive principal payments in differing proportions and at different times. In addition, the rights of certain holders of classes may be subordinate to the rights of holders of other classes to receive principal and interest.

--------------------------------------------------------------------------------
   You should consider carefully the risk factors beginning on page 16 of this prospectus and in the related prospectus supplement.

   The securities will not represent obligations of Securitized Asset Backed Receivables LLC or any of its affiliates. Neither the depositor nor any of the depositor's affiliates, will insure or guarantee distributions on the securities of any series. No governmental agency will insure the securities or the collateral securing the securities.

   You should consult with your own advisors to determine if the offered securities are appropriate investments for you and to determine the applicable legal, tax, regulatory and accounting treatment of the offered securities.
--------------------------------------------------------------------------------

   Neither the Securities and Exchange Commission nor any state commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

   No secondary market will exist for a series of certificates or notes prior to its offering. We cannot assure you that a secondary market will develop for the certificates or notes, as applicable, of any series, or, if it does develop, that it will continue.

                                Barclays Capital

   We may offer the certificates or notes, as applicable, through one or more different methods, including offerings through underwriters, as more fully described under "Plans of Distribution" in this prospectus and in the related prospectus supplement. Our affiliates may from time to time act as agents or underwriters in connection with the sale of the offered certificates or notes, as applicable. We or our affiliates may retain or hold for sale, from time to time, one or more classes of a series of certificates or notes, as applicable. We may offer certain classes of the certificates or notes, as applicable, if so specified in the related prospectus supplement, in one or more transactions exempt from the registration requirements of the Securities Act of 1933, as amended. These offerings will not be made pursuant to this prospectus or the related registration statement.

                           ---------------------------

   This prospectus may not be used to consummate sales of the offered certificates or notes, as applicable, unless accompanied by a prospectus supplement.

                                TABLE OF CONTENTS

                                                                            Page

SUMMARY OF TERMS...............................................................7
RISK FACTORS..................................................................16
Limited Liquidity of Securities May Adversely Affect the Market Value
     of Your Securities.......................................................16
Assets of Trust Fund Are Limited..............................................16
Credit Enhancement Is Limited in Amount and Coverage..........................16
Yield is Sensitive to Rate of Principal Prepayment............................17
Borrower May Be Unable to Make Balloon Payment................................18
Nature of Mortgages Could Adversely Affect Value of Properties................19
High Loan-to-Value Ratios Increase Risk of Loss...............................21
Violations of Environmental Laws May Reduce Recoveries on Properties..........21
Violations of Federal Laws May Adversely Affect Ability to Collect on
     Loans....................................................................21
Ratings of the Securities are Limited and May be Withdrawn or Lowered.........22
Adverse Conditions in the Residential Real Estate Markets May Result
     in a Decline in Property Values..........................................23
Book-Entry System for Certain Classes May Decrease Liquidity and Delay
     Payment..................................................................24
Your Yield May Be Subject to Any Negative Amortization on the Related
     Mortgage Loans...........................................................24
Bankruptcy of the Depositor or a Sponsor May Delay or Reduce
     Collections on Loans.....................................................25
Unsecured Home Improvement Contracts May Experience Relatively Higher
     Losses...................................................................25
Mortgage Loans Underwritten as Non-Conforming Credits May Experience
     Relatively Higher Losses.................................................26
Assets of the Trust Fund May Include Delinquent and Sub-Performing
     Residential Loans........................................................27
Value of Collateral Securing Cooperative Loans May Diminish in Value..........27
Changes in the Market Value of Properties May Adversely Affect
     Payments on the Securities...............................................27
Increased Use of New Mortgage Loan Products by Borrowers May Result in
     Decline in Real Estate Values Generally..................................28
Servicing Fee May be Insufficient to Engage Replacement Master
     Servicers or Servicers...................................................28
DEFINED TERMS.................................................................29
THE TRUST FUNDS...............................................................29
Residential Loans.............................................................29
Agency Securities.............................................................35
Stripped Agency Securities....................................................39
Additional Information Concerning the Trust Funds.............................40
USE OF PROCEEDS...............................................................42
YIELD CONSIDERATIONS..........................................................43
MATURITY AND PREPAYMENT CONSIDERATIONS........................................44
THE DEPOSITOR.................................................................47
THE SPONSOR...................................................................47
RESIDENTIAL LOANS.............................................................48
Underwriting Standards........................................................48
Representations by Unaffiliated Sellers; Repurchases..........................48
Sub-Servicing.................................................................49
DESCRIPTION OF THE SECURITIES.................................................50
General.......................................................................50
Assignment of Assets of the Trust Fund........................................51
Deposits to the Trust Account.................................................54
Pre-Funding Account...........................................................55
Payments on Residential Loans.................................................55
Payments on Agency Securities.................................................56
Distributions.................................................................56
Principal and Interest on the Securities......................................58
Available Distribution Amount.................................................59
Subordination.................................................................59
Advances......................................................................61
Statements to Holders of Securities...........................................62
Book-Entry Registration of Securities.........................................63
Collection and Other Servicing Procedures.....................................67
Realization on Defaulted Residential Loans....................................69

Retained Interest, Administration Compensation and Payment of Expenses........70
Evidence as to Compliance.....................................................71
Certain Matters Regarding the Master Servicer, the Depositor and the
     Trustee..................................................................72
Deficiency Events.............................................................75
Events of Default.............................................................76
Amendment.....................................................................80
Termination...................................................................80
Voting Rights.................................................................81
DESCRIPTION OF PRIMARY INSURANCE COVERAGE.....................................81
Primary Credit Insurance Policies.............................................81
FHA Insurance and VA Guarantees...............................................82
Primary Hazard Insurance Policies.............................................83
DESCRIPTION OF CREDIT SUPPORT.................................................85
Pool Insurance Policies.......................................................86
Special Hazard Insurance Policies.............................................88
Bankruptcy Bonds..............................................................91
Reserve Funds.................................................................91
Cross-Support Provisions......................................................91
Letter of Credit..............................................................91
Insurance Policies and Surety Bonds...........................................92
Excess Spread.................................................................92
Overcollateralization.........................................................92
Derivative Products...........................................................92
CERTAIN LEGAL ASPECTS OF RESIDENTIAL LOANS....................................93
General.......................................................................93
Mortgage Loans................................................................93
Cooperative Loans.............................................................94
Tax Aspects of Cooperative Ownership..........................................95
Manufactured Housing Contracts Other Than Land Contracts......................95
Foreclosure on Mortgages......................................................98
Foreclosure on Cooperative Shares............................................100
Repossession with respect to Manufactured Housing Contracts that are not Land Contracts......................................................102
Rights of Redemption with respect to Residential Properties..................102
Notice of Sale; Redemption Rights with respect to Manufactured Homes.........103
Anti-Deficiency Legislation, Bankruptcy Laws and Other Limitations on
     Lenders.................................................................103
Junior Mortgages.............................................................105
Consumer Protection Laws.....................................................106
"High Cost" Loans and Predatory Lending Laws.................................107
Enforceability of Certain Provisions.........................................108
Prepayment Charges and Prepayments...........................................109
Subordinate Financing........................................................110
Applicability of Usury Laws..................................................110
Alternative Mortgage Instruments.............................................111
Environmental Legislation....................................................111
Servicemembers Civil Relief Act and the California Military and
     Veterans Code...........................................................112
Forfeiture for Drug, RICO and Money Laundering Violations....................113
FEDERAL INCOME TAX CONSEQUENCES..............................................113
General......................................................................113
REMICs.......................................................................114
         General.............................................................114
         Taxation of Owners of Regular Securities............................118
         Taxation of Owners of Residual Securities...........................126
         Taxes That May Be Imposed on the REMIC Pool.........................135
         Liquidation of the REMIC Pool.......................................136
         Administrative Matters..............................................136
         Limitations on Deduction of Certain Expenses........................137
         Taxation of Certain Foreign Investors...............................138
         Backup Withholding..................................................139
         Reporting Requirements..............................................139
Grantor Trust Funds..........................................................140
         Classification of Grantor Trust Funds...............................140
         Standard Securities.................................................140
         Stripped Securities.................................................143
         Reporting Requirements and Backup Withholding.......................147
Partnership Trust Funds......................................................148
         Classification of Partnership Trust Funds...........................148
         Characterization of Investments in Partnership Securities and
              Debt Securities................................................148
         Taxation of Holder of Debt Securities...............................148
         Taxation of Owners of Partnership Securities........................149
STATE AND OTHER TAX CONSEQUENCES.............................................154

ERISA CONSIDERATIONS.........................................................154
LEGAL INVESTMENT.............................................................158
PLANS OF DISTRIBUTION........................................................160
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE............................161
LEGAL MATTERS................................................................162
FINANCIAL INFORMATION........................................................162
ADDITIONAL INFORMATION.......................................................162
RATING.......................................................................162
GLOSSARY OF TERMS............................................................165

              Important Notice about Information Presented in this
             Prospectus and Each Accompanying Prospectus Supplement

   Two separate documents contain information about the offered certificates or notes, as applicable. These documents progressively provide more detail:

   (1) this prospectus, which provides general information, some of which may not apply to the offered securities; and

   (2) the accompanying prospectus supplement for each series, which describes the specific terms of the offered securities.

   If the terms of the offered securities vary between this prospectus and the accompanying prospectus supplement, you should rely on the information in the prospectus supplement.

   You should rely only on the information contained in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the related prospectus supplement. The information in this prospectus is accurate only as of the date of this prospectus.

                        --------------------------------

   If you require additional information, the mailing address of our principal executive offices is Securitized Asset Backed Receivables LLC, 200 Park Avenue, New York, NY 10166 and the telephone number is (212) 412-4000.

                                SUMMARY OF TERMS

   This summary highlights selected information from this document. It does not contain all of the information that you need to consider in making an investment decision. Please read this entire prospectus and the accompanying prospectus supplement as well as the terms and provisions of the related pooling and servicing agreement or trust agreement carefully to understand all of the terms of a series of securities.

Relevant Parties

   Sponsor................... The prospectus supplement for each series of securities will identify the sponsor or sponsors for the related series. If specified in the related prospectus supplement, the sponsor may be Barclays Bank PLC, a public limited company registered in England and Wales and regulated by the United Kingdom's Financial Services Authority. The registered head office of Barclays Bank PLC is located at 1 Churchill Place, London, E14 5HP and it maintains a branch office at 200 Park Avenue, New York, New York 10166.

   Depositor................. Securitized Asset Backed Receivables LLC, the
                              depositor, is a limited liability company organized under the laws of Delaware. The principal executive office of the depositor is located at 200 Park Avenue, New York, New York 10166, and its telephone number is (212) 412-4000. The depositor is a direct wholly owned subsidiary of Barclays Bank PLC.

   Master Servicer........... The entity or entities named as master servicer in the related prospectus supplement.

   Trustees.................. The trustee or indenture trustee named as trustee in the related prospectus supplement. The owner trustee named as owner trustee in the related prospectus supplement.

   Issuing Entity............ The trust or other entity established by the depositor that will act as the issuer of a series of certificates or notes.

Securities

   Description of
      Securities............. The issuing entity will offer asset-backed pass-through certificates or asset-backed notes from time to time. These securities will be offered in one or more series. Each series of securities will include one or more classes representing either a beneficial ownership interest in, or indebtedness secured by, a trust fund. The trust fund will consist of a segregated pool of residential loans or agency securities, or beneficial interests in them, and certain other assets described below.

                              A series of securities may include one or more classes of securities that may be entitled to, among other things:

                              o principal distributions, with disproportionate, nominal or no interest distributions;

                              o interest distributions, with disproportionate, nominal or no principal distributions;

                              o distributions only of prepayments of principal throughout the lives of the securities or during specified periods;

                              o  subordinated distributions of scheduled
                                 payments of principal, prepayments of
                                 principal, interest or any combination of these payments;

                              o distributions only after the occurrence of events specified in the related prospectus supplement;

                              o distributions in accordance with a schedule or formula or on the basis of collections from designated portions of the assets in the related trust fund;

                              o interest at a fixed rate or a rate that is subject to change from time to time; or

                              o distributions allocable to interest only after the occurrence of events specified in the related prospectus supplement and may accrue interest until these events occur.

                              The related prospectus supplement will specify these entitlements.

                              The timing and amounts of these distributions may vary among classes, over time. In addition, a series may include two or more classes of securities which differ as to timing, sequential order or amount of distributions of principal or interest, or both, or as to subordination.

                              The related prospectus supplement will specify if each class of securities

                              o  has a stated principal amount; and

                              o is entitled to distributions of interest on the security principal balance based on a specified security interest rate.

   Interest.................. Interest on each class of securities for a series:

                              o will accrue at the applicable security interest rate on its outstanding security principal balance;

                              o  will be distributed to holders of the
                                 securities as provided in the related
                                 prospectus supplement on the related
                                 distribution date; and

                              o  may be reduced to the extent of certain
                                 delinquencies or other contingencies described in the related prospectus supplement.

                              Distributions with respect to accrued interest on accrual securities will be identified in the related prospectus supplement. This accrued interest will not be distributed but rather will be added to the security principal balance of each series prior to the time when accrued interest becomes payable.

                              Distributions with respect to interest on interest-only securities with no or, in certain cases, a nominal security principal balance will be made on each distribution date on the basis of a notional amount as described in this prospectus and in the related prospectus supplement.

                              See "Yield Considerations," "Maturity and
                              Prepayment Considerations" and "Description of the Securities" in this prospectus.

   Principal................. The security principal balance of a security represents the maximum dollar amount, exclusive of interest, which you are entitled to receive as principal from future cash flow on the assets in the related trust fund. The related prospectus supplement will set forth the initial security principal balance of each class of securities.

                              Generally, distributions of principal will be payable as set forth in the related prospectus supplement, which may be on a pro rata basis among all of the securities of the same class, in proportion to their respective outstanding security principal balances.

                              If an interest-only security does not have a security principal balance, it will not receive distributions of principal. See "The Trust Funds," "Maturity and Prepayment Considerations" and "Description of the Securities" in this prospectus.

Assets

   The Trust Funds........... Each trust fund will consist of:

                              o a segregated pool of residential loans, agency securities and/or mortgage securities; and

                              o certain other assets as described in this prospectus and in the related prospectus supplement.

                              The depositor will purchase all assets of the trust fund, either directly or through an affiliate, from unaffiliated sellers. The depositor will generally deposit the assets into the related trust fund as of the first day of the month in which the securities evidencing interests in the trust fund or collateralized by the assets of the trust fund are initially issued. See "Description of the Securities--Pre-Funding Account" in this prospectus.

         A. Residential
            Loans............ The residential loans will consist of any combination of:

                              o mortgage loans secured by first or junior liens on one- to four-family residential properties;

                              o mortgage loans secured by first or junior liens on multifamily residential properties consisting of five or more dwelling units;

                              o home improvement installment sales contracts and installment loan agreements which may be unsecured or secured by a lien on the related mortgaged property;

                              o  a manufactured home, which may have a
                                 subordinate lien on the related mortgaged property, as described in the related prospectus supplement;

                              o one- to four-family first or junior lien closed end home equity loans for property improvement, debt consolidation or home equity purposes;

                              o cooperative loans secured primarily by shares in a private cooperative housing corporation. The shares, together with the related proprietary lease or occupancy agreement give the owner of the shares the right to occupy a particular dwelling unit in the cooperative housing corporation; or

                              o  manufactured housing conditional sales
                                 contracts and installment loan agreements which may be secured by either liens on:

                                 o  new or used manufactured homes; or

                                 o the real property and any improvements on it which may include the related manufactured home if deemed to be part of the real property under applicable state law relating to a manufactured housing contract; and

                                 o in certain cases, new or used manufactured homes which are not deemed to be a part of the related real property under applicable state law.

                              The mortgage properties, cooperative shares, together with the right to occupy a particular dwelling unit, and manufactured homes may be located in any one of the fifty states, the District of Columbia, the Commonwealth of Puerto Rico or the territories of Guam or the United States Virgin Islands.

                              Each trust fund may contain any combination of the following types of residential loans:

                              o fully amortizing mortgage loans with a fixed rate of interest and level monthly payments to maturity;

                              o  fully amortizing mortgage loans with

                                 o a fixed interest rate providing for level monthly payments, or

                                 o payments of interest that increase annually at a predetermined rate until the mortgage loan is repaid or for a specified number of years, after which level monthly payments resume;

                              o fully amortizing mortgage loans

                                 o with a fixed interest rate providing for monthly payments during the early years of the term that are calculated on the basis of an interest rate below the interest rate,

                                 o followed by monthly payments of principal and interest that increase annually by a predetermined percentage over the monthly payments payable in the previous year until the mortgage loan is repaid or for a specified number of years,

                                 o  followed by level monthly payments;

                              o fixed interest rate mortgage loans providing for

                                 o level payments of principal and interest on the basis of an assumed amortization schedule, or payments of interest only until maturity, and

                                 o a balloon payment of principal at the end of a specified term;

                              o  fully amortizing mortgage loans with

                                 o  an interest rate adjusted periodically, and

                                 o corresponding adjustments in the amount of monthly payments, to equal the sum, which may be rounded, of a fixed margin and an index as described in the related prospectus supplement.

                              These mortgage loans may provide for an election, at the borrower's option during a specified period after origination of the mortgage loan, to convert the adjustable interest rate to a fixed interest rate, as described in the related prospectus supplement;

                              o  fully amortizing mortgage loans with an
                                 adjustable interest rate providing for monthly payments less than the amount of interest accruing on the mortgage loan and for the amount of interest accrued but not paid currently to be added to the principal balance of the mortgage loan;

                              o  adjustable interest rate mortgage loans
                                 providing for an election at the borrower's option to extend the term to maturity for a period that will result in level monthly payments to maturity if an adjustment to the interest rate occurs resulting in a higher interest rate than at origination; or

                              o other types of residential loans as may be described in the related prospectus supplement.

                              The related prospectus supplement may specify that the residential loans are covered by:

                              o  primary mortgage insurance policies;

                              o  insurance issued by the Federal Housing
                                 Administration; or

                              o  partial guarantees of the Veterans
                                 Administration.

                              See "Description of Primary Insurance Coverage" in this prospectus.

         B. Agency
            Securities....... The agency securities may consist of any combination of:

                              o "fully modified pass-through" mortgage-backed certificates guaranteed by the Government National Mortgage Association; and

                              o guaranteed mortgage pass-through securities issued by the Federal National Mortgage Association.

         C. Mortgage
            Securities....... A trust fund may include previously issued:

                              o  asset-backed certificates; or

                              o  collateralized mortgage obligations.

         D. Trust Account.... Each trust fund will include one or more trust accounts established and maintained on behalf of the holders of securities. To the extent described in this prospectus and in the related prospectus supplement, the master servicer or the trustee will deposit into the trust account all payments and collections received or advanced with respect to assets of the related trust fund. A trust account may be maintained as an interest bearing or a non-interest bearing account. Alternatively, funds held in the trust account may be invested in certain short-term high-quality obligations. See "Description of the Securities--Deposits to the Trust Account" in this prospectus.

         E. Credit Support... One or more classes of securities within any series may be covered by any combination of:

                              o  a surety bond;

                              o  a guarantee;

                              o  letter of credit;

                              o  an insurance policy;

                              o  a bankruptcy bond;

                              o  a reserve fund;

                              o  a cash account;

                              o  reinvestment income;

                              o  overcollateralization; or

                              o  subordination of one or more classes of
                                 securities in a series or, with respect to any series of notes, the related equity certificates, to the extent provided in the related prospectus supplement;

                              The related prospectus supplement may provide that the coverage provided by one or more forms of credit support may apply concurrently to two or more separate trust funds. If applicable, the related prospectus supplement will identify the trust funds to which this credit support relates. The related prospectus supplement will also specify the manner of determining the amount of the coverage provided by the credit support and the application of this coverage to the identified trust funds. See "Description of Credit Support" and "Description of the Securities--Subordination" in this prospectus.

Pre-Funding Account.......... The related prospectus supplement may specify that funds on deposit in a pre-funding account will be used to purchase additional residential loans during the period specified in the related prospectus supplement.

Servicing and Advances....... The master servicer, directly or through sub-servicers:

                              o will service and administer the residential loans included in a trust fund; and

                              o if and to the extent the related prospectus supplement so provides, will be obligated to make certain cash advances with respect to delinquent scheduled payments on the residential loans. This advancing obligation will be limited to the extent that the master servicer determines that the advances will be recoverable.

                              Advances made by the master servicer will be reimbursable to the extent described in the related prospectus supplement. The prospectus supplement with respect to any series may provide that the master servicer will obtain a cash advance surety bond, or maintain a cash advance reserve fund, to cover any obligation of the master servicer to make advances. The borrower on any surety bond will be named, and the terms applicable to a cash advance reserve fund will be described in the related prospectus supplement. See "Description of the Securities--Advances" in this prospectus.

Optional Termination......... The related prospectus supplement may specify that the assets in the related trust fund may be sold, causing an early termination of a series of securities in the manner set forth in the related prospectus supplement. See "Description of the Securities--Termination" in this prospectus and the related section in the related prospectus supplement.

Tax Status................... The treatment of the securities for federal income tax purposes will depend on:

                              o whether a REMIC election is made with respect to a series of certificates; and

                              o if a REMIC election is made, whether the certificates are "regular" interest securities or "residual" interest securities.

                              Unless otherwise indicated in the related prospectus supplement, securities will represent indebtedness of the related trust fund. You are advised to consult your tax advisors.

                              See "Federal Income Tax Consequences" in this prospectus and in the related prospectus supplement.

ERISA Considerations......... If you are a fiduciary of any employee benefit plan subject to the fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974, as amended, you should carefully review with your own legal advisors whether the purchase or holding of securities could give rise to a transaction prohibited or otherwise impermissible under ERISA or the Internal Revenue Code.

                              See "ERISA Considerations" in this prospectus and in the related prospectus supplement.

Legal Investment............. The applicable prospectus supplement will specify whether the securities offered will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the securities. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of the securities.

                              See "Legal Investment" in this prospectus and in the related prospectus supplement.

Use of Proceeds.............. The depositor will use the net proceeds from the sale of each series for one or more of the following purposes:

                              o to purchase the related assets of the trust fund;

                              o to repay indebtedness which was incurred to obtain funds to acquire the assets of the trust fund;

                              o to establish any reserve funds described in the related prospectus supplement; and

                              o to pay costs of structuring, guaranteeing and issuing the securities.

                              See "Use of Proceeds" in this prospectus and in the related prospectus supplement.

Ratings...................... Prior to offering securities pursuant to this prospectus and the related prospectus supplement, each offered class must be rated upon issuance in one of the four highest applicable rating categories of at least one nationally recognized statistical rating organization. The rating or ratings applicable to the securities of each series offered by this prospectus and by the related prospectus supplement will be set forth in the related prospectus supplement.

                              o A security rating is not a recommendation to buy, sell or hold the securities of any series.

                              o A security rating is subject to revision or withdrawal at any time by the assigning rating agency.

                              o A security rating does not address the effect of prepayments on the yield you may anticipate when you purchase your securities.

                                  RISK FACTORS

   Before making an investment decision, you should carefully consider the following risks and the risks described under "Risk Factors" in the prospectus supplement for the applicable series of securities. We believe these sections describe the principal factors that make an investment in the securities speculative or risky. In particular, distributions on your securities will depend on payments received on and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the properties.

Limited Liquidity of Securities May Adversely Affect the Market Value of Your Securities

   We cannot assure you that a secondary market for the securities of any series will develop or, if it does develop, that it will provide you with liquidity of investment or will continue for the life of your securities. The market value of your securities will fluctuate with changes in prevailing rates of interest. Consequently, if you sell your security in any secondary market that develops, you may have to sell it for less than par value or for less than your purchase price. You will have optional redemption rights only to the extent the related prospectus supplement so specifies. The prospectus supplement for any series may indicate that an underwriter intends to establish a secondary market in the securities, but no underwriter is required to do so.

Assets of Trust Fund Are Limited

   The trust fund for your series constitutes the sole source of payment for your securities. The trust fund will consist of, among other things:

   o  payments with respect to the assets of the trust fund; and

   o any amounts available pursuant to any credit enhancement for your series, for the payment of principal of and interest on the securities of your series.

   You will have no recourse to the depositor or any other person if you do not receive distributions on your securities. Furthermore, certain assets of the trust fund and/or any balance remaining in the trust account may be promptly released or remitted to the depositor, the master servicer, any credit enhancement provider or any other person entitled to these amounts immediately after making

   o  all payments due on the securities of your series;

   o  adequate provision for future payments on certain classes of securities;
      and

   o  any other payments specified in the related prospectus supplement.

   You will no longer receive payments from these trust fund assets.

   The securities will not represent an interest in or obligation of the depositor, the sponsor, the master servicer, the underwriter, the trustee or any of their respective affiliates.

Credit Enhancement Is Limited in Amount and Coverage

   Credit enhancement reduces your risk of delinquent payments or losses. However, the amount of credit enhancement will be limited, as set forth in the related prospectus supplement, and may decline and could be depleted under certain circumstances before payment in full of your securities. As a result, you may suffer losses. Moreover, the credit enhancement may not cover all potential losses or risks. For example, it may or may not fully cover fraud or negligence by a loan originator or other parties. See "Description of Credit Support" in this prospectus.

Yield is Sensitive to Rate of Principal Prepayment

   The yield on the securities of each series will depend in part on the rate of principal payment on the assets of the trust fund. In particular, variations on this rate will include:

   o the extent of prepayments of the residential loans and, in the case of agency securities, the underlying loans, comprising the trust fund;

   o the allocation of principal and/or payment among the classes of securities of a series as specified in the related prospectus supplement;

   o  the exercise of any right of optional termination; and

   o the rate and timing of payment defaults and losses incurred with respect to the assets of the trust fund.

   Material breaches of representations and warranties by sellers of residential loans not affiliated with the depositor, the originator or the master servicer may result in repurchases of assets of the trust fund. These repurchases may lead to prepayments of principal. The rate of prepayment of the residential loans comprising or underlying the assets of the trust fund may affect the yield to maturity on your securities. See "Yield Considerations" and "Maturity and Prepayment Considerations" in this prospectus.

   The rate of prepayments is influenced by a number of factors, including:

   o  prevailing mortgage market interest rates;

   o  local and national interest rates;

   o  homeowner mobility; and

   o  the ability of the borrower to obtain refinancing.

   Interest payable on the securities on each distribution date will include all interest accrued during the period specified in the related prospectus supplement. If interest accrues over a period ending two or more days before a distribution date, your effective yield will be reduced from the yield you would have obtained if interest payable on the securities accrued through the day immediately before each distribution date. Consequently, your effective yield, at par, will be less than the indicated coupon rate. See "Description of the Securities--Distributions" and "--Principal and Interest on the Securities" in this prospectus.

Some of the Mortgage Loans Have an Initial Interest-Only Period, Which May Result in Increased Delinquencies and Losses.

   The trust fund for your series may include mortgage loans that have an initial interest-only period. During the interest-only period, the payment made by the related borrower will be less than it would be if the principal of the mortgage loan was required to amortize. In addition, the mortgage loan principal balance will not be reduced because there will be no scheduled monthly payments of principal during this period. As a result, no principal payments will be made on your securities with respect to these mortgage loans during their interest-only period unless there is a principal prepayment.

   After the initial interest-only period, the scheduled monthly payment on these mortgage loans will increase, which may result in increased delinquencies by the related borrowers, particularly if interest rates have increased and the borrower is unable to refinance. In addition, losses may be greater on these mortgage loans as a result of there being no principal amortization during the early years of these mortgage loans. Although the amount of principal included in each scheduled monthly payment for a traditional mortgage loan is relatively small during the first few years after the origination of a mortgage loan, in the aggregate the amount can be significant. Any resulting delinquencies and losses, to the extent not covered by credit enhancement, will be allocated to your securities

   Mortgage loans with an initial interest-only period are relatively new in the mortgage marketplace. The performance of these mortgage loans may be significantly different from mortgage loans that amortize from origination. In particular, there may be a greater expectation by these borrowers of refinancing their mortgage loans with a new mortgage loan, in particular, one with an initial interest-only period, which may result in higher or lower prepayment speeds than would otherwise be the case. In addition, the failure by the related borrower to build equity in the property may affect the delinquency, loss and prepayment experience with respect to these mortgage loans.

Prepayments on the Mortgage Loans Could Lead to Shortfalls in the Distribution of Interest on your Securities.

   When a voluntary principal prepayment is made by the borrower on a mortgage loan (excluding any payments made upon liquidation of any mortgage loan), the borrower is charged interest on the amount of prepaid principal only up to the date of the prepayment, instead of for a full month. However, principal prepayments will only be passed through to the holders of the securities once a month on the distribution date which follows the prepayment period--generally, from the 16th day of the month prior to the month in which the distribution occurs through the 15th day of the month in which that distribution date occurs--in which the prepayment was received by the master servicer. In the event the timing of any voluntary prepayments in full would cause there to be less than one full month's interest, at the applicable interest rates, available to be distributed to securityholders with respect to the prepaid mortgage loans, the master servicer is obligated to pay an amount, without any right of reimbursement, for those shortfalls in interest collections payable on the securities that are attributable to the difference between the interest paid by a borrower in connection with those principal prepayments in full and thirty days' interest on the prepaid mortgage loans, but only to the extent those shortfalls are not covered by prepayment interest excesses resulting from prepayments that occur from the first day of the distribution date month through the 15th day of that month and only to the extent of the servicing fees for that distribution date payable to the master servicer.

   If the master servicer fails to make such compensating interest payments or the shortfall exceeds the sum of the servicing fees and prepayment interest excesses for any distribution date, there will be fewer funds available for the distribution of interest on the securities. In addition, no such payments from the master servicer or prepayment interest excesses will be available to cover prepayment interest shortfalls resulting from partial prepayments or involuntary prepayments such as a liquidation of a defaulted mortgage loan. Such shortfalls of interest, if they result in the inability of the trust fund to pay the full amount of the current interest on the securities, will result in a reduction of the yield on your securities.

Borrower May Be Unable to Make Balloon Payment

   Some of the residential loans may not fully amortize over their terms to maturity and, thus, may require principal payments, i.e., balloon payments, at their stated maturity. Residential loans with balloon payments involve greater risk because a borrower's ability to make a balloon payment typically will depend on its ability to:

   o  timely refinance the loan; or

   o  timely sell the related residential property.

   A number of factors will affect a borrower's ability to accomplish either of these goals, including:

   o  the level of available mortgage rates at the time of sale or refinancing;

   o  the borrower's equity in the related residential property;

   o  the financial condition of the borrower; and

   o  the tax laws.

A borrower's failure to make a balloon payment would increase the risk that you might not receive all payments to which you are entitled.

Nature of Mortgages Could Adversely Affect Value of Properties

   Several factors could adversely affect the value of the residential properties. As a result, the outstanding balance of the related residential loans, together with any senior financing on the residential properties, if applicable, may equal or exceed the value of the residential properties. Among these factors are:

   o an overall decline in the residential real estate market in the areas in which the residential properties are located;

   o a decline in the general condition of the residential properties as a result of failure of borrowers to adequately maintain the residential properties; or

   o a decline in the general condition of the residential properties as a result of natural disasters that are not necessarily covered by insurance, such as earthquakes and floods.

A decline that affects residential loans secured by junior liens could extinguish the value of the interest of a junior mortgagee in the residential property before having any effect on the interest of the related senior mortgagee. If a decline occurs, the actual rates of delinquencies, foreclosures and losses on all residential loans could be higher than those currently experienced in the mortgage lending industry in general.

   Even if the residential properties provide adequate security for the residential loans, the master servicer could encounter substantial delays in liquidating the defaulted residential loans. These delays in liquidating the loans could lead to delays in receiving your proceeds because:

   o foreclosures on residential properties securing residential loans are regulated by state statutes and rules;

   o foreclosures on residential properties are also subject to delays and expenses of other types of lawsuits if defenses or counterclaims are interposed, sometimes requiring several years to complete; and

   o in some states an action to obtain a deficiency judgment is not permitted following a nonjudicial sale of residential properties.

Therefore, if a borrower defaults, the master servicer may be unable to foreclose on or sell the residential property or obtain liquidation proceeds sufficient to repay all amounts due on the related residential loan.

In addition, the master servicer will be entitled to deduct from related liquidation proceeds all expenses reasonably incurred in attempting to recover amounts due on defaulted residential loans and not yet reimbursed. These expenses may include payments to senior lienholders, legal fees and costs of legal action, real estate taxes and maintenance and preservation expenses.

   Liquidation expenses with respect to defaulted loans do not vary directly with the outstanding principal balances of the loan at the time of default. Therefore, assuming that a servicer took the same steps in realizing on a defaulted loan having a small remaining principal balance as it would in the case of a defaulted loan having a large remaining principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the outstanding principal of the small loan than would be the case with the larger defaulted loan having a large remaining principal balance. The mortgages and deeds of trust securing certain mortgage loans, multifamily loans and home improvement contracts may be junior liens subordinate to the rights of the senior lienholder. Consequently, the proceeds from the liquidation, insurance or condemnation proceeds will be available to satisfy the junior loan amount only to the extent that the claims of the senior mortgagees have been satisfied in full, including any related foreclosure costs.

   In addition, a junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to any senior mortgage. If a junior mortgagee forecloses, it must either pay the entire amount due on any senior mortgage at or prior to the foreclosure sale or undertake the obligation to make payments on the senior mortgage if the borrower defaults under the senior mortgage. The trust fund will not have any source of funds to satisfy any senior mortgages or make payments due to any senior mortgagees. However, the master servicer or sub-servicer may, at its option, advance these amounts to the extent deemed recoverable and prudent.

   If proceeds from a foreclosure or similar sale of the related mortgaged property are insufficient to satisfy all senior liens and the junior lien in the aggregate, the trust fund, as the holder of the junior lien, and, accordingly, holders of one or more classes of the securities, to the extent not covered by credit enhancement, are likely to:

   o incur losses in jurisdictions in which a deficiency judgment against the borrower is not available; and

   o  incur losses if any deficiency judgment obtained is not realized on.

In addition, the rate of default of junior loans may be greater than that of mortgage loans secured by first liens on comparable properties.

   Applicable state laws generally:

   o  regulate interest rates and other charges;

   o  require certain disclosures; and

   o require licensing of certain originators and servicers of residential loans.

In addition, most states have other laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and practices which may apply to the origination, servicing and collection of the residential loans. Violations of these laws, policies and principles:

   o may limit the ability of the master servicer to collect all or part of the principal of or interest on the residential loans;

   o  may entitle the borrower to a refund of amounts previously paid; and

   o  could subject the master servicer to damages and administrative sanctions.

See "Certain Legal Aspects of Residential Loans" in this prospectus.

High Loan-to-Value Ratios Increase Risk of Loss

   A trust fund may include mortgage loans with original loan-to-value ratios of 80% or higher. Mortgage loans with higher original loan-to-value ratios may present a greater risk of loss than mortgage loans with original loan-to-value ratios of 80% or below.

   Additionally, the determination of the value of a mortgaged property used in the calculation of the loan-to-value ratios of the mortgage loans may differ from the appraised value of such mortgaged properties if current appraisals were obtained.

Violations of Environmental Laws May Reduce Recoveries on Properties

   Real property pledged as security to a lender may be subject to certain environmental risks. Under federal law and the laws of certain states, contamination of a property may result in a lien on the property to assure the costs of cleanup. In several states, this lien has priority over the lien of an existing mortgage against the property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, a lender may become liable, as an "owner or operator," for costs of addressing releases or threatened releases of hazardous substances that require remedy on a property. This liability could result if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether the environmental damage or threat was caused by a prior owner. A lender also risks this liability on foreclosure of the related property. If this liability is imposed on the trust fund there would be an increased risk that you might not receive all payments to which you are entitled. See "Certain Legal Aspects of Residential Loans--Environmental Legislation" in this prospectus.

Violations of Federal Laws May Adversely Affect Ability to Collect on Loans

   The residential loans may also be subject to federal laws, including:

   o the federal Truth in Lending Act and Regulation Z promulgated under that act, which require certain disclosures to the borrowers regarding the terms of the residential loans;

   o the Equal Credit Opportunity Act and Regulation B promulgated under that act, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit;

   o the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience; and

   o the Home Equity Loan Consumer Protection Act of 1988, which requires additional disclosures, limits changes that may be made to the loan documents without the borrower's consent. This Act also restricts a lender's ability to declare a default or to suspend or reduce a borrower's credit limit to certain enumerated events.

   Certain mortgage loans may be subject to the Home Ownership and Equity Protection Act of 1994. These provisions may:

   o impose additional disclosure and other requirements on creditors with respect to non-purchase money mortgage loans with high interest rates or high up-front fees and charges;

   o impose specific statutory liabilities on creditors who fail to comply with their provisions; and

   o  affect the enforceability of the related loans.

In addition, any assignee of the creditor, including the trust fund would generally be subject to all claims and defenses that the consumer could assert against the creditor, including, without limitation, the right to rescind the mortgage loan.

   The Home Improvement Contracts are also subject to the Preservation of Consumers' Claims and Defenses regulations of the Federal Trade Commission and other similar federal and state statutes and regulations. These laws:

   o protect the homeowner from defective craftsmanship or incomplete work by a contractor;

   o permit the obligated party to withhold payment if the work does not meet the quality and durability standards agreed to by the homeowner and the contractor; and

   o subject any person to whom the seller assigns its consumer credit transaction to all claims and defenses which the obligated party in a credit sale transaction could assert against the seller of the goods.

   Violations of certain provisions of these federal laws may limit the ability of the master servicer to collect all or part of the principal of or interest on the residential loans. In addition, violations could subject the trust fund to damages and administrative enforcement. Accordingly, violations of these federal laws would increase the risk that you might not receive all payments to which you are entitled. See "Certain Legal Aspects of Residential Loans" in this prospectus.

Ratings of the Securities are Limited and May be Withdrawn or Lowered

   Each class of securities offered by this prospectus and the related prospectus supplement must be rated upon issuance in one of the four highest rating categories by one or more rating agencies. The rating will be based on, among other things:

   o  the adequacy of the value of the assets of the trust fund;

   o  any credit enhancement with respect to the class; and

   o the likelihood that you will receive payments to which you are entitled under the terms of your securities.

   The rating will not be based on:

   o the likelihood that principal prepayments on the related residential loans will be made;

   o the degree to which prepayments might differ from those originally anticipated; or

   o  the likelihood of early optional termination of the series of securities.

   You should not interpret the rating as a recommendation to purchase, hold or sell securities, because it does not address market price or suitability for a particular investor. The rating will not address:

   o the possibility that prepayment at higher or lower rates than you anticipate may cause you to experience a lower than anticipated yield; or

   o the possibility that if you purchase your security at a significant premium, then you might fail to recoup your initial investment under certain prepayment scenarios.

   We cannot assure you that any rating will remain in effect for any given period of time or that a rating agency will not lower or withdraw its rating entirely in the future due to, among other reasons:

   o if in the judgment of the rating agency, circumstances in the future so warrant;

   o any erosion in the adequacy of the value of the assets of the trust fund or any credit enhancement with respect to a series; or

   o an adverse change in the financial or other condition of a credit enhancement provider or a change in the rating of the credit enhancement provider's long term debt.

   Each rating agency rating the securities will establish criteria to determine the amount, type and nature of credit enhancement, if any, established with respect to a class of securities. Rating agencies often determine the amount of credit enhancement required with respect to each class based on an actuarial analysis of the behavior of similar loans in a larger group. With respect to the rating, we cannot assure you:

   o that the historical data supporting the actuarial analysis will accurately reflect future experience;

   o that the data derived from a large pool of similar loans accurately predicts the delinquency, foreclosure or loss experience of any particular pool of residential loans; or

   o that the values of any residential properties have remained or will remain at their levels on the respective dates of origination of the related residential loans. See "Rating" in this prospectus.

A rating agency's withdrawal or reduction of a rating on your securities would increase the risk that the market value of your securities will decrease.

Adverse Conditions in the Residential Real Estate Markets May Result in a Decline in Property Values

   The residential real estate markets may experience an overall decline in property values. This decline could lead to a number of adverse results, including:

   o the outstanding principal balances of the residential loans in a particular trust fund are equal to or greater than the value of the residential properties;

   o any secondary financing on the related residential properties are equal to or greater than the value of the residential properties; and

   o the rate of delinquencies, foreclosures and losses are higher than those now generally experienced in the mortgage lending industry.

In addition, adverse economic conditions, which may or may not affect real property values, may affect the timely payment by borrowers of scheduled payments of principal and interest on the residential loans. Accordingly, these factors may also affect the rates of delinquencies, foreclosures and losses with respect to any trust fund. To the extent that these losses are not covered by credit enhancement, these losses may be borne, at least in part, by you.

Book-Entry System for Certain Classes May Decrease Liquidity and Delay Payment

   Transactions in the classes of book-entry securities of any series generally can be effected only through The Depository Trust Company and its participating members, securities intermediaries and certain banks. Therefore:

   o the liquidity of book-entry securities in the secondary trading market that may develop may be limited because investors may be unwilling to purchase securities for which they cannot obtain physical securities;

   o your ability to pledge a security to persons or entities that do not participate in the DTC system, or otherwise to take action in respect of the securities, may be limited due to lack of a physical security representing the securities; and

   o you may experience some delay in receiving distributions of interest and principal on your securities because the trustee will make distributions to DTC or its participating members. DTC will then be required to credit the distributions to the accounts of the participating members. Only then will they be credited to your account either directly or indirectly through Securities Intermediaries.

   See "Description of the Securities--Book-Entry Registration of Securities" in this prospectus.

Your Yield May Be Subject to Any Negative Amortization on the Related Mortgage Loans

   A trust fund may include mortgage loans that are negative amortization loans. Generally, the interest rates on negative amortization loans adjust monthly but their monthly payments and amortization schedules adjust based on a different schedule (e.g., annually). In addition, in many cases, the amount by which a monthly payment may be adjusted on an adjustment date may be limited and may not be sufficient to amortize fully the unpaid principal balance of a mortgage loan over its remaining term to maturity. In addition, the initial interest rates on negative amortization loans may be lower than the sum of the indices applicable at origination and the related margins. During a period of rising interest rates, as well as prior to the applicable adjustment to the monthly payment, the amount of interest accruing on the principal balance of these mortgage loans may exceed the amount of the minimum monthly payment. As a result, a portion of the accrued interest on negatively amortizing loans may become deferred interest, which will be added to their principal balances and will also bear interest at the applicable interest rates. The amount of any deferred interest accrued on a mortgage loan during a due period will reduce the amount of interest available to be distributed on certain classes of securities.

   If the interest rates on negative amortization loans decrease prior to an adjustment in the monthly payment, a larger portion of the monthly payment will be applied to the unpaid principal balance of the mortgage loan, which may cause the certain classes of securities to amortize more quickly. Conversely, if the interest rates on negative amortization loans increase prior to an adjustment in the monthly payment, a smaller portion of the monthly payment will be applied to the unpaid principal balance of the mortgage loan, which may cause the certain classes of securities to amortize more slowly.

   In addition, as the principal balance of a negative amortization loan will increase by the amount of deferred interest allocated to such loan, the increasing principal balance of a negative amortization loan may approach or exceed the value of the related mortgaged property, thus increasing the likelihood of defaults as well as the amount of any loss experienced with respect to any such negative amortization that is required to be liquidated. Furthermore, each negative amortization loan will generally provide for the payment of any remaining unamortized principal balance (due to the addition of deferred interest, if any, to the principal balance of the loan) in a single payment at the maturity of such loan. Because the related borrowers may be required to make a larger single payment upon maturity, it is possible that the default risk associated with negative amortization loans is greater than associated with fully amortizing mortgage loans.

Bankruptcy of the Depositor or a Sponsor May Delay or Reduce Collections on
Loans

   The depositor and the sponsor for each series of securities may be eligible to become a debtor under the United States Bankruptcy Code. If the depositor or a sponsor for any series of securities were to become a debtor under the United States Bankruptcy Code, the bankruptcy court could be asked to determine whether the mortgage assets that support your series of securities constitute property of the debtor, or whether they constitute property of the related issuing entity. If the bankruptcy court were to determine that the mortgage assets constitute property of the estate of the debtor, there could be delays in payments to securityholders of collections on the mortgage assets and/or reductions in the amount of the payments paid to securityholders. The mortgage assets would not constitute property of the estate of the depositor or of the sponsor if the transfer of the mortgage assets from the sponsor to the depositor and from the depositor to the related issuing entity are treated as true sales, rather than pledges, of the mortgage assets.

   The transactions contemplated by this prospectus and the related prospectus supplements will be structured so that, if there were to be a bankruptcy proceeding with respect to the sponsor or the depositor, the transfers should be treated as true sales, and not as pledges. The mortgage assets should accordingly be treated as property of the related issuing entity and not as part of the bankruptcy estate of the depositor or sponsor. In addition, the depositor is operated in a manner that should make it unlikely that it would become the subject of a bankruptcy filing.

   However, the can be no assurance that a bankruptcy court would not recharacterize the transfers as borrowings of the depositor or sponsor secured by pledges of the mortgage assets. Any request by the debtor (or any of its creditors) for such a recharacterization of the transfers, if successful, could result in delays in payments of collections on the mortgage assets and/or reductions in the amount of the payments paid to securityholders, which could result in losses on the related series of securities. Even if a request to recharacterize the transfers were to be denied, delays in payments on the mortgage assets and resulting delays or losses on the related series of securities could result.

Unsecured Home Improvement Contracts May Experience Relatively Higher Losses

   A borrower's obligations under an unsecured home improvement contract will not be secured by an interest in the related real estate or otherwise. A borrower's loan being unsecured would increase the risk that you might not receive all payments to which you are entitled because:

   o the related trust fund, as the owner of the unsecured home improvement contract, will be a general unsecured creditor to these obligations;

   o if a default occurs under an unsecured home improvement contract, the related trust fund will have recourse only against the borrower's assets generally, along with all other general unsecured creditors of the borrower;

   o in a bankruptcy or insolvency proceeding relating to a borrower on an unsecured home improvement contract, the borrower's obligations under this unsecured home improvement contract may be discharged in their entirety. This discharge may occur even if the portion of the borrower's assets made available to pay the amount due and owing to the related trust fund as a general unsecured creditor are sufficient to pay these amounts in whole or part; and

   o the borrower may not demonstrate the same degree of concern over performance of the borrower's obligations as if these obligations were secured by the real estate owned by the borrower.

Mortgage Loans Underwritten as Non-Conforming Credits May Experience Relatively Higher Losses

   The single family mortgage loans assigned and transferred to a trust fund may include mortgage loans underwritten in accordance with the underwriting standards for "non-conforming credits." These borrowers may include those whose creditworthiness and repayment ability do not satisfy Fannie Mae or Freddie Mac underwriting guidelines.

   A mortgage loan made to a "non-conforming credit" means a residential loan that is:

   o ineligible for purchase by Fannie Mae or Freddie Mac due to borrower credit characteristics, property characteristics, loan documentation guidelines or other characteristics that do not meet Fannie Mae or Freddie Mac underwriting guidelines;

   o made to a borrower whose creditworthiness and repayment ability do not satisfy the Fannie Mae or Freddie Mac underwriting guidelines; or

   o made to a borrower who may have a record of major derogatory credit items such as default on a prior residential loan, credit write-offs, outstanding judgments or prior bankruptcies.

   Mortgage loans made to borrowers who are characterized as "non-conforming credits" may experience greater delinquency and foreclosure rates than loans originated in accordance with the Fannie Mae or Freddie Mac underwriting guidelines. This may occur because these borrowers are less creditworthy than borrowers who meet the Fannie Mae or Freddie Mac underwriting guidelines. As a result, if the values of the mortgaged properties decline, then the rates of loss on mortgage loans made to "non-conforming credits" are more likely to increase than the rates of loss on mortgage loans made in accordance with the Fannie Mae or Freddie Mac guidelines and this increase may be substantial. As a result you may suffer losses. See "Residential Loans--Underwriting Standards" in this prospectus.

Assets of the Trust Fund May Include Mortgage Loans Originated Under Less Stringent Underwriting Standards.

   The assets of the trust fund may include mortgage loans that were made, in part, to borrowers who, for one reason or another, are not able, or do not wish, to obtain financing from traditional sources. These mortgage loans may be considered to be of a riskier nature than mortgage loans made by traditional sources of financing, so that the holders of the certificates may be deemed to be at greater risk than if the mortgage loans were made to other types of borrowers.

   The underwriting standards used in the origination of these mortgage loans are generally less stringent than those of Fannie Mae or Freddie Mac with respect to a borrower's credit history and in certain other respects. Borrowers on the mortgage loans may have an impaired or unsubstantiated credit history. As a result of this less stringent approach to underwriting, these mortgage loans purchased by the trust may experience higher rates of delinquencies, defaults and foreclosures than mortgage loans underwritten in a manner which is more similar to the Fannie Mae and Freddie Mac guidelines.

Assets of the Trust Fund May Include Delinquent and Sub-Performing Residential Loans

   The assets of the trust fund may include residential loans that are delinquent or sub-performing. The credit enhancement provided with respect to your series of securities may not cover all losses related to these delinquent or sub-performing residential loans. You should consider the risk that including these residential loans in the trust fund could increase the risk that you will suffer losses because:

   o the rate of defaults and prepayments on the residential loans could increase; and

   o in turn, losses may exceed the available credit enhancement for the series and affect the yield on your securities.

   See "The Trust Funds--Residential Loans" in this prospectus.

Value of Collateral Securing Cooperative Loans May Diminish in Value

   Certain of the mortgage loans included in the trust fund may be cooperative loans. The cooperative (1) owns all the real property that comprises the project, including the land and the apartment building comprised of separate dwelling units and common areas or (2) leases the land generally by a long term ground lease and owns the apartment building. The cooperative is directly responsible for project management and, in most cases, payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage on the property and/or underlying land, as is generally the case, the cooperative, as project mortgagor, is also responsible for meeting these mortgage obligations. Ordinarily, the cooperative incurs a blanket mortgage in connection with the construction or purchase of the cooperative's apartment building. The interest of the occupants under proprietary leases or occupancy agreements to which the cooperative is a party are generally subordinate to the interest of the holder of the blanket mortgage in that building. If the cooperative is unable to meet the payment obligations arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements. In addition, the blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize with a significant portion of principal being due in one lump sum at final maturity. The inability of the cooperative to refinance this mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee providing the financing. A foreclosure in either event by the holder of the blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant stockholder of cooperative shares or, in the case of a trust fund including cooperative loans, the collateral securing the cooperative loans. See "Certain Legal Aspects of the Residential Loans--Cooperative Loans" in this prospectus.

Delay in Receipt of Liquidation Proceeds; Liquidation Proceeds May be Less than the Mortgage Loan Balance.

   Substantial delays could be encountered in connection with the liquidation of delinquent mortgage loans. Further, reimbursement of advances made on a mortgage loan, liquidation expenses such as legal fees, real estate taxes, hazard insurance and maintenance and preservation expenses may reduce the portion of liquidation proceeds payable on your securities. If a mortgaged property fails to provide adequate security for the mortgage loan, you will incur a loss on your investment if the credit enhancements are insufficient to cover the loss.

Changes in the Market Value of Properties May Adversely Affect Payments on the Securities

   We cannot assure you that the market value of the assets of the trust fund or any other assets of a trust fund will at any time be equal to or greater than the principal amount of the securities of the related series then outstanding, plus accrued interest on it. If the assets in the trust fund have to be sold for any reason, the net proceeds from the sale, after paying expenses of sale and unpaid fees and other amounts owing to the master servicer and the trustee, may be insufficient to pay in full the principal of and interest on your securities.

Increased Use of New Mortgage Loan Products by Borrowers May Result in Decline in Real Estate Values Generally

   In recent years, borrowers have increasingly financed their homes with new mortgage loan products, which in many cases have allowed them to purchase homes that they might otherwise have been unable to afford. Many of these new products feature low monthly payments during the initial years of the loan that can increase (in some cases, significantly) over the loan term. There is little historical data with respect to these new mortgage loan products. Consequently, as borrowers face potentially higher monthly payments for the remaining terms of their mortgage loans, it is possible that, combined with other economic conditions such as increasing interest rates and deterioration of home values, borrower delinquencies and defaults could exceed anticipated levels. In that event, the securities, and your investment in the securities, may not perform as you anticipate.

Servicing Fee May be Insufficient to Engage Replacement Master Servicers or Servicers

   To the extent that the prospectus supplement indicates that the fee payable to the master servicer or other servicer is based on a fee rate that is a percentage of the outstanding mortgage loan balances, no assurance can be made that such fee rate in the future will be sufficient to attract a replacement master servicer or other servicer to accept an appointment for the related series. In addition, to the extent the mortgage pool of any series has amortized significantly at the time that a replacement master servicer or other servicer is sought, the aggregate fee that would be payable to any such replacement may not be sufficient to attract a replacement to accept an appointment for the related series.

Your Investment May not be Liquid.

   The underwriters intend to make a secondary market in the securities, but they will have no obligation to do so. There is no assurance that such a secondary market will develop or, if it develops, that it will continue. Consequently, you may not be able to sell your securities readily or at prices that will enable you to realize your desired yield. The market values of the securities are likely to fluctuate; these fluctuations may be significant and could result in significant losses to you.

   The secondary markets for asset backed securities have experienced periods of illiquidity and can be expected to do so in the future. Illiquidity can have a severely adverse effect on the prices of securities that are especially sensitive to prepayment, credit, or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

   The prospectus supplement for a series may specify that the securities will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. Accordingly, many institutions that lack the legal authority to invest in securities that do not constitute "mortgage related securities" will not be able to invest in those securities, thereby limiting the market for those securities. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the securities. You should consult your own legal advisors for assistance in determining the suitability of and consequence to you of the purchase, ownership, and sale of the securities. See "Legal Investment" in this prospectus and in the related prospectus supplement.

                                  DEFINED TERMS

   We define and use capitalized terms in this prospectus to assist you in understanding the terms of the offered securities and this offering. We define the capitalized terms used in this prospectus under the caption "Glossary of Terms" in this prospectus on page 166.

                                 THE TRUST FUNDS

   The depositor will select each asset of the trust fund to include in a trust fund from among those purchased, either directly or through affiliates, from unaffiliated sellers, or, from sellers affiliated with the depositor, as provided in the related prospectus supplement.

Residential Loans

   The residential loans may consist of any combination of:

   o Mortgage loans secured by first or junior liens on one-to four-family residential properties;

   o  Multifamily Loans;

   o  Home Improvement Contracts;

   o  Home Equity Loans;

   o  Cooperative Loans; or

   o  Manufactured Housing Contracts.

   The mortgaged properties, cooperative shares, the right to occupy a particular cooperative unit in any of these cooperative shares and manufactured homes may be located in any one of the fifty states, the District of Columbia, the Commonwealth of Puerto Rico or the territories of Guam or the United States Virgin Islands. Each trust fund may contain any combination of the following types of residential loans:

   (1) Fully amortizing loans with a fixed rate of interest and level monthly payments to maturity;

   (2) Fully amortizing loans with a fixed interest rate providing for level monthly payments, or for payments of interest only during the early years of the term, followed by monthly payments of principal and interest that increase annually at a predetermined rate until the loan is repaid or for a specified number of years, after which level monthly payments resume;

   (3) Fully amortizing loans with a fixed interest rate providing for monthly payments during the early years of the term that are calculated on the basis of an interest rate below the interest rate, followed by monthly payments of principal and interest that increase annually by a predetermined percentage over the monthly payments payable in the previous year until the loan is repaid or for a specified number of years, followed by level monthly payments;

   (4) Fixed interest rate loans providing for level payments of principal and interest on the basis of an assumed amortization schedule, or payments of interest only until maturity, and a balloon payment of principal at the end of a specified term;

   (5) Fully amortizing loans with an interest rate adjusted periodically, with corresponding adjustments in the amount of monthly payments, to equal the sum, that may be rounded, of a fixed margin and an index as described in the related prospectus supplement. These loans may provide for an election, at the borrower's option during a specified period after origination of the loan, to convert the adjustable interest rate to a fixed interest rate, as described in the related prospectus supplement;

   (6) Fully amortizing loans with an adjustable interest rate providing for monthly payments less than the amount of interest accruing on the loan and for the amount of interest accrued but not paid currently to be added to the principal balance of the loan;

   (7) Fully amortizing loans with an adjustable interest rate providing for an election at the borrower's option, if an adjustment to the interest rate occurs resulting in an interest rate in excess of the interest rate at origination of the loan, to extend the term to maturity for a period as will result in level monthly payments to maturity; or

   (8) Any other types of residential loans as may be described in the related prospectus supplement.

   Private Label Mortgage Securities. The related prospectus supplement may specify that the trust fund underlying a series of securities may include mortgage securities consisting of previously issued asset-backed certificates or collateralized mortgage obligations. The mortgage securities may:

   o evidence interests in, or be collateralized by, residential loans or agency securities as described in this prospectus and in the related prospectus supplement; or

   o  have been issued previously by:

      o  the depositor or an affiliate of the depositor;

      o  a financial institution; or

      o another entity engaged generally in the business of lending or a limited purpose corporation organized for the purpose of, among other things, establishing trusts, acquiring and depositing loans into the trusts, and selling beneficial interests in these trusts.

   If the mortgage securities were issued by an entity other than the depositor or its affiliates:

   o the mortgage securities will have been acquired in bona fide secondary market transactions from persons other than the issuer of the mortgage securities or its affiliates; and

         (1) offered and distributed to the public pursuant to an effective registration statement, or

         (2) purchased in a transaction not involving any public offering from a person who is not an affiliate of the issuer of those securities at the time of sale nor an affiliate of the issuer at any time during the preceding three months. However, a period of two years must have elapsed since the later of the date the securities were acquired from the issuer or from an affiliate of the issuer; or

   o the offering of securities backed by such mortgage securities pursuant to the prospectus and related prospectus supplement will satisfy the conditions set forth in Rule 190 under the Securities Act of 1933, as amended.

   Generally, the mortgage securities will be similar to securities offered by this prospectus. As to any series of securities of a trust fund that includes mortgage securities, the related prospectus supplement will include a description of:

   o  the mortgage securities;

   o  any related credit enhancement;

   o  the residential loans underlying the mortgage securities; and

   o any other residential loans included in the trust fund relating to the series.

References to advances to be made and other actions to be taken by the master servicer in connection with the residential loans underlying the mortgage securities may include the advances made and other actions taken pursuant to the terms of the mortgage securities.

   Mortgage Loans. The mortgage loans will be evidenced by promissory notes secured by mortgages or deeds of trust creating first or junior liens on the mortgaged properties. The mortgage loans will be secured by one- to four-family residences, including:

   o  detached and attached dwellings;

   o  townhouses;

   o  rowhouses;

   o  individual condominium units;

   o  individual units in planned-unit developments; and

   o  individual units in de minimis planned-unit developments.

The related prospectus supplement may specify that the mortgage loans will be insured by the FHA or partially guaranteed by the VA. See "The Trust Funds--Residential Loans--FHA Loans and VA Loans" and "Description of Primary Insurance Coverage--FHA Insurance and VA Guarantees" in this prospectus.

   Certain of the mortgage loans may be secured by junior liens, and the related senior liens may not be included in the mortgage pool. The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior lien to satisfy fully both the senior lien and the junior lien. This possibility could arise under any of a number of different circumstances:

   o If a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied:

      o first, to the payment of court costs and fees in connection with the foreclosure;

      o  second, to real estate taxes; and

      o third, in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior lien.

The claims of the holders of senior liens will be satisfied in full out of proceeds of the liquidation of the mortgage loan, if the proceeds are sufficient, before the trust fund as holder of the junior lien receives any payments in respect of the mortgage loan.

   o If the master servicer forecloses on any mortgage loan, it would do so subject to any related senior liens.

      o In order for the debt related to the mortgage loan included in the trust fund to be paid in full at the sale, a bidder at the foreclosure sale of the mortgage loan would have to bid an amount sufficient to pay off all sums due under the mortgage loan and any senior liens or purchase the related mortgaged property subject to any senior liens.

      o If the proceeds from a foreclosure or similar sale of the related mortgaged property are insufficient to satisfy all senior liens and the junior lien in the aggregate, the trust fund, as the holder of the junior lien, and accordingly, holders of one or more classes of the securities bear:

         o the risk of delay in distributions while a deficiency judgment against the borrower is obtained;

         o  the risk of loss if the deficiency judgment is not realized on; and

         o the risk that deficiency judgments may not be available in certain jurisdictions.

   o In addition, a junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgage.

   The related prospectus supplement may specify that residential loans contain provisions prohibiting prepayments for a specified Lockout Period.

   The related prospectus supplement may specify that the assets of a trust fund will include residential loans that are delinquent or sub-performing. The inclusion of these residential loans in the trust fund for a series may cause the rate of defaults and prepayments on the residential loans to increase. This, in turn, may cause losses to exceed the available credit enhancement for the series and affect the yield on the securities of the series. No trust fund will include non-performing residential loans.

   Liquidation expenses with respect to defaulted mortgage loans do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, assuming that a servicer took the same steps in realizing on a defaulted mortgage loan having a small remaining principal balance as it would in the case of a defaulted mortgage loan having a large remaining principal balance, the amount realized after expenses of liquidation of a loan with a smaller remaining balance would be smaller as a percentage of the loan amount than would be the case with the defaulted mortgage loan having a larger remaining balance.

   Multifamily Loans. The Multifamily Loan will be evidenced by mortgage notes secured by mortgages creating first or junior liens on rental apartment buildings or projects containing five or more dwelling units. The related prospectus supplement will specify the original terms to stated maturity of the Multifamily Loans, which are generally not more than 30 years. The related prospectus supplement may specify that the Multifamily Loans are FHA loans. Mortgaged properties which secure Multifamily Loans may include high-rise, mid-rise and garden apartments. See "The Trust Funds--Residential Loans--FHA Loans and VA Loans" and "Description of Primary Insurance Coverage--FHA Insurance and VA Guarantees" in this prospectus.

   The related prospectus supplement may specify that the Multifamily Loans:

   o  contain a Lockout Period;

   o  prohibit prepayments entirely; or

   o require the payment of a prepayment penalty if prepayment in full or in part occurs.

If you are entitled to all or a portion of any prepayment penalties collected in respect of the related Multifamily Loans, the related prospectus supplement will specify the method or methods by which the prepayment penalties are calculated.

   Home Equity Loans and Home Improvement Contracts. The Home Equity Loans will be secured by first or junior liens on the related mortgaged properties for property improvement, debt consolidation or home equity purposes. The Home Improvement Contracts will either be unsecured or secured by mortgages on one- to four-family, multifamily properties or manufactured housing which mortgages are generally subordinate to other mortgages on the same property. The Home Improvement Contracts may be fully amortizing or may have substantial balloon payments due at maturity. They may also have fixed or adjustable rates of interest and may provide for other payment characteristics. The related prospectus supplement may specify that the Home Improvement Contracts are FHA loans. See "The Trust Funds--Residential Loans--FHA Loans and VA Loans" and "Description of Primary Insurance Coverage--FHA Insurance and VA Guarantees" in this prospectus.

   Cooperative Loans. The Cooperative Loans will be evidenced by promissory notes secured by security interests in shares issued by cooperative housing corporations and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific cooperative units in the related buildings.

   Manufactured Housing Contracts. The Manufactured Housing Contracts will consist of manufactured housing conditional sales contracts and installment loan agreements each secured by a manufactured home, or in the case of a Land Contract, by a lien on the real estate to which the manufactured home is deemed permanently affixed and, in some cases, the related manufactured home which is not real property under the applicable state law.

   The manufactured homes securing the Manufactured Housing Contracts will generally consist of manufactured homes within the meaning of 42 United States Code, Section 5402(6). Under Section 5402(6), a "manufactured home" is defined as "a structure, transportable in one or more sections, which in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning, and electrical systems contained in the manufactured home. However, the term "manufactured home" shall include any structure which meets all the requirements of this paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under this chapter."

   The related prospectus supplement may specify that the Manufactured Housing Contracts are FHA loans or VA loans. See "The Trust Funds--Residential Loans--FHA Loans and VA Loans" and "Description of Primary Insurance Coverage--FHA Insurance and VA Guarantees" in this prospectus.

   Buydown Loans. The related prospectus supplement may specify that residential loans are subject to temporary buydown plans. The monthly payments made by the borrower in the early years of these loans, known as the buydown period, will be less than the scheduled payments on these loans. The resulting difference will be recovered from:

   o an amount contributed by the borrower, the seller of the residential property or another source and placed in a custodial account (the "buydown funds"); and

   o investment earnings on the buydown funds to the extent that the related prospectus supplement provides for these earnings.

Generally, the borrower under each of these loans will be eligible for at a reduced interest rate. Accordingly, the repayment of these loans is dependent on the ability of the borrowers to make larger monthly payments after the buydown funds have been depleted and, for certain buydown loans, during the buydown period. See "Residential Loans--Underwriting Standards" in this prospectus.

   FHA Loans and VA Loans. FHA loans will be insured by the FHA as authorized under the National Housing Act of 1934, as amended, and the United States Housing Act of 1937, as amended. One- to four-family FHA loans will be insured under various FHA programs including the standard FHA 203-b programs to finance the acquisition of one- to four-family housing units and the FHA 245 graduated payment mortgage program. The FHA loans generally require a minimum down payment of approximately 5% of the original principal amount of the FHA loan. No FHA loan may have an interest rate or original principal balance exceeding the applicable FHA limits at the time of origination of the FHA loan. See "Description of Primary Insurance Coverage--FHA Insurance and VA Guarantees" in this prospectus.

   Home Improvement Contracts and Manufactured Housing Contracts that are FHA loans are insured by the FHA pursuant to Title I of the Housing Act. As described in the related prospectus supplement, these loans are insured up to an amount equal to 90% of the sum of the unpaid principal of the FHA loan, a portion of the unpaid interest and certain other liquidation costs.

   There are two primary FHA insurance programs that are available for Multifamily Loans:

   o Sections 221(d)(3) and (d)(4) of the Housing Act allow HUD to insure Multifamily Loans that are secured by newly constructed and substantially rehabilitated multifamily rental projects. Section 244 of the Housing Act provides for co-insurance of the loans made under Sections 221(d)(3) and
      (d)(4) by HUD/FHA and a HUD-approved co-insurer. Generally the term of these Multifamily Loans may be up to 40 years and the ratio of the loan amount to property replacement cost can be up to 90%.

   o Section 223(f) of the Housing Act allows HUD to insure Multifamily Loans made for the purchase or refinancing of existing apartment projects that are at least three years old. Section 244 also provides for co-insurance of mortgage loans made under Section 223(f). Under Section 223(f), the loan proceeds cannot be used for substantial rehabilitation work. However, repairs may be made for up to, in general, the greater of 15% of the value of the project and a dollar amount per apartment unit established from time to time by HUD. In general the loan term may not exceed 35 years and a loan-to-value ratio of no more than 85% is required for the purchase of a project and 70% for the refinancing of a project.

   VA loans will be partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended. The Servicemen's Readjustment Act permits a veteran, or in certain instances the spouse of a veteran, to obtain a mortgage loan guarantee by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchasers and permits the guarantee of mortgage loans of up to 30 years' duration. However, no VA loan will have an original principal amount greater than five times the partial VA guarantee for the VA loan. The maximum guarantee that may be issued by the VA under this program will be set forth in the related prospectus supplement. See "Description of Primary Insurance Coverage--FHA Insurance and VA Guarantees" in this prospectus.

   Loan-to-Value Ratio. The prospectus supplement for a series backed by residential loans will describe the Loan-to-Value Ratios of the loans.

   o Generally, for purposes of calculating the Loan-to-Value Ratio of a Manufactured Housing Contract relating to a new manufactured home, the Collateral Value is no greater than the sum of

      (1) a fixed percentage of the list price of the unit actually billed by the manufacturer to the dealer, exclusive of freight to the dealer site, including "accessories" identified in the invoice, plus

      (2) the actual cost of any accessories purchased from the dealer, a delivery and set-up allowance, depending on the size of the unit, and the cost of state and local taxes, filing fees and up to three years prepaid hazard insurance premiums.

   o Generally, with respect to used manufactured homes, the Collateral Value is the least of the sales price, appraised value, and National Automobile Dealer's Association book value plus prepaid taxes and hazard insurance premiums. The appraised value of a manufactured home is based on the age and condition of the manufactured housing unit and the quality and condition of the mobile home park in which it is situated, if applicable.

   Residential properties may be subject to subordinate financing at the time of origination. As is customary in residential lending, subordinate financing may be obtained with respect to a residential property after the origination of the residential loan without the lender's consent.

   We cannot assure you that values of the residential properties have remained or will remain at their historic levels on the respective dates of origination of the related residential loans. If the residential real estate market experiences an overall decline in property values such that the outstanding principal balances of the residential loans, and any other financing on the related residential properties, become equal to or greater than the value of the residential properties, the actual rates of delinquencies, foreclosures and losses may be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions, which may or may not affect real property values, may affect the timely payment by borrowers of scheduled payments of principal and interest on the residential loans and, accordingly, the actual rates of delinquencies, foreclosures and losses. To the extent that the losses are not covered by the applicable insurance policies and other forms of credit support described in this prospectus and in the related prospectus supplement, the losses will be borne, at least in part, by you. See "Description of the Securities" and "Description of Credit Support" in this prospectus.

Agency Securities

   The agency securities will consist of any combination of "fully modified pass-through" mortgage-backed certificates guaranteed by GNMA and guaranteed mortgage pass-through securities issued by Fannie Mae.

   GNMA. Government National Mortgage Association is a wholly owned corporate instrumentality of the United States within the Department of Housing and Urban Development. Section 306(g) of Title III of the Housing Act authorizes GNMA to guarantee the timely payment of the principal of and interest on certificates that are based on and backed by a pool of FHA loans, VA loans or by pools of other eligible residential loans.

   Section 306(g) of the Housing Act provides that "the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guaranty under this subsection." In order to meet its obligations under the guaranty, GNMA is authorized, under Section 306(d) of the Housing Act, to borrow from the United States Treasury with no limitations as to amount, to perform its obligations under its guarantee.

   GNMA Certificates. Each GNMA Certificate will be a "fully modified pass-through" mortgage-backed certificate issued and serviced by an issuer approved by GNMA or Fannie Mae as a seller-servicer of FHA loans or VA loans, except as described below with respect to Stripped Agency Securities. The loans underlying GNMA Certificates may consist of FHA loans, VA loans and other loans eligible for inclusion in loan pools underlying GNMA Certificates. GNMA Certificates may be issued under either or both of the GNMA I program and the GNMA II program, as described in the related prospectus supplement. The prospectus supplement for certificates of each series evidencing interests in a trust fund including GNMA Certificates will set forth additional information regarding:

   o  the GNMA guaranty program;

   o  the characteristics of the pool underlying the GNMA Certificates;

   o  the servicing of the related pool;

   o the payment of principal and interest on GNMA Certificates to the extent not described in this prospectus; and

   o  other relevant matters with respect to the GNMA Certificates.

   Generally, with respect to Stripped Agency Securities, each GNMA Certificate will provide for the payment, by or on behalf of the issuer, to the registered holder of the GNMA Certificates. Generally, this payment shall be in an amount of monthly payments of principal and interest equal to the holder's proportionate interest in the aggregate amount of the monthly principal and interest payments on each related FHA loan or VA loan, less servicing and guaranty fees aggregating the excess of the interest on the FHA loan or VA loan over the GNMA Certificates' pass-through rate. In addition, each payment to a holder of a GNMA Certificate will include proportionate pass-through payments to the holder of any prepayments of principal of the FHA loans or VA loans underlying the GNMA Certificates and the holder's proportionate interest in the remaining principal balance if a foreclosure or other disposition of any the FHA loan or VA loan occurs.

   The GNMA Certificates do not constitute a liability of, or evidence any recourse against, the issuer of the GNMA Certificates, the depositor or any of their affiliates. The only recourse of a registered holder, such as the trustee, is to enforce the guaranty of GNMA.

   GNMA will have approved the issuance of each of the GNMA Certificates included in a trust fund in accordance with a guaranty agreement or contract between GNMA and the issuer of the GNMA Certificates. Pursuant to the agreement, the issuer, in its capacity as servicer, is required to perform customary functions of a servicer of FHA loans and VA loans, including:

   o collecting payments from borrowers and remitting the collections to the registered holder;

   o maintaining escrow and impoundment accounts of borrowers for payments of taxes, insurance and other items required to be paid by the borrower;

   o  maintaining primary hazard insurance; and

   o advancing from its own funds in order to make timely payments of all amounts due on the GNMA Certificates, even if the payments received by the issuer on the loans backing the GNMA Certificates are less than the amounts due on the loans.

If the issuer is unable to make payments on GNMA Certificates as they become due, it must promptly notify GNMA and request GNMA to make the payment. After the notification and request, GNMA will make the payments directly to the registered holder of the GNMA Certificate. If no payment is made by the issuer and the issuer fails to notify and request GNMA to make the payment, the registered holder of the GNMA Certificate has recourse against only GNMA to obtain the payment. The trustee or its nominee, as registered holder of the GNMA Certificates included in a trust fund, is entitled to proceed directly against GNMA under the terms of the guaranty agreement or contract relating to the GNMA Certificates for any amounts that are not paid when due under each GNMA Certificate.

   The GNMA Certificates included in a trust fund may have other characteristics and terms, different from those described above so long as the GNMA Certificates and underlying residential loans meet the criteria of the rating agency or agencies. The GNMA Certificates and underlying residential loans will be described in the related prospectus supplement.

   Fannie Mae. The Federal National Mortgage Association is a federally chartered and stockholder-owned corporation organized and existing under the Federal National Mortgage Association Charter Act, as amended. Fannie Mae was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately managed corporation by legislation enacted in 1968.

   Fannie Mae provides funds to the mortgage market by purchasing mortgage loans from lenders. Fannie Mae acquires funds to purchase loans from many capital market investors, thus expanding the total amount of funds available for housing. Operating nationwide, Fannie Mae helps to redistribute mortgage funds from capital-surplus to capital-short areas. In addition, Fannie Mae issues mortgage-backed securities primarily in exchange for pools of mortgage loans from lenders. Fannie Mae receives fees for its guaranty of timely payment of principal and interest on its mortgage-backed securities.

   Fannie Mae Certificates. Fannie Mae Certificates are guaranteed mortgage pass-through certificates typically issued pursuant to a prospectus which is periodically revised by Fannie Mae. Fannie Mae Certificates represent fractional undivided interests in a pool of mortgage loans formed by Fannie Mae. Each mortgage loan:

   o  must meet the applicable standards of the Fannie Mae purchase program;

   o is either provided by Fannie Mae from its own portfolio or purchased pursuant to the criteria of the Fannie Mae purchase program; and

   o  is either a conventional mortgage loan, an FHA loan or a VA loan.

The prospectus supplement for securities of each series evidencing interests in a trust fund including Fannie Mae Certificates will set forth additional information regarding:

   o  the Fannie Mae program;

   o  the characteristics of the pool underlying the Fannie Mae Certificates;

   o  the servicing of the related pool;

   o payment of principal and interest on the Fannie Mae Certificates to the extent not described in this prospectus; and

   o  other relevant matters with respect to the Fannie Mae Certificates.

   Except as described below with respect to Stripped Agency Securities, Fannie Mae guarantees to each registered holder of a Fannie Mae Certificate that it will distribute amounts representing the holder's proportionate share of scheduled principal and interest at the applicable pass-through rate provided for by the Fannie Mae Certificate on the underlying mortgage loans, whether or not received. In addition, Fannie Mae will distribute the holder's proportionate share of the full principal amount of any prepayment or foreclosed or other finally liquidated mortgage loan, whether or not that principal amount is actually recovered.

   The obligations of Fannie Mae under its guarantees are obligations solely of Fannie Mae and are not backed by, nor entitled to, the full faith and credit of the United States. If Fannie Mae were unable to satisfy its obligations, distributions to the holders of Fannie Mae Certificates would consist solely of payments and other recoveries on the underlying loans. Accordingly, monthly distributions to the holders of Fannie Mae Certificates would be affected by delinquent payments and defaults on these loans. Fannie Mae Certificates evidencing interests in pools of mortgage loans formed on or after May 1, 1985, other than Fannie Mae Certificates backed by pools containing graduated payment mortgage loans or Multifamily Loans, are available in book-entry form only. With respect to a Fannie Mae Certificate issued in book-entry form, distributions on that certificate will be made by wire. With respect to a fully registered Fannie Mae Certificate, distributions on that certificate will be made by check.

   The Fannie Mae Certificates included in a trust fund may have other characteristics and terms, different from those described above, so long as the Fannie Mae Certificates and underlying mortgage loans meet the criteria of the rating agency or rating agencies rating the certificates of the related series. These Fannie Mae Certificates and underlying mortgage loans will be described in the related prospectus supplement.

   Freddie Mac. The Federal Home Loan Mortgage Corporation is a corporate instrumentality of the United States created pursuant to Title III of the Emergency Home Finance Act of 1970, as amended. Freddie Mac was established primarily for the purpose of increasing the availability of mortgage credit for the financing of needed housing. It seeks to provide an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages. The principal activity of Freddie Mac currently consists of purchasing first lien, conventional residential mortgage loans and reselling the mortgage loans so purchased in the form of mortgage securities, primarily Freddie Mac Certificates. Freddie Mac is confined to purchasing, so far as practicable, mortgage loans which it deems to be of a quality, type and class as to meet generally the purchase standards imposed by private institutional mortgage investors.

   Freddie Mac Certificates. Each Freddie Mac Certificate represents an undivided interest in a pool of residential loans that may consist of first lien conventional residential loans, FHA loans or VA loans. Each mortgage loan securing an Freddie Mac Certificate must meet the applicable standards set forth in Title III of the Emergency House Finance Act of 1970, as amended. A group of Freddie Mac Certificates may include whole loans and undivided interests in whole loans comprising another group of Freddie Mac Certificates. The prospectus supplement for securities of each series evidencing interests in a trust fund including Freddie Mac Certificates will set forth additional information regarding:

   o  the Freddie Mac guaranty program;

   o  the characteristics of the pool underlying the Freddie Mac Certificate;

   o  the servicing of the related pool;

   o payment of principal and interest on the Freddie Mac Certificate to the extent not described in this prospectus; and

   o  other relevant matters with respect to the Freddie Mac Certificates.

   Except as described below with respect to Stripped Agency Securities:

   o Freddie Mac guarantees to each registered holder of a Freddie Mac Certificate the timely payment of interest on the underlying mortgage loans. This guarantee is only to the extent of the applicable pass-through rate on the registered holder's pro rata share of the unpaid principal balance outstanding on the underlying mortgage loans in the group of Freddie Mac Certificates represented by the Freddie Mac Certificate, whether or not received.

   o Freddie Mac also guarantees to each registered holder of a Freddie Mac Certificate collection by the holder of all principal on the underlying mortgage loans, without any offset or deduction, to the extent of the holder's pro rata share. Freddie Mac's guarantee of timely payment of scheduled principal will be limited to the extent set forth in the prospectus supplement.

   o Freddie Mac also guarantees ultimate collection of scheduled principal payments, prepayments of principal and the remaining principal balance in the event of a foreclosure or other disposition of a mortgage loan. Freddie Mac may remit the amount due on account of its guarantee of collection of principal at any time after default on an underlying mortgage loan, but not later than 30 days following the latest of:

   o  foreclosure sale;

   o  payment of the claim by any mortgage insurer; and

   o the expiration of any right of redemption; but in any event no later than one year after demand has been made of the borrower for accelerated payment of principal.

   In taking actions regarding the collection of defaulted mortgage loans underlying Freddie Mac Certificates, including the timing of demand for acceleration, Freddie Mac reserves the right to exercise its servicing judgment in the same manner used for mortgage loans which it has purchased but not sold. The length of time necessary for Freddie Mac to determine that a mortgage loan should be accelerated varies with the particular circumstances of each borrower. Freddie Mac has not adopted servicing standards that require that the demand be made within any specified period.

   Freddie Mac Certificates are not guaranteed by the United States or by any Federal Home Loan Bank. Freddie Mac Certificates do not constitute debts or obligations of the United States or any Federal Home Loan Bank. The obligations of Freddie Mac under its guarantee are obligations solely of Freddie Mac and are not backed by, nor entitled to, the full faith and credit of the United States. If Freddie Mac were unable to satisfy the obligations, distributions to holders of Freddie Mac Certificates would consist solely of payments and other recoveries on the underlying mortgage loans. Accordingly, monthly distributions to holders of Freddie Mac Certificates would be affected by delinquent payments and defaults on the mortgage loans.

   The Freddie Mac Certificates included in a trust fund may have other characteristics and terms, different from those described above, so long as those Freddie Mac Certificates and underlying mortgage loans meet the criteria of the rating agency or rating agencies rating the securities of the related series. The Freddie Mac Certificates and underlying mortgage loans will be described in the related prospectus supplement.

Stripped Agency Securities

   The GNMA Certificates, Fannie Mae Certificates or Freddie Mac Certificates may be issued in the form of certificates, known as Stripped Agency Securities, which represent:

   o an undivided interest in all or part of either the principal distributions, but not the interest distributions, or the interest distributions, but not the principal distributions; or

   o in some specified portion of the principal or interest distributions but not all of the distributions, on an underlying pool of mortgage loans or certain other GNMA Certificates, Fannie Mae Certificates or Freddie Mac Certificates.

   To the extent set forth in the related prospectus supplement, GNMA, Fannie Mae or Freddie Mac, as applicable, will guarantee each Stripped Agency Security to the same extent as the entity guarantees the underlying securities backing the Stripped Agency Securities or to the extent described above with respect to a Stripped Agency Security backed by a pool of mortgage loans. The prospectus supplement for each series of Stripped Agency Securities will set forth

   o additional information regarding the characteristics of the assets underlying the Stripped Agency Securities,

   o the payments of principal and interest on the Stripped Agency Securities and

   o  other relevant matters with respect to the Stripped Agency Securities.

Additional Information Concerning the Trust Funds

   Each prospectus supplement relating to a series of securities will contain information, as of the date of the prospectus supplement, if applicable and to the extent specifically known to the depositor, with respect to the residential loans or agency securities contained in the related trust fund, including, but not limited to:

   o the aggregate outstanding principal balance and the average outstanding principal balance of the assets of the trust fund as of the applicable Cut-Off Date;

   o  the types of related residential properties--e.g.,

      o  one- to four-family dwellings,

      o  multifamily residential properties,

      o shares in cooperative housing corporations and the related proprietary leases or occupancy agreements,

      o  condominiums and planned-unit development units,

      o  vacation and second homes, and

      o  new or used manufactured homes;

   o  the original terms to maturity;

   o  the outstanding principal balances;

   o  the years in which the loans were originated;

   o with respect to Multifamily Loans, the Lockout Periods and prepayment penalties;

   o the Loan-To-Value Ratios or, with respect to residential loans secured by a junior lien, the combined Loan-To-Value Ratios at origination;

   o the interest rates or range of interest rates borne by the residential loans or residential loans underlying the agency securities;

   o the geographical distribution of the residential properties on a state-by-state basis;

   o with respect to fully amortizing loans with an adjustable interest rate, the adjustment dates, the highest, lowest and weighted average margin, and the maximum interest rate variations at the time of adjustments and over the lives of these loans; and

   o  information as to the payment characteristics of the residential loans.

   If specific information respecting the assets of the trust fund is not known to the depositor at the time a series of securities is initially offered, more general information of the nature described above will be provided in the related prospectus supplement. In addition, specific information will be set forth in a report made available at or before the issuance of those securities. This information will be included in a report on Form 8-K and will be available to purchasers of the related securities at or before the initial issuance of those securities. This report on Form 8-K will be filed with the SEC within four business days after the initial issuance of those securities.

   The depositor will cause the residential loans comprising each trust fund, or mortgage securities evidencing interests in the residential loans to be assigned to the trustee for the benefit of the holders of the securities of the related series. The master servicer will service the residential loans comprising any trust fund, either directly or through other servicing institutions, each a sub-servicer, pursuant to a pooling and servicing agreement or servicing agreement among itself, the depositor, the trustee and the other parties specified in the related prospectus supplement, and will receive a fee for these services. See "Residential Loans" and "Description of the Securities" in this prospectus. The related prospectus supplement will identify any master servicer, any servicer affiliated with the applicable sponsor, any servicer that services at least 10% of the mortgage loans underlying the related securities and any other material servicer that is responsible for performing an aspect of the servicing on which the securities would be materially dependent. With respect to residential loans serviced through a sub-servicer, the master servicer will remain liable for its servicing obligations under the related servicing agreement as if the master servicer alone were servicing the residential loans, unless the related prospectus supplement provides otherwise.

   The depositor will assign the residential loans to the related trustee on a non-recourse basis. The obligations of the depositor with respect to the residential loans will be limited to certain representations and warranties made by it, as specified in the related prospectus supplement. The related prospectus supplement will identify any other entity making representations and warranties and will specify what representations and warranties, if any, are being made by such entity. See "Description of the Securities--Assignment of Assets of the Trust Fund" in this prospectus. The obligations of the master servicer with respect to the residential loans will consist principally of its contractual servicing obligations under the related servicing agreement, including its obligation to enforce purchases and other obligations of sub-servicers or Unaffiliated Sellers, or both, as more fully described in this prospectus under "Residential Loans--Representations by Unaffiliated Sellers; Repurchases"; "--Sub-Servicing" and "Description of the Securities--Assignment of Assets of the Trust Fund." In addition, the related prospectus supplement may specify that the master servicer has an obligation to make certain cash advances in the event of delinquencies in payments on or with respect to the residential loans in amounts described in this prospectus under "Description of the Securities--Advances" or pursuant to the terms of any mortgage securities. Any obligation of the master servicer to make advances may be subject to limitations, to the extent provided in this prospectus and in the related prospectus supplement.

   The depositor will cause the agency securities comprising each trust fund to be registered in the name of the trustee or its nominee on the books of the issuer or guarantor or its agent or, in the case of agency securities issued only in book-entry form, through the Federal Reserve System. The depositor will register the agency securities in accordance with the procedures established by the issuer or guarantor for registration of these securities with a member of the Federal Reserve System. Distributions on agency securities to which the trust fund is entitled will be made directly to the trustee.

   The trustee will administer the assets comprising any trust fund including agency securities pursuant to a trust agreement between the depositor and the trustee, and will receive a fee for these services. The agency securities and any moneys attributable to distributions on the agency securities will not be subject to any right, charge, security interest, lien or claim of any kind in favor of the trustee or any person claiming through it. The trustee will not have the power or authority to assign, transfer, pledge or otherwise dispose of any assets of any trust fund to any person, except to a successor trustee, to the depositor or the holders of the securities to the extent they are entitled to those assets of the trust fund or to other persons specified in the related prospectus supplement and except for its power and authority to invest assets of the trust fund in certain permitted instruments in compliance with the trust agreement. The trustee will have no responsibility for distributions on the securities, other than to pass through all distributions it receives with respect to the agency securities to the holders of the related securities without deduction, other than for

   o  any applicable trust administration fee payable to the trustee,

   o certain expenses of the trustee, if any, in connection with legal actions relating to the agency securities,

   o  any applicable withholding tax required to be withheld by the trustee and

   o  as otherwise described in the related prospectus supplement.

                                 USE OF PROCEEDS

   The depositor will apply all or substantially all of the net proceeds from the sale of each series of securities for one or more of the following purposes:

   o  to purchase the related assets of the trust fund;

   o to repay indebtedness which was incurred to obtain funds to acquire the assets of the trust fund;

   o to establish any Reserve Funds or other funds described in the related prospectus supplement; and

   o to pay costs of structuring, guaranteeing and issuing the securities, including the costs of obtaining credit support, if any.

The purchase of the assets of the trust fund for a series may be effected by an exchange of securities with the seller of the assets of the trust fund.

                              YIELD CONSIDERATIONS

   The related prospectus supplement will specify the manner in which each monthly or other periodic interest payment on an asset of the trust fund is calculated--generally, one-twelfth of the applicable interest rate multiplied by the unpaid principal balance of the asset. In the case of Accrual Securities and interest-only securities, the distributions of interest will be made in the manner and amount described in the related prospectus supplement. The securities of each series may bear a fixed, variable or adjustable security interest rate.

   The effective yield to holders of the securities will be below the yield otherwise produced by the applicable security interest rate, or with respect to an interest-only security, the distributions of interest on the security, and purchase price paid by the investors of these securities. This is so because while interest will generally accrue on each asset of the trust fund from the first day of each month, the distribution of the interest, or the accrual of the interest in the case of Accrual Securities, will not be made until the distribution date occurring:

   o in the month or other periodic interval following the month or other period of accrual in the case of residential loans;

   o  in later months in the case of agency securities; or

   o in intervals occurring less frequently than monthly in the case of series of securities having distribution dates occurring at intervals less frequently than monthly.

   When a full prepayment is made on a residential loan, the borrower is generally charged interest only for the number of days actually elapsed from the due date of the preceding monthly payment up to the date of the prepayment, instead of for a full month. Accordingly, the effect of the prepayments is to reduce the aggregate amount of interest collected that is available for distribution to holders of the securities. However, the residential loans may contain provisions limiting prepayments of the loans or requiring the payment of a prepayment penalty if the loan is prepaid in full or in part. The related prospectus supplement may specify that any prepayment penalty collected with respect to the residential loans will be applied to offset the shortfalls in interest collections on the related distribution date. Holders of agency securities are entitled to a full month's interest in connection with prepayments in full of the underlying residential loans. The related prospectus supplement may specify that partial principal prepayments are applied on the first day of the month following receipt, with no resulting reduction in interest payable by the borrower for the month in which the partial principal prepayment is made. The related prospectus supplement may specify that neither the trustee, the master servicer nor the depositor will be obligated to fund shortfalls in interest collections resulting from full prepayments. Full and partial prepayments collected during the applicable Prepayment Period will be available for distribution to holders of the securities on the related distribution date. See "Maturity and Prepayment Considerations" and "Description of the Securities" in this prospectus.

   Even assuming that the mortgaged properties provide adequate security for the mortgage loans, substantial delays could be encountered in connection with the liquidation of defaulted mortgage loans. Accordingly, corresponding delays in the receipt of related proceeds by holders of the securities could occur. An action to foreclose on a mortgaged property securing a mortgage loan is regulated by state statutes and rules and is subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring several years to complete. Furthermore, in some states an action to obtain a deficiency judgment is not permitted following a nonjudicial sale of a property. If a default by a borrower occurs, these restrictions, among other things, may impede the ability of the master servicer to foreclose on or sell the mortgaged property or to obtain liquidation proceeds sufficient to repay all amounts due on the related mortgage loan. In addition, the master servicer will be entitled to deduct from related liquidation proceeds all expenses reasonably incurred in attempting to recover amounts due on defaulted mortgage loans and not yet reimbursed, including

   o  payments to senior lienholders,

   o  legal fees and costs of legal action,

   o  real estate taxes, and

   o  maintenance and preservation expenses.

   Liquidation expenses with respect to defaulted mortgage loans do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, assuming that a servicer took the same steps in realizing on a defaulted mortgage loan having a small remaining principal balance, the amount realized after expenses of liquidation of a mortgage loan with a small remaining balance would be smaller as a percentage of the loan than would be the case with the other defaulted mortgage loan having a larger remaining principal balance.

   Applicable state laws generally regulate interest rates and other charges, require certain disclosures, and require licensing of certain originators and servicers of residential loans. In addition, most states have other laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and practices which may apply to the origination, servicing and collection of the residential loans. Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may

   o limit the ability of the master servicer to collect all or part of the principal of or interest on the residential loans,

   o  entitle the borrower to a refund of amounts previously paid, and

   o subject the trustee or master servicer to damages and administrative sanctions which could reduce the amount of distributions available to holders of the securities.

   The prospectus supplement for each series of securities may set forth additional information regarding yield considerations.

                     MATURITY AND PREPAYMENT CONSIDERATIONS

   The original terms to maturity of the assets in a given trust fund may vary depending on the type of residential loans or the residential loans underlying the agency securities included in the trust fund. Each prospectus supplement will contain information with respect to the type and maturities of the assets of the trust fund. The related prospectus supplement may specify that the residential loans or residential loans underlying the agency securities may be prepaid in full or in part at any time without penalty. The prepayment experience on the residential loans or residential loans underlying the agency securities will affect the life of the related securities.

   The average life of a security refers to the average amount of time that will elapse from the date of issuance of a security until the principal amount of the security is reduced to zero. The average life of the securities will be affected by, among other things, the rate at which principal on the related residential loans is paid, which may be in the form of scheduled amortization payments or unscheduled prepayments and liquidations due to default, casualty, insurance, condemnation and similar sources. If substantial principal prepayments on the residential loans are received, the actual average life of the securities may be significantly shorter than would otherwise be the case. As to any series of securities, based on the public information with respect to the residential lending industry, it may be anticipated that a significant number of the related residential loans will be paid in full prior to stated maturity.

   Prepayments on residential loans are commonly measured relative to a prepayment standard or model. For certain series of securities comprised of more than one class, or as to other types of series where applicable, the prospectus supplement will describe the prepayment standard or model used in connection with the offering of the related series. If applicable, the prospectus supplement will also contain tables setting forth the projected weighted average life of the securities of the related series and the percentage of the initial security principal balance that would be outstanding on specified distribution dates based on the assumptions stated in the prospectus supplement. These assumptions include prepayments on the related residential loans or residential loans underlying the agency securities are made at rates corresponding to various percentages of the prepayment standard or model specified in the prospectus supplement.

   It is unlikely that prepayment of the assets of the trust fund will conform to any model specified in the related prospectus supplement. The rate of principal prepayments on pools of residential loans is influenced by a variety of economic, social, geographic, demographic and other factors, including:

   o  homeowner mobility;

   o  economic conditions;

   o  enforceability of due-on-sale clauses;

   o  market interest rates and the availability of funds;

   o  the existence of lockout provisions and prepayment penalties;

   o the inclusion of delinquent or sub-performing residential loans in the assets of the trust fund;

   o  the relative tax benefits associated with the ownership of property; and

   o in the case of Multifamily Loans, the quality of management of the property.

The rate of prepayments of conventional residential loans has fluctuated significantly in recent years. In general, however, if prevailing interest rates fall significantly below the interest rates on the assets of the trust fund, the assets of the trust fund are likely to be the subject of higher principal prepayments than if prevailing rates remain at or above the interest rates borne by the assets of the trust fund.

   Other factors that might be expected to affect the prepayment rate of securities backed by junior lien mortgage loans or Home Improvement Contracts include:

   o  the amounts of the underlying senior mortgage loans;

   o  the interest rates on the underlying senior mortgage loans;

   o  the use of first mortgage loans as long-term financing for home purchase;
      and

   o the use of subordinate mortgage loans as shorter-term financing for a variety of purposes, including:

      o  home improvement;

      o  education expenses; and

      o  purchases of consumer durables such as automobiles.

In addition, any future limitations on the right of borrowers to deduct interest payments on junior liens that are home equity loans for federal income tax purposes may increase the rate of prepayments on the residential loans.

   In addition, acceleration of payments on the residential loans or residential loans underlying the agency securities as a result of certain transfers of the underlying properties is another factor affecting prepayment rates. The related prospectus supplement may specify that the residential loans, except for FHA loans and VA loans, contain or do not contain "due-on-sale" provisions permitting the lender to accelerate the maturity of the residential loan upon sale or certain transfers by the borrower with respect to the underlying residential property. Conventional residential loans that underlie Freddie Mac Certificates and Fannie Mae Certificates may contain, and in certain cases must contain, "due-on-sale" clauses permitting the lender to accelerate the unpaid balance of the loan upon transfer of the property by the borrower. FHA loans and VA loans and all residential loans underlying GNMA Certificates contain no clause of this type and may be assumed by the purchaser of the property.

   In addition, Multifamily Loans may contain "due-on-encumbrance" clauses permitting the lender to accelerate the maturity of the Multifamily Loan if there is a further encumbrance by the borrower of the underlying residential property. In general, where a "due-on-sale" or "due-on-encumbrance" clause is contained in a conventional residential loan under a Freddie Mac or the Fannie Mae program, the lender's right to accelerate the maturity of the residential loan if there is a transfer or further encumbrance of the property must be exercised, so long as the acceleration is permitted under applicable law.

   With respect to a series of securities evidencing interests in a trust fund including residential loans, the master servicer generally is required to enforce any provision limiting prepayments and any due-on-sale or due-on-encumbrance clause. The master servicer is required to enforce these provisions only to the extent it has knowledge of the conveyance or encumbrance or the proposed conveyance or encumbrance of the underlying residential property and reasonably believes that it is entitled to do so under applicable law. However, the master servicer will generally be prohibited from taking any enforcement action that would impair or threaten to impair any recovery under any related insurance policy. See "Description of the Securities--Collection and Other Servicing Procedures" and "Certain Legal Aspects of Residential Loans--Enforceability of Certain Provisions" and "--Prepayment Charges and Prepayments" in this prospectus for a description of provisions of each pooling and servicing agreement and legal developments that may affect the prepayment experience on the residential loans. See also "Description of the Securities--Termination" in this prospectus for a description of the possible early termination of any series of securities. See also "Residential Loans--Representations by Unaffiliated Sellers; Repurchases" and "Description of the Securities--Assignment of Assets of the Trust Fund" in this prospectus for a description of the circumstances under which the Unaffiliated Sellers, the master servicer and the depositor are generally obligated to repurchase residential loans.

   With respect to a series of securities evidencing interests in a trust fund including agency securities, principal prepayments may also result from guaranty payments and from the exercise by the issuer or guarantor of the related agency securities of any right to repurchase the underlying residential loans. The prospectus supplement relating to each series of securities will describe the circumstances and the manner in which the optional repurchase right, if any, may be exercised.

   In addition, the mortgage securities included in the trust fund may be backed by underlying residential loans having differing interest rates. Accordingly, the rate at which principal payments are received on the related securities will, to a certain extent, depend on the interest rates on the underlying residential loans.

   The prospectus supplement for each series of securities may set forth additional information regarding related maturity and prepayment considerations.

                                  THE DEPOSITOR

   Securitized Asset Backed Receivables LLC, the depositor, is a Delaware limited liability company organized on August 5, 2003. The depositor is a direct wholly owned subsidiary of Barclays Bank PLC, a public limited company registered in England and Wales under company number 1026167. The depositor maintains its principal office at 200 Park Avenue, New York, New York 10166. Its telephone number is (212) 412-4000.

   Barclays Bank PLC and its subsidiary undertakings (taken together, the "Group") is a major global financial services provider engaged in retail and commercial banking, credit cards, investment banking, wealth management and investment management services. The Group also operates in many other countries around the world. The whole of the issued ordinary share capital of Barclays Bank PLC is beneficially owned by Barclays PLC, which is the ultimate holding company of the Group and one of the largest financial services companies in the world by market capitalization.

   The depositor does not have, nor is it expected in the future to have, any significant assets. We do not expect that the depositor will have any business operations other than acquiring and pooling residential loans and agency securities, offering securities or other mortgage- or asset-related securities, and related activities.

   Neither the depositor nor any of the depositor's affiliates, including Barclays Bank PLC, will insure or guarantee distributions on the securities of any series.

                                   THE SPONSOR

   The prospectus supplement for each series of securities will identify the sponsor or sponsors for the related series. If specified in the related prospectus supplement, the sponsor will be Barclays Bank PLC, incorporated in 1925 as a public limited company registered in England and Wales and regulated by the United Kingdom's Financial Services Authority ("Barclays"). Barclays is the parent of the depositor and holds 100% of the issued ordinary shares of Barclays Group US Inc., which in turn holds 100% of the issued ordinary shares of Barclays Capital Inc. Barclays is a wholly-owned subsidiary of Barclays PLC. The registered head office of Barclays is located at 1 Churchill Place, London, E14 5HP. Barclays maintains a branch office at 200 Park Avenue, New York, New York 10166 and its telephone number is (212) 412-4000. Barclays provides warehouse and repurchase financing to mortgage lenders and purchases closed, first- and subordinate-lien residential mortgage loans for securitization or resale, or for its own investment. Barclays does not service mortgage loans. Instead, Barclays contracts with other entities to service the mortgage loans on its behalf.

   Barclays acquires residential mortgage loans through bulk purchases, generally consisting of mortgage loan pools greater than $200 million. Prior to acquiring any residential mortgage loans, Barclays conducts a review of the related mortgage loan seller that is based upon the credit quality of the selling institution. Barclay's review process may include reviewing select financial information for credit and risk assessment and conducting an underwriting guideline review, senior level management discussion and/or background checks. The scope of the loan due diligence varies based on the credit quality of the mortgage loans.

   The underwriting guideline review entails a review of the mortgage loan origination processes and systems. In addition, such review may involve a consideration of corporate policy and procedures relating to state and federal predatory lending, origination practices by jurisdiction, historical loan level loss experience, quality control practices, significant litigation and/or material investors.

   Barclays has been the sponsor of securitizations backed by residential mortgage loans, including subprime mortgage loans, since 2004. The following table describes the approximate initial principal amount of securities issued in subprime mortgage loan securitizations sponsored by Barclays since April 2004.

                              Approximate Principal
            Year              Amount of Securities
        -----------        ---------------------------
            2004                $8.41 billion
            2005                $10.24 billion

   As a sponsor, Barclays acquires mortgage loans and initiates their securitization by transferring the mortgage loans to the depositor or another entity that acts in a similar capacity as the depositor, which loans will ultimately be transferred to the issuing entity for the related securitization. In coordination with Barclays Capital Inc., Barclays works with rating agencies, loan sellers and servicers in structuring the securitization transaction.

                                RESIDENTIAL LOANS

Underwriting Standards

   The residential loans will have been purchased by the depositor, either directly or through affiliates, from loan sellers. The related prospectus supplement will specify the underwriting criteria generally used to originate the residential loans. The underwriting standards applicable to residential loans underlying mortgage securities may vary substantially from the underwriting standards set forth in the related prospectus supplement.

Representations by Unaffiliated Sellers; Repurchases

   Each Unaffiliated Seller made representations and warranties in respect of the residential loans sold by the Unaffiliated Seller. The related prospectus supplement will specify these representations and warranties which may include, among other things:

   o that the Unaffiliated Seller had good title to each residential loan and the residential loan was subject to no offsets, defenses, counterclaims or rights of rescission except to the extent that any buydown agreement may forgive certain indebtedness of a borrower;

   o if the trust fund includes mortgage loans, that each mortgage constituted a valid lien on the mortgaged property, subject only to permissible title insurance exceptions and senior liens, if any;

   o if the trust fund includes manufactured housing contracts, each manufactured housing contract creates a valid, subsisting and enforceable first priority security interest in the manufactured home covered by the contract;

   o  that the residential property was free from damage and was in good repair;

   o that there were no delinquent tax or assessment liens against the residential property;

   o  that each residential loan was current as to all required payments; and

   o that each residential loan was made in compliance with, and is enforceable under, all applicable local, state and federal laws and regulations in all material respects.

   In certain cases, the representations and warranties of an Unaffiliated Seller in respect of a residential loan may have been made as of the date on which the Unaffiliated Seller sold the residential loan to the depositor or its affiliate. A substantial period of time may have elapsed between that date and the date of initial issuance of the series of securities evidencing an interest in the residential loan. Since the representations and warranties of an Unaffiliated Seller do not address events that may occur following the sale of a residential loan by the Unaffiliated Seller, its repurchase obligation will not arise if the relevant event that would otherwise have given rise to this type of obligation occurs after the date of the sale to or on behalf of the depositor.

   The master servicer or the trustee will be required to promptly notify the relevant Unaffiliated Seller of any breach of any representation or warranty made by it in respect of a residential loan which materially and adversely affects the interests of the holders of the securities in the residential loan. If the Unaffiliated Seller cannot cure the breach, then the Unaffiliated Seller will be obligated to repurchase this residential loan from the trustee at the purchase price for the loan. The related prospectus supplement will specify this purchase price, which is generally equal to the sum of:

   o  the unpaid principal balance of the residential loans;

   o unpaid accrued interest on the unpaid principal balance from the date as to which interest was last paid by the borrower to the end of the calendar month in which the purchase is to occur at a rate equal to the net mortgage rate minus the rate at which the sub-servicer's servicing fee is calculated if the sub-servicer is the purchaser; and

   o if applicable, any expenses reasonably incurred or to be incurred by the master servicer or the trustee in respect of the breach or defect giving rise to a purchase obligation.

   An Unaffiliated Seller, rather than repurchase a residential loan as to which a breach has occurred, may have the option to cause the removal of the breached residential loan from the trust fund and substitute in its place one or more other residential loans. This option must be exercised within a specified period after initial issuance of the related series of securities and be done in accordance with the standards described in the related prospectus supplement. The related prospectus supplement may specify that this repurchase or substitution obligation will constitute the sole remedy available to holders of securities or the trustee for a breach of representation by an Unaffiliated Seller.

   Neither the depositor nor the master servicer unless the master servicer is an Unaffiliated Seller will be obligated to purchase or substitute for a residential loan if an Unaffiliated Seller defaults on its obligation to do so. We cannot assure you that Unaffiliated Sellers will carry out their repurchase and substitution obligations with respect to residential loans. Any residential loan that is not repurchased or substituted for will remain in the related trust fund. Any resulting losses on that residential loan will be borne by holders of the securities, to the extent not covered by credit enhancement.

Sub-Servicing

   Any master servicer may delegate its servicing obligations in respect of a residential loan to sub-servicers pursuant to a sub-servicing agreement. The sub-servicing agreement must be consistent with the terms of the servicing agreement relating to the trust fund that includes the residential loan. Although each sub-servicing agreement will be a contract solely between the master servicer and the sub-servicer, the related pooling and servicing agreement pursuant to which a series of securities is issued may provide that, if for any reason the master servicer for the series of securities is no longer acting in that capacity, the trustee or any successor master servicer must recognize the sub-servicer's rights and obligations under any sub-servicing agreement.

                          DESCRIPTION OF THE SECURITIES

General

   The certificates of each series evidencing interests in a trust fund will be issued pursuant to a separate pooling and servicing agreement or trust agreement. Each series of notes, or, in certain instances, two or more series of notes, will be issued pursuant to an indenture, and the issuer of the notes will be a trust established by the depositor pursuant to an owner trust agreement or another entity as may be specified in the related prospectus supplement. As to each series of notes where the issuer is an owner trust, the ownership of the trust fund will be evidenced by equity certificates issued under the owner trust agreement, which may be offered by the related prospectus supplement.

   Forms of each of the agreements referred to above are filed as exhibits to the Registration Statement of which this prospectus is a part. The agreement relating to each series of securities will be filed as an exhibit to a report on Form 8-K to be filed with the SEC within fifteen days after the initial issuance of the securities and a copy of the agreement will be available for inspection at the corporate trust office of the trustee specified in the related prospectus supplement.

   As to each series, the securities will be issued in authorized denominations evidencing a portion of all of the securities of the related series as set forth in the related prospectus supplement. Each trust fund will consist of:

   o residential loans, including any mortgage securities, or agency securities, exclusive of:

      o any portion of interest payments relating to the residential loans retained by the depositor, any of its affiliates or its predecessor in interest ("Retained Interest") and

      o principal and interest due on or before the Cut-Off Date, as from time to time are subject to the agreement;

   o funds or assets as from time to time are deposited in the Trust Account described below and any other account held for the benefit of holders of the securities;

   o  with respect to trust funds that include residential loans:

      o property acquired by foreclosure or deed in lieu of foreclosure of mortgage loans on behalf of the holders of the securities, or, in the case of Manufactured Housing Contracts that are not Land Contracts, by repossession;

      o any Primary Credit Insurance Policies and Primary Hazard Insurance Policies;

      o any combination of a Pool Insurance Policy, a Bankruptcy Bond, a special hazard insurance policy or other type of credit support;

      o the rights of the trustee to any cash advance reserve fund or surety bond as described under "--Advances" in this prospectus;

      o  if specified in the related prospectus supplement, the reserve fund;
         and

      o  any other assets as described in the related prospectus supplement.

The securities will be transferable and exchangeable for securities of the same class and series in authorized denominations at the corporate trust office. No service charge will be made for any registration of exchange or transfer of securities on the Security Register maintained by the Security Registrar. However, the depositor or the trustee may require payment of a sum sufficient to cover any tax or other governmental charge.

   Each series of securities may consist of any combination of:

   o one or more classes of senior securities, one or more classes of which will be senior in right of payment to one or more of the other classes subordinate to the extent described in the related prospectus supplement;

   o  one or more classes of securities which will be entitled to:

      o principal distributions, with disproportionate, nominal or no interest distributions; or

      o interest distributions, with disproportionate, nominal or no principal distributions;

   o two or more classes of securities that differ as to the timing, sequential order or amount of distributions of principal or interest or both, which may include one or more classes of Accrual Securities; or

   o other types of classes of securities, as described in the related prospectus supplement.

   Each class of securities, other than certain interest-only securities, will have a security principal balance and, generally will be entitled to payments of interest based on a specified security interest rate as specified in the related prospectus supplement. See "--Principal and Interest on the Securities" in this prospectus. The security interest rates of the various classes of securities of each series may differ, and as to some classes may be in excess of the lowest Net Interest Rate in a trust fund. The specific percentage ownership interests of each class of securities and the minimum denomination per security will be set forth in the related prospectus supplement.

Assignment of Assets of the Trust Fund

   At the time of issuance of each series of securities, the depositor will cause the assets comprising the related trust fund or mortgage securities included in the related trust fund to be assigned to the trustee. The residential loan or agency security documents described below will be delivered to the trustee or to the custodian. The trustee will, concurrently with the assignment, deliver the securities to the depositor in exchange for the assets of the trust fund. Each asset of the trust fund will be identified in a schedule appearing as an exhibit to the related agreement. The schedule will include, among other things:

   o information as to the outstanding principal balance of each trust fund asset after application of payments due on or before the Cut-Off Date;

   o the maturity of the mortgage note, cooperative note, Manufactured Housing Contract or agency securities;

   o any Retained Interest, with respect to a series of securities evidencing interests in a trust fund including agency securities;

   o  the pass-through rate on the agency securities;

   o and with respect to a series of securities evidencing interests in residential loans, for each loan:

      o  information respecting its interest rate;

      o  its current scheduled payment of principal and interest;

      o  its Loan-to-Value Ratio; and

      o  certain other information.

   If so specified in the related prospectus supplement, and in accordance with the rules of membership of Merscorp. Inc. and/or Mortgage Electronic Registration Systems, Inc. or, MERS, assignments of the mortgages for the mortgage loans in the related trust will be registered electronically through Mortgage Electronic Registration Systems, Inc., or MERS(R) System. With respect to mortgage loans registered through the MERS(R) System, MERS shall serve as mortgagee of record solely as a nominee in an administrative capacity on behalf of the trustee and shall not have any interest in any of those mortgage loans.

   Mortgage Loans and Multifamily Loans. The depositor will be required, as to each mortgage loan, other than mortgage loans underlying any mortgage securities, and Multifamily Loan, to deliver or cause to be delivered to the trustee, or to the custodian, the mortgage file for each mortgage loan, containing legal documents relating to the mortgage loan, including:

   o the mortgage note endorsed without recourse to the order of the trustee or evidence that the mortgage is held for the trustee through the MERS(R) System;

   o the mortgage with evidence of recording indicated, except for any mortgage not returned from the public recording office, in which case the depositor will deliver or cause to be delivered a copy of the mortgage certified by the related Unaffiliated Seller that it is a true and complete copy of the original of that mortgage submitted for recording; and

   o  an assignment in recordable form of the mortgage to the trustee.

The related prospectus supplement may specify that the depositor or another party will be required to promptly cause the assignment of each related mortgage loan and Multifamily Loan (except for mortgages held under the MERS(R) System) to be recorded in the appropriate public office for real property records. However, recording of assignments will not be required in states where, in the opinion of counsel acceptable to the trustee, recording is not required to protect the trustee's interest in the mortgage loan or the Multifamily Loan against the claim of any subsequent transferee or any successor to or creditor of the depositor or the originator of the mortgage loan.

   Home Equity Loans and Home Improvement Contracts. The related prospectus supplement may specify that the depositor will:

   o as to each Home Equity Loan and Home Improvement Contract, cause to be delivered to the trustee or to the custodian the note endorsed to the order of the trustee;

   o with respect to Home Equity Loans and secured Home Improvement Contracts, the mortgage with evidence of recording indicated on it. If any mortgage is not returned from the public recording office, in which case the depositor will deliver or cause to be delivered a copy of the mortgage certified by the related Unaffiliated Seller that it is a true and complete copy of the original of the mortgage submitted for recording; and

   o with respect to Home Equity Loans and secured Home Improvement Contracts, an assignment in recordable form of the mortgage to the trustee.

   The related prospectus supplement may specify that the depositor or another party will be required to promptly cause the assignment of each related Home Equity Loan and secured Home Improvement Contract to be recorded in the appropriate public office for real property records. However, recording of assignments will not be required in states where, in the opinion of counsel acceptable to the trustee, recording is not required to protect the trustee's interest in the Home Equity Loan and Home Improvement Contract against the claim of any subsequent transferee or any successor to or creditor of the depositor or the originator of a Home Equity Loan or Home Improvement Contract.

   With respect to unsecured Home Improvement Contracts, the depositor will cause to be transferred physical possession of the Home Improvement Contracts to the trustee or a designated custodian or, if applicable, the Unaffiliated Seller may retain possession of the Home Improvement Contracts as custodian for the trustee. In addition, the depositor will be required to make or cause to be made, an appropriate filing of a UCC-1 financing statement in the appropriate jurisdictions to give notice of the trustee's ownership of or security interest in the Home Improvement Contracts. The related prospectus supplement may specify that the Home Improvement Contracts will not be stamped or otherwise marked to reflect their assignment from the Unaffiliated Seller or the depositor, as the case may be, to the trustee. Therefore, if through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of an assignment, the trustee's interest in the contracts could be defeated.

   Cooperative Loans. The depositor will, as to each Cooperative Loan, deliver or cause to be delivered to the trustee or to the custodian:

   o  the related cooperative note;

   o  the original security agreement;

   o  the proprietary lease or occupancy agreement;

   o  the related stock certificate and related stock powers endorsed in blank;
      and

   o a copy of the original filed financing statement together with an assignment of the financing statement to the trustee in a form sufficient for filing.

The depositor or another party will cause the assignment and financing statement of each related Cooperative Loan to be filed in the appropriate public office. However, a filing is not required in states where in the opinion of counsel acceptable to the trustee, filing is not required to protect the trustee's interest in the Cooperative Loan against the claim of any subsequent transferee or any successor to or creditor of the depositor or the originator of the Cooperative Loan.

   Manufactured Housing Contracts. The related prospectus supplement may specify that the depositor will be required, as to each Manufactured Housing Contract, to deliver or cause to be delivered to the trustee or to the custodian:

   o the original Manufactured Housing Contract endorsed to the order of the trustee; and

   o if applicable, copies of documents and instruments related to each Manufactured Housing Contract and the security interest in the manufactured home securing each Manufactured Housing Contract.

   The related prospectus supplement may specify that in order to give notice of the right, title and interest of the holders of securities in the Manufactured Housing Contracts, the depositor will be required to cause to be executed and delivered to the trustee a UCC-1 financing statement identifying the trustee as the secured party and identifying all Manufactured Housing Contracts as collateral of the trust fund.

   Agency Securities. Agency securities will be registered in the name of the trustee or its nominee on the books of the issuer or guarantor or its agent or, in the case of agency securities issued only in book-entry form, through the Federal Reserve System. Registration must be done in accordance with the procedures established by the issuer or guarantor for registration of the securities with a member of the Federal Reserve System. Distributions on the agency securities to which the trust fund is entitled will be made directly to the trustee.

   Review of Residential Loans. The trustee or the custodian will review the residential loan documents after receipt, and the trustee or custodian will hold the documents in trust for the benefit of the holders of securities. Generally, if any document is found to be missing or defective in any material respect, the trustee or custodian will immediately notify the master servicer and the depositor. The master servicer will then immediately notify the applicable Unaffiliated Seller. If the Unaffiliated Seller cannot cure the omission or defect, the Unaffiliated Seller will be obligated to repurchase the related residential loan from the trustee at the purchase price specified under "Residential Loans--Representations by Unaffiliated Sellers; Repurchases," or, in certain cases, substitute for the residential loan.

   We cannot assure you that an Unaffiliated Seller will fulfill this repurchase or substitution obligation. Although the master servicer or trustee is obligated to enforce this obligation to the extent described above under "Residential Loans--Representations by Unaffiliated Sellers; Repurchases" neither the master servicer nor the depositor will be obligated to repurchase or substitute for the residential loan if the Unaffiliated Seller defaults on its obligation. Generally, this repurchase or substitution obligation, if applicable, will constitute the sole remedy available to the holders of securities or the trustee for omission of, or a material defect in, a constituent document.

   The trustee will be authorized to appoint a custodian pursuant to a custodial agreement to maintain possession of and review the documents relating to the residential loans as agent of the trustee.

Deposits to the Trust Account

   The master servicer or the trustee shall, as to each trust fund, establish and maintain or cause to be established and maintained a separate Trust Account or Trust Accounts for the collection of payments on the related assets of the trust fund. The Trust Account(s) must be maintained with a federal or state chartered depository institution, and in a manner, satisfactory to each rating agency rating the securities of the related series at the time any amounts are held on deposit in the Trust Account.

   The collateral eligible to secure amounts in the Trust Account is limited to United States government securities and other high quality investments. A Trust Account may be maintained as an interest bearing or non-interest bearing account. Alternatively, the funds held in the Trust Account may be invested pending the distribution on each succeeding distribution date in United States government securities and other high quality investments. The prospectus supplement will identify the party entitled to the interest or other income earned on funds in the Trust Account. In respect of any series of securities having distribution dates occurring less frequently than monthly, the master servicer may obtain from an entity named in the related prospectus supplement a guaranteed investment contract to assure a specified rate of return on funds held in the Trust Account. If permitted by each rating agency rating the securities of the series, a Trust Account may contain funds relating to more than one series of securities.

Pre-Funding Account

   The master servicer or the trustee may establish and maintain a pre-funding account, in the name of the related trustee on behalf of the related holders of the securities, into which the depositor will deposit the pre-funded amount on the related closing date. The pre-funded amount will be used by the related trustee to purchase mortgage loans from the depositor from time to time during the funding period. The funding period, if any, for a trust fund will begin on the related closing date and will end on the date specified in the related prospectus supplement, which in no event will be later than the date that is one year after the closing date and the portion of the proceeds for the related series that is to be used for the purchase of additional mortgage loans will not be in excess of 50% of the total proceeds from the offering of the related series. Any amounts remaining in the pre-funding account at the end of the funding period will be distributed to the related holders of securities in the manner and priority specified in the related prospectus supplement, as a prepayment of principal of the related securities.

Payments on Residential Loans

  The prospectus supplement may specify that the master servicer will be required to deposit or cause to be deposited in a Trust Account for each trust fund including residential loans or, in the case of advances on or before the applicable distribution date, the following payments and collections received or made by or on behalf of the master servicer subsequent to the Cut-Off Date. These payments will not include payments due on or before the Cut-Off Date and exclusive of any amounts representing a Retained Interest:

   (1) all payments on account of principal, including principal prepayments, on the residential loans;

   (2) all payments on account of interest on the residential loans, exclusive of any portion representing interest in excess of the Net Interest Rate, unless the excess amount is required to be deposited pursuant to the related agreement, and, if provided in the related prospectus supplement, prepayment penalties;

   (3) all proceeds of

         o any Primary Hazard Insurance Policies and any special hazard insurance policy, to the extent the proceeds are not applied to the restoration of the property or released to the borrower in accordance with the master servicer's normal servicing procedures, and

         o any Primary Credit Insurance Policy, any FHA Insurance, VA Guarantee, any Bankruptcy Bond and any Pool Insurance Policy, other than proceeds that represent reimbursement of the master servicer's costs and expenses incurred in connection with presenting claims under the related insurance policies;

   (4) all other cash amounts received, by foreclosure, eminent domain, condemnation or otherwise, in connection with the liquidation of defaulted residential loans. These amounts will also include the net proceeds on a monthly basis with respect to any properties acquired for the benefit of holders of securities by deed in lieu of foreclosure or repossession;

   (5) any advances made as described under "--Advances" in this prospectus;

   (6) all amounts required to be transferred to the Trust Account from a Reserve Fund, if any, as described below under "--Subordination" in this prospectus;

   (7) all proceeds of any residential loan or underlying mortgaged property purchased by any Unaffiliated Seller as described under "Residential Loans--Representations by Unaffiliated Sellers; Repurchases," exclusive of any Retained Interest applicable to the loan;

   (8) all proceeds of any residential loan repurchased as described under "--Termination" in this prospectus;

   (9) any payments required to be deposited in the Trust Account with respect to any deductible clause in any blanket insurance policy described under "Description of Primary Insurance Coverage--Primary Hazard Insurance Policies" in this prospectus;

   (10) any amount required to be deposited by the trustee or the master servicer in connection with losses realized on investments of funds held in the Trust Account;

   (11) any amounts required to be transferred to the Trust Account pursuant to any guaranteed investment contract; and

   (12) any distributions received on any mortgage securities included in the related trust fund.

Payments on Agency Securities

   The agency securities included in a trust fund will be registered in the name of the trustee or its nominee through the Federal Reserve system so that all distributions on the agency securities will be made directly to the trustee. The trustee will deposit or cause to be deposited into the Trust Account as and when received, unless otherwise provided in the related trust agreement, all distributions received by the trustee with respect to the related agency securities. The trustee will not be required to deposit payments due on or before the Cut-Off Date and any trust administration fee and amounts representing the Retained Interest, if any.

Distributions

   Distributions of principal and interest on the securities of each series will be made by or on behalf of the trustee or the master servicer on the distribution dates and at the intervals specified in the related prospectus supplement. These intervals may be monthly, quarterly, semi-annual or as specified in the related prospectus supplement. The trustee will make these distributions to the persons in whose names the securities are registered at the close of business on the record date specified in the related prospectus supplement. The amount of each distribution will be determined as of the close of business on each determination date specified in the related prospectus supplement.

   Distributions will be made either:

   o by wire transfer in immediately available funds to the account of a holder of securities at a bank or other entity having appropriate facilities for the transfer, if the holder of securities has so notified the trustee or the master servicer and holds securities in any requisite amount specified in the related prospectus supplement, or

   o by check mailed to the address of the person entitled to the check as it appears on the Security Register.

However, the final distribution in retirement of the securities will be made only if presentation and surrender of the securities has occurred at the office or agency of the Security Registrar specified in the notice to holders of securities of the final distribution. The related prospectus supplement may specify that distributions made to the holders of securities will be made on a pro rata basis among the holders of securities of record on the related record date, other than in respect of the final distribution, based on the aggregate percentage interest represented by their respective securities.

   Final Distribution Date. If specified in the prospectus supplement for any series consisting of classes having sequential priorities for distributions of principal, the final distribution date for each class of securities is the latest distribution date on which the security principal balance is expected to be reduced to zero. The final distribution date will be based on various assumptions, including the assumption that no prepayments or defaults occur with respect to the related assets of the trust fund. Since the rate of distribution of principal of any class of securities will depend on, among other things, the rate of payment, including prepayments, of the principal of the assets of the trust fund, the actual last distribution date for any class of securities could occur significantly earlier than its final distribution date.

   The rate of payments on the assets of the trust fund for any series of securities will depend on their particular characteristics, as well as on the prevailing level of interest rates from time to time and other economic factors. We cannot assure the actual prepayment experience of the assets of the trust fund. See "Maturity and Prepayment Considerations" in this prospectus. In addition, substantial losses on the assets of the trust fund in a given period, even though within the limits of the protection afforded by the instruments described under "Description of Credit Support," in this prospectus or by the subordinate securities in the case of a senior/subordinate series, may cause the actual last distribution date of certain classes of securities to occur after their final distribution date.

   Special Distributions. With respect to any series of securities with distribution dates occurring at intervals less frequently than monthly, the securities may be subject to special distributions under the circumstances and in the manner described below if and to the extent provided in the related prospectus supplement. If applicable, the master servicer may be required to make or cause to be made special distributions allocable to principal and interest on securities of a series out of, and to the extent of, the amount available for the distributions in the related Trust Account. The related prospectus supplement will specify the date the special distribution is to be made. Special distributions may be made if, as a result of

   o  substantial payments of principal on the assets of the trust fund,

   o low rates then available for reinvestment of payments on assets of the trust fund,

   o  substantial Realized Losses or

   o  some combination of the foregoing, and

   o  based on the assumptions specified in the related agreement,

it is determined that the amount anticipated to be on deposit in the Trust Account on the next distribution date, together with the amount available to be withdrawn from any related Reserve Fund, may be insufficient to make required distributions on the securities of the related series on the distribution date or the intervening date as may be provided in the related prospectus supplement.

   The amount of any special distribution that is allocable to principal will not exceed the amount that would otherwise be distributed as principal on the next distribution date from amounts then on deposit in the Trust Account. All special distributions will include interest at the applicable interest rate on the amount of the special distribution allocable to principal to the date specified in the related prospectus supplement.

   All special distributions of principal will be made in the same priority and manner as distributions in respect of principal on the securities on a distribution date. Special distributions of principal with respect to securities of the same class will be made on a pro rata basis. Notice of any special distributions will be given by the master servicer or trustee prior to the special distribution date.

Principal and Interest on the Securities

   Each class of securities, other than certain classes of interest-only securities, may have a different security interest rate, which may be a fixed, variable or adjustable security interest rate. The related prospectus supplement will specify the security interest rate for each class, or in the case of a variable or adjustable security interest rate, the method for determining the security interest rate. The related prospectus supplement will specify the basis on which interest on the securities will be calculated.

   Some classes of securities will not be entitled to interest payments.

   With respect to each distribution date, the accrued interest with respect to each security other than an interest-only security, will be equal to interest on the outstanding security principal balance immediately prior to the distribution date, at the applicable security interest rate, for a period of time corresponding to the intervals between the distribution dates for the related series. As to each interest-only security, the interest with respect to any distribution date will equal the amount described in the related prospectus supplement for the related period.

   The related prospectus supplement may specify that the Accrued Security Interest on each security of a series will be reduced, if shortfalls in collections of interest occur resulting from prepayments of residential loans that are not covered by payments by the master servicer out of its servicing fees or by application of prepayment penalties. This shortfall will be allocated among all of the securities of that series in proportion to the respective amounts of Accrued Security Interest that would have been payable on the securities absent the reductions and absent any delinquencies or losses. The related prospectus supplement may specify that neither the trustee, the master servicer nor the depositor will be obligated to fund shortfalls in interest collections resulting from prepayments. See "Yield Considerations" and "Maturity and Prepayment Considerations" in this prospectus.

   Distributions of Accrued Security Interest that would otherwise be payable on any class of Accrual Securities of a series will be added to the security principal balance of the Accrual Securities on each distribution date until the time specified in the related prospectus supplement on and after which payments of interest on the Accrual Securities will be made. See "--Distributions--Final Distribution Date" in this prospectus.

   Some securities will have a security principal balance that, at any time, will equal the maximum amount that the holder will be entitled to receive in respect of principal out of the future cash flow on the assets of the trust fund and other assets included in the related trust fund. With respect to each of those securities, distributions generally will be applied to accrued and currently payable interest, and then to principal. The outstanding security principal balance of a security will be reduced to the extent of distributions in respect of principal, and in the case of securities evidencing interests in a trust fund that includes residential loans, by the amount of any Realized Losses allocated to the securities.

   Some securities will not have a security principal balance and will not be entitled to principal payments. The initial aggregate security principal balance of a series and each class of the related series will be specified in the related prospectus supplement. The initial aggregate security principal balance of all classes of securities of a series may be based on the aggregate principal balance of the assets in the related trust fund. Alternatively, the initial security principal balance for a series of securities may equal the initial aggregate Cash Flow Value of the related assets of the trust fund as of the applicable Cut-Off Date.

   The aggregate of the initial Cash Flow Values of the assets of the trust fund included in the trust fund for a series of securities will be at least equal to the aggregate security principal balance of the securities of that series at the date of initial issuance of that series.

   With respect to any series as to which the initial security principal balance is calculated on the basis of Cash Flow Values of the assets of the trust fund, the amount of principal distributed for the series on each distribution date will be calculated in the manner set forth in the related prospectus supplement, which may be on the basis of:

   o the decline in the aggregate Cash Flow Values of the assets of the trust fund during the related Due Period, calculated in the manner prescribed in the related agreement; minus

   o with respect to any Realized Loss incurred during the related Due Period and not covered by any of the instruments described under "Description of Credit Support" in this prospectus, the portion of the Cash Flow Value of the assets of the trust fund corresponding to the Realized Loss.

   Generally, distributions in respect of principal will be made on each distribution date to the class or classes of security entitled to distributions of principal until the security principal balance of the class has been reduced to zero. In the case of two or more classes of securities in a series, the timing, sequential order and amount of distributions, including distributions among multiple classes of senior securities or subordinate securities, in respect of principal on each class will be as provided in the related prospectus supplement. Distributions in respect of principal of any class of securities will be made on a pro rata basis among all of the securities of the class.

Available Distribution Amount

  As more specifically set forth in the related prospectus supplement, all distributions on the securities of each series on each distribution date will generally be made from the "Available Distribution Amount" which consists of the following amounts:

   (1) the total amount of all cash on deposit in the related Trust Account as of a determination date specified in the related prospectus supplement, exclusive of certain amounts payable on future distribution dates and certain amounts payable to the master servicer, any applicable sub-servicer, the trustee or another person as expenses of the trust fund;

   (2) any principal and/or interest advances made with respect to the distribution date, if applicable;

   (3) any principal and/or interest payments made by the master servicer out of its servicing fee in respect of interest shortfalls resulting from principal prepayments, if applicable; and

   (4) all net income received in connection with the operation of any residential property acquired on behalf of the holders of securities through deed in lieu of foreclosure or repossession, if applicable.

   On each distribution date for a series of securities, the trustee or the master servicer will be required to withdraw or cause to be withdrawn from the Trust Account the entire Available Distribution Amount. The trustee or master servicer will then be required to distribute the withdrawn amount or cause the withdrawn amount to be distributed to the related holders of securities in the manner set forth in this prospectus and in the related prospectus supplement.

Subordination

   A senior/subordinate series will consist of one or more classes of securities senior in right of payment to one or more classes of subordinate securities, as specified in the related prospectus supplement. Subordination of the subordinate securities of any series will be effected by either of the two following methods, or by any other alternative method as may be described in the related prospectus supplement.

   Shifting Interest Subordination. With respect to any series of securities as to which credit support is provided by shifting interest subordination, the rights of the holders of certain classes of subordinate securities to receive distributions with respect to the residential loans will be subordinate to the rights of the holders of certain classes of senior securities. With respect to any defaulted residential loan that is finally liquidated, the amount of any Realized Loss will generally equal the portion of the unpaid principal balance remaining after application of all principal amounts recovered, net of amounts reimbursable to the master servicer for related expenses. With respect to certain residential loans the principal balances of which have been reduced in connection with bankruptcy proceedings, the amount of the reduction will be treated as a Realized Loss.

   All Realized Losses will be allocated first to the most subordinate securities of the related series as described in the related prospectus supplement, until the security principal balance of the most subordinate securities has been reduced to zero. Any additional Realized Losses will then be allocated to the more senior securities or, if the series includes more than one class of more senior securities, either on a pro rata basis among all of the more senior securities in proportion to their respective outstanding security principal balances, or as provided in the related prospectus supplement. With respect to certain Realized Losses resulting from physical damage to residential properties which are generally of the same type as are covered under a special hazard insurance policy, the amount that may be allocated to the subordinate securities of the related series may be limited to an amount specified in the related prospectus supplement. See "Description of Credit Support--Special Hazard Insurance Policies" in this prospectus. If so, any Realized Losses which are not allocated to the subordinate classes may be allocated among all outstanding classes of securities of the related series, either on a pro rata basis in proportion to their outstanding security principal balances, regardless of whether any subordinate securities remain outstanding, or as provided in the related prospectus supplement.

   As set forth above, the rights of holders of the various classes of securities of any series to receive distributions of principal and interest is determined by the aggregate security principal balance of each class. The security principal balance of any security will be reduced by all amounts previously distributed on the security in respect of principal, and, if so provided in the related prospectus supplement, by any Realized Losses allocated to the security. However, to the extent so provided in the related prospectus supplement, holders of senior securities may be entitled to receive a disproportionately larger amount of prepayments received in certain circumstances. This will have the effect, in the absence of offsetting losses, of accelerating the amortization of the senior securities and increasing the respective percentage interest evidenced by the subordinate securities in the related trust fund, with a corresponding decrease in the percentage interest evidenced by the senior securities, as well as preserving the availability of the subordination provided by the subordinate securities. In addition, the Realized Losses will be first allocated to subordinate securities by reduction of their security principal balance, which will have the effect of increasing the respective ownership interest evidenced by the senior securities in the related trust fund. If there were no Realized Losses or prepayments of principal on any of the residential loans, the respective rights of the holders of securities of any series to future distributions would not change.

   Cash Flow Subordination. With respect to any series of securities as to which credit support is provided by cash flow subordination, if losses on the residential loans occur not in excess of the Available Subordination Amount, the rights of the holders of subordinate securities to receive distributions of principal and interest with respect to the residential loans will be subordinate to the rights of the holders of senior securities.

   The protection afforded to the holders of senior securities from the subordination provisions may be effected both by the preferential right of the holders of senior securities to receive current distributions from the trust fund, subject to the limitations described in this prospectus, and by the establishment and maintenance of any Reserve Fund. The Reserve Fund may be funded by an initial cash deposit on the date of the initial issuance of the related series of securities and by deposits of amounts otherwise due on the subordinate securities to the extent set forth in the related prospectus supplement.

   Amounts in the Reserve Fund, if any, other than earnings on the Reserve Funds, will be withdrawn for distribution to holders of senior securities as may be necessary to make full distributions to those holders on a particular distribution date, as described above. If on any distribution date, after giving effect to the distributions to the holders of senior securities on this date, the amount of the Reserve Fund exceeds the amount required to be held in the Reserve Fund, the excess will be withdrawn and distributed in the manner specified in the related prospectus supplement.

   If any Reserve Fund is depleted before the Available Subordination Amount is reduced to zero, the holders of senior securities will nevertheless have a preferential right to receive current distributions from the trust fund to the extent of the then Available Subordination Amount. However, under these circumstances, if current distributions are insufficient, the holders of senior securities could suffer shortfalls of amounts due to them. The holders of senior securities will bear their proportionate share of any losses realized on the trust fund in excess of the Available Subordination Amount.

   Amounts remaining in any Reserve Fund after the Available Subordination Amount is reduced to zero will no longer be subject to any claims or rights of the holders of senior securities of the series.

   Funds in any Reserve Fund may be invested in United States government securities and other high quality investments. The earnings or losses on those investments will be applied in the manner described in the related prospectus supplement.

   The time necessary for any Reserve Fund to reach the required Reserve Fund balance will be affected by the prepayment, foreclosure, and delinquency experience of the residential loans and therefore cannot accurately be predicted.

   Subordination and Cash Flow Values. The security principal balances of the various classes of securities comprising a senior/subordinate series may be based on the Cash Flow Value of the residential loans. If the percentage allocated to the senior securities of the decline in the Cash Flow Value of the residential loans during the related Deposit Period exceeds the remaining amount of collections and advances in respect of the residential loans after paying interest on the senior securities, the holders of the senior securities may not receive all amounts to which they are entitled. In addition, this may result in a loss being borne by the holders of the subordinate securities.

   Because the Cash Flow Value of a residential loan will never exceed the outstanding principal balance of the residential loan, prepayments in full and liquidations of the residential loans may result in proceeds attributable to principal in excess of the corresponding Cash Flow Value decline. Any excess will be applied to offset losses realized during the related Deposit Period, such as those described in the immediately preceding paragraph, in respect of other liquidated residential loans without affecting the remaining subordination. This excess may also be deposited in a Reserve Fund for future distributions.

Advances

   The related prospectus supplement, with respect to any series of securities evidencing interests in a trust fund that includes residential loans may specify that the master servicer will be obligated to advance on or before each distribution date, from its own funds, or from amounts held for future distribution in the Trust Account that are not included in the Available Distribution Amount for the distribution date. The amount of the advance will be equal to the aggregate of payments of principal and/or interest, adjusted to the applicable Net Interest Rate, on the residential loans that were due during the related Due Period and that were delinquent, and not advanced by any sub-servicer, on the applicable determination date. Any amounts held for future distribution and so used will be replaced by the master servicer on or before any future distribution date to the extent that funds in the Trust Account on the distribution date will be less than payments to holders of securities required to be made on the distribution date.

   The related prospectus supplement may specify that the obligation of the master servicer to make advances may be subject to the good faith determination of the master servicer that the advances will be reimbursable from related late collections, Insurance Proceeds or Liquidation Proceeds. See "Description of Credit Support" in this prospectus. As specified in the related prospectus supplement with respect to any series of securities as to which the trust fund includes mortgage securities, the master servicer's advancing obligations, if any, will be pursuant to the terms of the mortgage securities.

   Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of securities, rather than to guarantee or insure against losses. The related prospectus supplement may specify that advances will be reimbursable to the master servicer, with interest, out of related recoveries on the residential loans respecting which amounts were advanced, or, to the extent that the master servicer determines that any advance previously made will not be ultimately recoverable from Insurance Proceeds or Liquidation Proceeds, a nonrecoverable advance, from any cash available in the Trust Account. The related prospectus supplement may specify that the obligations of the master servicer to make advances may be secured by a cash advance reserve fund or a surety bond. Information regarding the characteristics of, and the identity of any borrower of, any surety bond, will be set forth in the related prospectus supplement.

Statements to Holders of Securities

   On each distribution date, the master servicer or the trustee will forward or cause to be forwarded to each holder of securities of the related series and to the depositor a statement including the information specified in the related prospectus supplement. This information may include the following:

   (1) the amount of the distribution, if any, allocable to principal, separately identifying the aggregate amount of principal prepayments and, if applicable, related prepayment penalties received during the related Prepayment Period;

   (2) the amount of the distribution, if any, allocable to interest;

   (3) the amount of administration and servicing compensation received by or on behalf of the trustee, master servicer and any sub-servicer with respect to the distribution date and other customary information as the master servicer or the trustee deems necessary or desirable to enable holders of securities to prepare their tax returns or which a holder of securities reasonably requests for this purpose;

   (4) if applicable, the aggregate amount of any advances included in this distribution and the aggregate amount of any unreimbursed advances as of the close of business on the distribution date;

   (5) the security principal balance of a minimum denomination security, and the aggregate security principal balance of all of the securities of that series, after giving effect to the amounts distributed on the distribution date;

   (6) the number and aggregate principal balance of any residential loans in the related trust fund (a) delinquent one month, (b) delinquent two or more months and (c) as to which repossession or foreclosure proceedings have been commenced;

   (7) with respect to any residential property acquired through foreclosure, deed in lieu of foreclosure or repossession during the preceding calendar month, the loan number and principal balance of the related residential loan as of the close of business on the distribution date in the month and the date of acquisition;

   (8) the book value of any residential property acquired through foreclosure, deed in lieu of foreclosure or repossession as of the close of business on the last business day of the calendar month preceding the distribution date;

   (9) the aggregate unpaid principal balance of the mortgage loans at the close of business on the related distribution date;

   (10) in the case of securities with a variable security interest rate, the security interest rate applicable to the distribution date, as calculated in accordance with the method specified in the prospectus supplement relating to the related series;

   (11) in the case of securities with an adjustable security interest rate, for statements to be distributed in any month in which an adjustment date occurs, the adjusted security interest rate applicable to the next succeeding distribution date;

   (12) as to any series including one or more classes of Accrual Securities, the interest accrued on each class with respect to the related distribution date and added to the security principal balance;

   (13) the amount remaining in the Reserve Fund, if any, as of the close of business on the distribution date, after giving effect to distributions made on the related distribution date;

   (14) as to any senior/subordinate series, information as to the remaining amount of protection against losses afforded to the holders of senior securities by the subordination provisions and information regarding any shortfalls in payments to the holder of senior securities which remain outstanding; and

   (15) with respect to any series of securities as to which the trust fund includes mortgage securities, certain additional information as required under the related pooling and servicing agreement or trust agreement, as applicable.

   Information furnished pursuant to clauses (1), (2) and (3) above may be expressed as a dollar amount per minimum denomination security.

   Within a reasonable period of time after the end of each calendar year, the master servicer or the trustee will furnish or cause to be furnished a report to every person who was a holder of record of a security at any time during the calendar year. This report will set forth the aggregate of amounts reported pursuant to clauses (1), (2) and (3) of the immediately preceding paragraph for the related calendar year or if the person was a holder of record during a portion of the calendar year, for the applicable portion of that year.

   The related prospectus supplement may provide that additional information with respect to a series of securities will be included in these statements. In addition, the master servicer or the trustee will file with the IRS and furnish to holders of securities the statements or information as may be required by the Code or applicable procedures of the IRS.

Book-Entry Registration of Securities

   If not issued in fully registered form, each class of securities will be registered as book-entry securities. Persons acquiring beneficial ownership interests in the securities will hold their securities through The Depository Trust Company in the United States, or if provided in the related prospectus supplement, Clearstream Banking, societe anonyme or Euroclear Bank, S.A./N/V., as operator of the

Euroclear System in Europe, or indirectly through organizations that are Participants in these systems. The Depository Trust Company is referred to as "DTC." Clearstream Banking, societe anonyme is referred to as "Clearstream." The Euroclear System is referred to as "Euroclear."

   The book-entry securities will be issued in one or more certificates which equal the aggregate principal balance of the securities and will initially be registered in the name of Cede & Co., the nominee of DTC or one of the relevant depositories. If the aggregate principal amount of any book-entry security exceeds $500 million, one certificate will be issued with respect to each $500 million of principal amount and an additional certificate will be issued with respect to any remaining principal amount. Clearstream and Euroclear will hold omnibus positions on behalf of their Participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries which in turn will hold these positions in customers' securities accounts in the depositaries' names on the books of DTC. Except as described below, no Security Owner will be entitled to receive a Definitive Security. Unless and until Definitive Securities are issued, we anticipate that the only "holders" of the securities will be Cede & Co., as nominee of DTC or one of the relevant depositories. Security Owners are only permitted to exercise their rights indirectly through the Participants and DTC.

   DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds securities that its Participants deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is owned by a number of its Participants and Members of the National Securities Clearing Corporation, Government Securities Clearing Corporation, MBS Clearing Corporation, and Emerging Markets Clearing Corporation, as well as by the New York Stock Exchange, Inc., the American Stock Exchange LLC, and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly. The Rules applicable to DTC and its Participants and indirect participants are on file with the Securities and Exchange Commission.

   Purchases of book-entry securities under the DTC system must be made by or through Participants, which will receive a credit for the book-entry securities on DTC's records. The ownership interest of each Security Owner is in turn to be recorded on the Participant's or Securities Intermediary's records. The Securities Intermediary's ownership of the book-entry security will be recorded on the records of DTC or of a participating firm that acts as agent for the Securities Intermediary, whose interest will in turn be recorded on the records of DTC, if the Security Owner's Securities Intermediary is not a Participant (and on the records of Clearstream or Euroclear, as appropriate). Security Owners will not receive written confirmation from DTC of their purchase, but Security Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Participant or indirect participant through which the Security Owner entered into the transaction. Transfers of ownership interests in the book-entry securities are to be accomplished by entries made on the books of Participants and indirect participants acting on behalf of Security Owners. Security Owners will not receive certificates representing their ownership interests in the book-entry securities, except in the event that use of the book-entry system for the book-entry securities is discontinued.

   To facilitate subsequent transfers, all book-entry securities deposited by Participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co. or such other name as may be requested by an authorized representative of DTC. The deposit of book-entry securities with DTC and their registration in the name of Cede & Co. or such other nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual Security Owners of the book-entry securities; DTC's records reflect only the identity of the Participants to whose accounts such book-entry securities are credited, which may or may not be the Security Owners. The Participants and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

   Conveyance of notices and other communications by DTC to Participants, by Participants to indirect participants, and by Participants and indirect participants to Security Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

   Neither DTC nor Cede & Co. (nor such other DTC nominee) will consent or vote with respect to the book-entry securities. Under its usual procedures, DTC mails an omnibus proxy to the issuer as soon as possible after the record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those Participants to whose accounts the book-entry securities are credited on the record date (identified in a listing attached to the omnibus proxy).

   Distributions on the book-entry securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC's practice is to credit Participants' accounts, upon DTC's receipt of funds and corresponding detail information from the issuer or agent on the payable date in accordance with their respective holdings shown on DTC's records. Payments by Participants to Security Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such Participant and not of DTC, agent, or issuer, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of distributions to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of issuer or agent, disbursement of such payments to Participants shall be the responsibility of DTC, and disbursement of such payments to the Security Owners shall be the responsibility of Participants and indirect participants.

   Because of time zone differences, it is possible that credits of securities received in Clearstream or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. The credits or any transactions in the securities settled during this processing will be reported to the relevant Euroclear or Clearstream Participants on that business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but, due to different time zones, may be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

   Transfers between Participants will occur in accordance with the rules creating and affecting DTC and its operations. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

   Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant depositary, each of which is a participating member of DTC. However, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving distribution in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the relevant depositories for Clearstream or Euroclear.

   Clearstream holds securities for its Participant organizations and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thus eliminating the need for physical movement of securities. Transactions may be settled through Clearstream in many currencies, including United States dollars. Clearstream provides to its Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

   Euroclear was created to hold securities for its Participants and to clear and settle transactions between its Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. The Euroclear System is owned by Euroclear plc and operated through a license agreement by Euroclear Bank S.A./N.V., a bank incorporated under the laws of the Kingdom of Belgium (the "Euroclear Operator"). The Euroclear Operator holds securities and book-entry interests in securities for participating organizations and facilitates the clearance and settlement of securities transactions between Euroclear Participants, and between Euroclear Participants and Participants of certain other securities intermediaries through electronic book-entry changes in accounts of such Participants or other securities intermediaries. Non-Participants of Euroclear may hold and transfer book-entry interests in the offered certificates through accounts with a direct Participant of Euroclear or any other securities intermediary that holds a book-entry interest in the offered certificates through one or more securities intermediaries standing between such other securities intermediary and the Euroclear Operator. Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

   Under a book-entry format, beneficial owners of the book-entry securities may experience some delay in their receipt of payments, since the trustee will forward payments to Cede & Co. Distributions with respect to securities held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the relevant depositary. These distributions will be subject to tax reporting in accordance with the relevant United States tax laws and regulations. See "Federal Income Tax Consequences" in this prospectus. Because DTC can only act on behalf of Securities Intermediaries, the ability of a beneficial owner to pledge book-entry securities to persons or entities that do not participate in the depository system, or otherwise take actions in respect of the book-entry securities, may by limited due to the lack of physical certificates for the book-entry securities. In addition, issuance of the book-entry securities in book-entry form may reduce the liquidity of the securities in the secondary market since certain potential investors may be unwilling to purchase securities for which they cannot obtain physical certificates.

   The related prospectus supplement may specify that Cede & Co. will provide monthly and annual reports on the trust fund as nominee of DTC. Cede & Co. may make these reports available to beneficial owners if requested, in accordance with the rules, regulations and procedures creating and affecting the depository, and to the Securities Intermediaries to whose DTC accounts the book-entry securities of the beneficial owners are credited.

   We understand that, unless and until Definitive Securities are issued, DTC will take any action permitted to be taken by the holders of the book-entry securities under the terms of the securities only at the direction of one or more Securities Intermediaries to whose DTC accounts the book-entry securities are credited, to the extent that these actions are taken on behalf of Securities Intermediaries whose holdings include these book-entry securities. Clearstream or Euroclear, as the case may be, will take any other action permitted to be taken by a holder of securities under the terms of the securities on behalf of a Clearstream Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the relevant depositary to effect the actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some securities which conflict with actions taken with respect to other securities.

   Definitive Securities will be delivered to beneficial owners of securities (or their nominees) only if:

   (1) DTC is no longer willing or able properly to discharge its responsibilities as depository with respect to the securities, and the depositor is unable to locate a qualified successor,

   (2) the depositor or trustee notifies DTC of its intent to terminate the book-entry system through DTC and, upon receipt of notice of such intent from DTC, the Participants holding beneficial interests in the securities agree to initiate such termination, or

   (3) after the occurrence of an event of default under the pooling and servicing agreement, Security Owners representing a majority in principal amount of the securities of any class then outstanding advise DTC through a Participant of DTC in writing that the continuation of a book-entry system through DTC or a successor thereto is no longer in the best interest of the Security Owners.

   If any of the events described in the immediately preceding paragraph occur, the trustee will notify all beneficial owners of the occurrence of the event and the availability through DTC of Definitive Securities. If the global certificate or certificates representing the book-entry securities and instructions for reregistration are surrendered by DTC, the trustee will issue Definitive Securities. The trustee will then recognize the holders of the Definitive Securities as holders of securities under the applicable agreement.

   Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among Participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform the procedures and may discontinue the procedures at any time.

   None of the master servicer, the depositor or the trustee will have any responsibility for any aspect of the records relating, to or payments made on account of beneficial ownership interests of the book-entry securities held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests. We cannot assure you that Cede & Co., DTC or any Securities Intermediary will provide information to you or act in accordance with their respective rules, regulations, and procedures.

Collection and Other Servicing Procedures

   Residential Loans. The master servicer, directly or through sub-servicers, will be required to:

   o make reasonable efforts to collect all required payments under the residential loans and

   o follow or cause to be followed the collection procedures as it would follow with respect to the servicing of residential loans that are comparable to the residential loans and held for its own account. However, these procedures must be consistent with any insurance policy, bond or other instrument described under "Description of Primary Insurance Coverage" or "Description of Credit Support" in this prospectus.

With respect to any series of securities as to which the trust fund includes mortgage securities, the master servicer's servicing and administration obligations, if any, will be pursuant to the terms of these mortgage securities.

   In any case in which a residential property has been, or is about to be, conveyed, or in the case of a multifamily residential property, encumbered, by the borrower, the master servicer will, to the extent it has knowledge of the conveyance, encumbrance, or proposed conveyance or encumbrance, exercise or cause to be exercised its rights to accelerate the maturity of the residential loan under any applicable due-on-sale or due-on-encumbrance clause. The master servicer will accelerate the maturity only if the exercise of the rights is permitted by applicable law and will not impair or threaten to impair any recovery under any related Insurance Instrument. If these conditions are not met or if the master servicer or sub-servicer reasonably believes it is unable under applicable law to enforce the due-on-sale or due-on-encumbrance clause, the master servicer or sub-servicer will enter into or cause to be entered into an assumption and modification agreement with the person to whom the property has been conveyed, encumbered or is proposed to be conveyed or encumbered. Pursuant to the assumption and modification agreement, the person to whom the property has been conveyed becomes liable under the mortgage note, cooperative note, Home Improvement Contract or Manufactured Housing Contract. To the extent permitted by applicable law, the borrower remains liable on the mortgage note, cooperative note, Home Improvement Contract or Manufactured Housing Contract, provided that coverage under any Insurance Instrument with respect to the residential loan is not adversely affected.

   The master servicer can enter into a substitution of liability agreement with the person to whom the property is conveyed, pursuant to which the original borrower is released from liability and the person is substituted as the borrower and becomes liable under the mortgage note, cooperative note, Home Improvement Contract or Manufactured Housing Contract. In connection with any assumption, the interest rate, the amount of the monthly payment or any other term affecting the amount or timing of payment on the residential loan may not be changed. Any fee collected by or on behalf of the master servicer for entering into an assumption agreement may be retained by or on behalf of the master servicer as additional compensation for administering of the assets of the trust fund. See "Certain Legal Aspects of Residential Loans--Enforceability of Certain Provisions" and "--Prepayment Charges and Prepayments" in this prospectus. The master servicer will be required to notify the trustee and any custodian that any assumption or substitution agreement has been completed.

   Agency Securities. The trustee will be required, if it has not received a distribution with respect to any agency security by the date specified in the related prospectus supplement in accordance with the terms of its agency security, to request the issuer or guarantor, if any, of the agency security to make this payment as promptly as possible. The trustee will be legally permitted to take legal action against the issuer or guarantor as the trustee deems appropriate under the circumstances, including the prosecution of any claims in connection with the agency securities. The reasonable legal fees and expenses incurred by the trustee in connection with the prosecution of the legal action will be reimbursable to the trustee out of the proceeds of the action and will be retained by the trustee prior to the deposit of any remaining proceeds in the Trust Account pending distribution to holders of securities of the related series. If the proceeds of the legal action may be insufficient to reimburse the trustee for its legal fees and expenses, the trustee will be entitled to withdraw from the Trust Account an amount equal to the expenses incurred by it, in which event the trust fund may realize a loss up to the amount so charged.

Realization on Defaulted Residential Loans

   As servicer of the residential loans, the master servicer, on behalf of itself, the trustee and the holders of securities, will present claims to the insurer under each Insurance Instrument, to the extent specified in the related prospectus supplement. The master servicer will be required to take reasonable steps as are necessary to receive payment or to permit recovery under the Insurance Instrument with respect to defaulted residential loans. The related prospectus supplement may specify that the master servicer will not receive payment under any letter of credit included as an Insurance Instrument with respect to a defaulted residential loan unless all Liquidation Proceeds and Insurance Proceeds which it deems to be finally recoverable have been realized. However, the master servicer may be entitled to reimbursement for any unreimbursed advances and reimbursable expenses for the defaulted residential loan.

      If any property securing a defaulted residential loan is damaged and proceeds, if any, from the related Primary Hazard Insurance Policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the related Primary Credit Insurance Policy, if any, the master servicer will not be required to expend its own funds to restore the damaged property unless it determines:

   (1) that the restoration will increase the proceeds to holders of securities on liquidation of the residential loan after reimbursement of the master servicer for its expenses; and

   (2) that the expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

   If recovery on a defaulted residential loan under any related Primary Credit Insurance Policy is not available for the reasons set forth in the preceding paragraph, or for any other reason, the master servicer nevertheless will be obligated to follow or cause to be followed the normal practices and procedures as it deems necessary, and appropriate for the type of defaulted residential loan, or advisable to realize on the defaulted residential loan. If the proceeds of any liquidation of the property securing the defaulted residential loan are less than:

   o the outstanding principal balance of the defaulted residential loan (or the Cash Flow Value of the mortgage loan if the security principal balances are based on Cash Flow Values);

   o the amount of any liens senior to the defaulted residential loan plus interest accrued on the defaulted residential loan at the Net Interest Rate; plus

   o the aggregate amount of expenses incurred by the master servicer in connection with the proceedings and which are reimbursable under the related agreement the trust fund will realize a loss in the amount of this difference.

   If the master servicer recovers Insurance Proceeds which, when added to any related Liquidation Proceeds and after deduction of certain expenses reimbursable to the master servicer, exceed the outstanding principal balance of the defaulted residential loan together with accrued interest at the Net Interest Rate, the master servicer will be entitled to withdraw or cause to be withdrawn from the Trust Account amounts representing its normal administration compensation on the related residential loan. If the master servicer has expended its own funds to restore damaged property and these funds have not been reimbursed under any Insurance Instrument, it will be entitled to withdraw from the Trust Account out of related Liquidation Proceeds or Insurance Proceeds an amount equal to the expenses incurred by it, in which event the trust fund may realize a loss up to the amount charged. Because Insurance Proceeds cannot exceed deficiency claims and certain expenses incurred by the master servicer, no payment or recovery will result in a recovery to the trust fund which exceeds the principal balance of the defaulted residential loan together with accrued interest on the defaulted residential loan at the Net Interest Rate.

   In addition, when property securing a defaulted residential loan can be resold for an amount exceeding the outstanding principal balance of the related residential loan together with accrued interest and expenses, it may be expected that, if retention of any amount is legally permissible, the insurer will exercise its right under any related pool insurance policy to purchase the property and realize for itself any excess proceeds. See "Description of Primary Insurance Coverage" and "Description of Credit Support" in this prospectus.

   With respect to collateral securing a Cooperative Loan, any prospective purchaser will generally have to obtain the approval of the board of directors of the relevant cooperative housing corporation before purchasing the shares and acquiring rights under the proprietary lease or occupancy agreement securing that Cooperative Loan. See "Certain Legal Aspects of Residential Loans--Foreclosure on Cooperative Shares" in this prospectus. This approval is usually based on the purchaser's income and net worth and numerous other factors. The necessity of acquiring approval could limit the number of potential purchasers for those shares and otherwise limit the master servicer's ability to sell, and realize the value of, those shares.

Retained Interest, Administration Compensation and Payment of Expenses

   If the related prospectus supplement provides for Retained Interests, they may be established on a loan-by-loan or security-by-security basis and will be specified in the related agreement or in an exhibit to the related agreement. A Retained Interest in an asset of the trust fund represents a specified portion of the interest payable on the asset. The Retained Interest will be deducted from related payments as received and will not be part of the related trust fund. Any partial recovery of interest on a residential loan, after deduction of all applicable administration fees, may be allocated between Retained Interest, if any, and interest at the Net Interest Rate on a pro rata basis.

   The related prospectus supplement may specify that the primary administration compensation of the master servicer or the trustee with respect to a series of securities will generally come from the monthly payment to it, with respect to each interest payment on a trust fund asset. The amount of the compensation may be at a rate equal to one-twelfth of the difference between the interest rate on the asset and the sum of the Net Interest Rate and the Retained Interest Rate, if any, times the scheduled principal balance of the trust fund asset.

   With respect to a series of securities as to which the trust fund includes mortgage securities, the compensation payable to the master servicer for servicing and administering these mortgage securities on behalf of the holders of the securities may be based on a percentage per annum described in the related prospectus supplement of the outstanding balance of these mortgage securities and may be retained from distributions on the mortgage securities. Any sub-servicer may receive a portion of the master servicer's primary compensation as its sub-servicing compensation. Since any Retained Interest and the primary compensation of the master servicer or the trustee are percentages of the outstanding principal balance of each trust fund asset, these amounts will decrease as the assets of the trust fund amortize.

   As additional compensation in connection with a series of securities relating to residential loans, the master servicer or the sub-servicers may be entitled to retain all assumption fees and late payment charges and any prepayment fees collected from the borrowers and any excess recoveries realized on liquidation of a defaulted residential loan. Any interest or other income that may be earned on funds held in the Trust Account pending monthly, quarterly, semiannual or other periodic distributions, as applicable, or any sub-servicing account may be paid as additional compensation to the trustee, the master servicer or the sub-servicers, as the case may be. The prospectus supplement will further specify any allocations for these amounts.

   With respect to a series of securities relating to residential loans, the master servicer will pay from its administration compensation its regular expenses incurred in connection with its servicing of the residential loans, other than expenses relating to foreclosures and disposition of property acquired in foreclosure.

   We anticipate that the administration compensation will in all cases exceed these expenses. The master servicer is entitled to reimbursement for certain expenses incurred by it in connection with the liquidation of defaulted residential loans. The reimbursement includes under certain circumstances reimbursement of expenditures incurred by it in connection with the restoration of residential properties, this right of reimbursement being prior to the rights of holders of securities to receive any related Liquidation Proceeds. The master servicer may also be entitled to reimbursement from the Trust Account for advances, if applicable. With respect to a series of securities relating to agency securities, the trustee will be required to pay all of its anticipated recurring expenses.

Evidence as to Compliance

   The related prospectus supplement will identify each party that will be required to deliver annually to the trustee, master servicer or us, as applicable, on or before the date specified in the applicable pooling and servicing agreement or trust agreement, an officer's certificate stating that
(i) a review of that party's servicing activities during the preceding calendar year and of performance under the applicable pooling and servicing agreement or trust agreement has been made under the supervision of the officer, and (ii) to the best of the officer's knowledge, based on the review, such party has fulfilled all of its obligations under the applicable pooling and servicing agreement or trust agreement throughout the year, or, if there has been a default in the fulfillment of any obligation, specifying the default known to the officer and the nature and status of the default.

      In addition, each party that participates in the servicing and administration of more than 5% of the mortgage loans and other assets comprising a trust for any series will be required to deliver annually to us and/or the trustee, a report (an "Assessment of Compliance") that assesses compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (17 CFR 229.1122) that contains the following:

   (a) a statement of the party's responsibility for assessing compliance with the servicing criteria applicable to it;

   (b) a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

   (c) the party's assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar year, setting forth any material instance of noncompliance identified by the party; and

   (d) a statement that a registered public accounting firm has issued an attestation report on the party's assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar year.

   Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver a report (an "Attestation Report") of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public

   Company Accounting Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party's assessment of compliance with the applicable servicing criteria.

Certain Matters Regarding the Master Servicer, the Depositor and the Trustee

   The Master Servicer. The master servicer under each servicing agreement will be identified in the related prospectus supplement. Each servicing agreement will generally provide that:

   o the master servicer may resign from its obligations and duties under the servicing agreement with the prior written approval of the depositor and the trustee; and

   o shall resign if a determination is made that its duties under the related agreement are no longer permissible under applicable law; and

   o the resignation will not become effective until a successor master servicer meeting the eligibility requirements set forth in the servicing agreement has assumed, in writing, the master servicer's obligations and responsibilities under the servicing agreement.

   Each servicing agreement will further provide that neither the master servicer nor any director, officer, employee, or agent of the master servicer shall be under any liability to the related trust fund or holders of securities for any action taken or for refraining from the taking of any action in good faith pursuant to the servicing agreement, or for errors in judgment. However, neither the master servicer nor any person shall be protected

   o against any liability for any breach of warranties or representations made in the servicing agreement; or

   o  against any specific liability imposed on the master servicer; or

      o  by the terms of the servicing agreement; or

      o by reason of willful misfeasance, bad faith or gross negligence in the performance of duties under the agreement; or

      o by reason of reckless disregard of obligations and duties under the related servicing agreement.

The master servicer and any director, officer, employee or agent of the master servicer will be entitled to rely in good faith on any document of any kind on its face properly executed and submitted by any person respecting any matters arising under the related servicing agreement. Each servicing agreement may further provide that the master servicer and any director, officer, employee or agent of the master servicer will be

   o  entitled to indemnification by the trust fund and

   o will be held harmless against any loss, liability, or expense incurred in connection with any legal action relating to the servicing agreement or the securities, the Pool Insurance Policy, the special hazard insurance policy and the Bankruptcy Bond, if any, other than

      o any loss, liability, or expense related to any specific residential loan or residential loans,

      o any loss, liability, or expense otherwise reimbursable pursuant to the servicing agreement, and

      o any loss, liability, or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties under the agreement or by reason of reckless disregard of obligations and duties under the agreement.

   In addition, each servicing agreement will provide that the master servicer will be under no obligation to appear in, prosecute, or defend any legal action which is not incidental to its duties under the servicing agreement and which in its opinion may involve it in any expense or liability. The master servicer may be permitted, however, in its discretion to undertake any action which it may deem necessary or desirable with respect to the servicing agreement and the rights and duties of the parties to the servicing agreement and the interests of the holders of securities under the servicing agreement. In that event, the legal expenses and costs of the action and any liability resulting from taking the actions will be expenses, costs and liabilities of the trust fund. The master servicer will be entitled to be reimbursed for these expenses out of the Trust Account. This right of reimbursement is prior to the rights of holders of securities to receive any amount in the Trust Account.

   Any entity into which the master servicer may be merged, consolidated or converted, or any entity resulting from any merger, consolidation or conversion to which the master servicer is a party, or any entity succeeding to the business of the master servicer, will be the successor of the master servicer under each servicing agreement. However, the successor or surviving entity must meet the qualifications specified in the related prospectus supplement.

   The related prospectus supplement may specify that the master servicer's duties may be terminated if a termination fee is paid, and the master servicer may be replaced with a successor meeting the qualifications specified in the related prospectus supplement.

   The Depositor. Each applicable agreement will provide that neither the depositor nor any director, officer, employee, or agent of the depositor shall be under any liability to the related trust fund or holders of securities for any action taken or for refraining from the taking of any action in good faith pursuant to the agreement, or for errors in judgment. However, neither the depositor nor any person will be protected against any liability for any breach of warranties or representations made in the agreement or against any specific liability imposed on the depositor by the terms of the agreement or by reason of willful misfeasance, bad faith or gross negligence in the performance of duties under the agreement or by reason of reckless disregard of obligations and duties under the agreement. The depositor and any director, officer, employee or agent of the depositor will be entitled to rely in good faith on any document of any kind on its face properly executed and submitted by any person respecting any matters arising under the related agreement.

   Each agreement will further provide that the depositor and any director, officer, employee or agent of the depositor will be entitled to indemnification by the trust fund and will be held harmless against any loss, liability, or expense incurred in connection with any legal action relating to:

   o  the agreement or the securities;

   o  any Pool Insurance Policy;

   o  any special hazard insurance policy and the Bankruptcy Bond; or

   o  any agency securities,

   other than any loss, liability, or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties under the related agreement or by reason of reckless disregard of obligations and duties under the related agreement.

   In addition, each agreement will provide that the depositor will be under no any obligation to appear in, prosecute, or defend any legal action which is not incidental to its duties under the related agreement and which in its opinion may involve it in any expense or liability. The depositor may be permitted, however, in its discretion to undertake any action which it may deem necessary or desirable with respect to the related agreement and the rights and duties of the parties to the related agreement and the interests of the holders of securities under the related agreement. In that event, the legal expenses and costs of the action and any liability resulting from taking these actions will be expenses, costs and liabilities of the trust fund. The depositor will be entitled to be reimbursed for those expenses out of the Trust Account. This right of reimbursement will be prior to the rights of holders of securities to receive any amount in the Trust Account.

   Any entity into which the depositor may be merged, consolidated or converted, or any entity resulting from any merger, consolidation or conversion to which the depositor is a party, or any entity succeeding to the business of the depositor will be the successor of the depositor under each agreement.

   The Trustees. Each trustee for any series of securities will be required to be an entity possessing corporate trust powers having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority as identified in the related prospectus supplement. The commercial bank or trust company serving as trustee may have normal banking relationships with the depositor and its affiliates and the master servicer, if any, and its affiliates. For the purpose of meeting the legal requirements of certain local jurisdictions, the depositor or the trustee may have the power to appoint co-trustees or separate trustees of all or any part of the trust fund. If the appointment occurs, all rights, powers, duties and obligations conferred or imposed on the trustee by the agreement relating to the series shall be conferred or imposed on the trustee and the separate trustee or co-trustee jointly. In any jurisdiction in which the trustee shall be incompetent or unqualified to perform certain acts, the rights, powers and duties shall be conferred or imposed on the separate trustee or co-trustee singly. The separate trustee or co-trustee will be required to exercise and perform these rights, powers, duties and obligations solely at the direction of the trustee.

   The trustee may resign at any time, in which event the depositor or the other party specified in the related agreements will be obligated to appoint a successor trustee. The depositor or the other party specified in the related agreements may also remove the trustee if the trustee ceases to be eligible to continue as such under the agreement or if the trustee becomes insolvent, incapable of acting or a receiver or similar person shall be appointed to take control of its affairs. In these circumstances, the depositor or the other party specified in the related agreements will be obligated to appoint a successor trustee. The holders of securities evidencing not less than a majority of the voting rights allocated to the securities may at any time remove the trustee and appoint a successor trustee by written instrument in accordance with additional procedures set forth in the related agreement. Any resignation or removal of the trustee and appointment of a successor trustee does not become effective until acceptance of the appointment by a successor trustee.

   Duties of the Trustees. The trustee will make no representations as to the validity or sufficiency of any agreement, the securities, any asset of the trust fund or related document other than the certificate of authentication on the forms of securities, and will not assume any responsibility for their correctness. The trustee under any agreement will not be accountable for the use or application by or on behalf of the master servicer of any funds paid to the master servicer in respect of the securities, the assets of the trust fund, or deposited into or withdrawn from the Trust Account or any other account by or on behalf of the depositor or the master servicer. If no event of default has occurred and is continuing, the trustee will be required to perform only those duties specifically required under the related agreement. However, when the trustee receives the various certificates, reports or other instruments required to be furnished to it under an agreement, the trustee will be required to examine those documents and to determine whether they conform to the requirements of the agreement.

   Each agreement may further provide that neither the trustee nor any director, officer, employee, or agent of the trustee shall be under any liability to the related trust fund or holders of securities for any action taken or for refraining from the taking of any action in good faith pursuant to the agreement, or for errors in judgment. However, neither the trustee nor any person shall be protected against specific liability imposed on the trustee by the terms of the agreement or by reason of willful misfeasance, bad faith or gross negligence in the performance of duties under the related agreement or by reason of reckless disregard of obligations and duties under the related agreement. The trustee and any director, officer, employee or agent of the trustee may rely in good faith on any document of any kind on its face properly executed and submitted by any person respecting any matters arising under the related agreement.

   Each agreement may further provide that the trustee and any director, officer, employee or agent of the trustee will be entitled to indemnification by the trust fund and will be held harmless against any loss, liability, or expense incurred in connection with any legal action relating to the agreement, the securities or the agency securities. However, the trustee may not be held harmless against any loss, liability, or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties under the related agreement or by reason of reckless disregard of obligations and duties under the related agreement.

Deficiency Events

   With respect to each series of securities with distribution dates occurring at intervals less frequently than monthly, and with respect to each series of securities including two or more classes with sequential priorities for distribution of principal, the following provisions may apply if specified in the related prospectus supplement.

   A deficiency event with respect to the securities of any of the series is the inability to distribute to holders of one or more classes of securities of these series, in accordance with the terms of the securities and the related agreement, any distribution of principal or interest on these securities when and as distributable, in each case because of the insufficiency for the purpose of the funds then held in the related trust fund.

   If a deficiency event occurs, the trustee or master servicer, as may be set forth in the related prospectus supplement, may be required to determine the sufficiency of funds available to make future required distributions on the securities.

   The trustee or master servicer may obtain and rely on an opinion or report of a firm of independent accountants of recognized national reputation as to the sufficiency of the amounts receivable with respect to the trust fund to make the distributions on the securities, which opinion or report will be conclusive evidence as to sufficiency. Prior to making this determination, distributions on the securities shall continue to be made in accordance with their terms.

   If the trustee or master servicer makes a positive determination, the trustee or master servicer will apply all amounts received in respect of the related trust fund, after payment of expenses of the trust fund, to distributions on the securities of the series in accordance with their terms. However, these distributions will be made monthly and without regard to the amount of principal that would otherwise be distributable on any distribution date. Under certain circumstances following the positive determination, the trustee or master servicer may resume making distributions on the securities expressly in accordance with their terms.

   If the trustee or master servicer is unable to make the positive determination described above, the trustee or master servicer will apply all amounts received in respect of the related trust fund, after payment of expenses, to monthly distributions on the securities of the series pro rata, without regard to the priorities as to distribution of principal set forth in these securities. Also, these securities will, to the extent permitted by applicable law, accrue interest at the highest security interest rate borne by any security of the series. Alternatively, if any class of the series shall have an adjustable or variable security interest rate, interest will accrue at the weighted average security interest rate, calculated on the basis of the maximum security interest rate applicable to the class having the initial security principal balance of the securities of that class. In this case, the holders of securities evidencing a majority of the voting rights allocated to the securities may direct the trustee to sell the related trust fund. Any direction to sell the trust fund will be irrevocable and binding on the holders of all securities of the series and on the owners of any residual interests in the trust fund. In the absence of this direction, the trustee may not sell all or any portion of the trust fund.

Events of Default

   Pooling and Servicing Agreements. Events of default under each pooling and servicing agreement will be specified in the related prospectus supplement and will generally consist of:

   o any failure by the master servicer to distribute or cause to be distributed to holders of the certificates, or the failure of the master servicer to remit funds to the trustee for this distribution, which continues unremedied for five days or another period specified in the servicing agreement after the giving of written notice of the failure in accordance with the procedures described in the agreement;

   o any failure by the master servicer duly to observe or perform in any material respect any of its other covenants or agreements in the agreement which continues unremedied for sixty days or another period specified in the pooling and servicing agreement after the giving of written notice of the failure in accordance with the procedures described in the agreement;

   o certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of the master servicer indicating its insolvency or inability to pay its obligations; and

   o any other event of default specified in the pooling and servicing agreement.

   A default pursuant to the terms of any mortgage securities included in any trust fund will not constitute an event of default under the related pooling and servicing agreement.

   So long as an event of default under a pooling and servicing agreement remains unremedied, the depositor or the trustee may, and at the direction of holders of certificates evidencing a percentage of the voting rights allocated to the certificates as may be specified in the pooling and servicing agreement will be required to terminate all of the rights and obligations of the master servicer under the pooling and servicing agreement and in and to the residential loans and the proceeds of the residential loans. The trustee or another successor servicer will then succeed to all responsibilities, duties and liabilities of the master servicer and will be entitled to similar compensation arrangements.

   If the trustee would be obligated to succeed the master servicer but is unwilling to act as master servicer, it may, or if it is unable so to act, it shall, appoint, or petition a court of competent jurisdiction for the appointment of, an approved mortgage servicing institution with a net worth of at least $10,000,000, or other amount as may be specified in the related agreement, to act as successor to the master servicer under the pooling and servicing agreement. Pending the appointment, the trustee is obligated to act in this capacity. The trustee and the successor may agree on the administration compensation to be paid, which in no event may be greater than the compensation to the master servicer under the pooling and servicing agreement.

   No holder of the certificate will have the right under any pooling and servicing agreement to institute any proceeding with respect to its certificates unless permitted in the related agreement and:

   o the holder previously has given to the trustee written notice of an event of default or of a default by the depositor or the trustee in the performance of any obligation under the pooling and servicing agreement, and of the continuance of the event of default;

   o the holders of certificates evidencing not less than 25% of the voting rights allocated to the certificates, or other percentages specified in the agreement, have made written request to the trustee to institute the proceeding in its own name as trustee and have offered to the trustee reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred by instituting the proceedings; and

   o the trustee for sixty days after receipt of notice, request and offer of indemnity has neglected or refused to institute any proceeding.

   The trustee, however, is generally under no obligation to

   o exercise any of the trusts or powers vested in it by any pooling and servicing agreement or to make any investigation of matters arising under the pooling and servicing agreement or

   o institute, conduct, or defend any litigation under, or in relation to, the pooling and servicing agreement, at the request, order or direction of any of the holders of certificates covered by the pooling and servicing agreement, unless the holders of the certificates have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred in the undertaking.

   Servicing Agreement. Servicing defaults under the related servicing agreement will be specified in the related prospectus supplement and will generally include:

   o any failure by the master servicer to pay or cause to be paid to holders of the notes, or the failure of the master servicer to remit funds to the trustee for the payment which continues unremedied for the period specified in the servicing agreement after the giving of written notice of the failure in accordance with the procedures described in the agreement;

   o any failure by the master servicer duly to observe or perform in any material respect any of its other covenants or agreements in the agreement which continues unremedied for the period specified in the pooling and servicing agreement after the giving of written notice of the failure in accordance with the procedures described in the agreement;

   o certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of the master servicer indicating its insolvency or inability to pay its obligations; and

   o  any other servicing default specified in the servicing agreement.

   So long as a servicing default remains unremedied, either the depositor or the trustee may, by written notification to the master servicer and to the issuer or the trustee or trust fund, as applicable, terminate all of the rights and obligations of the master servicer under the servicing agreement. However, the right of the master servicer as noteholder or as holder of the Equity Certificates and the right to receive servicing compensation and expenses for servicing the mortgage loans during any period prior to the date of the termination may not be terminated. The trustee or another successor servicer will then succeed to all responsibilities, duties and liabilities of the master servicer and will be entitled to similar compensation arrangements.

   If the trustee would be obligated to succeed the master servicer but is unwilling so to act, it may appoint, or if it is unable so to act, it shall appoint, or petition a court of competent jurisdiction for the appointment of an approved mortgage servicing institution with a net worth of an amount specified in the related agreement, to act as successor to the master servicer under the servicing agreement. Pending this appointment, the trustee is obligated to act in that capacity. The trustee and the successor may agree on the servicing compensation to be paid, which in no event may be greater than the compensation to the initial master servicer under the servicing agreement.

   Indenture. Events of default under the indenture will be specified in the related prospectus supplement and will generally include:

   o a default for five days or more, or another period of time specified in the related indenture, in the payment of any principal of or interest on any note of the related series;

   o failure to perform any other covenant of the issuer or the trust fund in the indenture which continues for the period specified in the related indenture, after notice of the event of default is given in accordance with the procedures described in the related indenture;

   o any representation or warranty made by the issuer or the trust fund in the indenture or in any other writing delivered in connection with the indenture having been incorrect in a material respect as of the time made, and the breach is not cured within the period specified in the related indenture, after notice of the breach is given in accordance with the procedures described in the related indenture;

   o certain events of bankruptcy, insolvency, receivership or liquidation of the issuer or the trust fund; and

   o  any other event of default provided with respect to notes of that series.

   If an event of default with respect to the notes of any series at the time outstanding occurs and is continuing, the trustee or the holders of a majority of the voting rights allocable to the notes, or another percentage specified in the indenture, may declare the principal amount of all the notes of the series to be due and payable immediately. This declaration may, under certain circumstances, be rescinded and annulled by the holders of a majority in aggregate outstanding amount of the related notes.

   If following an event of default with respect to any series of notes, the notes of the series have been declared to be due and payable, the trustee may, in its discretion, regardless of acceleration, elect to

   o  maintain possession of the collateral securing the notes of the series and

   o continue to apply payments on the collateral as if there had been no declaration of acceleration.

   The trustee may only do so if the collateral continues to provide sufficient funds for the payment of principal of and interest on the notes of the series as they would have become due if there had not been a declaration.

   In addition, the trustee may not sell or otherwise liquidate the collateral securing the notes of a series following an event of default, unless

   o the holders of 100% of the voting rights allocated to the notes of the series consent to the sale,

   o the proceeds of the sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding notes of the series at the date of the sale,

   o the trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on the notes as the payments would have become due if the related notes had not been declared due and payable, and the trustee obtains the consent of the holders of 66-2/3 % of the then aggregate outstanding amount of the notes of the series, or

   o the trustee satisfies the other requirements as may be set forth in the related indenture.

   If the trustee liquidates the collateral in connection with an event of default under the indenture, the indenture provides that the trustee will have a prior lien on the proceeds of any liquidation for unpaid fees and expenses. As a result, if an event of default occurs under the indenture, the amount available for payments to the noteholders would be less than would otherwise be the case. However, the trustee will not be permitted to institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the indenture for the benefit of the noteholders after the occurrence of an event of default under the indenture.

   If the principal of the notes of a series is declared due and payable, the holders of any notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount of the related note less the amount of the discount that is unamortized.

   No noteholder generally will have any right under an indenture to institute any proceeding with respect to the related agreement unless permitted by the indenture and

   o the holder previously has given to the trustee written notice of default and the continuance of a default;

   o the holders of notes or Equity Certificates of any class evidencing not less than 25% of the voting rights allocated to the notes, or another percentage specified in the indenture:

      o have made written request to the trustee to institute the proceeding in its own name as trustee; and

      o  have offered to the trustee reasonable indemnity;

   o the trustee has neglected or refused to institute any proceeding for 60 days after receipt of a request and indemnity; and

   o no direction inconsistent with the written request has been given to the trustee during the 60 day period by the holders of a majority of the note principal balances of the related class.

However, the trustee will generally be under no obligation to

   o  exercise any of the trusts or powers vested in it by the indenture or

   o institute, conduct or defend any litigation under the indenture or in relation to the indenture at the request, order or direction of any of the holders of notes covered by the agreement,

unless those holders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred in this undertaking.

Amendment

  With respect to each series of securities, each agreement governing the rights of the holders of the securities may generally be amended by the parties to the agreement, without the consent of any of the holders of securities:

   (1) to cure any ambiguity;

   (2) to correct or supplement any provision in any agreement which may be inconsistent with any other provision in any agreement;

   (3) to make any other provisions with respect to matters or questions arising under the agreement; and

   (4) if the amendment, as evidenced by an opinion of counsel, is reasonably necessary to comply with any requirements imposed by the Code or any successor or mandatory statutes or any temporary or final regulation, revenue ruling, revenue procedure or other written official announcement or interpretation relating to federal income tax law or any proposed action which, if made effective, would apply retroactively to the trust fund at least from the effective date of the amendment, provided that the required action, other than an amendment described in clause
(4) above, will not adversely affect in any material respect the interests of any holder of the securities covered by the agreement. Each agreement may also be amended, subject to certain restrictions to continue favorable tax treatment of the entity by the parties to this agreement, with the consent of the holders of securities evidencing not less than 51% of the voting rights allocated to the securities, or another percentage specified in the indenture, for any purpose. However, no amendment may

      (a) reduce in any manner the amount of, or delay the timing of, payments received on assets of the trust fund which are required to be distributed on any security without the consent of the holder of the security; or

      (b) reduce the aforesaid percentage of voting rights required for the consent to the amendment without the consent of the holders of all securities of the related series then outstanding, or as otherwise provided in the related agreement.

Termination

   The obligations created by the agreement for each series of securities will generally terminate when any of the following first occurs

   o the payment to the holders of securities of that series of all amounts held in the Trust Account and required to be paid to the holders of securities pursuant to the agreement,

   o the final payment or other liquidation, including the disposition of all property acquired upon foreclosure or repossession, of the last trust fund asset remaining in the related trust fund or,

   o the purchase of all of the assets of the trust fund by the party entitled to effect the termination,

in each case, under the circumstances and in the manner set forth in the related prospectus supplement.

   In no event, however, will the trust created by the agreement continue beyond the period specified in the related prospectus supplement. Written notice of termination of the agreement will be given to each holder of securities. The final distribution will be made only after surrender and cancellation of the securities at an office or agency appointed by the trustee which will be specified in the notice of termination.

   The exercise of the right to purchase the assets of the trust fund as set forth in the preceding paragraph will effect early retirement of the securities of that series.

Voting Rights

   Voting rights allocated to securities of a series will generally be based on security principal balances. Any other method of allocation will be specified in the related prospectus supplement. The prospectus supplement may specify that a provider of credit support may be entitled to direct certain actions of the master servicer and the trustee or to exercise certain rights of the master servicer, the trustee or the holders of securities.

                    DESCRIPTION OF PRIMARY INSURANCE COVERAGE

   The prospectus supplement may specify that each residential loan may be covered by a Primary Hazard Insurance Policy and, if required as described in the related prospectus supplement, a Primary Credit Insurance Policy. In addition, the prospectus supplement may specify that a trust fund may include any combination of a Pool Insurance Policy, a special Hazard Insurance Policy, a bankruptcy bond or another form of credit support, as described under "Description of Credit Support."

   The following is only a brief description of certain insurance policies and does not purport to summarize or describe all of the provisions of these policies. This insurance is subject to underwriting and approval of individual residential loans by the respective insurers.

Primary Credit Insurance Policies

   The prospectus supplement will specify whether the master servicer will be required to maintain or cause to be maintained in accordance with the underwriting standards adopted by the depositor a Primary Credit Insurance Policy with respect to each residential loan, other than Multifamily Loans, FHA loans, and VA loans, for which this insurance is required, as described under "Description of the Securities--Realization on Defaulted Residential Loans" in this prospectus.

   The master servicer will be required to cause to be paid the premium for each Primary Credit Insurance Policy to be paid on a timely basis. The master servicer, or the related sub-servicer, if any, will be required to exercise its best reasonable efforts to be named the insured or a loss payee under any Primary Credit Insurance Policy. The ability to assure that Insurance Proceeds are appropriately applied may be dependent on its being so named, or on the extent to which information in this regard is furnished by borrowers. All amounts collected by the master servicer under any policy will be required to be deposited in the Trust Account. The master servicer will generally not be permitted to cancel or refuse to renew any Primary Credit Insurance Policy in effect at the time of the initial issuance of the securities that is required to be kept in force under the related agreement. However, the master servicer may cancel or refuse to renew any Primary Credit Insurance Policy, if it uses its best efforts to obtain a replacement Primary Credit Insurance Policy for the canceled or nonrenewed policy maintained with an insurer the claims-paying ability of which is acceptable to the rating agency or agencies for pass-through certificates or notes having the same rating as the securities on their date of issuance.

   As conditions precedent to the filing or payment of a claim under a Primary Credit Insurance Policy, the insured typically will be required, if a default by the borrower occurs, among other things, to:

   o  advance or discharge

      o  hazard insurance premiums; and

      o as necessary and approved in advance by the insurer, real estate taxes, protection and preservation expenses and foreclosure and related costs;

   o if any physical loss or damage to the residential property occurs, have the residential property restored to at least its condition at the effective date of the Primary Credit Insurance Policy, with ordinary wear and tear excepted; and

   o tender to the insurer good and merchantable title to, and possession of, the residential property.

FHA Insurance and VA Guarantees

   Residential loans designated in the related prospectus supplement as insured by the FHA will be insured by the FHA as authorized under the United States Housing Act of 1934, as amended. Certain residential loans will be insured under various FHA programs including the standard FHA 203(b) program to finance the acquisition of one- to four-family housing units, the FHA 245 graduated payment mortgage program and the FHA Title I Program. These programs generally limit the principal amount and interest rates of the mortgage loans insured. The prospectus supplement relating to securities of each series evidencing interests in a trust fund including FHA loans will set forth additional information regarding the regulations governing the applicable FHA insurance programs. The following, together with any further description in the related prospectus supplement, describes FHA insurance programs and regulations as generally in effect with respect to FHA loans.

   The insurance premiums for FHA loans are collected by lenders approved by the Department of Housing and Urban Development or by the master servicer or any sub-servicer and are paid to the FHA. The regulations governing FHA single-family mortgage insurance programs provide that insurance benefits are payable either upon foreclosure or other acquisition of possession and conveyance of the mortgage premises to the United States of America or upon assignment of the defaulted loan to the United States of America. With respect to a defaulted FHA-insured residential loan, the master servicer or any sub-servicer will be limited in its ability to initiate foreclosure proceedings. When it is determined, either by the master servicer or any sub-servicer or HUD, that default was caused by circumstances beyond the borrower's control, the master servicer or any sub-servicer is expected to make an effort to avoid foreclosure by entering, if feasible, into one of a number of available forms of forbearance plans with the borrower. These forbearance plans may involve the reduction or suspension of regular mortgage payments for a specified period, with the payments to be made on or before the maturity date of the mortgage, or the recasting of payments due under the mortgage up to or, other than residential loans originated under the Title I Program of the FHA, beyond the maturity date. In addition, when a default caused by circumstances beyond a borrower's control is accompanied by certain other criteria, HUD may provide relief by making payments. These payments are to be repaid to HUD by borrower, to the master servicer or any sub-servicer in partial or full satisfaction of amounts due under the residential loan or by accepting assignment of the loan from the master servicer or any sub-servicer. With certain exceptions, at least three full monthly installments must be due and unpaid under the FHA loan, and HUD must have rejected any request for relief from the borrower before the master servicer or any sub-servicer may initiate foreclosure proceedings.

   HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Currently, claims are being paid in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debentures interest rate. The master servicer or any sub-servicer of each FHA-insured single family loan will generally be obligated to purchase any debenture issued in satisfaction of the residential loan if a default occurs for an amount equal to the principal amount of any debenture.

   Other than in relation to the Title I Program of the FHA, the amount of insurance benefits generally paid by the FHA is equal to the entire unpaid principal amount of the defaulted residential loan adjusted to reimburse the master servicer or sub-servicer for certain costs and expenses and to deduct certain amounts received or retained by the master servicer or sub-servicer after default. When entitlement to insurance benefits results from foreclosure or other acquisition of possession and conveyance to HUD, the master servicer or sub-servicer will be compensated for no more than two-thirds of its foreclosure costs, and will be compensated for interest accrued and unpaid prior to this date but in general only to the extent it was allowed pursuant to a forbearance plan approved by HUD. When entitlement to insurance benefits results from assignment of the residential loan to HUD, the insurance payment will include full compensation for interest accrued and unpaid to the assignment date. The insurance payment itself, upon foreclosure of an FHA-insured residential loan, bears interest from a date 30 days after the borrower's first uncorrected failure to perform any obligation to make any payment due under the mortgage and, upon assignment, from the date of assignment to the date of payment of the claim, in each case at the same interest rate as the applicable HUD debenture interest rate as described above.

   Residential loans designated in the related prospectus supplement as guaranteed by the VA will be partially guaranteed by the VA under the Serviceman's Readjustment Act of 1944, as amended. The Serviceman's Readjustment Act of 1944, as amended, permits a veteran, or in certain instances the spouse of a veteran, to obtain a mortgage loan guarantee by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchaser and permits the guarantee of mortgage loans of up to 30 years' duration. However, no residential loan guaranteed by the VA will have an original principal amount greater than five times the partial VA guarantee for the related residential loan. The prospectus supplement relating to securities of each series evidencing interests in a trust fund including VA loans will set forth additional information regarding the regulations governing the applicable VA insurance programs.

   With respect to a defaulted VA guaranteed residential loan, the master servicer or sub-servicer will be, absent exceptional circumstances, authorized to announce its intention to foreclose only when the default has continued for three months. Generally, a claim for the guarantee will be submitted after liquidation of the residential property.

   The amount payable under the guarantee will be the percentage of the VA-insured residential loan originally guaranteed applied to indebtedness outstanding as of the applicable date of computation specified in the VA regulations. Payments under the guarantee will generally be equal to the unpaid principal amount of the residential loan, interest accrued on the unpaid balance of the residential loan to the appropriate date of computation and limited expenses of the mortgagee, but in each case only to the extent that these amounts have not been recovered through liquidation of the residential property. The amount payable under the guarantee may in no event exceed the amount of the original guarantee.

Primary Hazard Insurance Policies

   The related prospectus supplement may specify that the related servicing agreement will require the master servicer to cause the borrower on each residential loan to maintain a Primary Hazard Insurance Policy. This coverage will be specified in the related prospectus supplement, and in general will equal the lesser of the principal balance owing on the residential loan and the amount necessary to fully compensate for any damage or loss to the improvements on the residential property on a replacement cost basis. In either case, the coverage may not be less than the amount necessary to avoid the application of any co-insurance clause contained in the policy. The master servicer, or the related sub-servicer, if any, will be required to exercise its best reasonable efforts to be named as an additional insured under any Primary Hazard Insurance Policy and under any flood insurance policy referred to below. The ability to assure that hazard Insurance Proceeds are appropriately applied may be dependent on its being so named, or on the extent to which information in this regard is furnished by borrowers. All amounts collected by the master servicer under any policy, except for amounts to be applied to the restoration or repair of the residential property or released to the borrower in accordance with the master servicer's normal servicing procedures, subject to the terms and conditions of the related mortgage and mortgage note, will be deposited in the Trust Account.

   Each servicing agreement provides that the master servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy by the master servicer's maintaining a blanket policy insuring against hazard losses on the residential loans. If the blanket policy contains a deductible clause, the master servicer will generally be required to deposit in the Trust Account all sums which would have been deposited in the Trust Account but for this clause. The master servicer will also generally be required to maintain a fidelity bond and errors and omissions policy with respect to its officers and employees. This policy will generally provide coverage against losses that may be sustained as a result of an officer's or employee's misappropriation of funds or errors and omissions in failing to maintain insurance, subject to limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions.

   In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. The policies relating to the residential loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms. Therefore, the policies will not contain identical terms and conditions. The basic terms of those policies are dictated by respective state laws, and most policies typically do not cover any physical damage resulting from the following:

   o  war,

   o  revolution,

   o  governmental actions,

   o  floods and other water-related causes,

   o  earth movement, including earthquakes, landslides and mudflows,

   o  nuclear reactions,

   o  wet or dry rot,

   o  vermin, rodents, insects or domestic animals,

   o  theft, and

   o  in certain cases, vandalism.

   The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive.

      When a residential property is located at origination in a federally designated flood area, each servicing agreement may require the master servicer to cause the borrower to acquire and maintain flood insurance in an amount equal in general to the lesser of:

   (1) the amount necessary to fully compensate for any damage or loss to the improvements which are part of the residential property on a replacement cost basis; and

   (2) the maximum amount of insurance available under the federal flood insurance program, whether or not the area is participating in the program.

   The hazard insurance policies covering the residential properties typically contain a co-insurance clause that in effect requires the insured at all times to carry insurance of a specified percentage of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, this clause generally provides that the insurer's liability if a partial loss occurs does not exceed the greater of:

   (1) the replacement cost of the improvements less physical depreciation; and

   (2) that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.

   The related agreement will generally not require that a hazard or flood insurance policy be maintained for any Cooperative Loan. Generally, the cooperative housing corporation is responsible for maintenance of hazard insurance for the property owned by it and the tenant-stockholders of that cooperative housing corporation do not maintain individual hazard insurance policies. To the extent, however, that a cooperative housing corporation and the related borrower on a cooperative note do not maintain similar insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of the damaged property, damage to the borrower's cooperative apartment or the building could significantly reduce the value of the collateral securing the cooperative note.

   The effect of co-insurance if a partial loss occurs on improvements securing residential loans may be that hazard Insurance Proceeds may be insufficient to restore fully the damaged property because:

   (1) the amount of hazard insurance the master servicer will be required to cause to be maintained on the improvements securing the residential loans will decline as the principal balances owing on them decrease, and

   (2) residential properties have historically appreciated in value over time.

   Under the terms of the residential loans, borrowers are generally required to present claims to insurers under hazard insurance policies maintained on the residential properties.

   The master servicer, on behalf of the trustee and holders of securities, is obligated to present or cause to be presented claims under any blanket insurance policy insuring against hazard losses on residential properties. The ability of the master servicer to present or cause to be presented these claims is dependent on the extent to which information in this regard is furnished to the master servicer by borrowers. However, the related prospectus supplement may specify that to the extent of the amount available to cover hazard losses under the special hazard insurance policy for a series, holders of securities may not suffer loss by reason of delinquencies or foreclosures following hazard losses, whether or not subject to co-insurance claims.

                          DESCRIPTION OF CREDIT SUPPORT

   The related prospectus supplement will specify if the trust fund that includes residential loans for a series of securities includes credit support for this series or for one or more classes of securities comprising this series, which credit support may consist of any combination of the following separate components, any of which may be limited to a specified percentage of the aggregate principal balance of the residential loans covered by this credit support or a specified dollar amount:

   o  a Pool Insurance Policy;

   o  a special hazard insurance policy;

   o  a Bankruptcy Bond; or

   o  a reserve fund.

Alternatively, the prospectus supplement relating to a series of securities will specify if credit support may be provided by subordination of one or more classes of securities or by overcollateralization, in combination with or in lieu of any one or more of the instruments set forth above. See "Description of the Securities--Subordination" and "Description of Credit Support--Overcollateralization" in this prospectus. The amount and type of credit support with respect to a series of securities or with respect to one or more classes of securities comprising the related series, and the borrowers on the credit support, will be set forth in the related prospectus supplement.

   To the extent provided in the related prospectus supplement and the agreement, credit support may be periodically reduced based on the aggregate outstanding principal balance of the residential loans covered by the credit support.

Pool Insurance Policies

   The prospectus supplement relating to a series of securities may specify that the master servicer will exercise its best reasonable efforts to maintain or cause to be maintained a Pool Insurance Policy in full force and effect, unless coverage under the Pool Insurance Policy has been exhausted through payment of claims. The Pool Insurance Policy for any series of securities will be issued by the pool insurer named in the related prospectus supplement. The master servicer will be required to pay the premiums for each Pool Insurance Policy on a timely basis unless, as described in the related prospectus supplement, the payment of these fees is otherwise provided. The master servicer will be required to present or cause to be presented claims under each Pool Insurance Policy to the pool insurer on behalf of itself, the trustee and the holders of securities. Pool Insurance Policies, however, are not blanket policies against loss, since claims under these policies may be made only if certain conditions are satisfied, as described below and, if applicable, in the related prospectus supplement.

   Pool Insurance Policies do not cover losses arising out of the matters excluded from coverage under Primary Credit Insurance Policies, FHA Insurance or VA Guarantees or losses due to a failure to pay or denial of a claim under a Primary Credit Insurance Policy, FHA Insurance or VA Guarantee, irrespective of the reason for the failure.

   Pool Insurance Policies in general provide that no claim may be validly presented under Pool Insurance Policies with respect to a residential loan unless:

   o an acceptable Primary Credit Insurance Policy, if the initial Collateral Value of the residential loan exceeded 80%, has been kept in force until the Collateral Value is reduced to 80%;

   o premiums on the Primary Hazard Insurance Policy have been paid by the insured and real estate taxes (if applicable) and foreclosure, protection and preservation expenses have been advanced by or on behalf of the insured, as approved by the pool insurer;

   o if there has been physical loss or damage to the residential property, it has been restored to its physical condition at the time the residential loan became insured under the Pool Insurance Policy, subject to reasonable wear and tear; and

   o the insured has acquired good and merchantable title to the residential property, free and clear of all liens and encumbrances, except permitted encumbrances, including any right of redemption by or on behalf of the borrower, and if required by the pool insurer, has sold the property with the approval of the pool insurer.

   Assuming the satisfaction of these conditions, the pool insurer typically has the option to either

   (1) acquire the property securing the defaulted residential loan for a payment equal to the principal balance of the loan plus accrued and unpaid interest at its interest rate to the date of acquisition and certain expenses described above advanced by or on behalf of the insured. This option is conditioned on the pool insurer being provided with good and merchantable title to the residential property, unless the property has been conveyed pursuant to the terms of the applicable Primary Credit Insurance Policy; or

   (2) pay the amount by which the sum of the principal balance of the defaulted residential loan and accrued and unpaid interest at its interest rate to the date of the payment of the claim and these expenses exceeds the proceeds received from a sale of the residential property that the pool insurer has approved.

In both (1) and (2), the amount of payment under a Pool Insurance Policy will generally be reduced by the amount of the loss paid under any Primary Credit Insurance Policy.

   Unless earlier directed by the pool insurer, a claim under a Pool Insurance Policy generally must be filed

   (1) in the case when a Primary Credit Insurance Policy is in force, within a specified number of days after the claim for loss has been settled or paid under a Primary Credit Insurance Policy, or after acquisition by the insured or a sale of the property approved by the pool insurer, whichever is later; or

   (2) in the case when a Primary Credit Insurance Policy is not in force, within a specified number of days after acquisition by the insured or a sale of the property approved by the pool insurer.

   A claim must be paid within a specified period after the claim is made by the insured.

   The prospectus supplement relating to a series of securities will specify whether the amount of coverage under each Pool Insurance Policy will be reduced over the life of the securities of the series by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the pool insurer upon disposition of all acquired properties. The amount of claims paid will generally include certain expenses incurred by the master servicer as well as accrued interest on delinquent residential loans to the date of payment of the claim. However, holders of securities may experience a shortfall in the amount of interest distributed in connection with the payment of claims under a Pool Insurance Policy. This shortfall may result because the pool insurer will be required to remit only unpaid interest through the date a claim is paid, rather than unpaid interest through the end of the month in which the claim is paid.

   In addition, holders of securities may experience losses in connection with payments made under a Pool Insurance Policy to the extent that the master servicer expends funds for the purpose of enabling it to make a claim under the Pool Insurance Policy. These expenditures by the master servicer could include amounts necessary to cover real estate taxes and to repair the related residential property. The master servicer will be reimbursed for the expenditures from amounts that otherwise would be distributed to holders of securities, and the expenditures will not be covered by payments made under the related Pool

Insurance Policy. See "Certain Legal Aspects of Residential Loans--Foreclosure on Mortgages" and "--Repossession with respect to Manufactured Housing Contracts that are not Land Contracts" in this prospectus. Accordingly, if aggregate net claims paid under a Pool Insurance Policy reach the applicable policy limit, coverage under that Pool Insurance Policy will be exhausted. As a result, any further losses will be borne by holders of securities of the related series.

   If a pool insurer ceases to be a Qualified Insurer, the master servicer will be required to use its best reasonable efforts to obtain or cause to be obtained from another Qualified Insurer a replacement insurance policy comparable to the Pool Insurance Policy with a total coverage equal to the then outstanding coverage of the Pool Insurance Policy. However, the related prospectus supplement will specify whether if the cost of the replacement policy is greater than the cost of the Pool Insurance Policy, the coverage of the replacement policy may be reduced to a level such that its premium rate does not exceed the premium rate on the Pool Insurance Policy. However, if the pool insurer ceases to be a Qualified Insurer solely because it ceases to be approved as an insurer by Freddie Mac, Fannie Mae, or any successor entity, the master servicer will be required to review, or cause to be reviewed, the financial condition of the pool insurer with a view towards determining whether recoveries under the Pool Insurance Policy are jeopardized for reasons related to the financial condition of the pool insurer. If the master servicer determines that recoveries are so jeopardized, it will be required to exercise its best reasonable efforts to obtain from another Qualified Insurer a replacement policy as described above, subject to the same cost limitation.

   Because each Pool Insurance Policy will require that the property subject to a defaulted residential loan be restored to its original condition prior to claiming against the pool insurer, this policy will not provide coverage against hazard losses. As set forth under "Description of Primary Insurance Coverage--Primary Hazard Insurance Policies" in this prospectus, the Primary Hazard Insurance Policies covering the residential loans typically exclude from coverage physical damage resulting from a number of causes. Even when the damage is covered, the Primary Hazard Insurance Policies may afford recoveries that are significantly less than full replacement cost of the losses. Further, a special hazard insurance policy will not cover all risks, and the coverage under this type of policy will be limited in amount. Certain hazard risks will, as a result, be uninsured and will therefore be borne by you.

Special Hazard Insurance Policies

   The prospectus supplement with respect to a series of securities may specify that the master servicer will be required to obtain a special hazard insurance policy for the series. This policy will be issued by the special hazard insurer specified in the prospectus supplement and cover any special hazard amount as described in the immediately succeeding paragraph. The master servicer will be obligated to exercise its best reasonable efforts to keep or cause to be kept a special hazard insurance policy in full force and effect, unless coverage under the policy has been exhausted through payment of claims. However, the master servicer will be under no obligation to maintain the policy if a Pool Insurance Policy covering the series is no longer in effect. The master servicer will be obligated to pay the premiums on each special hazard insurance policy on a timely basis unless, as described in the related prospectus supplement, payment of these premiums is otherwise provided for.

   Claims under each special hazard insurance policy will generally be limited to:

   (1) a percentage set forth in the related prospectus supplement, which is generally not greater than 1%, of the aggregate principal balance as of the Cut-Off Date of the residential loans comprising the related trust fund;

   (2) twice the unpaid principal balance as of the Cut-Off Date of the largest residential loan in the trust fund; or

   (3) the greatest aggregate principal balance of residential loans secured by residential properties located in any one California postal zip code area, whichever is the greatest.

   As more specifically provided in the related prospectus supplement, each special hazard insurance policy will, subject to limitations of the kind described below, typically protect holders of securities of the related series from:

   o loss by reason of damage to residential properties caused by certain hazards, including earthquakes and mudflows, not insured against under the Primary Hazard Insurance Policies or a flood insurance policy if the property is in a federally designated flood area; and

   o loss from partial damage caused by reason of the application of the co-insurance clause contained in the Primary Hazard Insurance Policies.

   Special hazard insurance policies will typically not cover losses such as those occasioned by

   o  normal wear and tear,

   o  war,

   o  civil insurrection,

   o  certain governmental actions,

   o  errors in design,

   o  faulty workmanship or materials,

   o except under certain circumstances, nuclear or chemical reaction or contamination,

   o flood, if the property is located in a federally designated flood area, and

   o  certain other risks.

   Subject to the foregoing limitations, each special hazard insurance policy will typically provide that, when there has been damage to property securing a defaulted residential loan acquired by the insured and to the extent the damage is not covered by the related Primary Hazard Insurance Policy or flood insurance policy, the insurer will pay the lesser of:

   (1) the cost of repair to the property; and

   (2) when transfer of the property to the insurer occurs, the unpaid principal balance of the residential loan at the time of acquisition of the property by foreclosure, deed in lieu of foreclosure or repossession, plus

      (a) accrued interest at the interest rate to the date of claim settlement and

      (b) certain expenses incurred by or on behalf of the master servicer with respect to the property.

The amount of coverage under the special hazard insurance policy will be reduced by the sum of:

      (a) the unpaid principal balance plus accrued interest and certain expenses paid by the insurer, less any net proceeds realized by the insurer from the sale of the property, plus

      (b) any amount paid as the cost of repair of the property.

   Typically, restoration of the property with the proceeds described under clause (1) of the immediately preceding paragraph will satisfy the condition under a Pool Insurance Policy that the property be restored before a claim under this type of policy may be validly presented with respect to the defaulted residential loan secured by the property. The payment described under clause (2) of the immediately preceding paragraph will render unnecessary presentation of a claim in respect of the residential loan under a Pool Insurance Policy. Therefore, so long as the Pool Insurance Policy remains in effect, the payment by the insurer of either of the above alternative amounts will not affect the total Insurance Proceeds paid to holders of securities, but will affect the relative amounts of coverage remaining under any special hazard insurance policy and any Pool Insurance Policy.

   The special hazard insurer must typically approve the sale of a residential property under any special hazard insurance policy. The funds received by the insured in excess of the unpaid principal balance of the residential loan plus interest on that balance to the date of sale, plus certain expenses incurred by or on behalf of the master servicer with respect to the property, not to exceed the amount actually paid by the special hazard insurer, must be refunded to the special hazard insurer. To the extent funds are refunded to the special hazard insurer, coverage under the special hazard insurance policy will be restored. If aggregate claim payments under a special hazard insurance policy reach the policy limit, coverage under the policy will be exhausted and any further losses will be borne by the holders of securities.

   A claim under a special hazard insurance policy generally must be filed within a specified number of days after the insured has acquired good and merchantable title to the property, and a claim payment is generally payable within a specified number of days after a claim is accepted by the special hazard insurer. Special hazard insurance policies generally provide that no claim may be paid unless

   o  Primary Hazard Insurance Policy premiums,

   o flood insurance premiums, if the property is located in a federally designated flood area, and, as approved by the special hazard insurer,

   o  real estate property taxes, if applicable,

   o  property protection and preservation expenses and

   o  foreclosure costs

have been paid by or on behalf of the insured, and unless the insured has maintained the Primary Hazard Insurance Policy.

   If a special hazard insurance policy is canceled or terminated for any reason, other than the exhaustion of total policy coverage, the master servicer will be obligated to use its best reasonable efforts to obtain or cause to be obtained from another insurer a replacement policy comparable to the special hazard insurance policy. The replacement policy must have total coverage that is equal to the then existing coverage of the special hazard insurance policy. However, if the cost of the replacement policy is greater than the cost of the special hazard insurance policy, the coverage of the replacement policy may be reduced to a level so that the premium rate does not exceed the premium rate on the special hazard insurance policy as provided in the related prospectus supplement.

   Each special hazard insurance policy is designed to permit full recoveries under a Pool Insurance Policy in circumstances in which the recoveries would otherwise be unavailable because property has been damaged by a cause not insured against by a Primary Hazard Insurance Policy and thus would not be restored. Therefore, each pooling and servicing agreement will generally provide that, if the related Pool

Insurance Policy shall have lapsed or terminated or been exhausted through payment of claims, the master servicer will be under no further obligation to maintain the special hazard insurance policy.

Bankruptcy Bonds

   The prospectus supplement with respect to a series of securities may specify that the master servicer will be required to obtain a Bankruptcy Bond for the series. The obligor on, and the amount of coverage of, any Bankruptcy Bond will be set forth in the related prospectus supplement. The master servicer will be required to exercise its best reasonable efforts to maintain or cause to be maintained the Bankruptcy Bond in full force and effect, unless coverage under the Bankruptcy Bond has been exhausted through payment of claims. The master servicer will be required to pay or cause to be paid the premiums for each Bankruptcy Bond on a timely basis, unless, as described in the related prospectus supplement, payment of the premiums is otherwise provided for.

Reserve Funds

   The related prospectus supplement may specify that the depositor will deposit or cause to be deposited in an account any combination of cash, one or more irrevocable letters of credit or one or more United States government securities and other high quality investments in specified amounts, or any other instrument satisfactory to the rating agency or agencies. These deposits will be applied and maintained in the manner and under the conditions specified in the prospectus supplement. In the alternative or in addition to the deposit, to the extent described in the related prospectus supplement, a Reserve Fund may be funded through application of a portion of the interest payment on each mortgage loan or of all or a portion of amounts otherwise payable on the subordinate securities. Amounts in a Reserve Fund may be distributed to holders of securities, or applied to reimburse the master servicer for outstanding advances, or may be used for other purposes, in the manner and to the extent specified in the related prospectus supplement. The related prospectus supplement may specify that any Reserve Fund will not be deemed to be part of the related trust fund.

   Amounts deposited in any Reserve Fund for a series will be invested in certain permitted investments by, or at the direction of, the master servicer or any other person named in the related prospectus supplement.

Cross-Support Provisions

   The related prospectus supplement may specify that the residential loans for a series of securities may be divided into separate groups, each supporting a separate class or classes of securities of a series. In addition, credit support may be provided by cross-support provisions requiring that distributions be made on securities evidencing interests in one group of mortgage loans prior to distributions on securities evidencing interests in a different group of mortgage loans within the trust fund. The prospectus supplement relating to a series that includes a cross-support provision will describe the manner and conditions for applying the provisions.

Letter of Credit

   The prospectus supplement relating to a series of securities may specify that the residential loans in the related trust fund may be covered by one or more letters of credit, issued by a bank or financial institution specified in the prospectus supplement. Under a letter of credit, the issuing bank or financial institution will be obligated to honor draws in an aggregate fixed dollar amount, net of unreimbursed payments, equal to the percentage specified in the related prospectus supplement of the aggregate principal balance of the residential loans on the related Cut-Off Date or one or more classes of securities. Any letter of credit may permit draws only if certain types of losses occur. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments under the letter of credit.

Insurance Policies and Surety Bonds

   The prospectus supplement relating to a series of securities may specify that one or more classes of securities of the series will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. The instruments may cover timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement.

Excess Spread

   The prospectus supplement may specify that a portion of the interest payments on residential loans may be applied to reduce the principal balance of one or more classes of securities to provide or maintain a cushion against losses on the residential loans.

Overcollateralization

   The related prospectus supplement may specify that the subordination provisions of a trust fund may be used to accelerate to a limited extent the amortization of one or more classes of securities relative to the amortization of the related assets of the trust fund. The accelerated amortization is achieved by the application of certain excess interest to the payment of principal of one or more classes of securities. This acceleration feature creates, with respect to the assets of the trust fund, overcollateralization which results from the excess of the aggregate principal balance of the related assets of the trust fund, over the principal balance of the related class or classes of securities. This acceleration may continue for the life of the related security, or may be limited. In the case of limited acceleration, once the required level of overcollateralization is reached, and subject to certain provisions specified in the related prospectus supplement, the limited acceleration feature may cease, unless necessary to maintain the required level of overcollateralization.

Derivative Products

   If specified in the related prospectus supplement, a trust fund may acquire the benefit of derivative products. For any series that includes derivative products, the particular derivatives may provide support only to certain specified classes of securities and will be subject to limitations and conditions, all of which will be described in the prospectus supplement.

   The derivative products that may be used will be limited to currency swaps, interest rate swaps and interest rate caps, floors and collars, in each case the purpose of which will be to minimize the risk to securityholders of adverse changes in interest rates. An interest rate swap is an agreement between two parties to exchange a stream of interest payments on an agreed hypothetical or "notional" principal amount. No principal amount is exchanged between the counterparties to an interest rate swap. In the typical swap, one party agrees to pay a fixed rate on a notional principal amount, while the counterparty pays a floating rate based on one or more reference interest rates including LIBOR, a specified bank's prime rate or U.S. Treasury Bill rates. Interest rate swaps also permit counterparties to exchange a floating rate obligation based on one reference interest rate (such as LIBOR) for a floating rate obligation based on another referenced interest rate (such as U.S. Treasury Bill rates).

   Other types or arrangements may be entered into to protect against interest rate moves, to otherwise supplement the interest rates on one or more classes of securities or to provide for payments to the trust fund based on the occurrence of other specified events. These arrangements will be described in the related prospectus supplement.

                   CERTAIN LEGAL ASPECTS OF RESIDENTIAL LOANS

   The following discussion contains general summaries of certain legal aspects of loans secured by residential properties. Because the legal aspects are governed by applicable state law, which may differ substantially, the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the residential loans is situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the residential loans. In this regard, the following discussion does not fully reflect federal regulations with respect to FHA loans and VA loans. See "The Trust Funds--Residential Loans" and "Description of Primary Insurance Coverage--FHA Insurance and VA Guarantees" in this prospectus.

General

   All of the residential loans are generally loans to homeowners. All of the mortgage loans and Multifamily Loans are evidenced by notes or bonds and secured by instruments which may be mortgages, deeds of trust, security deeds or deeds to secure debt, depending on the type of security instrument customary to grant a security interest in real property in the state in which the residential property is located. The prospectus supplement relating to a series of securities may specify that a trust fund also contains:

   (1) Home Improvement Contracts evidenced by promissory notes, which may be secured by an interest in the related mortgaged property or may be unsecured;

   (2) Cooperative Loans evidenced by promissory notes secured by security interests in shares issued by private, cooperative housing corporations and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the related buildings; or

   (3) Manufactured Housing Contracts evidencing both

      o the obligation of the borrower to repay the loan evidenced by the Manufactured Housing Contract; and

      o the grant of a security interest in the related manufactured home or with respect to Land Contracts, a lien on the real estate to which the related manufactured homes are deemed to be affixed, and including in some cases a security interest in the related manufactured home, to secure repayment of this loan.

   Generally, any of the foregoing types of encumbrance will create a lien on, or grant a title interest in, the subject property. The priority of the lien will depend on the terms of the particular security instrument, if any, the knowledge of the parties to the instruments, as well as the order of recordation or filing of the instrument in the appropriate public office. This lien is generally not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.

Mortgage Loans

   The mortgage loans and Multifamily Loans will generally be secured by either mortgages, deeds of trust, security deeds or deeds to secure debt depending on the type of security instrument customary to grant a security interest according to the prevailing practice in the state in which the property subject to a mortgage loan or Multifamily Loan is located. Any of the foregoing types of encumbrance creates a lien on or conveys title to the real property encumbered by this instrument and represents the security for the repayment of an obligation that is customarily evidenced by a promissory note. This lien is generally not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers. Priority with respect to these security instruments depends on their terms and generally on the order of recording with the applicable state, county or municipal office.

   There are two parties to a mortgage, the mortgagor, who is the borrower and usually the owner of the subject property or the land trustee, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. However, in the case of a land trust, title to the property is held by a land trustee under a land trust agreement, while the owner is the beneficiary of the land trust; at origination of a mortgage loan, the borrower executes a separate undertaking to make payments on the mortgage note.

   Although a deed of trust is similar to a mortgage, a deed of trust normally has three parties, the trustor, who is similar to a mortgagor and who is the owner of the subject property and may or may not be the borrower, the beneficiary who is similar to a mortgagee and who is the lender, and the trustee, a third-party grantee. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying debt. By executing a security deed or deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien on, the subject property to the grantee until a time when the underlying debt is repaid. The mortgagee's authority under a mortgage and the trustee's authority under a deed of trust, security deed or deed to secure debt are governed by

   o  the law of the state in which the real property is located,

   o the express provisions of the mortgage, deed of trust, security deed or deed to secure debt and,

   o in some cases, with respect to deeds of trust, the directions of the beneficiary.

Cooperative Loans

   The Cooperative owns all the real property or some interest in the real property sufficient to permit it to own the building and all separate dwelling units in the building. The Cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is a blanket mortgage on the cooperative apartment building and/or underlying land, or an underlying lease of the land, the Cooperative, as mortgagor, or lessee, as the case may be, is also responsible for meeting these blanket mortgage or rental obligations. A blanket mortgage is ordinarily incurred by the Cooperative in connection with either the construction or purchase of the Cooperative's apartment building or the obtaining of capital by the Cooperative. The interests of the occupants under proprietary leases or occupancy agreements as to which the Cooperative is the landlord are generally subordinate to the interests of the holder of the blanket mortgage and to the interest of the holder of a land lease.

   If the Cooperative is unable to meet the payment obligations

   (1) arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements; or

   (2) arising under its land lease, the holder of the landlord's interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements.

Also, a blanket mortgage on a Cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at final maturity. The inability of the Cooperative to refinance the mortgage and its consequent inability to make the final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the Cooperative to extend its term or, in the alternative, to purchase the land could lead to termination of the Cooperative's interest in the property and termination of all proprietary leases and occupancy agreements. In either event, foreclosure by the holder of the blanket mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by the lender that financed the purchase by an individual tenant-stockholder of Cooperative shares or, in the case of the trust fund, the collateral securing the Cooperative Loans.

   The Cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a Cooperative must make a monthly payment to the Cooperative representing the tenant-stockholder's pro rata share of the Cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a Cooperative and accompanying occupancy rights is financed through a Cooperative share loan evidenced by a promissory note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and in the related Cooperative shares. The lender generally takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the Cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. If a default of the tenant-stockholder occurs, the lender may generally sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of Cooperative shares. See "--Foreclosure on Cooperative Shares" below.

Tax Aspects of Cooperative Ownership

   In general, a "tenant-stockholder," as defined in Section 216(b)(2) of the Code, of a "cooperative housing corporation" within the meaning of Section 216(b)(1) of the Code, is allowed a deduction for amounts paid or accrued within his taxable year to the corporation. These amounts paid or accrued represent his proportionate share of certain interest expenses and certain real estate taxes allowable as a deduction under Section 216(a) of the Code to the corporation under Sections 163 and 164 of the Code. In order for a corporation to qualify under Section 216(b)(1) of the Code for its taxable year in which the items are allowable as a deduction to the corporation, this section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders. By virtue of this requirement, the status of a corporation for purposes of Section 216(b)(1) of the Code must be determined on a year-to-year basis. Consequently, there can be no assurance that cooperatives relating to the Cooperative Loans will qualify under this section for any particular year. If a Cooperative of this type fails to qualify for one or more years, the value of the collateral securing any related Cooperative Loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under Section 216(a) of the Code with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Section 216(b)(1) of the Code, the likelihood that this failure would be permitted to continue over a period of years appears remote.

Manufactured Housing Contracts Other Than Land Contracts

   Under the laws of most states, manufactured housing constitutes personal property and is subject to the motor vehicle registration laws of the state or other jurisdiction in which the unit is located. In states where a certificate of title is not required for the perfection of security interests in manufactured homes, security interests are perfected by the filing of a financing statement under Article 9 of the UCC, which has been adopted by all states. A financing statement is effective for five years and must be renewed at the end of each five years. The certificate of title laws adopted by virtually all states provide that ownership of motor vehicles and manufactured housing shall be evidenced by a certificate of title issued by the motor vehicles department, or a similar entity, of the responsible state. In any state which has not enacted a certificate of title law, a security interest in a unit of manufactured housing, so long as it is not attached to land in so permanent a fashion as to become a fixture, is generally perfected by the recording of the interest on the certificate of title to the unit in the appropriate motor vehicle registration office or by delivery of the required documents and payment of a fee to the office, depending on state law.

   The master servicer will generally be required to obtain possession of the certificate of title, but, the related prospectus supplement may specify if it will not be required to effect the notation or delivery of the required documents and fees. The failure to effect the notation or delivery, or the taking of action under the wrong law, under a motor vehicle title statute rather than under the UCC, is likely to cause the trustee not to have a perfected security interest in the manufactured home securing a Manufactured Housing Contract.

   As manufactured homes have become larger and often have been attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes may, under certain circumstances, become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties, including a trustee in bankruptcy claiming an interest in the home under applicable state real estate law, regardless of compliance with the requirements described above. In order to perfect a security interest in a manufactured home under real estate laws, the holder of the security interest must file either a "fixture filing" under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the home is located.

   Generally, Manufactured Housing Contracts will contain provisions prohibiting the borrower from permanently attaching the manufactured home to its site. So long as the borrower does not violate this agreement, a security interest in the manufactured home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to perfect the security interest in the manufactured home. If, however, a manufactured home is permanently attached to its site, other parties, including a trustee in bankruptcy, could obtain an interest in the manufactured home which is prior to the security interest originally retained by the seller and transferred to the depositor.

   The depositor will assign or cause to be assigned a security interest in the manufactured homes to the trustee, on behalf of the holders of securities. The related prospectus supplement may specify that neither the depositor, the master servicer nor the trustee will amend the certificates of title to identify the trustee, on behalf of the holders of securities, as the new secured party. Accordingly, the depositor or the Unaffiliated Seller will continue to be named as the secured party on the certificates of title relating to the manufactured homes. The assignment of a Manufactured Housing Contract is effective to assign the security interest in the related manufactured home without amendment of any lien noted on the related certificate of title and the new secured party, therefore, succeeds to the depositor's rights as the secured party. However, there exists a risk that, in the absence of an amendment to the certificate of title, the exercise of remedies by the trustee against a manufactured home could be complicated and that, through fraud or mistake, the lien noted on the certificate of title could be released by the depositor or the Unaffiliated Seller.

   In the absence of fraud, forgery or permanent affixation of the manufactured home to its site by the manufactured home owner, or administrative error by state recording officials, the following actions should be sufficient to protect the trustee against the rights of subsequent purchasers of a manufactured home or subsequent lenders who take a security interest in the manufactured home:

   o the notation of the lien of the depositor on the certificate of title or delivery of the required documents and fees or,

   o in states where a security interest in manufactured homes is perfected pursuant to Article 9 of the UCC, the filing of a financing statement, and continuation statements before the end of each five year period.

If there are any manufactured homes as to which the depositor has failed to perfect or cause to be perfected the security interest assigned to the trust fund, the security interest would be subordinate to, among others, subsequent purchasers for value of manufactured homes, holders of perfected security interests, and a trustee in bankruptcy. There also exists a risk in not identifying the trustee, on behalf of the holders of securities as the new secured party on the certificate of title that, through fraud or negligence, the security interest of the trustee could be released.

   If the owner of a manufactured home moves it to a state other than the state in which the manufactured home initially is registered, under the laws of most states the perfected security interest in the manufactured home would continue for four months after the relocation and after that period until the owner re-registers the manufactured home in the new state. If the owner were to relocate a manufactured home to another state and re-register the manufactured home in the other state, and if the depositor did not take steps to re-perfect its security interest in the new state, the security interest in the manufactured home would cease to be perfected.

   A majority of states generally require surrender of a certificate of title to re-register a manufactured home. Accordingly, if the depositor holds the certificate of title to this manufactured home, it must surrender possession of the certificate. In the case of manufactured homes registered in states which provide for notation of lien, the depositor would receive notice of surrender if the security interest in the manufactured home is noted on the certificate of title. Accordingly, the depositor could re-perfect its security interest in the manufactured home in the state of relocation. In states which do not require a certificate of title for registration of a manufactured home, re-registration could defeat perfection. Similarly, when a borrower under a manufactured housing conditional sales contract sells a manufactured home, the lender must surrender possession of the certificate of title or it will receive notice as a result of its lien noted thereon. Accordingly, the lender will have an opportunity to require satisfaction of the related manufactured housing conditional sales contract before release of the lien. The master servicer will be obligated to take the steps, at the master servicer's expense, as are necessary to maintain perfection of security interests in the manufactured homes.

   Under the laws of most states, statutory liens, such as liens for repairs performed on a manufactured home and liens for personal property taxes take priority even over a perfected security interest. In addition, certain liens arising as a matter of federal law, such as federal tax liens, also take priority over a perfected security interest. The depositor will obtain the representation of the Unaffiliated Seller that it has no knowledge of any liens with respect to any manufactured home securing a contract. However, these types of liens could arise at any time during the term of a mortgage note or Manufactured Housing Contract. No notice will be given to the trustee or holders of securities if this type of a lien arises.

Foreclosure on Mortgages

   Foreclosure of a mortgage is generally accomplished by judicial action. Generally, the action is initiated by serving legal pleadings on all parties having an interest of record in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary party defendants. When the mortgagee's right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time consuming. After the completion of a judicial foreclosure, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct the sale of the property.

   An action to foreclose a mortgage is an action to recover the mortgage debt by enforcing the mortgagee's rights under the mortgage in and to the mortgaged property. It is regulated by statutes and rules and subject throughout to the court's equitable powers. Generally, a borrower is bound by the terms of the mortgage note and the mortgage as made and cannot be relieved from its own default. A foreclosure action is equitable in nature and is addressed to a court of equity. Accordingly, the court may relieve a borrower of a default and deny the mortgagee foreclosure on proof that the borrower's default was neither willful nor in bad faith and that the mortgagee's action was meant to establish a waiver, or fraud, bad faith, oppressive or unconscionable conduct to warrant a court of equity to refuse affirmative relief to the mortgagee. Under certain circumstances a court of equity may relieve the borrower from an entirely technical default where the default was not willful.

   A foreclosure action or sale pursuant to a power of sale is subject to most of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring up to several years to complete. Moreover, a non-collusive, regularly conducted foreclosure sale or sale pursuant to a power of sale may be challenged as a fraudulent conveyance, regardless of the parties' intent. The challenge could be successful if a court determines that the sale was for less than fair consideration and the sale occurred while the borrower was insolvent and within one year, or within the state statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law, of the filing of bankruptcy. Similarly, a suit against the debtor on the mortgage note may take several years and, generally, is a remedy alternative to foreclosure, the mortgagee being precluded from pursuing both at the same time. In some states, mortgages may also be foreclosed by advertisement in accordance with a power of sale provided in the mortgage. Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by nonjudicial power of sale.

   Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust which authorizes the trustee to sell the property if the borrower defaulted under the terms of the note or deed of trust. In some states, prior to the sale, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other individual having an interest in the real property, including any junior lienholder. In some states, the trustor, borrower, or any person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation to the extent allowed by applicable law. Generally, state law controls the amount of foreclosure expenses and costs, including attorneys' fees, which may be recovered by a lender. Certain states require that a notice of sale must be posted in a public place and, in most states, published for a specific period of time in a specified manner prior to the date of the trustee's sale. In addition, some state laws require posting of a copy of the notice of sale on the property, recording and sending the notice to all parties having an interest in the real property. In certain states, foreclosure under a deed of trust may also be accomplished by judicial action in the manner provided for foreclosure of mortgages.

   In case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee is generally a public sale. It is uncommon for a third party to purchase the property at the foreclosure sale because:

   (1) of the difficulty potential third party purchasers at the sale might have in determining the exact status of title and

   (2) the physical condition of the property may have deteriorated during the foreclosure proceedings.

   In some states, potential buyers may be further unwilling to purchase a property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Company. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under section 67 of the former Bankruptcy Act and section 548 of the current Bankruptcy Code, and, therefore, could be rescinded in favor of the bankrupt's estate, if:

   (1) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition; and

   (2) the price paid for the foreclosed property did not represent "fair consideration," which is "reasonably equivalent value" under the Bankruptcy Code.

However, on May 23, 1994, Durrett was effectively overruled by the United States Supreme Court in BFP v. Resolution Trust Corporation, as Receiver for Imperial Federal Savings and Loan Association, et al., in which the Court held that "`reasonably equivalent value', for foreclosed property, is the price in fact received at the foreclosure sale, so long as all the requirements of the State's foreclosure law have been complied with." The Supreme Court decision, however, may not be controlling as to whether a non-collusive, regularly conducted foreclosure can be avoided as a fraudulent conveyance under applicable state law, if a court determines that the sale was for less than "fair consideration" under applicable state law. For these reasons, it is common for the lender to purchase the property from the trustee or referee for an amount equal to the principal amount of the mortgage or deed of trust plus accrued and unpaid interest and the expenses of foreclosure.

   Generally, state law controls the amount of foreclosure costs and expenses, including attorneys' and trustee's fees, which may be recovered by a lender. In some states there is a statutory minimum purchase price which the lender may offer for the property. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume ownership of the mortgaged property. The burdens of ownership include obtaining casualty insurance, paying taxes and making repairs at the lender's own expense as are necessary to render the property suitable for sale. Depending on market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of any mortgage Insurance Proceeds, if any.

   A junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgages. If it does foreclose, the junior mortgagee must either pay the entire amount due on the senior mortgages to the senior mortgagees prior to or at the time of the foreclosure sale or undertake the obligation to make payments on the senior mortgages if the borrower is in default under the senior mortgage. In either event the junior mortgagee would add the amounts expended to the balance due on the junior loan, and it may be subrogated to the rights of the senior mortgagees. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause, the junior mortgagee may be required to pay the full amount of the senior mortgages to the senior mortgagees. Accordingly, with respect to those mortgage loans which are junior mortgage loans, if the lender purchases the property, the lender's title will be subject to all senior liens and claims and certain governmental liens.

   The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage or deed of trust under which the sale was conducted. Any remaining proceeds are generally payable to the holders of junior mortgages or deeds of trust and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are generally payable to the borrower or trustor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgagee or may require the institution of separate legal proceedings.

   In foreclosure, courts have imposed general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of his defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. The courts have taken a number of different approaches:

   o in some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability;

   o in other cases, courts have limited the right of a lender to foreclose if the default under the mortgage instrument is not monetary, such as the borrower's failure to adequately maintain the property or the borrower's execution of a second mortgage or deed of trust affecting the property;

   o finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust or mortgages receive notices in addition to the statutorily-prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or under a mortgage having a power of sale, does not involve sufficient state action to afford constitutional protections to the borrower.

   In addition, certain states impose a statutory lien for associated costs on property that is the subject of a cleanup action by the state on account of hazardous wastes or hazardous substances released or disposed of on the property. This statutory lien may have priority over all subsequent liens on the property and, in certain of these states, will have priority over prior recorded liens, including the lien of a mortgage. In addition, under federal environmental law and possibly under state law in a number of states, a secured party that takes a deed in lieu of foreclosure or acquires a mortgaged property at a foreclosure sale may become liable for the costs of cleaning up a contaminated site. Although these costs could be substantial, it is unclear when they would be imposed on a secured lender on residential properties. If title to a residential property was acquired on behalf of holders of securities and cleanup costs were incurred in respect of the residential property, the holders of securities might realize a loss if these costs were required to be paid by the related trust fund.

Foreclosure on Cooperative Shares

   The Cooperative shares and proprietary lease or occupancy agreement owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the Cooperative's Certificate of Incorporation and By-laws, as well as in the proprietary lease or occupancy agreement. These agreements may be canceled by the Cooperative, even while pledged, for failure by the tenant-stockholder to pay rent or other obligations or charges owed by the tenant-stockholder, including mechanics' liens against the Cooperative apartment building incurred by the tenant-stockholder. Commonly, rent and other obligations and charges arising under a proprietary lease or occupancy agreement which are owed to the cooperative are made liens on the shares to which the proprietary lease or occupancy agreement relates.

   In addition, the proprietary lease or occupancy agreement generally permits the Cooperative to terminate this lease or agreement if the tenant-stockholder fails to make payments or defaults in the performance of covenants required under the related agreement. Typically, the lender and the Cooperative enter into a recognition agreement which, together with any lender protection provisions contained in the proprietary lease, establishes the rights and obligations of both parties if a default by the tenant-stockholder occurs on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

   The recognition agreement generally provides that, if the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate the proprietary lease or agreement until the lender has been provided with notice of and an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender's lien against proceeds from a sale of the Cooperative apartment. However, the Cooperative will retain its right to sums due under the proprietary lease or occupancy agreement or which have become liens on the shares relating to the proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the Cooperative Loan and accrued and unpaid interest on the Cooperative Loan.

   Recognition agreements also provide that if a foreclosure occurs on a Cooperative Loan, the lender must obtain the approval or consent of the Cooperative as required by the proprietary lease before transferring the Cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

   Foreclosure on the Cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the sale. Generally, a sale conducted according to the usual practice of similar parties selling similar collateral will be considered reasonably conducted.

   Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperative to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See "--Anti-Deficiency Legislation, Bankruptcy Laws and Other Limitations on Lenders" below.

Repossession with respect to Manufactured Housing Contracts that are not Land Contracts

   Repossession of manufactured housing is governed by state law. So long as a manufactured home has not become so attached to real estate that it would be treated as a part of the real estate under the law of the state where it is located, repossession of the home, if a default occurs by the borrower, will generally be governed by the UCC. Article 9 of the UCC provides the statutory framework for the repossession of manufactured housing. While the UCC as adopted by the various states may vary in certain small particulars, the general repossession procedure established by the UCC is as follows:

   (1) Except in those few states where the debtor must receive notice of his right to cure his default--typically 30 days to bring the account current--repossession can commence immediately when a default occurs without prior notice. Repossession may be effected either through self-help, which is the peaceable retaking without court order, voluntary repossession or through judicial process, which is the repossession pursuant to court-issued writ of replevin. The self-help and/or voluntary repossession methods are more commonly employed, and are accomplished simply by retaking possession of the manufactured home. In cases where the debtor objects or raises a defense to repossession, a court order must be obtained from the appropriate state court, and the manufactured home must then be repossessed in accordance with that order. Whether the method employed is self-help, voluntary repossession or judicial repossession, the repossession can be accomplished either by an actual physical removal of the manufactured home to a secure location for refurbishment and resale or by removing the occupants and their belongings from the manufactured home and maintaining possession of the manufactured home on the location where the occupants were residing. Various factors may affect whether the manufactured home is physically removed or left on location, such as the nature and term of the lease of the site on which it is located and the condition of the unit. In many cases, leaving the manufactured home on location is preferable, if the home is already set up, because the expenses of retaking and redelivery will be saved. However, in those cases where the home is left on location, expenses for site rentals will usually be incurred.

   (2) Once repossession has been achieved, preparation for the subsequent disposition of the manufactured home can commence. The disposition may be by public or private sale, if notice to the debtor is given, and the method, manner, time, place and terms of the sale must be commercially reasonable. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor.

   (3) Sale proceeds are to be applied first to repossession expenses--expenses incurred in retaking, storage, preparing for sale to include refurbishing costs and selling--and then to satisfaction of the indebtedness. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, the deficiency may be sought from the debtor in the form of a deficiency judgment in those states which do not prohibit or limit judgments. The deficiency judgment is a personal judgment against the debtor for the shortfall. Occasionally, after resale of a manufactured home and payment of all expenses and indebtedness, there is a surplus of funds. In that case, the UCC requires the secured party to remit the surplus to the debtor. Because the defaulting owner of a manufactured home generally has very little capital or income available following repossession, a deficiency judgment may not be sought in many cases or, if obtained, will be settled at a significant discount in light of the defaulting owner's strained financial condition.

Rights of Redemption with respect to Residential Properties

   The purposes of a foreclosure action are to enable the mortgagee to realize on its security and to bar the borrower, and all persons who have an interest in the property which is subordinate to the foreclosing mortgagee, from exercising their "equity of redemption." The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, parties having an interest which is subordinate to that of the foreclosing mortgagee may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action has been commenced, the redeeming party must pay certain costs of the foreclosure action. Parties having an equity of redemption must generally be made parties and duly summoned to the foreclosure action in order for their equity of redemption to be barred.

   Equity of redemption which is a non-statutory right that must be exercised prior to foreclosure sale, should be distinguished from statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the trustor or borrower and certain foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, redemption may occur only after payment of the foreclosure sales price, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of a right of redemption is to force the lender to retain the property and pay the expenses of ownership and maintenance of the property until the redemption period has expired. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.

Notice of Sale; Redemption Rights with respect to Manufactured Homes

   While state laws do not usually require notice to be given debtors prior to repossession, many states do require delivery of a notice of default and of the debtor's right to cure defaults before repossession State law also requires that the debtor be given notice of sale prior to the resale of the home so that the owner may redeem at or before resale. In addition, the sale must comply with the requirements, including the notice requirements, of the UCC.

Anti-Deficiency Legislation, Bankruptcy Laws and Other Limitations on Lenders

   States have taken a number of approaches to anti-deficiency and related legislation:

   o Certain states have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage.

   o In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized from the public sale of the real property and the amount due to the lender.

   o Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower.

   o In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting its security. However in some of these states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, in those states permitting election, is that lenders will usually proceed against the security first rather than bringing a personal action against the borrower.

   o Finally, other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

   In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the Bankruptcy Code and state laws affording relief to debtors, may interfere with or affect the ability of a secured mortgage lender to obtain payment of a mortgage loan, to realize on collateral and/or enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions, including foreclosure actions and deficiency judgment proceedings, are automatically stayed when a bankruptcy petition is filed, and, usually, no interest or principal payments are made during the course of the bankruptcy case. Foreclosure of an interest in real property of a debtor in a case under the Bankruptcy Code can typically occur only if the bankruptcy court vacates the stay; an action the bankruptcy court may be reluctant to take, particularly if the debtor has the prospect of restructuring his or her debts and the mortgage collateral is not deteriorating in value. The delay and the consequences caused by the automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a subordinate lender secured by a mortgage on the property may stay the senior lender from taking action to foreclose out the junior lien.

   A homeowner may file for relief under the Bankruptcy Code under any of three different chapters of the Bankruptcy Code. Under Chapter 7, the assets of the debtor are liquidated and a lender secured by a lien may "bid in," i.e., bid up to the amount of the debt, at the sale of the asset. See "--Foreclosure on Mortgages" above. A homeowner may also file for relief under Chapter 11 of the Bankruptcy Code and reorganize his or her debts through his or her reorganization plan. Alternatively, a homeowner may file for relief under Chapter 13 of the Bankruptcy Code and address his or her debts in a rehabilitation plan. Chapter 13 is often referred to as the "wage earner chapter" or "consumer chapter" because most individuals seeking to restructure their debts file for relief under Chapter 13 rather than under Chapter 11.

   A reorganization plan under Chapter 11 and a rehabilitation plan under Chapter 13 of the Bankruptcy Code may each allow a debtor to cure a default with respect to a mortgage loan on the debtor's residence by paying arrearages within a reasonable time period and to deaccelerate and reinstate the original mortgage loan payment schedule. This cure is allowed even though the lender accelerated the loan and a final judgment of foreclosure had been entered in state court provided no sale of the property had yet occurred, prior to the filing of the debtor's petition under the Bankruptcy Code. Courts have approved Chapter 11 plans that have allowed curing of defaults over a number of years. In certain circumstances, defaults may be cured over a number of years even if the full amount due under the original loan is never repaid, even if the mortgagee objects. Under a Chapter 13 plan, curing of defaults must be accomplished within the five year maximum term permitted for repayment plans.

   Generally, a repayment plan filed in a case under Chapter 13 may not modify the claim of a mortgage lender if the borrower elects to retain the property, the property is the borrower's principal residence and the property is the lender's only collateral. If the last payment on the original payment schedule of a mortgage loan secured only by the debtor's principal residence is due before the final date for payment under a debtor's Chapter 13 plan--which date could be up to five years after the debtor emerges from bankruptcy--under a case recently decided by an intermediate appellate court, the debtor's rehabilitation plan could modify the terms of the loan by bifurcating an undersecured lender's claim into a secured and an unsecured component in the same manner as if the debtor were a debtor in a case under Chapter 11. While this decision is contrary to a prior decision of a more senior appellate court in another jurisdiction, it is possible that the intermediate court's decision will become the accepted interpretation in view of the language of the applicable statutory provision. If this interpretation is adopted by a court considering the treatment in a Chapter 13 repayment plan of a home equity loan, the home equity loan could be restructured as if the bankruptcy case were under Chapter 11 if the final payment is due within five years of the debtor's emergence from bankruptcy.

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

   In a case under Chapter 11, provided certain substantive and procedural safeguards are met, the amount and terms of a mortgage loan secured by property of the debtor, including the debtor's principal residence, may be modified. Under the Bankruptcy Code, the outstanding amount of a loan secured by the real property may be reduced to the then-current value of the property as determined by the court, with a corresponding partial reduction of the amount of the lender's security interest, if the value is less than the amount due on the loan. This reduction will leave the lender a general unsecured creditor for the difference between the value of the collateral and the outstanding balance of the loan. A borrower's unsecured indebtedness will typically be discharged in full when payment of a substantially reduced amount is made.

   Other modifications may include a reduction in the amount of each scheduled payment, and/or an extension or reduction of the final maturity date. State statutes and general principles of equity may also provide a borrower with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Because many of the mortgage loans will have loan-to-value ratios in excess of 100% at origination, or the loan-to-value ratios otherwise may exceed 100% in cases where the market value declined subsequent to origination, a potentially significant portion of the unpaid principal amount of the related mortgage loan would likely be treated as unsecured indebtedness in a case under Chapter 11.

   In a bankruptcy or similar proceeding of a borrower, action may be taken seeking the recovery, as a preferential transfer or on other grounds, of any payments made by the borrower under the related mortgage loan. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business or if the value of the collateral exceeds the debt on the date the case is commenced if within the applicable preference period. Whether any particular payment would be protected depends on the facts specific to a particular transaction.

   A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, subject to the court's approval, a debtor in a case under Chapter 11 of the Bankruptcy Code may have the power to grant liens senior to the lien of a mortgage. Moreover, the laws of certain states also give priority to certain tax and mechanics liens over the lien of a mortgage. Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable and inequitable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

   Various proposals to amend the Bankruptcy Code in ways that could adversely affect the value of the mortgage loans have been considered by Congress, and more proposed legislation may be considered in the future. No assurance can be given that any particular proposal will or will not be enacted into law, or that any provision so enacted will not differ materially from the proposals described above.

   The Code provides priority to certain tax liens over the lien of the mortgage. This may have the effect of delaying or interfering with the enforcement of rights in respect of a defaulted mortgage loan.

Junior Mortgages

   Some of the mortgage loans, Multifamily Loans and Home Improvement Contracts may be secured by junior mortgages or deeds of trust, which are junior to senior mortgages or deeds of trust which are not part of the trust fund. The rights of the holders of securities as the holders of a junior deed of trust or a junior mortgage are subordinate in lien priority and in payment priority to those of the holder of the senior mortgage or deed of trust. These rights include the prior rights of the senior mortgagee or beneficiary to receive and apply hazard insurance and condemnation proceeds and, if the borrower defaults, to cause a foreclosure on the property. When the foreclosure proceedings are completed by the holder of the senior mortgage or the sale pursuant to the deed of trust, the junior mortgagee's or junior beneficiary's lien will be extinguished unless the junior lienholder satisfies the defaulted senior loan or asserts its subordinate interest in a property in foreclosure proceedings. See "--Foreclosure on Mortgages" in this prospectus.

   Furthermore, the terms of the junior mortgage or deed of trust are subordinate to the terms of the senior mortgage or deed of trust. If a conflict exists between the terms of the senior mortgage or deed of trust and the junior mortgage or deed of trust, the terms of the senior mortgage or deed of trust will govern generally. If the borrower or trustor fails to perform any of its obligations, the senior mortgagee or beneficiary, subject to the terms of the senior mortgage or deed of trust, may have the right to perform the obligation itself. Generally, all sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust. To the extent a senior mortgagee makes these expenditures, the expenditures will generally have priority over all sums due under the junior mortgage.

Consumer Protection Laws

   Numerous federal consumer protection laws impose substantial requirements on creditors involved in consumer finance. These laws include:

   o  the federal Truth-in-Lending Act and Regulation Z,

   o  Real Estate Settlement Procedures Act and Regulation X,

   o  Equal Credit Opportunity Act and Regulation B,

   o  Fair Credit Billing Act,

   o  Fair Credit Reporting Act,

   o  Fair Housing Act, Housing and Community Development Act,

   o  Home Mortgage Disclosure Act,

   o  Federal Trade Commission Act,

   o  Fair Debt Collection Practices Act,

   o  Uniform Consumer Credit Code,

   o  Consumer Credit Protection Act,

   o  Riegle Act,

   o  Depository Institutions Deregulation and Monetary Control Act,

   o  Gramm-Leach-Bliley Act, and

   o  related statutes and regulations.

   In addition state consumer protection laws also impose substantial requirements on creditors involved in consumer finance. The applicable state laws generally regulate:

   o  the disclosures required to be made to borrowers,

   o  licensing of originators of residential loans,

   o  debt collection practices,

   o  origination practices, and

   o  servicing practices.

   These federal and state laws can impose specific statutory liabilities on creditors who fail to comply with their provisions and may affect the enforceability of a residential loan. In particular, a violation of these consumer protection laws may:

   o limit the ability of the master servicer to collect all or part of the principal of or interest on the loan,

   o subject the trust, as an assignee of the loans, to liability for expenses, damages and monetary penalties resulting from the violation,

   o  subject the trust to an administrative enforcement action,

   o  provide the borrower with the right to rescind the loan, and

   o  provide the borrower with set-off rights against the trust.

   Residential loans often contain provisions obligating the borrower to pay late charges if payments are not timely made. In certain cases, federal and state law may specifically limit the amount of late charges that may be collected. The related prospectus supplement may specify that late charges will be retained by the master servicer as additional servicing compensation, and any inability to collect these amounts will not affect payments to holders of securities.

   Courts have imposed general equitable principles upon repossession and litigation involving deficiency balances. These equitable principles are generally designed to relieve a consumer from the legal consequences of a default.

   In several cases, consumers have asserted that the remedies provided secured parties under the UCC and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. For the most part, courts have upheld the notice provisions of the UCC and related laws as reasonable or have found that the repossession and resale by the creditor does not involve sufficient state action to afford constitutional protection to consumers.

   The so-called "Holder-in-Due-Course" Rules of the Federal Trade Commission have the effect of subjecting a seller, and certain related creditors and their assignees in a consumer credit transaction and any assignee of the creditor to all claims and defenses which the debtor in the transaction could assert against the seller of the goods. Liability under the Holder-in-Due-Course Rules is subject to any applicable limitations implied by the Riegle Act and is limited to the amounts paid by a debtor on the residential loan, and the holder of the residential loan may also be unable to collect amounts still due under those rules.

   If a residential loan is subject to the requirements of the Holder-in-Due-Course-Rules, the trustee will be subject to any claims or defenses that the debtor may assert against the seller.

"High Cost" Loans and Predatory Lending Laws

   Mortgage Loans. Some of the mortgage loans, known as High Cost Loans, may be subject to the Home Ownership and Equity Protection Act of 1994, or Homeownership Act, which amended TILA to provide new requirements applicable to loans that exceed certain interest rates and/or points and fees thresholds. Purchasers or assignees of any High Cost Loan, including any trust, could be liable under federal law for all claims and subject to all defenses that the borrower could assert against the originator of the High Cost Loan. Remedies available to the borrower include monetary penalties, as well as rescission rights if the appropriate disclosures were not given as required. The maximum damages that may be recovered under these provisions from an assignee, including the trust, is the remaining amount of indebtedness plus the total amount paid by the borrower in connection with the mortgage loan and plus attorneys fees.

   In addition to the Homeownership Act, a number of states and local governments have enacted, and other states or local governments may enact, laws that impose requirements and restrictions greater than those in the Homeownership Act. Among other things, these laws prohibit inclusion of some provisions in mortgage loans that have interest rates or origination costs in excess of prescribed levels, and require that borrowers be given certain disclosures prior to the consummation of the mortgage loans. Purchasers or assignees of a mortgage loan, including the related trust, could be exposed to all claims and defenses that the mortgagor could assert against the originator of the mortgage loan for a violation of state law. Claims and defenses available to the borrower could include monetary penalties, rescission and defenses to a foreclosure action or an action to collect.

   Lawsuits have been brought in various states making claims against assignees of High Cost Loans for violations of federal and state law allegedly committed by the originator. Named defendants in these cases include numerous participants within the secondary mortgage market, including some securitization trusts.

   Cooperative Loans. Generally, Article 9 of the UCC governs foreclosure on Cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral, which, in the case of a Cooperative Loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement, was conducted in a commercially reasonable manner.

Enforceability of Certain Provisions

   Generally, residential loans, except for FHA loans and VA loans, contain due-on-sale clauses. These clauses permit the lender to accelerate the maturity of the loan if the borrower sells, transfers, or conveys the property without the prior consent of the mortgagee. The enforceability of these clauses has been impaired in various ways in certain states by statute or decisional law. The ability of mortgage lenders and their assignees and transferees to enforce due-on-sale clauses was addressed by the Garn-St Germain Depository Institutions Act of 1982 which was enacted on October 15, 1982. Section 341(b) of the Garn-St Germain Act permits a lender, subject to certain conditions, to "enter into or enforce a contract containing a due-on-sale clause with respect to a real property loan," notwithstanding any contrary state law.. The Garn-St Germain Act gave states that previously had enacted "due-on-sale" restrictions a three-year window to reenact the previous restrictions or enact new restrictions. Only six states acted within this window period: Arizona, Florida, Michigan, Minnesota, New Mexico and Utah. Consequently, due-on-sale provisions in documents governed by the law of those states are not preempted by federal law.

   The Garn-St Germain Act also sets forth nine specific instances in which a mortgage lender covered by the Garn-St Germain Act, including federal savings and loan associations and federal savings banks, may not exercise a due-on-sale clause, regardless of the fact that a transfer of the property may have occurred. These include intra-family transfers, certain transfers by operation of law, leases of fewer than three years, the creation of a junior encumbrance and other instances where regulations promulgated by the Director of the Office of Thrift Supervision, successor to the Federal Home Loan Bank Board, prohibit the enforcement of due-on-sale clauses. To date none of these regulations have been issued.

Regulations promulgated under the Garn-St Germain Act prohibit the imposition of a prepayment penalty if a loan is accelerated pursuant to a due-on-sale clause.

   The inability to enforce a due-on-sale clause may result in a mortgage loan bearing an interest rate below the current market rate being assumed by a new home buyer rather than being paid off. As a result, this inability to enforce due-on-sale clauses may have an impact on the average life of the mortgage loans related to a series and the number of those mortgage loans which may be outstanding until maturity.

   Transfer of Manufactured Homes. Generally, Manufactured Housing Contracts contain provisions prohibiting the sale or transfer of the related manufactured homes without the consent of the lender on the contract and permitting the acceleration of the maturity of the related contracts by the lender on the contract if any sale or transfer occurs that is not consented to. The related prospectus supplement may specify that the master servicer will, to the extent it has knowledge of this conveyance or proposed conveyance, exercise or cause to be exercised its rights to accelerate the maturity of the related Manufacturing Housing Contracts through enforcement of "due-on-sale" clauses, subject to applicable state law. In certain cases, the transfer may be made by a delinquent borrower in order to avoid a repossession proceeding with respect to a manufactured home.

   In the case of a transfer of a manufactured home as to which the master servicer desires to accelerate the maturity of the related Manufactured Housing Contract, the master servicer's ability to do so will depend on the enforceability under state law of the "due-on-sale" clause. The Garn-St. Germain Act preempts, subject to certain exceptions and conditions, state laws prohibiting enforcement of "due-on-sale" clauses applicable to the manufactured homes. Consequently, some states may prohibit the master servicer from enforcing a "due-on-sale" clause in respect of certain manufactured homes.

Prepayment Charges and Prepayments

   Generally, conventional mortgage loans, Cooperative Loans, Home Improvement Contracts and Manufactured Housing Contracts, residential owner occupied FHA loans and VA loans may be prepaid in full or in part without penalty. Generally, multifamily residential loans, including multifamily FHA loans, may contain provisions limiting prepayments on these loans, including

   o  prohibiting prepayment for a specified period after origination,

   o  prohibiting partial prepayments entirely or

   o requiring the payment of a prepayment penalty if a prepayment in full or in part occurs.

   The laws of certain states may

   o render prepayment fees unenforceable after a mortgage loan is outstanding for a certain number of years, or

   o limit the amount of any prepayment fee to a specified percentage of the original principal amount of the mortgage loan, to a specified percentage of the outstanding principal balance of a mortgage loan, or to a fixed number of months' interest on the prepaid amount.

In certain states, prepayment fees payable on default or other involuntary acceleration of a residential loan may not be enforceable against the related borrower. Some state statutory provisions may also treat certain prepayment fees as usurious if in excess of statutory limits.

   Some state laws restrict the imposition of prepayment charges and late fees even when the loans expressly provide for the collection of those charges. Although the Alternative Mortgage Transaction

Parity Act 1982, or the Parity Act, permits the collection of prepayment charges and late fees in connection with some types of eligible loans preempting any contrary state law prohibitions, some states may not recognize the preemptive authority of the Parity Act or have formally opted of the Parity Act. As a result, it is possible that prepayment charges and late fees may not be collected even on loans that provide for the payment of those charges unless otherwise specified in the accompanying prospectus supplement. The master servicer or another entity identified in the accompanying prospectus supplement will be entitled to all prepayment charges and late payment charges received on the loans and these amounts will not be available for payment on the certificates. Effective July 1, 2003, the Office of Thrift Supervision, referred to as the "OTS", the agency that administers the Parity Act for unregulated housing creditors, has withdrawn its favorable Parity Act regulations and Chief Counsel legal opinions that have authorized lenders to charge prepayment charges and late fees in certain circumstances notwithstanding contrary state law. However, the OTS's ruling does not have retroactive effect on loans originated before July 1, 2003.

Subordinate Financing

   When the borrower encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. In addition, if the junior loan permits recourse to the borrower--as junior loans often do--and the senior loan does not, a borrower may be more likely to repay sums due on the junior loan than those on the senior loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent an existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Applicability of Usury Laws

   Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

   The depositor believes that a court interpreting Title V would hold that mortgage loans related to a series are subject to federal preemption. Therefore, in a state that has not taken the requisite action to reject application of Title V or to adopt a provision limiting discount points or other charges prior to origination of the mortgage loans, any limitation under the state's usury law would not apply to the mortgage loans.

   In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no mortgage loans originated after the date of this state action will be eligible for inclusion in a trust fund if the mortgage loans bear interest or provide for discount points or charges in excess of permitted levels.

Alternative Mortgage Instruments

   Adjustable rate mortgage loans originated by non-federally chartered lenders have historically been subject to a variety of restrictions. These restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender complied with applicable law. These difficulties were simplified substantially as a result of the enactment of Title VIII of the Garn-St Germain Act. Title VIII of the Garn-St Germain Act which provides that, regardless of any state law to the contrary,

   (1) state-chartered banks may originate "alternative mortgage instruments," including adjustable rate mortgage loans, in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks;

   (2) state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit unions; and

   (3) all other non-federally chartered housing creditors, including without limitation

      o  state-chartered savings and loan associations,

      o  savings banks and mutual savings banks and

      o  mortgage banking companies

may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board, predecessor to the Office of Thrift Supervision, with respect to origination of alternative mortgage instruments by federal savings and loan associations.

   Title VIII of the Garn-St. Germain Act further provides that a state does not need to apply the provisions of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of these provisions. Certain states have done this.

Environmental Legislation

   Under the federal Comprehensive Environmental Response, Compensation, and Liability Act, as amended, and under state law in certain states, a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property may become liable in certain circumstances for the costs of cleaning up hazardous substances regardless of whether the secured party contaminated the property. CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, including current owners and operators of the property who did not cause or contribute to the contamination. Furthermore, liability under CERCLA is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Lenders may be held liable under CERCLA as owners or operators unless they qualify for the secured creditor exemption to CERCLA. This exemption exempts from the definition of owners and operators those who, without participating in the management of a facility, hold indicia of ownership primarily to protect a security interest in the facility.

   Recent amendments to CERCLA help clarify the actions that may be undertaken by a lender holding security in a contaminated facility without exceeding the bounds of the secured creditor exemption. The amendments offer protection to lenders by defining certain activities in which a lender can engage and still have the benefit of the secured creditor exemption. A lender will be deemed to have participated in the management of a mortgaged property, and will lose the secured creditor exemption, if it actually

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participates in the management or operational affairs of the property of the borrower. The amendments provide that "merely having the capacity to influence, or the unexercised right to control" operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption if it exercises decision-making control over the borrower's environmental compliance or hazardous substance handling and disposal practices, or assumes management of substantially all operational functions of the mortgaged property. The amendments also provide that a lender may continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale, or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms. However, the protections afforded lenders under the amendments are subject to conditions that have not been clarified by the courts.

   Other federal and state laws in certain circumstances may impose liability on a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property on which contaminants or other substances are present, including petroleum, agricultural chemicals, hazardous wastes, asbestos, radon, and lead-based paint. The cleanup costs or other liabilities may be substantial. It is possible that the costs could become a liability of a trust fund and reduce the amounts otherwise distributable to the holders of the related series of securities. Moreover, certain federal statutes and certain states by statute impose an environmental lien for any cleanup costs incurred by the government on the property that is the subject of these types of cleanup costs. All subsequent liens on the property generally are subordinated to the environmental lien. In some states, even prior recorded liens are subordinated to environmental liens. In the latter states, the security interest of the trustee in a related parcel of real property that is subject to an environmental lien could be adversely affected.

   The related prospectus supplement may specify that the mortgage loan seller will make representations as to the material compliance of the related residential property with applicable environmental laws and regulations as of the date of transfer and assignment of the mortgage loan to the trustee. In addition, the related agreement may provide that the master servicer and any special servicer acting on behalf of the trustee, may not acquire title to a residential property or take over its operation unless the master servicer or special servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits, that:

      (a) there are no circumstances present at the residential property relating to substances for which some action relating to their investigation or clean-up could be required or that it would be in the best economic interest of the trust fund to take these actions with respect to the affected residential property; and

      (b) that the residential property is in compliance with applicable environmental laws or that it would be in the best economic interest of the trust fund to take the actions necessary to comply with these laws.

See "Description of the Securities--Realization on Defaulted Residential Loans" in this prospectus.

Servicemembers Civil Relief Act and the California Military and Veterans Code

   Generally, under the terms of the Servicemembers Civil Relief Act, a borrower who enters military service after the origination of the borrower's residential loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, upon notification by such borrower, shall not be charged interest, including fees and charges, in excess of 6% per annum during the period of the borrower's active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6%, unless a court or administrative agency orders otherwise upon

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application of the lender. In addition, the Relief Act provides broad discretion for a court to modify a mortgage loan upon application by the borrower. The Relief Act applies to borrowers who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard, and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. The California Military and Veterans Code provides protection equivalent to that provided by the Relief Act to California national guard members called up to active service by the Governor, California national guard members called up to active service by the President and reservists called to active duty, and also allows such eligible borrowers to defer any obligation on their residential mortgage loans for a period of up to 180 days (or a lesser period equivalent to such borrower's period of active duty plus 60 calendar days). Because the Relief Act and the California Military Code apply to borrowers who enter military service, no information can be provided as to the number of mortgage loans that may be affected by the Relief Act or the California Military Code. Application of the Relief Act or the California Military Code would adversely affect, for an indeterminate period of time, the ability of a servicer to collect full amounts of interest or principal on certain of the mortgage loans.

   Any shortfalls in interest or principal collections resulting from the application of the Relief Act or the California Military Code would result in a reduction of the amounts distributable to the holders of the related series of securities, and the prospectus supplement may specify that the shortfalls would not be covered by advances or, any form of credit support provided in connection with the securities. In addition, the Relief Act and the California Military Code impose limitations that would impair the ability of a servicer to foreclose on an affected mortgage loan or enforce rights under a Home Improvement Contract or Manufactured Housing Contract during the borrower's period of active duty status, and, under certain circumstances, during an additional three month period after that period. Thus, if a mortgage loan or Home Improvement Contract or Manufactured Housing Contract goes into default, there may be delays and losses occasioned as a result.

Forfeiture for Drug, RICO and Money Laundering Violations

   Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

   In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, "did not know or was reasonably without cause to believe that the property was subject to forfeiture." However, there is no assurance that such a defense will be successful.

                         FEDERAL INCOME TAX CONSEQUENCES

General

   The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the securities offered by this prospectus. This discussion is directed solely to holders of securities that hold the securities as capital assets within the meaning of Section 1221 of the Code. This discussion does not purport to discuss all federal income tax

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

consequences that may be applicable to particular categories of investors, some of which, such as banks, insurance companies and foreign investors, may be subject to special rules. Further, the authorities on which this discussion, and the opinion referred to below, are based are subject to change or differing interpretations, which could apply retroactively. In addition to the federal income tax consequences described in this prospectus, potential investors should consider the state and local tax consequences, if any, of the purchase, ownership and disposition of the securities. See "State and Other Tax Consequences" in this prospectus. Prospective investors in the securities are encouraged to consult their own tax advisors concerning the federal, state, local or other tax consequences to them of the purchase, ownership and disposition of the securities offered under this prospectus.

   The following discussion addresses securities of four general types:

   (1) REMIC Securities,

   (2) Grantor Trust Securities,

   (3) Partnership Securities, and

   (4) Debt Securities.

The prospectus supplement relating to each series of securities will indicate which of the foregoing treatments will apply to the series. If a REMIC election or elections will be made for the related trust fund, the prospectus supplement will identify all "regular interests" and "residual interests" in the REMIC. For purposes of this tax discussion:

   (1) references to a "holder of securities" or a "holder" are to the beneficial owner of a security,

   (2) references to "REMIC Pool" are to an entity or portion of an entity as to which a REMIC election will be made, and

   (3) references to mortgage loans include agency securities and private mortgage-backed securities as specified in the related prospectus supplement.

   The following discussion is based in part on the OID Regulations, and in part on the REMIC Provisions. The OID Regulations do not adequately address certain issues relevant to, and in some instances provide that they are not applicable to, debt instruments such as the securities.

REMICs

   General

   Classification of REMICs. When each series of REMIC Securities is issued, Cadwalader, Wickersham & Taft LLP or such other counsel to the depositor specified in the related prospectus supplement ("Tax Counsel"), will deliver an opinion. This opinion will generally be to the effect that, assuming compliance with all provisions of the related pooling and servicing agreement,

   (1) the related trust fund, or each applicable portion of the related trust fund, will qualify as a REMIC, and

   (2) the REMIC securities offered with respect to the related trust fund will be considered to evidence ownership of "regular interests" or "residual interests" in that REMIC within the meaning of the REMIC Provisions.

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

   In order for the REMIC Pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC Pool with the requirements set forth in the Code. The REMIC Pool must fulfill an asset test, which requires that no more than a de minimis portion of the assets of the REMIC Pool, as of the close of the third calendar month beginning after the Startup Day and at all times after that date, may consist of assets other than "qualified mortgages" and "permitted investments." The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirement will be met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the REMIC Pool's assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets. A REMIC Pool also must provide "reasonable arrangements" to prevent its residual interests from being held by "disqualified organizations" or their agents and must furnish applicable tax information to transferors or agents that violate this requirement. The pooling and servicing agreement with respect to each series of REMIC certificates will contain provisions meeting these requirements. See "--Taxation of Owners of Residual Securities--Tax-Related Restrictions on Transfer of Residual Securities--Disqualified Organizations" in this prospectus.

   A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC Pool on the Startup Day or is purchased by the REMIC Pool within a three-month period after that date pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include whole mortgage loans, and, generally, certificates of beneficial interest in a grantor trust that holds mortgage loans and regular interests in another REMIC, such as lower-tier regular interests in a tiered REMIC. The REMIC Regulations specify that loans secured by timeshare interests and shares held by a tenant stockholder in a cooperative housing corporation can be qualified mortgages. A qualified mortgage includes a qualified replacement mortgage, which is any property that would have been treated as a qualified mortgage if it were transferred to the REMIC Pool on the Startup Day and that is received either

         (i) in exchange for any qualified mortgage within a three-month period after that date; or

         (ii) in exchange for a "defective obligation" within a two-year period thereafter.

   A "defective obligation" includes

         (i) a mortgage in default or as to which default is reasonably foreseeable;

         (ii) a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC Pool has been breached;

         (iii) a mortgage that was fraudulently procured by the borrower; and

         (iv) a mortgage that was not in fact principally secured by real property, but only if that mortgage is disposed of within 90 days of discovery.

   A mortgage loan that is "defective," as described in clause (iv), and is not sold or, if within two years of the Startup Day, exchanged, within 90 days of discovery, ceases to be a qualified mortgage after the 90-day period.

   Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC Pool. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC Pool to provide for payments of expenses of the REMIC Pool or amounts due on the regular or residual interests if defaults occur, including delinquencies, on the qualified mortgages, lower than

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

expected reinvestment returns, prepayment interest shortfalls and certain other contingencies. A Reserve Fund will be disqualified if more than 30% of the gross income from the assets in that fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A Reserve Fund must be reduced "promptly and appropriately" as payments on the mortgage loans are received. Foreclosure property is real property acquired by the REMIC Pool in connection with the default or imminent default of a qualified mortgage. Foreclosure property is generally not held beyond the close of the third calendar year following the year of acquisition, with one extension available from the IRS.

   In addition to the foregoing requirements, the various interests in a REMIC Pool also must meet certain requirements. All of the interests in a REMIC Pool must be either of the following:

   (1) one or more classes of regular interests or

   (2) a single class of residual interests on which distributions, if any, are made pro rata.

A regular interest is an interest in a REMIC Pool that is

   o  issued on the Startup Day with fixed terms,

   o  designated as a regular interest,

   o unconditionally entitles the holder to receive a specified principal amount, or other similar amount, and

   o provides that interest payments, or other similar amounts, if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. The specified portion may consist of a fixed number of basis points, a fixed percentage of the total interest, or a qualified variable rate, inverse variable rate or difference between two fixed or qualified variable rates on some or all of the qualified mortgages. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero.

   A residual interest is an interest in a REMIC Pool other than a regular interest that is issued on the Startup Day and that is designated as a residual interest. An interest in a REMIC Pool may be treated as a regular interest even if payments of principal with respect to that interest are subordinated to payments on other regular interests or the residual interest in the REMIC Pool, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC Pool or prepayment interest shortfalls. Accordingly, the Regular Securities of a series will constitute one or more classes of regular interests, and the Residual Securities with respect to that series will constitute a single class of residual interests with respect to each REMIC Pool.

   If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the Code provides that the entity will not be treated as a REMIC for that year and after that year. In that event, the entity may be taxable as a corporation under Treasury regulations, and the related REMIC Securities may not be accorded the status or given the tax treatment described below. Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, no regulations have been issued. Any relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the trust fund's income for the period in which the requirements for REMIC status are not satisfied. The agreement pursuant to which each REMIC Pool is formed will include provisions designed to maintain the trust fund's status as a REMIC under the REMIC Provisions. We do not anticipate that the status of any trust fund as a REMIC will be terminated.

   Characterization of Investments in REMIC Securities. In general, the REMIC Securities will be treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code and assets described in Section 7701(a)(19)(C) of the Code in the same proportion that the assets of the REMIC Pool underlying REMIC Securities would be treated. Moreover, if 95% or more of the assets of the REMIC Pool qualify for either of the foregoing treatments at all times during a calendar year, the REMIC Securities will qualify for the corresponding status in their entirety for that calendar year. If the assets of the REMIC Pool include Buydown Loans, it is possible that the percentage of assets constituting "loans
.. . . secured by an interest in real property which is . . . residential real property" for purposes of Code Section 7701(a)(19)(C)(v) may be required to be reduced by the amount of the related funds paid on those mortgage loans. Interest, including original issue discount, on the Regular Securities and income allocated to the class of Residual Securities will be interest described in Section 856(c)(3)(B) of the Code to the extent that those securities are treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code.

   In addition, the Regular Securities will be "qualified mortgages" within the meaning of Section 860G(a)(3) of the Code if transferred to another REMIC on its Startup Day in exchange for regular or residual interests in the REMIC. The determination as to the percentage of the REMIC Pool's assets that constitute assets described in the foregoing sections of the Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC Pool during that calendar quarter. The REMIC will report those determinations to holders of securities in the manner and at the times required by applicable Treasury regulations.

   The assets of the REMIC Pool will include, in addition to mortgage loans, payments on mortgage loans held pending distribution on the REMIC Securities and property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale and amounts in reserve accounts would be considered to be part of the mortgage loans, or whether that property, to the extent not invested in assets described in the foregoing sections, otherwise would receive the same treatment as the mortgage loans for purposes of all of the foregoing sections. The REMIC Regulations do provide, however, that payments on mortgage loans held pending distribution are considered part of the mortgage loans for purposes of
Section 856(c)(4)(A) of the Code. Furthermore, foreclosure property will qualify as "real estate assets" for purposes of Section 856(c)(4)(A) of the Code.

   Tiered REMIC Structures. For certain series of REMIC Securities, tiered REMICs may be effected by two or more separate elections being made to treat designated portions of the related trust fund as REMICs for federal income tax purposes. When any series of REMIC Securities is issued, Tax Counsel will deliver an opinion. This opinion will generally be to the effect that, assuming compliance with all provisions of the related agreement governing the REMIC Securities, the tiered REMICs will each qualify as a REMIC and the REMIC Securities issued by the tiered REMICs, respectively, will be considered to evidence ownership of Regular Securities or Residual Securities in the related REMIC within the meaning of the REMIC Provisions.

   Solely for purposes of determining whether the REMIC Securities will be "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code and "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code, and whether the income on those securities is interest described in
Section 856(c)(3)(B) of the Code, the tiered REMICs will be treated as one
REMIC.

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

   Taxation of Owners of Regular Securities

   General. Regular securities will be treated as newly originated debt instruments for federal income tax purposes. In general, interest, original issue discount, and market discount on a Regular Security will be treated as ordinary income to a Regular Securityholder. In addition, principal payments on a Regular Security will generally be treated as a return of capital to the extent of the Regular Securityholder's basis in the Regular Security allocable thereto. Regular Securityholders must use the accrual method of accounting with regard to Regular Securities, regardless of the method of accounting otherwise used by the Regular Securityholder.

   To the extent provided in the applicable prospectus supplement, a security may represent not only the ownership of a Regular Security but also an interest in a notional principal contract. This can occur, for instance, if the applicable pooling and servicing agreement provides that the rate of interest payable by the REMIC on the Regular Security is subject to a cap based on the weighted average of the net interest rates payable on the qualified mortgages held by the REMIC. In these instances, the pooling and servicing agreement may provide for a reserve fund that will be held as part of the trust fund but not as an asset of any REMIC created pursuant to the pooling and servicing agreement (an "outside reserve fund"). The outside reserve fund would typically be funded from monthly excess cashflow. If the interest payments on a Regular Security were limited due to the above-described cap, payments of any interest shortfall due to application of that cap would be made to the Regular Securityholder to the extent of funds on deposit in the outside reserve fund. For federal income tax purposes, payments from the outside reserve fund will be treated as payments under a notional principal contract written by the owner of the outside reserve fund in favor of the Regular Securityholders.

   Original Issue Discount. Regular Securities may be issued with "original issue discount" within the meaning of Code Section 1273(a). Holders of any class or subclass of Regular Securities having original issue discount generally must include original issue discount in ordinary income for federal income tax purpose as it accrues. Original issue discount is determined in accordance with a constant yield method that takes into account the compounding of interest, in advance of the receipt of the cash attributable to income. The following discussion is based in part on the OID Regulations and in part on the legislative history of the 1986 Act. Regular Securityholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Securities. To the extent certain issues are not addressed in the regulations, it is anticipated that the trustee will apply the methodology described in the conference committee report to the 1986 Act. We cannot assure you that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer's tax liability. Investors are advised to consult their own tax advisors as to the discussion in the OID Regulations and the appropriate method for reporting interest and original issue discount with respect to the Regular Securities.

   Each Regular Security, except to the extent described below with respect to a Non-Pro Rata Security, will be treated as a single installment obligation for purposes of determining the original issue discount includible in a Regular Securityholder's income. The total amount of original issue discount on a Regular Security is the excess of the "stated redemption price at maturity" of the Regular Security over its "issue price." The issue price of a class of Regular Securities offered pursuant to this prospectus generally is the first price at which a substantial amount of a particular class is sold to the public, excluding bond houses, brokers and underwriters. Although unclear under the OID Regulations, it is anticipated that the trustee will treat the issue price of a class as to which there is no substantial sale as of the issue date, or that is retained by the depositor, as the fair market value of the class as of the issue date. The issue price of a

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

Regular Security also includes any amount paid by an initial Regular Securityholder for accrued interest that relates to a period prior to the issue date of the Regular Security, unless the Regular Securityholder elects on its federal income tax return to exclude that amount from the issue price and to recover it on the first distribution date. The stated redemption price at maturity of a Regular Security always includes the original principal amount of the Regular Security, but generally will not include distributions of interest if those distributions constitute "qualified stated interest."

   Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate provided that interest payments are unconditionally payable at intervals of one year or less during the entire term of the Regular Security. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Security, it is possible that no interest on any class of Regular Securities will be treated as qualified stated interest. However, except as provided in the following three sentences or in the related prospectus supplement, because the underlying mortgage loans provide for remedies if a default occurs, it is anticipated that the trustee will treat interest with respect to the Regular Securities as qualified stated interest. Distributions of interest on Regular Securities with respect to which deferred interest will accrue, will not constitute qualified stated interest, in which case the stated redemption price at maturity of those Regular Securities includes all distributions of interest as well as principal on such Regular Securities. Likewise, it is anticipated that the trustee will treat an interest-only class or a class on which interest is substantially disproportionate to its principal amount--a so-called "super-premium" class--as having no qualified stated interest. Where the interval between the issue date and the first distribution date on a Regular Security is shorter than the interval between subsequent distribution dates and shorter than the number of days of interest due on such distribution date, the interest attributable to the additional days will be included in the stated redemption price at maturity.

   Under a de minimis rule, original issue discount on a Regular Security will be considered to be zero if the original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Security multiplied by the weighted average maturity of the Regular Security. For this purpose, the weighted average maturity of the Regular Security is computed as the sum of the amounts determined by multiplying the number of full years, rounding down partial years, from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Security and the denominator of which is the stated redemption price at maturity of the Regular Security. The conference committee report to the 1986 Act provides that the schedule of distributions should be determined in accordance with the Prepayment Assumption and the anticipated reinvestment rate, if any, relating to the Regular Securities. The Prepayment Assumption with respect to a series of Regular Securities will be set forth in the related prospectus supplement. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and that income will be capital gain if the Regular Security is held as a capital asset. Under the OID Regulations, however, Regular Securityholders may elect to accrue all de minimis original issue discount as well as market discount and market premium, under the constant yield method. See "--Election to Treat All Interest Under the Constant Yield Method" below.

   A Regular Securityholder generally must include in gross income for any taxable year the sum of the "daily portions," as defined below, of the original issue discount on the Regular Security accrued during an accrual period for each day on which it holds the Regular Security, including the date of purchase but excluding the date of disposition. The trustee will treat the monthly period ending on the day before each distribution date as the accrual period. With respect to each Regular Security, a calculation will be made of the original issue discount that accrues during each successive full accrual period, or shorter period from the date of original issue, that ends on the day before the related distribution date on the Regular Security. The Conference Committee Report to the Code states that the rate of accrual of original issue

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discount is intended to be based on the Prepayment Assumption. The original issue discount accruing in a full accrual period would be the excess, if any, of:

   (1) the sum of:

      (a) the present value of all of the remaining distributions to be made on the Regular Security as of the end of that accrual period, and

      (b) the distributions made on the Regular Security during the accrual period that are included in the Regular Security's stated redemption price at maturity, over

   (2) the adjusted issue price of the Regular Security at the beginning of the accrual period.

   The present value of the remaining distributions referred to in the preceding sentence is calculated based on:

   (1) the yield to maturity of the Regular Security at the issue date,

   (2) events, including actual prepayments, that have occurred prior to the end of the accrual period, and

   (3) the Prepayment Assumption.

   For these purposes, the adjusted issue price of a Regular Security at the beginning of any accrual period equals the issue price of the Regular Security, increased by the aggregate amount of original issue discount with respect to the Regular Security that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Security's stated redemption price at maturity that were made on the Regular Security in prior periods. The original issue discount accruing during any accrual period, as determined in this paragraph, will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

   Under the method described above, the daily portions of original issue discount required to be included in income by a Regular Securityholder generally will increase to take into account prepayments on the Regular Securities as a result of prepayments on the mortgage loans that exceed the Prepayment Assumption, and generally will decrease, but not below zero for any period, if the prepayments are slower than the Prepayment Assumption. An increase in prepayments on the mortgage loans with respect to a series of Regular Securities can result in both a change in the priority of principal payments with respect to certain classes of Regular Securities and either an increase or decrease in the daily portions of original issue discount with respect to those Regular Securities.

   In the case of a Non-Pro Rata Security, we anticipate that the trustee will determine the yield to maturity of this type of security based on the anticipated payment characteristics of the class as a whole under the Prepayment Assumption. In general, the original issue discount accruing on each Non-Pro Rata Security in a full accrual period would be its allocable share of the original issue discount with respect to the entire class, as determined in accordance with the preceding paragraph. However, in the case of a distribution in retirement of the entire unpaid principal balance of any Non-Pro Rata Security, or portion of its unpaid principal balance:

   (1) the remaining unaccrued original issue discount allocable to the security, or to that portion, will accrue at the time of distribution, and

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   (2) the accrual of original issue discount allocable to each remaining security of that class will be adjusted by reducing the present value of the remaining payments on that class and the adjusted issue price of that class to the extent attributable to the portion of the unpaid principal balance of that security that was distributed.

   The depositor believes that the foregoing treatment is consistent with the "pro rata prepayment" rules of the OID Regulations, but with the rate of accrual of original issue discount determined based on the Prepayment Assumption for the class as a whole. You are advised to consult your tax advisors as to this treatment.

   The IRS proposed regulations on August 24, 2004 that create a special rule for accruing original issue discount on Regular Securities providing for a delay between record and payment dates, such that the period over which original issue discount accrues coincides with the period over which the right of Regular Securityholders to interest payment accrues under the governing contract provisions rather than over the period between distribution dates. If the proposed regulations are adopted in the same form as proposed, Regular Securityholders would be required to accrue interest from the issue date to the first record date, but would not be required to accrue interest after the last record date. The proposed regulations are limited to Regular Securities with delayed payment for periods of fewer than 32 days. The proposed regulations are proposed to apply to any Regular Security issued after the date the final regulations are published in the Federal Register.

   Acquisition Premium. A purchaser of a Regular Security at a price greater than its adjusted issue price but less than its stated redemption price at maturity must include in gross income the daily portions of the original issue discount on the Regular Security reduced pro rata by a fraction,

   (1) the numerator of which is the excess of its purchase price over the adjusted issue price, and

   (2) the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price.

Alternatively, a subsequent purchaser may elect to treat all acquisition premium under the constant yield method, as described below under the heading "--Election to Treat All Interest Under the Constant Yield Method."

   Variable Rate Regular Securities. Regular Securities may provide for interest based on a variable rate. Under the OID Regulations, interest is treated as payable at a variable rate if, generally:

   (1) the issue price does not exceed the original principal balance by more than a specified amount, and

   (2) the interest compounds or is payable at least annually at current values of:

      (a) one or more "qualified floating rates,"

      (b) a single fixed rate and one or more qualified floating rates,

      (c) a single "objective rate," or

      (d) a single fixed rate and a single objective rate that is a "qualified inverse floating rate."

   A floating rate is a qualified floating rate if variations can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds, where the rate is subject to a fixed multiple that is greater that 0.65 but not more than 1.35. This floating rate may also be increased or decreased by a fixed spread or subject to a fixed cap or floor, or a cap or floor that is not reasonably

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expected as of the issue date to affect the yield of the instrument significantly. An objective rate is any rate, other than a qualified floating rate, that is determined using a single fixed formula and that is based on objective financial or economic information, provided that the information is not

   (1) within the control of the issuer or a related party, or

   (2) unique to the circumstances of the issuer or a related party.

   A qualified inverse floating rate is a rate equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds. An inverse floating rate that is not a qualified inverse floating rate may nevertheless be an objective rate. A class of Regular Securities may be issued under this prospectus that does not have a variable rate under the foregoing rules, for example, a class that bears different rates at different times during the period it is outstanding such that it is considered significantly "front-loaded" or "back-loaded" within the meaning of the OID Regulations. It is possible that this type of class may be considered to bear "contingent interest" within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to Regular Securities. However, if final regulations dealing with contingent interest with respect to Regular Securities apply the same principles as the OID Regulations, these regulations may lead to different timing of income inclusion than would be the case under the OID Regulations. Furthermore, application of these principles could lead to the characterization of gain on the sale of contingent interest Regular Securities as ordinary income. Investors should consult their tax advisors regarding the appropriate treatment of any Regular Security that does not pay interest at a fixed rate or variable rate as described in this paragraph.

   Under the REMIC Regulations, a Regular Security bearing the following interest rates will qualify as a regular interest in a REMIC:

   (1) a fixed rate, or

   (2) a variable rate that is:

      (a) a qualified floating rate under the OID Regulations that is tied to current values of a variable rate,

      (b) the highest, lowest, or average of two or more qualified floating rates, including a rate based on the average cost of funds of one or more financial institutions,

      (c) the weighted average of rates on some or all of the qualified mortgages,

      (d) the product:

         (i) of a rate in (a) through (c) above and a fixed multiplier, or

         (ii) plus or minus a constant number of basis points, of a rate in (a) through (c) above and a positive or negative fixed multiplier,

      (e) a rate in (a) through (c) above plus or minus a constant number of basis points,

      (f) a rate in (a) through (e) above that is subject to one or more caps or floors,

      (g) a fixed rate during one or more periods, and a different fixed rate or rates (or a rate in (a) through (f) above) during other periods, or

      (h) a rate in (a) through (f) above during one or more periods, and a fixed rate or rates (or a different rate in (a) through (f) above) during other periods.

   Accordingly, it is anticipated that the trustee will treat Regular Securities that qualify as regular interests under this rule in the same manner as obligations bearing a variable rate for original issue discount reporting purposes.

   The amount of original issue discount with respect to a Regular Security bearing a variable rate of interest will accrue in the manner described above under "--Original Issue Discount." The yield to maturity and future payments on the Regular Security will generally be determined by assuming that interest will be payable for the life of the Regular Security based on the initial rate or, if different, the value of the applicable variable rate as of the pricing date, for the relevant class. Unless required otherwise by applicable final regulations, it is anticipated that the trustee will treat variable interest as qualified stated interest, other than variable interest on an interest-only or super-premium class, which will be treated as non-qualified stated interest includible in the stated redemption price at maturity. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

   Although unclear under the OID Regulations, unless required otherwise by applicable final regulations, we anticipate that the trustee will treat Regular Securities bearing an interest rate that is a weighted average of the net interest rates on mortgage loans as having qualified stated interest, except to the extent that initial "teaser" rates cause sufficiently "back-loaded" interest to create more than de minimis original issue discount. The yield on Regular Securities for purposes of accruing original issue discount will be a hypothetical fixed rate based on the fixed rates, in the case of fixed rate mortgage loans, and initial "teaser" rates followed by fully indexed rates, in the case of adjustable rate mortgage loans. In the case of adjustable rate mortgage loans, the applicable index used to compute interest on the mortgage loans in effect on the pricing date or possibly the issue date will be deemed to be in effect beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs. Adjustments will be made in each accrual period either increasing or decreasing the amount of ordinary income reportable to reflect the actual pass-through rate on the Regular Securities.

   Market Discount. A purchaser of a Regular Security also may be subject to the market discount rules of Code Sections 1276 through 1278. Under these sections and the principles applied by the OID Regulations in the context of original issue discount, "market discount" is the amount by which the purchaser's original basis in the Regular Security:

   (1) is exceeded by the then-current principal amount of the Regular Security, or

   (2) in the case of a Regular Security having original issue discount, is exceeded by the adjusted issue price of that Regular Security at the time of purchase.

   Any purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on Regular Security as distributions includible in the stated redemption price at maturity of the Regular Securities are received, in an amount not exceeding any distribution. Any market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until the regulations are issued, market discount would accrue either:

   (1) on the basis of a constant interest rate, or

   (2) in the ratio of stated interest allocable to the relevant period to the sum of the interest for the period plus the remaining interest as of the end of the period, or in the case of a Regular Security issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for the period plus the remaining original issue as of the end of the period.

   Any purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Security as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. Any purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a Regular Security over the interest distributable on that security. The deferred portion of interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Security for the year. Any deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Security is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Securityholder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by the Regular Securityholder in that taxable year or thereafter, in which case the interest deferral rule will not apply. See "--Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which an election may be deemed to be made.

   By analogy to the OID Regulations, market discount with respect to a Regular Security will be considered to be zero if the market discount is less than 0.25% of the remaining stated redemption price at maturity of the Regular Security multiplied by the weighted average maturity of the Regular Security, determined as described in the fourth paragraph under "--Original Issue Discount," remaining after the date of purchase. It appears that de minimis market discount would be reported in a manner similar to de minimis original issue discount. See "--Original Issue Discount" above. Treasury regulations implementing the market discount rules have not yet been issued. Therefore investors should consult their own tax advisors regarding the application of these rules. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

   Premium. A Regular Security purchased at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Securityholder holds a Regular Security as a "capital asset" within the meaning of Code Section 1221, the Regular Securityholder may elect under Code Section 171 to amortize the premium under the constant yield method. This election will apply to all debt obligations acquired by the Regular Securityholder at a premium held in that taxable year or after that taxable year, unless revoked with the permission of the IRS. Final Treasury regulations with respect to amortization of bond premiums do not by their terms apply to obligations, such as the Regular Securities, which are prepayable as described in Code Section 1272(a)(6). However, the Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Securities. It is unclear whether the alternatives to the constant interest method described above under "--Market Discount" are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Security, rather than as a separate deductible item. See "--Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which the Code Section 171 election may be deemed to be made.

   Election to Treat All Interest Under the Constant Yield Method. A holder of a debt instrument such as a Regular Security may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to this election:

   (1) "interest" includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and

   (2) the debt instrument is treated as if the instrument were issued on the holder's acquisition date in the amount of the holder's adjusted basis immediately after acquisition.

It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new Prepayment Assumption as of the date of the holder's acquisition would apply. A holder generally may make this election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes this election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all premium bonds held or market discount bonds acquired by the holder in the same taxable year or thereafter. The election is made on the holder's federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the IRS. You should consult your own tax advisors regarding the advisability of making this type of an election.

   Treatment of Losses. Regular Securityholders will be required to report income with respect to Regular Securities on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the mortgage loans, except to the extent it can be established that those losses are uncollectible. Accordingly, the holder of a Regular Security, particularly a subordinate security, may have income, or may incur a diminution in cash flow as a result of a default or delinquency. However, the holder of a Regular Security may not be able to take a deduction, subject to the discussion below, for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166.

   Under Code Section 166, it appears that Regular Securityholders that are corporations or that otherwise hold the Regular Securities in connection with a trade or business should in general be allowed to deduct as an ordinary loss a loss with respect to principal sustained during the taxable year on account of any Regular Securities becoming wholly or partially worthless. In general, Regular Securityholders that are not corporations and do not hold the Regular Securities in connection with a trade or business should be allowed to deduct as a short-term capital loss any loss sustained during the taxable year on account of a portion of any Regular Securities becoming wholly worthless. Although the matter is not free from doubt, the non-corporate Regular Securityholders should be allowed a bad debt deduction at a time when the principal balance of the Regular Securities is reduced to reflect losses resulting from any liquidated mortgage loans. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect losses only after all the mortgage loans remaining in the trust fund have been liquidated or the applicable class of Regular Securities has been otherwise retired. The IRS could also assert that losses on the Regular Securities are deductible based on some other method that may defer deductions for all holders, such as reducing future cashflow for purposes of computing original issue discount. This may have the effect of creating "negative" original issue discount which would be deductible only against future positive original issue discount or otherwise if the class is terminated. Regular Securityholders are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to Regular Securities.

   While losses attributable to interest previously reported as income should be deductible as ordinary losses by both corporate and non-corporate holders, the IRS may take the position that losses attributable to accrued original issue discount may only be deducted as capital losses in the case of non-corporate holders who do not hold the Regular Securities in connection with a trade or business. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. You are advised to consult your tax advisors regarding the treatment of losses on Regular Securities.

   Sale or Exchange of Regular Securities. If a Regular Securityholder sells or exchanges a Regular Security, the Regular Securityholder will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the Regular Security. The adjusted basis of a Regular Security generally will equal:

   (1) the cost of the Regular Security to the seller,

   (2) increased by any original issue discount or market discount previously included in the seller's gross income with respect to the Regular Security and

   (3) reduced by amounts included in the stated redemption price at maturity of the Regular Security that were previously received by the seller, by any amortized premium and by any recognized losses.

   Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Security realized by an investor who holds the Regular Security as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the Regular Security has been held for the applicable holding period described below. Gain will be treated as ordinary income:

   (1) if a Regular Security is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Securityholder's net investment in the conversion transaction at 120% of the appropriate applicable federal rate under Code
Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of the transaction,

   (2) in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates, or

   (3) to the extent that the gain does not exceed the excess, if any, of:

      (a) the amount that would have been includible in the gross income of the holder if its yield on the Regular Security were 110% of the applicable federal rate as of the date of purchase, over

      (b) the amount of income actually includible in the gross income of the holder with respect to the Regular Security.

   In addition, gain or loss recognized from the sale of a Regular Security by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Capital gains of non-corporate taxpayers generally are subject to a lower maximum tax rate than ordinary income of those taxpayers for capital assets held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

   Taxation of Owners of Residual Securities

   Taxation of REMIC Income. Generally, the "daily portions" of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of holders of Residual Securities, and will not be taxed separately to the REMIC Pool. The daily portions of REMIC taxable income or net loss of a Residual Securityholder are determined by allocating the REMIC Pool's taxable income or net loss for each calendar quarter ratably to each day in the quarter and by allocating each daily portion among the Residual Securityholders in proportion to their respective holdings of Residual Securities in the REMIC Pool on that day. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that:

   (1) the limitations on deductibility of investment interest expense and expenses for the production of income do not apply,

   (2) all bad mortgage loans will be deductible as business bad debts, and

   (3) the limitation on the deductibility of interest and expenses related to tax-exempt income will apply.

   The REMIC Pool's gross income includes:

   (1) interest, original issue discount income and market discount income, if any, on the mortgage loans,

   (2) reduced by amortization of any premium on the mortgage loans,

   (3) plus income from amortization of issue premium, if any, on the Regular Securities,

   (4) plus income on reinvestment of cash flows and reserve assets, and

   (5) plus any cancellation of indebtedness income if realized losses are allocated to the Regular Securities.

   The REMIC Pool's deductions include:

   (1) interest and original issue discount expense on the Regular Securities,

   (2) servicing fees on the mortgage loans,

   (3) other administrative expenses of the REMIC Pool, and

   (4) realized losses on the mortgage loans.

   The requirement that Residual Securityholders report their pro rata share of taxable income or net loss of the REMIC Pool will continue until there are no securities of any class of the related series outstanding.

   The taxable income recognized by a Residual Securityholder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest, original issue discount or market discount income or amortization of premium with respect to the mortgage loans, on the one hand, and the timing of deductions for interest, including original issue discount, or income from amortization of issue premium on the Regular Securities, on the other hand. If an interest in the mortgage loans is acquired by the REMIC Pool at a discount, and one or more of the mortgage loans is prepaid, the prepayment may be used in whole or in part to make distributions in reduction of principal on the Regular Securities. The discount on the mortgage loans which is includible in income may exceed the deduction allowed upon distributions on those Regular Securities on account of any unaccrued original issue discount relating to those Regular Securities. When more than one class of Regular Securities distributes principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the Regular Securities when distributions in reduction of principal are being made in respect of earlier classes of Regular Securities to the extent that those classes are not issued with substantial discount or are issued at a premium.

   If taxable income attributable to a mismatching is realized, in general, losses would be allowed in later years as distributions on the later maturing classes of Regular Securities are made. Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of a series of Regular Securities, may increase over time as distributions in reduction of principal are made on the lower yielding classes of Regular Securities. By contrast, to the extent the REMIC Pool consists of fixed rate mortgage loans, interest income with respect to any given mortgage loan will remain constant over time as a percentage of the outstanding principal amount of that mortgage loan. Consequently, Residual Securityholders must have sufficient other sources of cash to pay any federal, state, or local income taxes due as a result of any mismatching or unrelated deductions against which to offset income, subject to the discussion of "excess inclusions" below under "--Limitations on Offset or Exemption of REMIC Income." The timing of any mismatching of income and deductions described in this paragraph, if present with respect to a series of securities, may have a significant adverse effect on a Residual Securityholder's after-tax rate of return.

   Basis and Losses. The amount of any net loss of the REMIC Pool that may be taken into account by the Residual Securityholder is limited to the adjusted basis of the Residual Security as of the close of the quarter, or time of disposition of the Residual Security, if earlier, determined without taking into account the net loss for the quarter. The initial adjusted basis of a purchaser of a Residual Security is the amount paid for the Residual Security. The adjusted basis will be increased by the amount of taxable income of the REMIC Pool reportable by the Residual Securityholder and will be decreased, but not below zero,

   (1) first, by a cash distribution from the REMIC Pool, and

   (2) second, by the amount of loss of the REMIC Pool reportable by the Residual Securityholder.

   Any loss that is disallowed on account of this limitation may be carried over indefinitely with respect to the Residual Securityholder as to whom a loss was disallowed and may be used by the Residual Securityholder only to offset any income generated by the same REMIC Pool.

   A Residual Securityholder will not be permitted to amortize directly the cost of its Residual Security as an offset to its share of the taxable income of the related REMIC Pool. However, the taxable income will not include cash received by the REMIC Pool that represents a recovery of the REMIC Pool's basis in its assets. This recovery of basis by the REMIC Pool will have the effect of amortization of the issue price of the Residual Securities over their life. However, in view of the possible acceleration of the income of Residual Securityholders described above under "--Taxation of REMIC Income," the period of time over which the issue price is effectively amortized may be longer than the economic life of the Residual Securities.

   A Residual Security may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows. The REMIC Regulations appear to treat the issue price of a residual interest as zero rather than a negative amount for purposes of determining the REMIC Pool's basis in its assets. Regulations have been issued addressing the federal income tax treatment of "inducement fees" received by transferees of non-economic Residual Securities. These regulations require inducement fees to be included in income over a period reasonably related to the period in which the related Residual Security is expected to generate taxable income or net loss to its holder. Under two safe harbor methods, inducement fees are permitted to be included in income (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC Pool is expected to generate taxable income or
(ii) ratably over the
remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC Pool, determined based on actual distributions projected as remaining to be made on such interests under the Prepayment Assumption. If the holder of a non-economic Residual Security sells or otherwise disposes of the non-economic residual interest, any unrecognized portion of the inducement fee would be required to be taken into account at the time of the sale or disposition. The regulations also provide that inducement fees constitute income from sources within the United States. Prospective purchasers of the Residual Securities should consult with their tax advisors regarding the effect of these regulations.

   Further, to the extent that the initial adjusted basis of a Residual Securityholder, other than an original holder, in the Residual Security is greater than the corresponding portion of the REMIC Pool's basis in the mortgage loans, the Residual Securityholder will not recover a portion of that basis until termination of the REMIC Pool unless future Treasury regulations provide for periodic adjustments to the REMIC income otherwise reportable by the holder. The REMIC Regulations currently in effect do not so provide. See "--Treatment of Certain Items of REMIC Income and Expense" and "--Market Discount" below regarding the basis of mortgage loans to the REMIC Pool and "--Sale or Exchange of a Residual Security" below regarding possible treatment of a loss on termination of the REMIC Pool as a capital loss.

   Treatment of Certain Items of REMIC Income and Expense. Although it is anticipated that the trustee will compute REMIC income and expense in accordance with the Code and applicable regulations, the authorities regarding the determination of specific items of income and expense are subject to differing interpretations. The depositor makes no representation as to the specific method that will be used for reporting income with respect to the mortgage loans and expenses with respect to the Regular Securities. Different methods could result in different timing or reporting of taxable income or net loss to Residual Securityholders or differences in capital gain versus ordinary income.

   Original Issue Discount and Premium. Generally, the REMIC Pool's deductions for original issue discount and income from amortization of issue premium on the Regular Securities will be determined in the same manner as original issue discount income on Regular Securities as described above under "--Taxation of Owners of Regular Securities--Original Issue Discount" and "--Variable Rate Regular Securities," without regard to the de minimis rule described in this prospectus, and "--Premium," below.

   Market Discount. The REMIC Pool will have market discount income in respect of mortgage loans if, in general, the basis of the REMIC Pool in the mortgage loans is exceeded by their unpaid principal balances. The REMIC Pool's basis in the mortgage loans is generally the fair market value of the mortgage loans immediately after the transfer of the mortgage loans to the REMIC Pool. The REMIC Regulations provide that in the REMIC Pool's basis in the mortgage loans is equal in the aggregate to the issue prices of all regular and residual interests in the REMIC Pool. The accrued portion of the market discount would be recognized currently as an item of ordinary income in a manner similar to original issue discount. Market discount income generally should accrue in the manner described above under "--Taxation of Owners of Regular Securities--Market Discount."

   Premium. Generally, if the basis of the REMIC Pool in the mortgage loans exceeds their unpaid principal balances, the REMIC Pool will be considered to have acquired the mortgage loans at a premium equal to the amount of the excess. As stated above, the REMIC Pool's basis in mortgage loans is the fair market value of the mortgage loans, based on the aggregate of the issue prices of the regular and residual interests in the REMIC Pool immediately after the transfer of the mortgage loans to the REMIC Pool. In a manner analogous to the discussion above under "--Taxation of Owners of Regular Securities--Premium," a person that holds a mortgage loan as a capital asset under Code Section 1221 may elect under Code Section 171 to amortize premium on mortgage loans originated after September 27, 1985 under the constant yield method. Amortizable bond premium will be treated as an offset to interest income on the mortgage loans, rather than as a separate deduction item. Because substantially all of the

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borrowers on the mortgage loans are expected to be individuals, Code Section 171 will not be available for premium on mortgage loans originated on or prior to September 27, 1985. Premium with respect to those mortgage loans may be deductible in accordance with a reasonable method regularly employed by the holder of the mortgage loans. The allocation of a premium pro rata among principal payments should be considered a reasonable method. However, the IRS may argue that a premium should be allocated in a different manner, such as allocating the premium entirely to the final payment of principal.

   Limitations on Offset or Exemption of REMIC Income. A portion or all of the REMIC taxable income includible in determining the federal income tax liability of a Residual Securityholder will be subject to special treatment. That portion, referred to as the "excess inclusion," is equal to the excess of REMIC taxable income for the calendar quarter allocable to a Residual Security over the daily accruals for each quarterly period of:

   (1) 120% of the long-term applicable federal rate that would have applied to the Residual Security if it were a debt instrument on the Startup Day under Code
Section 1274(d), multiplied by

   (2) the adjusted issue price of the Residual Security at the beginning of each quarterly period.

   For this purpose, the adjusted issue price of a Residual Security at the beginning of a quarter is the issue price of the Residual Security, plus the amount of the daily accruals of REMIC income described in this paragraph for all prior quarters, decreased by any distributions made with respect to the Residual Security prior to the beginning of each quarterly period. Accordingly, the portion of the REMIC Pool's taxable income that will be treated as excess inclusions will be a larger portion of income as the adjusted issue price of the Residual Securities diminishes.

   The portion of a Residual Securityholder's REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions, including net operating loss carryforwards, on the Residual Securityholder's return. However, net operating loss carryovers are determined without regard to excess inclusion income. Further, if the Residual Securityholder is an organization subject to the tax on unrelated business income imposed by Code Section 511, the Residual Securityholder's excess inclusions will be treated as unrelated business taxable income of that Residual Securityholder for purposes of Code
Section 511. In addition, REMIC taxable income is subject to 30% withholding tax with respect to certain persons who are not U.S. Persons and the portion of the REMIC taxable income attributable to excess inclusions is not eligible for any reduction in the rate of withholding tax, by treaty or otherwise. See "--Taxation of Certain Foreign Investors--Residual Securities" below. Finally, if a real estate investment trust or a regulated investment company owns a Residual Security, a portion, allocated under Treasury regulations yet to be issued, of dividends, paid by the real estate investment trust or regulated investment company

   (1) could not be offset by net operating losses of its shareholders,

   (2) would constitute unrelated business taxable income for tax-exempt shareholders, and

   (3) would be ineligible for reduction of withholding to certain persons who are not U.S. Persons.

   Alternative minimum taxable income for a Residual Securityholder is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions. A Residual Securityholder's alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year. The amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions.

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   Tax-Related Restrictions on Transfer of Residual Securities. Disqualified
Organizations. If any legal or beneficial interest in a Residual Security is transferred to a Disqualified Organization, as defined below, a tax would be imposed in an amount equal to the product of:

   (1) the present value of the total anticipated excess inclusions with respect to a Residual Security for periods after the transfer, and

   (2) the highest marginal federal income tax rate applicable to corporations.

   The REMIC Regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the Prepayment Assumption. The present value rate equals the applicable federal rate under Code Section 1274(d) as of the date of the transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue. This rate is applied to the anticipated excess inclusions from the end of the remaining calendar quarters in which they arise to the date of the transfer. This tax generally would be imposed on the transferor of the Residual Security, except that where a transfer is through an agent, including a broker, nominee, or other middleman, for a Disqualified Organization, the tax would instead be imposed on the agent. However, a transferor of a Residual Security would in no event be liable for this tax with respect to a transfer if the transferee furnished to the transferor an affidavit stating that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. The tax also may be waived by the IRS if the Disqualified Organization promptly disposes of the Residual Security and the transferor pays income tax at the highest corporate rate on the excess inclusion for the period the Residual Security is actually held by the Disqualified Organization.

   In addition, if a Pass-Through Entity, as defined below, has excess inclusion income with respect to a Residual Security during a taxable year and a Disqualified Organization is the record holder of an equity interest in that entity, then a tax is imposed on that entity equal to the product of:

   (1) the amount of excess inclusions that are allocable to the interest in the Pass-Through Entity during the period that interest is held by the Disqualified Organization, and

   (2) the highest marginal federal corporate income tax rate.

That tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year. The Pass-Through Entity would not be liable for the tax if it received an affidavit from the record holder that it is not a Disqualified Organization or stating the holder's taxpayer identification number and, during the period the person is the record holder of the Residual Security, the Pass-Through Entity does not have actual knowledge that the affidavit is false.

   If an electing large partnership, as defined below, holds a Residual Security, all interests in the electing large partnership are treated as held by Disqualified Organizations for purposes of the tax imposed on a Pass-Through Entity by Section 860E(c) of the Code. An exception to this tax, otherwise available to a Pass-Through Entity that is furnished certain affidavits by record holders of interests in the entity and that does not know the affidavits are false, is not available to an electing large partnership.

   For these purposes,

   (1) "Disqualified Organization" means:

      (a) the United States,

      (b) any state or political subdivision of the United States or any state,

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      (c) any foreign government,

      (d) any international organization,

      (e) any agency or instrumentality of any of the foregoing (but not an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by the governmental entity),

      (f) any cooperative organization furnishing electric energy or providing telephone service or persons in rural areas as described in Code Section 1381(a)(2)(C), and

      (g) any organization, other than a farmers' cooperative described in Code
   Section 531, that is exempt from taxation under the Code unless the organization is subject to the tax on unrelated business income imposed by Code Section 511.

   (2) "Pass-Through Entity" means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis. Except as may be provided in Treasury regulations, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to the interest, be treated as a Pass-Through Entity; and

   (3) an "electing large partnership" means any partnership having more than 100 members during the preceding tax year, other than certain service partnerships and commodity pools, which elects to apply certain simplified reporting provisions under the Code.

   The applicable agreement with respect to a series will provide that no legal or beneficial interest in a Residual Security may be transferred or registered unless:

   (1) the proposed transferee furnished to the transferor and the trustee an affidavit providing its taxpayer identification number and stating that the transferee is the beneficial owner of the Residual Security and is not a Disqualified Organization and is not purchasing the Residual Security on behalf of a Disqualified Organization, i.e., as a broker, nominee or middleman of the Disqualified Organization; and

   (2) the transferor provides a statement in writing to the trustee that it has no actual knowledge that the affidavit is false.

   Moreover, the related agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Each Residual Security with respect to a series will bear a legend referring to the restrictions on transfer. Each Residual Securityholder will be deemed to have agreed, as a condition of ownership of a Residual Security, to any amendments to the related agreement required under the Code or applicable Treasury regulations to effectuate the foregoing restrictions. Information necessary to compute an applicable excise tax must be furnished to the IRS and to the requesting party within 60 days of the request, and the depositor or the trustee may charge a fee for computing and providing this information.

   Noneconomic Residual Interests. The REMIC Regulations would disregard certain transfers of Residual Securities, in which case the transferor would continue to be treated as the owner of the Residual Securities and thus would continue to be subject to tax on its allocable portion of the net income of the REMIC Pool. Under the REMIC Regulations, a transfer of a "noneconomic residual interest," as defined in the following sentence, to a Residual Securityholder, other than a Residual Securityholder who is not a U.S. Person, is disregarded for all federal income tax purposes if a significant purpose of the transferor is to impede the assessment or collection of tax. A residual interest in a REMIC, including a residual interest with a positive value at issuance, is a "noneconomic residual interest" unless, at the time of the transfer:

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   (1) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and

   (2) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes on each excess inclusion.

   The anticipated excess inclusions and the present value rate are determined in the same manner as set forth above under "--Tax-Related Restrictions on Transfer of Residual Securities--Disqualified Organizations." The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A safe harbor is provided if:

   (1) the transferor

      (a) conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee,

      (b) found that the transferee historically paid its debts as they came due, and

      (c) found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future,

   (2) the transferee represents to the transferor that it understands that, as the holder of the non-economic residual interest, the transferee may incur liabilities in excess of any cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due, and

   (3) the transferee represents to the transferor that it will not cause income from the Residual Security to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the transferee or any other person, and the Residual Security, is, in fact, not transferred to such permanent establishment or fixed base, and

   (4) one of the following two tests is satisfied: either

      (a) the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest does not exceed the sum of:

         (i) the present value of any consideration given to the transferee to acquire the interest;

         (ii) the present value of the expected future distributions on the interest; and

         (iii) the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses.

For purposes of the computations under this alternative, the transferee is presumed to pay tax at the highest corporate rate (currently 35%) or, in certain circumstances the alternative minimum tax rate. Further, present values generally are computed using a discount rate equal to the short-term federal rate set forth in Section 1274(d) of the Code, for the month of such transfer and the compounding period used by the transferee; or

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      (b) (i)the transferee must be a domestic "C" corporation (other than a corporation exempt from taxation or a regulated investment company or real estate investment trust) that meets certain gross and net asset tests (generally, $100 million of gross assets and $10 million of net assets for the current year and the two preceding fiscal years);

         (ii) the transferee must agree in writing that it will transfer the residual interest only to a subsequent transferee that is an eligible corporation and meets the requirements for a safe harbor transfer; and

         (iii) the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with ownership of the residual interest will not be paid by the transferee.

   Because these rules are not mandatory but would provide safe harbor protection, the related pooling and servicing agreement will not require that clause (a) or (b) be met as a condition to transfer of a Residual Security. Holders of Residual Securities are advised to consult their tax advisors as to whether or in what amount any such payment should be made upon transfer thereof.

   Foreign Investors. The REMIC Regulations provide that the transfer of a Residual Security that has "tax avoidance potential" to a "foreign person" will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a U.S. Person, unless that transferee's income is effectively connected with the conduct of a trade or business within the United States. A Residual Security is deemed to have tax avoidance potential unless, at the time of the transfer:

   (1) the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer, and

   (2) the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC Pool at or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid.

   If the non-U.S. Person transfers the Residual Security back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

   The prospectus supplement relating to the securities of a series may provide that a Residual Security may not be purchased by or transferred to any person that is not a U.S. Person or may describe the circumstances and restrictions pursuant to which a transfer may be made.

   Sale or Exchange of a Residual Security. If the sale or exchange of a Residual Security occurs, the Residual Securityholder will recognize gain or loss equal to the excess, if any, of the amount realized over the adjusted basis, as described above under "--Taxation of Owners of Residual Securities--Basis and Losses," of a Residual Securityholder in a Residual Security at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC Pool, a Residual Securityholder will have taxable income to the extent that any cash distribution to it from the REMIC Pool exceeds the adjusted basis on that distribution date. Income will be treated as gain from the sale or exchange of the Residual Securityholder's Residual Security. As a result, if the Residual Securityholder has an adjusted basis in its Residual Security remaining when its interest in the REMIC Pool terminates, and if it holds the Residual Security as a capital asset under Code Section 1221, then it will recognize a capital loss at that time in the amount of the remaining adjusted basis.

   Any gain on the sale of a Residual Security will be treated as ordinary income:

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

   (1) if a Residual Security is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Residual Securityholder's net investment in the conversion transaction at 120% of the appropriate applicable federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of the transaction or

   (2) in the case of a non-corporate taxpayer, to the extent that taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates.

In addition, gain or loss recognized from the sale of a Residual Security by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c).

   The Conference Committee Report to the 1986 Act provides that, except as provided in Treasury regulations yet to be issued, the wash sale rules of Code
Section 1091 will apply to dispositions of Residual Securities. These wash sale rules will apply where the seller of the Residual Security, during the period beginning six months before the sale or disposition of the Residual Security and ending six months after the sale or disposition of the Residual Security, acquires any residual interest in any REMIC or any interest in a "taxable mortgage pool," or enters into any other transaction that results in the application of Code Section 1091, such as a non-REMIC owner trust, that is economically comparable to a Residual Security.

   Mark to Market Regulations. Regulations under Code Section 475 relating to the requirement that a securities dealer mark to market securities held for sale to customers provide that a Residual Security is not treated as a security and thus may not be marked to market.

   Taxes That May Be Imposed on the REMIC Pool

   Prohibited Transactions. Income from certain transactions by the REMIC Pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of Residual Securityholders, but rather will be taxed directly to the REMIC Pool at a 100% rate. Prohibited transactions generally include:

   (1) the disposition of a qualified mortgage other than for:

      (a) substitution within two years of the Startup Day for a defective, including a defaulted, obligation, or repurchase in lieu of substitution of a defective, including a defaulted, obligation at any time, or for any qualified mortgage within three months of the Startup Day,

      (b) foreclosure, default, or imminent default of a qualified mortgage,

      (c) bankruptcy or insolvency of the REMIC Pool, or

      (d) a qualified (complete) liquidation,

   (2) the receipt of income from assets that are not the type of mortgages or investments that the REMIC Pool is permitted to hold,

   (3) the receipt of compensation for services, or

   (4) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation.

   Regardless of clauses (1) and (4) above, it is not a prohibited transaction to sell REMIC Pool property to prevent a default on Regular Securities as a result of a default on qualified mortgages or to facilitate a

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

clean-up call--generally, an optional termination to save administrative costs when no more than a small percentage of the securities is outstanding. The REMIC Regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by:

   (1) a default or reasonably foreseeable default,

   (2) an assumption of the mortgage loan,

   (3) the waiver of a due-on-sale or due-on-encumbrance clause, or

   (4) the conversion of an interest rate by a borrower pursuant to the terms of a convertible adjustable rate mortgage loan.

   Contributions to the REMIC Pool After the Startup Day. In general, the REMIC Pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC Pool after the Startup Day. Exceptions are provided for cash contributions to the REMIC Pool:

   (1) during the three months following the Startup Day,

   (2) made to a qualified Reserve Fund by a Residual Securityholder,

   (3) in the nature of a guarantee,

   (4) made to facilitate a qualified liquidation or clean-up call, and

   (5) as otherwise permitted in Treasury regulations yet to be issued.

We do not anticipate that there will be any contributions to the REMIC Pool after the Startup Day.

   Net Income from Foreclosure Property. The REMIC Pool will be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by deed in lieu of foreclosure would be treated as "foreclosure property" until the close of the third calendar year following the year of acquisition, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. We do not anticipate that the REMIC Pool will have any taxable net income from foreclosure property.

   Liquidation of the REMIC Pool

   If a REMIC Pool adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC Pool's final tax return a date on which the adoption is deemed to occur, and sells all of its assets, other than cash, within a 90-day period beginning on that date, the REMIC Pool will not be subject to the prohibited transaction rules on the sale of its assets, provided that the REMIC Pool credits or distributes in liquidation all of the sale proceeds plus its cash, other than amounts retained to meet claims, to Regular Securityholders and Residual Securityholders within the 90-day period.

   Administrative Matters

   The REMIC Pool will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for the income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return. The trustee will be required to sign the REMIC Pool's returns. Treasury regulations provide that, except where

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there is a single Residual Securityholder for an entire taxable year, the REMIC
Pool will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the IRS of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit in a unified administrative proceeding. The master servicer will be obligated to act as "tax matters person," as defined in applicable Treasury regulations, with respect to the REMIC Pool as agent of the Residual Securityholder holding the largest percentage interest in the Residual Securities. If the Code or applicable Treasury regulations do not permit the master servicer to act as tax matters person in its capacity as agent of the Residual Securityholder, the Residual Securityholder or the other person specified pursuant to Treasury regulations will be required to act as tax matters person.

   Limitations on Deduction of Certain Expenses

   An investor who is an individual, estate, or trust will be subject to limitation with respect to certain itemized deductions described in Code Section 67, to the extent that these itemized deductions, in the aggregate, do not exceed 2% of the investor's adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of:

   (1) 3% of the excess, if any, of adjusted gross income over a threshold amount adjusted annually for inflation, or

   (2) 80% of the amount of itemized deductions otherwise allowable for the year.

However, the Code Section 68 reduction of allowable itemized deductions will be phased out beginning in 2006 and eliminated after 2009.

   In the case of a REMIC Pool, these deductions may include deductions under Code Section 212 for the servicing fee and all administrative and other expenses relating to the REMIC Pool, or any similar expenses allocated to the REMIC Pool with respect to a regular interest it holds in another REMIC. These investors who hold REMIC Securities either directly or indirectly through certain Pass-Through Entities may have their pro rata share of expenses allocated to them as additional gross income, but may be subject to a limitation on deductions. In addition, these expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause investors of this type to be subject to significant additional tax liability. Temporary Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of Residual Securities in the case of a REMIC Pool that would not qualify as a fixed investment trust in the absence of a REMIC election. However, this additional gross income and limitation on deductions will apply to the allocable portion of these expenses to holders of Regular Securities, as well as holders of Residual Securities, where Regular Securities are issued in a manner that is similar to pass-through certificates in a fixed investment trust. Generally, all these expenses will be allocable to the Residual Securities. In general, the allocable portion will be determined based on the ratio that a REMIC Securityholder's income, determined on a daily basis, bears to the income of all holders of Regular Securities and Residual Securities with respect to a REMIC Pool. As a result, individuals, estates or trusts holding REMIC Securities, either directly or indirectly through a grantor trust, partnership, S corporation, REMIC, or certain other Pass-Through Entities described in the foregoing temporary Treasury regulations, may have taxable income in excess of the interest income at the pass-through rate on Regular Securities that are issued in a single class or otherwise consistently with fixed investment trust status or in excess of cash distributions for the related period on Residual Securities.

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   Taxation of Certain Foreign Investors

   Regular Securities. Interest, including original issue discount, distributable to Regular Securityholders who are non-resident aliens, foreign corporations, or other non-U.S. Persons, will be considered "portfolio interest" and, therefore, generally will not be subject to 30% United States withholding tax, provided that the non-U.S. Person:

   (1) is not a "10-percent shareholder" within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C), and

   (2) provides the trustee, or the person who would otherwise be required to withhold tax from the distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Security is a non-U.S. Person.

   If the signed statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Security is effectively connected with the conduct of a trade or business within the United States by the non-U.S. Person. In the latter case, the non-U.S. Person will be subject to United States federal income tax at regular rates.

   In the case of Regular Securities held by a foreign partnership, Treasury regulations require that:

   (1) the certification described above be provided by the partners rather than by the foreign partnership and

   (2) the partnership provide certain information, including a United States taxpayer identification number.

   In addition, a look-through rule applies in the case of tiered partnerships. Investors who are non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Security and the certification requirements of the Code and Treasury regulations.

   Residual Securities. The Conference Committee Report to the 1986 Act indicates that amounts paid to Residual Securityholders who are non-U.S. Persons generally should be treated as interest for purposes of the 30%, or lower treaty rate, United States withholding tax. Treasury regulations provide that amount distributed to Residual Securityholders may qualify as "portfolio interest," subject to the conditions described in "Regular Securities" above, but only to the extent that:

   (1) the mortgage loans were issued after July 18, 1984, and

   (2) the trust fund or segregated pool of assets in that trust fund, as to which a separate REMIC election will be made, to which the Residual Security relates, consists of obligations issued in "registered form" within the meaning of Code Section 163(f)(1).

   Generally, mortgage loans will not be, but regular interests in another REMIC Pool will be, considered obligations issued in registered form. Furthermore, Residual Securityholders will not be entitled to any exemption from the 30% withholding tax, or lower treaty rate to the extent of that portion of REMIC taxable income that constitutes an "excess inclusion." See "--Taxation of Owners of Residual Securities--Limitations on Offset or Exemption of REMIC Income" in this prospectus. If the amounts paid to Residual Securityholders who are non-U.S. Persons are effectively connected with the conduct of a trade or business within the United States by non-U.S. Persons, 30% or lower treaty rate withholding will not apply. Instead, the amounts paid to the non-U.S. Persons will be subject to United States federal

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income tax at regular rates. If 30% or lower treaty rate withholding is applicable, those amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed, or when the Residual Security is disposed of, under rules similar to withholding upon disposition of debt instruments that have original issue discount. See "--Tax-Related Restrictions on Transfer of Residual Securities--Foreign Investors" above concerning the disregard of certain transfers having "tax avoidance potential." Investors who are non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning Residual Securities.

   Backup Withholding

   Distributions made on the Regular Securities, and proceeds from the sale of the Regular Securities to or through certain brokers, may be subject to a "backup" withholding tax under Code Section 3406 of 28% (which rate will be increased to 31% after 2010) on "reportable payments." Reportable payments include interest distributions, original issue discount, and, under certain circumstances, principal distributions, unless the Regular Securityholder complies with certain reporting and/or certification procedures. These reporting and/or certification procedures include the provision of its taxpayer identification number to the trustee, its agent or the broker who effected the sale of the Regular Security, or the holder is otherwise an exempt recipient under applicable provisions of the Code. Any amounts to be withheld from distribution on the Regular Securities would be refunded by the IRS or allowed as a credit against the Regular Securityholder's federal income tax liability. The Treasury regulations provide other rules relating to certain presumptions relating to information reporting and backup withholding. Prospective investors are urged to contact their own tax advisors regarding the application to them of backup withholding and information reporting.

   Reporting Requirements

   Reports of accrued interest, original issue discount and information necessary to compute the accrual of market discount will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of Regular Securities or beneficial owners who own Regular Securities through a broker or middleman as nominee. All brokers, nominees and all other non-exempt holders of record of Regular Securities, including:

   o  corporations,

   o  non-calendar year taxpayers,

   o  securities or commodities dealers,

   o  real estate investment trusts,

   o  investment companies,

   o  common trust funds,

   o  thrift institutions and

   o  charitable trusts,

may request information for any calendar quarter by telephone or in writing by contacting the person designated in IRS Publication 938 with respect to a particular series of Regular Securities. Holders through nominees must request information from the nominee.

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   The IRS Form 1066 has an accompanying Schedule Q, Quarterly Notice to
Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation.

   Treasury regulations require that Schedule Q be furnished by the REMIC Pool to each Residual Securityholder by the end of the month following the close of each calendar quarter--41 days after the end of a quarter under proposed Treasury regulations--in which the REMIC Pool is in existence. Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual Securityholders, furnished annually, if applicable, to holders of Regular Securities, and filed annually with the IRS concerning Code Section 67 expenses as, as described under "--Limitations on Deduction of Certain Expenses" above, allocable to the holders. Furthermore, under the regulations, information must be furnished quarterly to Residual Securityholders, furnished annually to holders of Regular Securities, and filed annually with the IRS concerning the percentage of the REMIC Pool's assets meeting the qualified asset tests described above under "Characterization of Investments in REMIC Securities."

Grantor Trust Funds

   Classification of Grantor Trust Funds

   With respect to each series of Grantor Trust Securities, Tax Counsel will deliver an opinion. The opinion will be to the effect that, assuming compliance with all provisions of the applicable agreement, the related Grantor Trust Fund will be classified as a grantor trust under subpart E, part I of subchapter J of Chapter 1 of Subtitle A of the Code and not as a partnership, an association taxable as a corporation, or a "taxable mortgage pool" within the meaning of Code Section 7701(i). Accordingly, each holder of a Grantor Trust Security generally will be treated as the beneficial owner of an undivided interest in the mortgage loans included in the Grantor Trust Fund.

   Standard Securities

   General. Where there is no Retained Interest with respect to the mortgage loans underlying the securities of a series, and where these securities are not designated as "Stripped Securities," as defined below under "--Stripped Securities," the holder of each security in the series, referred to in this prospectus as "Standard Securities," will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the Grantor Trust Fund represented by its Standard Security. As a result, the holder of these securities will be considered the beneficial owner of a pro rata undivided interest in each of the mortgage loans, subject to the discussion below under "--Recharacterization of Servicing Fees." Accordingly, the holder of a Standard Security of a particular series will be required to report on its federal income tax return, in accordance with the holder's method of accounting, its pro rata share of the entire income from the mortgage loans represented by its Standard Security, including:

   (1) interest at the coupon rate on the mortgage loans,

   (2) original issue discount, if any,

   (3) prepayment fees,

   (4) assumption fees, and

   (5) late payment charges received by the master servicer.

   A holder of a Standard Security generally will be able to deduct its share of the servicing fee and all administrative and other expenses of the trust fund in accordance with its method of accounting, provided that the amounts are reasonable compensation for services rendered to that Grantor Trust Fund. However,

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investors who are individuals, estates or trusts who own securities, either directly or indirectly through certain pass-through entities, will be subject to limitation with respect to certain itemized deductions described in Code Section 67, including deductions under Code Section 212 for the servicing fee and all administrative and other expenses of the Grantor Trust Fund, to the extent that the deductions, in the aggregate, do not exceed two percent of an investor's adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of:

   (1) 3% of the excess, if any, of adjusted gross income over a threshold amount adjusted annually for inflation, or

   (2) 80% of the amount of itemized deductions otherwise allowable for that year.

However, the Code Section 68 reduction of allowable itemized deductions will be phased out beginning in 2006 and eliminated after 2009.

   As a result, investors holding Standard Securities, directly or indirectly through a Pass-Through Entity, may have aggregate taxable income in excess of the aggregate amount of cash received on those Standard Securities with respect to interest at the pass-through rate or as discount income on those Standard Securities. In addition, the expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause the investors to be subject to significant additional tax liability. Moreover, where there is Retained Interest with respect to the mortgage loans underlying a series of securities or where the servicing fees are in excess of reasonable servicing compensation, the transaction will be subject to the application of the "stripped bond" and "stripped coupon" rules of the Code, as described below under "--Stripped Securities" and "--Recharacterization of Servicing Fees," respectively.

   Tax Status. Tax Counsel has advised the depositor that:

   (1) A Standard Security owned by a "domestic building and loan association" within the meaning of Code Section 7701(a)(19) will be considered to represent "loans. . . secured by an interest in real property which is. . . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v), provided that the real property securing the mortgage loans represented by that Standard Security is of the type described in that section of the Code.

   (2) A Standard Security owned by a real estate investment trust will be considered to represent "real estate assets" within the meaning of Code Section 856(c)(5)(B) to the extent that the assets of the related Grantor Trust Fund consist of qualified assets. Interest income on the assets will be considered "interest on obligations secured by mortgages on real property" to that extent within the meaning of Code Section 856(c)(3)(B).

   (3) A Standard Security owned by a REMIC will be considered to represent an "obligation, including any participation or certificate of beneficial ownership in the REMIC, which is principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A) to the extent that the assets of the related Grantor Trust Fund consist of "qualified mortgages" within the meaning of Code Section 860G(a)(3).

   Premium and Discount. We advise you to consult with your tax advisors as to the federal income tax treatment of premium and discount arising either at the time of initial issuance of Standard Securities or subsequent acquisition.

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

   Premium. The treatment of premium incurred at the time of the purchase of a Standard Security will be determined generally as described above under "--REMICs--Taxation of Owners of Residual Securities--Premium."

   Original Issue Discount. The original issue discount rules of Code Section 1271 through 1275 will be applicable to a holder's interest in those mortgage loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate borrowers, other than individuals, originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, an original issue discount could arise by the charging of points by the originator of the mortgages in an amount greater than the statutory de minimis exception, including a payment of points that is currently deductible by the borrower under applicable Code provisions or, under certain circumstances, by the presence of "teaser" rates on the mortgage loans. See "--Stripped Securities" below regarding original issue discount on Stripped Securities.

   Original issue discount generally must be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest, in advance of the cash attributable to the income. Unless indicated otherwise in the related prospectus supplement, no prepayment assumption will be assumed for purposes of the accrual. However, Code Section 1272 provides for a reduction in the amount of original issue discount includible in the income of a holder of an obligation that acquires the obligation after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if the mortgage loans acquired by a holder of securities are purchased at a price equal to the then unpaid principal amount of those mortgage loans, no original issue discount attributable to the difference between the issue price and the original principal amount of those mortgage loans, i.e., points, will be includible by the related holder.

   Market Discount. Holders of securities also will be subject to the market discount rules to the extent that the conditions for application of those sections are met. Market discount on the mortgage loans will be determined and will be reported as ordinary income generally in the manner described above under "--REMICs--Taxation of Owners of Regular Securities--Market Discount," except that the ratable accrual methods described in those sections will not apply. Rather, the holder will accrue market discount pro rata over the life of the mortgage loans, unless the constant yield method is elected. The related prospectus supplement will specify what, if any, prepayment assumption will be assumed for purposes of accrual.

   Recharacterization of Servicing Fees. If the servicing fees paid to a servicer were deemed to exceed reasonable servicing compensation, the amount of excess would represent neither income nor a deduction to holders of securities. In this regard, there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether, in the case of Standard Securities, the reasonableness of servicing compensation should be determined on a weighted average or loan-by-loan basis. If a loan-by-loan basis is appropriate, the likelihood that the applicable amount would exceed reasonable servicing compensation as to some of the mortgage loans would be increased. IRS guidance indicates that a servicing fee in excess of reasonable compensation--"excess servicing"--will cause the mortgage loans to be treated under the "stripped bond" rules. This guidance provides safe harbors for servicing deemed to be reasonable and requires taxpayers to demonstrate that the value of servicing fees in excess of these applicable amounts is not greater than the value of the services provided.

   Accordingly, if the IRS approach is upheld, a servicer who receives a servicing fee in excess of those amounts would be viewed as retaining an ownership interest in a portion of the interest payments on the mortgage loans. Under the rules of Code Section 1286, the separation of ownership of the right to receive

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

some or all of the interest payments on an obligation from the right to receive some or all of the principal payments on the obligation would result in treatment of those mortgage loans as "stripped coupons" and "stripped bonds." Subject to the de minimis rule discussed below under "--Stripped Securities," each stripped bond or stripped coupon could be considered for this purpose as a non-interest bearing obligation issued on the date of issue of the Standard Securities, and the original issue discount rules of the Code would apply to the holder of those securities. While holders of securities would still be treated as owners of beneficial interests in a grantor trust for federal income tax purposes, the corpus of the trust could be viewed as excluding the portion of the mortgage loans the ownership of which is attributed to the master servicer, or as including the portion as a second class of equitable interest. Applicable Treasury regulations treat an arrangement of this type as a fixed investment trust, since the multiple classes of trust interests should be treated as merely facilitating direct investments in the trust assets and the existence of multiple classes of ownership interests is incidental to that purpose. In general, a recharacterization should not have any significant effect on the timing or amount of income reported by a holder of securities, except that the income reported by a cash method holder may be slightly accelerated. See "--Stripped Securities" below for a further description of the federal income tax treatment of stripped bonds and stripped coupons.

   Sale or Exchange of Standard Securities. If a sale or exchange of a Standard Security occurs, a holder of such a security will recognize gain or loss equal to the difference between the amount realized on the sale and its aggregate adjusted basis in the mortgage loans and other assets represented by the security. In general, the aggregate adjusted basis will equal the holder's cost for the Standard Security, exclusive of accrued interest, increased by the amount of any income previously reported with respect to the Standard Security and decreased by the amount of any losses previously reported with respect to the Standard Security and the amount of any distributions other than accrued interest received on those securities. Except as provided above with respect to market discount on any mortgage loans, and except for certain financial institutions subject to the provisions of Code Section 582(c), any gain or loss generally would be capital gain or loss if the Standard Security was held as a capital asset. However, gain on the sale of a Standard Security will be treated as ordinary income:

   (1) if a Standard Security is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the holder's net investment in the conversion transaction at 120% of the appropriate applicable federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of that transaction, or

   (2) in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates.

   Capital gains of noncorporate taxpayers generally are subject to a lower maximum tax rate than ordinary income of the taxpayers for capital assets held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

   Stripped Securities

   General. Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of this discussion, securities that are subject to those rules will be referred to as "Stripped Securities." The securities will be subject to those rules if:

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

   (1) the depositor or any of its affiliates retains, for its own account or for purposes of resale, in the form of Retained Interest, or otherwise, an ownership interest in a portion of the payments on the mortgage loans,

   (2) the depositor or any of its affiliates is treated as having an ownership interest in the mortgage loans to the extent it is paid or retains servicing compensation in an amount greater than reasonable consideration for servicing the mortgage loans (see "--Standard Securities--Recharacterization of Servicing Fees"), and

   (3) a class of securities are issued in two or more classes or subclasses representing the right to non-pro-rata percentages of the interest and principal payments on the mortgage loans.

   In general, a holder of a Stripped Security will be considered to own "stripped bonds" with respect to its pro rata share of all or a portion of the principal payments on each mortgage loan and/or "stripped coupons" with respect to its pro rata share of all or a portion of the interest payments on each mortgage loan, including the Stripped Security's allocable share of the servicing fees paid to a servicer, to the extent that those fees represent reasonable compensation for services rendered. See the discussion above under "--Standard Securities--Recharacterization of Servicing Fees." Although not free from doubt, for purposes of reporting to holders of Stripped Securities, the servicing fees will be allocated to the classes of Stripped Securities in proportion to the distributions to the classes for the related period or periods. The holder of a Stripped Security generally will be entitled to a deduction each year in respect of the servicing fees, as described above under "--Standard Securities--General," subject to the limitation described in that section.

   Code Section 1286 treats a stripped bond or a stripped coupon generally as an obligation issued on the date that the stripped interest is purchased. Although the treatment of Stripped Securities for federal income tax purposes is not clear in certain respects, particularly where Stripped Securities are issued with respect to a mortgage pool containing variable-rate mortgage loans, the depositor has been advised by counsel that:

   (1) the Grantor Trust Fund will be treated as a grantor trust under subpart E, Part I of subchapter J of Chapter 1 of Subtitle A of the Code and not as an association taxable as a corporation or a "taxable mortgage pool" within the meaning of Code Section 7701(i), and

   (2) each Stripped Security should be treated as a single installment obligation for purposes of calculating original issue discount and gain or loss on disposition.

   This treatment is based on the interrelationship of Code Section 1286, Code Sections 1272 through 1275, and the OID Regulations. Although it is possible that computations with respect to Stripped Securities could be made in one of the ways described below under "--Possible Alternative Characterizations," the OID Regulations state, in general, that two or more debt instruments issued by a single issuer to a single investor in a single transaction should be treated as a single debt instrument. Accordingly, for original issue discount purposes, all payments on any Stripped Securities should be aggregated and treated as though they were made on a single debt instrument. The applicable agreement will require that the trustee make and report all computations described below using this aggregate approach, unless substantial legal authority requires otherwise.

   Furthermore, Treasury regulations provide for treatment of a Stripped Security as a single debt instrument issued on the date it is purchased for purposes of calculating any original issue discount. In addition, under those regulations, a Stripped Security that represents a right to payments of both interest and principal may be viewed either as issued with original issue discount or market discount, as described below, at a de minimis original issue discount, or, presumably, at a premium. This treatment indicates that the interest component of a Stripped Security of this type would be treated as qualified stated interest under the OID Regulations, assuming it is not an interest-only or super-premium Stripped Security. Further, these regulations provide that the purchaser of a Stripped Security will be required to account for any discount as market discount rather than original issue discount if either:

   (1) the initial discount with respect to the Stripped Security was treated as zero under the de minimis rule, or

   (2) no more than 100 basis points in excess of reasonable servicing is stripped off the related mortgage loans. Any market discount would be reportable as described above under "--REMICs--Taxation of Owners of Regular
Securities--Market Discount," without regard to the de minimis rule described in this prospectus, assuming that a prepayment assumption is employed in that computation.

   Status of Stripped Securities. No specific legal authority exists as to whether the character of the Stripped Securities, for federal income tax purposes, will be the same as that of the mortgage loans. Although the issue is not free from doubt, counsel has advised the depositor that Stripped Securities owned by applicable holders should be considered to represent

   (1) "real estate assets" within the meaning of Code Section 856(c)(5)(B),

   (2) "obligation[s]. . . principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A), and

   (3) "loans. . . secured by an interest in real property" within the meaning of Code Section 7701(a)(19)(C)(v).

Interest including original issue discount income attributable to Stripped Securities should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), provided that in each case the mortgage loans and interest on those mortgage loans qualify for this tax treatment. See "--Standard Securities--Tax Status" above.

   Taxation of Stripped Securities. Original Issue Discount. Except as described above under "--General," each Stripped Security will be considered to have been issued at an original issue discount for federal income tax purposes. Original issue discount with respect to a Stripped Security must be included in ordinary income as it accrues, in accordance with a constant yield method that takes into account the compounding of interest, which may be prior to the receipt of the cash attributable to that income. Based in part on the issue discount required to be included in the income of a holder of a Stripped Security in any taxable year likely will be computed generally as described above under "--REMICs--Taxation of Owner of Regular Securities--Original Issue Discount" and "--Variable Rate Regular Securities." However, with the apparent exception of a Stripped Security qualifying as a market discount obligation as described above under "--General," the issue price of a Stripped Security will be the purchase price paid by each holder of the Stripped Security. The stated redemption price at maturity will include the aggregate amount of the payments to be made on the Stripped Security to the holder of securities, presumably under the Prepayment Assumption, other than qualified stated interest.

   If the mortgage loans prepay at a rate either faster or slower than that under the Prepayment Assumption, a holder's recognition of original issue discount will be either accelerated or decelerated and the amount of the original issue discount will be either increased or decreased depending on the relative interests in principal and interest on each mortgage loan represented by the holder's Stripped Security. While the matter is not free from doubt, the holder of a Stripped Security should be entitled in the year that it becomes certain, assuming no further prepayments, that the holder will not recover a portion of its adjusted basis in that Stripped Security to recognize a loss, which may be a capital loss, equal to that portion of unrecoverable basis.

   As an alternative to the method described above, the fact that some or all of the interest payments with respect to the Stripped Securities will not be made if the mortgage loans are prepaid could lead to the interpretation that those interest payments are "contingent" within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to prepayable securities such as the Stripped Securities. However, if final regulations dealing with contingent interest with respect to the Stripped Securities apply the same principles as the OID Regulations, those regulations may lead to different timing of income inclusion that would be the case under the OID Regulations. Furthermore, application of those principles could lead to the characterization of gain on the sale of contingent interest Stripped Securities as ordinary income. Prospective investors should consult their tax advisors regarding the appropriate tax treatment of Stripped Securities.

   In light of the application of Section 1286 of the Code, a beneficial owner of a Stripped Security generally will be required to compute accruals of original issue discount based on its yield, possibly taking into account its own prepayment assumption. The information necessary to perform the related calculations for information reporting purposes, however, generally will not be available to the trust administrator. Accordingly, any information reporting provided by the trust administrator with respect to these Stripped Securities, which information will be based on pricing information as of the closing date, will largely fail to reflect the accurate accruals of original issue discount for these securities. Prospective investors therefore should be aware that the timing of accruals of original issue discount applicable to a Stripped Security generally will be different than that reported to holders and the IRS. Prospective investors should consult their own tax advisors regarding their obligation to compute and include in income the correct amount of original issue discount accruals and any possible tax consequences to them if they should fail to do so.

   Sale or Exchange of Stripped Securities. Sale or exchange of a Stripped Security prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the holder's adjusted basis in that Stripped Security, as described above under "--REMICs--Taxation of Owners of Regular Securities--Sale or Exchange of Regular Securities." To the extent that a subsequent purchaser's purchase price is exceeded by the remaining payments on the Stripped Securities, the subsequent purchaser will be required for federal income tax purposes to accrue and report the excess as if it were original issue discount in the manner described above. It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of a holder of securities other than an original holder of securities should be the Prepayment Assumption or a new rate based on the circumstances at the date of subsequent purchase.

   Purchase of More Than One Class of Stripped Securities. When an investor purchases more than one class of Stripped Securities, it is currently unclear whether for federal income tax purposes the classes of Stripped Securities should be treated separately or aggregated for purposes of the rules described above.

   Possible Alternative Characterizations. The characterizations of the Stripped Securities discussed above are not the only possible interpretations of the applicable Code provisions. For example, the holder of securities may be treated as the owner of:

   (1) one installment obligation consisting of the Stripped Security's pro rata share of the payments attributable to principal on each mortgage loan and a second installment obligation consisting of the respective Stripped Security's pro rata share of the payments attributable to interest on each mortgage loan,

   (2) as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each mortgage loan, or

   (3) a separate installment obligation for each mortgage loan, representing the Stripped Security's pro rata share of payments of principal and/or interest to be made with respect to that Stripped Security.

   Alternatively, the holder of one or more classes of Stripped Securities may be treated as the owner of a pro rata fractional undivided interest in each mortgage loan to the extent that the related Stripped Security, or classes of Stripped Securities in the aggregate, represent the same pro rata portion of principal and interest on each mortgage loan, and a stripped bond or stripped coupon, as the case may be, treated as an installment obligation or contingent payment obligation, as to the remainder. Treasury regulations regarding original issue discount on stripped obligations make the foregoing interpretations less likely to be applicable. The preamble to these regulations states that they are premised on the assumption that an aggregation approach is appropriate for determining whether original issue discount on a stripped bond or stripped coupon is de minimis, and solicits comments on appropriate rules for aggregating stripped bonds and stripped coupons under Code Section 1286.

   Because of these possible varying characterizations of Stripped Securities and the resultant differing treatment of income recognition, holders of such securities are urged to consult their own tax advisors regarding the proper treatment of Stripped Securities for federal income tax purposes.

   Reporting Requirements and Backup Withholding

   The trustee will furnish, within a reasonable time after the end of each calendar year, to each holder of Grantor Trust Securities at any time during that calendar year, information, prepared on the basis described above, as is necessary to enable the holder of those securities to prepare its federal income tax returns. The information will include the amount of original issue discount accrued on Grantor Trust Securities held by persons other than holders of securities exempted from the reporting requirements. However, the amount required to be reported by the trustee may not be equal to the proper amount of original issue discount required to be reported as taxable income by a holder of Grantor Trust Securities, other than an original holder of securities that purchased at the issue price. In particular, in the case of Stripped Securities, the reporting will be based on a representative initial offering price of each class of Stripped Securities or some price as set forth in the related prospectus supplement. The trustee will also file original issue discount information with the IRS. If a holder of securities fails to supply an accurate taxpayer identification number or if the Secretary of the Treasury determines that a holder of securities has not reported all interest and dividend income required to be shown on his federal income tax return, 28% backup withholding (which rate will be increased to 31% after 2010) may be required in respect of any reportable payments, as described above under "--REMICs--Backup Withholding."

   On June 20, 2002, the IRS published proposed regulations which will, when effective, establish a reporting framework for interests in "widely held fixed investment trusts" that will place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held fixed investment trust is defined as an entity classified as a "trust" under Treasury Regulations Section 301.7701-4(c), in which any interest is held by a middleman, which includes, but is not limited to (i) a custodian of a person's account, (ii) a nominee and (iii) a broker holding an interest for a customer in "street name." These regulations were proposed to be effective beginning January 1, 2004, but such date passed and the regulations have not been finalized. It is unclear when, or if, these regulations will become final.

   Taxation of Certain Foreign Investors. To the extent that a Grantor Trust Security evidences ownership in mortgage loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Code Section 1441 or 1442 to nonresident aliens, foreign corporations, or other non-U.S. Persons generally will be subject to 30% United States withholding tax, or any lower rate as may be provided for interest by an applicable tax treaty. Accrued

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original issue discount recognized by the holder of Grantor Trust Securities on the sale or exchange of that security also will be subject to federal income tax at the same rate.

   Treasury regulations provide that interest or original issue discount paid by the trustee or other withholding agent to a non-U.S. Person evidencing ownership interest in mortgage loans issued after July 18, 1984 will be "portfolio interest" and will be treated in the manner, and these persons will be subject to the same certification requirements, described above under "--REMICs--Taxation of Certain Foreign Investors--Regular Securities."

Partnership Trust Funds

   Classification of Partnership Trust Funds

   With respect to each series of Partnership Securities or Debt Securities, Tax Counsel will deliver its opinion that the trust fund will not be a taxable mortgage pool or an association, or publicly traded partnership, taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the applicable agreement and related documents will be complied with, and on counsel's conclusion that the nature of the income of the trust fund will exempt it from the rule that certain publicly traded partnerships are taxable as corporations.

   Characterization of Investments in Partnership Securities and Debt Securities

   For federal income tax purposes:

   (1) Partnership Securities and Debt Securities held by a thrift institution taxed as a domestic building and loan association will not constitute "loans . . .. secured by an interest in real property which is . . . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v), and

   (2) interest on Debt Securities held by a real estate investment trust will not be treated as "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B), and Debt Securities held by a real estate investment trust will not constitute "real estate assets" within the meaning of Code Section 856(c)(5)(B). However, Partnership Securities held by a real estate investment trust will qualify under those sections based on the real estate investments trust's proportionate interest in the assets of the Partnership Trust Fund based on capital accounts unless the Partnership Security is not treated as equity in the issuing trust.

   Taxation of Holder of Debt Securities

   Treatment of the Debt Securities as Indebtedness. The depositor will agree, and the holders of securities will agree by their purchase of Debt Securities, to treat the Debt Securities as debt for federal income tax purposes. No regulations, published rulings, or judicial decisions exist that discuss the characterization for federal income tax purposes of securities with terms substantially the same as the Debt Securities. However, with respect to each series of Debt Securities, Tax Counsel will deliver its opinion that, unless otherwise specified in the related prospectus supplement, the Debt Securities will be classified as indebtedness for federal income tax purposes. The discussion below assumes this characterization of the Debt Securities is correct.

   If, contrary to the opinion of counsel, the IRS successfully asserted that the Debt Securities were not debt for federal income tax purposes, the Debt Securities might be treated as equity interests in the Partnership Trust Fund. As a result, the timing and amount of income allocable to holders of the Debt Securities may be different than as described in the following paragraph.

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   Debt Securities generally will be subject to the same rules of taxation as
Regular Securities issued by a REMIC, as described above, except that:

   (1) income reportable on Debt Securities is not required to be reported under the accrual method unless the holder otherwise uses the accrual method,

   (2) the special rule treating a portion of the gain on sale or exchange of a Regular Security as ordinary income is inapplicable to Debt Securities. See "--REMICs--Taxation of Owners of Regular Securities--Sale or Exchange of Regular Securities" above, and

   (3) the character and timing of any Realized Losses may be governed by Code
Section 165(g) relating to worthless securities rather than by Code Section 166 relating to bad debts if the Debt Securities are considered issued by a corporation. This could occur, for example, if the issuing trust were disregarded as separate from a single holder of the residual interest in the trust that was a corporation.

   Taxation of Owners of Partnership Securities

   Treatment of the Partnership Trust Fund as a Partnership. The prospectus supplement may specify that the depositor will agree, and the holders of Partnership Securities will agree by their purchase of Partnership Securities, to treat the Partnership Trust Fund:

   (1) as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Partnership Trust Fund, the partners of the partnership being the holders of Partnership Securities, including the depositor, and the Debt Securities, if any, being debt of the partnership, or

   (2) if a single beneficial owner owns all of the Partnership Securities in a trust fund, the trust fund will be ignored for federal income tax purposes and the assets and Debt Securities of the trust fund will be treated as assets and indebtedness of this beneficial owner.

   A variety of alternative characterizations are possible. For example, because one or more of the classes of Partnership Securities have certain features characteristic of debt, the Partnership Securities might be considered debt of the depositor or the Partnership Trust Fund. A characterization of this type would not result in materially adverse tax consequences to holders of securities as compared to the consequences from treatment of the Partnership Securities as equity in a partnership, described below. The following discussion assumes that the Partnership Securities represent equity interests in a partnership.

   Partnership Taxation. As a partnership, the Partnership Trust Fund will not be subject to federal income tax. Rather, each holder of Partnership Securities will be required to separately take into account each holder's allocated share of income, gains, losses, deductions and credits of the Partnership Trust Fund. We anticipate that the Partnership Trust Fund's income will consist primarily of interest earned on the mortgage loans, including appropriate adjustments for market discount, original issue discount and bond premium, as described above under "--Grantor Trust Funds--Standard Securities--General," and "--Premium and Discount" and any gain upon collection or disposition of mortgage loans. The Partnership Trust Fund's deductions will consist primarily of interest and original issue discount accruing with respect to the Debt Securities and servicing and other fees.

   The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement, i.e., the applicable governing agreement and related documents. The partnership agreement will provide, in general, that the holders of securities will be allocated gross income of the Partnership Trust Fund for each Due Period equal to the sum of:

   (1) the interest that accrues on the Partnership Securities in accordance with their terms for the Due Period, including interest accruing at the applicable pass-through rate for the applicable Due Period and interest on amounts previously due on the Partnership Securities but not yet distributed;

   (2) any Partnership Trust Fund income attributable to discount on the mortgage loans that corresponds to any excess of the principal amount of the Partnership Securities over their initial issue price; and

   (3) any other amounts of income payable to the holders of securities for the applicable Due Period.

   That allocation will be reduced by any amortization by the Partnership Trust Fund of premium on mortgage loans that corresponds to any excess of the issue price of Partnership Securities over their principal amount. All remaining taxable income or net loss of the Partnership Trust Fund will be allocated to the depositor and any remaining net loss will be allocated to the depositor to the extent of the depositor's capital account and then will be allocated to holders of Partnership Securities in the order in which they bear losses. Based on the economic arrangement of the parties, this approach for allocating Partnership Trust Fund income should be permissible under applicable Treasury regulations. No assurance can be given that the IRS would not require a greater amount of income to be allocated to Partnership Securities. Moreover, even under the foregoing method of allocation, holders of Partnership Securities may be allocated income equal to the entire pass-through rate plus the other items described above even though the trust fund might not have sufficient cash to make current cash distributions of that amount. Thus, cash basis holders will in effect be required to report income from the Partnership Securities on the accrual basis and holders of Partnership Securities may become liable for taxes on Partnership Trust Fund income even if they have not received cash from the Partnership Trust Fund to pay these taxes.

   All of the taxable income allocated to a holder of Partnership Securities that is a pension, profit-sharing or employee benefit plan or other tax-exempt entity, including an individual retirement account, will constitute "unrelated business taxable income" generally taxable to a holder under the Code.

   A share of expenses of the Partnership Trust Fund, including fees of the master servicer but not interest expense, allocable to an individual, estate or trust holder of Partnership Securities would be miscellaneous itemized deductions subject to the limitations described above under "--Grantor Trust Funds--Standard Securities--General." Accordingly, these deductions might be disallowed to the individual in whole or in part and might result in the holder of the Partnership Securities being taxed on an amount of income that exceeds the amount of cash actually distributed to the holder of the securities over the life of the Partnership Trust Fund.

   Discount income or premium amortization with respect to each mortgage loan would be calculated in a manner similar to the description above under "--Grantor Trust Funds--Standard Securities--General" and "--Premium and Discount." Regardless of that description, it is intended that the Partnership Trust Fund will make all tax calculations relating to income and allocations to holders of Partnership Securities on an aggregate basis with respect to all mortgage loans held by the Partnership Trust Fund rather than on a mortgage loan-by-mortgage loan basis. If the IRS required calculations to be made separately for each mortgage loan, the Partnership Trust Fund might be required to incur additional expense, but we believe that there would not be a material adverse effect on holders of Partnership Securities.

   Discount and Premium. The prospectus supplement may provide that the mortgage loans will have been issued with original discount. However, it is not anticipated that the mortgage loans will have been issued with original issue discount and, therefore, the Partnership Trust Fund should not have original issue discount income. However, the purchase price paid by the Partnership Trust Fund for the mortgage loans may be greater or less than the remaining principal balance of the mortgage loans at the time of purchase. If so, the mortgage loans will have been acquired at a premium or discount, as the case may be. See "--Grantor Trust Funds--Standard Securities--Premium and Discount" in this prospectus. As previously indicated above, the Partnership Trust Fund will make this calculation on an aggregate basis, but might be required to recompute it on a mortgage loan-by-mortgage loan basis.

   If the Partnership Trust Fund acquires the mortgage loans at a market discount or premium, the Partnership Trust Fund will elect to include any discount in income currently as it accrues over the life of the mortgage loans or to offset any premium against interest income on the mortgage loans. As indicated above, a portion of any market discount income or premium deduction may be allocated to holders of Partnership Securities.

   Section 708 Termination. Under Section 708 of the Code, the Partnership Trust Fund will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Partnership Trust Fund are sold or exchanged within a 12-month period. A termination of this type would cause a deemed contribution of the assets of a Partnership Trust Fund--the "old partnership"--to a new Partnership Trust Fund--the "new partnership"--in exchange for interests in the new partnership. The interests in a new Partnership Trust Fund would be deemed distributed to the partners of the old partnership in liquidation of the old partnership, which would not constitute a sale or exchange. The Partnership Trust Fund will not comply with certain technical requirements that might apply when a constructive termination occurs. As a result, the Partnership Trust Fund may be subject to certain tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the Partnership Trust Fund might not be able to comply due to lack of data.

   Disposition of Securities. Generally, capital gain or loss will be recognized on a sale of Partnership Securities in an amount equal to the difference between the amount realized and the seller's tax basis in the Partnership Securities sold. A holder's tax basis in a Partnership Security will generally equal the holder's cost increased by the holder's share of Partnership Trust Fund income (includible in income) and decreased by any distributions received with respect to a Partnership Security. In addition, both the tax basis in the Partnership Securities and the amount realized on a sale of a Partnership Security would include the holder's share of the Debt Securities and other liabilities of the Partnership Trust Fund. A holder acquiring Partnership Securities at different prices may be required to maintain a single aggregate adjusted tax basis in the Partnership Securities. If a sale or other disposition of some of the Partnership Securities occurs, the holder may be required to allocate a portion of the aggregate tax basis to the Partnership Securities sold, rather than maintaining a separate tax basis in each Partnership Security for purposes of computing gain or loss on a sale of that Partnership Security.

   Any gain on the sale of a Partnership Security attributable to the holder's share of unrecognized accrued market discount on the mortgage loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The Partnership Trust Fund does not expect to have any other assets that would give rise to similar special reporting considerations. Thus, to avoid those special reporting requirements, the Partnership Trust Fund will elect to include market discount in income as it accrues.

   If a holder of Partnership Securities is required to recognize an aggregate amount of income, not including income attributable to disallowed itemized deductions described above, over the life of the Partnership Securities that exceeds the aggregate cash distributions with respect to those Partnership Securities, the excess will generally give rise to a capital loss if the retirement of the Partnership Securities occurs.

   Allocations Between Transferors and Transferees. In general, the Partnership Trust Fund's taxable income and losses will be determined each Due Period and the tax items for a particular Due Period will be apportioned among the holders of securities in proportion to the principal amount of Partnership

Securities owned by them as of the close of the last day of the related Due Period. As a result, a holder purchasing Partnership Securities may be allocated tax items attributable to periods before the actual transaction, which will affect its tax liability and tax basis.

   The use of this Due Period convention may not be permitted by existing regulations. If a Due Period convention is not allowed, or only applies to transfers of less than all of the partner's interest, taxable income or losses of the Partnership Trust Fund might be reallocated among the holders of Partnership Securities. The depositor will be authorized to revise the Partnership Trust Fund's method of allocation between transferors and transferees to conform to a method permitted by future regulations.

   Section 731 Distributions. In the case of any distribution to a holder of Partnership Securities, no gain will be recognized to that holder of securities to the extent that the amount of any money distributed with respect to that holder's Partnership Security exceeds the adjusted basis of that holder's interest in the security. To the extent that the amount of money distributed exceeds that holder's adjusted basis, gain will be currently recognized. In the case of any distribution to a holder of Partnership Securities, no loss will be recognized except if a distribution in liquidation of a holder's interest occurs. Any gain or loss recognized by a holder of Partnership Securities will be capital gain or loss.

   Section 754 Election. If a holder of Partnership Securities sells its securities at a profit or loss, the purchasing holder of Partnership Securities will have a higher or lower basis, as applicable, in the Partnership Securities than the selling holder of Partnership Securities had. The tax basis of the Partnership Trust Fund's assets would not be adjusted to reflect that higher or lower basis unless the Partnership Trust Fund were to file an election under
Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Partnership Trust Fund will not make that election. As a result, holders of Partnership Securities might be allocated a greater or lesser amount of Partnership Trust Fund income than would be appropriate based on their own purchase price for Partnership Securities.

   The American Jobs Creation Act of 2004 added a provision to the Code that would require a partnership with a "substantial built-in loss" immediately after a transfer of a partner's interest in such partnership to make the types of basis adjustments that would be required if an election under Section 754 of the Code were in effect. This new provision does not apply to a "securitization partnership." The applicable prospectus supplement will address whether any partnership in which a security represents an interest will constitute a securitization partnership for this purpose.

   Administrative Matters. The trustee is required to keep or have kept complete and accurate books of the Partnership Trust Fund. The books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Partnership Trust Fund will be the calendar year. The trustee will file a partnership information return on IRS Form 1065 with the IRS for each taxable year of the Partnership Trust Fund and will report each holder's allocable share of items of Partnership Trust Fund income and expense to holders and the IRS on Schedule K-1 to Form 1065. The trustee will provide the Schedule K-1 information to nominees that fail to provide the Partnership Trust Fund with the information statement described below and those nominees will be required to forward the information to the beneficial owners of the Partnership Securities. Generally, holders must file tax returns that are consistent with the information return filed by the Partnership Trust Fund or be subject to penalties unless the holder notifies the IRS of all inconsistencies.

   Under Section 6031 of the Code, any person that holds Partnership Securities as a nominee at any time during a calendar year is required to furnish the Partnership Trust Fund with a statement containing certain information on the nominee, the beneficial owners and the Partnership Securities so held. This information includes:

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

   (1) the name, address and taxpayer identification number of the nominee and

   (2) as to each beneficial owner:

   (x) the name, address and identification number of the beneficial owner,

   (y) whether the beneficial owner is a U.S. Person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and

   (z) certain information on Partnership Securities that were held, bought or sold on behalf of the beneficial owner throughout the year.

   In addition, brokers and financial institutions that hold Partnership Securities through a nominee are required to furnish directly to the trustee information as to themselves and their ownership of Partnership Securities. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any information statement of this type to the Partnership Trust Fund. The information referred to above for any calendar year must be furnished to the Partnership Trust Fund on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Partnership Trust Fund with the information described above may be subject to penalties.

   The person specified in the applicable agreement as the tax matters partner will be responsible for representing the holders of securities in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire until three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Partnership Trust Fund by the appropriate taxing authorities could result in an adjustment of the returns of the holders of Partnership Securities, and, under certain circumstances, a holder of securities may be precluded from separately litigating a proposed adjustment to the items of the Partnership Trust Fund. An adjustment could also result in an audit of a holder's returns and adjustments of items not related to the income and losses of the Partnership Trust Fund.

   Tax Consequences to Foreign Holders of Partnership Securities. It is not clear whether the Partnership Trust Fund would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. Persons. This is so because there is no clear authority dealing with that issue under facts substantially similar to those described in this prospectus. However, securityholders who are non-U.S. Persons would in any event not be treated as engaged in a trade or business in the United States if holding the Partnership Security, or other investing or trading in stock or securities for the holder's own account, is the only activity of the securityholder within the United States and the securityholder is not a dealer in securities. Accordingly, the securityholders will not be subject to withholding tax pursuant to Section 1446 of the Code, at the highest marginal rate applicable to U.S. corporations for non-U.S. Persons that are taxable as corporations and at the highest marginal rate applicable to U.S. individuals for all other foreign holders. The prospectus supplement relating to an applicable series will describe whether an exception to the 30% United States withholding tax on interest may apply to securityholders.

   Backup Withholding. Distributions made on the Partnership Securities and proceeds from the sale of the Partnership Securities will be subject to a "backup" withholding tax of 28% (which rate will be increased to 31% after 2010) if, in general, the holder of Partnership Securities fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

   The federal tax discussions set forth above are included for general information only and may not be applicable depending on a securityholder's particular tax situation. Prospective purchasers should consult their tax advisors with respect to the tax consequences to them of the purchase, ownership and disposition of REMIC Securities, Grantor Trust Securities, Partnership Securities and Debt Securities, including the tax consequences under state, local, foreign and other tax laws and the possible effects of changes in federal or other tax laws.

   Reportable Transactions

   Any holder of a security that reports any item or items of income, gain, expense, or loss in respect of a security for tax purposes in an amount that differs from the amount reported for book purposes by more than $10 million, on a gross basis, in any taxable year may be subject to certain disclosure requirements for "reportable transactions." Prospective investors should consult with their tax advisers concerning any possible tax return disclosure obligation with respect to the securities.

                        STATE AND OTHER TAX CONSEQUENCES

   In addition to the federal income tax consequences described in "Federal Income Tax Consequences" in this prospectus, potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the securities offered under this prospectus. State and local tax law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors are encouraged to consult their own tax advisors with respect to the various tax consequences of investments in the securities offered under this prospectus.

                              ERISA CONSIDERATIONS

   Title I of ERISA and Section 4975 of the Code impose certain requirements on ERISA Plans and on persons who are fiduciaries with respect to ERISA Plans. Certain employee benefit plans, such as governmental plans as defined in Section 3(32) of ERISA, and, if no election has been made under Section 410(d) of the Code, church plans as defined in Section 3(33) of ERISA, are not subject to the ERISA requirements discussed in this prospectus. However, assets of such plans (collectively with ERISA Plans, "Plans") may be subject to the provisions of applicable federal, state or local law that is materially similar to the foregoing provisions of ERISA or the Code. Moreover, any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code.

   In addition to the imposition of general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investment be made in accordance with the documents governing the Plan,
Section 406(a) of ERISA and Section 4975(c)(1)(A), (B), (C) and (D) of the Code prohibit a broad range of transactions involving assets of a Plan and persons who have certain specified relationships to the Plan. In addition, Section 406(b) of ERISA and Section 4975(c)(1)(E) and (F) of the Code impose certain prohibitions on Parties in Interest who are fiduciaries with respect to the Plan. Certain Parties in Interest that participate in a prohibited transaction may be subject to a penalty imposed under Section 502(i) of ERISA or an excise tax pursuant to Sections 4975(a) and (b) of the Code, unless a statutory or administrative exemption is available.

   Certain transactions involving a trust fund might be deemed to constitute prohibited transactions under ERISA and Section 4975 of the Code with respect to a Plan that purchases securities if the residential loans, agency securities, mortgage securities and other assets included in the trust fund are deemed to be assets of the Plan. The U.S. Department of Labor has promulgated regulations at 29 C.F.R. ss. 2510.3-101 defining the term "plan assets" for purposes of applying the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and the Code. Under these regulations, generally, when a Plan acquires an equity interest in an entity such as a trust fund, the Plan's assets include the investment in the entity and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable here apply, or unless the equity participation in the entity by Benefit Plan Investors is not significant. For this purpose, in general, equity participation is considered "significant" on any date if 25% or more of the value of any class of equity interests is held by Benefit Plan Investors. "Benefit Plan Investors" include ERISA Plans, as well as any "employee benefit plan," as defined in Section 3(3) of ERISA, which is not subject to Title I of ERISA, such as governmental plans, as defined in Section 3(32) of ERISA, and church plans, as defined in Section 3(33) of ERISA, which have not made an election under Section 410(d) of the Code, and any entity whose underlying assets include plan assets by reason of a Plan's investment in the entity. Because of the factual nature of certain of the rules set forth in these regulations, neither Plans nor persons investing plan assets should acquire or hold securities in reliance on the availability of any exception under the regulations.

   In addition, the regulations provide that the term "equity interest" means any interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no "substantial equity features." If notes of a particular series are deemed to be indebtedness under applicable local law without any substantial equity features, an investing Plan's assets would include notes of this type, but would not, by reason of the purchase, include the underlying assets of the related trust fund. However, without regard to whether notes of this type are treated as an equity interest for these purposes, the purchase or holding of notes by or on behalf of a Plan could be considered to result in a prohibited transaction. A prohibited transaction may result if the Issuer, the holder of an Equity Certificate or any of their respective affiliates is or becomes a Party in Interest with respect to the Plan, or if the depositor, the master servicer, any sub-servicer or any trustee has investment authority with respect to the assets of the Plan.

   Any person who has discretionary authority or control respecting the management or disposition of plan assets, and any person who provides investment advice with respect to the assets for a fee, is a fiduciary of the investing Plan. If the residential loans, agency securities, mortgage securities and other assets included in a trust fund constitute plan assets, then any party exercising management or discretionary control regarding those assets, such as the master servicer or any sub-servicer, may be deemed to be a Plan "fiduciary" subject to the fiduciary requirements of ERISA and the prohibited transaction provisions of ERISA and the Code or similar provisions of Similar Law with respect to the investing Plan. In addition, if the assets included in a trust fund constitute plan assets, the purchase or holding of securities by a Plan, as well as the operation of the related trust fund, may constitute or involve a prohibited transaction under ERISA, the Code or Similar Law.

      Some of the transactions involving the securities that might otherwise constitute prohibited transactions under ERISA or the Code might qualify for relief from the prohibited transaction rules under certain administrative exemptions, which may be individual or class exemptions. The United States Department of Labor issued individual exemptions, referred to in this prospectus as an "Exemption," to certain underwriters. The applicable prospectus supplement will indicate whether an Exemption will apply to a series. The Exemption generally exempts from the application of the prohibited transaction provisions of Section 406 of ERISA, and the excise taxes and civil penalties imposed on the prohibited transactions pursuant to Section 4975(a) and (b) of the Code and
Section 502(i) of ERISA, certain transactions, among others, relating to the servicing and operation of mortgage pools and the purchase, sale and holding of pass-through certificates underwritten by an underwriter, provided that certain conditions set forth in the Exemption are satisfied. For purposes of this Section "ERISA Considerations," the term "underwriter" shall include:

   (1) the underwriter to whom the Exemption was issued,

   (2) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with the underwriter, and

   (3) any member of the underwriting syndicate or selling group of which a person described in (a) or (b) is a manager or co-manager with respect to a class of certificates.

   The Exemption sets forth five general conditions which must be satisfied for a transaction involving the purchase, sale and holding of certificates of the type issued pursuant to this prospectus to be eligible for exemptive relief under the Exemption:

   (1) the acquisition of certificates by an ERISA Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

   (2) the certificates at the time of acquisition by the ERISA Plan must be rated in one of the four highest generic rating categories by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., Moody's Investors Service, Inc. or Fitch, Inc.;

   (3) the trustee cannot be an affiliate of any other member of the "Restricted Group" other than an underwriter. The Restricted Group consists of any underwriter, the depositor, the trustee, the master servicer, any sub-servicer, the obligor on credit support and any borrower with respect to assets of the trust fund constituting more than 5% of the aggregate unamortized principal balance of the assets of the trust fund in the related trust fund as of the date of initial issuance of the certificates;

   (4) (a) the sum of all payments made to and retained by the underwriter(s) must represent not more than reasonable compensation for underwriting the certificates;

      (b) the sum of all payments made to and retained by the depositor pursuant to the assignment of the assets of the trust fund to the related trust fund must represent not more than the fair market value of those obligations; and

      (c) the sum of all payments made to and retained by the master servicer and any sub-servicer must represent not more than reasonable compensation for that person's services and reimbursement of that person's reasonable expenses in connection with those services;

   (5) the investing ERISA Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

   The Exemption also requires that the trust fund meet the following requirements:

   (1) the trust fund must consist solely of assets of the type that have been included in other investment pools;

   (2) certificates evidencing interests in such other investment pools must have been rated in one of the four highest categories of one of Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., Moody's Investors Service, Inc. or Fitch, Inc. for at least one year prior to the acquisition of certificates by or on behalf of an ERISA Plan or with plan assets; and

   (3) certificates evidencing interests in those other investment pools must have been purchased by investors other than ERISA Plans for at least one year prior to any acquisition of certificates by or on behalf of an ERISA Plan or with plan assets.

   A fiduciary of an ERISA Plan contemplating purchasing a certificate must make its own determination that the general conditions set forth above will be satisfied with respect to its certificate.

The Exemption will not apply to an investment by a Plan during a Funding Period unless certain additional conditions specified in the related prospectus supplement are satisfied.

   If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code, in connection with the direct or indirect sale, exchange, transfer, holding or the direct or indirect acquisition or disposition in the secondary market of certificates by ERISA Plans. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a certificate on behalf of an Excluded Plan by any person who has discretionary authority or renders investment advice with respect to the assets of the Excluded Plan. For purposes of the certificates, an "Excluded Plan" is an ERISA Plan sponsored by any member of the Restricted Group.

   If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Section 4975(c)(1)(E) of the Code in connection with:

   (1) the direct or indirect sale, exchange or transfer of certificates in the initial issuance of certificates between an underwriter and an ERISA Plan when the person who has discretionary authority or renders investment advice with respect to the investment of ERISA Plan assets in the certificates is

      (a) a borrower with respect to 5% or less of the fair market value of the assets of the trust fund or

      (b) an affiliate of that person,

   (2) the direct or indirect acquisition or disposition in the secondary market of certificates by an ERISA Plan and

   (3) the holding of certificates by an ERISA Plan.

   Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the related trust fund. Satisfaction of these conditions would provide an exemption from the restrictions imposed by Sections 406(a) and (b) of ERISA, as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code, for transactions in connection with the servicing, management and operation of the related trust fund, provided that the general conditions of the Exemption are satisfied.

   The Exemption also may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code if the restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing ERISA Plan by virtue of providing services to the ERISA Plan, or by virtue of having certain specified relationships to a person of that type, solely as a result of the ERISA Plan's ownership of certificates.

   Before purchasing a certificate, a fiduciary of an ERISA Plan should itself confirm:

   (1) that the certificates constitute "certificates" for purposes of the Exemption and

   (2) that the specific and general conditions and other applicable requirements set forth in the Exemption would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemption, the ERISA Plan fiduciary should consider its general fiduciary obligations under ERISA in determining whether to purchase any certificates on behalf of an ERISA Plan.

   In addition, based on the reasoning of the United States Supreme Court's decision in John Hancock Life Ins. Co. v. Harris Trust and Sav. Bank, 510 U.S. 86 (1993), under certain circumstances assets in the general account of an insurance company may be deemed to be plan assets for certain purposes, and under such reasoning a purchase of investor certificates with assets of an insurance company's general account might be subject to the prohibited transaction rules described above. Insurance companies investing assets of their general accounts should also consider the potential effects of the enactment of
Section 401(c) of ERISA, PTCE 95 60, Labor Department Regulation 29 CFR ss. 2550.401c 1, and the fact that the Exemption (discussed above) has been designated by the Department of Labor as an "Underwriter Exemption" for purposes of Section V(h) of Prohibited Transaction Exemption 95 60.

   Any plan fiduciary which proposes to cause an ERISA Plan to purchase securities should consult with its counsel with respect to the potential applicability of ERISA, Section 4975 of the Code and Similar Law to that investment and the availability of the Exemption or any other exemption in connection with that investment. We cannot assure you that the Exemption or any other individual or class exemption will apply with respect to any particular ERISA Plan that acquires or holds securities or, even if all of the conditions specified in the Exemption or class exemption were satisfied, that the exemption would apply to all transactions involving the trust fund. The prospectus supplement with respect to a series of securities may contain additional information regarding the application of the Exemption or any other exemption with respect to the securities offered.

                                LEGAL INVESTMENT

   If so specified in the prospectus supplement, certain classes of securities will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"). Generally, the only classes of securities which will qualify as "mortgage related securities" will be those that (1) are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization; and (2) are part of a series evidencing interests in a trust fund consisting of mortgage loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate. The appropriate characterization of those securities not qualifying as "mortgage related securities" for purposes of SMMEA ("Non-SMMEA Securities") under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such securities, may be subject to significant interpretive uncertainties. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Non-SMMEA Securities constitute legal investments for them.

Those classes of securities qualifying as "mortgage related securities" will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts, and business entities, including depository institutions, insurance companies, trustees, and pension funds, created pursuant to or existing under the laws of the United States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation, to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities constitute legal investments for those entities.

   Under SMMEA, a number of states enacted legislation, on or prior to the October 3, 1991 cut off for those enactments, limiting to varying extents the ability of certain entities (in particular, insurance companies) to invest in "mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to Section 347 of the Riegle Community Development and Regulatory Improvement Act of 1994, which amended the definition of "mortgage related security" to include, in relevant part, securities satisfying the rating and qualified originator requirements for "mortgage related securities," but evidencing interests in a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state regulated entities in those types of securities. Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in securities qualifying as "mortgage related securities" only to the extent provided in that legislation.

   SMMEA also amended the legal investment authority of federally chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell, or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in those securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. ss. 24 (Seventh), subject in each case to those regulations as the applicable federal regulatory authority may prescribe. In this connection, the Office of the Comptroller of the Currency (the "OCC") has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12 C.F.R. ss. 1.5 concerning "safety and soundness" and retention of credit information), certain "Type IV securities," defined in 12 C.F.R. ss. 1.2(m) to include certain "residential mortgage related securities." As so defined, "residential mortgage related security" means, in relevant part, "mortgage related security" within the meaning of SMMEA. The National Credit Union Administration (the "NCUA") has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities," other than stripped mortgage related securities (unless the credit union complies with the requirements of 12 C.F.R. ss. 703.16(e) for investing in those securities) and residual interests in mortgage related securities, subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the NCUA's "investment pilot program" under 12 C.F.R. ss. 703.19 may be able to invest in those prohibited forms of securities. The OTS has issued Thrift Bulletin 13a (December 1, 1998), "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities," and Thrift Bulletin 73a (December 18, 2001), "Investing in Complex Securities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the securities.

   All depository institutions considering an investment in the securities should review the "Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities" (the "1998 Policy Statement") of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the OCC, the Federal Deposit Insurance Corporation, and the OTS effective May 26, 1998, and by the NCUA, effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage derivative products) used for investment purposes.

   Investors whose investment activities are subject to regulation by federal or state authorities should review rules, policies, and guidelines adopted from time to time by those authorities before purchasing any securities, as certain classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies, or guidelines (in certain instances irrespective of SMMEA).

   The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines, or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not "interest-bearing" or "income-paying," and, with regard to any securities issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

   Except as to the status of certain classes of securities as "mortgage related securities," no representations are made as to the proper characterization of the securities for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase securities under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the securities) may adversely affect the liquidity of the securities.

   Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the securities constitute legal investments or are subject to investment, capital or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to that investor.

                              PLANS OF DISTRIBUTION

   The securities offered by this prospectus and the related prospectus supplements will be offered in series. The distribution of the securities may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment for a sale. The related prospectus supplement will specify whether the securities will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Barclays Capital Inc. acting as underwriter with other underwriters, if any, named in the related underwriting agreement. If it is a firm commitment underwriting, the related prospectus supplement may also specify that the underwriters will not be obligated to pay for any securities agreed to be purchased by purchasers pursuant to purchase agreements acceptable to the depositor. In connection with the sale of the securities, underwriters may receive compensation from the depositor or from purchasers of the securities in the form of discounts, concessions or commissions. The related prospectus supplement will describe any compensation paid by the depositor to the underwriters.

   Alternatively, the related prospectus supplement may specify that the securities will be distributed by Barclays Capital Inc. acting as agent or in some cases as principal with respect to securities which it has previously purchased or agreed to purchase. If Barclays Capital Inc. acts as agent in the sale of securities, Barclays Capital Inc. will receive a selling commission with respect to each series of securities, depending on market conditions, expressed as a percentage of the aggregate principal balance of the related residential loans as of the Cut-Off Date. The exact percentage for each series of securities will be disclosed in the related prospectus supplement. To the extent that Barclays Capital Inc. elects to purchase securities as principal, Barclays Capital Inc. may realize losses or profits based on the difference between its purchase price and the sales price. The prospectus supplement with respect to any series offered other than through underwriters will contain information regarding the nature of the offering and any agreements to be entered into between the depositor and purchasers of securities of the related series.

   The depositor will indemnify Barclays Capital Inc. and any underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments Barclays Capital Inc. and any underwriters may be required to make in respect of any liability.

   The related prospectus supplement relating to securities of a particular series offered by this prospectus will specify whether the depositor or any other person or persons specified in the prospectus supplement may purchase some or all of the securities from the underwriter or underwriters or other person or persons specified in the related prospectus supplement. A purchaser may thereafter from time to time offer and sell, pursuant to this prospectus and the related prospectus supplement, some or all of the securities so purchased, directly, through one or more underwriters to be designated at the time of the offering of these securities, through dealers acting as agent and/or principal or in any other manner as may be specified in the related prospectus supplement. The related offering may be restricted in the manner specified in the related prospectus supplement. The related transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices. Any underwriters and dealers participating in the purchaser's offering of the related securities may receive compensation in the form of underwriting discounts or commissions from a purchaser and dealers may receive commissions from the investors purchasing the related securities for whom they may act as agent. The discounts or commissions will not exceed those customary in those types of transactions involved. Any dealer that participates in the distribution of the related securities may be deemed to be an "underwriter" within the meaning of the Securities Act of 1933. Any commissions and discounts received by a dealer and any profit on the resale of the securities by that dealer might be deemed to be underwriting discounts and commissions under the Securities Act of 1933.

   In the ordinary course of business, Barclays Capital Inc. and the depositor, or their affiliates, may engage in various securities and financing transactions. These financing transactions include repurchase agreements to provide interim financing of the depositor's residential loans pending the sale of residential loans or interests in residential loans, including the securities.

   Purchasers of securities, including dealers, may, depending on the facts and circumstances of the related purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of securities. Holders of securities should consult with their legal advisors in this regard prior to any reoffer or sale.

   As to each series of securities, only those classes rated in one of the four highest rating categories by any rating agency will be offered by this prospectus. Any unrated class may be initially retained by the depositor, and may be sold by the depositor at any time to one or more institutional investors.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

   With respect to each series of securities offered by this prospectus, there are incorporated in this prospectus and in the related prospectus supplement by reference all documents and reports (other than annual reports on Form 10-K) filed or caused to be filed by the depositor pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, prior to the termination of the offering of the related series of securities, that relate specifically to the related series of securities. We will provide or cause to be provided without charge to each person to whom this prospectus and a related prospectus supplement is delivered in connection with the offering of one or more classes of series of securities, if they request it orally or in writing, a copy of any or all reports incorporated in this prospectus by reference. We will provide these reports only to the extent the reports relate to one or more of classes of the related series of securities, and without exhibits to these documents, unless the exhibits are specifically incorporated by reference in these documents. Requests should be directed in writing to Securitized Asset Backed Receivables LLC, 200 Park Avenue, New York, New York 10166, Attention: General Counsel, or by telephone at (212) 412-4000.

   We filed a registration statement relating to the securities with the SEC. This prospectus is part of the registration statement, but the registration statement includes additional information.

   Copies of the registration statement and any other materials filed with the SEC, including distribution reports on Form 10-D, annual reports on Form 10-K, current reports on Form 8-K and any amendments to these reports, may be obtained from the SEC's Public Reference Room at 450 Fifth Street N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site at "http://www.sec.gov" at which you can view and download copies of reports, proxy and information statements, and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval--EDGAR--system. The depositor filed the registration statement, including all exhibits to the registration statement, through the EDGAR system and therefore these materials should be available by logging onto the SEC's Internet site. The SEC maintains computer terminals providing access to the EDGAR system at the office referred to above.

   If so specified in the related prospectus supplement, copies of all filings through the EDGAR system of the related issuing entity on Forms 10-D, 10-K and 8-K will be made available on the applicable trustee's or other identified party's website.

                                  LEGAL MATTERS

   The validity of the securities and certain federal income tax matters in connection with the securities will be passed on for the depositor by Cadwalader, Wickersham & Taft LLP, New York, New York.

                              FINANCIAL INFORMATION

   A new trust fund will be formed with respect to each series of securities and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of securities. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.

                             ADDITIONAL INFORMATION

   This prospectus, together with the prospectus supplement for each series of securities, contains a summary of the material terms of the applicable exhibits to the registration statement and the documents referred to in this prospectus and in the registration statement. Copies of the exhibits are on file at the offices of SEC in Washington, D.C., and may be obtained at rates prescribed by the SEC upon request to the SEC and may be inspected, without charge, at the SEC's offices.

                                     RATING

   It will be a condition to the issuance of the securities of each series offered by this prospectus and by the related prospectus supplement that they shall have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies specified in the related prospectus supplement.

   Any rating would be based on, among other things, the adequacy of the value of the assets of the trust fund and any credit enhancement with respect to the related class. A rating will reflect the specified rating agency's assessment solely of the likelihood that holders of a class of securities of the related class will receive payments to which holders of securities are entitled by their terms. The rating will not constitute:

   (1) an assessment of the likelihood that principal prepayments on the related residential loans will be made,

   (2) the degree to which the rate of prepayments might differ from that originally anticipated or

   (3) the likelihood of early optional termination of the series of securities.

   The rating should not be deemed a recommendation to purchase, hold or sell securities, inasmuch as it does not address market price or suitability for a particular investor.

   The rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause the investor to experience a lower than anticipated yield. The rating will not address that an investor purchasing a security at a significant premium might fail to recoup its initial investment under certain prepayment scenarios.

   We cannot assure you that any rating will remain in effect for any given period of time or that it may not be lowered or withdrawn entirely by the rating agency in the future if in its judgment circumstances in the future so warrant. A rating may be lowered or withdrawn due to any erosion in the adequacy of the value of the assets of the trust fund or any credit enhancement with respect to a series. The rating might also be lowered or withdrawn among other reasons, because of an adverse change in the financial or other condition of a credit enhancement provider or a change in the rating of the credit enhancement provider's long term debt.

   The amount, type and nature of credit enhancement, if any, established with respect to a series of securities will be determined on the basis of criteria established by each rating agency rating classes of the related series. These criteria are sometimes based on an actuarial analysis of the behavior of mortgage loans in a larger group. The foregoing analysis is often the basis on which each rating agency determines the amount of credit enhancement required with respect to each class. We cannot assure you that the historical data supporting any actuarial analysis will accurately reflect future experience. In addition, we cannot assure you that the data derived from a large pool of mortgage loans accurately predicts the delinquency, foreclosure or loss experience of any particular pool of residential loans. We cannot assure you that values of any residential properties have remained or will remain at their levels on the respective dates of origination of the related residential loans.

   If the residential real estate markets should experience an overall decline in property values and the outstanding principal balances of the residential loans in a particular trust fund and any secondary financing on the related residential properties become equal to or greater than the value of the residential properties, the rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions, which may or may not affect real property values, may affect the timely payment by borrowers of scheduled payments of principal and interest on the residential loans. Accordingly, the rates of delinquencies, foreclosures and losses with respect to any trust fund may be affected. To the extent that these losses are not covered by credit enhancement, these losses will be borne, at least in part, by the holders of one or more classes of the security of the related series.

                           REPORTS TO SECURITYHOLDERS

   The master servicer, the trustee or such other party that may be identified in the related prospectus supplement will prepare and forward to the securityholders of each series statements containing information with respect to principal and interest payments and the related issuing entity, as will be described in the related prospectus supplement. Copies of these statements will be filed with the SEC through its EDGAR system located at "http://www.sec.gov" under the name of the related issuing entity as an exhibit to such issuing entity's monthly distribution reports on Form 10-D for each series of securities for so long as the related issuing entity is subject to the reporting requirement of the Securities

Exchange Act of 1934, as amended. In addition, each party to the servicing function for a series of securities will be required to furnish to the trustee, master servicer or us, as applicable, the compliance statements, Assessments of Compliance and Attestation Reports detailed under "Administration--Evidence as to Compliance." Copies of these statements and reports will be filed with the SEC under the name of the related issuing entity as an exhibit to such issuing entity's annual statement on Form 10-K for the related series of securities.

                                GLOSSARY OF TERMS

   "1986 Act" is the Tax Reform Act of 1986.

   "Accrual Securities" are one or more classes of securities with respect to which accrued interest will not be distributed but rather will be added to the security principal balance of the securities on each distribution date for the period described in the related prospectus supplement.

   "Accrued Security Interest" is the interest accruing with respect to each class of securities related to a series, in an amount equal to interest on the outstanding security principal balance, or notional amount with respect to interest-only securities, immediately prior to the distribution date, at the applicable security interest rate, for a period of time corresponding to the intervals between the distribution dates for the series.

   "Available Distribution Amount" is the amount which will be available for distribution on the securities of each series on each distribution date as may be specified in the related prospectus supplement and generally includes:

   (1) the total amount of all cash on deposit in the related Trust Account as of a determination date specified in the related prospectus supplement, exclusive of amounts payable on future distribution dates and amounts payable to the master servicer, any applicable sub-servicer, the trustee or another person as expenses of the trust fund;

   (2) any principal and/or interest advances made with respect to the distribution date, if applicable;

   (3) any principal and/or interest payments made by the master servicer out of its servicing fee in respect of interest shortfalls resulting from principal prepayments, if applicable; and

   (4) all net income received in connection with the operation of any residential property acquired on behalf of the holders of securities through deed in lieu of foreclosure or repossession, if applicable.

   "Available Subordination Amount" is an amount equal to the difference between

   (1) the applicable percentage amount of the aggregate initial principal balance of the residential loans in the related trust fund as specified in the related prospectus supplement and

   (2) the amounts paid to the holders of senior securities that but for the subordination provisions would have been payable to the holders of subordinate securities.

   "Bankruptcy Bond" is a bond insuring residential loans which covers

   (1) certain losses resulting from

      (a) an extension of the maturity of a residential loan, or

      (b) a reduction by the bankruptcy court of the principal balance of or the interest rate on a residential loan, and

   (2) the unpaid interest on the amount of a principal reduction during the pendency of a proceeding under the United States Bankruptcy Code, 11 U.S.C. Sections 101 et seq.

   "Buydown Loans" are residential loans subject to temporary buydown plans. The monthly payments made by the borrower in the early years of the Buydown Loan will be less than the scheduled payments on the Buydown Loan. Generally, the borrower under a Buydown Loan will be eligible for a reduced interest rate on the mortgage loan.

   "California Military Code" is the California Military and Veterans Code, as amended.

   "Cash Flow Value" is the security principal balance of the securities of the related series which, based on certain assumptions, including the assumption that no defaults occur on the assets of the trust fund, can be supported by either:

   (1) the future scheduled payments on the assets of the trust fund, with the interest on the assets adjusted to the Net Interest Rate;

   (2) the proceeds of the prepayment of the assets of the trust fund, together with reinvestment earnings on the assets of the trust fund, if any, at the applicable assumed reinvestment rate; or

   (3) amounts available to be withdrawn from any Reserve Fund for the series, as further specified in the related prospectus supplement relating to a series of securities.

   "CERCLA" is the Comprehensive Environmental Response, Compensation and Liability Act, as amended.

   "Clearstream" is Clearstream Banking, societe anonyme.

   "Code" is the Internal Revenue Code of 1986, as amended.

   "Collateral Value" is

   (1) with respect to a residential property or cooperative unit, it is the lesser of:

      (a) the appraised value determined in an appraisal obtained by the originator at origination of the mortgage loan; and

      (b) the sales price of the property.

   (2) with respect to residential property securing a Refinance Loan, it is the appraised value of the residential property determined at the time of the origination of the Refinance Loan.

   "Cooperative" is a private cooperative housing corporation, the shares of which secure Cooperative Loans.

   "Cooperative Loans" are mortgage loans secured primarily by shares in a Cooperative which with the related proprietary lease or occupancy agreement give the owners the right to occupy a particular dwelling unit in the Cooperative.

   "Cut-Off Date" is the date specified in the related prospectus supplement which generally represents the first date after which payments on the residential loans in a pool will begin to be paid to the trust.

   "Debt Securities" are securities which represent indebtedness of a Partnership Trust Fund for federal income tax purposes.

   "Definitive Security" is a physical certificate representing a security issued in the name of the beneficial owner of the security rather than DTC.

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   "Deposit Period" is the period specified in the related prospectus supplement which is generally the period commencing on the day following the determination date immediately preceding the related determination date and ending on the related determination date.

   "DTC" is The Depository Trust Company.

   "Due Period" is the period of time specified in the related prospectus supplement.

   "Equity Certificates" are certificates, with respect to a series of notes where the issuer is an owner trust, issued under an owner trust agreement which evidence the equity ownership of the related trust.

   "ERISA Plans" are retirement plans and other employee benefit plans and arrangements, including for this purpose individual retirement accounts and annuities and Keogh plans, which are subject to Title I of ERISA or Section 4975 of the Code, and bank collective investment funds and insurance company general and separate accounts holding assets of such plans, accounts or arrangements.

   "Euroclear" is Euroclear Bank, S.A./N.V., as operator of the Euroclear
System..

   "Fannie Mae Certificates" are guaranteed mortgage pass-through securities issued by the Fannie Mae.

   "FHA Insurance" is insurance issued by the FHA to insure residential loans as authorized under the United States Housing Act of 1934, as amended. The residential loans will be insured under various FHA programs including the standard FHA 203(b) program to finance the acquisition of one- to four-family housing units, the FHA 245 graduated payment mortgage program and the FHA Title I Program.

   "Garn-St. Germain Act" is the Garn-St. Germain Depository Institutions Act of 1982, enacted on October 15, 1982.

   "GNMA Certificates" are fully modified pass-through mortgage-backed certificates guaranteed by the GNMA.

   "Grantor Trust Fund" is the applicable portion of the related trust fund which will be classified as a grantor trust under subpart E, Part I of subchapter J of Chapter 1 of subtitle A of the Code.

   "Grantor Trust Securities" are securities which represent interests in a grantor trust as to which no REMIC election will be made.

   "Home Equity Loans" are one- to four-family first or junior lien closed end home equity loans for property improvement, debt consolidation or home equity purposes.

   "Home Improvement Contracts" are home improvement installment sales contracts and installment loan agreements which may be unsecured or secured by a lien on the related mortgaged property or a manufactured home. This lien may be subordinated to one or more senior liens on the related mortgaged property.

   "Insurance Instrument" is any Primary Hazard Insurance Policy or Primary Credit Insurance Policy.

   "Insurance Proceeds" are all proceeds of any Primary Credit Insurance Policy, any FHA Insurance, any VA Guarantee, any Bankruptcy Bond and any Pool Insurance Policy, minus proceeds that represent reimbursement of the master servicer's costs and expenses incurred in connection with presenting claims under the related insurance policies.

   "IRS" is the federal Internal Revenue Service.

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   "Land Contracts" are Manufactured Housing Contracts that are secured by mortgages on the related mortgaged property.

   "Liquidation Proceeds" are cash proceeds received by foreclosure, eminent domain, condemnation or otherwise, excluding any proceeds from any insurance policies along with the net proceeds on a monthly basis with respect to any properties acquired for the benefit of the security holders by deed in lieu of foreclosure or repossession.

   "Loan-to-Value Ratio" is the ratio at a given time, expressed as a percentage of the then outstanding principal balance of the residential loan, plus, in the case of a mortgage loan secured by a junior lien, the outstanding principal balance of the related senior liens, to the Collateral Value of the related residential property.

   "Lockout Period" is a period after the origination of certain residential loans during which prepayments are entirely prohibited or require payment of a prepayment penalty if a prepayment in full or in part occurs.

   "Manufactured Housing Contracts" are manufactured housing conditional sales contracts and installment loan agreements which may be secured by a lien on:

   (1) new or used manufactured homes;

   (2) the real property and any improvements on the real property which may include the related manufactured home if deemed to be part of the real property under applicable state law; or

   (3) in certain cases, a new or used manufactured home which is not deemed to be a part of the related real property under applicable state law.

   "Multifamily Loans" are mortgage loans secured by first or junior liens on multifamily residential properties consisting of five or more dwelling units.

   "Net Interest Rate" with respect to any residential loan is the rate specified in the related prospectus supplement which is generally the interest rate on the residential loan minus the sum of the fee rate payable to the master servicer and the trustee and Retained Interest Rate with respect to any mortgage loan.

   "Non-Pro Rata Security" is a Regular Security on which principal is distributed in a single installment or by lots of specified principal amounts if requested by a holder of securities or by random lot.

   "OID Regulations" are sections 1271-1273 and 1275 of the Code and the Treasury regulations issued under those sections that set forth the rules governing original issue discount.

   "OTS" means the federal Office of Thrift Supervision

   "Participants" are participating organizations through which a Security Owner can hold its book-entry security.

   "Partnership Securities" are securities which represent interests in a Partnership Trust Fund.

   "Partnership Trust Fund" is a trust fund which is treated as a partnership or, if owned by a single beneficial owner, ignored for federal income tax purposes.

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   "Plans" are retirement plans and other employee benefit plans and arrangements, including for this purpose individual retirement accounts and annuities and Keogh plans, which are subject to Title I of ERISA, Section 4975 of the Code or Similar Law, and bank collective investment funds and insurance company general and separate accounts holding assets of such plans, accounts or arrangements.

   "Pool Insurance Policy" is an insurance policy, which provides coverage in an amount equal to a percentage, specified in the related prospectus supplement, of the aggregate principal balance of the residential loans on the Cut-Off Date, subject to any limitations specified in the related prospectus supplement.

   "Prepayment Assumption" is the assumed rate of prepayment of the mortgage loans as set forth in the related prospectus supplement.

   "Prepayment Period" is a period that may be particularly specified in the related prospectus supplement which may commence on:

   (1) the first day of the preceding calendar month with respect to securities that have monthly distribution dates, or

   (2) the first day of the month in which the immediately preceding distribution date occurred with respect to securities with distribution dates that occur less frequently than monthly, or the first day of the month in which the Cut-Off Date occurred with respect to the first Prepayment Period;

and will end in both cases on the last day of the preceding calendar month.

   "Primary Credit Insurance Policy" is an insurance policy which covers losses on residential loans up to an amount equal to the excess of the outstanding principal balance of a defaulted residential loan, plus accrued and unpaid interest on the related defaulted residential loan and designated approved expenses, over a specified percentage of the Collateral Value of the related residential property.

   "Primary Hazard Insurance Policy" is an insurance policy which provides coverage on residential loans of the standard form of fire and hazard insurance policy with extended coverage customary in the state in which the residential property is located.

   "PTCE" is the Prohibited Transaction Class Exemption.

   "Qualified Insurer" is a private mortgage guaranty insurance company duly qualified under applicable laws and approved as an insurer by Freddie Mac, Fannie Mae, or any successor entity, which has a claims-paying ability acceptable to the rating agency or agencies.

   "Realized Loss" is the amount of loss realized on a defaulted residential loan that is finally liquidated. This amount generally equals the portion of the unpaid principal balance remaining after application of all principal amounts recovered, net of amounts reimbursable to the master servicer for related expenses. With respect to residential loans for which the principal balances were reduced in connection with bankruptcy proceedings, the amount of that reduction.

   "Refinance Loan" are mortgage loans made to refinance existing mortgage loans or mortgage loans made to a borrower who was a tenant in a building prior to its conversion to cooperative ownership.

   "Regular Securities" are securities which constitute one or more classes of regular interests with respect to each REMIC Pool.

   "Regular Securityholder" is a holder of a Regular Security.

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   "Relief Act" is the Servicemembers Civil Relief Act.

   "REMIC" is a real estate mortgage investment conduit as described in the REMIC Provisions.

   "REMIC Pool" is an entity or portion of an entity as to which a REMIC election will be made.

   "REMIC Provisions" are Sections 860A through 860G of the Code and Treasury regulations issued pursuant to those sections.

   "REMIC Regulations" are the Treasury regulations issued under the REMIC Provisions.

   "REMIC Securities" are securities which represent interests in a trust fund, or a portion of a trust fund, that the trustee will elect to have treated as a REMIC under the REMIC Provisions of the Code.

   "Reserve Fund" is an account which includes a combination of specified amounts of cash, a combination of one or more irrevocable letters of credit, or one or more United States government securities and other high quality investments, or any other instrument satisfactory to the rating agency or agencies, which will be applied and maintained in the manner and under the conditions specified in the prospectus supplement. In addition or in alternative, an account funded through application of a portion of the interest payment on each mortgage loan or of all or a portion of amounts otherwise payable on the subordinate securities.

   "Residual Securities" are securities which constitute one or more classes of residual interests with respect to each REMIC Pool.

   "Residual Securityholder" is a holder of a Residual Security

   "Restricted Group" consist of any underwriter, the depositor, the trustee, the master servicer, any subservicer, the obligor on credit support and any borrower with respect to assets of the trust fund constituting more than 5% of the aggregate unamortized principal balance of the assets of the trust fund as of the date of initial issuance of the certificates.

   "Retained Interest" are interest payments relating to residential loans, including any mortgage securities, or agency securities included in the trust fund which are retained by the depositor, any of its affiliates or its predecessor in interest.

   "Retained Interest Rate" is the rate at which interest payments relating to residential loans, including any mortgage securities or agency securities retained by the depositor, any of it affiliates or its predecessor in interest, are calculated.

   "SEC" is the U.S. Securities and Exchange Commission.

   "Securities Intermediary" is an entity that maintains the Security Owner's account and records the Security Owner's ownership of securities on that account.

   "Security Owner" is a person who has beneficial ownership interests in a security.

   "Security Register" is a record where exchanges or transfers of securities are registered by the Security Registrar.

   "Security Registrar" is one who registers exchanges or transfers of securities in the Security Register.

   "Similar Law" is any applicable federal, state or local law materially similar to Title of ERISA or Section 4975 of the Code.

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   "SMMEA" is the Secondary Mortgage Market Enhancement Act of 1984, as amended.

   "Standard Security" has the meaning given such term in "Federal Income Tax Consequences--Standard Securities".

   "Startup Day" is the date the REMIC securities are issued.

   "Stripped Agency Securities" are GNMA Certificates, Fannie Mae Certificates or Freddie Mac Certificates issued in the form of certificates which represent:

   (1) undivided interests in all or part of either the principal distributions, but not the interest distributions, or the interest distributions, but not the principal distributions, of the certificates; or

   (2) interests in some specified portion of the principal or interest distributions, but not all distributions, on an underlying pool of mortgage loans or other GNMA Certificates, Fannie Mae Certificates or Freddie Mac Certificates.

   "Title V" is Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980.

   "Trust Accounts" are one or more accounts included in each trust fund established and maintained on behalf of the holders of securities into which the master servicer or the trustee will be required to, deposit all payments and collections received or advanced with respect to assets of the related trust fund. A Trust Account may be maintained as an interest bearing or a non-interest bearing account, or funds held in the Trust Account may be invested in certain short-term high-quality obligations.

   "Unaffiliated Sellers" are sellers of residential loans to the depositor that are not affiliated with the depositor.

   "U.S. Person" is

   (1) A citizen or resident of the United States,

   (2) a corporation or partnership or other entity created or organized in or under the laws of the United States, any State of the United States or the District of Columbia, unless, in the case of a partnership, Treasury regulations are adopted that provide otherwise, including any entity treated as a corporation or partnership for federal income tax purposes,

   (3) an estate that is subject to U.S. federal income tax regardless of the source of its income, or

   (4) a trust if a court within the United States is able to exercise primary supervision over the administration of that trust, and one or more U.S. Persons have the authority to control all substantial decisions of that trust or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996, which are eligible to elect to be treated as U.S. Persons.

   "VA Guarantee" is a guarantee of residential loans by the VA under the Serviceman's Readjustment of 1944, as amended.

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